FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-228375-07

PROSPECTUS

$1,060,719,000 (Approximate)

BANK 2021-BNK36
(Central Index Key Number 0001880921)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-BNK36

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-BNK36 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2021-BNK36. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2021. The rated final distribution date for the certificates is the distribution date in September 2064.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$27,581,000	0.80100%	Fixed(5)	Class A-S(6)	$107,588,000(6)	2.69500%	WAC Cap(6)
Class A-2	$157,181,000	2.13100%	Fixed(5)	Class A-S-1(6)	$0(6)	2.19500%	WAC Cap(6)
Class A-3	$10,640,000	1.89500%	Fixed(5)	Class A-S-2(6)	$0(6)	1.69500%	WAC Cap(6)
Class A-SB	$27,535,000	2.28300%	Fixed(5)	Class A-S-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-4(6)	$200,000,000(6)	2.21800%	Fixed(5)(6)	Class A-S-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-4-1(6)	$0(6)	1.71800%	Fixed(6)	Class B(6)	$53,036,000(6)	2.86700%	WAC Cap(5)(6)
Class A-4-2(6)	$0(6)	1.21800%	Fixed(6)	Class B-1(6)	$0(6)	2.36700%	WAC Cap(6)
Class A-4-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class B-2(6)	$0(6)	1.86700%	WAC Cap(6)
Class A-4-X2(6)	$0(6)	1.00000%	Fixed IO(6)	Class B-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class A-5(6)	$425,638,000(6)	2.47000%	Fixed(5)(6)	Class B-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class A-5-1(6)	$0(6)	1.97000%	Fixed(6)	Class C(6)	$51,520,000(6)	3.30760%	WAC(5)(6)
Class A-5-2(6)	$0(6)	1.47000%	Fixed(6)	Class C-1(6)	$0(6)	2.80760%	WAC – 0.5000%(6)
Class A-5-X1(6)	$0(6)	0.50000%	Fixed IO(6)	Class C-2(6)	$0(6)	2.30760%	WAC – 1.0000%(6)
Class A-5-X2(6)	$0(6)	1.00000%	Fixed IO(6)	Class C-X1(6)	$0(6)	0.50000%	Fixed IO(6)
Class X-A	$848,575,000(7)	1.02731%	Variable(8)	Class C-X2(6)	$0(6)	1.00000%	Fixed IO(6)
Class X-B	$160,624,000(9)	0.55581%	Variable(10)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 66 and page 68, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to 46.8% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 27.4% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 25.7% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 7, 2021. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately 108.2% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2021, before deducting expenses payable by the depositor.

BofA Securities	Wells Fargo Securities	Morgan Stanley
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

September 27, 2021

BANK 2021-BNK36

Commercial Mortgage Pass-Through Certificates, Series BANK 2021-BNK36

Geographic Overview of Mortgage Pool

Idaho
1 property
$4,500,000
0.4% of total
Colorado
3 properties
$23,100,000
1.8% of total
North Dakota
1 property
$1,041,915
0.1% of total
Iowa
2 properties
$15,485,781
1.2% of total
Wisconsin
1 property
$4,700,000
0.4 % of total
Illinois
12 properties
$181,853,781
14.3% of total
Indiana
3 properties
$8,749,810
0.7% of total
Pennsylvania
5 properties
$68,294,292
5.4% of total
New York
34 properties
$180,633,418
14.2% of total
Washington
5 properties
$19,717,348
1.5% of total
Ohio
5 properties
$12,885,594
1.0% of total
Nevada
5 properties
$49,887,500
3.9% of total
Connecticut
1 property
$11,000,000
0.9% of total
New Jersey
3 properties
$8,617,717
0.7% of total
California
13 properties
$264,873,474
20.8% of total
Maryland
1 property
$3,003,168
0.2% of total
North Carolina
2 properties
$3,976,030
0.3% of total
Utah
4 properties
$52,300,000
4.1% of total
South Carolina
2 properties
$52,431,496
4.1% of total
Arizona
2 properties
$81,588,072
6.4% of total
Puerto Rico
3 properties
$60,000,000
4.7% of total
New Mexico
1 property
$1,300,000
0.1% of total
Florida
1 property
$2,335,116
0.2% of total
Texas
7 properties
$114,830,518
9.0% of total
Oklahoma
2 properties
$2,243,183
0.2% of total
Mississippi
3 properties
$5,148,342
0.4% of total
Kentucky
1 property
$21,590,000
1.7% of total
Louisiana
3 properties
$8,836,980
0.7% of total
Alabama
2 properties
$11,130,480
0.9% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Manufactured Housing 1.7%
Hospitality 3.6%
Leased Fee 0.5%
Self Storage 5.1%
Retail 34.5%
Industrial 9.4%
Mixed Use 10.2%
Multifamily 11.2%
Office 23.8%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$27,581,000	30.000%	0.80100%	Fixed(5)	July 2026	2.66	1 – 57
Class A-2	$157,181,000	30.000%	2.13100%	Fixed(5)	October 2026	4.90	57 – 60
Class A-3	$10,640,000	30.000%	1.89500%	Fixed(5)	September 2028	6.94	83 – 83
Class A-SB	$27,535,000	30.000%	2.28300%	Fixed(5)	November 2030	7.15	60 – 109
Class A-4(6)	$200,000,000(6)	30.000%	2.21800%	Fixed(5)(6)	August 2031	9.76	109 – 118
Class A-5(6)	$425,638,000(6)	30.000%	2.47000%	Fixed(5)(6)	September 2031	9.91	118 – 119
Class X-A	$848,575,000(7)	NAP	1.02731%	Variable(8)	NAP	NAP	NAP
Class X-B	$160,624,000(9)	NAP	0.55581%	Variable(10)	NAP	NAP	NAP
Class A-S(6)	$107,588,000(6)	21.125%	2.69500%	WAC Cap(5)(6)	October 2031	9.99	119 – 120
Class B(6)	$53,036,000(6)	16.750%	2.86700%	WAC Cap(5)(6)	October 2031	10.02	120 – 120
Class C(6)	$51,520,000(6)	12.500%	3.30760%	WAC(5)(6)	October 2031	10.02	120 – 120
Non-Offered Certificates
Class X-D	$65,159,000(11)	NAP	0.80760%	Variable(12)	NAP	NAP	NAP
Class X-F	$28,791,000(11)	NAP	0.80760%	Variable(12)	NAP	NAP	NAP
Class X-G	$12,122,000(11)	NAP	0.80760%	Variable(12)	NAP	NAP	NAP
Class X-H	$45,460,314(11)	NAP	0.80760%	Variable(12)	NAP	NAP	NAP
Class D	$34,853,000	9.625%	2.50000%	WAC Cap(5)	October 2031	10.02	120 – 120
Class E	$30,306,000	7.125%	2.50000%	WAC Cap(5)	October 2031	10.02	120 – 120
Class F	$28,791,000	4.750%	2.50000%	WAC Cap(5)	October 2031	10.02	120 – 120
Class G	$12,122,000	3.750%	2.50000%	WAC Cap(5)	October 2031	10.02	120 – 120
Class H	$45,460,314	0.000%	2.50000%	WAC Cap(5)	October 2031	10.02	120 – 120
Class V(13)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$63,802,700.76	NAP	3.30760%	(15)	October 2031	9.01	1 – 120

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)

The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)

The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)

The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)

The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for any distribution date will be a fixed pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for each class of the Class A-S, Class B, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)

The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.”

(7)

The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)

The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)

The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S and Class B trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)

The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)

The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(12)

The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)

The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)

The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

(15)

Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	15
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	15
SUMMARY OF TERMS	25
SUMMARY OF RISK FACTORS	66
RISK FACTORS	68
Risks Related to Market Conditions and Other External Factors	68
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	68
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Risks of Commercial and Multifamily Lending Generally	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	75
Retail Properties Have Special Risks	80
Office Properties Have Special Risks	83
Multifamily Properties Have Special Risks	84
Residential Cooperative Properties Have Special Risks	87
Mixed Use Properties Have Special Risks	92
Industrial Properties Have Special Risks	92
Self Storage Properties Have Special Risks	94
Hospitality Properties Have Special Risks	95
Manufactured Housing Properties Have Special Risks	97
Leased Fee Properties Have Special Risks	98
Data Center Properties Have Special Risks	99
Mortgaged Properties Leased to Startup Companies Have Special Risks	99
Condominium Ownership May Limit Use and Improvements	99
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	101
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	102
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	103
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	105
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	106
Risks Related to Zoning Non-Compliance and Use Restrictions	108
Risks Relating to Inspections of Properties	110
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	110
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City	110
Insurance May Not Be Available or Adequate	110
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	112
Terrorism Insurance May Not Be Available for All Mortgaged Properties	112
Risks Associated with Blanket Insurance Policies or Self-Insurance	114
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	114
Limited Information Causes Uncertainty	114

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	115
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	116
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	117
Static Pool Data Would Not Be Indicative of the Performance of this Pool	118
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	122
The Borrower’s Form of Entity May Cause Special Risks	122
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	125
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	126
Other Financings or Ability to Incur Other Indebtedness Entails Risk	127
Tenancies-in-Common May Hinder Recovery	129
Risks Relating to Enforceability of Cross-Collateralization	129
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	130
Risks Associated with One Action Rules	130
State Law Limitations on Assignments of Leases and Rents May Entail Risks	130
Various Other Laws Could Affect the Exercise of Lender’s Rights	131
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	131
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	132
Risks Related to Ground Leases and Other Leasehold Interests	133
Increases in Real Estate Taxes May Reduce Available Funds	135
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	135
Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico	135
Puerto Rico Withholding Taxes	140
Risks Relating to Delaware Statutory Trusts	140
Risks Related to Conflicts of Interest	140
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	140
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	143
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	144
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	145
Potential Conflicts of Interest of the Operating Advisor	148
Potential Conflicts of Interest of the Asset Representations Reviewer	149
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	150
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	153

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	154
Other Potential Conflicts of Interest May Affect Your Investment	154
Other Risks Relating to the Certificates	155
EU Securitization Regulation and UK Securitization Regulation	155
Recent Developments Concerning the Proposed Japanese Retention Requirements	157
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	158
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	161
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	166
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	166
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	166
Risks Relating to Modifications of the Mortgage Loans	172
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	173
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	174
Risks Relating to Interest on Advances and Special Servicing Compensation	175
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	175
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	176
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	177
The Master Servicers, any Sub-Servicer, the Special Servicers, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	177
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	178
General	181
The Certificates May Not Be a Suitable Investment for You	181
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	182
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	182
Other Events May Affect the Value and Liquidity of Your Investment	182
The Certificates Are Limited Obligations	182
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	183

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	183
DESCRIPTION OF THE MORTGAGE POOL	186
General	186
Co-Originated and Third-Party Originated Mortgage Loans	187
Certain Calculations and Definitions	188
Definitions	188
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	204
Mortgage Pool Characteristics	207
Overview	207
Property Types	208
Significant Obligors	214
Mortgage Loan Concentrations	215
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	216
Geographic Concentrations	217
Mortgaged Properties With Limited Prior Operating History	218
Tenancies-in-Common and Crowd-Funded Entities	218
Delaware Statutory Trusts	219
Condominium and Other Shared Interests	219
Residential Cooperatives	220
Fee & Leasehold Estates; Ground Leases	220
Environmental Considerations	221
Redevelopment, Renovation and Expansion	226
COVID-19 Considerations	227
Assessment of Property Value and Condition	231
Litigation and Other Considerations	231
Condemnations	233
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	233
Tenant Issues	235
Tenant Concentrations	235
Lease Expirations and Terminations	236
Purchase Options and Rights of First Refusal	240
Affiliated Leases	241
Competition from Certain Nearby Properties	242
Insurance Considerations	242
Use Restrictions	245
Appraised Value	246
Non-Recourse Carveout Limitations	247
Real Estate and Other Tax Considerations	248
Delinquency Information	250
Certain Terms of the Mortgage Loans	250
Amortization of Principal	250
Due Dates; Mortgage Rates; Calculations of Interest	251
ARD Loans	251
Single-Purpose Entity Covenants	252
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	252
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	255
Defeasance	256
Releases; Partial Releases; Property Additions	257
Escrows	260
Mortgaged Property Accounts	261
Exceptions to Underwriting Guidelines	263

Additional Indebtedness	264
General	264
Whole Loans	265
Mezzanine Indebtedness	265
Other Secured Indebtedness	267
Preferred Equity	271
Other Unsecured Indebtedness	271
The Whole Loans	272
General	272
The Serviced Pari Passu Whole Loans	276
The Non-Serviced Pari Passu Whole Loans	279
The Serviced A/B Whole Loan	283
The Non-Serviced A/B Whole Loans	292
Additional Information	301
TRANSACTION PARTIES	302
The Sponsors and Mortgage Loan Sellers	302
Bank of America, National Association	302
Morgan Stanley Mortgage Capital Holdings LLC	318
Wells Fargo Bank, National Association	332
National Cooperative Bank, N.A.	345
The Depositor	354
The Issuing Entity	355
The Trustee	355
The Certificate Administrator	357
The Master Servicers	359
Wells Fargo Bank, National Association	359
National Cooperative Bank, N.A.	364
The Special Servicers	368
Rialto Capital Advisors, LLC	368
National Cooperative Bank, N.A.	372
The Operating Advisor and Asset Representations Reviewer	376
CREDIT RISK RETENTION	377
General	377
RR Interest	379
Qualifying CRE Loans	381
DESCRIPTION OF THE CERTIFICATES	381
General	381
Distributions	384
Method, Timing and Amount	384
Available Funds	385
Priority of Distributions	386
Pass-Through Rates	390
Exchangeable Certificates	392
Interest Distribution Amount	396
Principal Distribution Amount	396
Certain Calculations with Respect to Individual Mortgage Loans	398
Excess Interest	400
Application Priority of Mortgage Loan Collections or Whole Loan Collections	400
Allocation of Yield Maintenance Charges and Prepayment Premiums	403
Assumed Final Distribution Date; Rated Final Distribution Date	408
Prepayment Interest Shortfalls	408
Subordination; Allocation of Realized Losses	410
Reports to Certificateholders; Certain Available Information	413

Certificate Administrator Reports	413
Information Available Electronically	420
Voting Rights	425
Delivery, Form, Transfer and Denomination	426
Book-Entry Registration	426
Definitive Certificates	429
Certificateholder Communication	430
Access to Certificateholders’ Names and Addresses	430
Requests to Communicate	430
List of Certificateholders	431
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	431
General	431
Dispute Resolution Provisions	443
Asset Review Obligations	444
POOLING AND SERVICING AGREEMENT	444
General	444
Assignment of the Mortgage Loans	445
Servicing Standard	445
Subservicing	447
Advances	448
P&I Advances	448
Servicing Advances	449
Nonrecoverable Advances	450
Recovery of Advances	451
Accounts	453
Withdrawals from the Collection Account	455
Servicing and Other Compensation and Payment of Expenses	458
General	458
Master Servicing Compensation	465
Special Servicing Compensation	468
Disclosable Special Servicer Fees	473
Certificate Administrator and Trustee Compensation	474
Operating Advisor Compensation	474
Asset Representations Reviewer Compensation	475
CREFC® Intellectual Property Royalty License Fee	476
Appraisal Reduction Amounts	476
Maintenance of Insurance	484
Modifications, Waivers and Amendments	488
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	496
Inspections	498
Collection of Operating Information	499
Special Servicing Transfer Event	500
Asset Status Report	503
Realization Upon Mortgage Loans	507
Sale of Defaulted Loans and REO Properties	509
The Directing Certificateholder	513
General	513
Major Decisions	516
Asset Status Report	520
Replacement of a Special Servicer	521
Control Termination Event and Consultation Termination Event	521
Servicing Override	524

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	525
Rights of the Holders of Serviced Pari Passu Companion Loans	525
Limitation on Liability of Directing Certificateholder	525
The Operating Advisor	526
General	526
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	527
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	528
Recommendation of the Replacement of a Special Servicer	531
Eligibility of Operating Advisor	531
Other Obligations of Operating Advisor	532
Delegation of Operating Advisor’s Duties	533
Termination of the Operating Advisor With Cause	533
Rights Upon Operating Advisor Termination Event	534
Waiver of Operating Advisor Termination Event	534
Termination of the Operating Advisor Without Cause	535
Resignation of the Operating Advisor	535
Operating Advisor Compensation	535
The Asset Representations Reviewer	536
Asset Review	536
Eligibility of Asset Representations Reviewer	541
Other Obligations of Asset Representations Reviewer	542
Delegation of Asset Representations Reviewer’s Duties	543
Asset Representations Reviewer Termination Events	543
Rights Upon Asset Representations Reviewer Termination Event	544
Termination of the Asset Representations Reviewer Without Cause	544
Resignation of Asset Representations Reviewer	545
Asset Representations Reviewer Compensation	545
Limitation on Liability of Risk Retention Consultation Party	545
Replacement of a Special Servicer Without Cause	546
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	548
Termination of a Master Servicer or Special Servicer for Cause	550
Servicer Termination Events	550
Rights Upon Servicer Termination Event	551
Waiver of Servicer Termination Event	553
Resignation of a Master Servicer or Special Servicer	553
Limitation on Liability; Indemnification	554
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	557
Dispute Resolution Provisions	558
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	558
Repurchase Request Delivered by a Party to the PSA	559
Resolution of a Repurchase Request	559
Mediation and Arbitration Provisions	562
Servicing of the Non-Serviced Mortgage Loans	563
General	563
Servicing of the Newport Pavilion Mortgage Loan	566
Servicing of the Metro Crossing Mortgage Loan and the Velocity Industrial Portfolio Mortgage Loan	567
Servicing of the McDonald’s Global HQ Mortgage Loan	568

Servicing of the Servicing Shift Mortgage Loans	569
Rating Agency Confirmations	570
Evidence as to Compliance	572
Limitation on Rights of Certificateholders to Institute a Proceeding	574
Termination; Retirement of Certificates	574
Amendment	576
Resignation and Removal of the Trustee and the Certificate Administrator	578
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	580
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	580
General	581
Types of Mortgage Instruments	582
Leases and Rents	582
Personalty	583
Foreclosure	583
General	583
Foreclosure Procedures Vary from State to State	583
Judicial Foreclosure	584
Equitable and Other Limitations on Enforceability of Certain Provisions	584
Nonjudicial Foreclosure/Power of Sale	584
Public Sale	585
Rights of Redemption	586
Anti-Deficiency Legislation	586
Leasehold Considerations	587
Cooperative Shares	587
Bankruptcy Laws	588
Environmental Considerations	595
General	595
Superlien Laws	595
CERCLA	595
Certain Other Federal and State Laws	596
Additional Considerations	597
Due-on-Sale and Due-on-Encumbrance Provisions	597
Subordinate Financing	597
Default Interest and Limitations on Prepayments	598
Applicability of Usury Laws	598
Americans with Disabilities Act	598
Servicemembers Civil Relief Act	599
Anti-Money Laundering, Economic Sanctions and Bribery	599
Potential Forfeiture of Assets	600
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	600
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	602
USE OF PROCEEDS	603
YIELD AND MATURITY CONSIDERATIONS	603
Yield Considerations	603
General	603
Rate and Timing of Principal Payments	603
Losses and Shortfalls	605
Certain Relevant Factors Affecting Loan Payments and Defaults	606
Delay in Payment of Distributions	607
Yield on the Certificates with Notional Amounts	607
Weighted Average Life	607
Pre-Tax Yield to Maturity Tables	613

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	625
General	625
Qualification as a REMIC	626
Exchangeable Certificates	628
Taxation of Regular Interests Underlying an Exchangeable Certificate	628
Status of Offered Certificates	628
Taxation of Regular Interests	629
General	629
Original Issue Discount	629
Acquisition Premium	632
Market Discount	632
Premium	633
Election To Treat All Interest Under the Constant Yield Method	633
Treatment of Losses	634
Yield Maintenance Charges and Prepayment Premiums	635
Sale or Exchange of Regular Interests	635
3.8% Medicare Tax on “Net Investment Income”	636
Information Reporting	636
Taxation of Certain Foreign Investors	636
FATCA	637
Backup Withholding	637
Taxes That May Be Imposed on a REMIC	638
Prohibited Transactions	638
Contributions to a REMIC After the Startup Day	638
Net Income from Foreclosure Property	638
Administrative Matters	639
REMIC Partnership Representative	639
Reporting Requirements	639
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	640
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	641
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	645
WHERE YOU CAN FIND MORE INFORMATION	646
FINANCIAL INFORMATION	646
CERTAIN ERISA CONSIDERATIONS	646
General	646
Plan Asset Regulations	647
Administrative Exemptions	648
Insurance Company General Accounts	650
LEGAL INVESTMENT	651
LEGAL MATTERS	652
RATINGS	652
INDEX OF DEFINED TERMS	655

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex A-4:	McDonald’s Global HQ Mortgage Loan Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions.  The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●

references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●

any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●

any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2021-BNK36 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●

references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS

A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”).  FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND

MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.  SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-BNK36.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2021-BNK36, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	23	$497,276,548	39.0%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	316,981,905	24.8
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	265,964,072	20.8
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	31	120,943,418	9.5
Bank of America, National Association / Wells Fargo Bank, National Association	(3)	1	74,888,072	5.9
Total		92	$1,276,054,015	100.0%

(1)	Certain of the mortgage loans are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., 23 of such mortgage loans (7.0%) were originated by National Consumer Cooperative Bank and 8 of such mortgage loans (2.4%) were originated by National Cooperative Bank, N.A.

(3)	The Arizona Mills mortgage loan (5.9%) is part of a whole loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-1 and Note A-3-2, with outstanding principal balances as of the cut-off date of $38,442,543 and $4,992,538, respectively. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2, with an outstanding principal balance as of the cut-off date of $31,452,990.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 61 of the mortgage loans (90.5%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 31 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (9.5%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the initial general special servicer under the pooling and servicing agreement with respect to 57 of the mortgage loans (85.8%), together with any related serviced companion loans. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 31 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (9.5%). Rialto Capital Advisors, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Rialto Capital Advisors, LLC are located at 200 S. Biscayne Blvd, Suite 3550, Miami, Florida 33131. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed a special servicer by RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. RREF IV Debt AIV, LP is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2021-BNK36. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is expected that on the closing date (i) RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will purchase the Class X-G, Class X-H, Class G and Class H certificates and will receive the Class V certificates, (ii) Rialto Real Estate Fund IV-Debt, LP (or other affiliate of Rialto Capital Advisors, LLC) will purchase the Class F and Class X-F certificates, (iii) RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder and (iv) Rialto Relative Value Credit Fund, LP (or other affiliate of Rialto Capital Advisors, LLC) will purchase a portion of the Class E Certificates. Although (i) Rialto Capital Advisors, LLC is

an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (A) RREF IV Debt AIV, LP, (B) Rialto Real Estate Fund IV-Debt, LP and (C) Rialto Relative Value Credit Fund, LP) and (ii) RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, Rialto Relative Value Credit Fund, LP has different beneficial owners than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Bank of America, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2021 (or, in the case of any mortgage loan that has its first due date after October 2021, the date that would have been its due date in October 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about October 7, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	July 2026
Class A-2	October 2026
Class A-3	September 2028
Class A-SB	November 2030
Class A-4	August 2031(1)
Class A-5	September 2031(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2031(1)
Class B	October 2031(1)
Class C	October 2031(1)

(1)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in September 2064.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-BNK36: Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance		Approx. Initial Credit Support(1)
Class A-1	$27,581,000		2.16%		30.000%
Class A-2	$157,181,000		12.32%		30.000%
Class A-3	$10,640,000		0.83%		30.000%
Class A-SB	$27,535,000		2.16%		30.000%
Class A-4	$200,000,000	(2)	15.67	%(2)	30.000%
Class A-5	$425,638,000	(2)	33.36	%(2)	30.000%
Class X-A	$848,575,000		NAP		NAP
Class X-B	$160,624,000		NAP		NAP
Class A-S	$107,588,000	(2)	8.43	%(2)	21.125%
Class B	$53,036,000	(2)	4.16	%(2)	16.750%
Class C	$51,520,000	(2)	4.04	%(2)	12.500%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5

certificates are represented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	0.80100%
Class A-2	2.13100%
Class A-3	1.89500%
Class A-SB	2.28300%
Class A-4(2)	2.21800%
Class A-5(2)	2.47000%
Class X-A	1.02731%
Class X-B	0.55581%
Class A-S(2)	2.69500%
Class B(2)	2.86700%
Class C(2)	3.30760%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for each class of the Class A-S and Class B certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.21680%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00603%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00110%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00020%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Newport Pavilion	0.00500%	0.25000%
Metro Crossing	0.00250%	0.25000%(3)
McDonald’s Global HQ	0.00250%	0.25000%(4)
Velocity Industrial Portfolio	0.00250%	0.25000%(3)

(1)	Does not reflect the Raymour & Flanigan Campus mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

(2)	Included as part of the servicing fee rate.

(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable (or $5,000 if the related risk retention consultation party is entitled to consult with the special servicer under the related non-serviced pooling and servicing agreement for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the related non-serviced pooling and servicing agreement).

Distributions

A. Allocation between
RR Interest and
Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the Class V and Class R Certificates and other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order
of Distributions
on Non-Retained
Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (f) sixth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest

Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and non-retained certificates and the manner in which the non-retained certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(2)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”

(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest are non-offered certificates.

(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available
Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;

●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers or special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 92 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 128 commercial, multifamily, manufactured housing and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,276,054,015.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
One North Wacker	$127,000,000	9.95%	$226,000,000	NAP	53.2%	53.2%	2.96x	2.96x
Arizona Mills	$74,888,072	5.9%	$24,962,691	NAP	32.4%	32.4%	4.27x	4.27x
Suarez Puerto Rico Industrial Portfolio	$60,000,000	4.7%	NAP	$24,950,000	54.7%	77.4%	3.53x	2.00x
Raymour & Flanigan Campus	$30,000,000	2.4%	$57,000,000	NAP	58.4%	58.4%	3.03x	3.03x
Newport Pavilion	$21,590,000	1.7%	$30,000,000	NAP	69.8%	69.8%	3.16x	3.16x
Metro Crossing	$14,382,576	1.1%	$19,906,679	NAP	63.9%	63.9%	2.05x	2.05x
McDonald’s Global HQ	$14,287,548	1.1%	$147,637,996	$110,000,000	39.6%	66.5%	1.45x	1.17x
Velocity Industrial Portfolio	$10,000,000	0.8%	$65,000,000	NAP	57.8%	57.8%	2.72x	2.72x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans or mezzanine debt.

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any mezzanine debt.

Each of the One North Wacker, Arizona Mills and Suarez Puerto Rico Industrial Portfolio whole loans will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Raymour & Flanigan Campus whole loan will be a servicing shift whole loan.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)(3)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Newport Pavilion	BANK 2021-BNK35	1.7%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
Metro Crossing	WFCM 2021-C60	1.1%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
McDonald’s Global HQ	BANK 2020-BNK30	1.1%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Wilmington Trust, National Association
Velocity Industrial Portfolio	WFCM 2021-C60	0.8%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Newport Pavilion	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	ECMBS LLC
Metro Crossing	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR CMBS II Aggregator Type 2 L.P.
McDonald’s Global HQ	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Fortress Credit ABI Advisors LLC(4)
Velocity Industrial Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR CMBS II Aggregator Type 2 L.P.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	The Raymour & Flanigan Campus whole loan will constitute a non-serviced whole loan after the related servicing shift securitization date.

(3)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” in this prospectus.

(4)	The subject whole loan is an A/B whole loan, and the controlling note as of the date hereof is a related subordinate companion note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,276,054,015
Number of mortgage loans	92
Number of mortgaged properties	128
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$992,951 to $127,000,000
Average Cut-off Date Balance	$13,870,152
Range of Mortgage Rates	2.4350% to 4.7500%
Weighted average Mortgage Rate	3.2249%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	368 months
Range of remaining amortization terms(3)	118 months to 479 months
Weighted average remaining amortization term(3)	366 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.0% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	0.0% to 75.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.37x to 28.86x
Weighted average U/W NCF DSCR(5)(6)(7)	3.43x
Range of U/W NOI Debt Yields(5)(6)	6.8% to 153.4%
Weighted average U/W NOI Debt Yield(5)(6)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	70.0%
Amortizing Balloon	19.1%
Interest Only, Amortizing Balloon	10.7%
Fully Amortizing	0.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.

(3)	Excludes 53 mortgage loans (70.0%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Suarez Puerto Rico Industrial Portfolio mortgage loan (4.7%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 77.4%, 77.4%, 2.00x and 10.1%, respectively. With respect to the McDonald’s Global HQ mortgage loan (1.1%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 66.5%, 44.0%, 1.17x and 7.4%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Waldo Gardens, Inc. mortgage loan (0.4%), the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	None of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited
Operating History	37 of the mortgaged properties (13.3%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Regulation
and UK Securitization
Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the

EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicers’ website initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided, that with respect to the Arizona Mills mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the RR Interest (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates, the Class A-4, Class A-5, Class A-S, Class B and Class C trust components and the exchangeable IO trust components will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the

Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●

COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.

●

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

Ratings: Future events could adversely impact the credit ratings and value of your certificates.

Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general, and those downturns will likely continue for some time. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of coronavirus infections and COVID-19 deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects may be experienced uniquely by property type. For example:

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases;

●

multifamily, residential cooperative and manufactured housing properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income and, with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●

self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of mortgage loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. Any such measures may lead to shortfalls and losses on the certificates. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The applicable master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loan that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change. In addition, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed.

The loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums, that the borrowers will be able to fund any insurance premium reserve or that any such reserve will be sufficient to pay all required insurance premiums. In addition, although the mortgage loans generally require the borrowers to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of

Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●

that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In addition, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●

the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●

the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●

the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value information for the residential cooperative property securing the Waldo Gardens, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative property securing the Waldo Gardens, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See
“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	supply chain disruptions;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self-

storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages.

Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. Further, data centers require significant quantities of water for cooling. Data centers located in states that are subject to droughts, such as California, therefore face additional risk. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks”.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, office, multifamily, mixed use, industrial and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Illinois, New York, Texas, Arizona and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s

Commercial Mortgage Loan Underwriting”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at of any mortgaged real properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain improvements and building systems on the Mortgaged Properties securing the Netherland Gardens Corp. f/k/a Netherland Tenants Corp. Mortgage Loan (1.3%) and the White Oak Cooperative Housing Corp. Mortgage Loan (0.2%) suffered material damage as a result of Hurricane Ida. The residential occupancy of such Mortgaged Properties has, in general, continued without material disruption although the damage has impacted, without limitation, boiler equipment, sewer systems and cellar-level improvements (including laundry facilities, gym facilities and parking areas). As of the Cut-off date, the related borrowers have not received estimates for the repair and remediation costs associated with the damage, nor have the related borrowers provided a definitive assessment of insurance coverage which may be available for potential repair and remediation costs. Consequently, we cannot assure you that such damage will not affect materially and adversely the use or value of such Mortgaged Properties as security for their respective Mortgage Loans.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on December 3, 2021. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the Waldo Gardens, Inc. Mortgage Loan), the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Waldo Gardens, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (including, for example, with respect to the Waldo Gardens, Inc. Mortgage Loan as described in the preceding sentence), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by

National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as Delaware statutory trust or tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity.

Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee,

although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico

Certain of the Mortgaged Properties securing the Mortgage Loans are located in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) corporations (or entities treated as corporations) or partnerships not engaged in trade or business in Puerto Rico (the “Non-PR Entity”), as long as the Non-PR Entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico

(i.e., the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, a Non-PR Entity is related to the debtor if it is component member of a controlled group (as defined under Puerto Rico law) or if it directly or indirectly owns, is owned or is under common ownership with debtor based on at least 50% of the value of the stock or participation in the debtor. Therefore, Puerto Rico law would not impose income or withholding tax on interest received on a mortgage loan while it is held by the Trust, inasmuch as the Trust should be treated as: (i) a foreign corporation not engaged in a Puerto Rico trade or business and (ii) not related to the Puerto Rico mortgage debtors, under Puerto Rico law; however, no assurance can be given that the law will not change in the future. If an income or withholding tax were imposed on the interest on a mortgage loan secured by real property in Puerto Rico, the lender may not be able to collect from the respective borrower any shortfall in the monthly payment resulting from such tax, and to the extent such income or withholding tax results in the respective borrower being required to make additional payments to the Trust, such borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid (including such tax) and such tax could therefore result in a shortfall to affected Certificateholders. In addition, the tax laws of Puerto Rico would impose an income tax upon the Trust if it or its agent acquires an interest in real property located in Puerto Rico and disposes of such real property interest at a gain. The disposition of the interest in the Puerto Rico real property will subject the Trust to Puerto Rico income tax on the net gain at the rate of 29%.

Furthermore, Puerto Rico could determine that by acquiring and disposing of real property located in Puerto Rico, the Trust is engaged in a trade or business in Puerto Rico. In that case, the Trust would not only be subject to income tax on the disposition of the interest in the Puerto Rico real property, but Puerto Rico could assert that the interest received on the Mortgage Loans on Mortgaged Properties located in Puerto Rico is also subject to Puerto Rico income or withholding taxes. If an income or withholding tax were imposed on the income derived by the Trust from Mortgage Loans on Mortgaged Properties located in Puerto Rico, such tax would result in reduced cash flow available to the Certificateholders, and accordingly, could result in a shortfall to affected Certificateholders.

Furthermore, the Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the Trust’s interest in the mortgaged properties located in Puerto Rico.

Mortgaged properties located in Puerto Rico may be more likely to be affected by hurricanes and become delinquent.

Puerto Rico’s economy entered a recession in the fourth quarter of fiscal year 2006, and Puerto Rico’s gross national product (“GNP”) has contracted (in real terms) every fiscal year between 2007 and 2021, with the exception of fiscal years 2012 and 2019. Real GNP is estimated to have increased by approximately 1.8% in fiscal year 2019 (July 1, 2018 – June 30, 2019), according to the latest report published by the Puerto Rico Planning Board (the “Planning Board”) in March 2021, in part due to the influx of federal funds and private insurance payments to repair damage caused by Hurricanes Irma and Maria. The Planning Board’s report estimates that real GNP decreased approximately 3.2% in fiscal year 2020 (July 1, 2019 – June 30, 2020), due primarily to the adverse economic impact of the COVID-19 pandemic and the measures taken by the government in response to the same.

The Planning Board projected that the negative effects of COVID-19 would continue through fiscal year 2021 (July 1, 2020 – June 30, 2021), resulting in contraction in real GNP of approximately -2%, followed by 0.8% real GNP growth in the current fiscal year (July 1, 2021– June 30, 2022).

Puerto Rico’s government is also in the midst of a profound fiscal crisis, which is primarily the result of economic contraction, persistent and significant budget deficits, a high debt burden, unfunded legacy obligations, outmigration and lack of access to the capital markets, among other factors. As a result of the crisis, Puerto Rico and certain of its instrumentalities have been unable to make debt service payments on their outstanding bonds and notes since 2016. The escalating fiscal and economic crisis and imminent widespread defaults prompted the U.S. Congress to enact the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) in June 2016. PROMESA, among other things, created a federal fiscal oversight board (the “Oversight Board”) with broad powers over Puerto Rico’s fiscal affairs and established two mechanisms for the restructuring of the obligations of Puerto Rico, its instrumentalities and municipalities, including a bankruptcy-like process under Title III of PROMESA. Puerto Rico and several of its instrumentalities are currently in the process of restructuring their debts through proceedings under Title III of PROMESA. On July 30, 2021, the Oversight Board filed the Seventh Amended Title III Joint Plan of Adjustment for the Commonwealth of Puerto Rico, et. al. (the “Proposed Plan”). The Proposed Plan, which has substantial support from several creditor constituencies but is still subject to confirmation in the Title III proceeding, seeks to restructure approximately $35 billion of debt and other claims against Puerto Rico and certain of its instrumentalities, and more than $50 billion of unfunded pension liabilities. The Oversight Board has proposed that final hearings on confirmation of a plan of adjustment take place in November 2021.

As a result of the foregoing adverse economic conditions, the value of real estate properties in Puerto Rico has generally declined in recent years.

Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution by the borrower of one or more promissory notes representing the underlying loan, and one or more “mortgage notes” payable on demand to the bearer thereof. The mortgage note(s) are then pledged to the mortgagee as security for the promissory note(s) and other loan documents evidencing the loan. Each bearer mortgage note in turn is secured by a deed of mortgage on the mortgaged property. The pledge agreement establishes the terms under which the pledge of the mortgage note(s) can be foreclosed, usually a default under the terms of the underlying loan note and other loan documents. Therefore, so long as the mortgage note remains subject to the terms of the pledge, there is only one debt outstanding to the creditor at any one time (i.e., the promissory note evidencing the real estate loan), although, technically, the mortgage note also represents a contingent obligation of the borrower. The mortgagee’s interest in the pledged mortgage note is merely as security. Once a default occurs under the underlying loan documents, the mortgagee may file a single action for collection of the loan note and foreclosure of the pledge and mortgage without any requirement to take a separate action under the loan note(s) or mortgage note(s). Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Section of the Registry of Property of Puerto Rico. However, statutory liens for real estate taxes have priority over mortgage liens.

Foreclosure procedures relating to real property in Puerto Rico can only be conducted through court proceedings. A foreclosure action is started by filing a complaint in the local court in the jurisdiction in which the mortgaged property is located. This court is the exclusive venue to file the complaint. A foreclosure action involves the engagement of attorneys with the concomitant expenditure of fees and may be subject to delays such as the ones that result from difficulties in locating necessary defendants and the assertion of counterclaims. Puerto Rico law mandates a notice of the foreclosure action to any party having an interest of record in the real property, including junior lienholders, and their intervention may cause delays. In addition, courts may impose general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments in respect of the Notes. Investors should note that the procedure for the foreclosure of a real estate mortgage under the laws of Puerto Rico may vary from the procedures applicable in each of the fifty states of the United States. This may result in more delays in foreclosure compared to those experienced on mortgage loans secured by properties located in some of the fifty states. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment. The mortgagee then files for execution of the mortgage and the court grants an order and writ of execution directing the marshal or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Puerto Rico Registry of Property Act (Act No. 210 of December 8, 2015, as amended) which require written notice to all interested parties (including junior lienholders), publication of edicts in local newspapers, and the posting of notices in designated locations within the municipality where the mortgaged property is located.

The “foreclosure valuation” set forth in the deed of mortgage serves as the minimum bidding price for the first foreclosure auction, and no bid below this amount may be accepted. The “foreclosure valuation” is typically equal to the lower of the principal amount of the secured loan and the fair market value of the mortgaged property. If there is no highest bidder or sale in the first auction, the minimum bidding price for the second auction is reduced to two-thirds of the minimum bidding price used in the first auction. If there is no highest bidder or sale in the second auction, the minimum bidding price for the third auction is further reduced to one-half of the minimum bidding price used in the first auction. If the third auction is declared void, the procedure will be considered ended, and the mortgaged property may be awarded to the mortgagee in an amount equal to the entire judgment, if the judgment is equal to or less than the minimum bidding price for the third auction, or, if the judgment is greater, for credit towards satisfaction of the judgment in an amount equal to the minimum bidding price for the third auction. The mortgagee may bid in all of the auctions, using the amount of the judgment in its favor as part of the bidding price. The auction price will be applied to the satisfaction of the mortgagee’s judgment; the remainder, if any, will be deposited by the marshal in the Office of the Clerk of the Court so that the court may resolve in what order any junior creditors will be paid, following the order or rank each of them has with respect to the mortgaged property. If there is no subsequent indebtedness, the remainder, if any, will be delivered to the debtor. If the proceeds of the sale of the mortgaged property are insufficient to pay the amounts secured by the mortgage, the mortgagee has a term of 15 years following a final judgment to collect any deficiency from the debtor before the statute of limitation tolls. If initially requested by the mortgagee in its complaint, the judgment may provide for collection as an unsecured creditor against other specified property of the debtor. If other assets are identified during the discovery process, a motion requesting the court to authorize collection from such assets of the debtor may be filed.

Upon completion of the public sale through the foreclosure auction process, the mortgagee is required to submit to the court all documents evidencing compliance with the requirements of the Puerto Rico Registry of Property Act. Thereafter, the court will enter an order confirming that the foreclosure and public sale process have complied with all legal requirements. The purchaser at the foreclosure sale acquires the estate in interest in real property covered by the mortgage by means of the execution and delivery of a deed of judicial sale. Generally, the terms of the deed of mortgage and Puerto Rico law determine the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the Certificates.

All real property and the operations conducted on real property in Puerto Rico are subject to federal and Puerto Rico laws and regulations relating to environmental protection and human health and safety. Certain environmental laws govern the presence, maintenance, removal and disposal of certain building materials and other materials associated with commercial properties, including asbestos-containing materials (“ACM”), lead-based paint and mold. Under various federal and Puerto Rico environmental laws and regulations, a past or present owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under, from or in such property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The cost of defending against claims alleging violations of various laws relating to the ownership and leasing of real property, of compliance with environmental regulatory requirements, of remediating any contaminated property and/or of paying personal injury claims could reduce amounts available for payment on the certificates. Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable (and an owner will be liable) as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require response or remediation at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower or if they undertake responsibility for the handling or disposal of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a prior owner. In addition, under the Puerto Rico Environmental Public Policy Act, Act No. 416-2004, effective as of March 22, 2005, as amended, the Puerto Rico Department of Natural and Environmental Resources (“DNER”, as successor to the Environmental Quality Board) has the ability to exercise, execute, receive and administer the delegation of, to adopt regulations and implement a permit system related to federal legislation, including, among others, the Federal Clean Water Act, Federal Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act and CERCLA, all as amended, and any other federal environmental legislation that may be enacted in the future related to environmental conservation, natural resources, solid waste and other matters under Act 416-2004, as amended. In those cases where the administration and enforcement of the environmental program has been delegated to DNER, the United States Environmental Protection Agency (“USEPA”) still retains its enforcement authority and if the DNER fails to carry out its enforcement responsibility of a federal delegated program, the USEPA may seek enforcement. Therefore, mortgaged properties in Puerto Rico under certain circumstances may be subject to enforcement action from both the USEPA and the DNER. A lender also risks such liability on foreclosure of the mortgage. Furthermore, CERCLA establishes certain federal liens in favor of the United States upon property that is the subject of a removal or remediation action. Any such lien arising with respect to a Mortgaged Property in Puerto Rico would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure on such Mortgaged Property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of ACM into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to ACM, lead-based paint, radon or other hazardous substances.

Puerto Rico Withholding Taxes

The Trust must include in income any Puerto Rico withholding taxes paid (or deemed paid) on behalf of the Trust by the borrowers, including any “gross up” amounts relating to such withholding taxes. The REMIC provisions of the Code do not allow a deduction (or a tax credit) to a REMIC or the holder of a residual interest in such REMIC for foreign withholding taxes paid (or deemed paid). As a result, the taxable income of the Class R Certificateholders may include the amount of such withholding taxes and gross up amounts without any matching deduction (or offsetting credit). Depending on a Class R Certificateholder’s basis in the Class R Certificate, upon a sale of the Class R Certificates or termination of the Trust, the Class R Certificateholders may have a loss that reflects the mismatch, but such loss would likely be a capital loss.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors, originators and the anticipated initial risk retention consultation party, and of BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Bank of America, National Association, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Bank of America, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Bank of America, National Association, Morgan Stanley Bank, N.A. or Wells Fargo Bank, National Association (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Bank of America, National Association, Morgan Stanley Bank, N.A. or Wells Fargo Bank, National Association (in each case as holders of the RR Interest) or the risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See

“Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Bank of America, National Association, Morgan Stanley Bank, N.A. or Wells Fargo Bank, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicers, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2021-BNK36 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicers and the special servicers for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders;

Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial directing certificateholder. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various penalties including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not

“inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on September 29, 2020, Kroll Bond Rating Agency, LLC (“KBRA”) agreed to pay $1.25 million to the SEC to settle allegations that KBRA allowed analysts to make adjustments to the estimated impact of loan defaults on cash flows for commercial mortgage-backed securities, that such adjustments “had material effects on the final ratings but did not require any analytical method for determining when and how those adjustments should be made” and that KBRA’s internal controls “failed to prevent or detect the ambiguity.”

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S and Class B trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S or Class B trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicers and the special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)         may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)          will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The

Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Arizona Mills mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the Suarez Puerto Rico Industrial Portfolio mortgage loan (4.7%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and the related subordinate companion loan on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loan.

See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loans”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicers, any Sub-Servicer, the Special Servicers, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicers, any sub-servicer, the special servicers, the certificate administrator and the custodian to perform their respective duties under the PSA or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicers’, any sub-servicer’s or the special servicers’ ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that a master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the PSA.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC Provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

The special servicers will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to October 1, 2021 (or prior to a later date provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC Provisions, during any taxable year, the United States Internal Revenue Code of 1986, as amended (the “Code”) provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC Provisions that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

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legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

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increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

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investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

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In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

On March 25, 2020, the Coronavirus Aid Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is extensive and significant legislation, and the majority of implementing regulations have not yet been issued. The potential impact of the CARES Act on the borrowers is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the borrowers and may have an adverse impact on the ability of the master servicer to effectively service the mortgage loans. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow mortgagors to forgo making scheduled payments for some period of time, require modifications to mortgage loans (e.g. waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including foreclosure actions or temporary closures of the master servicer or the special servicer as “non-essential businesses” or otherwise.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 92 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,276,054,015 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2021 (or, in the case of any Mortgage Loan that has its first due date after October 2021, the date that would have been its due date in October 2021 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

8 Mortgage Loans (27.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Bank of America, National Association	Bank of America, National Association	23	56	$497,276,548	39.0%

Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	22	316,981,905	24.8

Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	18	265,964,072	20.8

National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	31	31	120,943,418	9.5

Bank of America, National Association / Wells Fargo Bank, National Association	(3)	1	1	74,888,072	5.9
Total		92	128	$1,276,054,015	100.0%

(1)

Certain of the Mortgage Loans are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.

(2)

With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., 23 of such Mortgage Loans (7.0%), were originated by National Consumer Cooperative Bank, and 8 of such Mortgage Loans (2.4%), were originated by National Cooperative Bank, N.A.

(3)

The Arizona Mills Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-1 and Note A-3-2, with outstanding principal balances as of the cut-off date of $38,442,543 and $4,992,538, respectively. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2, with an outstanding principal balance as of the cut-off date of $31,452,990.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Arizona Mills Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 7, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the One North Wacker Mortgage Loan or the One North Wacker Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the One North Wacker Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the One North Wacker Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and in the footnotes to Annex A-1). In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

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in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

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in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and

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in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-”as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

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“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the Cut-off Date LTV was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the Cut-off Date LTV would be 60.0%.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the “Annual Debt Service (P&I) ($)” as shown on Annex A-1.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the U/W NCF DSCR was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the U/W NCF DSCR would be 2.38x.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged

Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the LTV Ratio at Maturity or ARD was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the LTV Ratio at Maturity or ARD would be 60.0%.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion

Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

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“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

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“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

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“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

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“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment

Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

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“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self-storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities,

administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the U/W NCF Debt Yield was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the U/W NCF Debt Yield would be 7.9%.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

 “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the U/W NOI DSCR was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the U/W NOI DSCR would be 2.39x.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to the Central San Rafael Storage Mortgage Loan (1.2%), the U/W NOI Debt Yield was calculated net of a $255,000 holdback reserve. The holdback reserve is held as collateral for the Central San Rafael Storage Mortgage Loan, and is subject to release on or before 2 years from the August 6, 2021 loan origination date subject to certain conditions, including the property having not less than 8.0% debt yield for 6 consecutive months. Upon satisfaction of release criteria, funds will be released to borrower or, if cash trap event period exists, into the cash management account. Funds not released as of August 6, 2023 determination date will be applied to principal, together with applicable prepayment premium. Assuming a no net-of-holdback calculation, the U/W NOI Debt Yield would be 7.9%.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value information for the residential cooperative property securing the Waldo Gardens, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Waldo Gardens, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that any units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are currently subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of September 7, 2021, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of September 7, 2021, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of September 7, 2021, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the Prime Rate in effect as of September 7, 2021 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the Mortgaged Property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,276,054,015
Number of Mortgage Loans	92
Number of Mortgaged Properties	128
Number of Crossed Loans	0
Crossed Loans as a percentage	0.0%
Range of Cut-off Date Balances	$992,951 to $127,000,000
Average Cut-off Date Balance	$13,870,152
Range of Mortgage Rates	2.4350% to 4.7500%
Weighted average Mortgage Rate	3.2249%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	368 months
Range of remaining amortization terms(3)	118 months to 479 months
Weighted average remaining amortization term(3)	366 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.0% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	0.0% to 75.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.37x to 28.86x
Weighted average U/W NCF DSCR(5)(6)(7)	3.43x
Range of U/W NOI Debt Yields(5)(6)	6.8% to 153.4%
Weighted average U/W NOI Debt Yield(5)(6)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	70.0%
Amortizing Balloon	19.1%
Interest Only, Amortizing Balloon	10.7%
Fully Amortizing	0.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.

(3)	Excludes 53 Mortgage Loans (70.0%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)

LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)

In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 77.4%, 77.4%, 2.00x and 10.1%, respectively. With respect to the McDonald’s Global HQ Mortgage Loan (1.1%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are 66.5%, 44.0%, 1.17x and 7.4%, respectively.

(6)

For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Waldo Gardens, Inc. mortgage loan (0.4%), the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)

Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 3 Mortgage Loans (6.6%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	13	$321,248,147	25.2%
Single Tenant	26	62,399,139	4.9
Power Center	1	49,500,000	3.9
Shadow Anchored	1	7,500,000	0.6
Subtotal:	41	$440,647,286	34.5%
Office
CBD	3	$154,837,548	12.1%
Suburban	4	115,200,000	9.0
Medical	8	33,690,861	2.6
Subtotal:	15	$303,728,409	23.8%
Multifamily
Cooperative	31	$120,943,418	9.5%
Flexible Apartments	4	14,700,000	1.2
Garden	1	4,100,000	0.3
Low Rise	1	2,800,000	0.2
Subtotal:	37	$142,543,418	11.2%
Mixed Use
Industrial/Office	2	$81,625,000	6.4%
Multifamily/Retail	2	26,500,000	2.1
Retail/Office	1	8,300,000	0.7
Industrial/Office/Retail	1	7,000,000	0.5
Office/Retail	1	6,390,000	0.5
Subtotal:	7	$129,815,000	10.2%
Industrial
Warehouse	3	$50,188,346	3.9%
Flex	3	39,517,245	3.1
Warehouse Distribution	1	30,000,000	2.4
Subtotal:	7	$119,705,592	9.4%
Self Storage
Self Storage	10	$64,893,405	5.1%
Subtotal:	10	$64,893,405	5.1%
Hospitality
Full Service	1	$45,931,496	3.6%
Subtotal:	1	$45,931,496	3.6%
Manufactured Housing
Manufactured Housing	8	$22,070,000	1.7%
Subtotal:	8	$22,070,000	1.7%
Leased Fee
Leased Fee	2	$6,719,408	0.5%
Subtotal:	2	$6,719,408	0.5%
Total:	128	$1,276,054,015	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Plaza at Imperial Valley Mortgage Loan (3.9%), the fifth largest tenant at the Mortgaged Property, Bed Bath & Beyond, has given notice of its intent to vacate at lease expiration date in January 2024 and is currently dark in its space. Reportedly, the borrower sponsors believe that Bed Bath & Beyond elected to go dark after discovering that the borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a vacant space at the Mortgaged Property, since Bed Bath & Beyond considers TJ Maxx HomeGoods directly competitive to its operations and Bed Bath & Beyond’s lease does not include an exclusivity clause. Despite being dark, Bed Bath & Beyond has continued to remain current on its rent obligations. However, Bed Bath & Beyond’s rent has not been underwritten and the space is considered vacant for purposes of occupancy. At loan origination, the lender reserved a capitalized holdback of $2,000,000 to account for upcoming leasing. Such funds will be disbursed to the borrower on or before October 2023, if the borrower provides evidence that the Mortgaged Property has achieved a net cash flow debt yield (after accounting for the capitalized holdback) of not less than 9.0% and an amortizing net cash flow debt service coverage ratio (after accounting for the capitalized holdback) of not less than 1.54x. If such conditions are satisfied, the lender will disburse to the borrower an amount equal to such portion of the reserve funds that will result in the Mortgaged Property satisfying the foregoing debt service coverage ratio and debt yield thresholds as of the date of calculation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office component set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Southern Flexible Apartment Portfolio II Mortgage Loan (1.2%), each of the Mortgaged Properties was originally designed as an extended-stay hospitality property and was converted to its current use as a flexible-stay apartment complex following the borrower sponsor’s acquisition of the Mortgaged Properties in 2018 and 2019. The flexible-stay apartment units offer flexible lease and payment terms, with tenants typically renting units (often furnished) on a weekly or monthly basis. Tenants do not sign a lease, but instead execute a registration agreement that requires full payment at the time of move-in (or extension), along with a security deposit. At the end of the initial weekly or monthly stay, tenants have the option to renew. In addition, the Siegel Select properties allocate a small number of rooms to rent on a daily basis. Despite the initial short-term lease period, the average length of stay of tenants at the Mortgaged Properties is currently approximately 6 to 9 months.

●	With respect to the 2707 Sedgwick Mortgage Loan (1.1%), all 69 multifamily units at the Mortgaged Property are rent stabilized.

●	With respect to the 2800 Bailey Mortgage Loan (1.0%), 92 of the 93 multifamily units at the Mortgaged Property are rent stabilized and the remaining unit is a superintendent unit. In addition, 11 units have preferential rents which are lower than the permitted rent stabilized rents, but which under current law serve as the baseline for rent increases unless the unit is vacated.

●	With respect to the Waldo Gardens, Inc. Mortgage Loan (0.4%), the related Mortgaged Property receives Section 8 subsidies with respect to 4 of the residential cooperative units.

●	With respect to The Renee Owners Inc. a/k/a The Renee Owners, Inc. Mortgage Loan (0.4%), there are 78 sponsor-owned units representing 65.5% of the total units. The sponsor is current on all obligations to the cooperative.

●	With respect to the 94-102 Hamilton Place Housing Development Fund Corporation Mortgage Loan (0.2%), the related Mortgaged Property receives Section 8 subsidies with respect to 3 of the residential cooperative units.

●	With respect to the 4601 S Indiana Ave Mortgage Loan (0.2%), 3 units are leased to tenants that pay all or a portion of their rent using Section 8 vouchers issued by the Chicago Housing Authority.

●	With respect to the Jackson Manor Inc. Mortgage Loan (0.2%), the related Mortgaged Property receives Section 8 subsidies with respect to 1 of the residential cooperative units.

●	With respect to the Jackson Manor Inc. Mortgage Loan (0.2%), there are 78 sponsor-owned units representing 69.6% of the total units. The sponsor is current on all obligations to the cooperative.

●	With respect to the Midland Manor Owners Corp. Mortgage Loan (0.2%), there are 49 sponsor-owned units representing 50.5% of the total units. The sponsor is current on all obligations to the cooperative.

●	With respect to the 482 East 74th Street Apartment Corp. Mortgage Loan (0.1%), there are 11 sponsor-owned units representing 55% of the total units. The sponsor is current on all obligations to the cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%), the General Services Administration of the United States (“GSA”) leases 22.5% of the San Juan Industrial Park Mortgaged Property, which is occupied by the Federal Emergency Management Agency (“FEMA”) and also leases space at the Rexco Industrial Park Mortgaged Property which is occupied by the United States Customs and Immigration Enforcement. If the related Mortgaged Properties are transferred, the GSA leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. In addition, the leases provide that upon a foreclosure sale or deed-in-lieu the United States will be deemed to have attorned to any purchaser or transferee of the related Mortgaged Properties so as to establish direct privity of estate between the government and such purchaser or transferee; provided, further, that the United States and such purchaser or transferee must with reasonable promptness execute all lease revisions necessary to document the foregoing relationship. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In connection with the acquisition of the related Mortgaged Properties by the borrowers, the borrowers are in the process of seeking the required novation agreements from the GSA; however, such novation agreements have not yet been entered into. The borrowers are subject to certain requirements regarding management of the Mortgaged Properties and the borrowers that were required by certain United States agencies.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality property set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the Monte Cristo Adult Community Mortgaged Property (0.4%), the Mortgaged Property is restricted to residents age 55 and older.

●	With respect to the RVacation RV Park Mortgaged Property (0.3%), the Mortgaged Property can be rented on a daily, weekly and monthly basis. According to information provided by the borrower sponsor, typically 40 out of the 172 pads at the Mortgaged Property are leased to tenants that stay at the Mortgaged Property for a full year. The Mortgaged Property is seasonal and has a $15,000 seasonality reserve.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Grocery Store	12	15.9%
Medical/laboratory/technical training center	17	15.2%
Restaurant	9	11.9%
Movie Theater	2	8.2%
Gym, fitness center, indoor climbing center or a health club	5	7.2%
Data Center	2	6.4%
Bank branch	7	5.7%

With respect to the Arizona Mills Mortgaged Property (5.9%), the third largest tenant, LEGOLAND Discovery Center, operates a LEGO-themed family attraction featuring a playground, 4D cinema and rides, and the fifth largest tenant, Tilt, operates a family entertainment center featuring an arcade, restaurant and bar.

With respect to the Raymour & Flanigan Campus Mortgaged Property (2.4%), a portion of the Mortgaged Property is utilized to provide repair and maintenance service for the tenant’s trucks, trailers, tractors and fleet vehicles.

With respect to each of the Tomball Town Center Mortgaged Property (2.0%), the Newport Pavilion Mortgaged Property (1.7%) and the University Square Shopping Center Mortgaged Property (1.3%), the related Mortgaged Property includes a tenant that operates a gas station.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
One North Wacker	$127,000,000	9.95%	$249.99	2.96x	53.2%	Office
Arizona Mills	$74,888,072	5.9%	$80.87	4.27x	32.4%	Retail
ExchangeRight Portfolio 50	$66,940,000	5.2%	$172.26	2.60x	61.3%	Various
International Plaza I	$65,400,000	5.1%	$166.75	4.84x	40.9%	Office
Suarez Puerto Rico Industrial Portfolio	$60,000,000	4.7%	$66.34	3.53x	54.7%	Various
The Court at Oxford Valley	$55,000,000	4.3%	$120.54	1.97x	65.9%	Retail
Plaza at Imperial Valley	$49,500,000	3.9%	$134.57	2.16x	65.0%	Retail
Tides Folly Beach	$45,931,496	3.6%	$347,965.88	2.27x	60.4%	Hospitality
Corporate Research Center	$44,500,000	3.5%	$151.73	3.89x	46.8%	Mixed Use
Lightwave Corporate Center	$37,125,000	2.9%	$222.45	4.62x	49.5%	Mixed Use
La Brea & San Vicente	$31,500,000	2.5%	$414.87	2.21x	61.0%	Retail
Raymour & Flanigan Campus	$30,000,000	2.4%	$91.37	3.03x	58.4%	Industrial
Norwalk Town Square	$30,000,000	2.4%	$128.76	3.04x	56.9%	Retail
Tomball Town Center	$26,100,000	2.0%	$184.52	2.41x	62.7%	Retail
Lake Pointe Corporate Centre	$25,300,000	2.0%	$138.92	3.51x	65.7%	Office
Top 3 Total/Weighted Average	$268,828,072	21.1%		3.24x	49.4%
Top 5 Total/Weighted Average	$394,228,072	30.9%		3.55x	48.8%
Top 10 Total/Weighted Average	$626,284,568	49.1%		3.29x	52.3%
Top 15 Total/Weighted Average	$769,184,568	60.3%		3.21x	53.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%) based on the combined senior notes and subordinate notes are 2.00x and 77.4%, respectively.

(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below (12.2%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Portfolio 50	Multi-property	$66,940,000	5.2%
Suarez Puerto Rico Industrial Portfolio	Multi-property	60,000,000	4.7
Southern Flexible Apartment Portfolio II	Multi-property	14,700,000	1.2
Velocity Industrial Portfolio	Multi-property	10,000,000	0.8
Lakeside Villa & Glacier View	Multi-property	3,840,000	0.3
Total		$155,480,000	12.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Four groups of Mortgage Loans (collectively, 10.4%) set forth in the table below entitled “Related Borrower Loans (Other than Cross- Collateralized Groups”) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Corporate Research Center	1	$44,500,000	3.5%
Lightwave Corporate Center	1	37,125,000	2.9
Total	2	$81,625,000	6.4%
Group 2
2707 Sedgwick	1	$13,500,000	1.1%
2800 Bailey	1	13,000,000	1.0
Total	2	$26,500,000	2.1%
Group 3
Sprague Self Storage	1	$7,000,000	0.5%
Lincoln MHC	1	4,900,000	0.4
Lindon Self Storage	1	3,700,000	0.3
Sunset View MHC	1	1,700,000	0.1
Arroyo MHC	1	1,300,000	0.1
Total	5	$18,600,000	1.5%
Group 4
Lakeside Villa & Glacier View	2	$3,840,000	0.3%
Brookville MHC	1	2,550,000	0.2
Total	3	$6,390,000	0.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

(2)	See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states or territories that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State or Territory	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	13	$264,873,474	20.8%
Illinois	12	$181,853,781	14.3%
New York	34	$180,633,418	14.2%
Texas	7	$114,830,518	9.0%
Arizona	2	$81,588,072	6.4%
Pennsylvania	5	$68,294,292	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 23 other states or territories, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	23 Mortgaged Properties, securing approximately 30.1% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%. With respect to the Corporate Research Center Mortgage Loan (3.5%), the tenant at one of the buildings at the Mortgaged Property did not allow access for a seismic inspection to be conducted. The Mortgage Loan documents require that $20,000,000 of earthquake insurance (which is less than the $31,187,818 insurable value of such building) be maintained for such building. The Mortgaged Property is included in a blanket multi-location insurance policy that includes $20,000,000 of earthquake coverage, with a deductible of 5% of the total insurable value of the covered properties. The seismic report for the Mortgaged Property (which noted that clear access to evaluate the structural components, connections and conditions was not possible and key unknowns remain) determined the overall seismic expected loss of the Mortgaged Property to be 18%.

●	7 Mortgaged Properties, securing approximately (9.0%) of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of South Carolina, Louisiana, Mississippi or Florida or in Puerto Rico, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in Florida, California, Texas, Washington, Arizona and Colorado, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

37 of the Mortgaged Properties (13.3%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to each of the Norwalk Town Square Mortgage Loan, the 1925 Maple Mortgage Loan, the University Square Shopping Center Mortgage Loan, the South Main

Shopping Center Mortgage Loan, the Longford Shoppes Mortgage Loan, the Arville Commerce Center Mortgage Loan and the Broad Street Portfolio Mortgage Loan (collectively, 8.0%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 250 members with respect to the ExchangeRight Portfolio 50 Mortgage Loan, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Portfolio 50 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Condominium and Other Shared Interests

With respect to The Court at Oxford Valley Mortgage Loan (4.3%), the related Mortgaged Property was developed under a Declaration of Condominium, which created eleven condominium units. The borrower owns eight of the eleven condominium units, representing a 67.097% interest in the condominium association. While the borrower generally controls the condominium, units 1 and 2 (which are not owned by the borrower) have veto rights over certain major actions, including any changes to the calculation of percentage interests, the approval of any special assessments, the right of the condominium association to assign future income and certain amendments to the condominium documents.

With respect to the Zions Bank Mortgage Loan (1.1%), the mortgaged property is comprised of the entirety of units on 5 floors and a partial floor unit on an additional floor in an 8-story building condominium regime. The related borrower has 70.3% of the voting rights in the owners’ association, the ability to control day-to-day operations and, further, the ability to block any decisions of the owners’ associations requiring a supra-majority greater than its voting rights percentage. The loan documents provide for springing full recourse to the guarantors if the condominium regime is amended or terminated, or the property is subject to any partition, without the lender’s consent.

With respect to the Velocity Industrial Portfolio Mortgage Loan (0.8%), the 1180 Church Road Mortgaged Property, one of two constituent properties, is one of nine units within a land condominium regime (an alternative to land subdivision). The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage. The owners’ association has no building maintenance responsibilities. The related borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

31 of the Mortgage Loans (collectively, 9.5%) are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	126	$1,251,718,742	98.1%
Fee/Leasehold	1	21,590,000	1.7
Leasehold(3)	1	2,745,273	0.2
Total	128	$1,276,054,015	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property

(provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to each such Mortgage Loan, the Mortgaged Property consists of both a fee interest and leasehold interests.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 14 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), ESAs were conducted at each of the Mortgaged Properties comprising the collateral portfolio, and the following conditions were identified.

With respect to the Octapharma - Chicago (95th), IL Mortgaged Property (0.2%), the Phase I ESA found that the western portion of the property was historically occupied by a gasoline station from at least 1947 to 1982, and that the property was permitted for the installation of a 500-gallon fuel oil underground storage tank (“UST”) and a 1,500-gallon fuel oil UST in 1947; the removal of a 2,000-gallon gasoline UST and a 3,000-gallon gasoline UST in 1964; the removal of all on-site USTs in 1971; the installation of three 10,000-gallon gasoline USTs in 1973; the abandonment of two 6,000-gallon USTs in 1973; and the removal of three 10,000-gallon gasoline USTs in 1982. In addition, the property was occupied by an automotive sales and servicing facility from at least 1951 to 1957, and such occupant was no longer identified on-site by 1961. The historical gasoline station operations and automotive servicing operations at the western portion of the Mortgaged Property were found to represent a REC, and a limited subsurface investigation was recommended to determine the presence or absence of soil, soil vapor and/or groundwater contamination. A Phase II subsurface investigation was conducted and the environmental consultant recommended (i) the preparation and adherence to a Soil Management Plan prior to development of the property to address construction worker safety concerns and (ii) further evaluation of the indoor inhalation exposure route prior to potential future development of the western parking lot and the collection and analysis of site boundary soil gas delineation samples relative to the south-adjacent residential land and west-adjacent commercial land use. The environmental consultant provided a worst-case cost estimate of approximately $198,000 to remediate and achieve a no further remediation status from the Illinois Environmental Protection Agency. The lender established a reserve in the amount of 125% of such estimated cost at loan closing.

With respect to the First Midwest Bank - McHenry (Richmond), IL Mortgaged Property (0.1%), the Phase I ESA identified a controlled recognized environmental condition related to several UST sites located in close proximity to the south and southwest of the property. The City of McHenry developed a Groundwater Use Ordinance for the south adjacent property, which restricts potable water use in specified areas of the City of McHenry, including the southern portion of the Mortgaged Property. The environmental consultant recommended the continual implementation of the land use and groundwater restriction at such southern portion of the property.

●	With respect to the International Plaza I Mortgage Loan (5.1%), the ESA obtained for the related Mortgaged Property identified a REC related to the use of the northerly adjacent property as an automotive dealership from the early 1970s until the late 1980s or early 1990s. Such former dealership was identified on the leaking petroleum storage tank (“LPST”) regulatory database. Review of regulatory information identified two separate LPST cases (one in 1989 and one in 1991) that both received regulatory closure per the Texas Commission on Environmental Quality (“TCEQ”). The 1989 LPST case listed soil contamination only, while the 1991 case listed groundwater contamination. The environmental consultant attempted to obtain information from the TCEQ regarding the potential presence of residual groundwater contamination that could be a concern to the Mortgaged Property, however, at the time the ESA was issued, no additional information had been received. The environmental consultant recommended a review of the regulatory file information for the adjacent LPST case in order to evaluate the potential for residual sub-surface contamination on the Mortgaged Property that would be a current concern. The environmental consultant estimated the cost of such review to be $1,000.

●	With respect to The Court at Oxford Valley Mortgage Loan (4.3%), the ESA obtained for the related Mortgaged Property identified a REC related to the former use of the Mortgaged Property as a landfill and firing range. As a result, numerous environmental investigations have occurred on the Mortgaged Property since 1989 that identified contamination of soil and groundwater. In 1995, the Pennsylvania Department of Environmental Protection (the “PADEP”) approved a Landfill Closure Plan with respect to the Mortgaged Property, which proposed closure of the landfill, off-site disposal of surface waste piles, and remediation of three areas of lead-

contaminated surface soils. The PADEP also required that groundwater and methane monitoring be conducted until stated otherwise. A subsequent 1999 letter prepared by the PADEP reportedly stated that the groundwater monitoring was no longer required. The ongoing methane monitoring required by the PADEP is considered a recognized environmental condition. The environmental consultant recommended continuation of the quarterly methane monitoring until otherwise stated and/or no longer required by the PADEP. The lender obtained a worst case cost estimate to continue operation of the methane venting and methane monitoring of $9,800 per year for 15 years.

●	With respect to the Raymour & Flanigan Campus Mortgage Loan (2.4%), the ESA obtained for the related Mortgaged Property identified a REC related to the use of a portion of the property as a truck maintenance facility since at least the early 1990s. While such facility has never used in-ground automotive lifts, operations include automotive maintenance, oil changes, tire changes and truck washing. The building is equipped with an oil/water separator (“OWS”) to filter waste liquid waste streams entering floor drains. Reportedly, the OWS was formerly equipped with an underground, 300-gallon holding tank for capturing residual oil, which was reportedly closed in-place in 2005 because of its location beneath the building. The environmental consultant observed numerous 55-gallon drums of engine oil and grease being stored in the, along with a 500-gallon and a 250-gallon waste oil ASTs. Most of the observed drums of automotive oil and other products were noted to be stored upon secondary containment pallets. The property appears to utilize a waste oil burner system to dispose of waste oil when possible. A trench drain was observed beneath the pallet storing the waste oil collection drums. The environmental consultant found that the trench drain system and OWS have the potential to contribute to a release of hazardous substances to the site subsurface, should they become compromised. The lender obtained a remedial cost estimate of $454,245 to determine the worst case costs to assess the systems and their impact to soil and groundwater and to achieve regulatory closure. Additionally, little is known about the abandonment of the reported 300-gallon residual oil UST that formerly operated in connection with the OWS, and no records of subsurface sampling were available related to the OWS area. As such, the property’s approximately 30-year history of on-site truck maintenance, presence of an OWS and abandoned residual oil collection UST are considered to represent a REC.

●	With respect to the Norwalk Town Square Mortgage Loan (2.4%), the ESA obtained in connection with the loan identified a REC related to dry cleaning facilities having operated at the subject property between 1956 and 1982, reports of related PCE usage in the regulatory database and the lack of historical sampling data. The Phase I ESA consultant recommended a Phase II investigation of the historic dry cleaning sites to evaluate subsurface releases. In addition, the adjacent east property operated as a gasoline station from at least 1956 to 2000, and a release was reported to the California Regional Water Quality Control Board in May 1992. Separate phase hydrocarbon (free product) recovery has been conducted at the site since 1999. Various monitoring wells have been installed, and, subject to agency approval, three monitoring wells are proposed for parking lot on the subject property in 2021. The presence of free product in monitoring wells closest to the subject property and ongoing remediation is considered a REC; however, a responsible party has been identified that is responsible for assessment and remediation and the site is currently the subject of regulatory oversight. No further action other than continued cooperation for site access and testing was recommended. The Phase I ESA consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation of volatile organic compounds in soil and soil vapor (if contamination were confirmed) would range from $250,000 to $330,000; and the total cost for potential vapor intrusion and groundwater contamination posed by the adjacent leaking underground storage tank case would range between $140,000 and $180,000 (a combined range of $390,000 to $510,000). In lieu of obtaining a Phase II ESA, the lender obtained a $3,000,000 lender environmental collateral protection and liability-type environmental insurance policy with $3,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with a 13-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S&P rating of “A-”.

●	With respect to the 1925 Maple Mortgage Loan (1.4%), the ESA obtained in connection with the loan identified a REC related to groundwater impacts from a prior Boeing Satellite Systems Facility that included the subject property, and a controlled recognized environmental condition (a “CREC”) related to releases from underground storage tanks maintained by a prior tenant, Hughes Aircraft Corporation. The Phase I ESA consultant deemed the REC-related risk not significant because of connection to the municipal water system and the related low likelihood of exposure via vapor inhalation or ingestion. With respect to the CREC, cleanup activities included soil excavation and removal, and the California Department of Toxic Substances Control granted a partial facility closure certification in 1996 and determined that remaining contaminants could remain in the soil without exceeding acceptable risks.

●	With respect to the Metro Crossing Mortgage Loan (1.1%), the ESA obtained in connection with the loan identified a CREC related to the subject property’s historic use as a municipal airport. The Council Bluffs, IA City Department of Public Health closure letter, dated June 15, 2007, prohibited groundwater use at the property pursuant to city ordinance. Based on available information, including ground water testing, the 2007 Iowa Department of Natural Resources issued a No Further Action letter. The loan documents include a covenant requiring the related borrower to comply with all environmental restrictions including those relating to groundwater.

●	With respect to the South Main Shopping Center Mortgage Loan (1.1%), the related ESA identified a REC related to operation of a dry cleaner at the Mortgaged Property from at least 1993 through 2002. Soil and groundwater impact from the historical dry cleaner operation was identified in 2001, and several investigations were performed until 2004. The Mortgaged Property was entered in the Texas Commission on Environmental Quality (“TCEQ”) Voluntary Cleanup Program (“VCP”) (No. 1708) to address contamination involving dry cleaning solvents (perchlorate) in July 2004. On July 20, 2012, TCEQ issued a Certificate of Completion (“COC”) for the Mortgaged Property VCP case based on the review of the Post-Closure Groundwater Monitoring Report in 2011. The ESA concluded that the TCEQ COC for the VCP case above, which included an institutional control for groundwater restriction, constituted a controlled REC. However, based on review of the most recent groundwater data, the ESA concluded that the remaining presence of volatile organic compounds in groundwater is a REC, and is also considered a vapor intrusion condition in connection with the Mortgaged Property and also therefore represents a REC. An Environmental Impairment Liability (“EIL”) insurance policy from Great American Insurance Company was put in place at origination. The EIL policy names one of the tenant-in-common borrowers as the named insured and the lender with its successors, assigns, and/or affiliates as an additional named insured, and has per incident and aggregate limits of $1.0 million with a deductible of $50,000. The term extends to July 2, 2034 for the lender and July 2, 2031 for the borrower, and the premium has been paid in full.

●	With respect to the Velocity Industrial Portfolio Mortgage Loan (0.8%), the ESA obtained in connection with the loan identified a CREC related to the 1180 Church Road Mortgaged Property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site (the “Area 7 Site”). The Area 7 Site is one of 12 Superfund sites identified in the region contributing to area-wide groundwater contamination. The site covers 650 acres and includes five industrial facilities that use or previously used solvents. Industrial process wastes contaminated groundwater and soil at the site. EPA added the Area 7 Site to the Superfund program’s National Priorities List in 1989. Cleanup activities performed by individual facilities include soil removal, soil treatment and pumping of contaminated wells. The potentially responsible parties (including Ford Motor Co.) have completed a soils investigation and are currently developing soil remedial alternatives for the source area properties. EPA completed a site-wide groundwater investigation in 2011, and continues to conduct groundwater studies to develop a groundwater cleanup plan. A vapor intrusion study was completed by EPA and no unacceptable risk level was found. Based on the identification of unrelated responsible parties (primarily Ford Motor Co.) and the EPA’s determination of no vapor risk, the Phase I ESA consultant recommended no further action other than ongoing compliance with due care requirements, including limiting the 1180 Church Road property to commercial and industrial uses, prohibiting the extraction or use of groundwater, providing access to regulatory authorities for any response actions and providing notice prior to alteration or demolition of on-site buildings.

●	With respect to the Grandview Court Mortgage Loan (0.7%), the ESA obtained in connection with the loan identified CREC related to an on-site dry-cleaning operation, which operated between 1989 and 2012. Elevated levels of PCE and TCE were identified in a 2003 site inspection. In 2005, the Illinois Environmental Protection Agency issued a No Further Remediation letter, subject to ongoing compliance with institutional controls, including the property’s being used for commercial industrial purposes. The related loan documents include borrower covenants as to ongoing compliance with such institutional controls.

●	With respect to the Matteson Ground Lease Mortgage Loan (0.5%), the ESA for the related Mortgaged Property identified a CREC related to the historical use of the Mortgaged Property as a department store with a tire, battery and accessories store (“TBA”) from July 1976 to August 1987. The TBA utilized four in-ground lifts, a 500-gallon waste oil UST and an oil-water separator. In addition, a gasoline service station was operated at the site from July 1976 to 1985, with three 10,000-gallon USTs. All of the USTs were removed in 1985, prior to UST regulations being implemented. Subsurface investigations identified contamination associated with the former TBA facility, including a benzene plume. Remedial action conducted at the property consisted of excavating approximately 657 tons of benzene-contaminated soil from an approximately 12,000 square-foot area. On May 19, 2003, the Illinois Environmental Protection Agency issued a No Further Remediation letter for the property, which included certain restrictions on the property, including limiting the property to only industrial or commercial use, prohibiting the installation of a groundwater well at the property, and requiring that all water services (potable as well as irrigation) be obtained from the public water supply system.

●	With respect to the Walgreens - Yakima Mortgage Loan (0.4%), the ESA obtained at loan origination identified an environmental issue related to former operations of orchards at the Mortgaged Property and surrounding properties between 1939 and 2006. The environmental consultant obtained a Washington Department of Ecology periodic review for the adjacent west and south properties, which disclosed detections of organic chlorinated pesticides and arsenic. Protective barriers were implemented to cap/contain residual contamination of arsenic, lead, DDT and DDE. An environmental covenant was placed at the site with a No Further Action letter issued at the adjoining properties in November 2010.

●	With respect to the Monte Cristo Adult Community Mortgage Loan (0.4%), the ESA for the related Mortgaged Property identified a REC related to the historical agricultural use of the Mortgaged Property. Based on a review of 1937, 1942, 1946, 1950 and 1957 aerial photographs, the environmental consultant concluded that the Mortgaged Property was used for agricultural purposes, which appeared to be row-crop in nature. Based on a review of the 1976, 1984 and 1998 aerial photographs, the environmental consultant concluded that the Mortgaged Property appeared to be used for tree-crop type agricultural use. The 1960/1961, 1961/1962 and 1987 topographic maps depict orchards on the south portion of the Mortgaged Property. Based on the former agricultural operations and the current residential use, the environmental consultant recommended that the owner of the Mortgaged Property provide prior environmental reports. Pending availability, the environmental consultant recommended further investigation of the Mortgaged Property.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Bella Road Self Storage Mortgaged Property (0.5%), the borrower is planning to remove 27 parking spaces to build an additional storage building on the Mortgaged Property to provide more self-storage space. The new building will add an additional 7,000 SF of rentable storage space, which is initially planned to provide 55 more storage units ranging in size from 50 SF to 250 SF. Parking income of approximately $3,880 per month will be lost due to the construction. In connection with the origination of the Mortgage Loan, the borrower deposited $750,000 into a reserve for the estimated costs of all work, labor and materials necessary for completing such construction. From and after the date that is 90 days after the securitization of the Mortgage Loan, the Mortgage Loan documents permit the borrower to construct such building, upon satisfaction of certain conditions, including (i) the construction budget is reasonably acceptable to the lender, (ii) the borrower does not incur any indebtedness in connection with such construction, (iii) if reasonably required by the lender, receipt of a rating agency confirmation, (iv) if reasonably required by the lender, delivery by counsel to the borrower of a REMIC opinion, and (v) the borrower completes such construction by the earlier to occur of (a) that date that is 12 months following the commencement of the construction and (b) the date that is 24 months prior to the maturity date. In addition, the Mortgage Loan documents include a non-recourse carveout for the timely completion of construction and the timely payment of all costs and expenses associated with such construction. Such additional building will be collateral for the Mortgage Loan.

●	With respect to the Monte Cristo Adult Community Mortgaged Property (0.4%), there are currently 14 vacant home sites that have infrastructure in the form of utility hook-ups and municipal water in place, and are awaiting the installation of new homes. The borrower plans to install new homes on these sites in the 12 to 24 month period following the closing of the Mortgage Loan. Such homes will be purchased outside of the borrowing entity and sold to unaffiliated third party lot tenants. To account for such plan, the lender held a $585,000 performance holdback in reserve at loan origination. The holdback funds will be disbursed to the borrower on or before January 9, 2024, upon satisfaction of certain conditions, including (i) no event of default exists, (ii) the base rental collections for pads for the 3 preceding calendar months is equal to or greater than $561,749, (iii) the debt service coverage ratio and debt yield equal or exceed 1.40x and 8.85%, respectively, and (iv) there are no tax liens against the guarantor.

●	With respect to certain of the Mortgage Loans secured by residential cooperative properties, the related Mortgaged Properties may be currently undergoing or be expected to undergo material redevelopment, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower will pay such excess amount from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name(1)	Property Type	Rent Relief Outstanding (Y/N)	Tenants Making Full July Rent Payment (% NRA/Units)(2)	Tenants Making Full July Rent Payment (% of UW rent)(2)	Tenants Making Full August Rent Payment (%NRA/Units)(2)	Tenants Making Full August Rent Payment (% of UW rent)(2)
1	BANA	9/9/2021	9/10/2021	One North Wacker	Office	N	100.0%	96.9%	100.0%	99.5%
2	BANA/WFB	9/10/2021	8/31/2021	Arizona Mills	Retail	(3)	(3)	(3)	(3)	(3)
3	BANA	9/1/2021	9/10/2021	ExchangeRight Portfolio 50	Various	N	100.0%	100.0%	100.0%	100.0%
4	BANA	8/19/2021	8/11/2021	International Plaza I	Office	N	100.0%	100.0%	100.0%	100.0%
5	MSMCH	8/24/2021	8/24/2021	Suarez Puerto Rico Industrial Portfolio	Various	N	NAV	NAV	NAV	NAV
6	BANA	9/1/2021	6/25/2021	The Court at Oxford Valley	Retail	Y(4)	100.0%	100.0%	100.0%	100.0%
7	BANA	8/31/2021	8/12/2021	Plaza at Imperial Valley	Retail	N	100.0%	100.0%	100.0%	100.0%
8	WFB	9/1/2021	9/3/2021	Tides Folly Beach	Hospitality	N	NAV(5)	NAV(5)	NAV(5)	NAV(5)
9	MSMCH	8/16/2021	9/15/2021	Corporate Research Center	Industrial	N	100.0%	100.0%	100.0%	100.0%
10	MSMCH	8/16/2021	9/9/2021	Lightwave Corporate Center	Industrial	N	100.0%	100.0%	100.0%	100.0%
11	WFB	9/2/2021	7/9/2021	La Brea & San Vicente	Retail	N	100.0%	100.0%	100.0%	100.0%
12	WFB	9/1/2021	6/29/2021	Norwalk Town Square	Retail	Y(6)	86.9%	89.0%	86.9%	89.0%
13	BANA	8/30/2021	9/9/2021	Raymour & Flanigan Campus	Industrial	N	100.0%	100.0%	100.0%	100.0%
14	MSMCH	9/1/2021	7/20/2021	Tomball Town Center	Retail	N	100.0%	100.0%	100.0%	100.0%
15	WFB	9/1/2021	8/12/2021	Lake Pointe Corporate Centre	Office	N	100.0%	100.0%	100.0%	100.0%
16	MSMCH	8/24/2021	6/16/2021	Newport Pavilion	Retail	Y(7)	100.0%	100.0%	NAV	NAV
17	WFB	8/26/2021	8/5/2021	1925 Maple	Office	N	100.0%	100.0%	100.0%	100.0%
18	MSMCH	9/3/2021	8/24/2021	University Square Shopping Center	Retail	Y(8)	(9)	(9)	(9)	(9)
19	NCB	8/20/2021	7/28/2021	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	Multifamily	N	92.2%(16)	N/A(17)	85.2%(16)	N/A(17)
20	WFB	8/25/2021	8/6/2021	Central San Rafael Storage	Self-Storage	N	NAV	100.0%	NAV	100.0%
21	BANA	9/3/2021	9/7/2021	Southern Flexible Apartment Portfolio II	Multifamily	(10)	(10)	(10)	(10)	(10)
22	WFB	9/3/2021	6/17/2021	Metro Crossing	Retail	Y(11)	100.0%	100.0%	100.0%	100.0%
23	BANA	9/2/2021	10/29/2020	McDonald’s Global HQ	Office	N	100.0%	100.0%	100.0%	100.0%
24	WFB	9/3/2021	9/1/2021	Zions Bank	Office	Y(12)	100.0%	100.0%	100.0%	100.0%
25	MSMCH	9/3/2021	8/31/2021	2707 Sedgwick	Mixed Use	N	98.0%	98.0%	97.0%	97.0%
26	MSMCH	9/1/2021	7/2/2021	South Main Shopping Center	Retail	Y(13)	100.0%	100.0%	100.0%	100.0%
27	MSMCH	9/3/2021	7/30/2021	2800 Bailey	Mixed Use	N	NAV	NAV	NAV	NAV
28	WFB	8/24/2021	9/1/2021	Davidsohn Industrial Park	Industrial	N	96.6%	96.3%	96.6%	96.3%
29	MSMCH	8/26/2021	7/15/2021	Longford Shoppes	Retail	N	100.0%	100.0%	100.0%	100.0%
30	NCB	8/31/2021	7/30/2021	Fairfield Commons Owners Corp.	Multifamily	N	97.7%(16)	N/A(17)	94.9%(16)	N/A(17)
31	NCB	8/27/2021	7/29/2021	2400 Johnson Avenue Owners, Inc.	Multifamily	N	98.4%(16)	N/A(17)	92.9%(16)	N/A(17)
32	MSMCH	9/3/2021	7/14/2021	290 Tunxis Hill	Retail	N	NAV	NAV	100.0%	100.0%
33	WFB	9/1/2021	6/28/2021	Velocity Industrial Portfolio	Industrial	N	100.0%	100.0%	100.0%	100.0%
34	BANA	8/31/2021	8/27/2021	Legacy Business Park	Office	N	100.0%	100.0%	95.5%	95.3%
35	WFB	8/26/2021	8/26/2021	Park City Self Storage UT	Self-Storage	N	99.6%	99.9%	98.7%	99.1%
36	WFB	9/7/2021	5/10/2021	Grandview Court	Retail	N	82.5%	97.9%	84.2%	98.0%
37	MSMCH	8/18/2021	7/21/2021	Anaheim Hills Medical Office	Office	N	100.0%	100.0%	100.0%	100.0%
38	NCB	8/19/2021	7/30/2021	415 East 80th Street Housing Corporation	Multifamily	N	100.0%(16)	N/A(17)	100.0%(16)	N/A(17)
39	WFB	8/26/2021	8/26/2021	Village At Dos Vientos	Mixed Use	Y(14)	100.0%	100.0%	100.0%	100.0%
40	WFB	8/25/2021	8/19/2021	Arville Commerce Center	Industrial	N	100.0%	100.0%	100.0%	100.0%
41	MSMCH	8/23/2021	7/2/2021	Boulder Crossroads	Retail	Y(15)	100.0%	100.0%	100.0%	100.0%
42	MSMCH	8/30/2021	9/1/2021	The Platform Santa Barbara	Mixed Use	N	100.0%	100.0%	100.0%	100.0%
43	BANA	9/9/2021	9/9/2021	Sprague Self Storage	Self Storage	N	94.5%	92.9%	NAV	NAV
44	BANA	9/1/2021	8/20/2021	Bella Road Self Storage	Self Storage	N	100.0%	99.5%	97.1%	92.7%
45	BANA	8/31/2021	9/1/2021	Western Skies Business Center	Office	N	100.0%	100.0%	100.0%	100.0%
46	MSMCH	9/13/2021	9/3/2021	Titan Self Storage	Self Storage	N	100.0%	100.0%	100.0%	100.0%
47	BANA	9/7/2021	8/5/2021	3508-3510 Johnson Avenue	Mixed Use	N	100.0%	100.0%	100.0%	100.0%
48	BANA	8/31/2021	8/6/2021	Matteson Ground Lease	Other	N	100.0%	100.0%	100.0%	100.0%
49	NCB	8/23/2021	7/30/2021	Waldo Gardens, Inc.	Multifamily	N	98.2%(16)	N/A(17)	90.0%(16)	N/A(17)
50	MSMCH	8/13/2021	7/15/2021	Kings Automall Shopping Center	Retail	N	100.0%	100.0%	100.0%	100.0%
51	WFB	8/31/2021	6/17/2021	Walgreens - Yakima	Retail	N	100.0%	100.0%	100.0%	100.0%
52	NCB	8/30/2021	8/2/2021	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	Multifamily	N	96.6%(16)	N/A(17)	95.0%(16)	N/A(17)
53	NCB	8/31/2021	8/31/2021	Hudson House Tenants Corporation	Multifamily	N	98.8%(16)	N/A(17)	89.3%(16)	N/A(17)
54	WFB	9/7/2021	7/7/2021	U-Stor-It – Melrose Park	Self-Storage	N	98.8%	98.8%	96.2%	96.2%
55	BANA	9/9/2021	9/9/2021	Lincoln MHC	Manufactured Housing	N	100.0%	100.0%	NAV	NAV
56	WFB	8/31/2021	6/17/2021	WAG Hudson, WI	Retail	N	100.0%	100.0%	100.0%	100.0%

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name(1)	Property Type	Rent Relief Outstanding (Y/N)	Tenants Making Full July Rent Payment (% NRA/Units)(2)	Tenants Making Full July Rent Payment (% of UW rent)(2)	Tenants Making Full August Rent Payment (%NRA/Units)(2)	Tenants Making Full August Rent Payment (% of UW rent)(2)
57	NCB	8/30/2021	7/21/2021	60 West Broad Street, Inc.	Multifamily	N	93.8%(16)	N/A(17)	84.0%(16)	N/A(17)
58	BANA	9/2/2021	8/9/2021	Monte Cristo Adult Community	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
59	BANA	9/7/2021	8/31/2021	BuxBear Self Storage	Self Storage	N	98.8%	99.8%	95.9%	95.9%
60	BANA	9/2/2021	7/20/2021	Tomball Self Storage	Self Storage	N	87.9%	87.3%	93.5%	93.4%
61	NCB	8/26/2021	8/27/2021	12 West 17th St. Tenants’ Corp.	Multifamily	N	100.0%(16)	N/A(17)	100.0%(16)	N/A(17)
62		8/18/2021	8/26/2021	Broad Street Portfolio	Multifamily	N	100.0%	100.0%	100.0%	100.0%
63	NCB	8/31/2021	8/25/2021	Oakhurst Gardens Corp.	Multifamily	N	93.2%(16)	N/A(17)	88.1%(16)	N/A(17)
64	BANA	9/1/2021	9/1/2021	Lakeside Villa & Glacier View	Manufactured Housing	N	100.0%	100.0%	98.9%	98.8%
65	BANA	9/9/2021	9/10/2021	Lindon Self Storage	Self Storage	N	98.7%	94.1%	NAV	NAV
66	MSMCH	8/22/2021	7/15/2021	RVacation RV Park	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
67	NCB	8/30/2021	7/29/2021	Archer Cooperative, Inc.	Multifamily	N	94.0%(16)	N/A(17)	87.5%(16)	N/A(17)
68	NCB	8/31/2021	9/3/2021	Caribbean House, Inc.	Multifamily	N	96.8%(16)	N/A(17)	88.7%(16)	N/A(17)
69	NCB	8/30/2021	7/27/2021	111-127 Cabrini Apartments Corp.	Multifamily	N	100.0%(16)	N/A(17)	97.2%(16)	N/A(17)
70	NCB	8/31/2021	7/28/2021	94-102 Hamilton Place Housing Development Fund Corporation	Multifamily	N	88.9%(16)	N/A(17)	88.3%(16)	N/A(17)
71	MSMCH	8/12/2021	6/3/2021	4601 S Indiana Avenue	Multifamily	N	100.0%	100.0%	100.0%	100.0%
72	NCB	8/31/2021	7/30/2021	250 North Village Owners, Inc.	Multifamily	N	100.0%(16)	N/A(17)	100.0%(16)	N/A(17)
73	NCB	8/31/2021	8/20/2021	White Oak Cooperative Housing Corp.	Multifamily	N	93.6%(16)	N/A(17)	89.2%(16)	N/A(17)
74	BANA	9/1/2021	8/17/2021	Brookville MHC	Manufactured Housing	N	100.0%	100.0%	100.0%	100.0%
75	NCB	8/25/2021	8/26/2021	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	Multifamily	N	100.0%(16)	N/A(17)	87.5%(16)	N/A(17)
76	NCB	8/25/2021	8/25/2021	Garden Lofts Corp.	Multifamily	N	100.0%(16)	N/A(17)	95.7%(16)	N/A(17)
77	NCB	8/31/2021	7/27/2021	Crescent Tenants Corp.	Multifamily	N	96.6%(16)	N/A(17)	73.3%(16)	N/A(17)
78	NCB	8/19/2021	8/26/2021	Jackson Manor Inc.	Multifamily	N	98.2%(16)	N/A(17)	97.3%(16)	N/A(17)
79	NCB	8/30/2021	8/16/2021	Midland Manor Owners Corp.	Multifamily	N	94.8%(16)	N/A(17)	84.5%(16)	N/A(17)
80	MSMCH	8/25/2021	7/8/2021	Load & Lock Mini Storage	Self Storage	N	98.6%	98.6%	NAV	NAV
81	NCB	8/30/2021	8/31/2021	35 East Tenants Corp.	Multifamily	N	92.5%(16)	N/A(17)	90.0%(16)	N/A(17)
82	NCB	8/31/2021	8/31/2021	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	Multifamily	N	98.3%(16)	N/A(17)	93.2%(16)	N/A(17)
83	BANA	9/9/2021	9/9/2021	Sunset View MHC	Manufactured Housing	N	100.0%	100.0%	NAV	NAV
84	NCB	8/25/2021	7/30/2021	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	Multifamily	N	100.0%(16)	N/A(17)	100.0%(16)	N/A(17)
85	NCB	8/30/2021	7/29/2021	Cherry Lane Owners Corp.	Multifamily	N	97.2%(16)	N/A(17)	94.4%(16)	N/A(17)
86	NCB	8/30/2021	7/26/2021	Delano Tenants Corp.	Multifamily	N	96.2%(16)	N/A(17)	96.2%(16)	N/A(17)
87	BANA	9/9/2021	9/9/2021	Arroyo MHC	Manufactured Housing	N	100.0%	100.0%	NAV	NAV
88	NCB	8/27/2021	7/29/2021	25 Indian Road Owners Corp.	Multifamily	N	93.9%(16)	N/A(17)	93.9%(16)	N/A(17)
89	NCB	8/30/2021	8/26/2021	Village Gardens Tenants Corp.	Multifamily	N	100.0%(16)	N/A(17)	97.1%(16)	N/A(17)
90	NCB	8/19/2021	7/20/2021	482 East 74th Street Apartment Corp.	Multifamily	N	100.0%(16)	N/A(17)	100.0%(16)	N/A(17)
91	NCB	8/31/2021	8/17/2021	Sherwood Village Cooperative B, Inc.	Multifamily	N	92.5%(16)	N/A(17)	88.1%(16)	N/A(17)
92	NCB	8/31/2021	8/23/2021	22321 Owners Corp.	Multifamily	N	100.0%(16)	N/A(17)	94.5%(16)	N/A(17)

(1)	All loans are current on their debt service payments or have a first payment date on October or November 2021. For all NCB mortgage loans that have the first payment as either October 1, 2021 or November 1, 2021, each payment is subject to a 10-day grace period, and therefore may not be received until the 10th day of each month.

(2)	Tenants Making Full July Rent Payment (% NRA/Units), Tenants Making Full August Rent Payment (% NRA/Units), Tenants Making Full July Rent Payment (% of UW rent) and Tenants Making Full August Rent Payment (% of UW rent) for multifamily, self storage and mixed use properties are based on the percentage of total billed rent collected.

(3)	With respect to the Arizona Mills mortgaged property, 99.0% of the expected rents in July and August were received. Rents for open and billed tenants, which may or may not include percent in lieu rent tenants, were adjusted for active amendments, bankruptcies, write-offs and tenant credits.

(4)	With respect to The Court at Oxford Valley Property mortgaged property, during the period of store closures, approximately 76% of the tenants at The Court at Oxford Valley Property requested rent relief. The borrower sponsors successfully negotiated rent deferrals and 96.9% of that deferred rent will be paid by year end 2021. Old Navy and Famous Footwear received rental rate abatements, and Crunch Fitness restructured its lease. All tenants are current in their rent obligations, including deferred rent.

(5)	With respect to the Tides Folly Beach mortgaged property, for the month of June 2021, the mortgaged property reported an Occupancy, ADR and RevPAR of 98.6%, $338.03, and $333.17, respectively. For the month of July 2021, the mortgaged property reported an Occupancy, ADR and RevPAR of 98.1%, $360.99, and $354.20, respectively. August 2021 operating information is not yet available.

(6)	With respect to the Norwalk Town Square mortgaged property, four tenants totaling approximately 5.9% of net rentable area and approximately 7.3% of underwritten base rent have ongoing lease modifications or existing rent relief.

(7)	With respect to the Newport Pavilion mortgaged property, ten tenants (37.1% of the NRA and 43.4% of underwritten rent) were given some form of rent relief either in the form of deferred rent or abated rent. Six tenants (14.4% of the SF and 19.4% of underwritten rent) were given rent relief in the form of deferred rent ranging between two and three months and four tenants (22.7% of the SF and 24.0% of underwritten rent) were given rent relief in the form of an abatement. Approximately 48.2% of the deferred rent has already been repaid.

(8)	With respect to the University Square Shopping Center mortgaged property, two tenants (21.0% of NRA and 17.5% of underwritten rent) received rent relief and both tenants have repayment plans in place.

(9)	With respect to the University Square Shopping Center mortgaged property, the borrower purchased the mortgaged property in March 2021 and does not have monthly reporting available. All tenant estoppels were received within 60 days of loan origination and none of the estoppels showed delinquent rent.

(10)	With respect to the Southern Flexible Apartment Portfolio II mortgaged properties, aging reports are not utilized by property management as tenants typically pre-pay for their stays and are subsequently evicted if past their paid stay period.

(11)	With respect to the Metro Crossing mortgaged property, 18 tenants, representing 33.3% of net rentable area and 41.0% of underwritten base rent requested and received rent relief.

(12)	With respect to the Zions Bank mortgaged property, 1 tenant totaling approximately 15.5% net rentable area and 16.9% underwritten base rent requested and received rent relief.

(13)	With respect to the South Main Shopping Center mortgaged property, two tenants (3.2% of NRA and 5.2% of underwritten rent) received rent relief and both tenants have repayment plans in place.

(14)	With respect to the Village at Dos Vientos mortgaged property, two tenants totaling approximately 3.9% of net rentable area and 3.3% of underwritten base rent have outstanding rent relief lease modifications.

(15)	With respect to the Boulder Crossroads mortgaged property, four tenants (18.5% of NRA and 18.7% of underwritten rent) received rent relief and all four tenants have repayment plans in place between January and December 2021.

(16)	For residential cooperative properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers. Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis. In addition, for residential cooperative properties, the figures reported were determined based on revenue derived from maintenance charges payable by tenant-shareholders, and not based on rental income for commercial units as to which cooperative shares have not been allocated. Further, with respect to certain residential cooperative properties, the related cooperative borrower may have entered into a primary master lease with a third-party or the cooperative’s sponsor. Generally, however, information regarding subleases under such primary master leases are not tracked for residential cooperative properties.

(17)	This information is not presented for residential cooperative properties. The base rent represented in the underwritten cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 15 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the Norwalk Town Square Mortgage Loan (2.4%), certain of the sponsors (Javid Levian, Shokrolak Levin and Jamshid Levian) are named as co-defendants in two pending litigation matters involving billboard development and maintenance services-related agreements with Virtual Media Group, as plaintiff. The plaintiff’s allegations include fraud and breach of fiduciary duty related to their business dealings, and seek in excess of $2.5 million in damages. The Los Angeles County Superior Court granted the defendants’ motion to compel arbitration and stayed the action. A status conference regarding arbitration is pending. The litigation is unrelated to the Mortgaged Property. The related sponsors’ aggregate stated net worth is in excess of the plaintiff’s damage claims.

●	With respect to the University Square Shopping Center Mortgage Loan (1.3%), the borrower sponsor, E. Stanley Kroenke, is one of several defendants under complaints filed in April 2016 by the City of St. Louis, the County of St. Louis and the Regional Convention and Sports Complex Authority related to the decision to relocate the St. Louis Rams to Los Angeles. Allegations include, among other things, (i) breach of contract, (ii) unjust enrichment, (iii) fraudulent misrepresentation, and (iv) tortious interference with business expectations. The plaintiffs seek damages and restitution of profits.

●	With respect to the Fairfield Commons Owners Corp. Mortgage Loan (0.9%), the borrower is a co-defendant in a lawsuit commenced by a former resident against the borrower, the borrower’s managing property agent, and the president of the borrower’s cooperative board of directors alleging unlawful discriminatory housing practices. The plaintiff seeks certain equitable and unspecified monetary relief. The case has been tendered to the borrower’s liability insurance carrier, and the carrier has assumed defense with certain reservations. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $500,000, of which $125,000 is specifically (and exclusively) available to the borrower for the payment of any adverse claims associated with the suit. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

●	With respect to the Park City Self Storage UT Mortgage Loan (0.8%), the sponsor (Stephen Kitchen) is a named defendant in a breach of contract action filed by Clear Satellite, Inc. arising out of Mr. Kitchen’s undertaking to provide door-to-door sales representatives for the plaintiff and the fallout from ensuing bad accounts, terminated contracts and commission disputes. The litigation is unrelated to the mortgaged property. The plaintiff’s amended complaint, filed July 1, 2021, seeks approximately $2.7 million in damages. The guarantor’s stated net worth is in excess of the plaintiff’s damage claims.

●	With respect to the Sprague Self Storage Mortgage Loan (0.5%), the Lincoln MHC Mortgage Loan (0.4%), the Lindon Self Storage Mortgage Loan (0.3%), the Sunset View MHC Mortgage Loan (0.1%) and the Arroyo MHC Mortgage Loan (0.1%), in March 2021, Jack Evans, who owns less than 1% of the non-recourse guarantor relating to such Mortgage Loans, but controls the borrower and the non-recourse carveout guarantor in his role as manager of such entities, was named a defendant in a lawsuit relating to disputes among various individuals and entities over the ownership and control of several entities that own and/or control parcels of real property in Utah. Four causes of action name Mr. Evans and/or an entity that he controls: (i) aiding and abetting breach of fiduciary duty, (ii) civil conspiracy, (iii) tortious interference with economic relations and (iv) injunctive relief to prohibit further alleged misconduct. The plaintiff seeks compensatory damages of at least $3 million, but is also seeking punitive damages of at least 300% of all proven compensatory damages. The non-recourse guarantor is not currently a party to the lawsuit, and the complaint does not allege any wrongdoing by such guarantor. In order to mitigate against any possible change of control that could result from Mr. Evans’ removal as manager of the borrower and guarantor, the loan documents require that, if Mr. Evans is found liable under the lawsuit, each of the borrower and guarantor are required to cause Todd Pedersen (who, along with Mr. Evans, is a co-founder of the guarantor) in the borrower and guarantor to become the replacement manager until the judgment against Mr. Evans is satisfied. In addition, any unauthorized change in control of the guarantor would result in an event of default under the loan documents and could result in full recourse liability to the guarantor.

●	With respect to the Waldo Gardens, Inc. Mortgage Loan (0.4%), the borrower is a co-defendant in a lawsuit commenced by a tenant-shareholder alleging unlawful discriminatory housing practices. The plaintiff seeks certain equitable and unspecified monetary relief. The case has been tendered to the borrower’s liability insurance carrier, and the carrier has assumed defense with certain reservations. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $500,000, of which $65,000 is specifically (and exclusively) available to the borrower for the payment of any adverse claims associated with the suit. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	69 of the Mortgage Loans (68.4%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	20 of the Mortgage Loans (30.6%), were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	3 of the Mortgage Loans (1.0%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Arizona Mills Mortgage Loan, ExchangeRight Portfolio 50 Mortgage Loan, The Court at Oxford Valley Mortgage Loan, the Plaza at Imperial Valley Mortgage Loan, the Newport Pavilion Mortgage Loan, the Zions Bank Mortgage Loan, the 2707 Sedgwick Mortgage Loan, the South Main Shopping Center Mortgage Loan, the 2800 Bailey Mortgage Loan, the Longford Shoppes Mortgage Loan, the Anaheim Hills Medical Office Mortgage Loan, the Arville

Commerce Center Mortgage Loan, the Boulder Crossroads Mortgage Loan, the Titan Self Storage Mortgage Loan, the Kings Automall Shopping Center Mortgage Loan, the U-Stor-It - Melrose Park Mortgage Loan and the Broad Street Portfolio Mortgage Loan (collectively, 29.7%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Arizona Mills Mortgage Loan (5.9%), the related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), one of the three individual guarantors of such Mortgage Loan, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.

●	With respect to The Court at Oxford Valley Mortgage Loan (4.3%), such Mortgage Loan refinanced a loan that was transferred to special servicing for a non-monetary default relating to the voluntary filing of a Chapter 11 bankruptcy petition by PREIT, one of the two non-recourse carveout guarantors for the Mortgage Loan, in 2020. PREIT restructured pursuant to a joint prepackaged plan of reorganization with its creditors and emerged from bankruptcy within approximately 30 days of its initial filing. The Goldenberg Group, the other non-recourse carveout guarantor for the Mortgage Loan, has always had 100% of the day-to-day control of the Mortgaged Property since its development. The refinanced loan never experienced a monetary default.

●	With respect to the Plaza at Imperial Valley Mortgage Loan (3.9%), in 2012, the related borrower sponsor paid off the $61,245,000 construction loan balance that financed the development of the Mortgaged Property at a discount of $55,000,000. In addition, the borrower sponsor sponsored a 2007 mortgage loan that went into maturity default in 2017, resulting in a foreclosure of the related Mortgaged Property in January 2019.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

In addition, with respect to the McDonald’s Global HQ Mortgage Loan (1.1%), there is an existing non-monetary default with respect to the related Whole Loan, resulting from the borrower’s failure to comply with the cash management provisions in the loan documents. In accordance with the loan documents, the borrower delivered tenant direction letters at origination (October 29, 2020) instructing tenants to deposit rent payments into the established lockbox account. Subsequently, on December 14, 2020, the borrower instructed tenants to deliver rent payments directly to the borrower and not into such lockbox account, in contravention of the loan documents and without the consent of the lender. Since that time, the borrower has been making monthly debt service payments directly to the applicable master servicer instead of having rents deposited and swept from the lockbox account as required by the loan documents. The borrower has expressed concerns regarding the loan boarding process and initial administration of the free rent reserve by the applicable master servicer. According to the commentary included by the BANK 2020-BNK30 master servicer in the CREFC® servicer watch list dated August 17, 2021, the applicable master servicer believes it has addressed these concerns and, on July 28, 2021, sent the borrower a formal reservation of rights and urged compliance with the cash management procedures set forth in the loan documents. To date, the borrower has not provided any evidence that it has cured the non-compliance. There can be no assurance that the borrower will return to compliance with such cash management provisions or that the dispute will not result in litigation or cause the Whole Loan to be transferred to special servicing. See “Risk Factors—Risks Relating to the Mortgage Loans—The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “—Other Risks Relating to the Certificates—Risks Relating to Interest on Advances and Special Servicing Compensation”.

With respect to the Boulder Crossroads Mortgage Loan (0.6%), WJA Real Estate Opportunities Fund I, LLC, an investor which owns a 36.6% interest in the borrower, filed for Chapter 11 bankruptcy in 2017, and the proceeding is still pending.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	37 Mortgaged Properties (15.4%) are each leased entirely (or substantially in its entirety) to a single tenant.

●	8 Mortgaged Properties (12.4%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Properties.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant

Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the One North Wacker Mortgage Loan (9.95%), the largest tenant, Pricewaterhouse Coopers, LLP (“PWC”) (representing 22.4% of NRA), has an early termination option effective October 31, 2025 (with notice required by April 30, 2024) and is reportedly seeking to sub-lease approximately 70,082 SF of its space (representing 22.1% of PWC’s space). The loan is structured with a cash trap event period, as defined in the related loan documents, that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of the then current term of the PWC lease; (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space; (iii) PWC defaults in the payment of rent under the lease for a period in excess of 45 days; or (iv) PWC becomes the subject of certain bankruptcy related actions. In addition, the fourth largest tenant, Fitch Group, Inc. (representing 4.6% of NRA), has a termination option effective December 31, 2029, with notice required by December 31, 2028.

●	With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), the related single tenants at the Octapharma - Riverdale (Riverdale), MD Mortgaged Property and each of the Walgreens Mortgaged Properties have rights to terminate their respective leases; however, the date on which the earliest termination right under each such lease, if exercised, would be effective has been treated as the expiration date of each such lease on Annex A-1 hereto.

●	With respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%), the second largest tenant with respect to both the portfolio and the San Juan Industrial Park Mortgaged Property, FEMA, representing 22.5% of the square feet at such Mortgaged Property, has the right to terminate its lease at any time upon 30 days’ to 120 days’ (depending upon the applicable suite) prior written notice, without payment of a termination fee. In addition, if FEMA fails to occupy its space for any period, rent for such period will be reduced by the portion of costs per square foot of operating rent not required to maintain the space. The fourth largest tenant with respect to the San Juan Industrial Park Mortgaged Property, Trane, representing 8.0% of the square feet at such Mortgaged Property, has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee. The fourth largest tenant at the Rexco Industrial Park Mortgaged Property, Conduent, representing 7.8% of the square feet at such Mortgaged Property, has the right to terminate its lease at any time upon 90 days’ notice and payment of a termination fee. The fifth largest tenant at the Rexco Industrial Park Mortgaged Property, Honeywell International, representing 7.6% of the square feet at such Mortgaged Property, has the right to terminate its lease as to 12,525 square feet (approximately 42.5% of its space) at any time upon four months’ notice and payment of a termination fee.

●	With respect to the Corporate Research Center Mortgage Loan (3.5%), the largest tenant, A100 US, representing approximately 45.0% of the square feet at the Mortgaged Property, has the right to terminate its lease effective February 28, 2023 with at least 9 months’ notice and payment of a termination fee.

●	With respect to the 1925 Maple Mortgage Loan (1.4%), the sole tenant, SAIC, has the right to terminate its lease effective at any time after the 88th month (October

1, 2027) upon not less than 9 months’ prior notice and a payment equal to unamortized abated rent, abated parking expense, tenant improvement and leasing costs and a space plan allowance.

●	With respect to the McDonald’s Global HQ Mortgage Loan (1.1%), (i) the largest tenant, McDonald’s, has (1) the option to terminate its lease effective July 31, 2030 with 18 months’ notice and payment of a termination fee equal to the sum of (x) the unamortized balance of the tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatement allocable to the contracted space plus 8% interest compounded from August 2018, which fee is estimated to equal approximately $25.8 million; and (2) the option to contract up to one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and a contraction fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatements received allocable to the contracted space plus interest, which sum is estimated to be approximately $5.8 million; and (ii) the third largest tenant, Walgreens, has rights to terminate its lease effective September 30, 2033, September 30, 2038, or September 20, 2043, each with 12 months’ notice.

●	With respect to the 3508-3510 Johnson Avenue Mortgage Loan (0.5%), the second largest tenant, Bank of America, has a one-time option to terminate its lease on October 31, 2027, upon at least 12 months’ prior written notice. In the event that Bank of America delivers notice to exercise such termination option, the loan is structured with a cash sweep, which would begin 12 months prior to the effective date of such termination.

●	With respect to the Walgreens - Yakima Mortgage Loan (0.4%), the sole tenant, Walgreens, has a recurring right to terminate its lease in the 25th year (October 31, 2034), the 30th year (October 31, 2039), the 35th year (October 31, 2044) or any month thereafter upon 12 months’ prior notice.

●	With respect to the WAG Hudson, WI Mortgage Loan (0.4%), the sole tenant, Walgreens, has a recurring right to terminate its lease as of the last day of the 300th full calendar month (May 31, 2037) or any month thereafter upon 12 months’ prior notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the One North Wacker Mortgage Loan (9.95%), approximately $542,907 of straight-line rent credit was underwritten for investment grade rated tenants (including the second largest tenant, UBS Americas Inc) over the loan term.

●	With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), approximately $92,897 of straight-line rent was underwritten for investment grade rated tenants (Walgreens, Dollar General, First Midwest Bank, WellMed, Dollar Tree, Family Dollar, Sherwin Williams, Fresenius Kidney Care and CVS Pharmacy) over the lesser of the loan term and the remaining lease term.

●	With respect to the International Plaza I Mortgage Loan (5.1%), the sole tenant, Tenet Healthcare, is entitled to a rent abatement for the first three years of the lease. In the current (second) year, base rent is abated on 92,201 SF through February 28, 2022. For the third year (March 1, 2022-February 28, 2023), the base rent is abated on 42,201 SF. At loan closing, the lender reserved $1,699,442, which represents the full amount of the outstanding rent abatement.

●	With respect to The Court at Oxford Valley Mortgage Loan (4.3%), approximately $33,218 of straight-line rent was underwritten for the largest tenant, Best Buy (13.1% of NRA), over the loan term, as Best Buy is an investment grade rated tenant.

●	With respect to the Corporate Research Center Mortgage Loan (3.5%), approximately $163,766 of straight line rent through its lease term was underwritten for the tenant A100 US, a subsidiary of Amazon.com Inc.

●	With respect to the Lightwave Corporate Center Mortgage Loan (2.9%), approximately $153,834 of straight line rent through its lease term was underwritten for the second largest tenant, University of California, San Diego.

●	With respect to the La Brea & San Vicente Mortgage Loan (2.5%), the rent for the largest tenant, Target Corporation, was underwritten on a straight line basis.

●	With respect to the Lake Pointe Corporate Centre Mortgage Loan (2.0%), (i) the largest tenant, Progrexion ASG, has free rent for 4 successive months beginning November 2026; (ii) the third largest tenant, Medical Review Institute of America, has free rent for January 2022, January 2023, January 2024 and January 2025; and (iii) the fifth largest tenant, Deserve, Inc., has remaining free rent through February 2022. A rent concession reserve for related amounts was required with respect to the free rent in the case of each of the foregoing tenants.

●	With respect to the McDonald’s Global HQ Mortgage Loan (1.1%), underwritten rent for the investment grade tenants McDonald’s (92.6% of NRA), Walgreens (the third largest tenant, 1.6% of NRA) and FedEx Retail (the fifth largest tenant, 0.4% of NRA) includes $1,671,710 in straight-lined rent credit.

●	With respect to the 3508-3510 Johnson Avenue Mortgage Loan (0.5%), underwritten rent for the property’s two tenants, Montefiore Medical Center and Bank of America, includes $45,164 in straight-lined rent credit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to 8 of the Mortgage Loans (21.3%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Arizona Mills Mortgage Loan (5.9%), Joe’s Crab Shack (“Joe’s”), a tenant at the Mortgaged Property, has an option to purchase fee simple title to its leased premises (the “Joe’s Release Parcel”) at the expiration of its lease term on August 31, 2025. Joe’s must provide written notice to the borrower at least six months prior to lease expiration, in order to exercise such option. The purchase price is required to be at the fair market value of the Joe’s Release Parcel, as determined based on appraisals obtained in accordance with the procedures set forth in the Joe’s lease, and is required to be paid in cash on the Joe’s lease expiration date.

●	With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), the related single tenant at each of the following Mortgaged Properties has a right of first refusal (“ROFR”) to purchase such Mortgaged Property: Walgreens - Fresno (Blackstone), CA, Walgreens - Broussard (Saint Nazaire), LA, Walgreens - Bossier City (Airline), LA, Family Dollar - South Point (Solida), OH and Family Dollar - Warren (Youngstown), OH. The related single tenant at each of the following Mortgaged Properties has a right of first offer (“ROFO”) to purchase the related Mortgaged Property: First Midwest Bank - Highland (Indianapolis), IN, First Midwest Bank - Joliet (2801 Jefferson), IL, Walgreens - New Albany (New Albany), OH, First Midwest Bank - Mundelein (Allanson), IL and First Midwest Bank - McHenry (Richmond), IL. No such ROFR or ROFO will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR or ROFO will apply to subsequent purchasers of the applicable Mortgaged Property.

●	With respect to the Corporate Research Center Mortgage Loan (3.5%), the largest tenant, A100 US, representing approximately 45.0% of square feet, has a right of first offer to purchase the Mortgaged Property or any portion thereof. The lease provides that such right will not apply to transfers in connection with any debt or equity financing, pursuant to a foreclosure or deed in lieu thereof. Further, the tenant has agreed in a subordination, non-disturbance and attornment agreement that the right of first offer will not apply in connection with a sale by the lender following a foreclosure or deed in lieu thereof; however, such waiver will not apply if such sale is to a Tenant Competitor or its affiliate. A “Tenant Competitor” means certain competitors of the tenant listed in the lease, provided that the tenant has the right to change any one or all of the entities so listed, so long as each subsequently listed entity is not principally engaged in the real estate or real estate financing business. The A100 US lease prohibits the borrower from selling or transferring the Mortgaged Property to a Tenant Competitor or an affiliate of a Tenant Competitor.

●	With respect to the Lightwave Corporate Center Mortgage Loan (2.9%), the largest tenant, NFINIT (f.k.a. American Internet Services, Inc. AIS), representing 50.8% of square feet, has both a right of first refusal and a right of first offer to purchase the Mortgaged Property. The tenant has agreed in a subordination, non-disturbance and attornment agreement that (i) it has no right or option to purchase the Mortgaged Property or any portion thereof and to the extent it has had or acquires any such right or option, such right is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure, and (ii) its right of first refusal in its lease will not apply to any foreclosure sale or conveyance in lieu thereof, and is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Raymour & Flanigan Campus Mortgage Loan (2.4%), the single tenant at the related Mortgaged Property, Raymours Furniture Company, Inc., is an affiliate of the borrower.

●	With respect to the University Square Shopping Center Mortgage Loan (1.3%), the Mortgage Loan documents allow the borrower to enter into a master lease with the non-recourse carveout guarantor such that the debt service coverage ratio is at least 1.20x, in order to avoid a cash management event related to a decrease in the debt service coverage ratio or a tenant credit event.

●

With respect to the Zions Bank Mortgage Loan (1.1%), the largest tenant, Property Enhancement Group, Inc., and two non-top 5 tenants, Blue Diamond Capital, LLC and Earl Corporation, are borrower-affiliated tenants, which make up 21.8% of the NRA in the aggregate.

●

With respect to the Matteson Ground Lease Mortgage Loan (0.5%), the borrower holds a leased fee interest in the Mortgaged Property, and the tenant under the ground lease is an affiliate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

●	With respect to the One North Wacker Mortgaged Property (9.95%), the competitive set identified by the related appraisal includes two properties owned by the related borrower sponsor.

In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, see “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Utah, Nevada and Puerto Rico) do not require earthquake insurance. 23 of the Mortgaged Properties (30.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no

Mortgaged Property has a probable maximum loss greater than 18%. See “—Geographic Concentrations” above with respect to certain limitations to the seismic report for the Corporate Research Center Mortgaged Property (3.5%).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●

With respect to the ExchangeRight Portfolio 50 Mortgage Loan (5.2%), the related Mortgage Loan documents permit the tenant at any individual Mortgaged Property to maintain the required property insurance coverage (other than flood insurance coverage, in the case of all but two of the portfolio properties), in lieu of the borrower maintaining same, so long as (i) the applicable lease affecting such individual Mortgaged Property is in full force and effect, (ii) no default exists under such applicable lease beyond any applicable notice and cure periods, (iii) the tenant maintains insurance policies on the applicable Mortgaged Property as required pursuant to the applicable lease and in compliance with the loan documents, including but not limited to the lender, at all times, being named as a mortgagee/loss payee on the property insurance policies, and such tenant’s lease provides (or the applicable tenant thereunder delivers written confirmation to the lender (in form and substance satisfactory to the lender)) that such lease will remain in full force and effect following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the Borrower and/or the lender, and (iv) such tenant or the borrower delivers written evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage (the foregoing clauses (i) - (iv) are referred to collectively as the “Tenant Insurance Conditions”). To the extent any of Tenant Insurance Conditions are not satisfied, the borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the applicable Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan agreement.

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With respect to the Corporate Research Center and Lightwave Corporate Center Mortgage Loans (collectively, 6.4%), the Mortgage Loan documents provide that the borrower is permitted to rely on blanket insurance maintained by the California State Teachers’ Retirement System (“CalSTRS”), an indirect owner of the borrowers under such Mortgage Loans, and any such insurance maintained by CalSTRS will be deemed to be approved by the lender, subject to the insurance ratings requirements in the loan documents. In addition, with respect to such Mortgage Loans, the loan agreements provide (the “CalSTRS Insurance Provisions”) that insurance policies provided by CalSTRS, provided that the insurers meet the ratings requirements in the related loan agreements, will be deemed to meet the other requirements set forth in the insurance provisions of the loan agreements. The insurance requirements referred to in the CalSTRS Insurance

Provisions include requirements with respect to the types, scope and amount of insurance, waiver of subrogation against the lender, “no coinsurance” endorsements and other provisions, and accordingly the CalSTRS Provisions may deem such requirements satisfied even if not actually satisfied. However, at origination, the lender reviewed the current insurance policies maintained by CalSTRS with respect to each such Mortgaged Property, which generally complied with the insurance requirements of the loan agreements. The loan agreements require that as to policies provided by CalSTRS, the lender must be provided with written evidence that all insurance required under the loan agreements is in full force and effect, written notice from the insurer that it is procuring renewal policies for the related Mortgaged Property at least 10 days prior to the expiration date of the current policies and certificates of insurance evidencing renewal policies and evidence of payment within 30 days after the effective date of said policies. In addition, the borrower under each such Mortgage Loan may rely on insurance policies maintained by the tenants at the related Mortgaged Property provided that such policies otherwise meet the requirements of the Mortgage Loan documents.

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With respect to the Walgreens - Yakima Mortgage Loan (0.4%), the related borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the related borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $100 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, the tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-”/ Moody’s “Baa3”; (ii) the tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) the tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

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With respect to the WAG Hudson, WI Mortgage Loan (0.4%), the related borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, the sole tenant, Walgreens, either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $200 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, the tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”; (ii) the tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) the tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the Arizona Mills Mortgage Loan (5.9%), the related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

With respect to each of the Corporate Research Center and Lightwave Corporate Center Mortgage Loans (collectively, (6.4%), the borrower is not required to spend on terrorism insurance more than 100% of the amount of the then-current property casualty insurance premium that is payable in respect of the Mortgaged Property (without giving effect to the cost of terrorism and earthquake components of the property insurance or the cost of business interruption insurance) obtained as of the date the applicable new terrorism insurance is being obtained.

With respect to the Lincoln MHC Mortgage Loan (0.4%), while the borrower maintains insurance for the full replacement cost of the Mortgaged Property, a gap of $1,544,000 is projected between the loan amount, on the one hand, and the insurance proceeds plus land value, on the other hand.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

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With respect to the 12 West 17th St. Tenants’ Corp. Mortgage Loan (0.3%), the NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp. Mortgage Loan (0.2%) and the Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of the Waldo Gardens, Inc. Mortgage Loan, the “Appraised Value” is based upon the assumption that such Mortgaged Property is operated as a multifamily rental property. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties (other than the Mortgaged Property securing the Waldo Gardens, Inc. Mortgage Loan) is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Waldo Gardens, Inc. Mortgage Loan, the “Appraised Value” is based upon the assumption that such Mortgaged Property is operated as a multifamily rental property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).  For example:

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With respect to the Arizona Mills Mortgage Loan (5.9%), for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. In addition, there is no separate environmental indemnitor with respect to the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Whole Loan agreement, no separate environmental guaranty was executed by the borrower.

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With respect to the International Plaza I Mortgage Loan (5.1%), there is no separate non-recourse carveout guarantor or environmental indemnitor under the Mortgage Loan documents. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions under the Mortgage Loan documents and any liabilities incurred under the environmental indemnity agreement.

●	With respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%), there is no non-recourse carveout guarantor or separate environmental indemnitor for such Mortgage Loan.

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With respect to the Corporate Research Center Mortgage Loan and the Lightwave Corporate Center Mortgage Loan (collectively, 6.4%), the two Mortgage Loans have the same non-recourse carveout guarantor. Such guarantor is a limited partnership which is a closed-end fund formed in May 2012, and which expires no later than the eighth anniversary of the final closing date for the fund (which occurred at the end of 2016), provided that the general partner may elect to extend the term of the partnership for up to ten additional one year periods. Accordingly, the fund will expire at the end of 2024 if not extended, and at the end of 2034 if all extension options are exercised. The Mortgage Loans mature in 2031.

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In addition, with respect to the Corporate Research Center Mortgage Loan and the Lightwave Corporate Center Mortgage Loan (collectively, 6.4%), the related environmental indemnity provides that if the indemnitors purchase an environmental policy that is reasonably acceptable to the lender, the lender is required to refrain from pursuing its rights under the environmental indemnity for a period of up to 180 days (subject to certain exceptions) in order to allow the indemnitor to first pursue claims under such policy, and the indemnity will be limited to losses not paid from the proceeds of such policy.

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With respect to the Newport Pavilion Mortgage Loan (1.7%), the non-recourse carveout guarantor, a natural person, died following the origination date. The borrower has informed the lender that it is working on submitting a proposal for a replacement guarantor to the servicer of the securitization to which the Newport Pavilion Companion Loan was contributed.

●	With respect to the Kings Automall Shopping Center Mortgage Loan (0.4%), the guarantor is a closed end fund that expires March 31, 2035.

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A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

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The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

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With respect to the Newport Pavilion Mortgage Loan (1.7%), the construction of the Mortgaged Property was partially financed with Industrial Building Revenue Bonds (the “Newport Pavilion Bonds”) issued by the City of Newport, Kentucky (the “City of Newport”). In order to facilitate the bond financing (i) the City of Newport took ownership of the fee interest, ground leased it back to the original developer of the Newport Pavilion Mortgaged Property (the developer and its successors and assigns, collectively the “Newport Pavilion Developer”), and pledged its interest in the ground lease as collateral for the Newport Pavilion Bonds, and in exchange (ii) the Newport Pavilion Developer agreed to pay ground rent to the City of Newport which would be made in lieu of ad valorem taxes and to construct the Newport Pavilion Mortgaged Property with proceeds from issuance of the Newport Pavilion Bonds. Because the City of Newport holds fee title to the land, the Newport Pavilion Mortgaged Property is exempt from ad valorem real estate taxes for the initial term of the ground lease and the duration of the Newport Pavilion Bonds. The expiration date of the ground lease and the maturity date of the Newport Pavilion Bonds are coterminous and were originally scheduled to expire and mature on March 1, 2032.

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Prior to the origination date, the ground lease for the Newport Pavilion Mortgaged Property and the maturity date of the Newport Pavilion Bonds (which have an outstanding balance of $36,741,958 as of July 1, 2021) were extended for an additional five years to April 1, 2037. In connection with the origination of the Mortgage Loan, the Newport Pavilion Bonds were acquired by an affiliate of the borrower, and pledged to secure the Mortgage Loan. In conjunction with the extension of the expiration date of the ground lease, the borrower and the City of Newport agreed that the owner of the Newport Pavilion Property will pay to the City of Newport an annual payment in lieu of taxes in the amount of $145,406.06 (of which $2,557.72 is allocated to a Chick-Fil-A parcel which was severed from the Mortgaged Property in connection with origination of the Newport Pavilion Mortgage Loan) commencing October 1, 2021 and through and including October 1, 2032, and increasing to $205,991.91 (of which $3,623.43 is allocated to the Chick-Fil-A parcel) commencing October 1, 2033 through October 1, 2037. In addition, such parties agreed that the amounts due under the ground lease are approximately equal to the amounts due under the Newport Pavilion Bonds and will be paid directly to the bondholder. The loan agreement for the Newport Pavilion Mortgage Loan permits, so long as the borrower and the bondholder of the Newport Pavilion Bonds are affiliated, and certain other conditions are satisfied, that payments due under the ground lease will be made by book entry offset of the amounts due from the borrower on the ground lease and the amounts due to the borrower affiliated bondholder on the Newport Pavilion Bonds. Under its pledge agreement to the lender, the bondholder is prohibited from transferring the Newport Pavilion Bonds without the lender’s consent. Upon the expiration of the ground lease, the borrower as ground lessee is obligated to purchase, and the ground lessor is obligated to sell, the fee interest in the Mortgaged Property for a purchase price of $1.00, and the borrower will be obligated to pay ad valorem taxes at the tax rates established at that time.  In connection with the origination of the Newport Pavilion Mortgage Loan, the City of Newport subjected its fee interest in the Mortgaged Property to the mortgage securing the Newport Pavilion Mortgage Loan.

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The Newport Pavilion Mortgage Loan was underwritten based on the abated taxes. In addition, approximately $1,217,951 of underwritten income (19.1% of effective gross income) is based on real estate tax reimbursements from tenants at the Mortgaged Property, which are generally required to reimburse based on either the real estate taxes that would have been in place absent the tax exemption or based on a fixed amount, with specified increases. Upon expiration or early termination of the PILOT for any reason, the amount of such other income would be offset by the actual real estate taxes due.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

53 Mortgage Loans (70.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

27 Mortgage Loans (19.1%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

10 Mortgage Loans (10.7%) provide for an initial interest-only period that expires between 36 and 60 months following the related origination date (or provide for multiple such interest-only periods) and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

2 Mortgage Loans (0.2%) provide for amortization in full during its term.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	53	$893,371,500	70.0%
Amortizing Balloon	27	244,307,896	19.1
Interest Only, Amortizing Balloon	10	136,100,000	10.7
Fully Amortizing	2	2,274,619	0.2
Total:	92	$1,276,054,015	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the McDonald’s Global HQ Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	75	$1,010,089,943	79.2%
Eleventh	17	265,964,072	20.8
Total:	92	$1,276,054,015	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	23	$578,529,692	45.3%
4	15	123,059,000	9.6
5	23	453,521,905	35.5
10	31	120,943,418	9.5
Total:	92	$1,276,054,015	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such

Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date. “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

As of the Closing Date, there are no ARD Loans included in the Trust, and consequently there will be no Excess Interest payable on the Class V Certificates.

Single-Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, and no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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39 of the Mortgage Loans (54.3%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related

Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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18 of the Mortgage Loans (17.4%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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2 of the Mortgage Loans (13.8%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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31 Mortgage Loans (9.5%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, following such specified period of time, permit prepayment upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

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1 of the Mortgage Loans (4.7%) permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a period, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of a Yield Maintenance Charge, and thereafter such Mortgage Loan is freely prepayable.

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1 of the Mortgage Loans (0.3%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, following that, permits the related borrower to either make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period), and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	5.2%
4	68	46.3
5	8	16.7
7	13	25.9
10	1	1.1
19	1	4.7
Total	92	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property, the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of 43 of the Mortgage Loans (73.1%) (the “Defeasance Loans”) permit the applicable borrower at any time (in most cases, provided that no event of default exists) or at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the

Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

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With respect to the Arizona Mills Mortgage Loan (5.9%), in the event that Joe’s elects to exercise the purchase option contained in its lease (See “—Tenant Issues—Purchase Options and Rights of First Refusal” above), the borrower will be entitled to release the Joe’s parcel, subject to the satisfaction of certain conditions, including (a) if the loan-to-value ratio (determined by excluding personal property and going concern value, if any) is greater than 125% (such value to be determined by the lender by any commercially reasonable method permitted to the REMIC rules), the principal balance of the Whole Loan is required to be paid down by the borrower in the least of the following amounts: (i) the net sales proceeds, (ii) the fair market value of the release parcel at the time of the release, or (iii) an amount such that the loan-to-value ratio (as so determined by the lender) is equal to or less than 125%, (b) if such release occurs during the REMIC prohibition period, pays a release price of $1,000,000, and a yield maintenance premium, (c) if such release occurs after the expiration of the REMIC prohibition period, the borrower partially defeases the Whole Loan in an amount of $1,000,000, and (d) the borrower delivers evidence acceptable to the lender that, immediately after giving effect to the Joe’s parcel release, the portion of the Mortgaged Property remaining encumbered by the mortgage will (i) comply in all material respects with all applicable legal requirements, including zoning and building laws, (ii) constitute one or more separate tax lots, (iii) be legally subdivided, (iv) be serviced by adequate parking and access and (v) comply with applicable leases and reciprocal easement agreements.

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With respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%), the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide sale to an unrelated third party, upon either defeasance (after the defeasance lockout period) or prepayment of 115% of the allocated loan amount of such Mortgaged Property (plus any additional amount needed to satisfy the debt yield test below), provided that the following conditions, among others, are satisfied: (i) no event of default is continuing, other than an event of default that would be cured by the release of such individual Mortgaged Property, (ii) the debt yield of the related Whole Loan after the partial release is not less than the greater of (x) the debt yield immediately prior to the release (provided that such debt yield is not required to exceed 12.0%) and (y) 10.61%, and (iii) certain REMIC related conditions are satisfied. Any such prepayment made prior to the due date in March 2025 must be accompanied by payment of a yield maintenance premium, and, provided no event of default is then continuing, is required to be applied pro rata to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan. Any such defeasance will be applied pro rata to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan.

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With respect to the Norwalk Town Square Mortgage Loan (2.4%), at any time after the permitted prepayment date, the borrower may obtain the release of that certain improved, income-producing property so designated in the loan agreement, subject to certain conditions, including: (i) payment of a release amount determined by the lender in its sole and absolute discretion, and based on the amount necessary for the remaining property’s (A) having an acceptable loan-to-value and/or debt yield, as determined by a current appraisal and the lender’s then-current underwritten cash flow, (B) satisfying the lender’s then-current underwriting and credit criteria for similar loans secured by like properties sold in secondary markets, and (C) if the loan is included in a REMIC trust, satisfying a post-release loan-to-value ratio of not more than 125%; (ii) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (iii) a rating agency confirmation.

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With respect to the Lake Pointe Corporate Centre Mortgage Loan (2.0%), at any time after the defeasance lockout release date, the borrower may obtain the release of either (but not both) of certain improved parcels identified as “Lake Pointe 1” or “Lake Pointe 3” in connection with the bona fide sale of such parcel to an unaffiliated third party, subject to certain conditions, including: (i) partial defeasance of the loan in an amount equal to the greatest of (A) 120% of the allocated loan amount of the related release parcel; (B) an amount that would result in the post-release debt service coverage ratio for the remaining property’s being not less than the greater of 2.01x (amortizing) or the pre-release debt service coverage ratio for the property (including the release parcel); (C) an amount that would result in the post-release loan-to-value ratio for the remaining property’s being not greater than the lesser of 68% or the pre-release loan-to-value ratio for the property (including the release parcel); and (D) if the loan is included in a REMIC trust, an amount necessary to satisfy the post-release 125%

loan-to-value test for REMIC purposes; (ii) if requested by the lender, an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (iii) a rating agency confirmation.

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With respect to the Southern Flexible Apartment Portfolio II Mortgage Loan (1.2%), after the expiration of the REMIC prohibition period, the borrower will have the right to release any of the four individual properties in the portfolio securing the Mortgage Loan, subject to the satisfaction of certain conditions, including (i) the borrower partially defeases the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the applicable individual property, (ii) the debt yield with respect to the remaining properties after giving effect to the release is not less than the greater of (a) 14.17% and (b) the debt yield calculated immediately prior to the subject release (inclusive of the individual property to be released) for the twelve full calendar months immediately preceding the release, (iii) the debt service coverage ratio with respect to the remaining properties after giving effect to the release is not less than the greater of (a) 2.55x and (b) the debt service coverage ratio calculated immediately prior to the subject release (inclusive of the individual property to be released) for the twelve full calendar months immediately preceding the release, (iv) the individual property being released is conveyed pursuant to an arms-length transaction to a person other than the borrower or an affiliate of the borrower, (v) the borrower delivers a REMIC opinion, and (vi) if required by the lender, the lender has obtained a rating agency confirmation.

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With respect to the Bella Road Self Storage Mortgage Loan (0.5%), from and after the date that is 90 days after the securitization of the Mortgage Loan, the Mortgage Loan documents permit the borrower to construct one additional building of approximately 7,000 square feet on the Mortgaged Property, subject to the satisfaction of certain conditions, including (i) the construction budget is reasonably acceptable to the lender, (ii) the borrower does not incur any indebtedness in connection with such construction, (iii) if reasonably required by the lender, receipt of a rating agency confirmation, (iv) if reasonably required by the lender, delivery by counsel to the borrower of a REMIC opinion, and (v) the borrower completes such construction by the earlier to occur of (a) that date that is 12 months following the commencement of the construction and (b) the date that is 24 months prior to the maturity date. In connection with the origination of the Mortgage Loan, the borrower deposited $750,000 into a reserve for the estimated costs of all work, labor and materials necessary for completing such construction. In addition, the Mortgage Loan documents include a non-recourse carveout for the timely completion of construction and the timely payment of all costs and expenses associated with such construction. Such additional building will be collateral for the Mortgage Loan.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. Also see representation and warranty no. 2 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Escrows

50 of the Mortgage Loans (67.9%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

64 of the Mortgage Loans (58.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

23 of the Mortgage Loans (46.7%) are secured in whole or in part by retail, office, mixed use and industrial properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

19 of the Mortgage Loans (20.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

With respect to the One North Wacker Mortgage Loan (9.95%), under the related Whole Loan documents, provided no event of default is continuing, in lieu of monthly deposits to the real estate tax, insurance, replacement and tenant improvements and leasing commissions reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

With respect to the Arizona Mills Mortgage Loan (5.9%), under the related Whole Loan documents, the borrowers are permitted to provide either a guaranty from the non-recourse carveout guarantor or a letter of credit in lieu of maintaining cash reserves for real estate taxes, insurance premiums, replacements and tenant rollover. As of the origination date, the non-recourse carveout guarantor has provided a guaranty in lieu of making cash deposits in the reserves for real estate taxes, insurance premiums, replacements and tenant rollover.

With respect to the Lightwave Corporate Center Mortgage Loan (2.9%), in lieu of providing a reserve for a $410,765 tenant refurbishment allowance that is required to be paid in the future by the borrower to the tenant University of California, San Diego, the non-recourse carveouts in the loan documents that are guaranteed by the non-recourse carveout guarantor include a loss carveout for losses arising from any failure of the borrower to perform its obligations for payment of such tenant refurbishment allowance.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	13	$621,399,568	48.7%
Springing/Springing Cash Management	39	362,035,981	28.4
Hard/In Place Cash Management	5	132,087,548	10.4
None	31	120,943,418	9.5
Soft/Springing Cash Management	4	39,587,500	3.1
Total:	92	$1,276,054,015	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

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Hard/In Place Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/In Place Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower.  In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

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With respect to the 94-102 Hamilton Place Housing Development Fund Corporation Mortgage Loan (0.2%), the financial statements received from the related borrower are management prepared.  National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 11.3% and 22.4%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 7.33x, 23.5% and 23.7%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 94-102 Hamilton Place Housing Development Fund Corporation Mortgage Loan into this transaction.

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With respect to the Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc. Mortgage Loan (0.1%), the financial statements received from the related borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 8.6% and 9.5%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 9.16x, 48.4% and 48.6%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents.  Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc. Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of

America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

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any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

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the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

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although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

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certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

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with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

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with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR(2)	Cut-off Date Total Debt Under-written NCF DSCR(1)
Velocity Industrial Portfolio	$ 10,000,000	0.8%	$10,000,000	$65,000,000	$0	4.026%	57.8%	65.5%	2.72x	1.92x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related

Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Tomball Town Center	$26,100,000	NAP	62.7%	1.57x	8.42%	Yes	Yes

(1)

Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)

Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

With respect to the Arizona Mills Mortgage Loan (5.9%), the related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed

Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

With respect to the Mortgaged Property located in Florida (0.2%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

In addition, with respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 9/7/2021 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Fairfield Commons Owners Corp.	$11,476,280	$500,000	$0	$11,476,280	$11,976,280	21.2%	Greater of 3.70% or the Prime Rate	8.29x
2400 Johnson Avenue Owners, Inc.	$11,476,280	$500,000	$0	$11,476,280	$11,976,280	21.8%	Greater of 3.65% or the Prime Rate	3.74x
415 East 80th Street Housing Corporation	$8,600,000	$500,000	$0	$8,600,000	$9,100,000	23.9%	Greater of 3.50% or the Prime Rate	3.90x
Waldo Gardens, Inc.	$5,588,659	$500,000	$0	$5,588,659	$6,088,659	13.0%	Greater of 3.70% or the Prime Rate	9.91x
The Renee Owners Inc. a/k/a The Renee Owners, Inc.	$5,000,000	$250,000	$0	$5,000,000	$5,250,000	16.5%	Greater of 3.75% or the Prime Rate	9.42x
Hudson House Tenants Corporation	$4,994,392	$1,000,000	$0	$4,994,392	$5,994,392	11.9%	Greater of 3.75% or Prime Rate +0.25%	8.10x
60 West Broad Street, Inc.	$4,734,422	$1,000,000	$0	$4,734,422	$5,734,422	36.5%	Greater of 3.50% or the Prime Rate	3.75x
12 West 17th St. Tenants’ Corp.	$4,295,434	$500,000	$0	$4,295,434	$4,795,434	13.3%	Greater of 3.90% or the Prime Rate	4.15x
Oakhurst Gardens Corp.	$3,893,284	$250,000	$0	$3,893,284	$4,143,284	26.4%	Greater of 3.85% or Prime Rate +0.25%	3.71x
Archer Cooperative, Inc.	$3,250,000	$500,000	$0	$3,250,000	$3,750,000	11.2%	Greater of 3.75% or Prime Rate +0.25%	16.09x
111-127 Cabrini Apartments Corp.	$2,800,000	$500,000	$0	$2,800,000	$3,300,000	12.4%	Greater of 3.50% or the Prime Rate	5.27x
94-102 Hamilton Place Housing Development Fund Corporation	$2,800,000	$750,000	$0	$2,800,000	$3,550,000	14.4%	Greater of 3.75% or Prime Rate +0.25%	5.56x
250 North Village Owners, Inc.	$2,765,849	$300,000	$0	$2,765,849	$3,065,849	13.3%	Greater of 3.70% or the Prime Rate	8.68x
Garden Lofts Corp.	$2,500,000	$500,000	$0	$2,500,000	$3,000,000	9.8%	Greater of 3.70% or the Prime Rate	7.46x
NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	$2,495,732	$500,000	$0	$2,495,732	$2,995,732	4.8%	Greater of 3.50% or the Prime Rate	11.16x
Crescent Tenants Corp.	$2,491,952	$1,000,000	$0	$2,491,952	$3,491,952	7.0%	Greater of 3.50% or the Prime Rate	7.40x
Jackson Manor Inc.	$2,445,938	$500,000	$0	$2,445,938	$2,945,938	11.7%	Greater of 3.50% or the Prime Rate	5.25x
Midland Manor Owners Corp.	$2,445,874	$500,000	$0	$2,445,874	$2,945,874	16.3%	Greater of 3.50% or the Prime Rate	6.11x
35 East Tenants Corp.	$2,146,298	$500,000	$0	$2,146,298	$2,646,298	7.9%	Greater of 3.50% or the Prime Rate	4.33x
Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	$1,896,773	$250,000	$0	$1,896,773	$2,146,773	16.4%	Greater of 3.75% or Prime Rate +0.25%	7.91x
Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	$1,744,470	$300,000	$0	$1,744,470	$2,044,470	10.0%	Greater of 3.75% or Prime Rate +0.25%	8.15x
25 Indian Road Owners Corp.	$1,281,668	$250,000	$0	$1,281,668	$1,531,668	5.0%	Greater of 3.70% or the Prime Rate	3.77x
Village Gardens Tenants Corp.	$1,200,000	$250,000	$0	$1,200,000	$1,450,000	15.4%	Greater of 3.90% or Prime Rate +0.25%	11.47x
482 East 74th Street Apartment Corp.	$1,096,569	$250,000	$0	$1,096,569	$1,346,569	20.7%	Greater of 3.85% or Prime Rate +0.25%	3.47x

(1)

For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)

The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of September 7, 2021.

(3)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of September 7, 2021 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Netherland Gardens Corp. f/k/a Netherland Tenants Corp. Mortgage Loan (1.3%), the 35 East Tenants Corp. Mortgage Loan (0.2%) and the Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc. Mortgage Loan (0.1%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Waldo Gardens, Inc. Mortgage Loan (0.4%), such loan-to-value ratio will be determined based on the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as One North Wacker, Arizona Mills, Suarez Puerto Rico Industrial Portfolio, Raymour & Flanigan Campus, Newport Pavilion, Metro Crossing, McDonald’s Global HQ and Velocity Industrial Portfolio are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK 2020-BNK30 PSA” means the pooling and servicing agreement governing the BANK 2020-BNK30 securitization trust, into which the Control Note related to the McDonald’s Global HQ Whole Loan was deposited.

“BANK 2021-BNK35 PSA” means the pooling and servicing agreement governing the BANK 2021-BNK35 securitization trust, into which the Control Note related to the Newport Pavilion Whole Loan was deposited.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The McDonald’s Global HQ Whole Loan is a Non-Serviced A/B Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Newport Pavilion Mortgage Loan, (ii) the Metro Crossing Mortgage Loan, (iii) the McDonald’s Global HQ Mortgage Loan, (iv) the Velocity Industrial Portfolio Mortgage Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Newport Pavilion Whole Loan, (ii) the Metro Crossing Whole Loan, (iii) the Raymour & Flanigan Campus Whole Loan (on and after the related Servicing Shift Securitization Date), (iv) the McDonald’s Global HQ Whole Loan and (iv) the Velocity Industrial Portfolio Whole Loan.

“Non-Serviced PSA” means, (i) with respect to the Newport Pavilion Mortgage Loan, the BANK 2021-BNK35 PSA, (ii) with respect to the Metro Crossing Mortgage Loan and the Velocity Industrial Portfolio Mortgage Loan, the WFCM 2021-C60 PSA, (iii) with respect to the McDonald’s Global HQ Mortgage Loan, the BANK 2020-BNK30 PSA and (iv) each Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and a Serviced Subordinate Companion Loan. As of the Closing Date, the Suarez Puerto Rico Industrial Portfolio Whole Loan will be a Serviced A/B Whole Loan.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means (i) each of the Arizona Mills Mortgage Loan and the One North Wacker Mortgage Loan and (ii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date). As of the Closing Date, the Raymour & Flanigan Campus Whole Loan (prior to the related Servicing Shift Securitization Date) will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Raymour & Flanigan Campus Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Raymour & Flanigan Campus Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2021-C60 PSA” means the pooling and servicing agreement governing the WFCM 2021-C60 securitization trust, into which the Control Note related to the Metro Crossing Whole Loan and the Velocity Industrial Portfolio Whole Loan were deposited.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
One North Wacker	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$122,000,000 $95,000,000 $80,000,000 $20,500,000 $15,500,000 $15,000,000 $5,000,000

BANK 2021-BNK36

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

BANK 2021-BNK36

Arizona Mills	Note A-1 Note A-2 Note A-3-1 Note A-3-2 Note A-4	Control Non-Control Non-Control Non-Control Non-Control	$38,500,000 $31,500,000 $11,500,000 $5,000,000 $13,500,000	BANK 2021-BNK36 BANK 2021-BNK36 Bank of America, National Association BANK 2021-BNK36 Wells Fargo Bank, National Association
Suarez Puerto Rico Industrial Portfolio	Note A Note B	Non-Control Control	$60,000,000 $24,950,000	BANK 2021-BNK36 Delaware Life Insurance Company
Raymour & Flanigan Campus	Note A-1 Note A-2	Control Non-Control	$57,000,000 $30,000,000	Bank of America, National Association BANK 2021-BNK36
Newport Pavilion	Note A-1 Note A-2	Control Non-Control	$30,000,000 $21,590,000	BANK 2021-BNK35 BANK 2021-BNK36
Metro Crossing	Note A-1 Note A-2	Control Non-Control	$20,000,000 $14,450,000	WFCM 2021-C60 BANK 2021-BNK36
McDonald’s Global HQ	Note A-1 Note A-2 Note A-3 Note A-4-1 Note A-4-2 Note A-5 Note A-6 Note B	Non-Control Non-Control Non-Control Non-Control(1) Non-Control Non-Control Non-Control Control(1)	$1,000,000 $60,000,000 $50,000,000 $15,000,000 $10,000,000 $24,000,000 $10,000,000 $110,000,000	BANK 2021-BNK31 BANK 2020-BNK30 BANK 2020-BNK29 BANK 2021-BNK36 BANK 2021-BNK31 BANK 2021-BNK31 BANK 2020-BNK30 BANK 2020-BNK30 (loan-specific certificates)
Velocity Industrial Portfolio	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$60,000,000 $10,000,000 $5,000,000	WFCM 2021-C60 BANK 2021-BNK36 WFCM 2021-C60

(1)	With respect to the McDonald’s Global HQ Whole Loan, the initial Control Note is the McDonald’s Global HQ B Note, unless a MCD Control Appraisal Period has occurred and is continuing. During a MCD Control Appraisal Period, the Control Note will be Note A-2.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

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The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

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All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

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The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation

Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder.  With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance.  Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”.  The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder.  With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan.  Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced A/B Whole Loan

Suarez Puerto Rico Industrial Portfolio Whole Loan

General

The Suarez Puerto Rico Industrial Portfolio Mortgage Loan (4.7%) is part of a whole loan structure (the “Suarez Puerto Rico Industrial Portfolio Whole Loan”) comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Suarez Puerto Rico Industrial Portfolio Mortgage Loan is evidenced by promissory note A with a Cut-off Date Balance of $60,000,000 (the “Suarez Puerto Rico Industrial Portfolio Note A”). The Suarez Puerto Rico Industrial Portfolio Whole Loan consists of (i) the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, and (ii) promissory note B (the “Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan” or “Suarez Puerto Rico Industrial Portfolio Note B”). The Suarez Puerto Rico Industrial Portfolio Note B is generally subordinate in right of payment to the Suarez Puerto Rico Industrial Portfolio Note A.

Only the Suarez Puerto Rico Industrial Portfolio Mortgage Loan is included in the issuing entity. The Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan is currently held by Delaware Life Insurance Company.

The promissory notes evidencing the Suarez Puerto Rico Industrial Portfolio Whole Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure.  Interest is payable on the Suarez Puerto Rico Industrial Portfolio Mortgage Loan at a rate equal to 3.656% per annum and on the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan at a rate equal to 6.750% per annum.  For purposes of the information presented in this prospectus with respect to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information does not take into account the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan.

The rights of the holders of the promissory notes evidencing the Suarez Puerto Rico Industrial Portfolio Whole Loan are subject to a Co-Lender Agreement (the “Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement.

Servicing

The Suarez Puerto Rico Industrial Portfolio Whole Loan will be serviced pursuant to the terms of the PSA by Wells Fargo Bank, National Association, as general master servicer (the “Suarez Puerto Rico Industrial Portfolio Master Servicer”) and Rialto Capital Advisors, LLC, as general special servicer (the “Suarez Puerto Rico Industrial Portfolio Special Servicer”), and in accordance with the terms of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement. Wilmington Trust, National Association, as trustee under the PSA is referred to herein as the “Suarez Puerto Rico Industrial Portfolio Trustee”.

Application of Payments

Distributions. Generally, as long as no Suarez Puerto Rico Industrial Portfolio Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Suarez Puerto Rico Industrial Portfolio Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, in each case to the extent of available funds:

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first, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (or the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Special Servicer or the Suarez Puerto Rico Industrial Portfolio Trustee, as applicable), all unreimbursed costs and expenses paid by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (or paid or advanced by the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Special Servicer or the Suarez Puerto Rico Industrial Portfolio Trustee, as applicable) with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan, including unreimbursed advances made by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder and interest thereon;

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second, to the Suarez Puerto Rico Industrial Portfolio Master Servicer and the Suarez Puerto Rico Industrial Portfolio Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement or the PSA;

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third, pro rata, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

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fourth, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, pro rata (based on their respective initial principal balances), any principal payments received on the Suarez Puerto Rico Industrial Portfolio Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of the respective promissory notes;

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fifth, if the proceeds of any foreclosure sale or any liquidation of the Suarez Puerto Rico Industrial Portfolio Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to Suarez Puerto Rico Industrial Portfolio Mortgage Loan in accordance with the terms of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, plus interest thereon at the interest rate applicable to such note (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to Suarez Puerto Rico Industrial Portfolio Mortgage Loan, and second, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan in accordance with the terms of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, plus interest thereon at the Suarez Puerto Rico Industrial Portfolio Subordinate

Companion Loan interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan;

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sixth, to the Suarez Puerto Rico Industrial Portfolio Note B holder (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement or the PSA;

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seventh, any interest accrued at the mortgage loan default rate on the Suarez Puerto Rico Industrial Portfolio Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Suarez Puerto Rico Industrial Portfolio Whole Loan at the non-default interest rate, first, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (subject to the allocation of such amount pursuant to the terms of the PSA) in an amount calculated on the principal balance of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for the Suarez Puerto Rico Industrial Portfolio Mortgage Loan over the non-default interest rate for the Suarez Puerto Rico Industrial Portfolio Mortgage Loan; and second, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder in an amount calculated on the principal balance of Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan over the non-default interest rate for Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan;

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eighth, any prepayment premiums or yield maintenance charges received on the Suarez Puerto Rico Industrial Portfolio Whole Loan will be applied (a) first, to payment of prepayment premiums or yield maintenance charges due on the Suarez Puerto Rico Industrial Portfolio Note A, based on such note’s principal balance; and (b) second, to payment of prepayment premiums or yield maintenance charges due on the Suarez Puerto Rico Industrial Portfolio Note B, based on such note’s principal balance;

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ninth, to the extent not payable to the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer as additional servicing compensation under the PSA, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

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tenth, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a Suarez Puerto Rico Industrial Portfolio Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Suarez Puerto Rico Industrial Portfolio Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, in each case to the extent of available funds:

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first, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (or the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Special Servicer or the Suarez Puerto Rico Industrial Portfolio Trustee, as applicable), all unreimbursed costs and expenses paid by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (or paid or advanced by the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Special Servicer or the Suarez Puerto Rico Industrial Portfolio Trustee, as applicable) with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan, including unreimbursed advances made by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder and interest thereon;

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second, to the Suarez Puerto Rico Industrial Portfolio Master Servicer and the Suarez Puerto Rico Industrial Portfolio Special Servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement or the PSA;

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third, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan at the related interest rate (net of any applicable servicing fees);

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fourth, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder, in an amount equal to the outstanding principal balance of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, until such principal balance has been reduced to zero;

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fifth, if the proceeds of any foreclosure sale or any liquidation of the Suarez Puerto Rico Industrial Portfolio Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan in accordance with the terms of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, plus interest thereon at the Suarez Puerto Rico Industrial Portfolio Mortgage Loan interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan;

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sixth, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement or the PSA;

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seventh, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan at the related interest rate (net of any applicable servicing fees);

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eighth, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder, in an amount equal to the outstanding principal balance of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, until such principal balance has been reduced to zero;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Suarez Puerto Rico Industrial Portfolio Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan in accordance with the terms of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, plus interest thereon at the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan;

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tenth, any interest accrued at the mortgage loan default rate on the Suarez Puerto Rico Industrial Portfolio Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Suarez Puerto Rico Industrial Portfolio Whole Loan at the non-default interest rate, (x) first, to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (subject to the allocation of such amount pursuant to the terms of the PSA), in an amount calculated on the Suarez Puerto Rico Industrial Portfolio Mortgage Loan prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Suarez Puerto Rico Industrial Portfolio Mortgage Loan over (B) the non-default interest rate for the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and (y) second, to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder in an amount calculated on the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan principal balance prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan over (B) the non-default interest rate for the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan;

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eleventh, any prepayment premiums or yield maintenance charges received on the Suarez Puerto Rico Industrial Portfolio Whole Loan will be applied (a) first, to payment of prepayment premiums or yield maintenance charges due on the Suarez Puerto Rico Industrial Portfolio Note A, based on such note’s principal balance; and (b) second, to payment of prepayment premiums or yield maintenance charges due on the Suarez Puerto Rico Industrial Portfolio Note B, based on such note’s principal balance;

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twelfth, to the extent not payable to the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer as additional servicing compensation under the PSA, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

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thirteenth, to the holders of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, pro rata (based on the respective initial principal balances of their notes), any excess amount not otherwise applied pursuant to the provisions above.

“Suarez Puerto Rico Industrial Portfolio Triggering Event of Default” means (i) any event of default with respect to an obligation of the Suarez Puerto Rico Industrial Portfolio Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the Suarez Puerto Rico Industrial Portfolio Whole Loan to become a specially serviced loan (other than any imminent event of default). A Suarez Puerto Rico Industrial Portfolio Triggering Event of Default will not exist if the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder is exercising its cure rights as described below and applicable cure period has not expired.

Consultation and Control

Consent Rights of the Suarez Puerto Rico Industrial Portfolio Controlling Holder. Pursuant to the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, the Suarez Puerto Rico Industrial Portfolio Controlling Holder (as defined below) is entitled to consent to the Suarez Puerto Rico Industrial Portfolio Master Servicer’s or the Suarez Puerto Rico Industrial Portfolio Special Servicer’s taking (as the case may be), subject to the applicable servicing standard and any Suarez Puerto Rico Industrial Portfolio Control Appraisal Event, of the Major Decision under the PSA.

Notwithstanding the foregoing, if the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer, as applicable, reasonably determines, in accordance with the applicable servicing standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the Suarez Puerto Rico Industrial Portfolio Whole Loan (as a collective whole), the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer may take any such action without waiting for the Suarez Puerto Rico Industrial Portfolio Controlling Holder’s response. In addition, no advice, direction or objection from or by the Suarez Puerto Rico Industrial Portfolio Controlling Holder may (and the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder and any of the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer will be required to ignore and act without regard to any such advice, direction or objection that such party has determined, in its reasonable, good faith judgment, will) require or cause it to violate any provision of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, the related mortgage loan documents or the PSA (including any REMIC provisions), including each of the Suarez Puerto Rico Industrial Portfolio Master Servicer’s and the Suarez Puerto Rico Industrial Portfolio Special Servicer’s obligation to act in accordance with the applicable servicing standard.

The Controlling Holder

The “Suarez Puerto Rico Industrial Portfolio Controlling Holder” will be the holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan unless (i) a Suarez Puerto Rico Industrial Portfolio Control Appraisal Event has occurred, or (ii) if the holder thereof is a borrower (or related party) with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan; provided, that if either of the conditions set forth in clauses (i) and (ii) above is satisfied, the Suarez Puerto Rico Industrial Portfolio Controlling Holder will be the holder of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan. A “Suarez Puerto Rico Industrial Portfolio Control Appraisal Event” will exist with respect to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan if and for so long as (A) the origination date principal balance of Suarez Puerto Rico Industrial Portfolio Note B, together with any Suarez Puerto Rico Industrial Portfolio Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to Suarez Puerto Rico Industrial Portfolio Note B) is less than (B) 25% of the origination date principal balance of Suarez Puerto Rico Industrial Portfolio Note B (less payments of principal allocated to Suarez Puerto Rico Industrial Portfolio Note B).

Collateral Posting Rights. If a Suarez Puerto Rico Industrial Portfolio Control Appraisal Event would otherwise result in the holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan losing its status as the Suarez Puerto Rico Industrial Portfolio Controlling Holder, such note holder will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letters of credit, in either case with the Suarez Puerto Rico Industrial Portfolio Trustee as the beneficiary and in a form that is acceptable to the Suarez Puerto Rico Industrial Portfolio Master Servicer or Suarez Puerto Rico Industrial Portfolio Special Servicer, as applicable, held by or on behalf of the Suarez Puerto Rico Industrial Portfolio Trustee, Suarez Puerto Rico Industrial Portfolio Master Servicer or Suarez Puerto Rico Industrial Portfolio Special Servicer, as applicable, within 30 days of the later of (i) receipt of the relevant appraisal and (ii) notice from the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer that a Control Appraisal Event has occurred (such collateral, “Suarez Puerto Rico Industrial Portfolio Threshold Event Collateral”). Suarez Puerto Rico Industrial Portfolio Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the Suarez Puerto Rico Industrial Portfolio Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the Suarez Puerto Rico Industrial Portfolio Whole Loan will be allocated, first to reduce principal balances of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, and second to reduce the principal balances of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan. If at any time an appraisal reduction exists that would result in a Suarez Puerto Rico Industrial Portfolio Control Appraisal Event, or at any time after the delivery of Suarez Puerto Rico Industrial Portfolio Threshold Event Collateral, the holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan will be entitled, at its own cost, to obtain and deliver, or direct the Suarez Puerto Rico Industrial Portfolio Master Servicer (or Suarez Puerto Rico Industrial Portfolio Special Servicer, as the case may be), to obtain and deliver, to the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Controlling Holder and the Suarez Puerto Rico Industrial Portfolio Trustee one additional appraisal as between all of the Note B Holders (a “Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal”) that satisfies the appraisal requirements for any such appraisal as set forth in the PSA.  After the first Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable appraisal reduction, the holder of the Suarez Puerto Rico Industrial Portfolio

Subordinate Companion Loan will have the right, at its own cost, to request, in writing, that the Suarez Puerto Rico Industrial Portfolio Special Servicer obtain an additional Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal, which request is required to set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one (1) Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal of the Mortgaged Property may be requested by the Suarez Puerto Rico Industrial Portfolio Controlling Holder within the same six (6) month period. Upon receipt of a Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal, the Suarez Puerto Rico Industrial Portfolio Master Servicer (or Suarez Puerto Rico Industrial Portfolio Special Servicer, as the case may be) will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the Suarez Puerto Rico Industrial Portfolio Whole Loan. If, as a result of such calculation based on a Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal, a Suarez Puerto Rico Industrial Portfolio Control Appraisal Event is no longer deemed to exist, then the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan will be reinstated as the Control Note. Until the appraisal reduction is recalculated based on such Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal, as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any Suarez Puerto Rico Industrial Portfolio Controlling Holder will be in addition to any appraisals that the Suarez Puerto Rico Industrial Portfolio Special Servicer may otherwise be required to obtain in accordance with the applicable servicing standard upon the occurrence of any material change or that the Suarez Puerto Rico Industrial Portfolio Special Servicer is otherwise required or permitted to order under the PSA without regard to any appraisal requests made by any Suarez Puerto Rico Industrial Portfolio Controlling Holder.

Rights of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan Holder.

The holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan has certain rights under the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement, including, among others, the rights described below.

Cure Rights. The holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, other than any such holder that is a related borrower or an affiliate thereof, has the right to cure monetary events of default (within 10 business days of the later to occur of the expiration of the borrower’s cure period, if any, and such holder’s receipt of notice thereof) or non-monetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) with respect to the Suarez Puerto Rico Industrial Portfolio Whole Loan. No more than 6 events of default may be cured over the life of the Suarez Puerto Rico Industrial Portfolio Whole Loan, no more than 6 consecutive events of default may be cured, and no more than 6 events of default (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent scheduled payment, such cure will be deemed completed on the next loan payment date. So long as the holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan is exercising a cure right and the cure period has not expired, the Suarez Puerto Rico Industrial Portfolio Master Servicer, the Suarez Puerto Rico Industrial Portfolio Special Servicer and the Suarez Puerto Rico Industrial Portfolio Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Suarez Puerto Rico Industrial Portfolio Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings or enforcing any other rights or remedies, (iv)

transferring the Suarez Puerto Rico Industrial Portfolio Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments—Distributions.”

Purchase Option. At any time that the Suarez Puerto Rico Industrial Portfolio Whole Loan becomes and remains in default, upon written notice, the holder of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan has the right to purchase the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, at a price generally equal to the aggregate unpaid principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed advances made by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder.

Such purchase option will terminate on the earliest date to occur of (i) the cure of the event or circumstance resulting in the related event of default, (ii) consummation of a foreclosure in respect of the Mortgaged Property, except that if the Suarez Puerto Rico Industrial Portfolio Special Servicer intends to accept a deed-in-lieu of foreclosure, the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder will have 15 business days from the date of notice thereof to exercise its purchase option and 10 business days from delivery of its purchase notice to consummate the purchase, and (iii) the modification of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan documents effected pursuant to and in accordance with the terms and conditions of the Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement in consummation of a workout of the Suarez Puerto Rico Industrial Portfolio Whole Loan and the PSA.

Workout

If the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer, as applicable, in connection with a workout of the Suarez Puerto Rico Industrial Portfolio Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan or the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the Suarez Puerto Rico Industrial Portfolio Master Servicer or the Suarez Puerto Rico Industrial Portfolio Special Servicer pursuant to the terms of the PSA or (iv) any other adjustment is made to any of the payment terms of the Suarez Puerto Rico Industrial Portfolio Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan holder (up to the principal balance of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, together with accrued interest thereon and any other amounts due such holder) and second, by the Suarez Puerto Rico Industrial Portfolio Mortgage Loan holder (up to the principal balance of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, together with accrued interest thereon at the applicable interest rate and any other amounts due such holder), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the Suarez Puerto Rico Industrial Portfolio Whole Loan becomes a defaulted mortgage loan under the PSA, and if the Suarez Puerto Rico Industrial Portfolio Special Servicer decides to sell such defaulted mortgage loan, then the Suarez Puerto Rico Industrial Portfolio Special Servicer will be required to sell such defaulted mortgage loan in accordance with the procedures set forth in the PSA. A sale of the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan under such provisions would require the consent of the holders thereof.

Special Servicer Appointment Rights

The Suarez Puerto Rico Industrial Portfolio Controlling Holder may remove the existing Suarez Puerto Rico Industrial Portfolio Special Servicer for the Suarez Puerto Rico Industrial Portfolio Whole Loan, with or without cause, and appoint a successor to the Suarez Puerto Rico Industrial Portfolio Special Servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the PSA.

The Non-Serviced A/B Whole Loans

The McDonald’s Global HQ Whole Loan

General

The McDonald’s Global HQ Mortgage Loan (1.1%) is part of a split loan structure comprised of eight promissory notes with an aggregate Cut-off Date Balance of $271,925,544, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The McDonald’s Global HQ Mortgage Loan is evidenced by one promissory note, Note A-4-1, with an aggregate Cut-off Date Balance of $14,287,548.

The subordinate companion loan, evidenced by promissory Note B with a Cut-off Date Balance of $110,000,000.00 (the “McDonald’s Global HQ Subordinate Companion Loan”), is subordinate to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans (as defined below).

The related pari passu companion loans (the “McDonald’s Global HQ Pari Passu Companion Loans”) are evidenced by (i) promissory Note A-1 with a Cut-off Date Balance of $952,503, (ii) promissory Note A-2 with a Cut-off Date Balance of $ 57,150,192, (iii) promissory Note A-3 with a Cut-off Date Balance of $ 47,625,160, (iv) promissory Note A-4-2 with a Cut-off Date Balance of $9,525,032, (v) promissory Note A-5 with a Cut-off Date Balance of $22,860,077 and (vi) promissory Note A-6 with a Cut-off Date Balance of $9,525,032. Only the McDonald’s Global HQ Mortgage Loan is included in the issuing entity. The McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans are pari passu with each other in terms of priority. The McDonald’s Global HQ Subordinate Companion Loan is subordinate to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans in terms of priority. The McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Subordinate Companion Loan and the McDonald’s Global HQ Pari Passu Companion Loans are collectively referred to in this prospectus as the McDonald’s Global HQ Whole Loan (the “McDonald’s Global HQ Whole Loan”). Interest is payable on the McDonald’s Global HQ Mortgage Loan, McDonald’s Global HQ Pari Passu Companion Loans and the McDonald’s Global HQ Subordinate Companion Loan at the same rate. The McDonald’s Global HQ Pari Passu Companion Loans are currently in one or more securitizations or are expected to be contributed to one or more future securitizations, however, the holders of the related unsecuritized McDonald’s Global HQ Pari Passu Companion Loans are under no obligation to make such contributions.

The rights of the issuing entity as the holder of the McDonald’s Global HQ Mortgage Loan and the rights of the holders of the McDonald’s Global HQ Pari Passu Companion Loans and the McDonald’s Global HQ Subordinate Companion Loan are subject to an Intercreditor Agreement (the “McDonald’s Global HQ Intercreditor Agreement”). The following summaries describe certain provisions of the McDonald’s Global HQ Intercreditor Agreement.

So long as a MCD Control Appraisal Period is not in effect, the holder of the McDonald’s Global HQ Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the McDonald’s Global HQ Whole Loan, each as more fully described below. So long as a MCD Control Appraisal Period is not in effect, the holder of the McDonald’s Global HQ Subordinate Companion Loan also has the right to purchase the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans in whole but not in part in certain instances as set forth below.

A “MCD Control Appraisal Period” will exist with respect to the McDonald’s Global HQ Whole Loan, if and for so long as (a)(1) the initial principal balance of the McDonald’s Global HQ Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the McDonald’s Global HQ Subordinate Companion Loan, (y) any appraisal reductions for the McDonald’s Global HQ Whole Loan that are allocated to such McDonald’s Global HQ Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the McDonald’s Global HQ Whole Loan that are allocated to the McDonald’s Global HQ Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the McDonald’s Global HQ Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the McDonald’s Global HQ Subordinate Companion Loan.

The holder of the McDonald’s Global HQ Subordinate Companion Loan is entitled to avoid a MCD Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the McDonald’s Global HQ Intercreditor Agreement (either (x) or (y), the “MCD Threshold Event Collateral”) and (ii) the MCD Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Notwithstanding the foregoing, for so long as the McDonald’s Global HQ Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Servicing

The McDonald’s Global HQ Whole Loan will be serviced and administered in accordance with the BANK 2020-BNK30 PSA, which is dated as of December 1, 2020, and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer (the “BANK 2020-BNK30 General Master Servicer”), Greystone Servicing Company LLC, as general special servicer (the “BANK 2020-BNK30 General Special Servicer”), National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator (the “BANK 2020-BNK30 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “BANK 2020-BNK30 Trustee”), and Park Bridge Lender Services LLC, as operating advisor (the “BANK 2020-BNK30 Operating Advisor”) and as asset representations reviewer (the “BANK 2020-BNK30 Asset Representations Reviewer”),

by the BANK 2020-BNK30 General Master Servicer and the BANK 2020-BNK30 General Special Servicer, subject to the terms of the McDonald’s Global HQ Intercreditor Agreement.

Application of Payments

The McDonald’s Global HQ Intercreditor Agreement sets forth the respective rights of the holder of the McDonald’s Global HQ Mortgage Loan, the holder of the McDonald’s Global HQ Subordinate Companion Loan, and the holder of the McDonald’s Global HQ Pari Passu Companion Loans with respect to distributions of funds received in respect of the McDonald’s Global HQ Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the McDonald’s Global HQ Whole Loan, (ii) any other event of default for which the McDonald’s Global HQ Whole Loan is actually accelerated, (iii) any other event of default which causes the McDonald’s Global HQ Whole Loan to become a specially serviced loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, an “MCD Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the McDonald’s Global HQ Subordinate Companion Loan or the default cure period has not yet expired and the holder of the McDonald’s Global HQ Subordinate Companion Loan is exercising its cure rights under the McDonald’s Global HQ Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the BANK 2020-BNK30 PSA to the BANK 2020-BNK30 General Master Servicer, BANK 2020-BNK30 General Special Servicer, BANK 2020-BNK30 Operating Advisor, BANK 2020-BNK30 Certificate Administrator, BANK 2020-BNK30 Asset Representations Reviewer or BANK 2020-BNK30 Trustee, payments and proceeds received with respect to the McDonald’s Global HQ Whole Loan will generally be applied in the following order:

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first, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●

second, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis, in the amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

●

third, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer on their behalf and not previously paid or reimbursed);

●

fourth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Mortgage Loan and a McDonald’s Global HQ Pari Passu Companion Loan;

●	fifth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata basis any penalty charges;

●

sixth, to the extent the holder of the McDonald’s Global HQ Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the McDonald’s Global HQ Intercreditor Agreement, to reimburse such holder for all such cure payments;

●

seventh, to the holder of the McDonald’s Global HQ Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the McDonald’s Global HQ Subordinate Companion Loan at its net interest rate;

●	eighth, to the holder of the McDonald’s Global HQ Subordinate Companion Loan, in an amount equal to principal payments received, if any, until its principal balance has been reduced to zero;

●

ninth, to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Subordinate Companion Loan;

●

tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the McDonald’s Global HQ Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the McDonald’s Global HQ Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to any penalty charges received;

●

twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2020-BNK30 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer (in each case provided that such reimbursements or payments relate to the McDonald’s Global HQ Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of a McDonald’s Global HQ Pari Passu Companion Loan and the holder of the McDonald’s Global HQ Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●

thirteenth, if any excess amount is available to be distributed in respect of the McDonald’s Global HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-twelfth, any remaining amount is required to be paid pro rata to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of a McDonald’s Global HQ Pari Passu Companion Loan and the holder of the McDonald’s

Global HQ Subordinate Companion Loan, based on their respective percentage interests.

As a result of the priorities set forth above and as set forth in the McDonald’s Global HQ Whole Loan agreement, the McDonald’s Global HQ Subordinate Companion Loan is not expected to be entitled to principal payments during the term of the McDonald’s Global HQ Whole Loan.

During an MCD Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the BANK 2020-BNK30 PSA to the BANK 2020-BNK30 General Master Servicer, BANK 2020-BNK30 General Special Servicer, BANK 2020-BNK30 Operating Advisor, BANK 2020-BNK30 Certificate Administrator, BANK 2020-BNK30 Asset Representations Reviewer or BANK 2020-BNK30 Trustee, payments and proceeds with respect to the McDonald’s Global HQ Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●

first, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●

second, to the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the McDonald’s Global HQ Subordinate Companion Loan at the net note B rate;

●

third, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●

fourth, to the holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer on their behalf and not previously paid or reimbursed);

●

fifth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans;

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sixth, to the extent the holder of the McDonald’s Global HQ Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●

eighth, to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Subordinate Companion Loan;

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ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the McDonald’s Global HQ Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount up to the reduction, if any, of the McDonald’s Global HQ Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●

tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2020-BNK30 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer (in each case provided that such reimbursements or payments relate to the McDonald’s Global HQ Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of a McDonald’s Global HQ Pari Passu Companion Loan and the holder of the McDonald’s Global HQ Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●

eleventh, to the holder of the McDonald’s Global HQ Mortgage Loan and each holder of a McDonald’s Global HQ Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to the holder of the McDonald’s Global HQ Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●

thirteenth, if any excess amount is available to be distributed in respect of the McDonald’s Global HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-twelfth, any remaining amount is required to be paid pro rata to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of a McDonald’s Global HQ Pari Passu Companion Loan and the holder of the McDonald’s Global HQ Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the McDonald’s Global HQ Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Subordinate Companion Loan but not out of payments or other collections on the McDonald’s Global HQ Pari Passu Companion Loans or any loans included in any future securitization trust related to the McDonald’s Global HQ Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or servicing advance) allocable to the McDonald’s Global HQ Pari Passu Companion Loans and the McDonald’s Global HQ Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the McDonald’s Global HQ Pari Passu Companion Loans and the McDonald’s Global HQ Subordinate Companion Loan or from general collections with respect to the securitization of the McDonald’s Global HQ Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the McDonald’s Global HQ Intercreditor Agreement, the controlling holder with respect to the McDonald’s Global HQ Whole Loan (the “McDonald’s Global HQ Controlling Noteholder”), as of any date of determination, will be (i) the holder of the McDonald’s Global HQ Subordinate Companion Loan, unless a MCD Control Appraisal Period has occurred and is continuing or (ii) if a MCD Control Appraisal Period has occurred and is continuing, the holder of Note A-2; provided that at any time the holder of the Note A-2 or McDonald’s Global HQ Subordinate Companion Loan is the “Controlling Noteholder” under the BANK 2020-BNK30 PSA and such notes are included in the BANK 2020-BNK30 securitization trust, references to the “McDonald’s Global HQ Controlling Noteholder” will mean the “Controlling Class Certificateholders”, as and to the extent provided in the BANK 2020-BNK30 PSA; provided, further, that if the holder of the McDonald’s Global HQ Subordinate Companion Loan would be the McDonald’s Global HQ Controlling Noteholder pursuant to the terms of the McDonald’s Global HQ Intercreditor Agreement but any interest in the McDonald’s Global HQ Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the McDonald’s Global HQ Controlling Noteholder, a MCD Control Appraisal Period will be deemed to have occurred. As of the Closing Date, the BANK 2020-BNK30 securitization trust will be the holder of the McDonald’s Global HQ Subordinate Companion Loan and the related controlling class representative under the BANK 2020-BNK30 PSA will be entitled to exercise the rights of the McDonald’s Global HQ Controlling Noteholder.

Pursuant to the McDonald’s Global HQ Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the McDonald’s Global HQ Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a McDonald’s Global HQ Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such McDonald’s Global HQ Major Decision (or making a determination not to take action with respect to such McDonald’s Global HQ Major Decision), the BANK 2020-BNK30 General Master Servicer must receive the written consent of the McDonald’s Global HQ Controlling Noteholder (or its representative) before implementing a decision with respect to such McDonald’s Global HQ Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard (as defined in the BANK 2020-BNK30 PSA), the BANK 2020-BNK30 General Master Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the McDonald’s Global HQ Controlling Noteholder (or its representative) if the BANK 2020-BNK30 General Master Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the McDonald’s Global HQ Whole Loan, and the BANK 2020-BNK30 General Master Servicer has made a reasonable effort to contact the McDonald’s Global HQ Controlling Noteholder (or its representative). The foregoing does not relieve the BANK 2020-BNK30 General Master Servicer of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the BANK 2020-BNK30 General Master Servicer may not follow any advice or consultation provided by the McDonald’s Global HQ Controlling Noteholder (or its representative) that would require or cause the BANK 2020-BNK30 General Master Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the BANK 2020-BNK30 General Master Servicer to violate provisions of the McDonald’s Global HQ Intercreditor Agreement or the BANK 2020-BNK30 PSA, require or cause the BANK 2020-BNK30 General Master Servicer to violate the terms of the McDonald’s Global HQ Whole Loan, or materially expand the scope of the BANK 2020-BNK30 General Master Servicer’s responsibilities under the McDonald’s Global HQ Intercreditor Agreement.

During a MCD Control Appraisal Period, the BANK 2020-BNK30 General Master Servicer will be required to provide copies of any notice, information and report that it is required to provide to the McDonald’s Global HQ directing holder pursuant to the BANK 2020-BNK30 PSA with respect to any McDonald’s Global HQ Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the McDonald’s Global HQ Whole Loan, to each holder of the notes of the McDonald’s Global HQ Whole Loan other those notes included in the BANK 2020-BNK30 securitization trust (or the controlling class representative thereof) (each such holder, an “MCD Non-Controlling Note Holder”), within the same time frame it is required to provide to the McDonald’s Global HQ directing holder (for this purpose, without regard to whether such items are actually required to be provided to the McDonald’s Global HQ directing holder under the BANK 2020-BNK30 PSA due to the occurrence of a control termination event or a consultation termination event under the BANK 2020-BNK30 PSA). The BANK 2020-BNK30 General Special Servicer will be required to consult each MCD Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the BANK 2020-BNK30 General Special Servicer or any proposed action to be taken by the BANK 2020-BNK30 General Special Servicer in respect of McDonald’s Global HQ Whole Loan that constitutes a McDonald’s Global HQ Major Decision. Such consultation right will expire 10 business days after the delivery to such MCD Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such MCD Non-Controlling Note Holder has responded within such time period (unless the BANK 2020-BNK30 General Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the BANK 2020-BNK30 General Special Servicer be obligated to follow or take any alternative actions recommended by any MCD Non-Controlling Note Holder (or its representative). In addition, if the BANK 2020-BNK30 General Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the McDonald’s Global HQ Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a McDonald’s Global HQ Major Decision with respect to the McDonald’s Global HQ Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the consultation rights of each MCD Non-Controlling Note Holder (or its representative), during an MCD Control Appraisal Period, the MCD Non-Controlling Note

Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer, as applicable) with the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer, as applicable, at the offices of the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BANK 2020-BNK30 General Master Servicer or the BANK 2020-BNK30 General Special Servicer, as applicable, in which servicing issues related to the McDonald’s Global HQ Whole Loan are discussed.

“McDonald’s Global HQ Major Decision” means a Major Decision under the BANK 2020-BNK30 PSA.

Cure Rights

In the event that the borrower of the McDonald’s Global HQ Whole Loan fails to make any payment of principal or interest on the McDonald’s Global HQ Whole Loan by the end of the applicable grace period or any other event of default under the mortgage loan documents occurs, unless a MCD Control Appraisal Period has occurred and is continuing, the holder of the McDonald’s Global HQ Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the McDonald’s Global HQ Intercreditor Agreement. The holder of the McDonald’s Global HQ Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the McDonald’s Global HQ Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Notwithstanding the foregoing, for so long as the McDonald’s Global HQ Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Purchase Option

If an event of default with respect to McDonald’s Global HQ Whole Loan has occurred and is continuing, the holder of the McDonald’s Global HQ Subordinate Companion Loan will have the option to purchase the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans, (b) accrued and unpaid interest on the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loans through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the McDonald’s Global HQ Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the McDonald’s Global HQ Whole Loan to the BANK 2020-BNK30 Asset Representations Reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the McDonald’s Global HQ Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the McDonald’s Global HQ Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the McDonald’s Global HQ Intercreditor Agreement.

Notwithstanding the foregoing, for so long as the McDonald’s Global HQ Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Special Servicer Appointment Rights

Pursuant to the terms of the McDonald’s Global HQ Intercreditor Agreement and the BANK 2020-BNK30 PSA, the holder of the McDonald’s Global HQ Subordinate Companion Loan (so long as a MCD Control Appraisal Period is not in effect) will have the right, with or without cause, to replace the special servicer then acting with respect to the McDonald’s Global HQ Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The BANK 2020-BNK30 directing certificateholder (during a MCD Control Appraisal Period and so long as a control termination event under the BANK 2020-BNK30 PSA is not continuing), and the BANK 2020-BNK30 certificateholders with the requisite percentage of voting rights (during a MCD Control Appraisal Period and during the continuance of a control termination event under the BANK 2020-BNK30 PSA) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the McDonald’s Global HQ Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

 Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in September 2021 and ending on a hypothetical Determination Date in October 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and National Cooperative Bank, N.A. on or about October 7, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2017	2018	2019	2020	As of 6/30/2021
Multifamily	$146,622,500	$398,925,000	$865,834,000	$412,820,000	$131,425,000
Office	1,424,716,159	1,760,222,500	3,219,527,500	805,375,000	1,076,306,667
Retail	720,057,794	1,377,112,634	1,434,905,387	1,055,850,000	251,340,000
Industrial	101,890,000	1,317,920,000	2,670,170,250	292,725,000	999,050,000
Manufactured Housing	38,835,750	150,480,000	62,075,000	12,950,000	172,275,000
Self Storage	387,370,000	511,986,250	185,248,500	210,841,250	181,297,400
Lodging	2,176,576,500	2,076,288,000	2,387,905,000	270,500,000	0
Mixed Use	221,600,000	182,040,000	123,515,000	219,725,000	0
Other	283,150,000	192,300,000	0	7,500,000	27,108,900
Total	$3,515,379,971	$7,967,274,384	$10,949,180,637	$3,288,286,250	$2,838,802,967

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements.  Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●  Taxes.  An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●  Insurance.  An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●  Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●  Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●  Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●  Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●  Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below.  New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●

Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions.  An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●

Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property.  The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●

Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Arizona Mills Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Bank of America and Wells Fargo Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Arizona Mills Mortgage Loan (5.9%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●

comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2018, and ending June 30, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2021 through June 30, 2021 was set forth in a Form ABS-15G filed by Bank of America on August 11, 2021.  The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	16,985,342.93	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,260,883.13	85.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	8,408,483.17	9.85	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	6.17	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	368,119,245.87	50.89	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	239,552,698.01	33.12	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	115,626,198.26	15.99	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	846,229,966.00	100.00	1	149,999,994	17.73	0	0	0.00	0	0	0.00	1	149,999,994.00	17.73	0	0	0.00	0	0	0.00
Commercial Mortgages Total			665	1,671,908,538.10		2	149,999,994		0	0		0	0		4	158,220,273.30		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from July 1, 2018 to June 30, 2021. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2021, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2021, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from July 1, 2018 to June 30, 2021. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of June 30, 2021:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2021;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2018 to June 30, 2021.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2021.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2021.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2021, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 11, 2021. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 11, 2021. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $33,082,752.39 Certificate Balance of the RR Interest and Bank of America or an affiliate thereof will retain the Class R Certificates. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (24.8%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2020.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to June 30, 2021, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $85,724,095,473.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●

Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2018 and ending June 30, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2021 through June 30, 2021 was set forth in a Form ABS-15G filed by MSMCH on August 16, 2021. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	128.53%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	128.53%

Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%

Aggregate Total			101	2,117,898,499		2	88,361,157		0	-		0	-		0	-		1	77,221,468		1	11,139,689

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2018 to June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2018 to June 30, 2021.

(6)	Includes demands received during and prior to the reporting period from July 1, 2018 to June 30, 2021 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2018 to June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2018 to June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2021 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2021 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $15,849,095.27 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,558 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $56.9 billion, which were included in 183 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Arizona Mills Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and Bank of America, National Association. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2018 to June 30, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.82	0	0.00	0.00	1	30,949,659.00	3.82
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.82	0	0.00	0.00	1	30,949,659.00	3.82

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(13)(14)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.65	0	0.00	0.00	4	7,228,000.00	1.65

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.65	0	0.00	0.00	4	7,228,000.00	1.65

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation (15)(16)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,148,387.00	1.41	0	0.00	0	1	7,148,387.00	1.41

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,148,387.00	1.41	0	0.00	0	1	7,148,387.00	1.41

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation (17)(18)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.06	0	0.00	0	3	8,985,163.00	2.06

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.06	0	0.00	0	3	8,985,163.00	2.06

Commercial Mortgages Asset Class Total			913	4,192,170,928.74		10	70,707,072.00		0	0.00		0	0.00		10	54,311,209.00		0	0.00		10	54,311,209.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(14)	LNR Partners, LLC, as special servicer for Loan No. 57 (4611 S. Drexel), Loan No. 137 (6217 S. Dorchester), Loan No. 179 (6250 S. Mozart), and Loan No. 218 (7255 S. Euclid) claimed in a letter dated September 12, 2019 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(16)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(18)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2021 through June 30, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 10, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 10, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $14,870,853.10 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $56,095,491, representing approximately 4.4% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 75th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2021, National Cooperative Bank, N.A. and its affiliates sold approximately $7.2 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2021, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.1 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. 23 of the 31 Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 7.0% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on,

in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties.

National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●

comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 16, 2021. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from July 1, 2018 to June 30, 2021, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2021-BNK36 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an

affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as the Trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of June 30, 2021. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as certificate administrator under the PSA through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as certificate administrator under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2021, Wells Fargo Bank was acting as securities administrator for approximately 1,075 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $606 billion.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2021, Wells Fargo Bank was acting as custodian of more than 310,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the Company in its capacity as trustee for a number of residential mortgage-backed securities (“RMBS”) trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. The Company previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank, N.A. disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $14,870,853.10 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank. Wells Fargo Bank is not responsible for the sufficiency of this prospectus (other than as to the accuracy of the information provided by Wells Fargo Bank).

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”) and as the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo is also (i) an anticipated holder of a portion of the RR Interest, (ii) the certificate administrator and custodian under the PSA, (iii) a sponsor, an originator, a mortgage loan seller, (iv) an affiliate of Wells Fargo Securities, LLC, an underwriter, (v) the general master servicer, certificate administrator and custodian under the BANK 2021-BNK35 PSA, pursuant to which the Newport Pavilion Whole Loan is serviced, (vi) the master servicer, certificate administrator and custodian under the WFCM 2021-C60 PSA, pursuant to which the Metro Crossing Whole Loan and the Velocity Industrial Portfolio Whole Loan are

serviced, (vii) the general master servicer, certificate administrator and custodian under the BANK 2020-BNK30 PSA, pursuant to which the McDonald’s Global HQ Whole Loan is serviced and (viii) the current holder of one or more Companion Loans related to the Arizona Mills Whole Loan.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 6/30/2021
By Approximate Number:	30,491	30,931	30,536	30,128
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$603.69

Within this portfolio, as of June 30, 2021, are approximately 23,299 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $480.64 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
YTD Q2 2021	$470,794,165,953	$1,382,021,594	0.29%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through January 9, 2022, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo prior to its inclusion in the trust fund. Pursuant to certain interim servicing arrangements between Wells Fargo and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of MSMCH, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund. Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Neither Wells Fargo nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo will retain $14,870,853.10 Certificate Balance of the RR Interest. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transaction. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage

Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 31 of the Mortgage Loans, representing approximately 9.5% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of August 31, 2021, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.402 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2021, National Cooperative Bank, N.A. had total assets of $3,042.9 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.31%. For the six months ended June 30, 2021, National Cooperative Bank, N.A. reported net income of $31.9 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number:	3,439	3,398	3,450	3,499

By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.2 billion	$5.4 billion	$5.64 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of August 31, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of August 31, 2021, are approximately 1,356 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.402 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of August 31, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements and, at a minimum, are expected to continue in effect through at least January 2, 2022. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2018	$2,056,162,733	$ 0.00	0.000%
Calendar Year 2019	$2,237,012,724	$ 97,256.00	0.004%
Calendar Year 2020	$2,511,959,089	$ 417,969.00	0.017%
Calendar Year 2021**	$2,748,436,614	$ 795,328.72	0.029%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of August 31, 2021.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National

Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed to act as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), and Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2021, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $7.8 billion of regulatory assets under management in the aggregate. Of the ten Funds, seven are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of June 30, 2021, RCM has underwritten and purchased, primarily for the Funds, over $8.9 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 142 securitizations totaling approximately $148 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 258 employees as of June 30, 2021 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2021, RCA and its affiliates were actively special servicing approximately 557 portfolio loans (and REO properties) with an unpaid principal balance of approximately $10.80 billion (see footnote 2 to the chart below). As of June 30, 2021, RCA is also performing special servicing for approximately 133 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,449 assets with an unpaid principal balance at securitization of approximately $136.8 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 6/30/2021
Number of CMBS Pools Named Special Servicer	105	120	129	133
Approximate Aggregate Unpaid Principal Balance(1)	$110.9 billion	$125.0 billion	$133.3 billion	$136.8 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	136	179	617	557
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.02 billion	$2.55 billion	$11.67 billion	$10.80 billion

(1)

Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)

Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA, the expected special servicer for this transaction, is an affiliate of (a) RREF IV Debt AIV, LP, the entity that is expected to (i) be appointed as the initial Directing Certificateholder, (ii) purchase the Class X-G, Class X-H, Class G and Class H certificates and (iii) receive the Class V certificates, (b) Rialto Real Estate Fund IV-Debt, LP (or its affiliate), which entity is expected to purchase the Class F and Class X-F certificates and (c) Rialto Relative Value Credit Fund, LP (or its affiliate), which entity is expected to purchase a portion of the Class E certificates. Although (i) Rialto Capital Advisors, LLC is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (A) RREF IV Debt AIV, LP, (B) Rialto Real Estate Fund IV-Debt, LP and (C) Rialto Relative Value Credit Fund, LP) and (ii) RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, Rialto Relative Value Credit Fund, LP has different beneficial owners than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP. RCA or an affiliate assisted RREF IV Debt AIV, LP and/or one or more affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including in the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such Certificates at any time.

The information set forth above under this sub-heading “—The Special Servicer” regarding RCA has been provided by RCA.

The special servicers will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicers may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicers may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicers and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicers will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicers’ removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicers’ rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of 31 Mortgage Loans (9.5%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2021, National Cooperative Bank, N.A. had total assets of $3,042.9 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.31%. For the six months ended June 30, 2021, National Cooperative Bank, N.A. reported net income of $31.9 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number	3,439	3,398	3,450	3,509
By Approximate Aggregate Unpaid Principal Balance (in billions)	$5.2 billion	$5.2 billion	$5.4 billion	$5.64 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of August 31, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of August 31, 2021, are approximately 1,356 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.402 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of August 31, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of August 31, 2021, National Cooperative Bank, N.A. was named the special servicer in approximately 52 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.726 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2017 to August 31, 2021.

Portfolio Size – CMBS Special Servicing	2018(1)	2019(1)	2020(1)	2021(2)
Total	$0.00	$8,157,140	$8,951,817	$4,401,200

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of August 31, 2021.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements and, at a minimum, are expected to continue in effect through at least January 2, 2022. This remote working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of June 30, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 229 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $220 billion. As of June 30, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 94 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $88 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Bank of America, Morgan Stanley Bank and Wells Fargo Bank (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $63,802,700.76, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the

Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

Bank of America will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Morgan Stanley Bank, N.A. and Wells Fargo Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Bank of America, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $33,082,752.39 Certificate Balance of the RR Interest, representing approximately 51.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $15,849,095.27 Certificate Balance of the RR Interest, representing approximately 24.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., an affiliate of MSMCH, originated approximately 24.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, $14,870,853.10 Certificate Balance of the RR Interest, representing approximately 23.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 23.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will result in a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor, the underwriters, their respective affiliates or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount”  for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Provisions. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Provisions require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-BNK36 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”.

The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The Non-Retained Certificates (other than the Class X certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A and Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates, the Exchangeable Certificates and the rights of the RR Interest to receive a portion of the

Excess Interest) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error;

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date

(net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount”  for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f) to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 Trust Component is reduced to zero; and

(g) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)

on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate for each Class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable. The Pass-Through Rate for each Class of the Class A-S, Class B, Class D, Class E, Class F, Class G and Class H certificates for any Distribution Date will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable, and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class C certificates for any Distribution Date will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the

Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each Class of the Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the

Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable

P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	$200,000,000	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	$425,638,000	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$107,588,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$53,036,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$51,520,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the principal balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4, Class A-5,

Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Scheduled Principal Distribution Amount for that Distribution Date, and

(b) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)      the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)     all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)      the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due”

in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC Provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated

Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates, in the following amounts:

(1) to each class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base

Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x),

and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium. All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2064. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, sixth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Component as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal

Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Non-Retained Certificates, a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)    a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)    a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)    a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)    a CREFC® advance recovery report;

(5)    a CREFC® total loan report;

(6)    a CREFC® operating statement analysis report;

(7)    a CREFC® comparative financial status report;

(8)    a CREFC® net operating income adjustment worksheet;

(9)    a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, the master servicers, the special servicers, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, the applicable master servicer and the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Bank of America.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate”  means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, KBRA Analytics, LLC, Moody’s Analytics, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

○

any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○

any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the certificate administrator by the depositor or the master servicers directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced

Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)    2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)    in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2021-BNK36

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Arizona Mills Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which Bank of America and Wells Fargo Bank are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by Bank of America or Wells Fargo Bank, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)      an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)  the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the Arizona Mills Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)   the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)  any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)  all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii) any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii) any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)   other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)  any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii) any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) all related environmental reports; and

(xiv) all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)       a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Arizona Mills Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)  have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)  constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)  have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Arizona Mills Mortgage Loan (5.9%), each of Bank of America and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (58.0% with respect to Bank of America and 42.0% with respect to Wells Fargo Bank). It is possible that under certain circumstances only one of Bank of America and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA and the related Intercreditor Agreement and the applicable master servicer will continue to receive its Servicing Fee, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related

Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination,

(2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)    all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)    in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any

Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve

Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)     to recoup any amounts deposited in its Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicers, the special servicers, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to the Mortgage Loans, a per annum rate ranging from 0.00500% to 0.21680% and (ii) with respect to the Serviced Companion Loans, a per annum rate of 0.00250%. The Servicing Fee payable to the master servicers with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), then such master servicer will be entitled to 50% of such Excess Modification Fees; provided, that no master servicer will be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the “Administrative Fee Rate %” listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) other than with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, with respect to the One North Wacker Mortgage Loan, 0.50%) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. Notwithstanding the foregoing, with respect to the One North Wacker Mortgage Loan, no Workout Fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “Borrower Workout Request” as defined under the related mortgage loan agreement. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, with respect to the One North Wacker Mortgage Loan, 0.50%) to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Notwithstanding the foregoing, with respect to the One North Wacker Mortgage Loan, no Liquidation Fee will be payable to the extent the related borrower is not required to pay a Liquidation Fee in connection with a “Borrower Workout Request” as defined under the related mortgage loan agreement.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)       the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)        100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans and 100% of COVID Forbearance Fees related to any Payment Accommodation,

(ii)       100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)      100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced

Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision (other than with respect to a Payment Accommodation), and

(vi)       100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, however, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such

Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00603% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00110% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00020% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, subject, in the case of each of clauses (i) through (iii), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)    the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)    30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)    30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)    immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)     the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)     the excess of

1.     the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (iii) below, in the case of each Mortgaged Property other than the Waldo Gardens, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Waldo Gardens, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the applicable master servicer delivered in accordance with the PSA.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable special servicer to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole

Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage

Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. None of the master servicer, the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H certificates and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, that if at any time, the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and the special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of the such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. The applicable master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.

In connection with the processing by the applicable master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will be required to promptly deliver notice thereof to the applicable special servicer (and the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will be required to forward such notice to the Directing Certificateholder (except to the extent that the Directing Certificateholder notifies the special servicer that it does not desire to receive copies of such items)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party).

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the applicable special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv)with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt, (xv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, or in the case of any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any other escrow funds, reserve funds or other additional collateral with respect to such Mortgage Loan, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer; provided, however, that in the case of any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion; and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates (B)

any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a “major decision” under the related Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to October 1, 2021 (or prior to a later date provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)    provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and the special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)     other than with respect to residential cooperative mortgage loans secured by a residential cooperative property, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)    subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)   other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan (other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion);

(iv)    other than any request with respect to a residential cooperative property that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)     subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)    determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, nondisturbance and attornment agreement or entry into a new Ground Lease; and

(vii)   other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the applicable special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master

Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)    the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)    the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)    the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)    there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders

(or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)    the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)    the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)    the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)    the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)  a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment

Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

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the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

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with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

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the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

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a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

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(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

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the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

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the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

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the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion

Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (other than a Serviced Mortgage Loan or Serviced Whole Loan that is subject to a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation) and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B

Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the applicable special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)    absent that selection, or

(2)    until a Directing Certificateholder is so selected, or

(3)    upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be RREF IV Debt AIV, LP or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates. The Control Eligible Certificates will not include the RR Interest, and the RR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days following written request for input on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than the items listed in clauses (ii), (v) and (xv) of the definition of “Master Servicer Decision”;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than (A) any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision” or any such encumbrance as described under clause (xiv) of the definition of the definition of “Master Servicer Decision”, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)   other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     other than in the case of any Non-Specially Serviced Loan or Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)    other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property, as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the applicable special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the applicable master servicer, in which case, the applicable master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. The applicable master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into by September 30, 2021, (ii) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (iii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

Any fees or other charges charged by the applicable special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees, as described in the preceding sentence, will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole

Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable

Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision, Special Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC Provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)   that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)  that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)  that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)  that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an officer’s certificate (which, in the case of the master servicer or the special servicer, is required to be from a servicing officer and, in the case of the trustee or the certificate administrator, is required to be from a responsible officer) certifying that such party has determined that it is required by law, rule, regulation, order, judgment or decree to disclose such information (which shall be an additional expense of the Trust) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the

Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 74 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2012 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2016 and June 30, 2021 was approximately 39.82%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 21.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of

Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)        a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)      a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS

Morningstar, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency,

readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor,

the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the RR Interest;

(c) does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d) may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related

Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related

Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h) such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may

(or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the applicable master servicer or applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it

is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA.

The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2021-BNK36 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and the special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and the special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special

Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2021-BNK36 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Newport Pavilion Mortgage Loan

The Newport Pavilion Mortgage Loan is serviced pursuant to the BANK 2021-BNK35 PSA. The servicing terms of the BANK 2021-BNK35 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Newport Pavilion Mortgage Loan that is to be calculated at 0.00500% per annum.

●	Upon the Newport Pavilion Whole Loan becoming a specially serviced loan under the BANK 2021-BNK35 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Newport Pavilion Mortgage Loan accruing at a rate equal to 0.25000% per annum, until such time as the Newport Pavilion Whole Loan is no longer specially serviced. The special servicing fee is not expected to be subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest)

made by the related borrowers after any workout of the Newport Pavilion Whole Loan. The workout fee is subject a minimum monthly fee of $25,000.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of such Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a minimum fee of the lesser of 3.0% and $25,000

Prospective investors are encouraged to review the full provisions of the BANK 2021-BNK35 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Metro Crossing Mortgage Loan and the Velocity Industrial Portfolio Mortgage Loan

Each of the Metro Crossing Mortgage Loan and Velocity Industrial Portfolio Mortgage Loan is serviced pursuant to the WFCM 2021-C60 PSA. The servicing terms of the WFCM 2021-C60 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Non-Serviced Master Servicer earns a servicing fee with respect to the Metro Crossing Mortgage Loan and the Velocity Industrial Portfolio that is to be calculated at 0.0025% per annum.

●	Upon the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan becoming a specially serviced loan under the WFCM 2021-C60 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Metro Crossing Mortgage Loan or the Velocity Industrial Portfolio Mortgage Loan, as applicable, accruing at a rate equal to 0.25% per annum, until such time as the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan, as applicable, is no longer specially serviced. The special servicing fee is subject to a monthly minimum of $3,500.

●	In connection with a workout of the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan, as applicable, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid, and excluding late payment charges and default interest) made by the related borrower on a corrected Whole Loan. Such workout fee is subject to a floor of $25,000 with respect to any particular workout of the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% in the case of the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan of the related payment or proceeds (exclusive of any portion of such amount that represents penalty charges). Such liquidation fee is subject to a floor of $25,000 with respect to any particular workout of the Metro Crossing Whole Loan or the Velocity Industrial Portfolio Whole Loan.

●	The WFCM 2021-C60 Operating Advisor will be entitled to consult with the WFCM 2021-C60 Special Servicer under different circumstances than those under which the BANK 2021-BNK36 operating advisor is entitled to consult with the BANK 2021-BNK36 special servicer. In particular, the WFCM 2021-C60 Operating Advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Credit Risk Retention Rules) issued by the WFCM 2021-C60 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the WFCM 2021-C60 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the WFCM 2021-C60 Operating Advisor will at any time be entitled to recommend the termination of the WFCM 2021-C60 Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such WFCM 2021-C60 Special Servicer is not performing its duties as required under the WFCM 2021-C60 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the WFCM 2021-C60 Special Servicer would be in the best interest of the certificateholders with respect to the WFCM 2021-C60 securitization as a collective whole. Such recommendation would then be subject to confirmation by the WFCM 2021-C60 securitization certificateholders pursuant to a certificateholder vote.

Prospective investors are encouraged to review the full provisions of the WFCM 2021-C60 PSA, which is available by requesting a copy from the underwriters.

Servicing of the McDonald’s Global HQ Mortgage Loan

The McDonald’s Global HQ Mortgage Loan is serviced pursuant to the BANK 2020-BNK30 PSA. Such Mortgage Loan, while it is serviced under the BANK 2020-BNK30 PSA, is referred to as a “BNK30-Serviced Mortgage Loan”, and the related Whole Loan is referred to as a “BNK30-Serviced Whole Loan”. The servicing terms of the BANK 2020-BNK30 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the BNK30-Serviced Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the related Whole Loan becoming a specially serviced loan under the BANK 2020-BNK30 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500 (or $5,000 if the related risk retention consultation party is entitled to consult with the related Non-Serviced Special Servicer under the BANK 2020-BNK30 PSA for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the BANK 2020-BNK30 PSA).

●	In connection with a workout of the BNK30-Serviced Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges and excess interest) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

●	Prospective investors are encouraged to review the full provisions of the BANK 2020-BNK30 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch and KBRA.

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Non-Retained Certificates (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non-Retained Certificates and (C) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information

Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or short term rating of “F1”) by Fitch) and, “BBB-” by KBRA (if then rated by KBRA), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.

Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served. In certain circumstances, the lender may have a receiver appointed.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the

“readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, the current holder of one or more of the One North Wacker, Arizona Mills and Raymour & Flanigan Campus Companion Loans and an expected holder of a portion of the RR Interest, and an affiliate of BofA Securities, Inc., one of the underwriters. In addition, Bank of America is the second largest tenant at the 3508-3510 Johnson Avenue Mortgaged Property.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the RR Interest, the holder of one or more of the Companion Loans related to the Arizona Mills Whole Loan, is also a master servicer, the certificate administrator and the custodian under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the general master servicer, certificate administrator and custodian under the BANK 2021-BNK35 PSA, pursuant to which the Newport Pavilion Whole Loan is serviced, (ii) the general master servicer, certificate administrator and custodian under the WFCM 2021-C60 PSA, pursuant to which each of the Metro Crossing Whole Loan and the Velocity Industrial Portfolio Whole Loan is serviced, and (iii) the general master servicer, certificate administrator and custodian under the BANK 2020-BNK30 PSA, pursuant to which the McDonald’s Global HQ Whole Loan is serviced.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and of Morgan Stanley Bank, an originator and an expected holder of a portion of the RR Interest.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National

Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2021-BNK35 PSA, which governs the servicing and administration of the Newport Pavilion Whole Loan, and the BANK 2020-BNK30 PSA, which governs the servicing and administration of the McDonald’s Global HQ Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with such securitization transactions; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Newport Pavilion Whole Loan or the McDonald’s Global HQ Whole Loan.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans that Bank of America and MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

WTNA, the trustee, is also the trustee under (i) the BANK 2021-BNK35 PSA, pursuant to which the Newport Pavilion Whole Loan is serviced, (ii) the WFCM 2021-C60 PSA, pursuant to which each of the Metro Crossing Whole Loan and the Velocity Industrial Portfolio Whole Loan is serviced and (iii) the BANK 2020-BNK30 PSA, pursuant to which the McDonald’s Global HQ Whole Loan is serviced.

Rialto Capital Advisors, LLC, the expected initial special servicer for this transaction, is an affiliate of (i) RREF IV Debt AIV, LP, which is expected to purchase the Class X-G, Class X-H, Class G and Class H certificates and will receive the Class V certificates, and which is expected to be appointed as the initial Directing Certificateholder, (ii) Rialto Real Estate Fund IV-Debt, LP (or its affiliate), which entity is expected to purchase the Class F and Class X-F certificates and (iii) Rialto Relative Value Credit Fund, LP (or its affiliate), which entity is expected to purchase a portion of the Class E certificates. Although (i) Rialto Capital Advisors, LLC is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (A) RREF IV Debt AIV, LP, (B) Rialto Real Estate Fund IV-Debt, LP and (C) Rialto Relative Value Credit Fund, LP) and (ii) RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, Rialto Relative Value Credit Fund, LP has different beneficial owners than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP. Rialto Capital Advisors, LLC or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the WFCM 2021-C60 PSA, pursuant to which each of the Metro Crossing Whole Loan and the Velocity Industrial Portfolio Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-5-X1	Class A-5-1 Certificates
Class A-5-X2	Class A-5-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S and Class B Trust Components
Class A-4-X1	Class A-4-1 Certificates
Class A-4-X2	Class A-4-2 Certificates
Class A-5-X1	Class A-5-1 Certificates
Class A-5-X2	Class A-5-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	the McDonald’s Global HQ Mortgage Loan (1.1%), amortizes based on the assumed principal payment schedule set forth on Annex A-4;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2021; and

●	the Offered Certificates are settled with investors on October 7, 2021.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	83%	83%	83%	83%	83%
October 2023	65%	65%	65%	65%	65%
October 2024	45%	45%	45%	45%	45%
October 2025	20%	0%	0%	0%	0%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.66	2.49	2.45	2.43	2.42

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	97%	90%	81%	59%
October 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.80	4.67	4.52	4.09

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.94	6.91	6.87	6.81	6.51

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	77%	77%	77%	77%	77%
October 2028	53%	53%	53%	53%	53%
October 2029	28%	28%	28%	28%	28%
October 2030	2%	2%	2%	2%	3%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.15	7.15	7.15	7.15	7.15

Percent of the Initial Certificate Balance
of the Class A-4 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	99%	97%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.70	9.65	9.57	9.39

Percent of the Initial Certificate Balance
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.90	9.88	9.84	9.59

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.99	9.97	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.02	10.02	10.02	9.95	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.02	10.02	10.02	10.02	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.75000%	1.27185%	1.30498%	1.31289%	1.31645%	1.31849%
99.00000%	1.17486%	1.20116%	1.20744%	1.21026%	1.21189%
99.25000%	1.07822%	1.09772%	1.10237%	1.10446%	1.10566%
99.50000%	0.98195%	0.99465%	0.99768%	0.99904%	0.99982%
99.75000%	0.88602%	0.89194%	0.89336%	0.89399%	0.89436%
100.00000%	0.79045%	0.78961%	0.78941%	0.78932%	0.78927%
100.25000%	0.69523%	0.68764%	0.68583%	0.68502%	0.68455%
100.50000%	0.60035%	0.58604%	0.58262%	0.58109%	0.58021%
100.75000%	0.50582%	0.48479%	0.47978%	0.47753%	0.47623%
101.00000%	0.41163%	0.38391%	0.37730%	0.37433%	0.37262%
101.25000%	0.31778%	0.28338%	0.27518%	0.27150%	0.26938%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	1.74718%	1.73926%	1.72839%	1.71501%	1.67301%
102.00000%	1.69416%	1.68518%	1.67284%	1.65766%	1.61001%
102.25000%	1.64129%	1.63124%	1.61745%	1.60048%	1.54719%
102.50000%	1.58857%	1.57746%	1.56221%	1.54345%	1.48454%
102.75000%	1.53599%	1.52382%	1.50713%	1.48659%	1.42208%
103.00000%	1.48355%	1.47034%	1.45220%	1.42988%	1.35979%
103.25000%	1.43126%	1.41700%	1.39742%	1.37334%	1.29768%
103.50000%	1.37912%	1.36381%	1.34280%	1.31695%	1.23574%
103.75000%	1.32712%	1.31077%	1.28833%	1.26072%	1.17398%
104.00000%	1.27526%	1.25787%	1.23401%	1.20464%	1.11239%
104.25000%	1.22354%	1.20512%	1.17983%	1.14872%	1.05098%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.75000%	2.08620%	2.08699%	2.08799%	2.08944%	2.09764%
99.00000%	2.04695%	2.04757%	2.04836%	2.04951%	2.05595%
99.25000%	2.00782%	2.00827%	2.00885%	2.00968%	2.01438%
99.50000%	1.96880%	1.96908%	1.96944%	1.96997%	1.97293%
99.75000%	1.92988%	1.93000%	1.93015%	1.93037%	1.93159%
100.00000%	1.89108%	1.89103%	1.89096%	1.89087%	1.89036%
100.25000%	1.85238%	1.85216%	1.85189%	1.85149%	1.84926%
100.50000%	1.81379%	1.81341%	1.81293%	1.81222%	1.80826%
100.75000%	1.77531%	1.77476%	1.77407%	1.77306%	1.76739%
101.00000%	1.73693%	1.73622%	1.73532%	1.73401%	1.72662%
101.25000%	1.69866%	1.69779%	1.69668%	1.69506%	1.68597%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	2.01470%	2.01470%	2.01470%	2.01470%	2.01475%
102.00000%	1.97719%	1.97719%	1.97719%	1.97719%	1.97725%
102.25000%	1.93979%	1.93979%	1.93979%	1.93979%	1.93985%
102.50000%	1.90249%	1.90249%	1.90249%	1.90249%	1.90256%
102.75000%	1.86530%	1.86530%	1.86530%	1.86530%	1.86538%
103.00000%	1.82821%	1.82821%	1.82821%	1.82821%	1.82830%
103.25000%	1.79123%	1.79123%	1.79123%	1.79123%	1.79132%
103.50000%	1.75435%	1.75435%	1.75435%	1.75435%	1.75444%
103.75000%	1.71757%	1.71757%	1.71757%	1.71757%	1.71767%
104.00000%	1.68089%	1.68089%	1.68089%	1.68089%	1.68100%
104.25000%	1.64431%	1.64431%	1.64431%	1.64431%	1.64443%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.75000%	2.24714%	2.24725%	2.24734%	2.24748%	2.24781%
100.00000%	2.21836%	2.21830%	2.21825%	2.21818%	2.21801%
100.25000%	2.18966%	2.18944%	2.18925%	2.18897%	2.18829%
100.50000%	2.16104%	2.16066%	2.16032%	2.15984%	2.15866%
100.75000%	2.13250%	2.13195%	2.13147%	2.13079%	2.12911%
101.00000%	2.10404%	2.10333%	2.10271%	2.10182%	2.09965%
101.25000%	2.07566%	2.07479%	2.07403%	2.07293%	2.07026%
101.50000%	2.04736%	2.04632%	2.04542%	2.04412%	2.04096%
101.75000%	2.01914%	2.01794%	2.01689%	2.01539%	2.01174%
102.00000%	1.99100%	1.98963%	1.98845%	1.98675%	1.98260%
102.25000%	1.96293%	1.96140%	1.96008%	1.95818%	1.95354%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.35000%	2.25161%	2.25472%	2.25742%	2.26130%	2.27075%
95.60000%	2.22212%	2.22506%	2.22760%	2.23127%	2.24019%
95.85000%	2.19271%	2.19548%	2.19787%	2.20132%	2.20971%
96.10000%	2.16339%	2.16599%	2.16823%	2.17146%	2.17933%
96.35000%	2.13416%	2.13658%	2.13867%	2.14169%	2.14903%
96.60000%	2.10501%	2.10725%	2.10920%	2.11200%	2.11883%
96.85000%	2.07594%	2.07802%	2.07981%	2.08240%	2.08870%
97.10000%	2.04696%	2.04886%	2.05051%	2.05288%	2.05867%
97.35000%	2.01805%	2.01979%	2.02129%	2.02345%	2.02872%
97.60000%	1.98924%	1.99080%	1.99215%	1.99410%	1.99885%
97.85000%	1.96050%	1.96189%	1.96310%	1.96484%	1.96907%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
90.95000%	2.25631%	2.26257%	2.26800%	2.27581%	2.29484%
91.20000%	2.22607%	2.23215%	2.23742%	2.24500%	2.26347%
91.45000%	2.19592%	2.20182%	2.20693%	2.21429%	2.23220%
91.70000%	2.16586%	2.17158%	2.17654%	2.18367%	2.20103%
91.95000%	2.13590%	2.14143%	2.14623%	2.15313%	2.16995%
92.20000%	2.10602%	2.11137%	2.11602%	2.12269%	2.13895%
92.45000%	2.07623%	2.08140%	2.08589%	2.09234%	2.10806%
92.70000%	2.04653%	2.05152%	2.05585%	2.06208%	2.07725%
92.95000%	2.01691%	2.02173%	2.02590%	2.03191%	2.04653%
93.20000%	1.98739%	1.99202%	1.99604%	2.00183%	2.01591%
93.45000%	1.95795%	1.96241%	1.96627%	1.97183%	1.98537%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.77500%	5.41860%	5.30665%	5.20918%	5.06863%	4.72289%
3.90000%	4.68486%	4.57047%	4.47089%	4.32727%	3.97411%
4.02500%	3.98515%	3.86842%	3.76680%	3.62022%	3.25990%
4.15000%	3.31673%	3.19773%	3.09416%	2.94470%	2.57747%
4.27500%	2.67716%	2.55597%	2.45050%	2.29827%	1.92437%
4.40000%	2.06426%	1.94095%	1.83365%	1.67874%	1.29838%
4.52500%	1.47607%	1.35072%	1.24165%	1.08414%	0.69753%
4.65000%	0.91086%	0.78353%	0.67273%	0.51271%	0.12004%
4.77500%	0.36704%	0.23778%	0.12532%	-0.03714%	-0.43568%
4.90000%	-0.15682%	-0.28795%	-0.40202%	-0.56685%	-0.97109%
5.02500%	-0.66201%	-0.79495%	-0.91059%	-1.07772%	-1.48749%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.17500%	3.64719%	3.52931%	3.42671%	3.27868%	2.91487%
8.30000%	3.31673%	3.19773%	3.09416%	2.94470%	2.57747%
8.42500%	2.99348%	2.87338%	2.76885%	2.61799%	2.24740%
8.55000%	2.67716%	2.55597%	2.45050%	2.29827%	1.92437%
8.67500%	2.36750%	2.24525%	2.13885%	1.98527%	1.60811%
8.80000%	2.06426%	1.94095%	1.83365%	1.67874%	1.29838%
8.92500%	1.76719%	1.64285%	1.53466%	1.37844%	0.99493%
9.05000%	1.47607%	1.35072%	1.24165%	1.08414%	0.69753%
9.17500%	1.19070%	1.06435%	0.95441%	0.79563%	0.40597%
9.30000%	0.91086%	0.78353%	0.67273%	0.51271%	0.12004%
9.42500%	0.63637%	0.50807%	0.39643%	0.23518%	-0.16045%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	2.27260%	2.27242%	2.27194%	2.27121%	2.26633%
102.00000%	2.24448%	2.24427%	2.24373%	2.24289%	2.23736%
102.25000%	2.21643%	2.21619%	2.21559%	2.21466%	2.20848%
102.50000%	2.18846%	2.18820%	2.18753%	2.18650%	2.17967%
102.75000%	2.16056%	2.16028%	2.15955%	2.15842%	2.15094%
103.00000%	2.13275%	2.13244%	2.13165%	2.13042%	2.12230%
103.25000%	2.10501%	2.10467%	2.10382%	2.10250%	2.09373%
103.50000%	2.07734%	2.07699%	2.07607%	2.07465%	2.06524%
103.75000%	2.04976%	2.04937%	2.04840%	2.04688%	2.03683%
104.00000%	2.02224%	2.02184%	2.02080%	2.01918%	2.00849%
104.25000%	1.99480%	1.99437%	1.99327%	1.99156%	1.98023%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.25000%	2.28227%	2.28255%	2.28325%	2.28434%	2.29158%
97.50000%	2.25343%	2.25368%	2.25432%	2.25531%	2.26186%
97.75000%	2.22468%	2.22490%	2.22547%	2.22636%	2.23222%
98.00000%	2.19600%	2.19620%	2.19671%	2.19749%	2.20267%
98.25000%	2.16741%	2.16758%	2.16802%	2.16870%	2.17321%
98.50000%	2.13890%	2.13905%	2.13942%	2.14000%	2.14383%
98.75000%	2.11047%	2.11059%	2.11090%	2.11138%	2.11453%
99.00000%	2.08212%	2.08222%	2.08246%	2.08283%	2.08531%
99.25000%	2.05386%	2.05392%	2.05410%	2.05437%	2.05618%
99.50000%	2.02567%	2.02571%	2.02582%	2.02599%	2.02712%
99.75000%	1.99756%	1.99758%	1.99762%	1.99769%	1.99815%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.85000%	2.28059%	2.28133%	2.28325%	2.28622%	2.30590%
93.10000%	2.25103%	2.25175%	2.25360%	2.25646%	2.27542%
93.35000%	2.22157%	2.22226%	2.22404%	2.22679%	2.24503%
93.60000%	2.19219%	2.19286%	2.19456%	2.19721%	2.21473%
93.85000%	2.16290%	2.16354%	2.16517%	2.16771%	2.18452%
94.10000%	2.13370%	2.13431%	2.13587%	2.13830%	2.15440%
94.35000%	2.10458%	2.10516%	2.10666%	2.10898%	2.12436%
94.60000%	2.07554%	2.07610%	2.07753%	2.07974%	2.09442%
94.85000%	2.04659%	2.04712%	2.04848%	2.05059%	2.06456%
95.10000%	2.01773%	2.01823%	2.01952%	2.02153%	2.03479%
95.35000%	1.98895%	1.98942%	1.99064%	1.99254%	2.00510%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.87500%	5.09265%	5.07542%	5.03122%	4.96249%	4.50296%
4.00000%	4.39185%	4.37425%	4.32912%	4.25893%	3.78980%
4.12500%	3.72266%	3.70471%	3.65868%	3.58709%	3.10868%
4.25000%	3.08261%	3.06432%	3.01742%	2.94447%	2.45710%
4.37500%	2.46947%	2.45085%	2.40311%	2.32885%	1.83282%
4.50000%	1.88127%	1.86233%	1.81378%	1.73825%	1.23382%
4.62500%	1.31622%	1.29697%	1.24763%	1.17087%	0.65832%
4.75000%	0.77272%	0.75317%	0.70307%	0.62511%	0.10469%
4.87500%	0.24932%	0.22947%	0.17864%	0.09953%	-0.42854%
5.00000%	-0.25529%	-0.27542%	-0.32697%	-0.40721%	-0.94270%
5.12500%	-0.74231%	-0.76271%	-0.81496%	-0.89629%	-1.43898%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.27500%	3.65738%	3.63940%	3.59328%	3.52155%	3.04223%
8.40000%	3.33528%	3.31712%	3.27057%	3.19816%	2.71434%
8.52500%	3.02012%	3.00179%	2.95481%	2.88173%	2.39348%
8.65000%	2.71163%	2.69314%	2.64573%	2.57199%	2.07939%
8.77500%	2.40956%	2.39090%	2.34309%	2.26870%	1.77181%
8.90000%	2.11368%	2.09486%	2.04663%	1.97160%	1.47050%
9.02500%	1.82375%	1.80477%	1.75615%	1.68049%	1.17524%
9.15000%	1.53957%	1.52044%	1.47141%	1.39514%	0.88581%
9.27500%	1.26092%	1.24164%	1.19223%	1.11535%	0.60200%
9.40000%	0.98763%	0.96819%	0.91840%	0.84092%	0.32361%
9.52500%	0.71950%	0.69991%	0.64974%	0.57167%	0.05047%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
5.87500%	5.87758%	5.68730%	5.50172%	5.27543%	4.51065%
6.00000%	5.33760%	5.14800%	4.96279%	4.73651%	3.96950%
6.12500%	4.81506%	4.62614%	4.44127%	4.21500%	3.44579%
6.25000%	4.30899%	4.12072%	3.93620%	3.70993%	2.93857%
6.37500%	3.81850%	3.63087%	3.44668%	3.22042%	2.44692%
6.50000%	3.34276%	3.15574%	2.97187%	2.74561%	1.97002%
6.62500%	2.88099%	2.69458%	2.51103%	2.28476%	1.50710%
6.75000%	2.43249%	2.24666%	2.06342%	1.83715%	1.05745%
6.87500%	1.99659%	1.81134%	1.62839%	1.40211%	0.62041%
7.00000%	1.57268%	1.38798%	1.20532%	0.97903%	0.19535%
7.12500%	1.16018%	0.97603%	0.79365%	0.56734%	-0.21829%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.37500%	6.64327%	6.59731%	6.54638%	6.50008%	5.97137%
3.50000%	5.78378%	5.73845%	5.68819%	5.64302%	5.10683%
3.62500%	4.96975%	4.92503%	4.87540%	4.83132%	4.28791%
3.75000%	4.19707%	4.15292%	4.10389%	4.06086%	3.51047%
3.87500%	3.46210%	3.41850%	3.37005%	3.32802%	2.77088%
4.00000%	2.76167%	2.71859%	2.67069%	2.62962%	2.06595%
4.12500%	2.09296%	2.05039%	2.00301%	1.96285%	1.39285%
4.25000%	1.45347%	1.41138%	1.36451%	1.32523%	0.74909%
4.37500%	0.84098%	0.79935%	0.75296%	0.71453%	0.13243%
4.50000%	0.25350%	0.21231%	0.16638%	0.12875%	-0.45912%
4.62500%	-0.31077%	-0.35153%	-0.39702%	-0.43387%	-1.02736%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	2.49814%	2.49771%	2.49719%	2.49710%	2.49230%
102.00000%	2.46989%	2.46942%	2.46882%	2.46872%	2.46328%
102.25000%	2.44173%	2.44120%	2.44053%	2.44042%	2.43435%
102.50000%	2.41364%	2.41305%	2.41232%	2.41220%	2.40549%
102.75000%	2.38564%	2.38499%	2.38419%	2.38405%	2.37671%
103.00000%	2.35771%	2.35701%	2.35613%	2.35599%	2.34801%
103.25000%	2.32986%	2.32910%	2.32815%	2.32800%	2.31939%
103.50000%	2.30208%	2.30127%	2.30025%	2.30009%	2.29085%
103.75000%	2.27438%	2.27351%	2.27243%	2.27225%	2.26239%
104.00000%	2.24676%	2.24584%	2.24468%	2.24450%	2.23401%
104.25000%	2.21921%	2.21823%	2.21701%	2.21682%	2.20570%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.35000%	2.49796%	2.49856%	2.49931%	2.49943%	2.50622%
97.60000%	2.46903%	2.46957%	2.47024%	2.47035%	2.47648%
97.85000%	2.44018%	2.44066%	2.44126%	2.44136%	2.44681%
98.10000%	2.41142%	2.41184%	2.41236%	2.41245%	2.41724%
98.35000%	2.38273%	2.38310%	2.38355%	2.38362%	2.38775%
98.60000%	2.35413%	2.35444%	2.35482%	2.35488%	2.35834%
98.85000%	2.32561%	2.32586%	2.32617%	2.32622%	2.32902%
99.10000%	2.29718%	2.29736%	2.29760%	2.29764%	2.29978%
99.35000%	2.26882%	2.26895%	2.26911%	2.26914%	2.27062%
99.60000%	2.24054%	2.24062%	2.24071%	2.24072%	2.24154%
99.85000%	2.21235%	2.21236%	2.21238%	2.21238%	2.21255%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.85000%	2.50967%	2.51136%	2.51347%	2.51382%	2.53307%
93.10000%	2.47998%	2.48161%	2.48364%	2.48397%	2.50252%
93.35000%	2.45037%	2.45194%	2.45390%	2.45422%	2.47206%
93.60000%	2.42086%	2.42237%	2.42425%	2.42455%	2.44169%
93.85000%	2.39143%	2.39288%	2.39468%	2.39498%	2.41142%
94.10000%	2.36209%	2.36348%	2.36521%	2.36549%	2.38123%
94.35000%	2.33284%	2.33416%	2.33582%	2.33608%	2.35113%
94.60000%	2.30367%	2.30494%	2.30651%	2.30677%	2.32112%
94.85000%	2.27459%	2.27579%	2.27729%	2.27754%	2.29120%
95.10000%	2.24560%	2.24674%	2.24816%	2.24839%	2.26136%
95.35000%	2.21669%	2.21777%	2.21911%	2.21933%	2.23161%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.77500%	5.81858%	5.78043%	5.73278%	5.72502%	5.28602%
3.90000%	5.09363%	5.05462%	5.00589%	4.99796%	4.54925%
4.02500%	4.40241%	4.36257%	4.31280%	4.30469%	3.84661%
4.15000%	3.74218%	3.70154%	3.65077%	3.64250%	3.17536%
4.27500%	3.11052%	3.06911%	3.01736%	3.00893%	2.53306%
4.40000%	2.50527%	2.46311%	2.41043%	2.40185%	1.91750%
4.52500%	1.92450%	1.88162%	1.82802%	1.81929%	1.32675%
4.65000%	1.36646%	1.32288%	1.26840%	1.25952%	0.75905%
4.77500%	0.82960%	0.78533%	0.73000%	0.72098%	0.21281%
4.90000%	0.31249%	0.26756%	0.21140%	0.20224%	-0.31340%
5.02500%	-0.18616%	-0.23172%	-0.28870%	-0.29798%	-0.82087%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.27500%	3.80688%	3.76632%	3.71564%	3.70739%	3.24115%
8.40000%	3.48621%	3.44526%	3.39410%	3.38576%	2.91510%
8.52500%	3.17246%	3.13113%	3.07948%	3.07107%	2.59605%
8.65000%	2.86537%	2.82365%	2.77153%	2.76304%	2.28374%
8.77500%	2.56467%	2.52258%	2.46999%	2.46142%	1.97791%
8.90000%	2.27013%	2.22768%	2.17462%	2.16598%	1.67833%
9.02500%	1.98153%	1.93872%	1.88521%	1.87649%	1.38476%
9.15000%	1.69865%	1.65548%	1.60153%	1.59274%	1.09700%
9.27500%	1.42129%	1.37778%	1.32338%	1.31452%	0.81483%
9.40000%	1.14926%	1.10540%	1.05058%	1.04164%	0.53806%
9.52500%	0.88237%	0.83818%	0.78293%	0.77392%	0.26651%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	2.66999%	2.66999%	2.66999%	2.66867%	2.66363%
102.00000%	2.64157%	2.64157%	2.64157%	2.64007%	2.63436%
102.25000%	2.61323%	2.61323%	2.61323%	2.61155%	2.60517%
102.50000%	2.58496%	2.58496%	2.58496%	2.58311%	2.57607%
102.75000%	2.55678%	2.55678%	2.55678%	2.55475%	2.54704%
103.00000%	2.52867%	2.52867%	2.52867%	2.52647%	2.51810%
103.25000%	2.50064%	2.50064%	2.50064%	2.49827%	2.48924%
103.50000%	2.47269%	2.47269%	2.47269%	2.47014%	2.46045%
103.75000%	2.44482%	2.44482%	2.44482%	2.44210%	2.43175%
104.00000%	2.41702%	2.41702%	2.41702%	2.41413%	2.40313%
104.25000%	2.38930%	2.38930%	2.38930%	2.38624%	2.37458%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.35000%	2.67278%	2.67278%	2.67278%	2.67465%	2.68175%
97.60000%	2.64366%	2.64366%	2.64366%	2.64534%	2.65173%
97.85000%	2.61462%	2.61462%	2.61462%	2.61611%	2.62181%
98.10000%	2.58566%	2.58566%	2.58566%	2.58697%	2.59197%
98.35000%	2.55679%	2.55679%	2.55679%	2.55792%	2.56222%
98.60000%	2.52800%	2.52800%	2.52800%	2.52894%	2.53255%
98.85000%	2.49929%	2.49929%	2.49929%	2.50006%	2.50297%
99.10000%	2.47066%	2.47066%	2.47066%	2.47125%	2.47347%
99.35000%	2.44212%	2.44212%	2.44212%	2.44252%	2.44405%
99.60000%	2.41366%	2.41366%	2.41366%	2.41388%	2.41472%
99.85000%	2.38528%	2.38528%	2.38528%	2.38532%	2.38548%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.95000%	2.67571%	2.67571%	2.67571%	2.68093%	2.70078%
93.20000%	2.64585%	2.64585%	2.64585%	2.65088%	2.66998%
93.45000%	2.61608%	2.61608%	2.61608%	2.62091%	2.63928%
93.70000%	2.58639%	2.58639%	2.58639%	2.59103%	2.60867%
93.95000%	2.55680%	2.55680%	2.55680%	2.56124%	2.57815%
94.20000%	2.52729%	2.52729%	2.52729%	2.53155%	2.54772%
94.45000%	2.49787%	2.49787%	2.49787%	2.50193%	2.51738%
94.70000%	2.46854%	2.46854%	2.46854%	2.47241%	2.48713%
94.95000%	2.43929%	2.43929%	2.43929%	2.44297%	2.45697%
95.20000%	2.41013%	2.41013%	2.41013%	2.41362%	2.42689%
95.45000%	2.38106%	2.38106%	2.38106%	2.38436%	2.39691%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.77500%	5.86479%	5.86479%	5.86479%	5.74537%	5.28602%
3.90000%	5.14087%	5.14087%	5.14087%	5.01877%	4.54925%
4.02500%	4.45064%	4.45064%	4.45064%	4.32596%	3.84661%
4.15000%	3.79138%	3.79138%	3.79138%	3.66419%	3.17536%
4.27500%	3.16065%	3.16065%	3.16065%	3.03105%	2.53306%
4.40000%	2.55630%	2.55630%	2.55630%	2.42436%	1.91750%
4.52500%	1.97640%	1.97640%	1.97640%	1.84219%	1.32675%
4.65000%	1.41921%	1.41921%	1.41921%	1.28281%	0.75905%
4.77500%	0.88316%	0.88316%	0.88316%	0.74463%	0.21281%
4.90000%	0.36684%	0.36684%	0.36684%	0.22625%	-0.31340%
5.02500%	-0.13103%	-0.13103%	-0.13103%	-0.27363%	-0.82087%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.17500%	4.11730%	4.11730%	4.11730%	3.99135%	3.50723%
8.30000%	3.79138%	3.79138%	3.79138%	3.66419%	3.17536%
8.42500%	3.47259%	3.47259%	3.47259%	3.34418%	2.85073%
8.55000%	3.16065%	3.16065%	3.16065%	3.03105%	2.53306%
8.67500%	2.85530%	2.85530%	2.85530%	2.72452%	2.22206%
8.80000%	2.55630%	2.55630%	2.55630%	2.42436%	1.91750%
8.92500%	2.26341%	2.26341%	2.26341%	2.13032%	1.61914%
9.05000%	1.97640%	1.97640%	1.97640%	1.84219%	1.32675%
9.17500%	1.69507%	1.69507%	1.69507%	1.55975%	1.04013%
9.30000%	1.41921%	1.41921%	1.41921%	1.28281%	0.75905%
9.42500%	1.14863%	1.14863%	1.14863%	1.01116%	0.48334%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.75000%	3.01335%	3.01272%	3.01209%	3.01149%	3.00578%
102.00000%	2.98440%	2.98376%	2.98314%	2.98254%	2.97599%
102.25000%	2.95552%	2.95489%	2.95427%	2.95367%	2.94628%
102.50000%	2.92673%	2.92611%	2.92548%	2.92489%	2.91666%
102.75000%	2.89803%	2.89740%	2.89678%	2.89618%	2.88712%
103.00000%	2.86940%	2.86877%	2.86815%	2.86756%	2.85766%
103.25000%	2.84085%	2.84023%	2.83961%	2.83902%	2.82829%
103.50000%	2.81239%	2.81176%	2.81114%	2.81056%	2.79900%
103.75000%	2.78400%	2.78338%	2.78276%	2.78217%	2.76979%
104.00000%	2.75569%	2.75507%	2.75445%	2.75387%	2.74066%
104.25000%	2.72746%	2.72684%	2.72623%	2.72564%	2.71162%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.35000%	3.02464%	3.02399%	3.02335%	3.02274%	3.03238%
97.60000%	2.99495%	2.99431%	2.99366%	2.99305%	3.00181%
97.85000%	2.96535%	2.96471%	2.96406%	2.96345%	2.97133%
98.10000%	2.93584%	2.93519%	2.93455%	2.93394%	2.94094%
98.35000%	2.90641%	2.90576%	2.90512%	2.90452%	2.91064%
98.60000%	2.87706%	2.87642%	2.87578%	2.87518%	2.88043%
98.85000%	2.84780%	2.84716%	2.84653%	2.84592%	2.85030%
99.10000%	2.81863%	2.81799%	2.81736%	2.81676%	2.82026%
99.35000%	2.78954%	2.78890%	2.78827%	2.78767%	2.79031%
99.60000%	2.76054%	2.75990%	2.75927%	2.75867%	2.76045%
99.85000%	2.73161%	2.73098%	2.73035%	2.72975%	2.73067%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.95000%	3.03651%	3.03585%	3.03519%	3.03456%	3.06034%
93.20000%	3.00605%	3.00539%	3.00473%	3.00410%	3.02895%
93.45000%	2.97568%	2.97502%	2.97436%	2.97373%	2.99766%
93.70000%	2.94540%	2.94474%	2.94408%	2.94346%	2.96646%
93.95000%	2.91521%	2.91455%	2.91390%	2.91327%	2.93535%
94.20000%	2.88511%	2.88446%	2.88380%	2.88318%	2.90434%
94.45000%	2.85511%	2.85445%	2.85380%	2.85318%	2.87342%
94.70000%	2.82519%	2.82453%	2.82388%	2.82327%	2.84259%
94.95000%	2.79536%	2.79471%	2.79406%	2.79344%	2.81186%
95.20000%	2.76562%	2.76497%	2.76432%	2.76371%	2.78122%
95.45000%	2.73597%	2.73532%	2.73467%	2.73406%	2.75066%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.67500%	6.47023%	6.47023%	6.47023%	6.47023%	5.90210%
3.80000%	5.71717%	5.71717%	5.71717%	5.71717%	5.13579%
3.92500%	5.00022%	5.00022%	5.00022%	5.00022%	4.40608%
4.05000%	4.31640%	4.31640%	4.31640%	4.31640%	3.70993%
4.17500%	3.66302%	3.66302%	3.66302%	3.66302%	3.04466%
4.30000%	3.03773%	3.03773%	3.03773%	3.03773%	2.40787%
4.42500%	2.43842%	2.43842%	2.43842%	2.43842%	1.79743%
4.55000%	1.86320%	1.86320%	1.86320%	1.86320%	1.21142%
4.67500%	1.31035%	1.31035%	1.31035%	1.31035%	0.64813%
4.80000%	0.77836%	0.77836%	0.77836%	0.77836%	0.10601%
4.92500%	0.26583%	0.26583%	0.26583%	0.26583%	-0.41635%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8.07500%	4.38337%	4.38337%	4.38337%	4.38337%	3.77812%
8.20000%	4.05153%	4.05153%	4.05153%	4.05153%	3.44026%
8.32500%	3.72706%	3.72706%	3.72706%	3.72706%	3.10987%
8.45000%	3.40966%	3.40966%	3.40966%	3.40966%	2.78665%
8.57500%	3.09906%	3.09906%	3.09906%	3.09906%	2.47033%
8.70000%	2.79500%	2.79500%	2.79500%	2.79500%	2.16064%
8.82500%	2.49724%	2.49724%	2.49724%	2.49724%	1.85734%
8.95000%	2.20554%	2.20554%	2.20554%	2.20554%	1.56019%
9.07500%	1.91969%	1.91969%	1.91969%	1.91969%	1.26897%
9.20000%	1.63946%	1.63946%	1.63946%	1.63946%	0.98347%
9.32500%	1.36468%	1.36468%	1.36468%	1.36468%	0.70349%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components“) and the regular interest portion of the RR Interest (the entitlement of the RR Interest to Excess Interest will be held through the Grantor Trust) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the

“Grantor Trust”). The holders of the RR Interest and the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 37 Mortgaged Properties (11.2%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular

Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest or an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form

W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the RR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
BofA Securities, Inc.	$12,910,770.18	$73,577,019.25	$4,980,624.15	$12,889,237.41
Morgan Stanley & Co. LLC	7,568,693.38	43,133,127.67	2,919,796.15	7,556,070.20
Wells Fargo Securities, LLC	7,101,536.44	40,470,853.08	2,739,579.70	7,089,692.39
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$27,581,000	$157,181,000	$10,640,000	$27,535,000

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
BofA Securities, Inc.	$93,620,754.73	$0	$0	$0
Morgan Stanley & Co. LLC	54,883,386.25	0	0	0
Wells Fargo Securities, LLC	51,495,859.02	0	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$200,000,000	$0	$0	$0

Underwriter	Class A-4-X2	Class A-5	Class A-5-1	Class A-5-2
BofA Securities, Inc.	$0	$199,242,754.02	$0	$0
Morgan Stanley & Co. LLC	0	116,802,273.78	0	0
Wells Fargo Securities, LLC	0	109,592,972.20	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$425,638,000	$0	$0

Underwriter	Class A-5-X1	Class A-5-X2	Class X-A	Class X-B
BofA Securities, Inc.	$0	$0	$397,221,159.75	$75,188,700.54
Morgan Stanley & Co. LLC	0	0	232,863,347.43	44,077,945.16
Wells Fargo Securities, LLC	0	0	218,490,492.82	41,357,354.29
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$0	$848,575,000	$160,624,000

Underwriter	Class A-S	Class A-S-1	Class A-S-2	Class A-S-X1
BofA Securities, Inc.	$50,362,348.80	$0	$0	$0
Morgan Stanley & Co. LLC	29,523,968.80	0	0	0
Wells Fargo Securities, LLC	27,701,682.40	0	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$107,588,000	$0	$0	$0

Underwriter	Class A-S-X2	Class B	Class B-1	Class B-2
BofA Securities, Inc.	$0	$24,826,351.74	$0	$0
Morgan Stanley & Co. LLC	0	14,553,976.37	0	0
Wells Fargo Securities, LLC	0	13,655,671.89	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$53,036,000	$0	$0

Underwriter	Class B-X1	Class B-X2	Class C	Class C-1
BofA Securities, Inc.	$0	$0	$24,116,706.42	$0
Morgan Stanley & Co. LLC	0	0	14,137,960.30	0
Wells Fargo Securities, LLC	0	0	13,265,333.28	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$0	$51,520,000	$0

Underwriter	Class C-2	Class C-X1	Class C-X2
BofA Securities, Inc.	$0	$0	$0
Morgan Stanley & Co. LLC	0	0	0
Wells Fargo Securities, LLC	0	0	0
Academy Securities, Inc.	0	0	0
Drexel Hamilton, LLC	0	0	0
Total	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2021, before deducting expenses payable by the depositor (estimated at approximately $5,709,968, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, and an expected holder of a portion of the RR Interest, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, and an expected holder of a portion of the RR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and an expected holder of a portion of the RR Interest, and is also the master servicer, the certificate administrator and the custodian. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Arizona Mills Mortgage Loan, the portion thereof allocable to Bank of America);

(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and

(3)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Arizona Mills Mortgage Loan, the portion thereof allocable to Wells Fargo Bank).

As a result of the circumstances described above, each of BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the FINRA, the National Futures Association (“NFA”) and the SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 228375) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the California State Teachers’ Retirement System, a governmental plan, has a 99.5% equity interest in each of the borrower under the Corporate Research Center Mortgage Loan (3.5%) and the borrower under the Lightwave Corporate Center Mortgage Loan (2.9%). Persons who have an ongoing relationship with the California State Teachers’ Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to a predecessor of BofA Securities, Inc., Prohibited Transaction Exemption (“PTE”) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary“) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before

December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as

amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in September 2064. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@%(#)	196
17g-5 Information Provider	425
1986 Act	628
1996 Act	596
30/360 Basis	467
401(c) Regulations	650
AB Modified Loan	482
Accelerated Mezzanine Loan Lender	417
Acceptable Insurance Default	487
ACM	139
Acting General Counsel’s Letter	176
Actual/360 Basis	251
Actual/360 Loans	454
ADA	598
Additional Exclusions	486
Administrative Cost Rate	392
ADR	189
Advances	449
Affirmative Asset Review Vote	538
Aggregate Available Funds	385
Aggregate Excess Prepayment Interest Shortfall	410
Aggregate Gain-on-Sale Entitlement Amount	386
Aggregate Principal Distribution Amount	396
Allocated Appraisal Reduction Amount	479
Allocated Collateral Deficiency Amount	483
Allocated Cumulative Appraisal Reduction Amount	479
Annual Debt Service	189
Anticipated Repayment Date	251
Appraisal Institute	335
Appraisal Reduction Amount	477
Appraisal Reduction Event	476
Appraised Value	189
Appraised-Out Class	483
Approved Exchange	22
ARD Loan	251
Area 7 Site	225
Assessment of Compliance	573
Asset Representations Reviewer Asset Review Fee	475
Asset Representations Reviewer Fee	475
Asset Representations Reviewer Fee Rate	475
Asset Representations Reviewer Termination Event	543
Asset Representations Reviewer Upfront Fee	475
Asset Review	539
Asset Review Notice	538
Asset Review Quorum	538
Asset Review Report	541
Asset Review Report Summary	541
Asset Review Standard	540
Asset Review Trigger	536
Asset Review Vote Election	537
Asset Status Report	503
Assumed Final Distribution Date	408
Assumed Scheduled Payment	398
ASTM	221
Attestation Report	573
Available Funds	386
Balloon Balance	190
Balloon or ARD LTV Ratio	194
Balloon or ARD Payment	195
BAMLCM	317
BANA Qualification Criteria	312
BANK 2020-BNK30 Asset Representations Reviewer	293
BANK 2020-BNK30 Certificate Administrator	293
BANK 2020-BNK30 General Master Servicer	293
BANK 2020-BNK30 General Special Servicer	293
BANK 2020-BNK30 Operating Advisor	293
BANK 2020-BNK30 PSA	272
BANK 2020-BNK30 Trustee	293
BANK 2021-BNK35 PSA	272
Bank of America	302
Bank of America Data File	311
Bank of America Guidelines	304
Bank of America Securitization Database	310
Bankruptcy Code	588
Base Interest Fraction	407
BNK30-Serviced Mortgage Loan	568
BNK30-Serviced Whole Loan	568
Borrower Party	417
Borrower Party Affiliate	417

Breach Notice	437
C(WUMP)O	21
CalSTRS	243
CalSTRS Insurance Provisions	243
CARES Act	185
Cash Flow Analysis	190
CERCLA	139, 595
Certificate Administrator/Trustee Fee	474
Certificate Administrator/Trustee Fee Rate	474
Certificate Balance	382
Certificate Owners	427
Certificateholder	419
Certificateholder Quorum	547
Certificateholder Repurchase Request	558
Certifying Certificateholder	430
City of Newport	249
Class A Certificates	381
Class A-4 Exchangeable Certificates	382, 394
Class A-5 Exchangeable Certificates	382, 394
Class A-S Exchangeable Certificates	382, 394
Class A-SB Planned Principal Balance	398
Class B Exchangeable Certificates	382, 394
Class C Exchangeable Certificates	394
Class Percentage Interest	393
Class X Certificates	381
Clearstream	426
Clearstream Participants	428
Closing Date	188, 302
CMBS	182
COC	224
Code	179
Collateral Deficiency Amount	482
Collection Account	453
Collection Period	386
Communication Request	430
Companion Distribution Account	453
Companion Holder	272
Companion Holders	272
Companion Loans	186
Compensating Interest Payment	409
Computershare	177, 357
Constant Prepayment Rate	608
Consultation Termination Event	523
Control Appraisal Period	273
Control Eligible Certificates	515
Control Note	273
Control Termination Event	522
Controlling Class	515
Controlling Class Certificateholder	514
Controlling Holder	273
Corrected Loan	503
Corresponding Trust Components	393
COVID Forbearance Fees	520
COVID-19	68
CPP	608
CPR	608
CPY	608
CRE Loans	328, 340
CREC	224
Credit Risk Retention Rules	377
CREFC®	414
CREFC® Intellectual Property Royalty License Fee	476
CREFC® Intellectual Property Royalty License Fee Rate	476
CREFC® Reports	414
Cross-Collateralized Mortgage Loan Repurchase Criteria	439
Cross-Over Date	390
CTS	357
Cumulative Appraisal Reduction Amount	482, 483
Cure/Contest Period	540
Custodian	357
Cut-off Date	186
Cut-off Date Balance	191
Cut-off Date Loan-to-Value Ratio	192
Cut-off Date LTV Ratio	192
Debt Service Coverage Ratio	193
DEF(#)	196
DEF/@(#)	197
DEF/YM(#)	197
DEF/YM@%(#)	197
Defaulted Loan	510
Defeasance Deposit	256
Defeasance Loans	256
Defeasance Lock-Out Period	256
Defeasance Option	256
Definitive Certificate	426
Delegated Directive	18
Delinquent Loan	537
Demand Entities	316, 330
Depositories	427
Determination Date	384
Diligence File	433
Directing Certificateholder	513
Disclosable Special Servicer Fees	473
Discount Rate	407
Dispute Resolution Consultation	561

Dispute Resolution Cut-off Date	560
Distribution Accounts	454
Distribution Date	384
Distribution Date Statement	414
DNER	139
Dodd-Frank Act	184
DOL	647
DSCR	193
DTC	426
DTC Participants	427
DTC Rules	428
Due Date	251, 386
EDGAR	646
EEA	17
Effective Gross Income	190
EIL	224
Eligible Asset Representations Reviewer	541
Eligible Operating Advisor	531
Enforcing Party	558
Enforcing Servicer	558
ESA	221
EU	155
EU Institutional Investor	155
EU Investor Requirements	155
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	17
EU Securitization Regulation	155
EU SR Rules	155
Euroclear	426
Euroclear Operator	429
Euroclear Participants	429
EUWA	18, 155
Excess Interest	252, 383
Excess Interest Distribution Account	454
Excess Modification Fee Amount	469
Excess Modification Fees	467
Excess Prepayment Interest Shortfall	410
Exchange Act	301
Exchangeable Certificates	382
Exchangeable IO Certificates	382
Exchangeable IO Trust Component	392
Exchangeable P&I Trust Component	393
Exchangeable Trust Components	625
Excluded Controlling Class Holder	416
Excluded Controlling Class Loan	417
Excluded Information	418
Excluded Loan	418
Excluded Plan	649
Excluded Special Servicer	547
Excluded Special Servicer Loan	547
Exemption	648
Exemption Rating Agency	648
FATCA	637
FDIA	175
FDIC	176
FEMA	212
FIEL	23
Final Asset Status Report	528
Final Dispute Resolution Election Notice	561
Financial Promotion Order	19
FINRA	644
FIRREA	177
FPO Persons	19
FSMA	18, 155
Funds	369
GAAP	17
Gain-on-Sale Remittance Amount	386
Gain-on-Sale Reserve Account	454
Garn Act	597
General Master Servicer	359
GLA	194
GNP	136
Government Securities	253
Grantor Trust	384, 626
GSA	212
HSTP Act	87
IDOT	123
Indirect Participants	427
Initial Pool Balance	186
Initial Rate	251
Initial Requesting Certificateholder	558
Initial Subordinate Companion Loan Holder	514
In-Place Cash Management	194
Institutional Investor	22
Insurance and Condemnation Proceeds	453
Intercreditor Agreement	272
Interest Accrual Amount	396
Interest Accrual Period	396
Interest Distribution Amount	396
Interest Reserve Account	454
Interest Shortfall	396
Interested Person	512
Investor Certification	418
IRS	180
Japanese Affected Investors	158
Japanese Retention Requirement	157
JFSA	23, 157

Joe’s	240
Joe’s Release Parcel	240
JRR Rule	157
Lennar	368
Liquidation Fee	470
Liquidation Fee Rate	470
Liquidation Proceeds	453
LO(#)	196
Loan Per Unit	194
Loan-Specific Directing Certificateholder	514
Lock-out Period	253
Loss of Value Payment	440
Lower-Tier Regular Interests	625
Lower-Tier REMIC	383, 625
LPST	222
LTV Ratio	191
LTV Ratio at Maturity or Anticipated Repayment Date	194
LTV Ratio at Maturity or ARD	194
MAI	441
Major Decision	516
MAS	22
Master Servicer Decision	490
Material Defect	436
Maturity Date Balloon or ARD Payment	195
MCD Control Appraisal Period	293
MCD Non-Controlling Note Holder	299
MCD Sequential Pay Event	294
MCD Threshold Event Collateral	293
McDonald’s Global HQ Controlling Noteholder	298
McDonald’s Global HQ Intercreditor Agreement	293
McDonald’s Global HQ Major Decision	300
McDonald’s Global HQ Pari Passu Companion Loans	292
McDonald’s Global HQ Subordinate Companion Loan	292
McDonald’s Global HQ Whole Loan	292
MIFID II	17
MLPA	431
Modification Fees	467
Morgan Stanley Bank	318
Morgan Stanley Group	318
Morgan Stanley Origination Entity	320
Mortgage	187
Mortgage File	431
Mortgage Loans	186
Mortgage Note	187
Mortgage Pool	186
Mortgage Rate	392
Mortgaged Property	187
MSMCH	318
MSMCH Data File	327
MSMCH Mortgage Loans	318
MSMCH Qualification Criteria	328
MSMCH Securitization Database	326
National Cooperative Bank, N.A. Data Tape	352
National Cooperative Bank, N.A. Deal Team	351
National Cooperative Bank, N.A. Mortgage Loans	347
Natixis	358
Net Mortgage Rate	391
Net Operating Income	195
Newport Pavilion Bonds	249
Newport Pavilion Developer	249
NFA	644
NFIP	111
NI 33-105	24
NOI Date	195
Nomura	358
Non-Control Note	273
Non-Controlling Holder	273
Non-PR Entity	135
Nonrecoverable Advance	450
Non-Retained Certificates	382
Non-Retained Percentage	380
Non-Serviced A/B Whole Loan	273
Non-Serviced Certificate Administrator	273
Non-Serviced Companion Loan	54, 273
Non-Serviced Companion Loans	54
Non-Serviced Custodian	273
Non-Serviced Directing Certificateholder	273
Non-Serviced Master Servicer	273
Non-Serviced Mortgage Loan	53, 54, 273
Non-Serviced Pari Passu Companion Loan	274
Non-Serviced Pari Passu Whole Loan	274
Non-Serviced PSA	274
Non-Serviced Securitization Trust	274
Non-Serviced Special Servicer	274
Non-Serviced Trustee	274
Non-Serviced Whole Loan	53, 54, 274
Non-Specially Serviced Loan	518
Non-U.S. Person	637
Notional Amount	383
NRA	195
NRSRO	416

NRSRO Certification	419
O(#)	196
OCC	302, 332
Occupancy Date	196
Occupancy Rate	195
Offered Certificates	382
OID Regulations	629
OLA	176
Operating Advisor Consulting Fee	474
Operating Advisor Expenses	475
Operating Advisor Fee	474
Operating Advisor Fee Rate	474
Operating Advisor Standard	529
Operating Advisor Termination Event	533
Operating Advisor Upfront Fee	474
Other Master Servicer	274
Other PSA	274
Other Special Servicer	274
Oversight Board	137
OWS	223
P&I Advance	448
P&I Advance Date	448
PACE	131, 268
PADEP	222
Pads	203
Par Purchase Price	510
Pari Passu Companion Loans	186
Participants	426
Parties in Interest	647
Pass-Through Rate	390
Patriot Act	599
Payment Accommodation	520
Pentalpha Surveillance	376
Percentage Interest	384
Periodic Payments	385
Permitted Investments	384, 455
Permitted Special Servicer/Affiliate Fees	473
PIPs	226
PL	336
Plan Fiduciary	650
Planning Board	136
Plans	646
PML	336
PRC	21
Preliminary Dispute Resolution Election Notice	560
Prepayment Assumption	631
Prepayment Interest Excess	409
Prepayment Interest Shortfall	409
Prepayment Premium	407
Prepayment Provisions	196
Primary Collateral	440
Prime Rate	453
Principal Balance Certificates	382
Principal Distribution Amount	397
Principal Shortfall	398
Privileged Information	532
Privileged Information Exception	532
Privileged Person	416
Professional Investors	21
Prohibited Prepayment	409
PROMESA	137
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	559
Proposed Course of Action Notice	559
Proposed Plan	137
PSA	381
PSA Party Repurchase Request	559
PTCE	650
PTE	648
Purchase Price	440
PWC	237
Qualification Criteria	340
Qualified Replacement Special Servicer	548
Qualified Substitute Mortgage Loan	441
Qualifying CRE Loan Percentage	381
RAC No-Response Scenario	570
Rated Final Distribution Date	408
Rating Agencies	571
Rating Agency Confirmation	571
RCA	368
RCM	368
REA	83
Realized Loss	412
REC	221
Received Classes	392
Record Date	384
Registration Statement	646
Regular Certificates	382
Regular Interestholder	629
Regular Interests	625
Regulation AB	573
Reimbursement Rate	453
Related Proceeds	451
Release Date	256
Relevant Persons	20
Relief Act	599
Remaining Term to Maturity or ARD	197
REMIC	625

REMIC LTV Test	180
REMIC Provisions	625
REO Account	455
REO Loan	399
REO Property	503
Repurchase Request	559
Requesting Certificateholder	561
Requesting Holders	484
Requesting Investor	430
Requesting Party	570
Required Credit Risk Retention Percentage	381
Required Deductible	245
Requirements	599
Residual Certificates	382
Resolution Failure	559
Resolved	559
Restricted Group	648
Restricted Party	532
Retained Certificate Available Funds	379
Retained Certificate Gain-on-Sale Remittance Amount	379
Retained Certificate Gain-on-Sale Reserve Account	454
Retained Certificate Interest Distribution Amount	380
Retained Certificate Principal Distribution Amount	380
Retaining Parties	377
Retaining Sponsor	377
Review Materials	538
Revised Rate	251
RevPAR	197
Risk Retention Allocation Percentage	380
Risk Retention Consultation Party	417
RMBS	358
ROFO	240
ROFR	240
Routine Disbursements	491
RR Interest	381
Rule 15Ga-1 Reporting Period	341
Rule 17g-5	419
S&P	571
Scheduled Principal Distribution Amount	397
SEC	301
Securities Act	573
Securitization Accounts	381, 455
Securitization Regulations	156
SEL	336
Senior Certificates	381
Serviced A/B Whole Loan	274
Serviced Companion Loan	53, 274
Serviced Mortgage Loans	444
Serviced Pari Passu Companion Loan	274
Serviced Pari Passu Companion Loan Securities	551
Serviced Pari Passu Mortgage Loan	274
Serviced Pari Passu Whole Loan	275
Serviced Subordinate Companion Loan	275
Serviced Whole Loan	53, 275
Servicer Termination Event	550
Servicing Advances	449
Servicing Fee	465
Servicing Fee Rate	465
Servicing Shift Master Servicer	53
Servicing Shift Mortgage Loan	53, 275
Servicing Shift Pooling and Servicing Agreement	53
Servicing Shift PSA	275
Servicing Shift Securitization Date	53, 275
Servicing Shift Special Servicer	53
Servicing Shift Whole Loan	53, 275
Servicing Standard	446
SF	197
SFA	22
SFO	21
Similar Law	646
SIPC	644
SMMEA	651
Special Servicer Decision	494
Special Servicing Fee	468
Special Servicing Fee Rate	468
Specially Serviced Loans	500
Sq. Ft.	197
Square Feet	197
SR Institutional Investors	156
SR Investor Requirements	156
SR Rules	156
Startup Day	626
Stated Principal Balance	398
Stone Point	369
Structured Product	21
Structuring Assumptions	608
Suarez Puerto Rico Industrial Portfolio Control Appraisal Event	289
Suarez Puerto Rico Industrial Portfolio Controlling Holder	289
Suarez Puerto Rico Industrial Portfolio Intercreditor Agreement	283

Suarez Puerto Rico Industrial Portfolio Master Servicer	283
Suarez Puerto Rico Industrial Portfolio Note A	283
Suarez Puerto Rico Industrial Portfolio Note B	283
Suarez Puerto Rico Industrial Portfolio Special Servicer	283
Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan	283
Suarez Puerto Rico Industrial Portfolio Supplemental Appraisal	289
Suarez Puerto Rico Industrial Portfolio Threshold Event Collateral	289
Suarez Puerto Rico Industrial Portfolio Triggering Event of Default	288
Suarez Puerto Rico Industrial Portfolio Trustee	283
Suarez Puerto Rico Industrial Portfolio Whole Loan	283
Subject Loan	475
Subordinate Certificates	382
Subordinate Companion Loan	275
Subordinate Companion Loans	186
Subordinate LOC	206
Sub-Servicing Agreement	447
Surrendered Classes	392
T-12	197
TBA	225
TCEQ	222, 224
Tenant Competitor	241
Tenant Insurance Conditions	243
Term to Maturity	197
Termination Purchase Amount	575
Terms and Conditions	429
Tests	539
Title V	598
Total Operating Expenses	190
TRIPRA	112
Trust	355
Trust Components	392
Trust REMICs	384, 625
Trustee	355
TTM	197
U.S. Person	637
U/W DSCR	193
U/W Expenses	197
U/W NCF	198
U/W NCF Debt Yield	200
U/W NCF DSCR	193
U/W NOI	201
U/W NOI Debt Yield	202
U/W NOI DSCR	201
U/W Revenues	203
UCC	582
UK	18, 155
UK Institutional Investor	156
UK Investor Requirements	155
UK MIFIR Product Governance Rules	19
UK PRIIPS Regulation	19
UK Prospectus Regulation	18
UK Qualified Investor	18
UK Retail Investor	18
UK SR Rules	155
Underwriter Entities	144
Underwriting Agreement	641
Underwritten Debt Service Coverage Ratio	193
Underwritten Expenses	197
Underwritten NCF	198
Underwritten NCF Debt Yield	200
Underwritten Net Cash Flow	198
Underwritten Net Cash Flow Debt Service Coverage Ratio	193
Underwritten Net Operating Income	201
Underwritten Net Operating Income Debt Service Coverage Ratio	201
Underwritten NOI	201
Underwritten NOI Debt Yield	202
Underwritten Revenues	203
Units	203
Unscheduled Principal Distribution Amount	397
Unsolicited Information	539
Upper-Tier REMIC	384, 625
USEPA	139
UST	221
VCP	224
Volcker Rule	184
Voting Rights	425
WAC Rate	391
Wachovia Bank	332
Weighted Average Mortgage Rate	203
Weighted Averages	203
Wells Fargo	359
Wells Fargo Bank	332
Wells Fargo Bank Data Tape	339
Wells Fargo Bank Deal Team	338
WFCM 2021-C60 PSA	275
Whole Loan	186

Withheld Amounts	454
Workout Fee	468
Workout Fee Rate	468
Workout-Delayed Reimbursement Amount	452
WTNA	355
Yield Maintenance Charge	408
YM(#)	197
YM@(#)	197

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
1	Loan	5, A	1	One North Wacker	9.95%	100.0%	BANA	BANA	NAP	NAP	1 North Wacker Drive	Chicago	Cook	IL	60606	Office
2	Loan	5, 7	1	Arizona Mills	5.9%	100.0%	BANA/WFB	BANA/WFB	NAP	NAP	5000 South Arizona Mills Circle	Tempe	Maricopa	AZ	85282	Retail
3	Loan	6	30	ExchangeRight Portfolio 50	5.2%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Various
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	0.7%	12.8%					300 Hughes Road	Madison	Madison	AL	35758	Retail
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	0.3%	6.4%					10322 Indianapolis Boulevard	Highland	Lake	IN	46322	Retail
3.03	Property		1	Walgreens - Vancouver (114th), WA	0.3%	5.5%					6105 Northeast 114th Avenue	Vancouver	Clark	WA	98662	Retail
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	0.3%	5.5%					2420 North Blackstone Avenue	Fresno	Fresno	CA	93703	Retail
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	0.3%	4.8%					105 Saint Nazaire Road	Broussard	Lafayette	LA	70518	Retail
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	0.2%	4.6%					2801 West Jefferson Street	Joliet	Will	IL	60435	Retail
3.07	Property		1	Walgreens - New Albany (New Albany), OH	0.2%	4.6%					5555 New Albany Road East	New Albany	Franklin	OH	43054	Retail
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	0.2%	4.5%					6806 Riverdale Road	Riverdale	Prince George’s	MD	20737	Office
3.09	Property		1	Walgreens - Bossier City (Airline), LA	0.2%	4.2%					3400 Airline Drive	Bossier City	Bossier	LA	71111	Retail
3.10	Property		1	Octapharma - Chicago (95th), IL	0.2%	4.1%					1947 West 95th Street	Chicago	Cook	IL	60643	Office
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	0.2%	3.7%					501 North Yarbrough Drive	El Paso	El Paso	TX	79915	Office
3.12	Property		1	WellMed - Plant City (Alexander), FL	0.2%	3.5%					507 West Alexander Street	Plant City	Hillsborough	FL	33563	Office
3.13	Property		1	WellMed - San Antonio (Military), TX	0.2%	3.0%					8303 West Military Drive	San Antonio	Bexar	TX	78227	Office
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	0.2%	2.9%					1111 Peninsula Drive	Erie	Erie	PA	16505	Retail
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	0.2%	2.9%					1500 Allanson Road	Mundelein	Lake	IL	60060	Retail
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	0.1%	2.8%					1815 Jackson Street	Anderson	Madison	IN	46016	Office
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	0.1%	2.3%					4889 Sauk Trail	Richton Park	Cook	IL	60471	Retail
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	0.1%	2.1%					1308 North Richmond Road	McHenry	McHenry	IL	60050	Retail
3.19	Property		1	Dollar General - Marietta (River), PA	0.1%	2.0%					1256 River Road	Marietta	Lancaster	PA	17547	Retail
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	0.1%	2.0%					712 Erial Road	Pine Hill	Camden	NJ	08021	Retail
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	0.1%	1.9%					4683 Old Highway 11	Purvis	Lamar	MS	39475	Retail
3.22	Property		1	Family Dollar - South Point (Solida), OH	0.1%	1.7%					301 Solida Road	South Point	Lawrence	OH	45680	Retail
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	0.1%	1.7%					12180 South Waco Avenue	Glenpool	Tulsa	OK	74033	Retail
3.24	Property		1	Sherwin Williams - Ames (16th), IA	0.1%	1.6%					2635 Southeast 16th Street	Ames	Story	IA	50010	Retail
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	0.1%	1.6%					6301 South Garnett Road	Broken Arrow	Tulsa	OK	74012	Retail
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	0.1%	1.6%					2430 Youngstown Road Southeast	Warren	Trumbull	OH	44484	Retail
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	0.1%	1.6%					5211 Lincoln Road	Lincoln	Burleigh	ND	58504	Retail
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	0.1%	1.6%					3441 Highway 301 North	Lake Cormorant	DeSoto	MS	38641	Retail
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	0.1%	1.5%					1520 East Minnesota Road	Pharr	Hidalgo	TX	78577	Retail
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	0.1%	1.0%					640 Goldrock Road	Rocky Mount	Nash	NC	27804	Retail
4	Loan		1	International Plaza I	5.1%	100.0%	BANA	BANA	NAP	NAP	14201 Dallas Parkway	Farmers Branch	Dallas	TX	75254	Office
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	4.7%		MSBNA	MSMCH	NAP	NAP	Various	Various	NAP	PR	Various	Various
5.01	Property		1	San Juan Industrial Park	3.1%	67.0%					PR-1, KM 25.1	Caguas	NAP	PR	00926	Industrial
5.02	Property		1	Rexco Industrial Park	1.5%	32.2%					150 Calle B	Guaynabo	NAP	PR	00969	Industrial
5.03	Property		1	Wendy’s	0.0%	0.8%					PR-1, KM 25.1	Caguas	NAP	PR	00926	Leased Fee
6	Loan		1	The Court at Oxford Valley	4.3%	100.0%	BANA	BANA	NAP	NAP	120, 210, 220, 310-330, 620, 640, 650, 610 and 630 Commerce Boulevard	Fairless Hills	Bucks	PA	19030	Retail
7	Loan	10, C	1	Plaza at Imperial Valley	3.9%	100.0%	BANA	BANA	NAP	NAP	520-580 Danenberg Drive	El Centro	Imperial	CA	92243	Retail
8	Loan		1	Tides Folly Beach	3.6%	100.0%	WFB	WFB	NAP	NAP	1 Center Street	Folly Beach	Charleston	SC	29439	Hospitality
9	Loan	D	1	Corporate Research Center	3.5%	100.0%	MSBNA	MSMCH	Group 1	NAP	26460, 26462 and 26464 Corporate Avenue	Hayward	Alameda	CA	94545	Mixed Use
10	Loan	E	1	Lightwave Corporate Center	2.9%	100.0%	MSBNA	MSMCH	Group 1	NAP	9305 Lightwave Avenue	San Diego	San Diego	CA	92123	Mixed Use
11	Loan		1	La Brea & San Vicente	2.5%	100.0%	WFB	WFB	NAP	NAP	1302 South La Brea Avenue	Los Angeles	Los Angeles	CA	90019	Retail
12	Loan	5	1	Raymour & Flanigan Campus	2.4%	100.0%	BANA	BANA	NAP	NAP	7230, 7248 & 7272 Morgan Road; 4545 & 4563 Morgan Place	Liverpool	Onondaga	NY	13090	Industrial
13	Loan	7, 11, F	1	Norwalk Town Square	2.4%	100.0%	WFB	WFB	NAP	NAP	11633 The Plaza	Norwalk	Los Angeles	CA	90650	Retail
14	Loan	9, G	1	Tomball Town Center	2.0%	100.0%	MSBNA	MSMCH	NAP	NAP	14002, 14020, 14030, 14040, 14060, 14080, 14090, 14094 F.M. 2920	Tomball	Harris	TX	77377	Retail
15	Loan	7, 8	1	Lake Pointe Corporate Centre	2.0%	100.0%	WFB	WFB	NAP	NAP	2850 & 2875 South Decker Lake Drive	West Valley City	Salt Lake	UT	84119	Office
16	Loan	5, 12	1	Newport Pavilion	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	130 Pavilion Parkway	Newport	Campbell	KY	41071	Retail
17	Loan	13	1	1925 Maple	1.4%	100.0%	WFB	WFB	NAP	NAP	1925 East Maple Avenue	El Segundo	Los Angeles	CA	90245	Office
18	Loan	14, H	1	University Square Shopping Center	1.3%	100.0%	MSBNA	MSMCH	NAP	NAP	2604-2624 11th Avenue	Greeley	Weld	CO	80631	Retail
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	1.3%	100.0%	NCCB	NCB	NAP	NAP	5610, 5614, 5615, 5620, 5621, 5635, 5639, 5640, 5644, 5645 and 5650 Netherland Avenue	Riverdale	Bronx	NY	10471	Multifamily
20	Loan	15, 16	1	Central San Rafael Storage	1.2%	100.0%	WFB	WFB	NAP	NAP	3105 Kerner Boulevard	San Rafael	Marin	CA	94901	Self Storage
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	1.2%		BANA	BANA	NAP	NAP	Various	Various	Various	Various	Various	Multifamily
21.01	Property		1	Siegel Suites Columbia	0.5%	44.2%					150 Stoneridge Drive	Columbia	Richland	SC	29210	Multifamily
21.02	Property		1	Siegel Select Gautier	0.2%	19.4%					3491 Dolphin Road	Gautier	Jackson	MS	39553	Multifamily
21.03	Property		1	Siegel Select Alexandria	0.2%	19.0%					1000 MacArthur Drive	Alexandria	Rapides	LA	71303	Multifamily
21.04	Property		1	Siegel Select Montgomery	0.2%	17.3%					1255 Townplace Drive	Montgomery	Montgomery	AL	36106	Multifamily
22	Loan	5	1	Metro Crossing	1.1%	100.0%	WFB	WFB	NAP	NAP	3626 Metro Crossing Drive	Council Bluffs	Pottawattamie	IA	51501	Retail
23	Loan	5, 17	1	McDonald’s Global HQ	1.1%	100.0%	BANA	BANA	NAP	NAP	110 North Carpenter Street	Chicago	Cook	IL	60607	Office
24	Loan		1	Zions Bank	1.1%	100.0%	WFB	WFB	NAP	NAP	180 North University Avenue	Provo	Utah	UT	84601	Office
25	Loan		1	2707 Sedgwick	1.1%	100.0%	MSBNA	MSMCH	Group 2	NAP	2707 Sedgwick Avenue	Bronx	Bronx	NY	10468	Mixed Use
26	Loan		1	South Main Shopping Center	1.1%	100.0%	MSBNA	MSMCH	NAP	NAP	12355 South Main Street	Houston	Harris	TX	77035	Retail
27	Loan		1	2800 Bailey	1.0%	100.0%	MSBNA	MSMCH	Group 2	NAP	2800 Bailey Avenue	Bronx	Bronx	NY	10463	Mixed Use
28	Loan		1	Davidsohn Industrial Park	1.0%	100.0%	WFB	WFB	NAP	NAP	4915, 4935, 4955, 4975 & 4995 Steptoe Street	Las Vegas	Clark	NV	89122	Industrial
29	Loan	I	1	Longford Shoppes	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	6415 and 6485 South Fort Apache Road	Las Vegas	Clark	NV	89148	Retail
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	0.9%	100.0%	NCB	NCB	NAP	NAP	2-346 Edmunton Drive	North Babylon	Suffolk	NY	11703	Multifamily
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	0.9%	100.0%	NCCB	NCB	NAP	NAP	2400 Johnson Avenue	Bronx	Bronx	NY	10463	Multifamily
32	Loan		1	290 Tunxis Hill	0.9%	100.0%	MSBNA	MSMCH	NAP	NAP	290 Tunxis Hill Road, 620 Villa Avenue and 160 Greenfield Street	Fairfield	Fairfield	CT	06825	Retail
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	0.8%		WFB	WFB	NAP	NAP	Various	Lansdale	Montgomery	PA	19446	Industrial
33.01	Property		1	2750 Morris Road	0.4%	56.5%					2750 Morris Road	Lansdale	Montgomery	PA	19446	Industrial
33.02	Property		1	1180 Church Road	0.3%	43.5%					1180 Church Road	Lansdale	Montgomery	PA	19446	Industrial
34	Loan		1	Legacy Business Park	0.8%	100.0%	BANA	BANA	NAP	NAP	1701 North Green Valley Parkway	Henderson	Clark	NV	89074	Office
35	Loan		1	Park City Self Storage UT	0.8%	100.0%	WFB	WFB	NAP	NAP	1240 West Richardson Flat Road	Kamas	Wasatch	UT	84032	Self Storage
36	Loan	18	1	Grandview Court	0.7%	100.0%	WFB	WFB	NAP	NAP	724-946 North Green Bay Road	Waukegan	Lake	IL	60085	Retail
37	Loan		1	Anaheim Hills Medical Office	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	500 Anaheim Hills Road (aka 500 S Anaheim Hills Road)	Anaheim	Orange	CA	92807	Office
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	0.7%	100.0%	NCCB	NCB	NAP	NAP	415 East 80th Street	New York	New York	NY	10075	Multifamily
39	Loan		1	Village At Dos Vientos	0.7%	100.0%	WFB	WFB	NAP	NAP	330-370 Via Las Brisas	Thousand Oaks	Ventura	CA	91320	Mixed Use
40	Loan	19, J	1	Arville Commerce Center	0.6%	100.0%	WFB	WFB	NAP	NAP	4610, 4620, 4630, 4640 & 4650 Arville Street	Las Vegas	Clark	NV	89103	Industrial
41	Loan		1	Boulder Crossroads	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	5040, 5060, 5216, 5222 and 5230 Boulder Highway	Las Vegas	Clark	NV	89122	Retail
42	Loan	K	1	The Platform Santa Barbara	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	126 East Haley Street and 417 Santa Barbara Street	Santa Barbara	Santa Barbara	CA	93101	Mixed Use
43	Loan	L	1	Sprague Self Storage	0.5%	100.0%	BANA	BANA	Group 3	NAP	16122 East Sprague Avenue	Spokane Valley	Spokane	WA	99037	Self Storage
44	Loan	M	1	Bella Road Self Storage	0.5%	100.0%	BANA	BANA	NAP	NAP	226 Bella Vista Road	Vacaville	Solano	CA	95687	Self Storage
45	Loan		1	Western Skies Business Center	0.5%	100.0%	BANA	BANA	NAP	NAP	1166, 1176 & 1206 East Warner Road	Gilbert	Maricopa	AZ	85296	Office
46	Loan		1	Titan Self Storage	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	939 South McLean Boulevard	Elgin	Kane	IL	60123	Self Storage
47	Loan		1	3508-3510 Johnson Avenue	0.5%	100.0%	BANA	BANA	NAP	NAP	3508-3510 Johnson Avenue	Riverdale	Bronx	NY	10463	Mixed Use
48	Loan		1	Matteson Ground Lease	0.5%	100.0%	BANA	BANA	NAP	NAP	4808 Lincoln Highway	Matteson	Cook	IL	60443	Leased Fee
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	0.4%	100.0%	NCB	NCB	NAP	NAP	3800 Waldo Avenue	Bronx	Bronx	NY	10463	Multifamily

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
50	Loan		1	Kings Automall Shopping Center	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP	9950-9998 Kings Automall Drive	Cincinnati	Warren	OH	45249	Retail
51	Loan		1	Walgreens - Yakima	0.4%	100.0%	WFB	WFB	NAP	NAP	6400 West Nob Hill Boulevard	Yakima	Yakima	WA	98908	Retail
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP	78-40 164th Street	Fresh Meadows	Queens	NY	11366	Multifamily
53	Loan		1	U-Stor-It – Melrose Park	0.4%	100.0%	WFB	WFB	NAP	NAP	4501 West North Avenue	Melrose Park	Cook	IL	60160	Self Storage
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	0.4%	100.0%	NCCB	NCB	NAP	NAP	100 Ardsley Avenue West	Ardsley-On-Hudson	Westchester	NY	10503	Multifamily
55	Loan	N	1	Lincoln MHC	0.4%	100.0%	BANA	BANA	Group 3	NAP	6694 CO-2	Commerce City	Adams	CO	80022	Manufactured Housing
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP	60 West Broad Street	Mount Vernon	Westchester	NY	10552	Multifamily
57	Loan		1	WAG Hudson, WI	0.4%	100.0%	WFB	WFB	NAP	NAP	141 Carmichael Road	Hudson	St. Croix	WI	54016	Retail
58	Loan	20, O	1	Monte Cristo Adult Community	0.4%	100.0%	BANA	BANA	NAP	NAP	887 Count Drive	Livingston	Merced	CA	95334	Manufactured Housing
59	Loan	P	1	BuxBear Self Storage	0.4%	100.0%	BANA	BANA	NAP	NAP	1985 West Hayden Avenue	Hayden	Kootenai	ID	83835	Self Storage
60	Loan		1	Tomball Self Storage	0.3%	100.0%	BANA	BANA	NAP	NAP	11133 Spring Cypress Road	Tomball	Harris	TX	77377	Self Storage
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	12 West 17th Street	New York	New York	NY	10011	Multifamily
62	Loan	Q	1	Broad Street Portfolio	0.3%	100.0%	MSBNA	MSMCH	NAP	NAP	150, 152, 154, 156 and 158 Broad Street	Summit	Union	NJ	07901	Multifamily
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	100 Pelham Road	New Rochelle	Westchester	NY	10805	Multifamily
64	Loan	6, R	2	Lakeside Villa & Glacier View	0.3%		BANA	BANA	Group 4	NAP	Various	Olympia	Thurston	WA	98513	Manufactured Housing
64.01	Property		1	Lakeside Villa Mobile Park	0.2%	59.6%					6200 Fair Oaks Road Southeast	Olympia	Thurston	WA	98513	Manufactured Housing
64.02	Property		1	Glacier View Mobile Park	0.1%	40.4%					7138 Englewood Drive Southeast	Olympia	Thurston	WA	98513	Manufactured Housing
65	Loan	S	1	Lindon Self Storage	0.3%	100.0%	BANA	BANA	Group 3	NAP	81 North 1800 West	Lindon	Utah	UT	84042	Self Storage
66	Loan		1	RVacation RV Park	0.3%	100.0%	MSBNA	MSMCH	NAP	NAP	428 Campground Road	Selma	Johnston	NC	27576	Manufactured Housing
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP	1430 and 1480 Thieriot Avenue	Bronx	Bronx	NY	10460	Multifamily
68	Loan	21, 22, W	1	Caribbean House, Inc.	0.3%	100.0%	NCB	NCB	NAP	NAP	1375 River Road	Edgewater	Bergen	NJ	07020	Multifamily
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	111-127 Cabrini Boulevard a/k/a 115 Cabrini Boulevard	New York	New York	NY	10033	Multifamily
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	0.2%	100.0%	NCB	NCB	NAP	NAP	94-102 Hamilton Place	New York	New York	NY	10031	Multifamily
71	Loan		1	4601 S Indiana Ave	0.2%	100.0%	MSBNA	MSMCH	NAP	NAP	4601 South Indiana Avenue	Chicago	Cook	IL	60653	Multifamily
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	250 North Village Avenue	Rockville Centre	Nassau	NY	11570	Multifamily
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	50 White Oak Street	New Rochelle	Westchester	NY	10801	Multifamily
74	Loan	T	1	Brookville MHC	0.2%	100.0%	BANA	BANA	Group 4	NAP	6200 South Brookville Road	Indianapolis	Marion	IN	46219	Manufactured Housing
75	Loan	21, 22, W	1	Garden Lofts Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	131-133 West 28th Street	New York	New York	NY	10001	Multifamily
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	27-29 East 95th Street and 1356 Madison Avenue	New York	New York	NY	10128	Multifamily
77	Loan	21, 22, W	1	Crescent Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	31-85 Crescent Street	Astoria	Queens	NY	11106	Multifamily
78	Loan	21, 22, W	1	Jackson Manor Inc.	0.2%	100.0%	NCB	NCB	NAP	NAP	90-10 34th Avenue	Jackson Heights	Queens	NY	11372	Multifamily
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	0.2%	100.0%	NCB	NCB	NAP	NAP	182-25 Wexford Terrace	Jamaica	Queens	NY	11432	Multifamily
80	Loan		1	Load & Lock Mini Storage	0.2%	100.0%	MSBNA	MSMCH	NAP	NAP	13505 State Route 68	Findlay	Hancock	OH	45840	Self Storage
81	Loan	21, 22, W	1	35 East Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	35 East 30th Street	New York	New York	NY	10016	Multifamily
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	0.1%	100.0%	NCB	NCB	NAP	NAP	164 Church Street	New Rochelle	Westchester	NY	10805	Multifamily
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP	15-17 Greene Street	New York	New York	NY	10013	Multifamily
84	Loan	U	1	Sunset View MHC	0.1%	100.0%	BANA	BANA	Group 3	NAP	3150 S Platte River Drive	Englewood	Arapahoe	CO	80110	Manufactured Housing
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	42-95 Main Street	Flushing	Queens	NY	11355	Multifamily
86	Loan	21, 22, W	1	Delano Tenants Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	99-15 66th Avenue	Rego Park	Queens	NY	11374	Multifamily
87	Loan	V	1	Arroyo MHC	0.1%	100.0%	BANA	BANA	Group 3	NAP	1015 Glade Lane	Farmington	San Juan	NM	87401	Manufactured Housing
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	25 Indian Road	New York	New York	NY	10034	Multifamily
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	0.1%	100.0%	NCB	NCB	NAP	NAP	304-20 Fenimore Road	Mamaroneck	Westchester	NY	10543	Multifamily
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	482 East 74th Street	New York	New York	NY	10021	Multifamily
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP	99-11 60th Avenue and 99-14 59th Avenue	Corona	Queens	NY	11368	Multifamily
92	Loan	21, 22, W	1	22321 Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	223/231 West 21st Street	New York	New York	NY	10011	Multifamily
A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate % (3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)
1	Loan	5, A	1	One North Wacker	CBD	2001	NAP	1,412,035	SF	249.99	127,000,000	127,000,000	127,000,000	2.71850%	0.01283%	2.70567%	NAP	291,703.86	NAP
2	Loan	5, 7	1	Arizona Mills	Anchored	1997	NAP	1,234,669	SF	80.87	75,000,000	74,888,072	67,958,768	3.80200%	0.01283%	3.78917%	349,553.41	NAP	4,194,640.92
3	Loan	6	30	ExchangeRight Portfolio 50	Various	Various	Various	388,591	SF	172.26	66,940,000	66,940,000	66,940,000	3.26370%	0.01283%	3.25087%	NAP	184,588.68	NAP
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	Single Tenant	2019	NAP	54,340	SF		8,580,480	8,580,480	8,580,480
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	Single Tenant	1997	2005	15,838	SF		4,299,847	4,299,847	4,299,847
3.03	Property		1	Walgreens - Vancouver (114th), WA	Single Tenant	2005	NAP	14,820	SF		3,677,348	3,677,348	3,677,348
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	Single Tenant	2008	NAP	14,740	SF		3,648,474	3,648,474	3,648,474
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	Single Tenant	2008	NAP	14,490	SF		3,193,164	3,193,164	3,193,164
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	Single Tenant	1976	NAP	17,668	SF		3,107,359	3,107,359	3,107,359
3.07	Property		1	Walgreens - New Albany (New Albany), OH	Single Tenant	2006	NAP	14,731	SF		3,064,457	3,064,457	3,064,457
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	Medical	1971	2020	18,200	SF		3,003,168	3,003,168	3,003,168
3.09	Property		1	Walgreens - Bossier City (Airline), LA	Single Tenant	2006	NAP	14,820	SF		2,843,816	2,843,816	2,843,816
3.10	Property		1	Octapharma - Chicago (95th), IL	Medical	1949	2020	15,025	SF		2,727,367	2,727,367	2,727,367
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	Medical	1988; 2017	2018	13,757	SF		2,451,566	2,451,566	2,451,566
3.12	Property		1	WellMed - Plant City (Alexander), FL	Medical	1998	2017	14,943	SF		2,335,116	2,335,116	2,335,116
3.13	Property		1	WellMed - San Antonio (Military), TX	Medical	1985	2015	8,392	SF		2,023,681	2,023,681	2,023,681
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	Single Tenant	2000	NAP	10,282	SF		1,961,253	1,961,253	1,961,253
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	Single Tenant	2002	NAP	4,809	SF		1,925,746	1,925,746	1,925,746
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	Medical	2011	NAP	10,750	SF		1,899,963	1,899,963	1,899,963
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	Single Tenant	2000	2021	15,120	SF		1,545,626	1,545,626	1,545,626
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	Single Tenant	1979	NAP	8,045	SF		1,385,135	1,385,135	1,385,135
3.19	Property		1	Dollar General - Marietta (River), PA	Single Tenant	2020	NAP	9,129	SF		1,333,039	1,333,039	1,333,039
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	Single Tenant	1924	1962; 1974; 2020-2021	12,928	SF		1,317,717	1,317,717	1,317,717
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	Single Tenant	2021	NAP	10,795	SF		1,256,427	1,256,427	1,256,427
3.22	Property		1	Family Dollar - South Point (Solida), OH	Single Tenant	2016	NAP	9,180	SF		1,164,494	1,164,494	1,164,494
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	Single Tenant	2021	NAP	9,120	SF		1,139,978	1,139,978	1,139,978
3.24	Property		1	Sherwin Williams - Ames (16th), IA	Single Tenant	2021	NAP	5,980	SF		1,103,205	1,103,205	1,103,205
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	Single Tenant	2006	NAP	6,000	SF		1,103,205	1,103,205	1,103,205
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	Single Tenant	2016	NAP	8,353	SF		1,057,238	1,057,238	1,057,238
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	Single Tenant	2021	NAP	9,026	SF		1,041,915	1,041,915	1,041,915
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	Single Tenant	2021	NAP	9,100	SF		1,041,915	1,041,915	1,041,915
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	Single Tenant	2021	NAP	9,124	SF		1,011,271	1,011,271	1,011,271
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	Single Tenant	2010	NAP	9,086	SF		696,030	696,030	696,030
4	Loan		1	International Plaza I	Suburban	1998	2020	392,201	SF	166.75	65,400,000	65,400,000	65,400,000	2.43500%	0.01283%	2.42217%	NAP	134,550.66	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	Various	Various	NAP	904,406	SF	66.34	60,000,000	60,000,000	60,000,000	3.65600%	0.01283%	3.64317%	NAP	185,338.89	NAP
5.01	Property		1	San Juan Industrial Park	Warehouse	2005	NAP	517,536	SF		40,188,346	40,188,346	40,188,346
5.02	Property		1	Rexco Industrial Park	Flex	1963-1983	NAP	386,869	SF		19,317,245	19,317,245	19,317,245
5.03	Property		1	Wendy’s	Leased Fee	2011	NAP	1	SF		494,408	494,408	494,408
6	Loan		1	The Court at Oxford Valley	Anchored	1996	NAP	456,286	SF	120.54	55,000,000	55,000,000	46,724,915	3.20000%	0.01283%	3.18717%	237,856.78	148,703.70	2,854,281.36
7	Loan	10, C	1	Plaza at Imperial Valley	Power Center	2007	NAP	367,828	SF	134.57	49,500,000	49,500,000	49,500,000	3.75000%	0.01283%	3.73717%	NAP	156,835.94	NAP
8	Loan		1	Tides Folly Beach	Full Service	1985	2018	132	Rooms	347,965.88	46,000,000	45,931,496	36,384,956	3.81400%	0.01283%	3.80117%	214,707.15	NAP	2,576,485.80
9	Loan	D	1	Corporate Research Center	Industrial/Office	1974-2006	NAP	293,292	SF	151.73	44,500,000	44,500,000	44,500,000	2.54000%	0.01283%	2.52717%	NAP	95,499.88	NAP
10	Loan	E	1	Lightwave Corporate Center	Industrial/Office	1985	2007	166,892	SF	222.45	37,125,000	37,125,000	37,125,000	2.55000%	0.01283%	2.53717%	NAP	79,986.33	NAP
11	Loan		1	La Brea & San Vicente	Anchored	2019	NAP	75,928	SF	414.87	31,500,000	31,500,000	31,500,000	3.34500%	0.01283%	3.33217%	NAP	89,025.78	NAP
12	Loan	5	1	Raymour & Flanigan Campus	Warehouse Distribution	1970	2016-2020	952,214	SF	91.37	30,000,000	30,000,000	30,000,000	2.92500%	0.01283%	2.91217%	NAP	74,140.63	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	Anchored	1953	1990	232,987	SF	128.76	30,000,000	30,000,000	30,000,000	3.31300%	0.01283%	3.30017%	NAP	83,975.35	NAP
14	Loan	9, G	1	Tomball Town Center	Anchored	2004	NAP	141,450	SF	184.52	26,100,000	26,100,000	26,100,000	3.45000%	0.02283%	3.42717%	NAP	76,079.69	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	Suburban	1995; 1998	2018	182,121	SF	138.92	25,300,000	25,300,000	25,300,000	2.96600%	0.01283%	2.95317%	NAP	63,401.68	NAP
16	Loan	5, 12	1	Newport Pavilion	Anchored	2009; 2014	NAP	332,311	SF	155.25	21,590,000	21,590,000	21,590,000	3.04000%	0.01533%	3.02467%	NAP	55,454.31	NAP
17	Loan	13	1	1925 Maple	Suburban	1954	2019	45,270	SF	393.20	17,800,000	17,800,000	17,800,000	3.42600%	0.01283%	3.41317%	NAP	51,524.82	NAP
18	Loan	14, H	1	University Square Shopping Center	Anchored	1971	2018	223,132	SF	73.95	16,500,000	16,500,000	16,500,000	3.13000%	0.01283%	3.11717%	NAP	43,635.24	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	Cooperative	1949	2001	460	Units	35,750.40	16,500,000	16,445,184	12,679,766	3.05000%	0.08783%	2.96217%	70,010.40	NAP	840,124.80
20	Loan	15, 16	1	Central San Rafael Storage	Self Storage	2019	NAP	44,607	SF	336.27	15,000,000	15,000,000	15,000,000	3.25700%	0.01283%	3.24417%	NAP	41,277.95	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	Flexible Apartments	Various	Various	455	Units	32,307.69	14,700,000	14,700,000	13,309,708	3.75000%	0.01283%	3.73717%	68,077.99	46,575.52	816,935.88
21.01	Property		1	Siegel Suites Columbia	Flexible Apartments	1988	2019	120	Units		6,500,000	6,500,000	5,885,245
21.02	Property		1	Siegel Select Gautier	Flexible Apartments	1999	2018	127	Units		2,850,000	2,850,000	2,580,454
21.03	Property		1	Siegel Select Alexandria	Flexible Apartments	2005	2018	113	Units		2,800,000	2,800,000	2,535,182
21.04	Property		1	Siegel Select Montgomery	Flexible Apartments	1999	2018	95	Units		2,550,000	2,550,000	2,308,827
22	Loan	5	1	Metro Crossing	Anchored	2008	NAP	310,130	SF	110.56	14,450,000	14,382,576	12,993,304	3.35800%	0.01283%	3.34517%	63,747.00	NAP	764,964.00
23	Loan	5, 17	1	McDonald’s Global HQ	CBD	2018	NAP	575,018	SF	281.60	15,000,000	14,287,548	6,175,252	2.93500%	0.01283%	2.92217%	101,057.13	NAP	1,212,685.56
24	Loan		1	Zions Bank	CBD	2009	NAP	89,380	SF	151.60	13,550,000	13,550,000	13,550,000	3.20000%	0.01283%	3.18717%	NAP	36,635.19	NAP
25	Loan		1	2707 Sedgwick	Multifamily/Retail	1924	NAP	80	Units	168,750.00	13,500,000	13,500,000	13,500,000	3.43000%	0.01283%	3.41717%	NAP	39,123.44	NAP
26	Loan		1	South Main Shopping Center	Anchored	1990	NAP	161,172	SF	83.45	13,450,000	13,450,000	12,155,632	3.65000%	0.05033%	3.59967%	61,528.31	41,478.62	738,339.72
27	Loan		1	2800 Bailey	Multifamily/Retail	1928	NAP	101	Units	128,712.87	13,000,000	13,000,000	13,000,000	2.86700%	0.01283%	2.85417%	NAP	31,490.54	NAP
28	Loan		1	Davidsohn Industrial Park	Flex	2000	NAP	177,881	SF	68.59	12,200,000	12,200,000	10,978,071	3.40500%	0.01283%	3.39217%	54,138.54	35,098.30	649,662.48
29	Loan	I	1	Longford Shoppes	Anchored	2009	NAP	44,088	SF	276.44	12,187,500	12,187,500	12,187,500	3.72000%	0.01283%	3.70717%	NAP	38,305.99	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	Cooperative	1958	2012	215	Units	53,378.04	11,500,000	11,476,280	9,845,013	3.03000%	0.08783%	2.94217%	41,367.29	NAP	496,407.48
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	Cooperative	1968	1999	127	Units	90,364.41	11,500,000	11,476,280	9,845,013	3.03000%	0.08783%	2.94217%	41,367.29	NAP	496,407.48
32	Loan		1	290 Tunxis Hill	Anchored	1964	2021	105,229	SF	104.53	11,000,000	11,000,000	11,000,000	3.30000%	0.01283%	3.28717%	NAP	30,670.14	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	Warehouse	Various	2021	1,130,782	SF	66.33	10,000,000	10,000,000	10,000,000	3.23000%	0.01283%	3.21717%	NAP	27,290.51	NAP
33.01	Property		1	2750 Morris Road	Warehouse	1989	2021	681,126	SF		5,649,203	5,649,203	5,649,203
33.02	Property		1	1180 Church Road	Warehouse	1966	2021	449,656	SF		4,350,797	4,350,797	4,350,797
34	Loan		1	Legacy Business Park	Medical	1997	NAP	63,762	SF	156.83	10,000,000	10,000,000	8,555,998	3.48000%	0.01283%	3.46717%	44,792.90	29,402.78	537,514.80
35	Loan		1	Park City Self Storage UT	Self Storage	2019	NAP	80,505	SF	121.11	9,750,000	9,750,000	9,750,000	3.27000%	0.01283%	3.25717%	NAP	26,937.76	NAP
36	Loan	18	1	Grandview Court	Anchored	1989	NAP	115,254	SF	81.13	9,350,000	9,350,000	7,975,049	3.35300%	0.04283%	3.31017%	41,222.22	26,488.31	494,666.64
37	Loan		1	Anaheim Hills Medical Office	Medical	1982	NAP	43,944	SF	210.50	9,250,000	9,250,000	9,250,000	3.50000%	0.01283%	3.48717%	NAP	27,353.88	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	Cooperative	1959	2000	78	Units	110,256.41	8,600,000	8,600,000	8,600,000	3.05000%	0.08783%	2.96217%	NAP	22,161.92	NAP
39	Loan		1	Village At Dos Vientos	Retail/Office	2007	NAP	56,565	SF	146.73	8,300,000	8,300,000	7,155,247	3.78100%	0.01283%	3.76817%	38,584.74	26,515.14	463,016.88
40	Loan	19, J	1	Arville Commerce Center	Flex	1991	NAP	86,394	SF	92.60	8,000,000	8,000,000	8,000,000	3.10000%	0.07033%	3.02967%	NAP	20,953.70	NAP
41	Loan		1	Boulder Crossroads	Shadow Anchored	2007-2008	NAP	44,943	SF	166.88	7,500,000	7,500,000	7,500,000	3.77000%	0.06283%	3.70717%	NAP	23,889.76	NAP
42	Loan	K	1	The Platform Santa Barbara	Industrial/Office/Retail	1977	2017-2018	31,004	SF	225.78	7,000,000	7,000,000	7,000,000	3.41000%	0.06283%	3.34717%	NAP	20,167.94	NAP
43	Loan	L	1	Sprague Self Storage	Self Storage	1976, 1986, 1994 and 2017	2020	156,672	SF	44.68	7,000,000	7,000,000	7,000,000	3.40000%	0.08033%	3.31967%	NAP	20,108.80	NAP
44	Loan	M	1	Bella Road Self Storage	Self Storage	1987	NAP	66,700	SF	101.20	6,750,000	6,750,000	6,750,000	3.47000%	0.04283%	3.42717%	NAP	19,789.84	NAP
45	Loan		1	Western Skies Business Center	Suburban	2008	2016-2020	71,690	SF	93.46	6,700,000	6,700,000	6,700,000	3.04400%	0.01283%	3.03117%	NAP	17,231.72	NAP
46	Loan		1	Titan Self Storage	Self Storage	2008	NAP	84,215	SF	77.18	6,500,000	6,500,000	6,500,000	3.42000%	0.07283%	3.34717%	NAP	18,782.29	NAP
47	Loan		1	3508-3510 Johnson Avenue	Office/Retail	1965; 1998	NAP	8,867	SF	720.65	6,390,000	6,390,000	6,390,000	3.55000%	0.01283%	3.53717%	NAP	19,166.30	NAP
48	Loan		1	Matteson Ground Lease	Leased Fee	1983	1998	740,956	SF	8.40	6,225,000	6,225,000	6,225,000	3.09000%	0.01283%	3.07717%	NAP	16,252.01	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	Cooperative	1963	2006	170	Units	32,874.47	5,600,000	5,588,659	4,805,668	3.10000%	0.08783%	3.01217%	20,371.21	NAP	244,454.52

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate % (3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)
50	Loan		1	Kings Automall Shopping Center	Anchored	1990	2016, 2018, 2020	67,246	SF	78.82	5,300,000	5,300,000	4,598,021	4.04000%	0.01283%	4.02717%	25,425.38	18,091.16	305,104.56
51	Loan		1	Walgreens - Yakima	Single Tenant	2009	NAP	14,738	SF	352.83	5,200,000	5,200,000	5,200,000	3.79000%	0.04283%	3.74717%	NAP	16,651.44	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	Cooperative	1963	2001	119	Units	42,016.81	5,000,000	5,000,000	5,000,000	3.02000%	0.08783%	2.93217%	NAP	12,758.10	NAP
53	Loan		1	U-Stor-It – Melrose Park	Self Storage	1965	2016	60,543	SF	82.59	5,000,000	5,000,000	4,500,193	3.41000%	0.01283%	3.39717%	22,201.79	14,405.67	266,421.48
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	Cooperative	1937	2016	84	Units	59,457.05	5,000,000	4,994,392	4,251,876	2.84000%	0.08783%	2.75217%	17,441.26	NAP	209,295.12
55	Loan	N	1	Lincoln MHC	Manufactured Housing	1955	NAP	85	Pads	57,647.06	4,900,000	4,900,000	4,900,000	3.62300%	0.08033%	3.54267%	NAP	14,999.39	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	Cooperative	1924	2000	81	Units	58,449.66	4,750,000	4,734,422	3,660,251	3.12000%	0.08783%	3.03217%	20,334.91	NAP	244,018.92
57	Loan		1	WAG Hudson, WI	Single Tenant	2012	NAP	14,490	SF	324.36	4,700,000	4,700,000	4,700,000	3.54000%	0.05283%	3.48717%	NAP	14,057.57	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	Manufactured Housing	2004	NAP	78	Pads	57,692.31	4,500,000	4,500,000	4,500,000	4.38000%	0.01283%	4.36717%	NAP	16,653.13	NAP
59	Loan	P	1	BuxBear Self Storage	Self Storage	2016	NAP	67,705	SF	66.46	4,500,000	4,500,000	4,500,000	3.57300%	0.05033%	3.52267%	NAP	13,584.84	NAP
60	Loan		1	Tomball Self Storage	Self Storage	1998	2017-2020	70,110	SF	62.67	4,394,000	4,394,000	4,394,000	3.60000%	0.01283%	3.58717%	NAP	13,365.08	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	Cooperative	1911	2008	11	Units	390,493.96	4,300,000	4,295,434	3,686,161	3.07000%	0.08783%	2.98217%	15,567.31	NAP	186,807.72
62	Loan	Q	1	Broad Street Portfolio	Garden	2019-2021	NAP	10	Units	410,000.00	4,100,000	4,100,000	4,100,000	3.51000%	0.01283%	3.49717%	NAP	12,159.06	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	Cooperative	1927	2001	59	Units	65,987.87	3,900,000	3,893,284	2,988,674	2.98000%	0.08783%	2.89217%	16,400.52	NAP	196,806.24
64	Loan	6, R	2	Lakeside Villa & Glacier View	Manufactured Housing	1970	NAP	91	Pads	42,197.80	3,840,000	3,840,000	3,840,000	3.48000%	0.01283%	3.46717%	NAP	11,290.67	NAP
64.01	Property		1	Lakeside Villa Mobile Park	Manufactured Housing	1970	NAP	53	Pads		2,288,960	2,288,960	2,288,960
64.02	Property		1	Glacier View Mobile Park	Manufactured Housing	1970	NAP	38	Pads		1,551,040	1,551,040	1,551,040
65	Loan	S	1	Lindon Self Storage	Self Storage	2018	NAP	91,645	SF	40.37	3,700,000	3,700,000	3,700,000	3.74400%	0.09033%	3.65367%	NAP	11,704.33	NAP
66	Loan		1	RVacation RV Park	Manufactured Housing	1969	NAP	172	Pads	19,069.77	3,280,000	3,280,000	3,280,000	3.70890%	0.01283%	3.69607%	NAP	10,278.46	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	Cooperative	1958	2001	168	Units	19,345.24	3,250,000	3,250,000	3,250,000	3.19000%	0.08783%	3.10217%	NAP	8,759.58	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	Cooperative	1961	2004	62	Units	51,612.90	3,200,000	3,200,000	2,478,510	3.25000%	0.08783%	3.16217%	13,926.60	NAP	167,119.20
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	Cooperative	1927	2014	36	Units	77,777.78	2,800,000	2,800,000	2,800,000	3.05000%	0.08783%	2.96217%	NAP	7,215.51	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	Cooperative	1909	2006	54	Units	51,851.85	2,800,000	2,800,000	2,800,000	3.16000%	0.08783%	3.07217%	NAP	7,475.74	NAP
71	Loan		1	4601 S Indiana Ave	Low Rise	1901	2019	18	Units	155,555.56	2,800,000	2,800,000	2,469,640	4.75000%	0.01283%	4.73717%	14,606.13	11,237.27	175,273.56
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	Cooperative	1967	2018	70	Units	39,512.12	2,775,000	2,765,849	2,135,852	3.09000%	0.08783%	3.00217%	11,834.64	NAP	142,015.68
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	Cooperative	1953	2006	157	Units	17,485.81	2,750,000	2,745,273	2,108,231	2.99000%	0.08783%	2.90217%	11,579.28	NAP	138,951.36
74	Loan	T	1	Brookville MHC	Manufactured Housing	1955	2017	156	Pads	16,346.15	2,550,000	2,550,000	2,550,000	3.50000%	0.01283%	3.48717%	NAP	7,540.80	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	Cooperative	1908	2006	23	Units	108,695.65	2,500,000	2,500,000	2,500,000	3.03000%	0.08783%	2.94217%	NAP	6,400.17	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	Cooperative	1898	2016	24	Units	103,988.83	2,500,000	2,495,732	1,919,597	3.03000%	0.08783%	2.94217%	10,580.59	NAP	126,967.08
77	Loan	21, 22, W	1	Crescent Tenants Corp.	Cooperative	1958	2011	116	Units	21,482.34	2,500,000	2,491,952	1,933,940	3.22000%	0.08783%	3.13217%	10,839.04	NAP	130,068.48
78	Loan	21, 22, W	1	Jackson Manor Inc.	Cooperative	1956	2004	112	Units	21,838.73	2,450,000	2,445,938	1,893,721	3.20000%	0.08783%	3.11217%	10,595.44	NAP	127,145.28
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	Cooperative	1951	2011	97	Units	25,215.20	2,450,000	2,445,874	1,887,110	3.11000%	0.08783%	3.02217%	10,475.21	NAP	125,702.52
80	Loan		1	Load & Lock Mini Storage	Self Storage	1997	2017	47,600	SF	48.31	2,306,000	2,299,405	1,826,148	3.84500%	0.08283%	3.76217%	10,804.13	NAP	129,649.56
81	Loan	21, 22, W	1	35 East Tenants Corp.	Cooperative	1906	2000	40	Units	53,657.45	2,150,000	2,146,298	1,647,603	2.98000%	0.08783%	2.89217%	9,041.31	NAP	108,495.72
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	Cooperative	1957	2000	59	Units	32,148.69	1,900,000	1,896,773	1,460,613	3.06000%	0.08783%	2.97217%	8,072.09	NAP	96,865.08
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	Cooperative	1904	2012	5	Units	348,894.06	1,750,000	1,744,470	1,358,974	3.32000%	0.08783%	3.23217%	7,683.50	NAP	92,202.00
84	Loan	U	1	Sunset View MHC	Manufactured Housing	1965	NAP	32	Pads	53,125.00	1,700,000	1,700,000	1,700,000	3.42300%	0.17703%	3.24597%	NAP	4,916.60	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	Cooperative	1959	1996	71	Units	23,163.78	1,650,000	1,644,629	1,273,437	3.16000%	0.08783%	3.07217%	7,099.65	NAP	85,195.80
86	Loan	21, 22, W	1	Delano Tenants Corp.	Cooperative	1954	2012	53	Units	28,248.40	1,500,000	1,497,165	1,298,539	3.36000%	0.08783%	3.27217%	5,685.59	NAP	68,227.08
87	Loan	V	1	Arroyo MHC	Manufactured Housing	1962	NAP	61	Pads	21,311.48	1,300,000	1,300,000	1,300,000	3.71700%	0.22463%	3.49237%	NAP	4,082.68	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	Cooperative	1953	2011	49	Units	26,156.49	1,300,000	1,281,668	16,591	3.19000%	0.08783%	3.10217%	12,667.23	NAP	152,006.76
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	Cooperative	1958	2006	34	Units	35,294.12	1,200,000	1,200,000	1,200,000	3.15000%	0.08783%	3.06217%	NAP	3,193.75	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	Cooperative	1875	2018	20	Units	54,828.47	1,100,000	1,096,569	856,494	3.39000%	0.08783%	3.30217%	4,872.20	NAP	58,466.40
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	Cooperative	1958	2009	134	Units	7,450.31	1,000,000	998,342	772,947	3.20000%	0.08783%	3.11217%	4,324.67	NAP	51,896.04
92	Loan	21, 22, W	1	22321 Owners Corp.	Cooperative	1899	2004	55	Units	18,053.66	1,000,000	992,951	12,858	3.29000%	0.08783%	3.20217%	9,790.51	NAP	117,486.12

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date
1	Loan	5, A	1	One North Wacker	3,500,446.32	Interest Only	No	Actual/360	120	120	120	120	0	0	9/10/2021	0	1	11/1/2021	NAP	10/1/2031
2	Loan	5, 7	1	Arizona Mills	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360	359	8/31/2021	1	1	10/1/2021	10/1/2021	9/1/2026
3	Loan	6	30	ExchangeRight Portfolio 50	2,215,064.16	Interest Only	No	Actual/360	120	120	120	120	0	0	9/10/2021	0	1	11/1/2021	NAP	10/1/2031
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	1,614,607.92	Interest Only	No	Actual/360	120	119	120	119	0	0	8/11/2021	1	1	10/1/2021	NAP	9/1/2031
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	2,224,066.68	Interest Only	No	Actual/360	60	59	60	59	0	0	8/24/2021	1	1	10/1/2021	NAP	9/1/2026
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	1,784,444.40	Interest Only, Amortizing Balloon	No	Actual/360	36	33	120	117	360	360	6/25/2021	3	1	8/1/2021	8/1/2024	7/1/2031
7	Loan	10, C	1	Plaza at Imperial Valley	1,882,031.28	Interest Only	No	Actual/360	120	119	120	119	0	0	8/12/2021	1	1	10/1/2021	NAP	9/1/2031
8	Loan		1	Tides Folly Beach	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	9/3/2021	1	11	10/11/2021	10/11/2021	9/11/2031
9	Loan	D	1	Corporate Research Center	1,145,998.56	Interest Only	No	Actual/360	120	120	120	120	0	0	9/16/2021	0	1	11/1/2021	NAP	10/1/2031
10	Loan	E	1	Lightwave Corporate Center	959,835.96	Interest Only	No	Actual/360	120	120	120	120	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2031
11	Loan		1	La Brea & San Vicente	1,068,309.36	Interest Only	No	Actual/360	120	117	120	117	0	0	7/9/2021	3	11	8/11/2021	NAP	7/11/2031
12	Loan	5	1	Raymour & Flanigan Campus	889,687.56	Interest Only	No	Actual/360	120	120	120	120	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2031
13	Loan	7, 11, F	1	Norwalk Town Square	1,007,704.20	Interest Only	No	Actual/360	120	117	120	117	0	0	6/29/2021	3	11	8/11/2021	NAP	7/11/2031
14	Loan	9, G	1	Tomball Town Center	912,956.28	Interest Only	No	Actual/360	120	118	120	118	0	0	7/20/2021	2	1	9/1/2021	NAP	8/1/2031
15	Loan	7, 8	1	Lake Pointe Corporate Centre	760,820.16	Interest Only	No	Actual/360	120	119	120	119	0	0	8/12/2021	1	11	10/11/2021	NAP	9/11/2031
16	Loan	5, 12	1	Newport Pavilion	665,451.72	Interest Only	No	Actual/360	60	57	60	57	0	0	6/16/2021	3	1	8/1/2021	NAP	7/1/2026
17	Loan	13	1	1925 Maple	618,297.84	Interest Only	No	Actual/360	120	118	120	118	0	0	8/5/2021	2	11	9/11/2021	NAP	8/11/2031
18	Loan	14, H	1	University Square Shopping Center	523,622.88	Interest Only	No	Actual/360	120	119	120	119	0	0	8/24/2021	1	1	10/1/2021	NAP	9/1/2031
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/28/2021	2	1	9/1/2021	9/1/2021	8/1/2031
20	Loan	15, 16	1	Central San Rafael Storage	495,335.40	Interest Only	No	Actual/360	120	118	120	118	0	0	8/6/2021	2	11	9/11/2021	NAP	8/11/2031
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	558,906.24	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	9/7/2021	0	1	11/1/2021	11/1/2026	10/1/2031
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	NAP	Amortizing Balloon	No	Actual/360	0	0	60	57	360	357	6/17/2021	3	11	8/11/2021	8/11/2021	7/11/2026
23	Loan	5, 17	1	McDonald’s Global HQ	NAP	Amortizing Balloon	No	Actual/360	0	0	120	109	270	259	10/29/2020	11	1	12/1/2020	12/1/2020	11/1/2030
24	Loan		1	Zions Bank	439,622.28	Interest Only	No	Actual/360	120	119	120	119	0	0	9/1/2021	1	11	10/11/2021	NAP	9/11/2031
25	Loan		1	2707 Sedgwick	469,481.28	Interest Only	No	Actual/360	120	119	120	119	0	0	8/31/2021	1	1	10/1/2021	NAP	9/1/2031
26	Loan		1	South Main Shopping Center	497,743.44	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360	7/2/2021	2	1	9/1/2021	9/1/2026	8/1/2031
27	Loan		1	2800 Bailey	377,886.48	Interest Only	No	Actual/360	120	118	120	118	0	0	7/30/2021	2	1	9/1/2021	NAP	8/1/2031
28	Loan		1	Davidsohn Industrial Park	421,179.60	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	9/1/2021	1	11	10/11/2021	10/11/2026	9/11/2031
29	Loan	I	1	Longford Shoppes	459,671.88	Interest Only	No	Actual/360	120	118	120	118	0	0	7/15/2021	2	1	9/1/2021	NAP	8/1/2031
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	480	478	7/30/2021	2	1	9/1/2021	9/1/2021	8/1/2031
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	480	478	7/29/2021	2	1	9/1/2021	9/1/2021	8/1/2031
32	Loan		1	290 Tunxis Hill	368,041.68	Interest Only	No	Actual/360	120	118	120	118	0	0	7/14/2021	2	1	9/1/2021	NAP	8/1/2031
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	327,486.12	Interest Only	No	Actual/360	120	117	120	117	0	0	6/28/2021	3	11	8/11/2021	NAP	7/11/2031
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	352,833.36	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	8/27/2021	1	1	10/1/2021	10/1/2024	9/1/2031
35	Loan		1	Park City Self Storage UT	323,253.12	Interest Only	No	Actual/360	120	119	120	119	0	0	8/26/2021	1	11	10/11/2021	NAP	9/11/2031
36	Loan	18	1	Grandview Court	317,859.72	Interest Only, Amortizing Balloon	No	Actual/360	36	31	120	115	360	360	5/10/2021	5	11	6/11/2021	6/11/2024	5/11/2031
37	Loan		1	Anaheim Hills Medical Office	328,246.56	Interest Only	No	Actual/360	120	118	120	118	0	0	7/21/2021	2	1	9/1/2021	NAP	8/1/2031
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	265,943.04	Interest Only	No	Actual/360	120	118	120	118	0	0	7/30/2021	2	1	9/1/2021	NAP	8/1/2031
39	Loan		1	Village At Dos Vientos	318,181.68	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	8/26/2021	1	11	10/11/2021	10/11/2024	9/11/2031
40	Loan	19, J	1	Arville Commerce Center	251,444.40	Interest Only	No	Actual/360	120	119	120	119	0	0	8/19/2021	1	11	10/11/2021	NAP	9/11/2031
41	Loan		1	Boulder Crossroads	286,677.12	Interest Only	No	Actual/360	120	118	120	118	0	0	7/2/2021	2	1	9/1/2021	NAP	8/1/2031
42	Loan	K	1	The Platform Santa Barbara	242,015.28	Interest Only	No	Actual/360	120	119	120	119	0	0	9/1/2021	1	1	10/1/2021	NAP	9/1/2031
43	Loan	L	1	Sprague Self Storage	241,305.60	Interest Only	No	Actual/360	120	120	120	120	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2031
44	Loan	M	1	Bella Road Self Storage	237,478.08	Interest Only	No	Actual/360	120	119	120	119	0	0	8/20/2021	1	1	10/1/2021	NAP	9/1/2031
45	Loan		1	Western Skies Business Center	206,780.64	Interest Only	No	Actual/360	84	83	84	83	0	0	9/1/2021	1	1	10/1/2021	NAP	9/1/2028
46	Loan		1	Titan Self Storage	225,387.48	Interest Only	No	Actual/360	120	120	120	120	0	0	9/3/2021	0	1	11/1/2021	NAP	10/1/2031
47	Loan		1	3508-3510 Johnson Avenue	229,995.60	Interest Only	No	Actual/360	120	119	120	119	0	0	8/5/2021	1	1	10/1/2021	NAP	9/1/2031
48	Loan		1	Matteson Ground Lease	195,024.12	Interest Only	No	Actual/360	120	119	120	119	0	0	8/6/2021	1	1	10/1/2021	NAP	9/1/2031
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	480	478	7/30/2021	2	1	9/1/2021	9/1/2021	8/1/2031

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date
50	Loan		1	Kings Automall Shopping Center	217,093.92	Interest Only, Amortizing Balloon	No	Actual/360	36	34	120	118	360	360	7/15/2021	2	1	9/1/2021	9/1/2024	8/1/2031
51	Loan		1	Walgreens - Yakima	199,817.28	Interest Only	No	Actual/360	120	117	120	117	0	0	6/17/2021	3	11	8/11/2021	NAP	7/11/2031
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	153,097.20	Interest Only	No	Actual/360	120	119	120	119	0	0	8/2/2021	1	1	10/1/2021	NAP	9/1/2031
53	Loan		1	U-Stor-It – Melrose Park	172,868.04	Interest Only, Amortizing Balloon	No	Actual/360	60	57	120	117	360	360	7/7/2021	3	11	8/11/2021	8/11/2026	7/11/2031
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	8/31/2021	1	1	10/1/2021	10/1/2021	9/1/2031
55	Loan	N	1	Lincoln MHC	179,992.68	Interest Only	No	Actual/360	120	120	120	120	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2031
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/21/2021	2	1	9/1/2021	9/1/2021	8/1/2031
57	Loan		1	WAG Hudson, WI	168,690.84	Interest Only	No	Actual/360	120	117	120	117	0	0	6/17/2021	3	11	8/11/2021	NAP	7/11/2031
58	Loan	20, O	1	Monte Cristo Adult Community	199,837.56	Interest Only	No	Actual/360	120	119	120	119	0	0	8/9/2021	1	1	10/1/2021	NAP	9/1/2031
59	Loan	P	1	BuxBear Self Storage	163,018.08	Interest Only	No	Actual/360	84	83	84	83	0	0	8/31/2021	1	1	10/1/2021	NAP	9/1/2028
60	Loan		1	Tomball Self Storage	160,380.96	Interest Only	No	Actual/360	120	118	120	118	0	0	7/20/2021	2	1	9/1/2021	NAP	8/1/2031
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	480	479	8/27/2021	1	1	10/1/2021	10/1/2021	9/1/2031
62	Loan	Q	1	Broad Street Portfolio	145,908.72	Interest Only	No	Actual/360	120	119	120	119	0	0	8/26/2021	1	1	10/1/2021	NAP	9/1/2031
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/25/2021	1	1	10/1/2021	10/1/2021	9/1/2031
64	Loan	6, R	2	Lakeside Villa & Glacier View	135,488.04	Interest Only	No	Actual/360	120	119	120	119	0	0	9/1/2021	1	1	10/1/2021	NAP	9/1/2031
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	140,451.96	Interest Only	No	Actual/360	120	120	120	120	0	0	9/10/2021	0	1	11/1/2021	NAP	10/1/2031
66	Loan		1	RVacation RV Park	123,341.52	Interest Only	No	Actual/360	120	118	120	118	0	0	7/15/2021	2	1	9/1/2021	NAP	8/1/2031
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	105,114.96	Interest Only	No	Actual/360	120	118	120	118	0	0	7/29/2021	2	1	9/1/2021	NAP	8/1/2031
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	9/3/2021	0	1	11/1/2021	11/1/2021	10/1/2031
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	86,586.12	Interest Only	No	Actual/360	120	118	120	118	0	0	7/27/2021	2	1	9/1/2021	NAP	8/1/2031
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	89,708.88	Interest Only	No	Actual/360	120	118	120	118	0	0	7/28/2021	2	1	9/1/2021	NAP	8/1/2031
71	Loan		1	4601 S Indiana Ave	134,847.24	Interest Only, Amortizing Balloon	No	Actual/360	36	33	120	117	360	360	6/3/2021	3	1	8/1/2021	8/1/2024	7/1/2031
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/30/2021	2	1	9/1/2021	9/1/2021	8/1/2031
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/20/2021	1	1	10/1/2021	10/1/2021	9/1/2031
74	Loan	T	1	Brookville MHC	90,489.60	Interest Only	No	Actual/360	120	119	120	119	0	0	8/17/2021	1	1	10/1/2021	NAP	9/1/2031
75	Loan	21, 22, W	1	Garden Lofts Corp.	76,802.04	Interest Only	No	Actual/360	120	119	120	119	0	0	8/25/2021	1	1	10/1/2021	NAP	9/1/2031
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/26/2021	1	1	10/1/2021	10/1/2021	9/1/2031
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/27/2021	2	1	9/1/2021	9/1/2021	8/1/2031
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/26/2021	1	1	10/1/2021	10/1/2021	9/1/2031
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/16/2021	1	1	10/1/2021	10/1/2021	9/1/2031
80	Loan		1	Load & Lock Mini Storage	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/8/2021	2	1	9/1/2021	9/1/2021	8/1/2031
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/31/2021	1	1	10/1/2021	10/1/2021	9/1/2031
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/31/2021	1	1	10/1/2021	10/1/2021	9/1/2031
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/30/2021	2	1	9/1/2021	9/1/2021	8/1/2031
84	Loan	U	1	Sunset View MHC	58,999.20	Interest Only	No	Actual/360	120	120	120	120	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2031
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/29/2021	2	1	9/1/2021	9/1/2021	8/1/2031
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	480	478	7/26/2021	2	1	9/1/2021	9/1/2021	8/1/2031
87	Loan	V	1	Arroyo MHC	48,992.16	Interest Only	No	Actual/360	60	60	60	60	0	0	9/9/2021	0	1	11/1/2021	NAP	10/1/2026
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	Fully Amortizing	No	Actual/360	0	0	120	118	120	118	7/29/2021	2	1	9/1/2021	9/1/2021	8/1/2031
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	38,325.00	Interest Only	No	Actual/360	120	119	120	119	0	0	8/26/2021	1	1	10/1/2021	NAP	9/1/2031
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/20/2021	2	1	9/1/2021	9/1/2021	8/1/2031
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/17/2021	1	1	10/1/2021	10/1/2021	9/1/2031
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	Fully Amortizing	No	Actual/360	0	0	120	119	120	119	8/23/2021	1	1	10/1/2021	10/1/2021	9/1/2031
A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
1	Loan	5, A	1	One North Wacker	NAP	0	0	L(24),DorYM1(91),O(5)	66,743,231	36,005,986	30,737,245	7/31/2021	T-12	69,053,354	32,896,888	36,156,466	6/30/2020	T-12
2	Loan	5, 7	1	Arizona Mills	NAP	0	0	L(25),D(28),O(7)	33,065,387	9,567,145	23,498,242	7/31/2021	T-12	28,319,091	9,242,150	19,076,941	12/31/2020	T-12
3	Loan	6	30	ExchangeRight Portfolio 50	NAP	5	5	L(24),D(93),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	Walgreens - Vancouver (114th), WA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	Walgreens - Fresno (Blackstone), CA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Property		1	Walgreens - New Albany (New Albany), OH					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Property		1	Walgreens - Bossier City (Airline), LA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Property		1	Octapharma - Chicago (95th), IL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Property		1	WellMed - El Paso (Yarbrough), TX					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Property		1	WellMed - Plant City (Alexander), FL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Property		1	WellMed - San Antonio (Military), TX					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Property		1	Dollar General - Marietta (River), PA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.21	Property		1	Dollar General - Purvis (Old US 11), MS					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.22	Property		1	Family Dollar - South Point (Solida), OH					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.24	Property		1	Sherwin Williams - Ames (16th), IA					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.25	Property		1	Sherwin Williams (Broken Arrow), OK					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.26	Property		1	Family Dollar - Warren (Youngstown), OH					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.29	Property		1	Dollar General - Pharr (Minnesota), TX					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan		1	International Plaza I	NAP	0	5	L(25),D(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAP	0	0	YM(25),DorYM(16),O(19)	13,849,448	4,381,551	9,467,897	12/31/2020	T-12	14,165,285	4,971,698	9,193,587	12/31/2019	T-12
5.01	Property		1	San Juan Industrial Park					8,273,744	2,275,399	5,998,345	12/31/2020	T-12	8,263,520	2,620,789	5,642,731	12/31/2019	T-12
5.02	Property		1	Rexco Industrial Park					5,462,743	2,005,910	3,456,833	12/31/2020	T-12	5,788,410	2,257,316	3,531,094	12/31/2019	T-12
5.03	Property		1	Wendy’s					112,961	100,242	12,719	12/31/2020	T-12	113,355	93,593	19,762	12/31/2019	T-12
6	Loan		1	The Court at Oxford Valley	NAP	0	4	L(27),D(89),O(4)	6,914,812	2,229,314	4,685,498	12/31/2020	T-12	8,175,794	2,529,637	5,646,157	12/31/2019	T-12
7	Loan	10, C	1	Plaza at Imperial Valley	NAP	5	5	L(25),DorYM1(91),O(4)	6,438,701	1,560,133	4,878,568	4/30/2021	T-12	6,422,593	1,523,603	4,898,990	12/31/2020	T-12
8	Loan		1	Tides Folly Beach	NAP	0	0	L(25),D(91),O(4)	14,186,246	7,639,056	6,547,190	7/31/2021	T-12	9,578,057	6,323,389	3,254,668	12/31/2020	T-12
9	Loan	D	1	Corporate Research Center	NAP	0	5	L(23),YM1(90),O(7)	6,021,924	1,664,506	4,357,418	6/30/2021	T-12	5,703,179	1,652,141	4,051,037	12/31/2020	T-12
10	Loan	E	1	Lightwave Corporate Center	NAP	0	5	L(23),YM1(90),O(7)	6,207,722	1,271,619	4,936,103	6/30/2021	T-12	6,076,082	1,258,587	4,817,496	12/31/2020	T-12
11	Loan		1	La Brea & San Vicente	NAP	0	0	L(27),D(86),O(7)	3,135,672	1,266,522	1,869,150	4/30/2021	T-12	2,713,761	1,145,032	1,568,729	12/31/2020	T-12
12	Loan	5	1	Raymour & Flanigan Campus	NAP	0	0	L(24),D(92),O(4)	7,074,398	2,601,349	4,473,049	6/30/2021	T-12	7,885,922	3,412,875	4,473,047	12/31/2020	T-12
13	Loan	7, 11, F	1	Norwalk Town Square	NAP	0	0	L(27),YM1(89),O(4)	4,494,404	1,840,700	2,653,704	4/30/2021	T-12	4,502,185	1,774,894	2,727,291	12/31/2020	T-12
14	Loan	9, G	1	Tomball Town Center	NAP	5	5	L(23),YM1(92),O(5)	3,201,928	926,808	2,275,120	5/31/2021	T-12	3,199,888	915,673	2,284,215	12/31/2020	T-12
15	Loan	7, 8	1	Lake Pointe Corporate Centre	NAP	0	0	L(25),D(91),O(4)	4,132,431	1,411,335	2,721,096	6/30/2021	T-12	3,845,984	1,643,643	2,202,341	12/31/2020	T-12
16	Loan	5, 12	1	Newport Pavilion	NAP	0	5	L(27),D(28),O(5)	6,297,951	863,823	5,434,128	5/31/2021	T-12	6,289,902	818,017	5,471,885	12/31/2020	T-12
17	Loan	13	1	1925 Maple	NAP	0	0	L(26),D(90),O(4)	833,582	359,816	473,766	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV
18	Loan	14, H	1	University Square Shopping Center	NAP	0	5	L(23),YM1(93),O(4)	2,696,168	933,006	1,763,162	12/31/2020	T-12	2,578,675	1,166,983	1,411,692	12/31/2019	T-12
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	0	0	L(26),D(90),O(4)	1,550,512	537,739	1,012,773	6/30/2021	T-12	1,277,420	510,747	766,673	12/30/2020	T-12
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	NAP	0	5	L(24),D(92),O(4)	5,156,471	2,616,214	2,540,257	6/30/2021	T-12	4,593,270	2,464,085	2,129,185	12/31/2020	T-12
21.01	Property		1	Siegel Suites Columbia					1,694,418	931,763	762,655	6/30/2021	T-12	1,430,056	847,399	582,657	12/31/2020	T-12
21.02	Property		1	Siegel Select Gautier					1,316,897	622,175	694,722	6/30/2021	T-12	1,170,904	614,244	556,660	12/31/2020	T-12
21.03	Property		1	Siegel Select Alexandria					1,123,813	514,509	609,304	6/30/2021	T-12	1,024,076	494,560	529,516	12/31/2020	T-12
21.04	Property		1	Siegel Select Montgomery					1,021,343	547,767	473,576	6/30/2021	T-12	968,234	507,882	460,352	12/31/2020	T-12
22	Loan	5	1	Metro Crossing	NAP	0	0	L(27),D(23),O(10)	6,337,597	2,343,454	3,994,143	4/30/2021	T-12	6,127,341	2,329,149	3,798,192	12/31/2020	T-12
23	Loan	5, 17	1	McDonald’s Global HQ	NAP	0	0	L(35),D(81),O(4)	24,482,435	13,669,779	10,812,656	8/31/2020	T-12	20,415,976	12,520,615	7,895,362	12/31/2019	T-12
24	Loan		1	Zions Bank	NAP	0	0	L(25),D(91),O(4)	2,123,654	505,009	1,618,645	5/31/2021	T-12	1,991,375	561,676	1,429,700	12/31/2020	T-12
25	Loan		1	2707 Sedgwick	NAP	5	5	L(25),D(88),O(7)	1,625,026	373,735	1,251,291	6/1/2021	T-12	1,594,351	374,941	1,219,410	12/31/2020	T-12
26	Loan		1	South Main Shopping Center	NAP	5	5	L(26),D(89),O(5)	2,051,457	630,181	1,421,276	4/30/2021	T-12	2,093,039	603,363	1,489,676	12/31/2020	T-12
27	Loan		1	2800 Bailey	NAP	5	5	L(26),D(87),O(7)	1,852,524	563,340	1,289,184	5/31/2021	T-12	1,847,650	555,574	1,292,076	12/31/2020	T-12
28	Loan		1	Davidsohn Industrial Park	NAP	0	0	L(25),D(88),O(7)	767,628	187,364	580,264	5/31/2021	T-12	838,282	183,114	655,167	12/31/2020	T-12
29	Loan	I	1	Longford Shoppes	NAP	0	5	L(23),YM1(90),O(7)	1,247,429	144,332	1,103,097	5/31/2021	T-12	1,253,548	143,695	1,109,853	12/31/2020	T-12
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	NAP	5	5	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	NAP	0	0	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.01	Property		1	2750 Morris Road					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.02	Property		1	1180 Church Road					NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan		1	Legacy Business Park	NAP	5	4	L(25),D(91),O(4)	1,421,536	401,513	1,020,023	5/31/2021	YTD	1,301,846	352,138	949,708	12/31/2020	T-12
35	Loan		1	Park City Self Storage UT	NAP	0	0	L(25),D(90),O(5)	841,404	287,995	553,409	7/31/2021	T-12	425,880	339,401	86,479	12/31/2020	T-12
36	Loan	18	1	Grandview Court	NAP	0	0	L(29),D(87),O(4)	1,584,760	578,814	1,005,946	3/30/2021	T-12	1,584,344	542,423	1,041,921	12/31/2020	T-12
37	Loan		1	Anaheim Hills Medical Office	NAP	5	5	L(26),D(87),O(7)	1,347,892	554,456	793,436	4/30/2021	T-12	1,371,393	523,890	847,503	12/31/2020	T-12
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	NAP	0	0	L(25),D(91),O(4)	923,410	327,943	595,467	4/30/2021	T-12	893,152	324,204	568,948	12/31/2020	T-12
40	Loan	19, J	1	Arville Commerce Center	NAP	0	0	L(25),YM1(91),O(4)	871,609	222,492	649,117	6/30/2021	T-12	816,873	270,140	546,734	12/31/2020	T-12
41	Loan		1	Boulder Crossroads	NAP	5	5	L(26),D(90),O(4)	1,194,554	383,099	811,456	4/30/2021	T-12	1,163,483	348,174	815,309	12/31/2020	T-12
42	Loan	K	1	The Platform Santa Barbara	NAP	5	5	L(24),YM1(91),O(5)	947,189	257,288	689,901	5/31/2021	T-12	903,545	256,308	647,237	12/31/2020	T-12
43	Loan	L	1	Sprague Self Storage	NAP	5	4	L(24),YM1(92),O(4)	1,070,492	400,325	670,167	5/31/2021	T-12	871,075	363,426	507,649	12/31/2020	T-12
44	Loan	M	1	Bella Road Self Storage	NAP	5	4	L(25),YM1(91),O(4)	930,137	297,899	632,238	6/30/2021	T-12	904,878	310,318	594,560	12/31/2020	T-12
45	Loan		1	Western Skies Business Center	NAP	5	4	L(25),D(52),O(7)	1,776,668	902,119	874,549	6/30/2021	T-12	1,742,291	877,130	865,161	12/31/2020	T-12
46	Loan		1	Titan Self Storage	NAP	5	5	L(24),D(89),O(7)	734,507	188,788	545,719	6/30/2021	T-12	648,709	190,144	458,565	12/31/2020	T-12
47	Loan		1	3508-3510 Johnson Avenue	NAP	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
48	Loan		1	Matteson Ground Lease	NAP	5	4	L(25),D(91),O(4)	505,001	0	505,001	5/31/2021	YTD	505,000	0	505,000	12/31/2020	T-12
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
50	Loan		1	Kings Automall Shopping Center	NAP	5	5	L(26),D(90),O(4)	770,139	278,116	492,023	3/31/2021	T-12	791,810	250,629	541,181	12/31/2020	T-12
51	Loan		1	Walgreens - Yakima	NAP	0	0	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	0	0	L(27),D(89),O(4)	741,454	296,948	444,505	5/31/2021	T-12	706,611	291,552	415,059	12/31/2020	T-12
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	NAP	5	4	L(24),YM1(92),O(4)	680,147	223,782	456,365	5/31/2021	T-12	655,026	228,650	426,376	12/31/2020	T-12
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	NAP	0	0	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	5	4	L(25),YM1(91),O(4)	423,664	104,766	318,898	5/31/2021	T-12	428,855	97,179	331,676	12/31/2020	T-12
59	Loan	P	1	BuxBear Self Storage	NAP	5	4	L(25),YM1(54),O(5)	587,458	223,655	363,803	7/31/2021	T-12	506,057	217,247	288,810	12/31/2020	T-12
60	Loan		1	Tomball Self Storage	NAP	5	4	L(26),D(90),O(4)	697,657	342,770	354,887	6/30/2021	T-12	661,320	340,502	320,818	12/31/2020	T-12
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	5	5	L(23),YM1(2),DorYM1(88),O(7)	419,992	70,276	349,716	7/30/2021	T-12	NAV	NAV	NAV	NAV	NAV
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View	NAP	5	4	L(25),YM1(91),O(4)	572,129	156,772	415,357	6/30/2021	T-12	582,558	159,859	422,699	12/31/2020	T-12
64.01	Property		1	Lakeside Villa Mobile Park					331,835	90,927	240,908	6/30/2021	T-12	339,292	93,105	246,187	12/31/2020	T-12
64.02	Property		1	Glacier View Mobile Park					240,294	65,845	174,449	6/30/2021	T-12	243,266	66,754	176,512	12/31/2020	T-12
65	Loan	S	1	Lindon Self Storage	NAP	5	4	L(24),YM1(92),O(4)	585,420	240,752	344,668	4/30/2021	T-12	501,717	242,959	258,758	12/31/2020	T-12
66	Loan		1	RVacation RV Park	NAP	5	5	L(26),D(89),O(5)	804,993	375,910	429,083	3/31/2021	T-12	751,707	401,458	350,249	12/31/2020	T-12
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	NAP	5	5	L(27),D(89),O(4)	259,447	92,623	166,823	3/31/2021	T-12	259,289	96,337	162,951	12/31/2020	T-12
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	NAP	5	4	L(25),YM1(91),O(4)	631,119	228,728	402,391	6/30/2021	T-12	616,218	263,840	352,378	12/31/2020	T-12
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	5	5	L(26),D(90),O(4)	323,685	56,599	267,086	12/31/2020	T-12	342,717	44,053	298,664	12/31/2019	T-12
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	NAP	5	4	L(24),YM1(92),O(4)	225,149	67,710	157,439	5/31/2021	T-12	218,346	71,295	147,051	12/31/2020	T-12
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	NAP	5	4	L(24),YM1(32),O(4)	198,131	38,734	159,397	4/30/2021	T-12	167,428	37,401	130,027	12/31/2020	T-12
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
1	Loan	5, A	1	One North Wacker	65,552,311	32,638,346	32,913,965	6/30/2019	T-12	82.4%	70,771,979	39,495,609	31,276,370	299,964	2,142,602	28,833,804	3.21	2.96	8.9%
2	Loan	5, 7	1	Arizona Mills	37,632,761	11,002,950	26,629,811	12/31/2019	T-12	83.1%	36,173,810	10,646,356	25,527,454	407,441	1,234,669	23,885,344	4.56	4.27	25.6%
3	Loan	6	30	ExchangeRight Portfolio 50	NAV	NAV	NAV	NAV	NAV	95.0%	6,140,806	184,224	5,956,582	32,762	174,971	5,748,848	2.69	2.60	8.9%
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	Walgreens - Vancouver (114th), WA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Property		1	Walgreens - New Albany (New Albany), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Property		1	Walgreens - Bossier City (Airline), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Property		1	Octapharma - Chicago (95th), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Property		1	WellMed - Plant City (Alexander), FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Property		1	WellMed - San Antonio (Military), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Property		1	Dollar General - Marietta (River), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.22	Property		1	Family Dollar - South Point (Solida), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.24	Property		1	Sherwin Williams - Ames (16th), IA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan		1	International Plaza I	NAV	NAV	NAV	NAV	NAV	95.0%	13,797,381	5,302,052	8,495,329	98,050	588,302	7,808,977	5.26	4.84	13.0%
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	95.4%	13,464,278	4,852,246	8,612,032	258,204	498,987	7,854,841	3.87	3.53	14.4%
5.01	Property		1	San Juan Industrial Park	NAV	NAV	NAV	NAV	NAV	92.9%	8,029,099	2,505,140	5,523,959	147,754	324,957	5,051,248
5.02	Property		1	Rexco Industrial Park	NAV	NAV	NAV	NAV	NAV	100.0%	5,331,228	2,302,458	3,028,770	110,449	174,030	2,744,290
5.03	Property		1	Wendy’s	NAV	NAV	NAV	NAV	NAV	100.0%	103,950	44,647	59,303	0	0	59,303
6	Loan		1	The Court at Oxford Valley	8,592,287	2,696,320	5,895,967	12/31/2018	T-12	95.0%	8,389,013	2,457,375	5,931,638	68,443	252,612	5,610,583	2.08	1.97	10.8%
7	Loan	10, C	1	Plaza at Imperial Valley	6,422,151	1,569,589	4,852,562	12/31/2019	T-12	88.0%	5,973,134	1,537,960	4,435,174	73,566	295,310	4,066,298	2.36	2.16	9.0%
8	Loan		1	Tides Folly Beach	12,497,640	7,983,439	4,514,201	12/31/2019	T-12	82.1%	14,186,246	7,770,757	6,415,489	567,450	0	5,848,038	2.49	2.27	14.0%
9	Loan	D	1	Corporate Research Center	5,524,366	1,618,268	3,906,098	12/31/2019	T-12	95.0%	6,689,297	1,756,060	4,933,237	58,658	422,340	4,452,239	4.30	3.89	11.1%
10	Loan	E	1	Lightwave Corporate Center	5,058,376	1,217,747	3,840,629	12/31/2019	T-12	95.0%	6,066,026	1,323,576	4,742,450	33,378	275,410	4,433,662	4.94	4.62	12.8%
11	Loan		1	La Brea & San Vicente	NAV	NAV	NAV	NAV	NAV	96.6%	3,291,253	847,076	2,444,177	11,389	75,928	2,356,860	2.29	2.21	7.8%
12	Loan	5	1	Raymour & Flanigan Campus	6,915,188	2,562,141	4,353,047	12/31/2019	T-12	95.0%	11,411,073	2,963,549	8,447,524	161,876	476,108	7,809,540	3.27	3.03	9.7%
13	Loan	7, 11, F	1	Norwalk Town Square	4,806,723	1,969,272	2,837,452	12/31/2019	T-12	91.9%	5,130,222	1,865,257	3,264,966	62,833	141,107	3,061,026	3.24	3.04	10.9%
14	Loan	9, G	1	Tomball Town Center	2,557,200	777,186	1,780,014	12/31/2019	T-12	95.0%	3,363,174	1,028,416	2,334,758	22,632	144,279	2,197,847	2.56	2.41	8.9%
15	Loan	7, 8	1	Lake Pointe Corporate Centre	4,026,661	1,833,416	2,193,246	12/31/2019	T-12	95.0%	4,444,966	1,590,730	2,854,237	7,795	172,308	2,674,134	3.75	3.51	11.3%
16	Loan	5, 12	1	Newport Pavilion	6,568,342	813,240	5,755,103	12/31/2019	T-12	95.0%	6,362,504	926,301	5,436,203	48,497	368,712	5,018,995	3.42	3.16	10.5%
17	Loan	13	1	1925 Maple	NAV	NAV	NAV	NAV	NAV	95.0%	2,254,597	480,229	1,774,369	9,054	92,387	1,672,928	2.87	2.71	10.0%
18	Loan	14, H	1	University Square Shopping Center	2,117,744	895,816	1,221,928	12/31/2018	T-12	92.3%	2,819,450	1,001,269	1,818,181	71,113	147,267	1,599,801	3.47	3.06	11.0%
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	NAP	NAP	NAP	96.2%	10,862,174	4,504,851	6,357,323	138,600	0	6,218,723	7.57	7.40	38.7%
20	Loan	15, 16	1	Central San Rafael Storage	NAV	NAV	NAV	NAV	NAV	93.9%	1,758,840	574,714	1,184,126	4,461	0	1,179,665	2.43	2.42	8.0%
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	3,323,086	2,066,191	1,256,895	12/31/2019	T-12	90.0%	5,156,471	2,898,490	2,257,981	174,279	0	2,083,702	2.76	2.55	15.4%
21.01	Property		1	Siegel Suites Columbia	853,503	527,583	325,920	12/31/2019	T-12	87.7%	1,694,418	953,204	741,214	45,964	0	695,250
21.02	Property		1	Siegel Select Gautier	859,450	560,296	299,154	12/31/2019	T-12	91.4%	1,316,897	724,551	592,346	48,645	0	543,701
21.03	Property		1	Siegel Select Alexandria	805,804	461,162	344,642	12/31/2019	T-12	93.6%	1,123,813	599,362	524,451	43,282	0	481,169
21.04	Property		1	Siegel Select Montgomery	804,329	517,150	287,179	12/31/2019	T-12	88.6%	1,021,343	621,373	399,970	36,388	0	363,582
22	Loan	5	1	Metro Crossing	6,712,740	2,403,758	4,308,982	12/31/2019	T-12	90.0%	6,457,303	2,338,018	4,119,285	62,026	324,113	3,733,146	2.26	2.05	12.0%
23	Loan	5, 17	1	McDonald’s Global HQ	NAV	NAV	NAV	NAV	NAV	95.0%	35,092,657	15,037,235	20,055,422	57,502	50,254	19,947,666	1.46	1.45	12.4%
24	Loan		1	Zions Bank	1,989,763	561,114	1,428,649	12/31/2019	T-12	92.2%	2,120,665	621,125	1,499,540	17,876	54,827	1,426,838	3.41	3.25	11.1%
25	Loan		1	2707 Sedgwick	1,508,007	368,851	1,139,156	12/31/2019	T-12	95.0%	1,513,249	367,598	1,145,651	18,410	11,292	1,115,949	2.44	2.38	8.5%
26	Loan		1	South Main Shopping Center	1,904,442	645,839	1,258,602	12/31/2019	T-12	95.0%	2,128,870	728,092	1,400,778	32,234	111,209	1,257,335	1.90	1.70	10.4%
27	Loan		1	2800 Bailey	1,773,453	537,232	1,236,221	12/31/2019	T-12	95.0%	1,959,851	585,845	1,374,006	23,250	14,000	1,336,756	3.64	3.54	10.6%
28	Loan		1	Davidsohn Industrial Park	1,097,751	175,143	922,607	12/31/2019	T-12	93.0%	1,313,455	206,302	1,107,154	44,470	52,538	1,010,145	1.70	1.55	9.1%
29	Loan	I	1	Longford Shoppes	1,118,216	144,787	973,429	12/31/2019	T-12	86.6%	1,226,467	178,850	1,047,617	6,613	25,657	1,015,347	2.28	2.21	8.6%
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	5,993,113	1,671,545	4,321,568	52,700	0	4,268,868	8.71	8.60	37.7%
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	96.0%	3,717,771	1,754,035	1,963,736	36,000	0	1,927,736	3.96	3.88	17.1%
32	Loan		1	290 Tunxis Hill	NAV	NAV	NAV	NAV	NAV	95.0%	2,018,478	602,611	1,415,867	15,784	90,497	1,309,586	3.85	3.56	12.9%
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	88.8%	9,346,779	2,274,576	7,072,203	113,078	282,696	6,676,429	2.88	2.72	9.4%
33.01	Property		1	2750 Morris Road	NAV	NAV	NAV	NAV	NAV	87.7%	5,693,826	1,439,507	4,254,320	68,113	170,282	4,015,925
33.02	Property		1	1180 Church Road	NAV	NAV	NAV	NAV	NAV	90.0%	3,652,953	835,070	2,817,883	44,966	112,414	2,660,504
34	Loan		1	Legacy Business Park	1,246,884	333,185	913,699	12/31/2019	T-12	90.7%	1,411,164	361,326	1,049,838	15,941	129,742	904,156	1.95	1.68	10.5%
35	Loan		1	Park City Self Storage UT	NAV	NAV	NAV	NAV	NAV	72.6%	1,196,632	338,431	858,201	8,051	0	850,150	2.65	2.63	8.8%
36	Loan	18	1	Grandview Court	1,830,417	681,428	1,148,989	12/31/2019	T-12	74.7%	1,559,155	551,059	1,008,097	20,746	22,366	964,985	2.04	1.95	10.8%
37	Loan		1	Anaheim Hills Medical Office	1,367,067	550,395	816,672	12/31/2019	T-12	92.4%	1,532,520	539,737	992,783	9,668	84,753	898,362	3.02	2.74	10.7%
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	NAP	NAP	NAP	NAP	95.0%	2,129,083	999,817	1,129,266	23,700	0	1,105,566	4.25	4.16	13.1%
39	Loan		1	Village At Dos Vientos	1,056,868	343,882	712,986	12/31/2019	T-12	94.4%	1,222,389	359,320	863,069	15,838	42,723	804,507	1.86	1.74	10.4%
40	Loan	19, J	1	Arville Commerce Center	805,114	252,669	552,445	12/31/2019	T-12	88.8%	943,405	217,033	726,373	19,007	32,736	674,630	2.89	2.68	9.1%
41	Loan		1	Boulder Crossroads	1,203,486	328,226	875,260	12/31/2019	T-12	90.4%	1,248,560	381,608	866,952	8,989	76,403	781,560	3.02	2.73	11.6%
42	Loan	K	1	The Platform Santa Barbara	725,157	232,957	492,200	12/31/2019	T-12	95.0%	971,169	318,546	652,623	4,679	38,755	609,189	2.70	2.52	9.3%
43	Loan	L	1	Sprague Self Storage	NAV	NAV	NAV	NAV	NAV	85.1%	1,203,202	453,600	749,602	23,504	0	726,098	3.11	3.01	10.7%
44	Loan	M	1	Bella Road Self Storage	899,412	286,979	612,433	12/31/2019	T-12	87.1%	944,197	288,304	655,893	8,340	0	647,553	2.76	2.73	9.7%
45	Loan		1	Western Skies Business Center	1,500,438	907,690	592,748	12/31/2019	T-12	90.0%	1,824,014	918,818	905,196	17,923	89,202	798,071	4.38	3.86	13.5%
46	Loan		1	Titan Self Storage	587,775	172,586	415,188	12/31/2019	T-12	88.8%	948,137	237,710	710,427	12,632	0	697,794	3.15	3.10	10.9%
47	Loan		1	3508-3510 Johnson Avenue	NAV	NAV	NAV	NAV	NAV	94.7%	695,820	165,642	530,178	1,951	8,890	519,337	2.31	2.26	8.3%
48	Loan		1	Matteson Ground Lease	NAV	NAV	NAV	NAV	NAV	99.0%	430,650	4,307	426,343	0	0	426,343	2.19	2.19	6.8%
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	NAP	NAP	NAP	NAP	96.0%	4,372,378	1,712,420	2,659,958	51,300	0	2,608,658	10.88	10.67	47.6%

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
50	Loan		1	Kings Automall Shopping Center	863,830	290,145	573,685	12/31/2019	T-12	95.0%	1,013,655	366,384	647,272	12,480	56,739	578,053	2.12	1.89	12.2%
51	Loan		1	Walgreens - Yakima	NAV	NAV	NAV	NAV	NAV	97.0%	436,500	5,640	430,860	1,474	0	429,387	2.16	2.15	8.3%
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	NAP	NAP	NAP	NAP	96.7%	2,819,678	1,263,398	1,556,279	25,000	0	1,531,279	10.17	10.00	31.1%
53	Loan		1	U-Stor-It – Melrose Park	585,130	284,676	300,454	12/31/2019	T-12	92.4%	829,895	295,288	534,607	6,100	0	528,507	2.01	1.98	10.7%
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	NAP	NAP	NAP	NAP	95.0%	3,815,770	1,779,006	2,036,764	34,500	0	2,002,264	9.73	9.57	40.8%
55	Loan	N	1	Lincoln MHC	590,905	141,095	449,810	12/31/2019	T-12	93.7%	680,147	243,515	436,632	4,250	0	432,382	2.43	2.40	8.9%
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	NAP	NAP	NAP	NAP	94.5%	2,011,528	938,744	1,072,784	25,200	0	1,047,584	4.40	4.29	22.7%
57	Loan		1	WAG Hudson, WI	NAV	NAV	NAV	NAV	NAV	97.0%	429,952	5,574	424,377	1,449	0	422,928	2.52	2.51	9.0%
58	Loan	20, O	1	Monte Cristo Adult Community	401,644	94,144	307,500	12/31/2019	T-12	79.8%	485,424	156,881	328,543	3,900	0	324,643	1.64	1.62	7.3%
59	Loan	P	1	BuxBear Self Storage	452,766	191,915	260,851	12/31/2019	T-12	95.0%	650,000	225,383	424,617	10,126	0	414,491	2.60	2.54	9.4%
60	Loan		1	Tomball Self Storage	653,237	306,193	347,044	12/31/2019	T-12	92.6%	772,956	359,476	413,480	10,519	0	402,961	2.58	2.51	9.4%
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	94.0%	1,505,974	637,760	868,214	11,000	0	857,214	4.65	4.59	20.2%
62	Loan	Q	1	Broad Street Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%	446,048	140,561	305,486	2,500	0	302,986	2.09	2.08	7.5%
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	NAP	NAP	NAP	NAP	94.2%	1,442,762	655,222	787,540	21,000	0	766,540	4.00	3.89	20.2%
64	Loan	6, R	2	Lakeside Villa & Glacier View	589,041	157,283	431,758	12/31/2019	T-12	92.4%	572,129	193,361	378,768	4,550	0	374,218	2.80	2.76	9.9%
64.01	Property		1	Lakeside Villa Mobile Park	343,068	91,604	251,464	12/31/2019	T-12	92.3%	331,835	116,334	215,501	2,650	0	212,851
64.02	Property		1	Glacier View Mobile Park	245,973	65,679	180,294	12/31/2019	T-12	92.6%	240,294	77,027	163,267	1,900	0	161,367
65	Loan	S	1	Lindon Self Storage	NAV	NAV	NAV	NAV	NAV	92.5%	635,257	235,889	399,368	13,747	0	385,621	2.84	2.75	10.8%
66	Loan		1	RVacation RV Park	655,906	350,443	305,463	12/31/2019	T-12	60.6%	751,776	299,615	452,160	6,409	0	445,752	3.67	3.61	13.8%
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	4,048,596	2,006,465	2,042,131	44,900	0	1,997,231	19.43	19.00	62.8%
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	NAP	NAP	NAP	94.9%	1,729,282	713,843	1,015,439	15,600	0	999,839	6.08	5.98	31.7%
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	1,058,714	499,171	559,543	10,000	0	549,543	6.46	6.35	20.0%
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	93.0%	1,246,847	583,906	662,941	5,400	0	657,541	7.39	7.33	23.7%
71	Loan		1	4601 S Indiana Ave	NAP	NAP	NAP	NAP	NAP	94.7%	329,084	80,373	248,711	8,231	0	240,481	1.42	1.37	8.9%
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	NAP	NAP	NAP	NAP	97.0%	1,898,568	546,319	1,352,249	21,300	0	1,330,949	9.52	9.37	48.9%
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	3,629,641	2,116,604	1,513,037	55,300	0	1,457,737	10.89	10.49	55.1%
74	Loan	T	1	Brookville MHC	593,453	228,546	364,907	12/31/2019	T-12	82.0%	646,013	243,116	402,897	14,040	0	388,857	4.45	4.30	15.8%
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	1,499,228	769,797	729,431	16,800	0	712,631	9.50	9.28	29.2%
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	2,413,908	761,971	1,651,937	37,500	0	1,614,437	13.01	12.72	66.2%
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	2,383,464	1,128,565	1,254,899	29,250	0	1,225,649	9.65	9.42	50.4%
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	NAP	NAP	NAP	NAP	93.0%	1,848,687	1,066,247	782,440	22,400	0	760,040	6.15	5.98	32.0%
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	1,834,604	938,106	896,498	19,600	0	876,898	7.13	6.98	36.7%
80	Loan		1	Load & Lock Mini Storage	322,699	43,747	278,952	12/31/2018	T-12	91.6%	323,256	79,994	243,261	4,760	0	238,501	1.88	1.84	10.6%
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	93.8%	1,335,746	782,311	553,435	7,200	0	546,235	5.10	5.03	25.8%
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	1,492,032	635,996	856,036	15,000	0	841,036	8.84	8.68	45.1%
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	NAP	NAP	NAP	NAP	94.5%	1,149,837	302,356	847,481	2,700	0	844,781	9.19	9.16	48.6%
84	Loan	U	1	Sunset View MHC	198,920	48,807	150,113	12/31/2019	T-12	94.7%	234,811	80,651	154,160	1,600	0	152,560	2.61	2.59	9.1%
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.2%	1,734,794	614,174	1,120,620	16,000	0	1,104,620	13.15	12.97	68.1%
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	NAP	NAP	NAP	94.0%	1,081,606	555,525	526,081	16,200	0	509,881	7.71	7.47	35.1%
87	Loan	V	1	Arroyo MHC	NAV	NAV	NAV	NAV	NAV	83.6%	176,641	44,758	131,883	3,050	0	128,833	2.69	2.63	10.1%
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.1%	1,214,471	593,008	621,463	13,800	0	607,663	4.09	4.00	48.5%
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	899,574	337,709	561,865	8,900	0	552,965	14.66	14.43	46.8%
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	NAP	NAP	NAP	NAP	93.0%	450,602	207,868	242,734	6,000	0	236,734	4.15	4.05	22.1%
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	3,072,167	1,540,728	1,531,439	33,750	0	1,497,689	29.51	28.86	153.4%
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	NAP	NAP	NAP	94.6%	2,343,786	929,117	1,414,669	16,200	0	1,398,469	12.04	11.90	142.5%
A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1	Loan	5, A	1	One North Wacker	8.2%	664,000,000	As Is	8/10/2021	53.2%	53.2%	81.3%	9/1/2021	No	Pricewaterhouse Coopers, LLP	316,840	22.4%
2	Loan	5, 7	1	Arizona Mills	23.9%	308,000,000	As Is	8/23/2021	32.4%	29.4%	84.4%	8/23/2021	No	Harkins Theaters/IMAX	92,253	7.5%
3	Loan	6	30	ExchangeRight Portfolio 50	8.6%	109,220,000	As Is	Various	61.3%	61.3%	100.0%	10/1/2021
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL		14,000,000	As Is	7/13/2021			100.0%	10/1/2021	Yes	Publix	54,340	100.0%
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN		7,150,000	As Is	7/22/2021			100.0%	10/1/2021	Yes	First Midwest Bank	15,838	100.0%
3.03	Property		1	Walgreens - Vancouver (114th), WA		6,000,000	As Is	7/12/2021			100.0%	10/1/2021	Yes	Walgreens	14,820	100.0%
3.04	Property		1	Walgreens - Fresno (Blackstone), CA		6,200,000	As Is	7/21/2021			100.0%	10/1/2021	Yes	Walgreens	14,740	100.0%
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA		5,210,000	As Is	7/11/2021			100.0%	10/1/2021	Yes	Walgreens	14,490	100.0%
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL		5,070,000	As Is	7/22/2021			100.0%	10/1/2021	Yes	First Midwest Bank	17,668	100.0%
3.07	Property		1	Walgreens - New Albany (New Albany), OH		5,000,000	As Is	7/23/2021			100.0%	10/1/2021	Yes	Walgreens	14,731	100.0%
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD		4,900,000	As Is	7/9/2021			100.0%	10/1/2021	Yes	Octapharma	18,200	100.0%
3.09	Property		1	Walgreens - Bossier City (Airline), LA		4,640,000	As Is	7/11/2021			100.0%	10/1/2021	Yes	Walgreens	14,820	100.0%
3.10	Property		1	Octapharma - Chicago (95th), IL		4,450,000	As Is	7/21/2021			100.0%	10/1/2021	Yes	Octapharma	15,025	100.0%
3.11	Property		1	WellMed - El Paso (Yarbrough), TX		4,000,000	As Is	7/16/2021			100.0%	10/1/2021	Yes	WellMed	13,757	100.0%
3.12	Property		1	WellMed - Plant City (Alexander), FL		3,810,000	As Is	7/19/2021			100.0%	10/1/2021	Yes	WellMed	14,943	100.0%
3.13	Property		1	WellMed - San Antonio (Military), TX		2,420,000	As Is	7/21/2021			100.0%	10/1/2021	Yes	WellMed	8,392	100.0%
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA		3,200,000	As Is	7/12/2021			100.0%	10/1/2021	Yes	CVS Pharmacy	10,282	100.0%
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL		4,290,000	As Is	7/27/2021			100.0%	10/1/2021	Yes	First Midwest Bank	4,809	100.0%
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN		3,100,000	As Is	7/13/2021			100.0%	10/1/2021	Yes	Fresenius Kidney Care	10,750	100.0%
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL		1,640,000	As Is	8/23/2021			100.0%	10/1/2021	Yes	Dollar Tree	15,120	100.0%
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL		2,260,000	As Is	7/27/2021			100.0%	10/1/2021	Yes	First Midwest Bank	8,045	100.0%
3.19	Property		1	Dollar General - Marietta (River), PA		2,175,000	As Is	7/12/2021			100.0%	10/1/2021	Yes	Dollar General	9,129	100.0%
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ		2,150,000	As Is	7/10/2021			100.0%	10/1/2021	Yes	Dollar General	12,928	100.0%
3.21	Property		1	Dollar General - Purvis (Old US 11), MS		2,050,000	As Is	7/16/2021			100.0%	10/1/2021	Yes	Dollar General	10,795	100.0%
3.22	Property		1	Family Dollar - South Point (Solida), OH		1,900,000	As Is	7/17/2021			100.0%	10/1/2021	Yes	Family Dollar	9,180	100.0%
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK		1,860,000	As Is	7/17/2021			100.0%	10/1/2021	Yes	Dollar Tree	9,120	100.0%
3.24	Property		1	Sherwin Williams - Ames (16th), IA		1,800,000	As Is	7/6/2021			100.0%	10/1/2021	Yes	Sherwin Williams	5,980	100.0%
3.25	Property		1	Sherwin Williams (Broken Arrow), OK		1,800,000	As Is	7/22/2021			100.0%	10/1/2021	Yes	Sherwin Williams	6,000	100.0%
3.26	Property		1	Family Dollar - Warren (Youngstown), OH		1,725,000	As Is	7/22/2021			100.0%	10/1/2021	Yes	Family Dollar	8,353	100.0%
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND		1,700,000	As Is	7/18/2021			100.0%	10/1/2021	Yes	Dollar General	9,026	100.0%
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS		1,700,000	As Is	7/14/2021			100.0%	10/1/2021	Yes	Dollar General	9,100	100.0%
3.29	Property		1	Dollar General - Pharr (Minnesota), TX		1,650,000	As Is	7/18/2021			100.0%	10/1/2021	Yes	Dollar General	9,124	100.0%
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC		1,370,000	As Is	7/22/2021			100.0%	10/1/2021	Yes	Dollar General	9,086	100.0%
4	Loan		1	International Plaza I	11.9%	160,000,000	As Is	7/13/2021	40.9%	40.9%	100.0%	10/1/2021	Yes	Tenet Healthcare	392,201	100.0%
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	13.1%	109,700,000	As Is	4/6/2021	54.7%	54.7%	92.9%	8/10/2021
5.01	Property		1	San Juan Industrial Park		64,300,000	As Is	4/6/2021			100.0%	8/10/2021	No	Cesar Castillo	304,091	58.8%
5.02	Property		1	Rexco Industrial Park		44,200,000	As Is	4/6/2021			83.5%	8/10/2021	No	Islandwide	64,553	16.7%
5.03	Property		1	Wendy’s		1,200,000	As Is	4/6/2021			100.0%	8/10/2021	Yes	Wendy’s	1	100.0%
6	Loan		1	The Court at Oxford Valley	10.2%	83,400,000	As Is	5/26/2021	65.9%	56.0%	98.0%	6/1/2021	No	Best Buy	59,620	13.1%
7	Loan	10, C	1	Plaza at Imperial Valley	8.2%	76,200,000	As Is	7/2/2021	65.0%	65.0%	94.3%	8/1/2021	No	Burlington Coat Factory	76,450	20.8%
8	Loan		1	Tides Folly Beach	12.7%	76,000,000	As Is	8/1/2021	60.4%	47.9%	82.1%	7/31/2021	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	10.0%	95,000,000	As Is	7/13/2021	46.8%	46.8%	100.0%	8/1/2021	No	A100 US	131,896	45.0%
10	Loan	E	1	Lightwave Corporate Center	11.9%	75,000,000	As Is	7/21/2021	49.5%	49.5%	100.0%	8/1/2021	No	NFINIT (f.k.a. American Internet Services, Inc. AIS)	84,739	50.8%
11	Loan		1	La Brea & San Vicente	7.5%	51,600,000	As Is	5/6/2021	61.0%	61.0%	97.5%	6/14/2021	No	Target Corporation	29,118	38.3%
12	Loan	5	1	Raymour & Flanigan Campus	9.0%	149,000,000	As Is	8/4/2021	58.4%	58.4%	100.0%	10/1/2021	Yes	Raymours Furniture Company, Inc.	952,214	100.0%
13	Loan	7, 11, F	1	Norwalk Town Square	10.2%	52,700,000	As Is	5/25/2021	56.9%	56.9%	83.8%	7/1/2021	No	Regency Theatres	26,751	11.5%
14	Loan	9, G	1	Tomball Town Center	8.4%	41,630,000	As Is	6/5/2021	62.7%	62.7%	97.5%	6/30/2021	No	Kroger Texas LP	74,206	52.5%
15	Loan	7, 8	1	Lake Pointe Corporate Centre	10.6%	38,500,000	As Is - Inclusive of Escrows	7/26/2021	65.7%	65.7%	97.0%	8/9/2021	No	Progrexion ASG	56,670	31.1%
16	Loan	5, 12	1	Newport Pavilion	9.7%	73,900,000	As Is	4/23/2021	69.8%	69.8%	97.7%	4/1/2021	No	Kroger	128,249	38.6%
17	Loan	13	1	1925 Maple	9.4%	33,200,000	As Is	6/25/2021	53.6%	53.6%	100.0%	10/1/2021	Yes	SAIC	45,270	100.0%
18	Loan	14, H	1	University Square Shopping Center	9.7%	24,500,000	As Is	5/17/2021	67.3%	67.3%	94.3%	2/1/2021	No	King Soopers #32	46,966	21.0%
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	37.8%	92,000,000	As Is	4/14/2021	17.9%	13.8%	96.2%	4/14/2021	No	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	8.0%	25,000,000	As Is	6/15/2021	59.0%	59.0%	97.0%	6/30/2021	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	14.2%	24,675,000	As Is	Various	59.6%	53.9%	91.7%	7/24/2021
21.01	Property		1	Siegel Suites Columbia		10,900,000	As Is	5/25/2021			91.7%	7/24/2021	No	NAP	NAP	NAP
21.02	Property		1	Siegel Select Gautier		4,800,000	As Is	4/27/2021			90.6%	7/24/2021	No	NAP	NAP	NAP
21.03	Property		1	Siegel Select Alexandria		4,700,000	As Is	5/6/2021			95.6%	7/24/2021	No	NAP	NAP	NAP
21.04	Property		1	Siegel Select Montgomery		4,275,000	As Is	4/27/2021			88.4%	7/24/2021	No	NAP	NAP	NAP
22	Loan	5	1	Metro Crossing	10.9%	53,700,000	As Is	5/27/2021	63.9%	57.7%	92.5%	6/9/2021	No	Hobby Lobby	55,000	17.7%
23	Loan	5, 17	1	McDonald’s Global HQ	12.3%	409,000,000	As Is	9/28/2020	39.6%	17.1%	97.3%	11/4/2020	No	McDonald’s	532,526	92.6%
24	Loan		1	Zions Bank	10.5%	22,900,000	As Is	6/14/2021	59.2%	59.2%	100.0%	8/25/2021	No	Property Enhancement Group, Inc.	15,460	17.3%
25	Loan		1	2707 Sedgwick	8.3%	21,000,000	As Is	6/15/2021	64.3%	64.3%	100.0%	12/31/2020	No	Business Services	1,023	13.2%
26	Loan		1	South Main Shopping Center	9.3%	19,780,000	As Is	5/21/2021	68.0%	61.5%	96.9%	5/27/2021	No	Fiesta Mart #22	108,942	67.6%
27	Loan		1	2800 Bailey	10.3%	23,200,000	As Is	6/23/2021	56.0%	56.0%	100.0%	7/1/2021	No	Ali M. Al-Raishan	1,600	20.0%
28	Loan		1	Davidsohn Industrial Park	8.3%	18,500,000	As Is	6/9/2021	65.9%	59.3%	93.4%	8/24/2021	No	All Scenic	26,854	15.1%
29	Loan	I	1	Longford Shoppes	8.3%	18,750,000	As Is	5/24/2021	65.0%	65.0%	85.7%	6/1/2021	No	Walgreens	14,820	33.6%
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	37.2%	56,400,000	As Is	6/7/2021	20.3%	17.5%	95.0%	6/7/2021	No	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	16.8%	54,900,000	As Is	6/23/2021	20.9%	17.9%	96.0%	6/23/2021	No	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	11.9%	21,050,000	As Is	3/9/2021	52.3%	52.3%	100.0%	3/1/2021	No	Floor & Décor	82,035	78.0%
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	8.9%	129,800,000	As Is	4/26/2021	57.8%	57.8%	89.3%	6/23/2021
33.01	Property		1	2750 Morris Road		74,400,000	As Is	4/26/2021			89.5%	6/23/2021	No	Keystone Technologies	248,104	36.4%
33.02	Property		1	1180 Church Road		55,400,000	As Is	4/26/2021			88.9%	6/23/2021	No	Hughes Relocation Services	127,661	28.4%
34	Loan		1	Legacy Business Park	9.0%	15,600,000	As Is	6/1/2021	64.1%	54.8%	90.7%	8/1/2021	No	Total Care Family Practice	5,150	8.1%
35	Loan		1	Park City Self Storage UT	8.7%	19,990,000	As Is	7/14/2021	48.8%	48.8%	80.0%	7/8/2021	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	10.3%	18,400,000	As Is	4/11/2021	50.8%	43.3%	75.9%	4/1/2021	No	Jewel/Osco	64,876	56.3%
37	Loan		1	Anaheim Hills Medical Office	9.7%	15,400,000	As Is	4/9/2021	60.1%	60.1%	91.6%	4/1/2021	No	The Surgery Center of Anaheim Hills	4,448	10.1%
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	12.9%	38,150,000	As Is	6/15/2021	22.5%	22.5%	95.0%	6/15/2021	No	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	9.7%	14,000,000	As Is	7/2/2021	59.3%	51.1%	94.6%	8/23/2021	No	Calvary Chapel of Thousand Oaks	8,240	14.6%
40	Loan	19, J	1	Arville Commerce Center	8.4%	15,600,000	As Is	7/6/2021	51.3%	51.3%	89.4%	7/1/2021	No	Off the wall signs & Graphics	9,841	11.4%
41	Loan		1	Boulder Crossroads	10.4%	13,150,000	As Is	5/24/2021	57.0%	57.0%	89.7%	6/1/2021	No	HealthCare Partners Medical Group Humana	5,220	11.6%
42	Loan	K	1	The Platform Santa Barbara	8.7%	14,000,000	As Is	6/28/2021	50.0%	50.0%	96.9%	5/31/2021	No	Tapjoy	5,509	17.8%
43	Loan	L	1	Sprague Self Storage	10.4%	12,680,000	As Is	6/23/2021	55.2%	55.2%	91.6%	5/31/2021	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	9.6%	11,200,000	As Is	7/6/2021	60.3%	60.3%	94.6%	7/31/2021	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	11.9%	12,000,000	As Is	8/5/2021	55.8%	55.8%	93.6%	7/26/2021	No	Evolve Counseling & Behavioral Health	4,120	5.7%
46	Loan		1	Titan Self Storage	10.7%	11,910,000	As Is	7/22/2021	54.6%	54.6%	91.9%	8/4/2021	No	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	8.1%	10,000,000	As Is	6/4/2021	63.9%	63.9%	100.0%	7/1/2021	No	Montefiore Medical Center	4,607	52.0%
48	Loan		1	Matteson Ground Lease	6.8%	8,300,000	As Is	4/30/2021	75.0%	75.0%	100.0%	10/1/2021	Yes	Matteson Center Real Estate LLC	740,956	100.0%
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	46.7%	46,750,000	Hypothetical As Is	3/19/2021	12.0%	10.3%	96.0%	3/19/2021	No	NAP	NAP	NAP

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
50	Loan		1	Kings Automall Shopping Center	10.9%	7,725,000	As Is	6/1/2021	68.6%	59.5%	97.9%	5/4/2021	No	Planet Fitness	27,559	41.0%
51	Loan		1	Walgreens - Yakima	8.3%	8,200,000	As Is	5/10/2021	63.4%	63.4%	100.0%	10/1/2021	Yes	Walgreens	14,738	100.0%
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	30.6%	31,760,000	As Is	6/3/2021	15.7%	15.7%	96.7%	6/3/2021	No	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	10.6%	7,850,000	As Is - Going Concern Value	5/13/2021	63.7%	57.3%	96.4%	5/31/2021	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	40.1%	50,200,000	As Is	7/14/2021	9.9%	8.5%	95.0%	7/14/2021	No	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	8.8%	10,040,000	As Is	6/9/2021	48.8%	48.8%	100.0%	5/31/2021	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	22.1%	15,730,000	As Is	4/12/2021	30.1%	23.3%	94.5%	4/12/2021	No	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	9.0%	8,440,000	As Is	5/1/2021	55.7%	55.7%	100.0%	10/1/2021	Yes	Walgreens	14,490	100.0%
58	Loan	20, O	1	Monte Cristo Adult Community	7.2%	10,550,000	As Is	4/16/2021	42.7%	42.7%	93.6%	7/6/2021	No	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	9.2%	7,400,000	As Is	8/2/2021	60.8%	60.8%	98.0%	7/29/2021	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	9.2%	7,225,000	As Is	6/13/2021	60.8%	60.8%	94.6%	6/30/2021	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	20.0%	35,960,000	As Is	6/16/2021	11.9%	10.3%	94.0%	6/16/2021	No	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	7.4%	6,500,000	As Is	7/16/2021	63.1%	63.1%	100.0%	8/5/2021	No	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	19.7%	15,700,000	As Is	12/8/2020	24.8%	19.0%	94.2%	12/8/2020	No	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View	9.7%	8,170,000	As Is	6/7/2021	47.0%	47.0%	100.0%	7/2/2021
64.01	Property		1	Lakeside Villa Mobile Park		4,870,000	As Is	6/7/2021			100.0%	7/2/2021	No	NAP	NAP	NAP
64.02	Property		1	Glacier View Mobile Park		3,300,000	As Is	6/7/2021			100.0%	7/2/2021	No	NAP	NAP	NAP
65	Loan	S	1	Lindon Self Storage	10.4%	9,920,000	As Is	6/10/2021	37.3%	37.3%	97.8%	6/1/2021	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	13.6%	5,590,000	As Is	6/9/2021	58.7%	58.7%	65.0%	5/25/2021	No	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	61.5%	33,530,000	As Is	6/1/2021	9.7%	9.7%	95.0%	6/1/2021	No	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	31.2%	18,100,000	As Is	5/14/2021	17.7%	13.7%	94.9%	5/14/2021	No	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	19.6%	26,570,000	As Is	5/6/2021	10.5%	10.5%	95.0%	5/6/2021	No	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	23.5%	24,700,000	As Is	5/18/2021	11.3%	11.3%	93.0%	5/18/2021	No	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	8.6%	4,025,000	As Is	4/29/2021	69.6%	61.4%	100.0%	4/23/2021	No	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	48.1%	23,100,000	As Is	5/24/2021	12.0%	9.2%	97.0%	5/24/2021	No	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	53.1%	28,100,000	As Is	4/29/2021	9.8%	7.5%	93.0%	4/29/2021	No	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	15.2%	6,380,000	As Is	6/13/2021	40.0%	40.0%	85.3%	7/1/2021	No	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	28.5%	30,750,000	As Is	5/10/2021	8.1%	8.1%	93.0%	5/10/2021	No	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	64.7%	61,775,000	As Is	7/6/2021	4.0%	3.1%	93.0%	7/6/2021	No	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	49.2%	50,050,000	As Is	6/9/2021	5.0%	3.9%	93.0%	6/9/2021	No	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	31.1%	25,200,000	As Is	4/16/2021	9.7%	7.5%	93.0%	4/16/2021	No	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	35.9%	18,100,000	As Is	3/10/2021	13.5%	10.4%	93.0%	3/10/2021	No	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	10.4%	3,075,000	As Is	12/21/2020	74.8%	59.4%	99.9%	5/31/2021	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	25.5%	33,525,000	As Is	5/25/2021	6.4%	4.9%	93.8%	5/25/2021	No	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	44.3%	13,100,000	As Is	6/8/2021	14.5%	11.1%	95.0%	6/8/2021	No	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	48.4%	20,400,000	As Is	5/4/2021	8.6%	6.7%	94.5%	5/4/2021	No	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	9.0%	3,610,000	As Is	6/9/2021	47.1%	47.1%	100.0%	5/31/2021	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	67.2%	25,640,000	As Is	6/9/2021	6.4%	5.0%	95.2%	6/9/2021	No	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	34.1%	14,990,000	As Is	5/18/2021	10.0%	8.7%	94.0%	5/18/2021	No	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	9.9%	2,000,000	As Is	6/4/2021	65.0%	65.0%	86.9%	5/31/2021	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	47.4%	30,400,000	As Is	5/5/2021	4.2%	0.1%	95.1%	5/5/2021	No	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	46.1%	9,400,000	As Is	7/21/2021	12.8%	12.8%	95.0%	7/21/2021	No	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	21.6%	6,510,000	As Is	5/3/2021	16.8%	13.2%	93.0%	5/3/2021	No	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	150.0%	31,100,000	As Is	3/31/2021	3.2%	2.5%	95.0%	3/31/2021	No	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	140.8%	48,600,000	As Is	5/20/2021	2.0%	0.0%	94.6%	5/20/2021	No	NAP	NAP	NAP

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date (4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (4)
1	Loan	5, A	1	One North Wacker	10/31/2028	UBS Americas Inc	138,445	9.8%	9/30/2032
2	Loan	5, 7	1	Arizona Mills	7/31/2035	Burlington	80,426	6.5%	1/31/2023
3	Loan	6	30	ExchangeRight Portfolio 50
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	10/31/2038	NAP	NAP	NAP	NAP
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	9/30/2030	NAP	NAP	NAP	NAP
3.03	Property		1	Walgreens - Vancouver (114th), WA	2/7/2031	NAP	NAP	NAP	NAP
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	7/31/2033	NAP	NAP	NAP	NAP
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	1/31/2033	NAP	NAP	NAP	NAP
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	9/30/2030	NAP	NAP	NAP	NAP
3.07	Property		1	Walgreens - New Albany (New Albany), OH	9/30/2031	NAP	NAP	NAP	NAP
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	2/29/2032	NAP	NAP	NAP	NAP
3.09	Property		1	Walgreens - Bossier City (Airline), LA	2/28/2031	NAP	NAP	NAP	NAP
3.10	Property		1	Octapharma - Chicago (95th), IL	12/31/2031	NAP	NAP	NAP	NAP
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	10/31/2030	NAP	NAP	NAP	NAP
3.12	Property		1	WellMed - Plant City (Alexander), FL	7/31/2030	NAP	NAP	NAP	NAP
3.13	Property		1	WellMed - San Antonio (Military), TX	11/1/2030	NAP	NAP	NAP	NAP
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	1/1/2031	NAP	NAP	NAP	NAP
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	9/30/2030	NAP	NAP	NAP	NAP
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	2/28/2033	NAP	NAP	NAP	NAP
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	6/30/2031	NAP	NAP	NAP	NAP
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	9/30/2030	NAP	NAP	NAP	NAP
3.19	Property		1	Dollar General - Marietta (River), PA	6/30/2036	NAP	NAP	NAP	NAP
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	4/30/2031	NAP	NAP	NAP	NAP
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	6/1/2036	NAP	NAP	NAP	NAP
3.22	Property		1	Family Dollar - South Point (Solida), OH	3/31/2032	NAP	NAP	NAP	NAP
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	6/30/2031	NAP	NAP	NAP	NAP
3.24	Property		1	Sherwin Williams - Ames (16th), IA	2/1/2032	NAP	NAP	NAP	NAP
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	5/1/2031	NAP	NAP	NAP	NAP
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	3/31/2032	NAP	NAP	NAP	NAP
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	7/23/2036	NAP	NAP	NAP	NAP
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	6/30/2036	NAP	NAP	NAP	NAP
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	4/30/2036	NAP	NAP	NAP	NAP
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	5/31/2031	NAP	NAP	NAP	NAP
4	Loan		1	International Plaza I	3/31/2036	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio
5.01	Property		1	San Juan Industrial Park	5/31/2030	FEMA	116,295	22.5%	02/28/2022 (84,295 SF); 10/30/2021 (32,000 SF)
5.02	Property		1	Rexco Industrial Park	2/28/2025	Drouyn Co.	49,697	12.8%	6/30/2025 (41,844); 01/31/2025 (7,853 SF)
5.03	Property		1	Wendy’s	12/31/2030	NAP	NAP	NAP	NAP
6	Loan		1	The Court at Oxford Valley	5/31/2026	Dick’s Sporting Goods	49,381	10.8%	4/30/2026
7	Loan	10, C	1	Plaza at Imperial Valley	1/31/2029	Marshalls	33,000	9.0%	8/31/2023
8	Loan		1	Tides Folly Beach	NAP	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	2/28/2026	Ultra Clean Technology	103,711	35.4%	11/30/2027
10	Loan	E	1	Lightwave Corporate Center	3/31/2027	University of California, San Diego	82,153	49.2%	6/30/2028
11	Loan		1	La Brea & San Vicente	1/31/2030	Sprouts Farmers Market	26,000	34.2%	7/31/2029
12	Loan	5	1	Raymour & Flanigan Campus	9/8/2036	NAP	NAP	NAP	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	1/31/2022	DD’s Discounts	20,911	9.0%	1/31/2024
14	Loan	9, G	1	Tomball Town Center	5/31/2034	Wells Fargo Bank	5,474	3.9%	11/30/2025
15	Loan	7, 8	1	Lake Pointe Corporate Centre	10/31/2027	eHealth Insurance Services	54,007	29.7%	4/30/2026
16	Loan	5, 12	1	Newport Pavilion	3/9/2029 (116,432 SF); 6/11/2023 (8,000 SF); 6/11/2023 (3,817 SF)	Dick’s Sporting Goods	45,000	13.5%	1/31/2024
17	Loan	13	1	1925 Maple	5/31/2029	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center	3/31/2026	Big Lots	34,440	15.4%	1/31/2025
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II
21.01	Property		1	Siegel Suites Columbia	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Siegel Select Gautier	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Siegel Select Alexandria	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Siegel Select Montgomery	NAP	NAP	NAP	NAP	NAP
22	Loan	5	1	Metro Crossing	4/30/2023	Dicks Sporting Goods	45,000	14.5%	1/31/2026
23	Loan	5, 17	1	McDonald’s Global HQ	7/31/2033	Politan Row	10,453	1.8%	5/31/2029
24	Loan		1	Zions Bank	9,285 SF expiring 11/30/2021; 6,175 SF is MTM	Utah County Public Defenders Association	15,046	16.8%	1/31/2025
25	Loan		1	2707 Sedgwick	6/30/2026	Liquor Store	1,020	13.2%	8/30/2034
26	Loan		1	South Main Shopping Center	4/30/2034	Dollar Tree Stores #6880	9,740	6.0%	12/31/2025
27	Loan		1	2800 Bailey	6/30/2022	Jessica J. Gonzalez	1,600	20.0%	3/31/2023
28	Loan		1	Davidsohn Industrial Park	10/31/2026	Yu Shan Co	24,050	13.5%	5/31/2022
29	Loan	I	1	Longford Shoppes	1/31/2034	Dogtopia	6,241	14.2%	2/28/2030
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	6/30/2036	Aldi Inc	19,461	18.5%	7/31/2036
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio
33.01	Property		1	2750 Morris Road	3/31/2031	Jillamy	152,827	22.4%	8/31/2026
33.02	Property		1	1180 Church Road	1/31/2034	Organon & Co.	125,127	27.8%	12/31/2022
34	Loan		1	Legacy Business Park	4/30/2024	ATI Physical Therapy	3,596	5.6%	3/31/2024
35	Loan		1	Park City Self Storage UT	NAP	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	4/30/2030	PromptMed Urgent Care	3,665	3.2%	6/30/2025
37	Loan		1	Anaheim Hills Medical Office	12/31/2027	United HealthCare Services, Inc.	3,000	6.8%	3/31/2023
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	1,866 SF expiring 02/08/2026; 2,336 SF expiring 07/31/2026; 4,038 SF expiring 06/15/2026	ExceptionalPreschools, Inc.	6,391	11.3%	10/15/2024
40	Loan	19, J	1	Arville Commerce Center	12/31/2024	Mattew J. Knutson	7,811	9.0%	10/31/2025
41	Loan		1	Boulder Crossroads	4/30/2027	Dotty’s	4,698	10.5%	6/30/2023
42	Loan	K	1	The Platform Santa Barbara	7/31/2024	Renegade Wines	4,327	14.0%	8/31/2022 (3,240 SF); 6/30/2023 (1,087 SF)
43	Loan	L	1	Sprague Self Storage	NAP	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	7/31/2027	Canyon State Insurance, LLC	2,573	3.6%	5/31/2022
46	Loan		1	Titan Self Storage	NAP	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	1/14/2029	Bank of America	4,260	48.0%	10/31/2030
48	Loan		1	Matteson Ground Lease	12/4/2118	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	NAP	NAP	NAP	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date (4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (4)
50	Loan		1	Kings Automall Shopping Center	12/31/2030	Mirage Mediterranean	9,000	13.4%	4/30/2030
51	Loan		1	Walgreens - Yakima	10/31/2084	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	NAP	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	5/31/2087	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	NAP	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View
64.01	Property		1	Lakeside Villa Mobile Park	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Glacier View Mobile Park	NAP	NAP	NAP	NAP	NAP
65	Loan	S	1	Lindon Self Storage	NAP	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	NAP	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	NAP	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	NAP	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	NAP	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	NAP	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	NAP	NAP	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (4)	Fifth Largest Tenant
1	Loan	5, A	1	One North Wacker	Barnes & Thornburg LLP	95,475	6.8%	2/28/2030	Fitch Group, Inc.	65,392	4.6%	12/31/2031	The McQuade Financial Group
2	Loan	5, 7	1	Arizona Mills	LEGOLAND Discovery Center	65,013	5.3%	12/31/2031	Conn’s	40,057	3.2%	6/30/2023	Tilt
3	Loan	6	30	ExchangeRight Portfolio 50
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Walgreens - Vancouver (114th), WA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Walgreens - New Albany (New Albany), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Walgreens - Bossier City (Airline), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Octapharma - Chicago (95th), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	WellMed - Plant City (Alexander), FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	WellMed - San Antonio (Military), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	Dollar General - Marietta (River), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	Family Dollar - South Point (Solida), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.24	Property		1	Sherwin Williams - Ames (16th), IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	International Plaza I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio
5.01	Property		1	San Juan Industrial Park	Electrolux	50,323	9.7%	6/30/2023	Trane	41,628	8.0%	2/28/2023	Henry Schein
5.02	Property		1	Rexco Industrial Park	Baxter Sales & Dist. Corp.	33,476	8.7%	2/28/2025	Conduent	30,132	7.8%	12/31/2022	Honeywell International
5.03	Property		1	Wendy’s	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	The Court at Oxford Valley	2nd Avenue (Thrift Store)	43,547	9.5%	5/31/2031	Ashley Furniture	39,793	8.7%	4/30/2025	Crunch
7	Loan	10, C	1	Plaza at Imperial Valley	Ross Dress for Less	30,187	8.2%	1/31/2024	Best Buy	30,000	8.2%	1/31/2023	Bed Bath & Beyond
8	Loan		1	Tides Folly Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	Voly Re, LLC	28,892	9.9%	8/31/2026	Delta Information Systems (Ampex Data Systems)	15,661	5.3%	7/31/2026	Keeco
10	Loan	E	1	Lightwave Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	La Brea & San Vicente	Michaels Stores	18,938	24.9%	7/31/2030	NAP	NAP	NAP	NAP	NAP
12	Loan	5	1	Raymour & Flanigan Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	99¢ Only Stores, #32	17,000	7.3%	1/31/2032	Auto Zone #5456	16,288	7.0%	5/31/2027	Grocery Outlet Bargain Market
14	Loan	9, G	1	Tomball Town Center	Berkeley Eye Center	5,113	3.6%	5/31/2025	Stewart Title Company	4,349	3.1%	4/30/2025	FastMed Urgent Care
15	Loan	7, 8	1	Lake Pointe Corporate Centre	Medical Review Institute of America	29,217	16.0%	7/31/2026	ADP, Inc.	21,000	11.5%	8/31/2022	Deserve, Inc.
16	Loan	5, 12	1	Newport Pavilion	TJ Maxx	23,250	7.0%	5/31/2024	Michaels	21,779	6.6%	8/31/2023	Petsmart
17	Loan	13	1	1925 Maple	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center	DD’s Discounts	24,760	11.1%	1/31/2027	Planet Fitness	22,000	9.9%	2/28/2029	ACE Hardware
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II
21.01	Property		1	Siegel Suites Columbia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Siegel Select Gautier	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Siegel Select Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Siegel Select Montgomery	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5	1	Metro Crossing	TJ Maxx	25,160	8.1%	1/31/2027	PetSmart	20,087	6.5%	1/31/2024	Old Navy
23	Loan	5, 17	1	McDonald’s Global HQ	Walgreens	9,369	1.6%	9/30/2048	One Medical	4,889	0.9%	12/31/2030	FedEx Retail
24	Loan		1	Zions Bank	RGN-Provo I, LLC	13,891	15.5%	3/31/2028	MultiLing Corporation	12,919	14.5%	9/30/2022	iPayables Services, Inc
25	Loan		1	2707 Sedgwick	Grocery	960	12.4%	3/30/2023	Rodriguez, Jhanna- Nail Salon	935	12.1%	2/28/2023 (726 SF); 5/31/2024 (209 SF)	Tropical Restaurant
26	Loan		1	South Main Shopping Center	Rainbow USA, Inc.	4,935	3.1%	1/31/2026	Rent-A-Center #2238	4,800	3.0%	1/31/2022	South Main Clinic, Inc.
27	Loan		1	2800 Bailey	N.Y.H. Kitchen Inc.	800	10.0%	9/30/2023	Jose Luis Gonzalez	800	10.0%	11/30/2024	Luciano Ramirez Guerrero & Juan Manuel Garcia Gonzalez
28	Loan		1	Davidsohn Industrial Park	Ommy Exhibition	19,677	11.1%	6/30/2023	Matrix AV Group	11,700	6.6%	8/31/2024	Think360
29	Loan	I	1	Longford Shoppes	LifeCare Medical Supplies and LifeCare Infusions	2,692	6.1%	6/30/2026	Top Shelf Wine and Spirits	2,435	5.5%	11/30/2026	Sip and Savor Kitchen
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	Russell Speeder’s Car Wash of Fairfield, LLC	3,733	3.5%	11/30/2052	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio
33.01	Property		1	2750 Morris Road	Encompass Elements	67,466	9.9%	6/30/2029	Vygon	62,272	9.1%	10/31/2023	Valmet
33.02	Property		1	1180 Church Road	Mancino Mats	68,000	15.1%	5/31/2025	Safeguard Business Systems	42,000	9.3%	7/31/2022	Genesis
34	Loan		1	Legacy Business Park	Sunstone Dental	3,400	5.3%	2/28/2024	Center for Wellness & Pain Care	3,200	5.0%	9/30/2024	Living Assistant Services Visiting Angel
35	Loan		1	Park City Self Storage UT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	U.S. Armed Forces Recruiting	3,664	3.2%	3/31/2023	Pepe’s Mexican Restaurant	3,000	2.6%	3/31/2028	Vision Care
37	Loan		1	Anaheim Hills Medical Office	Primary & Multi-Specialty Clinics	2,930	6.7%	6/30/2022	Gladstien & Koutures	2,579	5.9%	3/31/2025	Edison C. Louie
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	Village Trader	6,374	11.3%	10/31/2022	The Village Grill on the Hill, Inc.	4,300	7.6%	5/31/2024	Jong H Kim (Mentors Taekwando)
40	Loan	19, J	1	Arville Commerce Center	Mak Formula Dynamics, LLC	5,470	6.3%	12/31/2022	Vitality M-12, LLC	4,916	5.7%	12/31/2021	McIntosh Communications
41	Loan		1	Boulder Crossroads	Boulder Crossroads Laundromat	4,000	8.9%	9/30/2035	Tender Dental	3,699	8.2%	5/31/2027	Care First Urgent Care
42	Loan	K	1	The Platform Santa Barbara	Prevail Conditioning	3,900	12.6%	10/7/2023	Golden Gate Communications	3,641	11.7%	11/14/2022 (2,806 SF); 12/31/2021 (835 SF)	The Garage
43	Loan	L	1	Sprague Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	FSI Engineering & Design, Inc.	2,504	3.5%	6/30/2023	Ellisys Corporation	2,312	3.2%	8/31/2024	Gateway Mortgage Group
46	Loan		1	Titan Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	Matteson Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (4)	Fifth Largest Tenant
50	Loan		1	Kings Automall Shopping Center	Play It Again Sports	7,000	10.4%	11/30/2028	Salon Concepts	4,646	6.9%	3/31/2025	Lenscrafters Inc.
51	Loan		1	Walgreens - Yakima	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View
64.01	Property		1	Lakeside Villa Mobile Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Glacier View Mobile Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	S	1	Lindon Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
1	Loan	5, A	1	One North Wacker	50,342	3.6%	8/31/2027	8/20/2021	NAP	8/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2	Loan	5, 7	1	Arizona Mills	37,348	3.0%	8/31/2026	6/21/2021	NAP	6/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3	Loan	6	30	ExchangeRight Portfolio 50
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	NAP	NAP	NAP	8/12/2021	NAP	8/5/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	NAP	NAP	NAP	5/12/2021	NAP	5/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.03	Property		1	Walgreens - Vancouver (114th), WA	NAP	NAP	NAP	7/26/2021	NAP	7/26/2021	8/3/2021	7%	No	Fee	NAP	NAP	NAP	NAP
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021	8/26/2021	6%	No	Fee	NAP	NAP	NAP	NAP
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	NAP	NAP	NAP	8/16/2021	NAP	8/31/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	NAP	NAP	NAP	5/12/2021	NAP	5/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.07	Property		1	Walgreens - New Albany (New Albany), OH	NAP	NAP	NAP	7/6/2021	NAP	7/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	NAP	NAP	NAP	7/28/2021	NAP	8/22/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.09	Property		1	Walgreens - Bossier City (Airline), LA	NAP	NAP	NAP	8/16/2021	NAP	8/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.10	Property		1	Octapharma - Chicago (95th), IL	NAP	NAP	NAP	6/23/2021	8/17/2021	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	NAP	NAP	NAP	7/16/2021	NAP	7/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.12	Property		1	WellMed - Plant City (Alexander), FL	NAP	NAP	NAP	7/19/2021	NAP	7/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.13	Property		1	WellMed - San Antonio (Military), TX	NAP	NAP	NAP	7/19/2021	NAP	7/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	NAP	NAP	NAP	5/18/2021	NAP	4/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	NAP	NAP	NAP	6/3/2021	NAP	5/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	NAP	NAP	NAP	5/20/2021	NAP	5/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	NAP	NAP	NAP	8/24/2021	NAP	8/31/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	NAP	NAP	NAP	5/11/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.19	Property		1	Dollar General - Marietta (River), PA	NAP	NAP	NAP	7/12/2021	NAP	7/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	NAP	NAP	NAP	4/29/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	NAP	NAP	NAP	7/21/2021	NAP	7/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.22	Property		1	Family Dollar - South Point (Solida), OH	NAP	NAP	NAP	8/24/2021	NAP	8/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	NAP	NAP	NAP	6/21/2021	NAP	6/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.24	Property		1	Sherwin Williams - Ames (16th), IA	NAP	NAP	NAP	2/26/2021	NAP	2/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	NAP	NAP	NAP	8/16/2021	NAP	9/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	NAP	NAP	NAP	8/23/2021	NAP	8/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	NAP	NAP	NAP	7/28/2021	NAP	7/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	NAP	NAP	NAP	7/29/2021	NAP	7/21/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	NAP	NAP	NAP	4/15/2021	NAP	4/15/2021	NAP	NAP	Yes - B	Fee	NAP	NAP	NAP	NAP
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	NAP	NAP	NAP	7/28/2021	NAP	6/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4	Loan		1	International Plaza I	NAP	NAP	NAP	6/7/2021	NAP	6/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio
5.01	Property		1	San Juan Industrial Park	3,141	0.6%	12/31/2023	4/27/2021	NAP	4/28/2021	1/12/2021	5%	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Rexco Industrial Park	29,478	7.6%	6/30/2022 (16,953 SF); 11/30/2021 (12,525 SF)	4/27/2021	NAP	4/28/2021	1/14/2021	9%	No	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	Wendy’s	NAP	NAP	NAP	4/27/2021	NAP	4/28/2021	1/12/2021	5%	No	Fee	NAP	NAP	NAP	NAP
6	Loan		1	The Court at Oxford Valley	37,793	8.3%	2/28/2031	5/20/2021	NAP	5/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan	10, C	1	Plaza at Imperial Valley	28,000	7.6%	1/31/2024	5/25/2021	NAP	5/25/2021	5/21/2021	15%	No	Fee	NAP	NAP	NAP	NAP
8	Loan		1	Tides Folly Beach	NAP	NAP	NAP	7/29/2021	NAP	7/27/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	13,132	4.5%	5/31/2027	7/23/2021	NAP	7/22/2021	8/30/2021	18%	No	Fee	NAP	NAP	NAP	NAP
10	Loan	E	1	Lightwave Corporate Center	NAP	NAP	NAP	7/22/2021	NAP	7/22/2021	7/22/2021	10%	No	Fee	NAP	NAP	NAP	NAP
11	Loan		1	La Brea & San Vicente	NAP	NAP	NAP	5/14/2021	NAP	5/19/2021	5/14/2021	8%	No	Fee	NAP	NAP	NAP	NAP
12	Loan	5	1	Raymour & Flanigan Campus	NAP	NAP	NAP	8/23/2021	NAP	8/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	16,250	7.0%	11/30/2029	6/3/2021	NAP	6/3/2021	6/3/2021	12%	No	Fee	NAP	NAP	NAP	NAP
14	Loan	9, G	1	Tomball Town Center	3,531	2.5%	1/31/2024	7/8/2021	NAP	7/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	11,771	6.5%	2/28/2025	6/10/2021	NAP	7/28/2021	6/11/2021	6%	No	Fee	NAP	NAP	NAP	NAP
16	Loan	5, 12	1	Newport Pavilion	14,180	4.3%	7/31/2023	5/3/2021	NAP	5/3/2021	NAP	NAP	No	Fee/Leasehold	4/1/2037	None	4,109,257.96	No
17	Loan	13	1	1925 Maple	NAP	NAP	NAP	7/12/2021	NAP	7/6/2021	7/6/2021	10%	No	Fee	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center	17,376	7.8%	8/31/2024	5/27/2021	NAP	5/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	NAP	4/19/2021	NAP	4/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	NAP	NAP	6/17/2021	NAP	6/17/2021	6/17/2021	10%	Yes	Fee	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II
21.01	Property		1	Siegel Suites Columbia	NAP	NAP	NAP	6/30/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.02	Property		1	Siegel Select Gautier	NAP	NAP	NAP	6/7/2021	NAP	6/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.03	Property		1	Siegel Select Alexandria	NAP	NAP	NAP	6/7/2021	NAP	6/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.04	Property		1	Siegel Select Montgomery	NAP	NAP	NAP	6/21/2021	NAP	6/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22	Loan	5	1	Metro Crossing	13,453	4.3%	6/30/2030	5/7/2021	NAP	5/7/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
23	Loan	5, 17	1	McDonald’s Global HQ	2,124	0.4%	12/31/2028	8/28/2020	NAP	8/28/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24	Loan		1	Zions Bank	8,203	9.2%	7/31/2022	6/24/2021	NAP	6/16/2021	6/16/2021	13%	No	Fee	NAP	NAP	NAP	NAP
25	Loan		1	2707 Sedgwick	816	10.6%	7/30/2031	6/21/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26	Loan		1	South Main Shopping Center	3,633	2.3%	8/31/2022	5/27/2021	NAP	5/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27	Loan		1	2800 Bailey	800	10.0%	9/30/2023	6/28/2021	NAP	6/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28	Loan		1	Davidsohn Industrial Park	10,400	5.8%	6/30/2026	4/1/2021	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	I	1	Longford Shoppes	2,266	5.1%	8/31/2022	6/7/2021	NAP	6/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	NAP	NAP	6/15/2021	NAP	6/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	NAP	NAP	6/25/2021	NAP	6/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	NAP	NAP	NAP	3/12/2021	NAP	3/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio
33.01	Property		1	2750 Morris Road	41,105	6.0%	12/31/2024	8/12/2020	NAP	8/12/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.02	Property		1	1180 Church Road	37,160	8.3%	8/31/2023	12/8/2020	NAP	12/8/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34	Loan		1	Legacy Business Park	3,078	4.8%	9/30/2022	6/8/2021	NAP	6/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35	Loan		1	Park City Self Storage UT	NAP	NAP	NAP	7/13/2021	NAP	7/12/2021	7/16/2021	3%	No	Fee	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	2,804	2.4%	3/31/2029	4/12/2021	NAP	4/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37	Loan		1	Anaheim Hills Medical Office	2,440	5.6%	12/31/2027	4/20/2021	NAP	4/20/2021	4/20/2021	17%	No	Fee	NAP	NAP	NAP	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	NAP	NAP	6/22/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	3,022	5.3%	1/31/2026	1/28/2021	NAP	7/12/2021	7/12/2021	7%	No	Fee	NAP	NAP	NAP	NAP
40	Loan	19, J	1	Arville Commerce Center	4,876	5.6%	4/30/2024	7/16/2021	NAP	7/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41	Loan		1	Boulder Crossroads	3,100	6.9%	9/30/2031	6/11/2021	NAP	6/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42	Loan	K	1	The Platform Santa Barbara	3,035	9.8%	5/31/2025	7/7/2021	NAP	7/7/2021	7/7/2021	15%	No	Fee	NAP	NAP	NAP	NAP
43	Loan	L	1	Sprague Self Storage	NAP	NAP	NAP	6/23/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	NAP	NAP	NAP	7/7/2021	NAP	7/7/2021	7/19/2021	11%	No	Fee	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	2,226	3.1%	12/31/2023	7/30/2021	NAP	8/4/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
46	Loan		1	Titan Self Storage	NAP	NAP	NAP	7/29/2021	NAP	7/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	NAP	NAP	NAP	4/19/2021	NAP	4/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
48	Loan		1	Matteson Ground Lease	NAP	NAP	NAP	6/23/2021	NAP	6/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	NAP	NAP	3/31/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
50	Loan		1	Kings Automall Shopping Center	4,640	6.9%	10/31/2025	6/10/2021	NAP	6/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
51	Loan		1	Walgreens - Yakima	NAP	NAP	NAP	5/13/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	NAP	NAP	6/10/2021	NAP	6/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	NAP	NAP	5/12/2021	NAP	5/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	NAP	NAP	7/23/2021	NAP	7/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	NAP	NAP	NAP	6/30/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	NAP	NAP	4/19/2021	NAP	4/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	NAP	NAP	NAP	5/25/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	NAP	NAP	4/23/2021	NAP	5/26/2021	4/21/2021	5%	No	Fee	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	NAP	NAP	NAP	8/10/2021	NAP	8/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	NAP	NAP	NAP	6/16/2021	NAP	6/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	NAP	NAP	6/25/2021	NAP	6/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	NAP	NAP	7/26/2021	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	NAP	NAP	12/23/2020	NAP	12/24/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View
64.01	Property		1	Lakeside Villa Mobile Park	NAP	NAP	NAP	6/17/2021	NAP	6/15/2021	6/17/2021	7%	No	Fee	NAP	NAP	NAP	NAP
64.02	Property		1	Glacier View Mobile Park	NAP	NAP	NAP	6/17/2021	NAP	6/15/2021	6/17/2021	8%	No	Fee	NAP	NAP	NAP	NAP
65	Loan	S	1	Lindon Self Storage	NAP	NAP	NAP	6/23/2021	NAP	6/23/2021	9/9/2021	7%	Yes	Fee	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	NAP	NAP	NAP	6/14/2021	NAP	6/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	NAP	NAP	6/9/2021	NAP	6/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	NAP	5/18/2021	NAP	5/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	NAP	NAP	5/20/2021	NAP	5/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	NAP	NAP	5/26/2021	NAP	6/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	NAP	NAP	NAP	5/10/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	NAP	NAP	5/19/2021	NAP	5/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	NAP	5/28/2021	NAP	5/14/2021	NAP	NAP	Yes - A	Leasehold	9/29/2150	NAP	1/6/1914	N
74	Loan	T	1	Brookville MHC	NAP	NAP	NAP	8/11/2021	NAP	7/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	NAP	NAP	5/19/2021	NAP	5/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	NAP	NAP	7/2/2021	NAP	7/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	NAP	NAP	6/17/2021	NAP	6/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	NAP	NAP	4/29/2021	NAP	4/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	NAP	NAP	3/25/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	NAP	NAP	12/30/2020	NAP	12/30/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	NAP	NAP	6/3/2021	NAP	6/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	NAP	NAP	6/17/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	NAP	NAP	5/17/2021	NAP	5/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	NAP	NAP	NAP	6/24/2021	NAP	6/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	NAP	6/18/2021	NAP	6/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	NAP	5/28/2021	NAP	5/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	NAP	NAP	NAP	6/23/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	NAP	NAP	7/26/2021	NAP	7/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	NAP	NAP	5/6/2021	NAP	5/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	NAP	4/8/2021	NAP	4/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	NAP	5/20/2021	NAP	5/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
1	Loan	5, A	1	One North Wacker	0	Springing	0	Springing	0	Springing	299,964	0	Springing	5,600,000	0	0	0	0
2	Loan	5, 7	1	Arizona Mills	0	Springing	0	Springing	0	Springing	814,882	0	Springing	3,704,007	0	0	0	0
3	Loan	6	30	ExchangeRight Portfolio 50	262,209	47,888	1,939	646	360,000	2,730	0	500,000	Springing	0	0	0	0	76,699
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	0	63,497	0	Springing	0	37,684	1,000,000	0	0	0	0	0	0	248,930
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	859,197	105,870	0	Springing	0	5,650	270,000	130,000	22,602	1,250,000	0	0	0	0
7	Loan	10, C	1	Plaza at Imperial Valley	364,339	60,723	0	Springing	0	6,130	0	1,500,000	Springing	1,500,000	0	0	0	0
8	Loan		1	Tides Folly Beach	256,790	25,679	169,672	42,418	0	45,702	0	0	0	0	0	0	0	0
9	Loan	D	1	Corporate Research Center	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
10	Loan	E	1	Lightwave Corporate Center	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
11	Loan		1	La Brea & San Vicente	0	Springing	0	Springing	0	1,265	45,500	0	6,325	0	0	0	0	0
12	Loan	5	1	Raymour & Flanigan Campus	216,876	108,438	0	Springing	0	13,490	650,000	0	Springing	0	0	0	0	36,000
13	Loan	7, 11, F	1	Norwalk Town Square	0	Springing	0	Springing	0	5,236	125,664	500,000	19,416	700,000	0	0	0	0
14	Loan	9, G	1	Tomball Town Center	350,736	43,842	11,045	5,522	50,000	Springing	50,000	300,000	Springing	300,000	0	0	0	0
15	Loan	7, 8	1	Lake Pointe Corporate Centre	414,062	37,642	0	Springing	500,000	Springing	500,000	500,000	18,867	1,000,000	0	0	0	83,250
16	Loan	5, 12	1	Newport Pavilion	123,672	12,368	0	Springing	0	4,154	0	500,000	27,693	0	0	0	0	0
17	Loan	13	1	1925 Maple	103,260	17,210	7,194	2,398	0	755	27,162	0	5,659	0	0	0	0	0
18	Loan	14, H	1	University Square Shopping Center	0	Springing	0	Springing	0	Springing	0	0	Springing	446,264	0	0	0	0
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	243,249	81,083	0	Springing	0	0	0	0	0	0	0	0	0	0
20	Loan	15, 16	1	Central San Rafael Storage	51,245	10,249	5,409	1,803	0	372	8,928	0	0	0	0	0	0	0
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	200,887	20,522	0	Springing	0	14,523	0	0	0	0	0	0	0	273,856
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	555,192	138,798	0	Springing	0	5,169	0	0	17,500	630,000	0	0	0	88,750
23	Loan	5, 17	1	McDonald’s Global HQ	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0
24	Loan		1	Zions Bank	229,163	20,833	9,595	1,919	0	1,491	89,460	300,000	Springing	300,000	0	0	0	0
25	Loan		1	2707 Sedgwick	48,980	12,245	21,111	7,037	0	0	0	0	0	0	0	0	0	47,813
26	Loan		1	South Main Shopping Center	188,112	23,514	0	Springing	0	2,686	0	0	8,730	314,285	0	0	0	0
27	Loan		1	2800 Bailey	41,058	20,529	0	Springing	0	1,938	69,750	0	0	0	0	0	0	21,825
28	Loan		1	Davidsohn Industrial Park	4,836	4,836	0	Springing	0	3,706	88,944	75,000	7,412	266,822	0	0	0	558,284
29	Loan	I	1	Longford Shoppes	8,060	4,030	2,981	1,491	0	551	0	0	4,409	100,000	0	0	0	32,781
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
32	Loan		1	290 Tunxis Hill	73,920	22,911	0	Springing	0	1,315	0	0	0	0	0	0	0	0
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	234,923	78,308	0	Springing	0	9,423	0	0	23,558	0	0	0	0	0
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	15,466	7,733	0	1,737	0	1,328	0	98,248	10,627	0	0	0	0	0
35	Loan		1	Park City Self Storage UT	44,451	4,041	0	Springing	0	1,006	36,227	0	0	0	0	0	0	0
36	Loan	18	1	Grandview Court	52,521	17,507	0	Springing	0	1,921	0	400,000	8,333	750,000	0	0	0	0
37	Loan		1	Anaheim Hills Medical Office	69,181	9,883	0	Springing	0	806	43,944	150,000	6,592	250,000	0	0	0	0
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	105,000	35,000	0	Springing	0	0	0	0	0	0	0	0	0	0
39	Loan		1	Village At Dos Vientos	59,829	8,547	12,608	3,152	0	943	33,939	0	4,714	282,825	0	0	0	0
40	Loan	19, J	1	Arville Commerce Center	11,393	3,798	0	Springing	0	1,584	40,000	50,000	3,600	100,000	0	0	0	0
41	Loan		1	Boulder Crossroads	16,350	5,450	0	Springing	0	749	17,976	0	6,367	152,808	0	0	0	13,750
42	Loan	K	1	The Platform Santa Barbara	0	Springing	0	Springing	4,679	Springing	4,679	0	0	0	0	0	0	0
43	Loan	L	1	Sprague Self Storage	0	11,264	0	Springing	0	1,959	0	0	0	0	0	0	0	0
44	Loan	M	1	Bella Road Self Storage	33,642	5,607	0	Springing	0	783	28,170	0	0	0	0	0	0	24,625
45	Loan		1	Western Skies Business Center	13,628	13,628	1,583	791	0	0	0	200,000	Springing	200,000	0	0	0	0
46	Loan		1	Titan Self Storage	22,410	11,205	5,070	845	0	1,052	37,900	0	0	0	0	0	0	0
47	Loan		1	3508-3510 Johnson Avenue	35,899	8,975	0	Springing	0	163	0	0	Springing	0	0	0	0	0
48	Loan		1	Matteson Ground Lease	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
50	Loan		1	Kings Automall Shopping Center	23,900	11,950	0	Springing	0	1,040	0	0	4,203	252,173	0	0	0	35,608
51	Loan		1	Walgreens - Yakima	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	41,250	41,250	17,500	8,750	0	0	0	0	0	0	0	0	0	0
53	Loan		1	U-Stor-It – Melrose Park	0	Springing	0	Springing	0	508	18,300	0	0	0	0	0	0	0
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	213,648	45,516	0	Springing	0	0	0	0	0	0	0	0	0	0
55	Loan	N	1	Lincoln MHC	17,590	2,199	0	Springing	54,000	354	0	0	0	0	0	0	0	19,687
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	49,308	18,554	0	Springing	0	0	0	0	0	0	0	0	0	0
57	Loan		1	WAG Hudson, WI	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0
58	Loan	20, O	1	Monte Cristo Adult Community	17,872	2,553	6,640	1,328	0	325	0	0	0	0	0	0	0	0
59	Loan	P	1	BuxBear Self Storage	12,226	3,057	0	Springing	0	488	17,575	0	0	0	0	0	0	0
60	Loan		1	Tomball Self Storage	84,316	10,540	0	Springing	0	647	0	0	0	0	0	0	0	27,475
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
62	Loan	Q	1	Broad Street Portfolio	23,475	7,825	3,870	1,290	0	250	0	0	0	0	0	0	0	0
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	69,467	15,193	0	Springing	0	0	0	0	0	0	0	0	0	0
64	Loan	6, R	2	Lakeside Villa & Glacier View	5,045	5,045	2,045	682	0	379	0	0	0	0	0	0	0	0
64.01	Property		1	Lakeside Villa Mobile Park														0
64.02	Property		1	Glacier View Mobile Park														0
65	Loan	S	1	Lindon Self Storage	59,694	5,427	0	Springing	0	1,146	0	0	0	0	0	0	0	0
66	Loan		1	RVacation RV Park	14,950	1,150	2,100	1,050	0	534	0	0	0	0	0	0	0	13,875
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	102,436	34,145	0	Springing	0	0	0	0	0	0	0	0	0	0
68	Loan	21, 22, W	1	Caribbean House, Inc.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	18,750	6,250	0	Springing	0	0	0	0	0	0	0	0	0	0
71	Loan		1	4601 S Indiana Ave	12,738	2,123	0	Springing	0	686	0	0	0	0	0	0	0	0
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	250,500	52,650	0	Springing	0	0	0	0	0	0	0	0	0	0
74	Loan	T	1	Brookville MHC	0	2,136	2,814	938	18,000	650	0	0	0	0	0	0	0	0
75	Loan	21, 22, W	1	Garden Lofts Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
77	Loan	21, 22, W	1	Crescent Tenants Corp.	80,241	26,747	0	Springing	0	0	0	0	0	0	0	0	0	0
78	Loan	21, 22, W	1	Jackson Manor Inc.	28,000	28,000	0	Springing	0	0	0	0	0	0	0	0	0	0
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
80	Loan		1	Load & Lock Mini Storage	4,116	2,058	0	Springing	0	595	21,420	0	0	0	0	0	0	0
81	Loan	21, 22, W	1	35 East Tenants Corp.	35,833	35,833	0	Springing	0	0	0	0	0	0	0	0	0	0
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	32,100	10,700	0	Springing	0	0	0	0	0	0	0	0	0	0
84	Loan	U	1	Sunset View MHC	2,138	534	0	Springing	0	133	0	0	0	0	0	0	0	0
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
86	Loan	21, 22, W	1	Delano Tenants Corp.	49,091	15,364	0	Springing	0	0	0	0	0	0	0	0	0	0
87	Loan	V	1	Arroyo MHC	2,460	492	4,835	483	0	254	0	0	0	0	0	0	0	0
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	39,488	7,873	0	Springing	0	0	0	0	0	0	0	0	0	0
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	25,228	8,409	0	Springing	0	0	0	0	0	0	0	0	0	0
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	34,908	34,908	0	Springing	0	0	0	0	0	0	0	0	0	0
92	Loan	21, 22, W	1	22321 Owners Corp.	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, A	1	One North Wacker	6,501,426	0
2	Loan	5, 7	1	Arizona Mills	0	0
3	Loan	6	30	ExchangeRight Portfolio 50	413,750	0
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	1,699,442	0
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	50,000	0
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	359,810	0
7	Loan	10, C	1	Plaza at Imperial Valley	0	0
8	Loan		1	Tides Folly Beach	950,000	Springing
9	Loan	D	1	Corporate Research Center	0	0
10	Loan	E	1	Lightwave Corporate Center	0	0
11	Loan		1	La Brea & San Vicente	0	0
12	Loan	5	1	Raymour & Flanigan Campus	0	0
13	Loan	7, 11, F	1	Norwalk Town Square	329,748	0
14	Loan	9, G	1	Tomball Town Center	172,273	0
15	Loan	7, 8	1	Lake Pointe Corporate Centre	2,019,746	Springing
16	Loan	5, 12	1	Newport Pavilion	0	0
17	Loan	13	1	1925 Maple	0	0
18	Loan	14, H	1	University Square Shopping Center	0	0
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	$1,500,000, $311,236.31, $70,000	0
20	Loan	15, 16	1	Central San Rafael Storage	0	0
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	0	0
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	0	0
23	Loan	5, 17	1	McDonald’s Global HQ	6,161,307	0
24	Loan		1	Zions Bank	0	0
25	Loan		1	2707 Sedgwick	0	0
26	Loan		1	South Main Shopping Center	0	0
27	Loan		1	2800 Bailey	0	0
28	Loan		1	Davidsohn Industrial Park	34,910	0
29	Loan	I	1	Longford Shoppes	0	0
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	0	0
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	500,000	0
32	Loan		1	290 Tunxis Hill	93,296	0
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	4,784,601	0
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	0	0
35	Loan		1	Park City Self Storage UT	0	0
36	Loan	18	1	Grandview Court	0	0
37	Loan		1	Anaheim Hills Medical Office	211,833	0
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	0	0
39	Loan		1	Village At Dos Vientos	23,345	0
40	Loan	19, J	1	Arville Commerce Center	0	0
41	Loan		1	Boulder Crossroads	20,710	0
42	Loan	K	1	The Platform Santa Barbara	18,705	0
43	Loan	L	1	Sprague Self Storage	0	0
44	Loan	M	1	Bella Road Self Storage	750,000	0
45	Loan		1	Western Skies Business Center	0	0
46	Loan		1	Titan Self Storage	0	0
47	Loan		1	3508-3510 Johnson Avenue	0	0
48	Loan		1	Matteson Ground Lease	0	0
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	$4,000,000, $140,000	0

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)
50	Loan		1	Kings Automall Shopping Center	0	0
51	Loan		1	Walgreens - Yakima	0	0
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	62,500	0
53	Loan		1	U-Stor-It – Melrose Park	168,000	0
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	653,000	0
55	Loan	N	1	Lincoln MHC	0	0
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	0	0
57	Loan		1	WAG Hudson, WI	0	0
58	Loan	20, O	1	Monte Cristo Adult Community	36,802	0
59	Loan	P	1	BuxBear Self Storage	0	0
60	Loan		1	Tomball Self Storage	0	0
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	100,000	0
62	Loan	Q	1	Broad Street Portfolio	0	0
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	350,000	0
64	Loan	6, R	2	Lakeside Villa & Glacier View	0	0
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	0	0
66	Loan		1	RVacation RV Park	15,000	Springing
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	190,000	0
68	Loan	21, 22, W	1	Caribbean House, Inc.	0	0
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	250,000	0
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	750,000	0
71	Loan		1	4601 S Indiana Ave	0	0
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	0	0
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	50,000	0
74	Loan	T	1	Brookville MHC	0	0
75	Loan	21, 22, W	1	Garden Lofts Corp.	250,000	0
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	0	0
77	Loan	21, 22, W	1	Crescent Tenants Corp.	0	0
78	Loan	21, 22, W	1	Jackson Manor Inc.	94,213	0
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	0	0
80	Loan		1	Load & Lock Mini Storage	0	0
81	Loan	21, 22, W	1	35 East Tenants Corp.	0	0
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	150,000	0
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	0	0
84	Loan	U	1	Sunset View MHC	0	0
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	0	0
86	Loan	21, 22, W	1	Delano Tenants Corp.	0	0
87	Loan	V	1	Arroyo MHC	0	0
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	0	0
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	0	0
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	0	0
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	125,000	0
92	Loan	21, 22, W	1	22321 Owners Corp.	0	0

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
1	Loan	5, A	1	One North Wacker	Free Rent Reserve ($1,915,595.84), Landlord Obligation Reserve ($4,585,830.00)	0
2	Loan	5, 7	1	Arizona Mills	NAP	0
3	Loan	6	30	ExchangeRight Portfolio 50	Environmental Reserve ($403,750); Marietta Reserve ($10,000)	0
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	Free Rent Reserve	0
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	Unfunded Obligations	0
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	Raising Cane Reserve	0
7	Loan	10, C	1	Plaza at Imperial Valley	NAP	0
8	Loan		1	Tides Folly Beach	Seasonality Reserve; Springing Casualty Shortfall Reserve	950,000
9	Loan	D	1	Corporate Research Center	NAP	0
10	Loan	E	1	Lightwave Corporate Center	NAP	0
11	Loan		1	La Brea & San Vicente	NAP	0
12	Loan	5	1	Raymour & Flanigan Campus	NAP	0
13	Loan	7, 11, F	1	Norwalk Town Square	Rent Concession Reserve ($32,697.75); Existing TI/LC Reserve Funds ($297,050)	0
14	Loan	9, G	1	Tomball Town Center	Outstanding TI/LC Reserve	0
15	Loan	7, 8	1	Lake Pointe Corporate Centre	Existing TI/LC Reserve ($1,180,484); Rent Concession Reserve ($839,262); Cash Trap Avoidance Reserve (Springing); Major Tenant Reserve (Springing)	0
16	Loan	5, 12	1	Newport Pavilion	NAP	0
17	Loan	13	1	1925 Maple	NAP	0
18	Loan	14, H	1	University Square Shopping Center	NAP	0
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears, and Collateral Security Agreement for Litigation	0
20	Loan	15, 16	1	Central San Rafael Storage	NAP	0
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	NAP	0
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	NAP	0
23	Loan	5, 17	1	McDonald’s Global HQ	Free Rent Reserve	0
24	Loan		1	Zions Bank	NAP	0
25	Loan		1	2707 Sedgwick	NAP	0
26	Loan		1	South Main Shopping Center	NAP	0
27	Loan		1	2800 Bailey	NAP	0
28	Loan		1	Davidsohn Industrial Park	Rent Concession Reserve	0
29	Loan	I	1	Longford Shoppes	NAP	0
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	0
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	Collateral Security Agreement For Capital Improvements	0
32	Loan		1	290 Tunxis Hill	Aldi Gap Rent Reserve	0
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	Upfront Leasing Reserve ($4,000,000); Rent Concession Reserve (784,600.86)	0
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	NAP	0
35	Loan		1	Park City Self Storage UT	NAP	0
36	Loan	18	1	Grandview Court	NAP	0
37	Loan		1	Anaheim Hills Medical Office	Retina Institute of California TI ($49,588.00); Tasker and Rowan Outstanding TI ($45,000.00); Edison Louise DDS Outstanding TI allowance ($24,400.00); Tasker and Rowan Free Rent ($22,882.05); Quest Outstanding Landlord Work ($22,089.00); Retina Institute of California Free Rent ($18,255.00); Children’s Medical Group Outstanding TI ($12,800.00); Quest Free Rent ($10,033.36); Retina Institute of California Gap Rent ($6.785.92)	0
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	0
39	Loan		1	Village At Dos Vientos	Gap Rent Reserve	0
40	Loan	19, J	1	Arville Commerce Center	NAP	0
41	Loan		1	Boulder Crossroads	Outstanding Free Rent	0
42	Loan	K	1	The Platform Santa Barbara	Renegade Wines TI Credit ($16,305.00), Angstrom Design TI Credit ($2,400.00)	0
43	Loan	L	1	Sprague Self Storage	NAP	0
44	Loan	M	1	Bella Road Self Storage	Approved Construction Reserve	0
45	Loan		1	Western Skies Business Center	NAP	0
46	Loan		1	Titan Self Storage	NAP	0
47	Loan		1	3508-3510 Johnson Avenue	NAP	0
48	Loan		1	Matteson Ground Lease	NAP	0
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears	0

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
50	Loan		1	Kings Automall Shopping Center	NAP	0
51	Loan		1	Walgreens - Yakima	NAP	0
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	Collateral Security Agreement For Capital Improvements	0
53	Loan		1	U-Stor-It – Melrose Park	Roof Reserve	0
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	Collateral Security Agreement For Capital Improvements	0
55	Loan	N	1	Lincoln MHC	NAP	0
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	0
57	Loan		1	WAG Hudson, WI	NAP	0
58	Loan	20, O	1	Monte Cristo Adult Community	Additional Tax Reserve ($29,459.00), San Joaquin Tax Reserve ($7,343.27)	0
59	Loan	P	1	BuxBear Self Storage	NAP	0
60	Loan		1	Tomball Self Storage	NAP	0
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	Collateral Security Agreement Re: Commercial Rent	0
62	Loan	Q	1	Broad Street Portfolio	NAP	0
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	Collateral Security Agreement For Capital Improvements	0
64	Loan	6, R	2	Lakeside Villa & Glacier View	NAP	0
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	NAP	0
66	Loan		1	RVacation RV Park	Seasonality Reserve	0
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	Collateral Security Agreement Re: Maintenance Arrears	0
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	0
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	Collateral Security Agreement For Capital Improvements	0
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	Collateral Security Agreement For Capital Improvements	0
71	Loan		1	4601 S Indiana Ave	NAP	0
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	0
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	Collateral Security Agreement For Capital Improvements	0
74	Loan	T	1	Brookville MHC	NAP	0
75	Loan	21, 22, W	1	Garden Lofts Corp.	Collateral Security Agreement For Capital Improvements	0
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	0
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	0
78	Loan	21, 22, W	1	Jackson Manor Inc.	Collateral Security Agreement For Capital Improvements	0
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	0
80	Loan		1	Load & Lock Mini Storage	NAP	0
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	0
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	Collateral Security Agreement For Capital Improvements	0
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	0
84	Loan	U	1	Sunset View MHC	NAP	0
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	0
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	0
87	Loan	V	1	Arroyo MHC	NAP	0
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	0
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	0
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	0
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	Collateral Security Agreement Re: Maintenance Arrears	0
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	0

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1	Loan	5, A	1	One North Wacker	0	NAP	Hard	Springing	No	Yes	Yes	Yes	127,000,000	226,000,000	519,095.06
2	Loan	5, 7	1	Arizona Mills	0	NAP	Hard	Springing	Yes	No	Yes	Yes	74,888,072	24,962,691	116,517.80
3	Loan	6	30	ExchangeRight Portfolio 50	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	0	NAP	Hard	In Place	Yes	No	No	NAP	NAP	NAP	NAP
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
7	Loan	10, C	1	Plaza at Imperial Valley	2,000,000	Capitalized Leasing Reserve	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
8	Loan		1	Tides Folly Beach	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
10	Loan	E	1	Lightwave Corporate Center	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
11	Loan		1	La Brea & San Vicente	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
12	Loan	5	1	Raymour & Flanigan Campus	0	NAP	Hard	In Place	Yes	Yes	Yes	No	30,000,000	57,000,000	140,867.18
13	Loan	7, 11, F	1	Norwalk Town Square	2,000,000	Regency Theatre Holdback Reserve	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
14	Loan	9, G	1	Tomball Town Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
16	Loan	5, 12	1	Newport Pavilion	0	NAP	Springing	Springing	Yes	Yes	Yes	Yes	21,590,000	30,000,000	77,055.56
17	Loan	13	1	1925 Maple	0	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	255,000	Economic Holdback Reserve	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	0	NAP	Springing	Springing	Yes	Yes	Yes	No	14,382,576	19,906,679	88,231.15
23	Loan	5, 17	1	McDonald’s Global HQ	0	NAP	Hard	In Place	Yes	Yes	Yes	No	14,287,548	147,637,996	1,044,257.01
24	Loan		1	Zions Bank	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
25	Loan		1	2707 Sedgwick	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
26	Loan		1	South Main Shopping Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
27	Loan		1	2800 Bailey	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28	Loan		1	Davidsohn Industrial Park	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
29	Loan	I	1	Longford Shoppes	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	0	NAP	Hard	In Place	Yes	Yes	Yes	No	10,000,000	65,000,000	177,388.31
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
35	Loan		1	Park City Self Storage UT	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
37	Loan		1	Anaheim Hills Medical Office	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	0	NAP	None	None	No	No	No		NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
40	Loan	19, J	1	Arville Commerce Center	300,000	Tenant Holdback Reserve	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
41	Loan		1	Boulder Crossroads	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
42	Loan	K	1	The Platform Santa Barbara	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
43	Loan	L	1	Sprague Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
46	Loan		1	Titan Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
48	Loan		1	Matteson Ground Lease	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
50	Loan		1	Kings Automall Shopping Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
51	Loan		1	Walgreens - Yakima	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	0	NAP	None	None	No	No	No		NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	585,000	Performance Holdback	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	0	NAP	None	None	No	No	No		NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	0	NAP	None	None	No	No	No		NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	0	NAP	None	None	No	No	No		NAP	NAP	NAP

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
1	Loan	5, A	1	One North Wacker	810,798.92	NAP	NAP	353,000,000	810,798.92	53.2%	2.96	8.9%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7	1	Arizona Mills	466,071.21	NAP	NAP	99,850,762	466,071	0	4	0	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6	30	ExchangeRight Portfolio 50	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAP	24,950,000	0	84,950,000	327,632	1	2	0	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, C	1	Plaza at Imperial Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Tides Folly Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	D	1	Corporate Research Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	E	1	Lightwave Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	La Brea & San Vicente	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5	1	Raymour & Flanigan Campus	215,007.81	NAP	NAP	87,000,000	215,007.81	58.4%	3.03	9.7%	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	9, G	1	Tomball Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 12	1	Newport Pavilion	132,509.87	NAP	NAP	51,590,000	132,509.87	69.8%	3.16	10.5%	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	13	1	1925 Maple	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	151,978.15	NAP	NAP	34,289,255	151,978.15	63.9%	2.05	12.0%	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 17	1	McDonald’s Global HQ	1,145,314.14	110,000,000	0	271,925,544	1,418,093	1	1	0	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Zions Bank	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	2707 Sedgwick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	South Main Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	2800 Bailey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Davidsohn Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	I	1	Longford Shoppes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	0	3.70000%	11,976,280	42,930.37	21.2%	8.29	36.1%	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	0	0	11,976,280	42,909	0	4	0	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	204,678.82	NAP	NAP	75,000,000	204,679	1	3	0	10,000,000	0.1	85,000,000	289,170	65.5%	192.0%
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Park City Self Storage UT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Anaheim Hills Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	0	3.50000%	9,100,000	23,640.51	23.9%	3.90	12.4%	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	19, J	1	Arville Commerce Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Boulder Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	K	1	The Platform Santa Barbara	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	L	1	Sprague Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Titan Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	Matteson Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	0	3.70000%	6,088,659	21,934.29	13.0%	9.91	43.7%	NAP	NAP	NAP	NAP	NAP	NAP
A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
50	Loan		1	Kings Automall Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Walgreens - Yakima	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	0	3.75000%	5,250,000	13,550.20	16.5%	9.42	29.6%	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	0	3.75000%	5,994,392	20,609.66	11.9%	8.10	34.0%	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	0	3.50000%	5,734,422	23,292.09	36.5%	3.75	18.7%	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	0	0	4,795,434	17,215	0	4	0	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	0	3.85000%	4,143,284	17,213.74	26.4%	3.71	19.0%	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	0	3.75000%	3,750,000	10,343.78	11.2%	16.09	54.5%	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	0	3.50000%	3,300,000	8,694.10	12.4%	5.27	17.0%	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	0	3.75000%	3,550,000	9,852.04	14.4%	5.56	18.7%	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	0	3.70000%	3,065,849	12,772.49	13.3%	8.68	44.1%	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	0	3.70000%	3,000,000	7,963.25	9.8%	7.46	24.3%	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	0	0	2,995,732	12,059	0	11	1	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	0	3.50000%	3,491,952	13,796.22	7.0%	7.40	35.9%	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	0	3.50000%	2,945,938	12,074.03	11.7%	5.25	26.6%	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	0	3.50000%	2,945,874	11,953.80	16.3%	6.11	30.4%	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	0	3.50000%	2,646,298	10,519.90	7.9%	4.33	20.9%	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	0	3.75000%	2,146,773	8,864.19	16.4%	7.91	39.9%	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	0	3.75000%	2,044,470	8,634.02	10.0%	8.15	41.5%	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	0	3.70000%	1,531,668	13,448.77	5.0%	3.77	40.6%	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	0	3.90000%	1,450,000	4,017.53	15.4%	11.47	38.7%	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	0	3.85000%	1,346,569	5,685.42	20.7%	3.47	18.0%	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1	Loan	5, A	1	One North Wacker	NAP	No	NAP	The Irvine Company
2	Loan	5, 7	1	Arizona Mills	NAP	No	NAP	Simon Property Group, L.P.
3	Loan	6	30	ExchangeRight Portfolio 50	NAP	No	NAP	ExchangeRight Real Estate, LLC
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	NAP	No	NAP	Related Fund Management, LLC
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAP	No	NAP	LatAm Property Group LLC and Cerberus Real Estate Capital Management, LLC
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	NAP	No	NAP	The Goldenberg Group and PREIT
7	Loan	10, C	1	Plaza at Imperial Valley	NAP	No	NAP	Ronald B. Russ and Jeffrey S. Gould
8	Loan		1	Tides Folly Beach	NAP	No	NAP	Jonathan P. Weitz
9	Loan	D	1	Corporate Research Center	NAP	No	NAP	DataCore Fund L.P.
10	Loan	E	1	Lightwave Corporate Center	NAP	No	NAP	DataCore Fund L.P.
11	Loan		1	La Brea & San Vicente	NAP	No	NAP	SKR Holdings, LLC
12	Loan	5	1	Raymour & Flanigan Campus	NAP	No	NAP	Neil Goldberg and Seth Goldberg
13	Loan	7, 11, F	1	Norwalk Town Square	NAP	No	NAP	Hamid Hekmatravan and Javid Levian
14	Loan	9, G	1	Tomball Town Center	NAP	Yes	Mezzanine	Steven Jeffrey Beard, David Kayle and Zachary Kayle
15	Loan	7, 8	1	Lake Pointe Corporate Centre	NAP	No	NAP	Emanuel Shaoulian
16	Loan	5, 12	1	Newport Pavilion	NAP	No	NAP	Rainier Realty Investments LP
17	Loan	13	1	1925 Maple	NAP	No	NAP	Stuart Rifkin and Jeffrey Rifkin
18	Loan	14, H	1	University Square Shopping Center	NAP	No	NAP	E. Stanley Kroenke
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	Yes	Secured; Unsecured	NAP
20	Loan	15, 16	1	Central San Rafael Storage	NAP	No	NAP	Kent Swisher, Linda Swisher, Kent D. Swisher and Linda F. Swisher Trust, Matthew Guthrie, Patricia Guthrie, and Guthrie Family Trust Dated July 6, 2018
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	NAP	No	NAP	Mr. Stephen G. Siegel
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	NAP	No	NAP	Jahan Moslehi and Andy Chien
23	Loan	5, 17	1	McDonald’s Global HQ	NAP	No	NAP	Normandy Properties
24	Loan		1	Zions Bank	NAP	No	NAP	Bruce T. Earl and Cameron S. Gunter
25	Loan		1	2707 Sedgwick	NAP	No	NAP	Shapour Sohayegh, Kourosh Nasab and Joseph Yeganeh
26	Loan		1	South Main Shopping Center	NAP	No	NAP	Anthony Tarantino and Gholam Reza Zakhireh
27	Loan		1	2800 Bailey	NAP	No	NAP	Shapour Sohayegh, Roni Mova, Kourosh Nasab and Joseph Yeganeh
28	Loan		1	Davidsohn Industrial Park	NAP	No	NAP	Mark D. Pirie, R. Matthew Moran and the Moran Family Trust 98
29	Loan	I	1	Longford Shoppes	NAP	No	NAP	Christopher L. Emanuel
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	Yes	Unsecured	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	Yes	Unsecured	NAP
32	Loan		1	290 Tunxis Hill	NAP	No	NAP	Michael Berkowitz and Robert Berkowitz
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	8.3%	No	NAP	Zachary Moore and Anthony Grelli, Jr.
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	NAP	No	NAP	Dr. David Harpaz
35	Loan		1	Park City Self Storage UT	NAP	No	NAP	Stephen B. Kitchen
36	Loan	18	1	Grandview Court	NAP	No	NAP	David Lasky and the David J. Lasky Trust Dated August 13, 1994
37	Loan		1	Anaheim Hills Medical Office	NAP	No	NAP	Mark Hamermesh and Gary Grabel
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	Yes	Unsecured	NAP
39	Loan		1	Village At Dos Vientos	NAP	No	NAP	Pedram Cohen
40	Loan	19, J	1	Arville Commerce Center	NAP	No	NAP	Tyler Mattox, Jared Gordon and Peter Cheng
41	Loan		1	Boulder Crossroads	NAP	No	NAP	Michael H. Mugel and Michael H. Mugel, Trustee of The Michael H. Mugel Trust
42	Loan	K	1	The Platform Santa Barbara	NAP	No	NAP	The Simms/Mann Family Foundation
43	Loan	L	1	Sprague Self Storage	NAP	No	NAP	Cirrus Group LLC
44	Loan	M	1	Bella Road Self Storage	NAP	No	NAP	Dennis Smith
45	Loan		1	Western Skies Business Center	NAP	No	NAP	Kent Rowett and Lee Sims, Jr.
46	Loan		1	Titan Self Storage	NAP	No	NAP	Mitch P. Lafave
47	Loan		1	3508-3510 Johnson Avenue	NAP	No	NAP	Feil Organization
48	Loan		1	Matteson Ground Lease	NAP	No	NAP	David Shabsels and Michael Shabsels
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	Yes	Unsecured	NAP

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
50	Loan		1	Kings Automall Shopping Center	NAP	No	NAP	Next Realty Fund IX, LP
51	Loan		1	Walgreens - Yakima	NAP	No	NAP	Blockhus Living Trust Dated August 26, 1991, Burnell Blockhus and Kristen Blockhus
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	Yes	Unsecured	NAP
53	Loan		1	U-Stor-It – Melrose Park	NAP	No	NAP	Lawrence Nora
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	Yes	Unsecured	NAP
55	Loan	N	1	Lincoln MHC	NAP	No	NAP	Cirrus Group LLC
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	Yes	Unsecured	NAP
57	Loan		1	WAG Hudson, WI	NAP	No	NAP	Carol Graham and Sickels Family Partners, L.P.
58	Loan	20, O	1	Monte Cristo Adult Community	NAP	No	NAP	Garry D. Dobson
59	Loan	P	1	BuxBear Self Storage	NAP	No	NAP	The Tobin Family
60	Loan		1	Tomball Self Storage	NAP	No	NAP	FollettUSA, Inc.
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	Yes	Unsecured	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP	No	NAP	Michael Laub
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	Yes	Unsecured	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View	NAP	No	NAP	Jeffrey S. Salisbury
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	NAP	No	NAP	Cirrus Group LLC
66	Loan		1	RVacation RV Park	NAP	No	NAP	David Reid and Anna Reid
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	Yes	Unsecured	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	Yes	Unsecured	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	Yes	Unsecured	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	Yes	Unsecured	NAP
71	Loan		1	4601 S Indiana Ave	NAP	No	NAP	Raphael Lowenstein and John Lowenstein
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	Yes	Unsecured	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	Yes	Unsecured	NAP
74	Loan	T	1	Brookville MHC	NAP	No	NAP	Jeffrey S. Salisbury
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	Yes	Unsecured	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	Yes	Unsecured	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	Yes	Unsecured	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	Yes	Unsecured	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	Yes	Unsecured	NAP
80	Loan		1	Load & Lock Mini Storage	NAP	No	NAP	Laurence Levy and The Springbok Irrevocable Trust
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	Yes	Secured; Unsecured	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	Yes	Unsecured	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	Yes	Secured; Unsecured	NAP
84	Loan	U	1	Sunset View MHC	NAP	No	NAP	Cirrus Group LLC
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	Yes	Unsecured	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	Yes	Unsecured	NAP
87	Loan	V	1	Arroyo MHC	NAP	No	NAP	Cirrus Group LLC
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	Yes	Unsecured	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	Yes	Unsecured	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	Yes	Unsecured	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	Yes	Unsecured	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	Yes	Unsecured	NAP

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)
1	Loan	5, A	1	One North Wacker	71 South Wacker Drive Holdings LLC	No	No	Refinance		353,000,000	6,961,961
2	Loan	5, 7	1	Arizona Mills	Simon Property Group, L.P.	No	No	Refinance		100,000,000	47,212,167
3	Loan	6	30	ExchangeRight Portfolio 50	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition		66,940,000	43,903,379
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN
3.03	Property		1	Walgreens - Vancouver (114th), WA
3.04	Property		1	Walgreens - Fresno (Blackstone), CA
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL
3.07	Property		1	Walgreens - New Albany (New Albany), OH
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD
3.09	Property		1	Walgreens - Bossier City (Airline), LA
3.10	Property		1	Octapharma - Chicago (95th), IL
3.11	Property		1	WellMed - El Paso (Yarbrough), TX
3.12	Property		1	WellMed - Plant City (Alexander), FL
3.13	Property		1	WellMed - San Antonio (Military), TX
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL
3.19	Property		1	Dollar General - Marietta (River), PA
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ
3.21	Property		1	Dollar General - Purvis (Old US 11), MS
3.22	Property		1	Family Dollar - South Point (Solida), OH
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK
3.24	Property		1	Sherwin Williams - Ames (16th), IA
3.25	Property		1	Sherwin Williams (Broken Arrow), OK
3.26	Property		1	Family Dollar - Warren (Youngstown), OH
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS
3.29	Property		1	Dollar General - Pharr (Minnesota), TX
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC
4	Loan		1	International Plaza I	International Plaza I Owner LLC	No	No	Acquisition		65,400,000	95,157,336
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAP	No	No	Acquisition		60,000,000	30,135,656
5.01	Property		1	San Juan Industrial Park
5.02	Property		1	Rexco Industrial Park
5.03	Property		1	Wendy’s
6	Loan		1	The Court at Oxford Valley	Kenneth Goldenberg	No	No	Refinance		55,000,000	0
7	Loan	10, C	1	Plaza at Imperial Valley	Ronald B. Russ and Jeffrey S. Gould	No	No	Refinance		49,500,000	0
8	Loan		1	Tides Folly Beach	Jonathan P. Weitz and Leslie M. Muma	No	No	Refinance		46,000,000	0
9	Loan	D	1	Corporate Research Center	DataCore Fund L.P.	No	No	Refinance		44,500,000	0
10	Loan	E	1	Lightwave Corporate Center	DataCore Fund L.P.	No	No	Refinance		37,125,000	0
11	Loan		1	La Brea & San Vicente	SKR Holdings, LLC	No	No	Refinance		31,500,000	0
12	Loan	5	1	Raymour & Flanigan Campus	Neil Goldberg Family Asset Preservation Trust	No	No	Refinance		87,000,000	0
13	Loan	7, 11, F	1	Norwalk Town Square	Hamid Hekmatravan, Hekmat Hekmatravan, Javid Levian, Jamshid Levian, Manoochehr Levian and Shokrollah Levian	No	Yes	Refinance		30,000,000	0
14	Loan	9, G	1	Tomball Town Center	Steven Jeffrey Beard, David Kayle and Zachary Kayle	No	No	Acquisition		26,100,000	15,599,510
15	Loan	7, 8	1	Lake Pointe Corporate Centre	Emanuel Shaoulian and The Shaoulian Revocable Living Trust	No	No	Acquisition		25,300,000	16,769,843
16	Loan	5, 12	1	Newport Pavilion	NAP	No	No	Acquisition
17	Loan	13	1	1925 Maple	Rifkin Family Investment Company, L.L.L.P. and Jeffrey Scott Rifkin	No	Yes	Refinance
18	Loan	14, H	1	University Square Shopping Center	E. Stanley Kroenke	No	Yes	Acquisition
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	No	No	Refinance
20	Loan	15, 16	1	Central San Rafael Storage	Kent Swisher, Linda Swisher, Kent D. Swisher and Linda F. Swisher Trust, Matthew Guthrie, Patricia Guthrie, and Guthrie Family Trust Dated July 6, 2018	No	No	Refinance
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	Mr. Stephen G. Siegel	No	No	Refinance
21.01	Property		1	Siegel Suites Columbia
21.02	Property		1	Siegel Select Gautier
21.03	Property		1	Siegel Select Alexandria
21.04	Property		1	Siegel Select Montgomery
22	Loan	5	1	Metro Crossing	B33 Metro Crossing II LLC	No	No	Acquisition
23	Loan	5, 17	1	McDonald’s Global HQ	William I. Snyder	No	No	Acquisition
24	Loan		1	Zions Bank	Earl Corporation and PEG Legacy Assets, LLC	No	No	Refinance
25	Loan		1	2707 Sedgwick	Shapour Sohayegh, Kourosh Nasab and Joseph Yeganeh	No	No	Refinance
26	Loan		1	South Main Shopping Center	Anthony Tarantino and Gholam Reza Zakhireh	No	Yes	Acquisition
27	Loan		1	2800 Bailey	Shapour Sohayegh, Roni Mova, Kourosh Nasab and Joseph Yeganeh	No	No	Refinance
28	Loan		1	Davidsohn Industrial Park	Mark D. Pirie, R. Matthew Moran and the Moran Family Trust 98	No	No	Acquisition
29	Loan	I	1	Longford Shoppes	Christopher L. Emanuel	No	Yes	Acquisition
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	No	No	Refinance
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	No	No	Refinance
32	Loan		1	290 Tunxis Hill	Michael Berkowitz and Robert Berkowitz	No	No	Refinance
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	Zachary Moore and Anthony Grelli, Jr.	No	No	Refinance
33.01	Property		1	2750 Morris Road
33.02	Property		1	1180 Church Road
34	Loan		1	Legacy Business Park	Dr. David Harpaz	No	No	Acquisition
35	Loan		1	Park City Self Storage UT	Stephen B. Kitchen	No	No	Refinance
36	Loan	18	1	Grandview Court	David Lasky and David J. Lasky Trust Dated August 13, 1994	No	No	Refinance
37	Loan		1	Anaheim Hills Medical Office	Mark Hamermesh and Gary Grabel	No	No	Refinance
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	No	No	Refinance
39	Loan		1	Village At Dos Vientos	Pedram Cohen and Afshine Ash Emrani	No	No	Refinance
40	Loan	19, J	1	Arville Commerce Center	Tyler Mattox, Jared Gordon and Peter Cheng	No	Yes	Refinance
41	Loan		1	Boulder Crossroads	Michael H. Mugel and Michael H. Mugel, Trustee of The Michael H. Mugel Trust	No	No	Refinance
42	Loan	K	1	The Platform Santa Barbara	The Simms/Mann Family Foundation	No	No	Acquisition
43	Loan	L	1	Sprague Self Storage	Cirrus Group LLC	No	No	Refinance
44	Loan	M	1	Bella Road Self Storage	Dennis Smith	No	No	Refinance
45	Loan		1	Western Skies Business Center	Kent Rowett and Lee Sims, Jr.	No	No	Recapitalization
46	Loan		1	Titan Self Storage	Mitch P. Lafave	No	No	Refinance
47	Loan		1	3508-3510 Johnson Avenue	Jeffrey J. Feil	No	No	Acquisition
48	Loan		1	Matteson Ground Lease	David Shabsels and Michael Shabsels	No	No	Refinance
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	No	No	Refinance

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)
50	Loan		1	Kings Automall Shopping Center	Next Realty Fund IX, LP	No	No	Acquisition
51	Loan		1	Walgreens - Yakima	Blockhus Living Trust Dated August 26, 1991, Burnell Blockhus and Kristen Blockhus	No	No	Refinance
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	No	No	Refinance
53	Loan		1	U-Stor-It – Melrose Park	Lawrence Nora	No	No	Refinance
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	No	No	Refinance
55	Loan	N	1	Lincoln MHC	Cirrus Group LLC	No	No	Refinance
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	No	No	Refinance
57	Loan		1	WAG Hudson, WI	Carol Graham and Sickels Family Partners, L.P.	No	No	Refinance
58	Loan	20, O	1	Monte Cristo Adult Community	Garry D. Dobson and Steven M. Shamgochian	No	No	Refinance
59	Loan	P	1	BuxBear Self Storage	Joseph O. Tobin II	No	No	Recapitalization
60	Loan		1	Tomball Self Storage	Matthew L. Garibaldi and Matthew Follett	No	No	Acquisition
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	No	No	Refinance
62	Loan	Q	1	Broad Street Portfolio	Michael Laub	No	Yes	Acquisition
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	No	No	Refinance
64	Loan	6, R	2	Lakeside Villa & Glacier View	Denise T. Salisbury	No	No	Refinance
64.01	Property		1	Lakeside Villa Mobile Park
64.02	Property		1	Glacier View Mobile Park
65	Loan	S	1	Lindon Self Storage	TA Holdings, LLC and Cirrus Group LLC	No	No	Refinance
66	Loan		1	RVacation RV Park	David Reid and Anna Reid	No	No	Acquisition
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	No	No	Refinance
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	No	No	Refinance
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	No	No	Refinance
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	No	No	Refinance
71	Loan		1	4601 S Indiana Ave	Raphael Lowenstein and John Lowenstein	No	No	Refinance
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	No	No	Refinance
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	No	No	Refinance
74	Loan	T	1	Brookville MHC	Richard L. Christian, Richard G. Movsky and Jeffrey S. Salisbury	No	No	Refinance
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	No	No	Refinance
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	No	No	Refinance
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	No	No	Refinance
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	No	No	Refinance
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	No	No	Refinance
80	Loan		1	Load & Lock Mini Storage	Laurence Levy and The Springbok Irrevocable Trust	No	No	Acquisition
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	No	No	Refinance
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	No	No	Refinance
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	No	No	Refinance
84	Loan	U	1	Sunset View MHC	Cirrus Group LLC	No	No	Refinance
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	No	No	Refinance
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	No	No	Refinance
87	Loan	V	1	Arroyo MHC	Cirrus Group LLC	No	No	Refinance
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	No	No	Refinance
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	No	No	Refinance
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	No	No	Refinance
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	No	No	Recapitalization
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	No	No	Refinance

A-1-32

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)
1	Loan	5, A	1	One North Wacker	0	0	359,961,961	352,858,833	0	601,702	6,501,426	0	0	359,961,961	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7	1	Arizona Mills	0	0	147,212,167	146,739,422	0	472,745	0	0	0	147,212,167	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6	30	ExchangeRight Portfolio 50	0	0	110,843,379	0	107,870,658	1,358,124	1,614,597	0	0	110,843,379	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Walgreens - Vancouver (114th), WA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Walgreens - Fresno (Blackstone), CA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Walgreens - New Albany (New Albany), OH											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Walgreens - Bossier City (Airline), LA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Octapharma - Chicago (95th), IL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	WellMed - El Paso (Yarbrough), TX											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	WellMed - Plant City (Alexander), FL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	WellMed - San Antonio (Military), TX											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	Dollar General - Marietta (River), PA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	Dollar General - Purvis (Old US 11), MS											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	Family Dollar - South Point (Solida), OH											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.24	Property		1	Sherwin Williams - Ames (16th), IA											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.25	Property		1	Sherwin Williams (Broken Arrow), OK											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.26	Property		1	Family Dollar - Warren (Youngstown), OH											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.29	Property		1	Dollar General - Pharr (Minnesota), TX											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	International Plaza I	0	0	160,557,336	0	157,500,000	1,357,894	1,699,442	0	0	160,557,336	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	24,950,000	0	115,085,656	0	107,000,000	7,269,841	815,815	0	0	115,085,656	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	San Juan Industrial Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Rexco Industrial Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Wendy’s											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan		1	The Court at Oxford Valley	0	0	55,000,000	51,886,307	0	675,455	1,349,007	1,089,230	0	55,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, C	1	Plaza at Imperial Valley	0	0	49,500,000	39,768,607	0	282,797	3,864,339	5,584,256	0	49,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Tides Folly Beach	0	0	46,000,000	27,462,169	0	688,051	1,376,462	16,473,318	0	46,000,000	NAP	$ 246.94	$ 202.70	82.1%	$ 246.94	$ 202.70	82.1%	$ 219.05	$ 138.92	63.4%	$219.11	$ 180.04
9	Loan	D	1	Corporate Research Center	0	0	44,500,000	26,119,564	0	785,525	0	17,594,911	0	44,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	E	1	Lightwave Corporate Center	0	0	37,125,000	21,415,365	0	553,143	0	15,156,492	0	37,125,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	La Brea & San Vicente	0	0	31,500,000	30,370,607	0	220,314	0	909,080	0	31,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5	1	Raymour & Flanigan Campus	0	0	87,000,000	39,240,759	0	1,906,710	252,876	45,599,654	0	87,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	0	0	30,000,000	22,982,570	0	418,441	2,829,748	3,769,241	0	30,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	9, G	1	Tomball Town Center	0	0	41,699,510	0	40,105,000	710,457	884,053	0	0	41,699,510	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	0	0	42,069,843	0	37,250,000	1,302,785	3,517,058	0	0	42,069,843	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 12	1	Newport Pavilion											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	13	1	1925 Maple											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, H	1	University Square Shopping Center											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	15, 16	1	Central San Rafael Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Siegel Suites Columbia											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Siegel Select Gautier											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Siegel Select Alexandria											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Siegel Select Montgomery											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5	1	Metro Crossing											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 17	1	McDonald’s Global HQ											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Zions Bank											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	2707 Sedgwick											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	South Main Shopping Center											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	2800 Bailey											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Davidsohn Industrial Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	I	1	Longford Shoppes											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	290 Tunxis Hill											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	2750 Morris Road											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	1180 Church Road											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Legacy Business Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Park City Self Storage UT											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	18	1	Grandview Court											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Anaheim Hills Medical Office											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Village At Dos Vientos											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	19, J	1	Arville Commerce Center											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Boulder Crossroads											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	K	1	The Platform Santa Barbara											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	L	1	Sprague Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	M	1	Bella Road Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	Western Skies Business Center											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Titan Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	3508-3510 Johnson Avenue											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	Matteson Ground Lease											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-33

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)
50	Loan		1	Kings Automall Shopping Center											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan		1	Walgreens - Yakima											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	U-Stor-It – Melrose Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	N	1	Lincoln MHC											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		1	WAG Hudson, WI											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	20, O	1	Monte Cristo Adult Community											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	P	1	BuxBear Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Tomball Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	Q	1	Broad Street Portfolio											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6, R	2	Lakeside Villa & Glacier View											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.01	Property		1	Lakeside Villa Mobile Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Glacier View Mobile Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	S	1	Lindon Self Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	RVacation RV Park											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan		1	4601 S Indiana Ave											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	T	1	Brookville MHC											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	21, 22, W	1	Jackson Manor Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	21, 22, W	1	Midland Manor Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan		1	Load & Lock Mini Storage											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	U	1	Sunset View MHC											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	V	1	Arroyo MHC											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.											NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	5, A	1	One North Wacker	NAP
2	Loan	5, 7	1	Arizona Mills	NAP
3	Loan	6	30	ExchangeRight Portfolio 50	NAP
3.01	Property		1	Publix- Madison Commons - Madison (Hughes), AL	NAP
3.02	Property		1	First Midwest Bank - Highland (Indianapolis), IN	NAP
3.03	Property		1	Walgreens - Vancouver (114th), WA	NAP
3.04	Property		1	Walgreens - Fresno (Blackstone), CA	NAP
3.05	Property		1	Walgreens - Broussard (Saint Nazaire), LA	NAP
3.06	Property		1	First Midwest Bank - Joliet (2801 Jefferson), IL	NAP
3.07	Property		1	Walgreens - New Albany (New Albany), OH	NAP
3.08	Property		1	Octapharma - Riverdale (Riverdale), MD	NAP
3.09	Property		1	Walgreens - Bossier City (Airline), LA	NAP
3.10	Property		1	Octapharma - Chicago (95th), IL	NAP
3.11	Property		1	WellMed - El Paso (Yarbrough), TX	NAP
3.12	Property		1	WellMed - Plant City (Alexander), FL	NAP
3.13	Property		1	WellMed - San Antonio (Military), TX	NAP
3.14	Property		1	CVS Pharmacy - Erie (Peninsula) PA	NAP
3.15	Property		1	First Midwest Bank - Mundelein (Allanson), IL	NAP
3.16	Property		1	Fresenius Kidney Care - Anderson (Jackson), IN	NAP
3.17	Property		1	Dollar Tree – Richton Park (Sauk), IL	NAP
3.18	Property		1	First Midwest Bank - McHenry (Richmond), IL	NAP
3.19	Property		1	Dollar General - Marietta (River), PA	NAP
3.2	Property		1	Dollar General - Pine Hill (Erial), NJ	NAP
3.21	Property		1	Dollar General - Purvis (Old US 11), MS	NAP
3.22	Property		1	Family Dollar - South Point (Solida), OH	NAP
3.23	Property		1	Dollar Tree - Glenpool (Waco), OK	NAP
3.24	Property		1	Sherwin Williams - Ames (16th), IA	NAP
3.25	Property		1	Sherwin Williams (Broken Arrow), OK	NAP
3.26	Property		1	Family Dollar - Warren (Youngstown), OH	NAP
3.27	Property		1	Dollar General - Bismarck (Lincoln), ND	NAP
3.28	Property		1	Dollar General - Lake Cormorant (Highway 301), MS	NAP
3.29	Property		1	Dollar General - Pharr (Minnesota), TX	NAP
3.3	Property		1	Dollar General - Rocky Mount (Goldrock), NC	NAP
4	Loan		1	International Plaza I	NAP
5	Loan	5, 6, 7, B	3	Suarez Puerto Rico Industrial Portfolio	NAP
5.01	Property		1	San Juan Industrial Park	NAP
5.02	Property		1	Rexco Industrial Park	NAP
5.03	Property		1	Wendy’s	NAP
6	Loan		1	The Court at Oxford Valley	NAP
7	Loan	10, C	1	Plaza at Imperial Valley	NAP
8	Loan		1	Tides Folly Beach	82.2%
9	Loan	D	1	Corporate Research Center	NAP
10	Loan	E	1	Lightwave Corporate Center	NAP
11	Loan		1	La Brea & San Vicente	NAP
12	Loan	5	1	Raymour & Flanigan Campus	NAP
13	Loan	7, 11, F	1	Norwalk Town Square	NAP
14	Loan	9, G	1	Tomball Town Center	NAP
15	Loan	7, 8	1	Lake Pointe Corporate Centre	NAP
16	Loan	5, 12	1	Newport Pavilion	NAP
17	Loan	13	1	1925 Maple	NAP
18	Loan	14, H	1	University Square Shopping Center	NAP
19	Loan	21, 22, W	1	Netherland Gardens Corp. f/k/a Netherland Tenants Corp.	NAP	NAP	111,400,000	14.8%	13.5%	34	26	2	291,841
20	Loan	15, 16	1	Central San Rafael Storage	NAP
21	Loan	6, 7	4	Southern Flexible Apartment Portfolio II	NAP
21.01	Property		1	Siegel Suites Columbia	NAP
21.02	Property		1	Siegel Select Gautier	NAP
21.03	Property		1	Siegel Select Alexandria	NAP
21.04	Property		1	Siegel Select Montgomery	NAP
22	Loan	5	1	Metro Crossing	NAP
23	Loan	5, 17	1	McDonald’s Global HQ	NAP
24	Loan		1	Zions Bank	NAP
25	Loan		1	2707 Sedgwick	NAP
26	Loan		1	South Main Shopping Center	NAP
27	Loan		1	2800 Bailey	NAP
28	Loan		1	Davidsohn Industrial Park	NAP
29	Loan	I	1	Longford Shoppes	NAP
30	Loan	21, 22, W	1	Fairfield Commons Owners Corp.	NAP	500,000	81,300,000	14.1%	0.0%	0	0	0	NAP
31	Loan	21, 22, W	1	2400 Johnson Avenue Owners, Inc.	NAP	500,000	36,800,000	31.2%	4.7%	5	0	1	25,235
32	Loan		1	290 Tunxis Hill	NAP
33	Loan	5, 6, 8	2	Velocity Industrial Portfolio	NAP
33.01	Property		1	2750 Morris Road	NAP
33.02	Property		1	1180 Church Road	NAP
34	Loan		1	Legacy Business Park	NAP
35	Loan		1	Park City Self Storage UT	NAP
36	Loan	18	1	Grandview Court	NAP
37	Loan		1	Anaheim Hills Medical Office	NAP
38	Loan	21, 22, W	1	415 East 80th Street Housing Corporation	NAP	500,000	25,700,000	33.5%	2.6%	2	0	0	-209
39	Loan		1	Village At Dos Vientos	NAP
40	Loan	19, J	1	Arville Commerce Center	NAP
41	Loan		1	Boulder Crossroads	NAP
42	Loan	K	1	The Platform Santa Barbara	NAP
43	Loan	L	1	Sprague Self Storage	NAP
44	Loan	M	1	Bella Road Self Storage	NAP
45	Loan		1	Western Skies Business Center	NAP
46	Loan		1	Titan Self Storage	NAP
47	Loan		1	3508-3510 Johnson Avenue	NAP
48	Loan		1	Matteson Ground Lease	NAP
49	Loan	21, 22, W	1	Waldo Gardens, Inc.	NAP	500,000	46,750,000	12.0%	0.0%	0	0	0	NAP

A-1-35

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
50	Loan		1	Kings Automall Shopping Center	NAP
51	Loan		1	Walgreens - Yakima	NAP
52	Loan	21, 22, W	1	The Renee Owners Inc. a/k/a The Renee Owners, Inc.	NAP	250,000	29,200,000	17.1%	65.5%	78	0	0	578,938
53	Loan		1	U-Stor-It – Melrose Park	NAP
54	Loan	21, 22, W	1	Hudson House Tenants Corporation	NAP	1,000,000	36,400,000	13.7%	0.0%	0	0	0	NAP
55	Loan	N	1	Lincoln MHC	NAP
56	Loan	21, 22, W	1	60 West Broad Street, Inc.	NAP	1,000,000	17,100,000	27.7%	7.4%	5	0	1	-28,127
57	Loan		1	WAG Hudson, WI	NAP
58	Loan	20, O	1	Monte Cristo Adult Community	NAP
59	Loan	P	1	BuxBear Self Storage	NAP
60	Loan		1	Tomball Self Storage	NAP
61	Loan	21, 22, W	1	12 West 17th St. Tenants’ Corp.	NAP	500,000	16,900,000	25.4%	0.0%	0	0	0	NAP
62	Loan	Q	1	Broad Street Portfolio	NAP
63	Loan	21, 22, W	1	Oakhurst Gardens Corp.	NAP	250,000	12,000,000	32.4%	30.5%	1	15	2	111,364
64	Loan	6, R	2	Lakeside Villa & Glacier View	NAP
64.01	Property		1	Lakeside Villa Mobile Park	NAP
64.02	Property		1	Glacier View Mobile Park	NAP
65	Loan	S	1	Lindon Self Storage	NAP
66	Loan		1	RVacation RV Park	NAP
67	Loan	21, 22, W	1	Archer Cooperative, Inc.	NAP	500,000	34,700,000	9.4%	0.0%	0	0	0	NAP
68	Loan	21, 22, W	1	Caribbean House, Inc.	NAP	NAP	19,900,000	16.1%	6.5%	4	0	0	42,125
69	Loan	21, 22, W	1	111-127 Cabrini Apartments Corp.	NAP	500,000	10,400,000	26.9%	5.6%	0	0	2	NAP
70	Loan	21, 22, W	1	94-102 Hamilton Place Housing Development Fund Corporation	NAP	750,000	12,500,000	22.4%	5.6%	0	0	3	NAP
71	Loan		1	4601 S Indiana Ave	NAP
72	Loan	21, 22, W	1	250 North Village Owners, Inc.	NAP	300,000	23,900,000	11.6%	7.1%	5	0	0	-4,972
73	Loan	21, 22, W	1	White Oak Cooperative Housing Corp.	NAP	NAP	23,900,000	11.5%	1.9%	0	0	3	NAP
74	Loan	T	1	Brookville MHC	NAP
75	Loan	21, 22, W	1	Garden Lofts Corp.	NAP	500,000	14,200,000	17.6%	0.0%	0	0	0	NAP
76	Loan	21, 22, W	1	NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.	NAP	500,000	32,150,000	7.8%	0.0%	0	0	0	NAP
77	Loan	21, 22, W	1	Crescent Tenants Corp.	NAP	1,000,000	23,220,000	10.7%	19.0%	21	0	1	110,712
78	Loan	21, 22, W	1	Jackson Manor Inc.	NAP	500,000	14,400,000	17.0%	69.6%	78	0	0	435,424
79	Loan	21, 22, W	1	Midland Manor Owners Corp.	NAP	500,000	15,850,000	15.4%	50.5%	49	0	0	430,899
80	Loan		1	Load & Lock Mini Storage	NAP
81	Loan	21, 22, W	1	35 East Tenants Corp.	NAP	500,000	12,600,000	17.0%	7.5%	3	0	0	-49,399
82	Loan	21, 22, W	1	Hudson Park Co-operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	NAP	250,000	13,800,000	13.7%	0.0%	0	0	0	NAP
83	Loan	21, 22, W	1	Greene Street Associates, Inc. A/K/A Greenestreet Associates, Inc.	NAP	300,000	18,400,000	9.5%	0.0%	0	0	0	NAP
84	Loan	U	1	Sunset View MHC	NAP
85	Loan	21, 22, W	1	Cherry Lane Owners Corp.	NAP	NAP	21,000,000	7.8%	9.9%	0	0	7	NAP
86	Loan	21, 22, W	1	Delano Tenants Corp.	NAP	NAP	9,650,000	15.5%	5.7%	3	0	0	-3,528
87	Loan	V	1	Arroyo MHC	NAP
88	Loan	21, 22, W	1	25 Indian Road Owners Corp.	NAP	250,000	11,000,000	11.7%	12.2%	6	0	0	-1,151
89	Loan	21, 22, W	1	Village Gardens Tenants Corp.	NAP	250,000	10,100,000	11.9%	0.0%	0	0	0	NAP
90	Loan	21, 22, W	1	482 East 74th Street Apartment Corp.	NAP	250,000	4,700,000	23.3%	55.0%	11	0	0	67,716
91	Loan	21, 22, W	1	Sherwood Village Cooperative B, Inc.	NAP	NAP	29,500,000	3.4%	0.0%	0	0	0	NAP
92	Loan	21, 22, W	1	22321 Owners Corp.	NAP	NAP	32,500,000	3.1%	14.5%	0	8	0	64,774

A-1-36

BANK 2021-BNK36
Footnotes to Annex A-1

(1)	BANA—Bank of America, National Association; WFB—Wells Fargo Bank, National Association; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, One North Wacker, Mortgage Loan No. 2, Arizona Mills, Mortgage Loan No. 5, Suarez Puerto Rico Industrial Portfolio, Mortgage Loan No. 12, Raymour & Flanigan Campus, Mortgage Loan No. 16, Newport Pavilion, Mortgage Loan No. 22, Metro Crossing, Mortgage Loan No. 23, McDonald’s Global HQ, and Mortgage Loan No. 33, Velocity Industrial Portfolio, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “The Non-Serviced A/B Whole Loans—The McDonald’s Global HQ Whole Loan”, and “The Serviced A/B Whole Loan—Suarez Puerto Rico Industrial Portfolio Whole Loan”, as applicable, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

(6)	With respect to Mortgage Loan No. 3, ExchangeRight Portfolio 50, Mortgage Loan No. 5, Suarez Puerto Rico Industrial Portfolio, Mortgage Loan No. 21, Southern Flexible Apartment Portfolio II , Mortgage Loan No. 33, Velocity Industrial Portfolio, and Mortgage Loan No. 64, Lakeside Villa & Glacier View, each such Mortgage Loan is secured by multiple mortgaged properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Arizona Mills, Mortgage Loan No. 5, Suarez Puerto Rico Industrial Portfolio, Mortgage Loan No. 13, Norwalk Town Square, Mortgage Loan No. 15, Lake Pointe Corporate Centre, and Mortgage Loan No. 21, Southern Flexible Apartment Portfolio II, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 15, Lake Pointe Corporate Centre and Mortgage Loan No. 33, Velocity Industrial Portfolio, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 14, Tomball Town Center, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

(10)	With respect to Mortgage Loan No. 7, Plaza at Imperial Valley, at loan origination, the lender reserved a capitalized holdback of $2,000,000 to account for upcoming leasing, which will be disbursed to the borrower on or before October 2023 if the borrower provides evidence that the Plaza at Imperial Valley Property has achieved a net cash flow debt yield (after accounting for the capitalized holdback) of not less than 9.0% and an amortizing net cash flow debt service coverage ratio (after accounting for the Capitalized Holdback) of not less than 1.54x. If such conditions are satisfied, the lender will disburse to the borrower an amount equal to such portion of the reserve funds that will result in the Mortgaged Property satisfying the foregoing debt service coverage ratio and debt yield thresholds as of the date of calculation. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date

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LTV Ratio and Maturity Date LTV Ratio based on the currently funded loan amount of $47,500,000 are 9.3%, 9.3%, 62.3% and 62.3% respectively.

(11)	With respect to Mortgage Loan No. 13, Norwalk Town Square, a $2,000,000 economic holdback was reserved for at loan origination in connection with Regency Theatres. So long as no event of default will have occurred (unless the same has been cured and such cure accepted by the lender), upon the occurrence of the Regency Theaters holdback reserve release conditions outlined in the loan documents, the lender will disburse to the borrower all holdback funds less and except an amount equal to any outstanding tenant improvements or leasing commissions owed in connection with the occurrence of a re-tenanting event, if any. In the event that the holdback funds have not been fully released pursuant to the terms hereof before the payment date occurring in July 2023, then on the payment date occurring in July 2023 the lender will apply the Regency Theaters holdback funds towards the prepayment of the debt. The borrower will be responsible for the payment of any applicable yield maintenance premium in connection with such prepayment.

(12)	With respect to Mortgage Loan No. 16, Newport Pavilion, the initial non-recourse carveout guarantor, J. Kenneth Dunn, a natural person, died following the origination date. The borrower has informed the lender that it is working on submitting a proposal for a replacement guarantor to the servicer of the securitization to which the Newport Pavilion Companion Loan was contributed.

(13)	With respect to Mortgage Loan No. 17, 1925 Maple, the sole tenant (45,270 square feet), representing 100.0% of net rentable square feet, has signed a lease, is paying full rent with no rent abatements or landlord work remaining, however, approximately 50% of the net rentable area remains unimproved.

(14)	With respect to Mortgage Loan No. 18, University Square Shopping Center, the loan documents allow for one 5-day grace period to impose a late charge in each rolling 12-month period.

(15)	With respect to Mortgage Loan No. 20, Central San Rafael Storage, a $255,000 economic holdback was reserved for at loan origination. Provided no event of default has occurred and is continuing, and provided the debt yield having been at least 8.0% for 6 consecutive calendar months, the lender will disburse all holdback funds either (i) to the borrower, so long as no cash trap event period exists, or (ii) if a cash trap event period exists, into the cash management account. Provided no event of default has occurred and is then continuing, in the event that the holdback funds have not been fully released on or prior to August 6, 2023, the lender will apply the holdback funds to prepay the outstanding principal balance of the loan.

(16)	With respect to Mortgage Loan No. 20, Central San Rafael Storage, the Cut-Off Date LTV, Maturity Date LTV, UW NOI DSCR, UW NCF DSCR, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are each presented on a net-of-holdback basis. Provided no event of default is then continuing, in the event that the holdback reserve funds have not been fully related pursuant to the terms of the mortgage loan documents prior to August 6, 2023, the lender will apply the funds to prepay the outstanding principal balance of the loan. Assuming no net-of-holdback presentation, the Cut-Off Date LTV, Maturity Date LTV, UW NOI DSCR, UW NCF DSCR, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield would be 60.0%, 60.0%, 2.39x, 2.38x, 7.9% and 7.9%.

(17)	With respect to Mortgage Loan No. 23, McDonald’s Global HQ, the Original Amortization Term (mos.) and Remaining Amortization Term (mos.) is shown for the McDonald’s Global HQ Whole Loan. The McDonald’s Global HQ Senior Loan amortizes in 186 months.

(18)	With respect to Mortgage Loan No. 36, Grandview Court, the TI/LC Reserve Cap will be reduced to $500,000 if Jewel-Osco has renewed or extended the term of its lease upon terms reasonably acceptable to the lender (including a reasonable tenant estoppel certificate evidencing a lease term expiring no sooner than 5 years after the existing expiration) and otherwise in accordance with the mortgage loan documents.

(19)	With respect to Mortgage Loan No. 40, Arville Commerce Center, the borrower deposited $300,000 at loan origination in connection with the anticipated renewal or replacement of the existing leases with Pharmaxtracts. Allocated funds will be released by the lender within 10 business days of renewals.

(20)	With respect to Mortgage Loan No. 58, Monte Cristo Adult Community, at loan origination, the lender reserved a Performance Holdback of $585,000 to account for ongoing construction, which will be disbursed to the borrower on or before January 9, 2024, if (i) no event of default exists, (ii) the base rental collections for pads for the 3 preceding calendar months is equal to or greater than $561,749, (iii) Debt service coverage ratio and Debt yield equal or exceed 1.40x and 8.85%, respectively, and (iv) there are no tax liens against the guarantor. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the currently funded loan amount of $3,915,000 are 8.4%, 8.4%, 37.1% and 37.1% respectively.

(21)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors – Other Secured Indebtedness – Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

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(22)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A.(other than Mortgage Loan No. 49, the Waldo Gardens, Inc.), the Appraised Value of each property is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Waldo Gardens, Inc., the Appraised Value is determined as if such residential cooperative property is operated as a market rate multifamily rental property.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to: (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean: (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date; divided by (B) twelve (12). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

B.	“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of each applicable Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Open Period Start Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only, based on an actual/360 interest calculation for each projected interest period, which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the initially stated

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Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Open Period Start Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only, based on an actual/360 interest calculation for each projected interest period, which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the initially stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

F.	“Applicable Percentage” shall mean, as applicable, (i) in connection with any prepayment made pursuant to Section 2.7(d) hereof and provided that no Event of Default then exists, 1%, or (ii) in connection with any other prepayment of the Debt, 3%.

“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding 22 principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected

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Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1% ) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date of the Calculated Payments ( defined below) from the Prepayment Date through the date of the commencement of the Open Period (as hereinafter defined) determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate ( defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

J.	“Applicable Percentage” shall mean as applicable, (i) in connection with any prepayment made pursuant to Section 2.7(d) hereof and provided that no Event of Default then exists, 1%, or (ii) in connection with any other prepayment of the Debt, 3%.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

K.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the first day of the Open Period (defined below) determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

L.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date”

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shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

M.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

N.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

O.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

P.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

Q.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates

A-1-42

(one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

R.	Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

S.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

T.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

U.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

V.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date”

A-1-43

shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of YieldMaintenance shall be conclusive and binding absent manifest error.

W.	“Yield Maintenance Premium” is equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium will be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate
n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity
b = the yield for the shorter U.S. Treasury constant maturity
x = the term of the longer U.S. Treasury constant maturity
y = the term of the shorter U.S. Treasury constant maturity
z = “n” (as defined in the present value factor calculation above) divided by 12.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term will be used, and interpolation will not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee will determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

A-1-44

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

Mortgage Loan Seller	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Bank of America, National Association	23	$497,276,548	39.0%	3.0765%	118	2.86x	10.2%	55.9%	53.8%
Morgan Stanley Mortgage Capital Holdings LLC	20	$316,981,905	24.8%	3.2354%	103	3.24x	11.4%	57.4%	56.8%
Wells Fargo Bank, National Association	17	$265,964,072	20.8%	3.3957%	115	2.52x	10.6%	59.3%	55.9%
National Cooperative Bank, N.A.	31	$120,943,418	9.5%	3.0748%	118	7.78x	36.0%	15.6%	13.2%
Bank of America, National Association/Wells Fargo Bank, National Association	1	$74,888,072	5.9%	3.8020%	59	4.27x	25.6%	32.4%	29.4%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Cut-off Date Balances

Cut-off Date Balance ($)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
992,951 - 5,000,000	41	$120,920,421	9.5%	3.3671%	117	5.88x	26.7%	31.5%	29.6%
5,000,001 - 15,000,000	32	$313,613,842	24.6%	3.3495%	114	2.92x	12.5%	54.1%	50.8%
15,000,001 - 25,000,000	4	$72,335,184	5.7%	3.1578%	100	3.99x	16.9%	53.4%	52.5%
25,000,001 - 35,000,000	5	$142,900,000	11.2%	3.2022%	118	2.82x	9.7%	60.7%	60.7%
35,000,001 - 55,000,000	5	$232,056,496	18.2%	3.2083%	119	2.86x	11.4%	58.3%	53.5%
55,000,001 - 75,000,000	4	$267,228,072	20.9%	3.2998%	89	3.83x	15.8%	46.7%	45.9%
75,000,001 - 127,000,000	1	$127,000,000	10.0%	2.7185%	120	2.96x	8.9%	53.2%	53.2%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: $992,951
Maximum: $127,000,000
Average: $13,870,152

A-2-1

Annex A-2

Mortgage Pool Information

States

State	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
California	13	$264,873,474	20.8%	3.2113%	119	2.98x	10.1%	56.0%	55.7%
Illinois	12	$181,853,781	14.3%	2.8883%	119	2.70x	9.3%	53.8%	51.4%
New York	34	$180,633,418	14.2%	3.0752%	119	6.12x	26.8%	30.9%	29.4%
Texas	7	$114,830,518	9.0%	2.8922%	119	3.72x	11.4%	50.8%	50.0%
Arizona	2	$81,588,072	6.4%	3.7398%	61	4.24x	24.6%	34.3%	31.6%
Pennsylvania	5	$68,294,292	5.4%	3.2075%	117	2.11x	10.5%	64.5%	56.5%
Puerto Rico	3	$60,000,000	4.7%	3.6560%	59	3.53x	14.4%	54.7%	54.7%
South Carolina	2	$52,431,496	4.1%	3.8061%	119	2.30x	14.2%	60.3%	48.6%
Utah	4	$52,300,000	4.1%	3.1383%	119	3.22x	10.7%	58.9%	58.9%
Nevada	5	$49,887,500	3.9%	3.5030%	119	2.10x	9.6%	61.6%	58.2%
Colorado	3	$23,100,000	1.8%	3.2561%	119	2.89x	10.4%	61.9%	61.9%
Kentucky	1	$21,590,000	1.7%	3.0400%	57	3.16x	10.5%	69.8%	69.8%
Washington	5	$19,717,348	1.5%	3.4930%	119	2.66x	9.6%	56.9%	56.9%
Iowa	2	$15,485,781	1.2%	3.3513%	61	2.09x	11.8%	63.7%	58.0%
Ohio	5	$12,885,594	1.0%	3.6867%	119	2.17x	10.6%	66.7%	60.2%
Alabama	2	$11,130,480	0.9%	3.3751%	120	2.59x	10.4%	60.9%	59.6%
Connecticut	1	$11,000,000	0.9%	3.3000%	118	3.56x	12.9%	52.3%	52.3%
Louisiana	3	$8,836,980	0.7%	3.4178%	120	2.58x	11.0%	60.8%	59.0%
Indiana	3	$8,749,810	0.7%	3.3326%	120	3.10x	10.9%	55.1%	55.1%
New Jersey	3	$8,617,717	0.7%	3.3758%	120	3.61x	16.7%	46.0%	44.5%
Mississippi	3	$5,148,342	0.4%	3.5329%	120	2.57x	12.5%	60.4%	57.2%
Wisconsin	1	$4,700,000	0.4%	3.5400%	117	2.51x	9.0%	55.7%	55.7%
Idaho	1	$4,500,000	0.4%	3.5730%	83	2.54x	9.4%	60.8%	60.8%
North Carolina	2	$3,976,030	0.3%	3.6310%	118	3.43x	12.9%	59.2%	59.2%
Maryland	1	$3,003,168	0.2%	3.2637%	120	2.60x	8.9%	61.3%	61.3%
Florida	1	$2,335,116	0.2%	3.2637%	120	2.60x	8.9%	61.3%	61.3%
Oklahoma	2	$2,243,183	0.2%	3.2637%	120	2.60x	8.9%	61.3%	61.3%
New Mexico	1	$1,300,000	0.1%	3.7170%	60	2.63x	10.1%	65.0%	65.0%
North Dakota	1	$1,041,915	0.1%	3.2637%	120	2.60x	8.9%	61.3%	61.3%
Total/Wtd. Avg.	128	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

Property Type	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV

Retail
Anchored	13	$321,248,147	25.2%	3.4384%	97	2.86x	13.8%	55.9%	52.6%
Single Tenant	26	$62,399,139	4.9%	3.3284%	120	2.56x	8.9%	61.1%	61.1%
Power Center	1	$49,500,000	3.9%	3.7500%	119	2.16x	9.0%	65.0%	65.0%
Shadow Anchored	1	$7,500,000	0.6%	3.7700%	118	2.73x	11.6%	57.0%	57.0%
Subtotal:	41	$440,647,286	34.5%	3.4635%	103	2.73x	12.6%	57.7%	55.3%
Office
CBD	3	$154,837,548	12.1%	2.7806%	119	2.85x	9.4%	52.5%	50.4%
Suburban	4	$115,200,000	9.0%	2.7402%	117	4.16x	12.2%	49.2%	49.2%
Medical	8	$33,690,861	2.6%	3.3928%	119	2.37x	9.9%	61.8%	59.0%
Subtotal:	15	$303,728,409	23.8%	2.8332%	118	3.29x	10.5%	52.3%	50.9%
Multifamily
Cooperative	31	$120,943,418	9.5%	3.0748%	118	7.78x	36.0%	15.6%	13.2%
Flexible Apartments	4	$14,700,000	1.2%	3.7500%	120	2.55x	15.4%	59.6%	53.9%
Garden	1	$4,100,000	0.3%	3.5100%	119	2.08x	7.5%	63.1%	63.1%
Low Rise	1	$2,800,000	0.2%	4.7500%	117	1.37x	8.9%	69.6%	61.4%
Subtotal:	37	$142,543,418	11.2%	3.1898%	119	6.95x	32.5%	22.5%	19.8%
Mixed Use
Industrial/Office	2	$81,625,000	6.4%	2.5445%	120	4.22x	11.9%	48.0%	48.0%
Multifamily/Retail	2	$26,500,000	2.1%	3.1538%	119	2.95x	9.5%	60.2%	60.2%
Retail/Office	1	$8,300,000	0.7%	3.7810%	119	1.74x	10.4%	59.3%	51.1%
Industrial/Office/Retail	1	$7,000,000	0.5%	3.4100%	119	2.52x	9.3%	50.0%	50.0%
Office/Retail	1	$6,390,000	0.5%	3.5500%	119	2.26x	8.3%	63.9%	63.9%
Subtotal:	7	$129,815,000	10.2%	2.8441%	120	3.62x	11.0%	52.1%	51.6%
Industrial
Warehouse	3	$50,188,346	3.9%	3.5711%	71	3.37x	13.4%	55.3%	55.3%
Flex	3	$39,517,245	3.1%	3.4660%	90	2.75x	11.7%	57.5%	55.4%
Warehouse Distribution	1	$30,000,000	2.4%	2.9250%	120	3.03x	9.7%	58.4%	58.4%
Subtotal:	7	$119,705,592	9.4%	3.3745%	89	3.08x	11.9%	56.8%	56.1%
Self Storage
Self Storage	10	$64,893,405	5.1%	3.4184%	116	2.59x	9.5%	56.7%	55.6%
Subtotal:	10	$64,893,405	5.1%	3.4184%	116	2.59x	9.5%	56.7%	55.6%
Hospitality
Full Service	1	$45,931,496	3.6%	3.8140%	119	2.27x	14.0%	60.4%	47.9%
Subtotal:	1	$45,931,496	3.6%	3.8140%	119	2.27x	14.0%	60.4%	47.9%
Manufactured Housing
Manufactured Housing	8	$22,070,000	1.7%	3.7412%	116	2.73x	10.4%	48.5%	48.5%
Subtotal:	8	$22,070,000	1.7%	3.7412%	116	2.73x	10.4%	48.5%	48.5%
Leased Fee
Leased Fee	2	$6,719,408	0.5%	3.1316%	115	2.29x	7.4%	73.5%	73.5%
Subtotal:	2	$6,719,408	0.5%	3.1316%	115	2.29x	7.4%	73.5%	73.5%
Total/Wtd. Avg.	128	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

Mortgage Rate (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2.4350 - 2.9999	12	$370,391,795	29.0%	2.6852%	119	3.74x	11.7%	49.3%	48.3%
3.0000 - 3.4999	55	$550,041,747	43.1%	3.2507%	114	3.57x	15.0%	52.0%	49.9%
3.5000 - 4.7500	25	$355,620,473	27.9%	3.7472%	95	2.90x	14.6%	54.1%	50.9%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 2.4350%
Maximum: 4.7500%
Weighted Average: 3.2249%

Original Terms to Maturity

Original Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	5	$172,160,647	13.5%	3.6178%	59	3.68x	18.5%	47.7%	45.9%
84	2	$11,200,000	0.9%	3.2565%	83	3.33x	11.9%	57.8%	57.8%
120	85	$1,092,693,368	85.6%	3.1627%	119	3.40x	13.2%	52.4%	50.2%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 112 mos.

Remaining Terms to Maturity

Remaining Term to Maturity (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
57 - 60	5	$172,160,647	13.5%	3.6178%	59	3.68x	18.5%	47.7%	45.9%
83 - 84	2	$11,200,000	0.9%	3.2565%	83	3.33x	11.9%	57.8%	57.8%
106 - 120	85	$1,092,693,368	85.6%	3.1627%	119	3.40x	13.2%	52.4%	50.2%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 110 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Original Amortization Terms

Original Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	53	$893,371,500	70.0%	3.1271%	113	3.28x	10.8%	54.9%	54.9%
120	2	$2,274,619	0.2%	3.2337%	118	7.45x	89.5%	3.2%	0.1%
270	1	$14,287,548	1.1%	2.9350%	109	1.45x	12.4%	39.6%	17.1%
360	30	$326,792,139	25.6%	3.5279%	102	3.47x	19.7%	48.4%	41.5%
480	6	$39,328,209	3.1%	3.0328%	118	7.16x	31.5%	16.7%	14.3%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 120 mos.
Maximum: 480 mos.
Weighted Average: 368 mos.

Remaining Amortization Terms

Remaining Amortization Term (mos.)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	53	$893,371,500	70.0%	3.1271%	113	3.28x	10.8%	54.9%	54.9%
118 - 120	2	$2,274,619	0.2%	3.2337%	118	7.45x	89.5%	3.2%	0.1%
121 - 270	1	$14,287,548	1.1%	2.9350%	109	1.45x	12.4%	39.6%	17.1%
271 - 360	30	$326,792,139	25.6%	3.5279%	102	3.47x	19.7%	48.4%	41.5%
361 - 479	6	$39,328,209	3.1%	3.0328%	118	7.16x	31.5%	16.7%	14.3%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 118 mos.
Maximum: 479 mos.
Weighted Average: 366 mos.

Debt Service Coverage Ratios

Debt Service Coverage Ratio (x)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.37 - 1.70	6	$57,237,548	4.5%	3.5008%	116	1.58x	10.3%	57.9%	47.3%
1.71 - 2.10	8	$103,731,981	8.1%	3.3618%	109	1.96x	10.9%	63.9%	55.3%
2.11 - 2.50	11	$216,433,996	17.0%	3.5858%	118	2.26x	9.6%	62.6%	59.9%
2.51 - 3.50	25	$433,964,000	34.0%	3.1269%	116	2.86x	9.8%	57.1%	57.0%
3.51 - 4.50	15	$272,300,296	21.3%	3.3140%	88	3.87x	16.9%	44.5%	43.3%
4.51 - 28.86	27	$192,386,194	15.1%	2.7580%	119	6.77x	26.5%	29.6%	28.6%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 1.37x
Maximum: 28.86x
Weighted Average: 3.43x

A-2-5

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

Cut-off Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2.0 - 30.0	30	$116,208,996	9.1%	3.0729%	118	7.92x	36.5%	15.0%	12.8%
30.1 - 40.0	5	$100,160,042	7.8%	3.6363%	73	3.81x	22.8%	33.7%	27.9%
40.1 - 50.0	9	$178,715,000	14.0%	2.6822%	119	4.13x	11.8%	45.4%	45.4%
50.1 - 60.0	20	$403,380,000	31.6%	3.1657%	109	3.01x	10.7%	55.2%	54.7%
60.1 - 65.0	18	$316,925,572	24.8%	3.5207%	115	2.32x	9.8%	62.4%	59.9%
65.1 - 75.0	10	$160,664,405	12.6%	3.2474%	110	2.42x	10.6%	67.3%	62.2%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 2.0%
Maximum: 75.0%
Weighted Average: 51.8%

Maturity Date Loan-to-Value Ratios

Maturity Date Loan-to-Value Ratio (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
0.0 - 30.0	33	$210,119,038	16.5%	3.3245%	97	6.10x	30.7%	23.2%	19.2%
30.1 - 45.0	5	$85,500,000	6.7%	2.7262%	119	4.25x	12.4%	41.9%	41.1%
45.1 - 55.0	17	$418,046,496	32.8%	3.1236%	111	3.12x	11.3%	53.5%	51.5%
55.1 - 60.0	17	$234,911,981	18.4%	3.2495%	113	2.59x	10.6%	60.9%	57.3%
60.1 - 75.0	20	$327,476,500	25.7%	3.4030%	114	2.52x	9.2%	64.1%	63.7%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: .0%
Maximum: 75.0%
Weighted Average: 49.7%

Amortization Type

Amortization Type	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	53	$893,371,500	70.0%	3.1271%	113	3.28x	10.8%	54.9%	54.9%
Amortizing Balloon	27	$244,307,896	19.1%	3.4508%	96	4.81x	26.0%	34.1%	27.9%
Interest Only, Amortizing Balloon	10	$136,100,000	10.7%	3.4611%	118	1.92x	11.1%	64.0%	55.6%
Fully Amortizing	2	$2,274,619	0.2%	3.2337%	118	7.45x	89.5%	3.2%	0.1%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

A-2-6

Annex A-2

Mortgage Pool Information

Underwritten NOI Debt Yield

Underwritten NOI Debt Yield (%)	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Aggregate Cut-off Date Balance	Average Mortgage Rate	Average Remaining Term (Mos.)	Average U/W NCF DSCR	Average U/W NOI Debt Yield	Average Cut-off Date LTV	Average Maturity Date LTV
6.8 - 9.0	17	$390,292,500	30.6%	3.2298%	119	2.54x	8.7%	59.0%	58.9%
9.1 - 10.0	11	$106,184,000	8.3%	3.2561%	117	2.64x	9.6%	57.0%	56.3%
10.1 - 11.0	16	$212,239,405	16.6%	3.2960%	111	2.50x	10.7%	62.2%	57.9%
11.1 - 14.0	14	$302,856,620	23.7%	2.9570%	115	3.60x	12.5%	51.0%	47.6%
14.1 - 24.0	10	$108,345,989	8.5%	3.4967%	86	3.72x	16.1%	44.9%	43.2%
24.1 - 153.4	24	$156,135,500	12.2%	3.4261%	90	6.93x	35.5%	22.4%	19.8%
Total/Wtd. Avg.	92	$1,276,054,015	100.0%	3.2249%	110	3.43x	13.9%	51.8%	49.7%

Minimum: 6.8%
Maximum: 153.4%
Weighted Average: 13.9%

California

California	No. of Mtg. Properties	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR	Weighted Average U/W NOI Debt Yield	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Southern California	8	$190,475,000	14.9%	3.3267%	118	2.86x	10.1%	57.9%	57.6%
Northern California	5	$74,398,474	5.8%	2.9157%	119	3.29x	10.0%	50.9%	50.9%
Total:	13	$264,873,474	20.8%	3.2113%	119	2.98x	10.1%	56.0%	55.7%

A-2-7

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

A-3-2

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

Fulton River District
River North
Marina City
IRV KUPCINET BRIDGE
The River Hotel
Hard Rock Hotel-Chicago
Wolf Point
FRANKLIN STREET BRIDGE
Chicago River
W. Fulton St.
CTA BLUE LINE
W. Wacker Dr.
211 W. Wacker
222 North LaSalle
LaSalle-Wacker Building
77 West Wacker
35 West Wacker
333 Wacker Drive
CTA GREEN, PINK LINES
Clinton/Lake
Clark/Lake
CTA LOOP
State/Lake
Ogilvie Transportation Center (METRA)
150 North Wacker
155 N. Wacker
State of Illinois Building
James R. Thompson Ctr./Atrium Mall
Chicago Title & Trust Center
Gene Siskel Film Center
Oriental Theater
Lake/State
Randolph/Wabash
W. Randolph St.
Gogo
HERE Chicago
Boeing HQ
110 N. Wacker
101 N. Wacker
Kimpton Hotel Allegro
Cook County Building
Richard J. Daley Ctr.
DALEY PLAZA
108 N. State Street
Macy's
Chicago Cultural Center
N. Jefferson St.
N. Clinton St.
N. Canal St.
N. Wacker Dr.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Michigan Ave.
W. Washington St.
Washington/Dearborn
Wash./State
Pittsfield Building
OGILVIE
Citigroup Center
Washington/Wells
110 North Wacker Drive
Madison Plaza
One North Wacker
1 North Wacker Drive
Chicago, IL 60606
METRA COMMUTER RAIL
South Branch Chicago River
W. Madison St.
Madison/Wabash
COOK COUNTY
Lyric Opera of Chicago
1 South Wacker Drive
181 W. Madison
10 S. LaSalle
Chase Tower
CTA BLUE LINE
CTA RED LINE
CTA LOOP
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
1 North Franklin
Chicago Loop
W. Monroe St.
Monroe/Dearborn
Monroe/State
Pritzker Military Museum & Library
West Loop
120 South LaSalle
Franklin Center
LaSalle Bank Building
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
S. Clark St.
S. Dearborn St.
S. State St.
W. Adams St.
E. Adams St.
Adams/Wabash
UNION STATION
Union Station
Willis (Sears) Tower
The Rookery Building
Quincy/Wells
Federal Reserve Bank of Chicago
Bank of America Building
Chicago Symphony Center
W. Jackson Blvd.
Jackson/Dearborn
Jackson/State
American Academy of Art
S. Clinton St.
S. Canal St.
CHICAGO
175 West Jackson
Chicago Board of Trade
LaSalle/Van Buren
Pritzker Park
DePaul University
Chicago O'Hare Intl. Airport 12 miles
W. Van Buren St.
Roosevelt University
Chicago Stock Exchange
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
Eisenhower Expwy
290
LaSalle
E. Congress Pkwy.
Clinton
D'Angelo Park
LA SALLE STREET METRA
Chicago Federal Building
W. Harrison St.
Harrison
Museum of Contemporary Photography
Printers Row
W. Polk St.
Dearborn Station
River City Condominiums
Dearborn Park
South Loop
S. Wells St.
CTA GREEN, ORANGE LINES
S. Michigan Ave.
Lake Michigan
Evanston
Skokie
Niles
Park Ridge
Des Plaines
Oak Park
Cicero
Berwyn
Elmhurst
Melrose Park
Maywood
Oak Lawn
Orland Park
INDIANA

A-3-3

Mortgage Loan No. 1 – One North Wacker

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Chicago, IL 60606
Original Balance(1):	$127,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$127,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.95%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2001 / NAP
Borrower Sponsor:	The Irvine Company			Size:	1,412,035 SF
Guarantor:	71 South Wacker Drive Holdings LLC			Cut-off Date Balance PSF(1):	$250
Mortgage Rate:	2.7185%			Maturity Date Balance PSF(1):	$250
Note Date:	9/10/2021			Property Manager:	Hines Interests Limited Partnership
First Payment Date:	11/1/2021
Maturity Date:	10/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(5)
IO Period:	120 months			UW NOI:	$31,276,370
Seasoning:	0 months			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions(2):	L(24),DorYM1(91),O(5)			UW NOI Debt Yield at Maturity(1):	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.96x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$30,737,245 (7/31/2021)
Additional Debt Balance(1):	$226,000,000			2nd Most Recent NOI:	$36,156,466 (6/30/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$32,913,965 (6/30/2019)
Reserves(3)				Most Recent Occupancy:	81.3% (9/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (6/30/2020)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	89.2% (6/28/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$664,000,000 (8/10/2021)
Replacement Reserve:	$0	Springing	$299,964	Appraised Value PSF:	$470
TI/LC Reserve:	$0	Springing	$5,600,000	Cut-off Date LTV Ratio(1):	53.2%
Other Reserve(4):	$6,501,426	$0	NAP	Maturity Date LTV Ratio(1):	53.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$353,000,000	98.1%	Loan Payoff:	$352,858,833	98.0%
Borrower Equity:	$6,961,961	1.9%	Reserves:	$6,501,426	1.8%
			Closing Costs:	$601,702	0.2%
Total Sources:	$359,961,961	100.0%	Total Uses:	$359,961,961	100.0%

(1)	The One North Wacker Mortgage Loan (as defined below) is part of the One North Wacker Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $353,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the One North Wacker Whole Loan.

(2)	Defeasance of the One North Wacker Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One North Wacker Whole Loan to be securitized and (b) November 1, 2024. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in October 2021.

(3)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty in lieu of certain monthly reserves.

(4)	Other Reserve consists of a free rent reserve ($1,915,596) and a landlord obligations reserve ($4,585,830).

(5)	The novel coronavirus pandemic is an evolving situation and could impact the One North Wacker Whole Loan more severely than assumed in the underwriting of the One North Wacker Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

The Mortgage Loan. The largest mortgage loan (the “One North Wacker Mortgage Loan”) is part of a whole loan (the “One North Wacker Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $353,000,000 and secured by a first priority fee mortgage encumbering a 1,412,035 SF Class A office tower located in Chicago, Illinois (the “One North Wacker Property”). The One North Wacker Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-7, with an aggregate original principal amount of $127,000,000. The remaining promissory notes comprising the One North Wacker Whole Loan are summarized in the below table. The One North Wacker Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-4

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

One North Wacker Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$122,000,000	$122,000,000	BANK 2021-BNK36	Yes
A-2	$95,000,000	$95,000,000	Bank of America, N.A.	No
A-3	$80,000,000	$80,000,000	Bank of America, N.A.	No
A-4	$20,500,000	$20,500,000	Bank of America, N.A.	No
A-5	$15,500,000	$15,500,000	Bank of America, N.A.	No
A-6	$15,000,000	$15,000,000	Bank of America, N.A.	No
A-7	$5,000,000	$5,000,000	BANK 2021-BNK36	No
Total	$353,000,000	$353,000,000

The Borrower and the Borrower Sponsor. The borrower is One North Wacker LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company acquired the One North Wacker Property in two transactions in 2011 and 2015 for a purchase price of approximately $539 million and, after capital expenditures and leasing costs, maintains a current cost basis of $805 million. The non-recourse carveout guarantor is 71 South Wacker Drive Holdings LLC, an affiliate of the borrower sponsor.

The Property. The One North Wacker Property is a 51-story, 1,412,035 SF, Class A, LEED Platinum certified office tower located in Chicago, Illinois. Originally constructed in 2001, the One North Wacker Property features a three story glass atrium lobby, column-free floor plates with floor-to-ceiling glass windows, a landscaped plaza, an on-site sundry shop, a 9,597 SF conference center, a private fitness center and the One North Kitchen restaurant and bar. The One North Wacker Property also includes a two-story, 210-space below grade parking garage.

As of September 1, 2021, the One North Wacker Property was 81.3% leased to a granular rent roll of 48 tenants from a wide range of industries. The One North Wacker Property’s two largest tenants by NRA, Pricewaterhouse Coopers, LLP and UBS Americas Inc, are established, multinational corporations that have occupied the One North Wacker Property since its original construction in 2001. None of the remaining tenants contribute more than 9.5% to the underwritten base rent at the One North Wacker Property. Between 2013 and 2021, the property has maintained an average occupancy of 90%.

Major Tenants.

Pricewaterhouse Coopers, LLP (316,840 SF, 22.4% of NRA, 27.9% of underwritten base rent). Pricewaterhouse Coopers, LLP (“PWC”) is one of the world’s largest accounting firms and one of the largest privately held firms in the United States. PWC employs over 284,000 employees in 155 countries. PWC’s professional services include audit, tax and consulting in various industries. PWC occupies 316,840 SF at the One North Wacker Property on a lease that expires in October 2028, with three, five-year renewal options. PWC has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with a termination fee of unamortized amount of allowances, rent abatement, commissions and capital expenses along with a 9% interest rate. PWC is reportedly currently seeking to sublease 70,082 SF (22.1% of its space). The One North Wacker Whole Loan is structured with a cash sweep period that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of its lease; and (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space. See “Lockbox and Cash Management” below.

UBS Americas Inc (138,445 SF, 9.8% of NRA, 14.9% of underwritten base rent). Founded in 1862 and headquartered in Zurich, Switzerland, UBS Group AG is an international financial services company offering a full range of wealth management and investment services. UBS Americas Inc, a subsidiary of UBS Group AG, has been a tenant at the One North Wacker Property since 2001 and currently occupies 138,445 SF. UBS Americas Inc recently renewed its lease through September 2032, which renewal will be effective October 1, 2022, and has two, five-year renewal options remaining. In connection with the ten-year renewal, UBS Americas Inc committed to a 2.5% annual rent increase and received $40.00 PSF in tenant improvement allowances from the landlord and five months of abated rent from October 1, 2022 through February 28, 2023.

Barnes & Thornburg LLP (95,475 SF, 6.8% of NRA, 9.5% of underwritten base rent). Barnes & Thornburg LLP is a national, full-service law firm that employs approximately 600 attorneys and operates 19 offices in the continental United States. Barnes & Thornburg LLP occupies 95,475 SF at the One North Wacker Property on a lease that expires in February 2030, with two, five-year renewal options. Barnes & Thornburg currently subleases 27,747 SF to Baker & Hostetler through April 30, 2024.

A-3-5

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the One North Wacker Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Pricewaterhouse Coopers, LLP	NR/NR/NR	316,840	22.4%	$10,354,159	27.9%	$32.68	10/31/2028	3 x 5 yr	Y(3)
UBS Americas Inc(4)	NR/Aa3/A+	138,445	9.8%	$5,543,627	14.9%	$40.04	9/30/2032	2 x 5 yr	N
Barnes & Thornburg LLP(5)	NR/NR/NR	95,475	6.8%	$3,528,008	9.5%	$36.95	2/28/2030	2 x 5 yr	N
Fitch Group, Inc.	NR/NR/NR	65,392	4.6%	$1,923,828	5.2%	$29.42	12/31/2031	2 x 5 yr	Y(6)
The McQuade Financial Group(7)	NR/NR/NR	50,342	3.6%	$2,043,885	5.5%	$40.60	8/31/2027	2 x 5 yr	N
Adams Street Partners, LLC	NR/NR/NR	40,444	2.9%	$1,250,124	3.4%	$30.91	9/30/2030	2 x 5 yr	Y(8)
B.C. Ziegler and Company	NR/NR/NR	32,445	2.3%	$966,960	2.6%	$29.80	7/31/2030	2 x 5 yr	Y(9)
Stifel, Nicolaus & Company	BBB/NR/BBB-	29,477	2.1%	$840,095	2.3%	$28.50	6/30/2034	NAP	Y(10)
The Irvine Company(11)	NR/NR/NR	25,116	1.8%	$0	0.0%	$0.00	Various(4)	NAP	N
Wipfli	NR/NR/NR	24,359	1.7%	$682,052	1.8%	$28.00	11/30/2029	2 x 5 yr + 1 x 10 yr	Y(12)
Subtotal/Wtd. Avg.		818,335	58.0%	$27,132,738	73.0%	$33.16

Other Tenants		330,251	23.4%	$10,032,085	27.0%	$30.38
Vacant Space		263,449	18.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,412,035	100.0%	$37,164,823	100.0%	$32.36(13)

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Pricewaterhouse Coopers, LLP has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with a termination fee of unamortized amount of allowances, rent abatement, commissions and capital expenses along with a 9% interest rate.

(4)	In connection with its lease renewal, UBS Americas Inc received five months of abated rent from October 1, 2022 through February 28, 2023.

(5)	Barnes & Thornburg LLP currently subleases 27,747 SF to Baker & Hostetler through April 30, 2024.

(6)	Fitch Group, Inc. has the option to terminate its lease effective December 31, 2029, with 12 months’ notice and payment of a termination fee equal to $3,734,090.

(7)	The McQuade Financial Group currently subleases 3,456 SF to Waitzman Voigt, D’Aquila through August 31, 2027.

(8)	Adams Street Partners, LLC has the option to terminate its lease effective September 30, 2027, with 12 months’ notice and payment of a termination fee equal to $1,929,294.

(9)	B.C. Ziegler and Company has the option to terminate its lease effective July 31, 2025, with 12 months’ notice and payment of a termination fee equal to $3,618,303.

(10)	Stifel, Nicolaus & Company has the option to terminate its lease effective December 31, 2030, with 12 months’ notice and payment of a termination fee equal to $2,240,918.

(11)	The Irvine Company is sponsor affiliated. The Irvine Company occupies 17,379 SF expiring on July 31, 2024 and 7,737 SF expiring on October 31, 2026.

(12)	Wipfli has the option to terminate its lease effective May 31, 2026, with 12 months’ notice and payment of a termination fee equal to $2,032,058.

(13)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the One North Wacker Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2021	2	2,528	$34.80	0.2%	0.2%	$87,974	0.2%	0.2%
2022	6	33,154	$29.63	2.3%	2.5%	$982,472	2.6%	2.9%
2023	2	8,964	$29.54	0.6%	3.2%	$264,779	0.7%	3.6%
2024	9	66,083	$24.53	4.7%	7.8%	$1,621,042	4.4%	8.0%
2025	7	47,400	$30.42	3.4%	11.2%	$1,441,822	3.9%	11.8%
2026	5	56,331	$27.31	4.0%	15.2%	$1,538,595	4.1%	16.0%
2027	6	80,313	$38.72	5.7%	20.9%	$3,109,650	8.4%	24.3%
2028	7	363,072	$32.55	25.7%	46.6%	$11,817,770	31.8%	56.1%
2029	2	32,112	$29.74	2.3%	48.9%	$954,926	2.6%	58.7%
2030	8	203,448	$34.59	14.4%	63.3%	$7,038,243	18.9%	77.6%
2031	1	65,392	$29.42	4.6%	67.9%	$1,923,828	5.2%	82.8%
2032 & Beyond	4	189,789	$33.64	13.4%	81.3%	$6,383,722	17.2%	100.0%
Vacant	0	263,449	$0.00	18.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	59	1,412,035	$32.36(3)	100.0%		$37,164,823	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-6

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

COVID-19 Update. The first debt service payment on the One North Wacker Whole Loan is due in November 2021 and, as of September 15, 2021, the One North Wacker Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 9, 2021, the borrower sponsor has reported that 100.0% of the expected July and August 2021 rent payments were received. The borrower sponsor granted COVID-19 related rent relief to two food-service tenants, which rent relief is no longer outstanding other than approximately $10,260 of abated rent due to Munchies as of the closing date of the One North Wacker Whole Loan.

The Market. The One North Wacker Property is situated at the northeast corner of Wacker Drive and Madison Street along the west side of North Franklin Street in the West Loop submarket of Chicago. The site is within walking distance of several public transportation options, including Chicago Transit Authority bus and “L” systems, Union Station and Ogilvie Transportation Center. Additionally, two interstates, I-90 and I-290, are accessible in close proximity to the One North Wacker Property.

The One North Wacker Property is located in the West Loop office submarket, within the Downtown Chicago office market. At the end of the second quarter of 2021, the West Loop office submarket was 84.9% Class A space, with inventory of 52,058 SF, a vacancy rate of 15.2% and average asking rent of $44.69 PSF. From 2016 to 2020, the Class A submarket added 6,332 SF, vacancy ranged from 11.75% to 13.63% and asking rent increased by 17.0%.

The One North Wacker Property benefits from the area’s population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the One North Wacker Property was 80,323, 375,627 and 850,278, respectively. The estimated 2021 average household income within the same radii was $165,806, $145,096 and $124,630, respectively.

The following table presents the comparable office properties to the One North Wacker Property:

Comparable Property Summary
Property Name Address	Year Built	Rentable Area (SF)	Occupancy	Asking Rent	Major Tenants
One North Wacker 1 North Wacker Drive	2001	1,412,035(1)	81.3%(1)	$32.36(1)	Pricewaterhouse Coopers, LLP, UBS Americas Inc, Barnes & Thornburg LLP, Fitch Group, Inc., The McQuade Financial Group
Bank of America Tower 110 North Wacker Drive	2020	1,546,909	76.4%	-	Bank of America, Lincoln International, Regus 18, Perkins Coie
River Point 444 West Lake Street	2016	1,081,702	99.4%	$46.05	McDermott Will and Emery, DLA Piper, LLP, Mead Johnson, Harrison Street Capital
300 North LaSalle Street(2)	2009	1,302,901	97.7%	$40.04	Aviva USA Corporation, Hub International, PSP Capital Partners
Mesirow Financial Building 353 North Clark Street	2009	1,184,255	91.6%	-	Intercontinental Exchange, Inc., Insight Global LLC, American Board of Medical Specialties
155 North Wacker Drive	2009	1,152,953	92.3%	$38.34	The Savo Group Ltd, Broker’s Risk Placement Service, Ogletree,Deakins,Nash
Hyatt Center 71 South Wacker Drive(2)	2005	1,687,710	95.9%	$30.16	Mayer Brown, LLP, IBM Corporation, iManage, Towers Watson, Milliman
One Eleven South Wacker 111 South Wacker Drive	2004	1,213,322	95%	$28.79	Houlihan Lokey, Harris Associates, RBC Wealth Management

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	300 North LaSalle Street and 71 South Wacker Driver are also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One North Wacker Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Mos.)	Rent Increase Projection	Lease Type
Low-Rise Office <10k SF	$26.00	60	2.5% per annum	NNN
Low-Rise Office >10k SF	$26.00	120	2.5% per annum	NNN
Mid-Rise Office <10k SF	$27.00	84	2.5% per annum	NNN
Mid-Rise Office >10k SF	$27.00	120	2.5% per annum	NNN
High-Rise Office <10k SF	$33.00	84	2.5% per annum	NNN
High-Rise Office >10k SF	$33.00	120	2.5% per annum	NNN
Retail	$50.00	120	None	NNN

A-3-7

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One North Wacker Property:

Cash Flow Analysis
	2018(1)	2019(1)	2020(1)	TTM 7/31/2021	UW	UW PSF
Gross Potential Rent(2)	$36,368,825	$37,210,886	$39,255,102	$37,501,013	$44,602,883	$31.59
Reimbursements	$27,554,940	$26,297,908	$28,082,091	$28,380,399	$39,387,779	$27.89
Parking Income	$885,253	$854,306	$687,047	$262,917	$450,597	$0.32
Other Income	$1,415,339	$1,189,211	$1,029,114	$598,902	$1,110,080	$0.79
(Vacancy & Concessions)	$0	$0	$0	$0	($14,779,360)	(10.47)
Effective Gross Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$70,771,979	$50.12

Real Estate Taxes	$20,814,040	$20,212,039	$20,586,725	$24,744,256	$25,436,918	$18.01
Insurance	$473,195	$494,509	$502,621	$555,747	$698,712	$0.49
Other Operating Expenses	$12,059,082	$11,931,798	$11,807,543	$10,705,982	$13,359,979	$9.46
Total Operating Expenses	$33,346,317	$32,638,346	$32,896,888	$36,005,986	$39,495,609	$27.97

Net Operating Income	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$31,276,370	$22.15
Replacement Reserves	$0	$0	$0	$0	$299,964	$0.21
TI/LC	$0	$0	$0	$0	$2,142,602	$1.52
Net Cash Flow	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$28,833,804	$20.42

Occupancy %	83.0%	89.2%(3)	93.0%	81.3%(4)	82.4%(5)
NOI DSCR(6)	3.38x	3.38x	3.72x	3.16x	3.21x
NCF DSCR(6)	3.38x	3.38x	3.72x	3.16x	2.96x
NOI Debt Yield(6)	9.3%	9.3%	10.2%	8.7%	8.9%
NCF Debt Yield(6)	9.3%	9.3%	10.2%	8.7%	8.2%

(1)	Represents trailing 12 months as of June 30 for each respective year.

(2)	UW Gross Potential Rent includes contractual rent steps through October 1, 2022 ($751,146) and straight line averaged rent for investment grade rated tenants ($542,907).

(3)	Represents occupancy as of June 28, 2019.

(4)	Represents occupancy as of September 1, 2021.

(5)	Represents economic occupancy.

(6)	Debt service coverage ratios and debt yields are based on the One North Wacker Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period, (ii) during a DSCR Trigger Event Period, or (iii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. Provided no event of default is continuing, in lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period, (ii) during a DSCR Trigger Event Period, or (iii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. Provided no event of default is continuing, in lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During either a Cash Trap Event Period or a DSCR Trigger Event Period, the borrower is required to deposit monthly $24,997 to a reserve for replacements to the One North Wacker Property, subject to a cap of $299,964. Provided no event of default is continuing, in lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – During a DSCR Trigger Event Period, the borrower is required to deposit monthly $178,550 for future tenant improvements and leasing commissions, subject to a cap of $5,600,000. Provided no event of default is continuing, in lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Free Rent Reserve – At loan origination, the borrower deposited $1,915,596 into a free rent reserve for outstanding obligations relating to The Alexander Group, Inc through April 1, 2022 and to Stifel, Nicolaus & Company through October 1, 2022. Funds in the free rent reserve account are required to be disbursed monthly as rent becomes due under each applicable lease.

Landlord Obligations Reserve – At loan origination, the borrower deposited $4,585,830 into a landlord obligation reserve for outstanding obligations to The Alexander Group, Inc, Stifel, Nicolaus & Company, Boyd Watterson Asset Management LLC and The Jordan Company, L.P. Upon request from the borrower, the lender will be required to disburse funds to reimburse the borrower for costs and expenses incurred in the performance of certain unfunded landlord obligations set forth in the One North Wacker Whole Loan documents.

A-3-8

Office – CBD	Loan # 1	Cut-off Date Balance:	$127,000,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		UW NCF DSCR:	2.96x
		UW NOI Debt Yield:	8.9%

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the amortizing debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The One North Wacker Whole Loan is structured with a hard lockbox and springing cash management. All rents from the One North Wacker Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One North Wacker Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the One North Wacker Whole Loan; provided that excess cash will be disbursed at the direction of the borrower if a PWC Excess Cash Flow Sweep Stop is in effect.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) PWC failing to exercise its extension option with respect to all of the PWC space prior to the earlier of (x) the date by which PWC is required to exercise such option pursuant to the lease and (y) 15 months prior to the then applicable lease expiration date, (iii) PWC providing notice that it is relinquishing its option to renew its lease with respect to all or a portion of the PWC space, (iv) PWC defaulting in the payment of rent for more than 45 days, or (v) PWC becoming subject of any proceedings as a debtor and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), PWC exercises its renewal option or one or more replacement tenants lease its space, (iii) with respect to clause (a)(iii), one or more replacement tenants lease PWC’s space, (iv) with respect to clause (a)(iv), PWC has cured such default or one or more tenants lease its space, (v) with respect to clause (a)(v), PWC is no longer subject to any proceedings as a debtor or one or more tenants lease its space.

A “PWC Excess Cash Flow Sweep Stop” will be in effect if, as of any monthly payment date during a Cash Trap Event Period, (a) no event of default exists and (b) total undisbursed funds then on deposit in the excess cash flow account on such monthly payment date are not less than an amount equal to the product of (x) the applicable square footage impacted by PWC’s non-renewal, default or bankruptcy multiplied by (y) $30.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrowers will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the One North Wacker Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-9

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

IMAX
SEA LIFE

FOOD HALL
BY VILLA

H&M

SEA LIFE

LEGO
LEGOLAND
DISCOVERY CENTER

Nike

A-3-10

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

A-3-11

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

Arizona Mills
5000 South Arizona Mills Circle
Tempe, AZ 85282
Red Mtn. Frwy
202
Arizona State Hospital
CVS Health Corporate Office
Van Buren St
Papago Park
Desert Botanical Garden
Papago Municipal GC
N. 68th St
Scottsdale Rd
Scottsdale Innovation Center
General Dynamics
Scottsdale
McKellips Rd
24TH ST
Washington St
38TH ST
44TH ST
METRO LIGHT RAIL
Walgreens District Office
Phoenix Municipal Stadium
Phoenix Zoo
Sun Plaza
Rio Salado GC
SALT RIVER INDIAN RESERVATION
Rolling Hills GC
AZ Historic Society Museum
Curry Rd
PRIEST DR
WASHINGTON ST & CENTER PKWY
Frwy
10
Pueblo Grande Society Museum
143
E. Sky Harbor Blvd
Papago
Downtown Phoenix 3 miles
Phoenix Sky Harbor Intl. Airport
Microsoft, Amazon, eBay
Tempe Town Lake
State Farm Operations Center
Tempe Marketplace
Sun Devil Stadium
Desert Financial Arena
MILL AVE/3RD ST
TEMPE TC
Packard Baseball Stadium
McClintock Dr
Maricopa Frwy
Quantum Clean Manufacturing
44th St
Hohokam Pkwy
University Dr
OLD TOWN TEMPE
Arizona State University
UNIVERSITY/RURAL
Alegre Community
Pepsi Bottling Group
Rio Salado College
ASU Gammage
DORSEY/APACHE
MCCLINTOCK/APACHE
SMITH-MARTIN
Tempe St Luke's Hospital
Broadway Rd
Tempe
PHOENIX
Progressive Insurance Corporate Office
Tempe Diablo Stadium
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
Shalimar
Southern Palms Shopping Ctr.
S. 24th St
S. 32nd St
S. 40th St
S. 48th St
Southern Ave
Southern Tempe Retail Ctr.
Danelle Plaza
Valley Fair Shopping Ctr.
South Mountain Community College
Heard Ranch
60
Superstition Frwy
Raven Golf Course at South Mountain
Lake Country Village Shopping Ctr.
Legacy Village
Baseline Rd
College Park Shopping Ctr.
South Mountain
Kiwanis Park
SOUTH MOUNTAINS
Guadalupe
Guadalupe Rd
Tempe Square Shopping Ctr.
PHOENIX SOUTH MTN. PARK
MARICOPA COUNTY
Ken McDonald GC
South Tempe
Shutterfly
Discovery Business Campus
DiTech
S. 48th St
Groves Power Center
Swire Coca-Cola
Elliot Rd
Ahwatukee Plaza
Raintree
ASU Research Park
Amazon
GoDaddy HQ
Warner Rd
Cobblestone Village
Maricopa Frwy
Foothills Park Place Shopping Center
Kyrene Rd
Ray Rd
The Shoppes at Casa Paloma
Ahwatukee Foothills Towne Ctr.
Chandler Pavilions
Chandler
Golden Keys East
Chandler Blvd
Peoria
Glendale
Scottsdale
PHOENIX
Avondale
Mesa
Tempe
Gilbert
Chandler
SOUTH MTS
MARICOPA COUNTY

A-3-12

Mortgage Loan No. 2 – Arizona Mills

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	BANA/WFB			Single Asset/Portfolio:	Single Asset
				Location:	Tempe, AZ 85282
Original Balance(1):	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$74,888,072			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1997 / NAP
Borrower Sponsor:	Simon Property Group, L.P.			Size:	1,234,669 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$81
Mortgage Rate:	3.8020%			Maturity Date Balance PSF(1):	$73
Note Date:	8/31/2021			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	10/1/2021				(borrower-related)
Maturity Date:	9/1/2026
Original Term to Maturity:	60 months			Underwriting and Financial Information(5)
Original Amortization Term:	360 months			UW NOI:	$25,527,454
IO Period:	0 months			UW NOI Debt Yield(1):	25.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	28.2%
Prepayment Provisions(2)(3):	L(25),D(28),O(7)			UW NCF DSCR(1):	4.27x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$23,498,242 (7/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$19,076,941 (12/31/2020)
Additional Debt Balance(1):	$24,962,691			3rd Most Recent NOI:	$26,629,811 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	84.4% (8/23/2021)
Reserves(4)				2nd Most Recent Occupancy:	82.6% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.8% (12/31/2019)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$308,000,000 (8/23/2021)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$249
Replacement Reserve:	$0	Springing	$814,882	Cut-off Date LTV Ratio(1):	32.4%
TI/LC Reserve:	$0	Springing	$3,704,007	Maturity Date LTV Ratio(1):	29.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	67.9%	Loan Payoff:	$146,739,422	99.7%
Cash Equity Contribution:	$47,212,167	32.1%	Closing Costs:	$472,745	0.3%
Total Sources:	$147,212,167	100.0%	Total Uses:	$147,212,167	100.0%

(1)	The Arizona Mills Mortgage Loan (as defined below) is part of the Arizona Mills Whole Loan (as defined below), which is evidenced by five pari passu promissory notes with an aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Arizona Mills Whole Loan.

(2)	Defeasance of the Arizona Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Arizona Mills Whole Loan to be securitized and (b) March 1, 2025. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in October 2021.

(3)	Partial defeasance is permitted in connection with a partial release in connection with Joe’s Crab Shack exercising its option to purchase its leased premises. See “Release of Property” below.

(4)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of certain monthly reserves.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Arizona Mills Whole Loan more severely than assumed in the underwriting of the Arizona Mills Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The second largest mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a whole loan (the “Arizona Mills Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by a first priority fee mortgage encumbering a 1,234,669 SF retail development located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Whole Loan was co-originated by Bank of America, N.A. and Wells Fargo Bank, National Association. The Arizona Mills Mortgage Loan, with an aggregate original principal amount of $75,000,000, is evidenced by the controlling Note A-1 and the non-controlling Note A-3-2, contributed by Bank of America, N.A., and the non-controlling Note A-2, contributed by Wells Fargo Bank, National Association. The remaining promissory notes comprising the Arizona Mills Whole Loan are summarized in the below table. The Arizona Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The Arizona Mills Whole Loan is refinancing a loan previously included in the JPMCC 2010-C2 securitization transaction.

A-3-13

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

Arizona Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,500,000	$38,442,543	BANK 2021-BNK36	Yes
A-2	$31,500,000	$31,452,990	BANK 2021-BNK36	No
A-3-1	$11,500,000	$11,482,838	BANA	No
A-3-2	$5,000,000	$4,992,538	BANK 2021-BNK36	No
A-4	$13,500,000	$13,479,853	WFB	No
Total	$100,000,000	$99,850,762

The Borrower and the Borrower Sponsor. The borrower is Arizona Mills Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon owns shopping, dining, entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker “SPG”, and rated A3/A- by Moody’s/S&P. As of March 31, 2021, Simon owned or held an interest in 202 properties in 37 U.S. states and Puerto Rico, including 98 malls, 69 Premium Outlet branded centers, 14 Mills branded centers, 4 lifestyle centers and 17 other retail properties, along with 31 Premium Outlets and Designer Outlet branded properties primarily located in Asia, Europe and Canada. Simon also owns an 80% non-controlling interest in the Taubman Realty Group, LLC, which, as of January 2020, had an interest in 26 regional, super-regional, and outlet malls in the United States and Asia. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($20,000,000) of the original principal amount of the Arizona Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

The Arizona Mills Property was originally developed in 1997 by a partnership with the Taubman Group and the Mills Corporation. Simon acquired The Mills Corporation in 2007, increased its ownership interest in the Arizona Mills Property in 2012 and, in 2014, became the 100% owner. Simon maintains a cost basis of approximately $361 million in the Arizona Mills Property including approximately $20.9 million spent in modernizing the interior and exterior and re-tenanting.

The Property. The Arizona Mills Property is a 1,234,669 SF indoor outlet, value-retail and entertainment destination located in Tempe, Arizona. The Arizona Mills Property attracts over 12 million visitors a year with its unique array of entertainment concepts and value-oriented shopping options. The Arizona Mills Property is anchored by Burlington, Harkins Theatres/IMAX and LEGOLAND Discovery Center. Other major tenants include: Conn’s, Tilt, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21 and Ross Dress for Less. The Arizona Mills Property includes 27 sit-down dining, food court and grab-and-go options, including Rainforest Café, Garcia’s Mexican Restaurant, Joe’s Crab Shack, Rocky Mountain Chocolate Factory, Auntie Annie, Johnny Rockets, Pretzel Wetzels, Starbucks Coffee and Dairy Queen. The Arizona Mills Property underwent an approximately $10 million redevelopment in 2016 and 2017 to create a family-friendly entertainment wing with several unique-to-Arizona tenants, including LEGOLAND Discovery Center, SEA LIFE Arizona Aquarium, Rainforest Cafe and Tilt.

The Arizona Mills Property has consistently generated strong sales. Since business restrictions in Arizona were lifted in March 2021, sales production between March and May 2021 was 36% higher than it was for the same period in 2019. The Arizona Mills Property has a strong occupancy history, with a 10-year average occupancy of 94% (excluding temporary tenants). Including temporary tenants, the 10-year average historical occupancy is 97%. The Arizona Mills Property has a granular rent roll, with no tenant occupying more than 7.5% of total rentable square feet and no tenant contributing more than 8.0% of underwritten base rent. The top 10 tenants at the Arizona Mills Property represent only 38.1% of the rentable area and 24.6% of the gross potential rent. As of August 23, 2021, the Arizona Mills Property was 84.4% leased to 144 tenants.

The following table contains inline sales history for the Arizona Mills Property:

Inline Sales History(1)
	2018	2019	2020(2)	7/31/2021 TTM	Avg. 3/21-7/21
Sales PSF (Inline < 10,000 SF)	$350	$361	$312	$423	$512
Occupancy Cost (Inline < 10,000 SF)	14.9%	13.6%	16.0%	13.0%	NAV

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

A-3-14

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

The following table contains anchor and major tenant sales history for the Arizona Mills Property:

Major Tenant Sales History(1)
Tenant	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	7/31/2021 TTM Sales PSF
Burlington	80,426	$194	$205	$151	$223
Ross Dress For Less	29,734	$434	$417	$302	$349
Nike Clearance Store	13,222	$908	$870	$692	$950
Harkins Theaters/IMAX(3)	92,253	$631,679	$591,385	$39,359	$202,694
Victoria’s Secret	11,024	$570	$630	$398	$614
Marshalls	31,315	$206	$207	$153	$123
Vans Outlet	4,169	$1,305	$1,466	$786	$1,259
Forever 21	30,822	$220	$182	$107	$196
Foot Locker Outlet	7,391	$556	$581	$547	$707
LEGOLAND Discovery Center	65,013	$67	$65	$31	$66
H&M	17,968	$194	$215	$143	$198
Bath & Body Works	3,282	$1,022	$1,110	$983	$1,419
Levi’s/Dockers Outlet	6,005	$557	$596	$417	$661
Old Navy	15,388	$239	$229	$130	$180
Rainforest Cafe	20,057	$168	$154	$92	$131
Champs Sports	5,097	$562	$586	$600	$812
Animal Kingdom	3,056	$904	$959	$945	$1,595
Shoe Palace	4,113	$534	$667	$778	$909
Disney Store Outlet	5,761	$422	$456	$348	$648
The Finish Line	5,371	$356	$412	$439	$578
Tommy Hilfiger	5,533	$406	$387	$295	$334
Sea Life Centre	25,590	$85	$80	$40	$95
adidas Clearance	9,652	$0	$185	$319	$423

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

(3)	Sales for Harkins Theaters/IMAX reflect Sales per screen (18 screens).

Major Tenants.

Harkins Theaters/IMAX (92,253 SF, 7.5% of NRA, 8.0% of underwritten base rent). Founded in 1933, Harkins Theaters is a chain of movie theaters that primarily operates in the southwestern United States. It is a private subsidiary of Harkins Enterprises, LLC and is headquartered in Scottsdale, Arizona. The company presently operates 34 theaters in five states and is the dominant movie exhibitor in Phoenix, Arizona. Harkins Theaters/IMAX has been a tenant since 2000 and operates 17 screens plus 1 IMAX screen at the Arizona Mills Property, on a lease that expires in July 2035, with three, five-year renewal options. In March 2021, the tenant completed a reported $10 million renovation and extended its lease for 15 years. Sales for Harkins Theaters/IMAX at the Arizona Mills Property were reported at $631,679 per screen, $591,385 per screen, $39,359 per screen and $202,694 for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Harkins Theaters/IMAX lease is guaranteed by Harkins Amusement Enterprises, Inc.

Burlington (80,426 SF, 6.5% of NRA, 2.3% of underwritten base rent). Burlington Coat Factory (NYSE: BURL) is a value priced department store chain. The clothing retailer, which made its name selling coats, operates 700-plus no-frills retail stores (averaging 65,000 SF) offering off-price current, brand-name clothing in 45 states plus Puerto Rico. Although it is one of the nation’s largest coat sellers, the stores also sell a wide array of products, including children’s apparel, bath items, furniture, gifts jewelry, linens and shoes. Burlington has been a tenant at the Arizona Mills Property since November 1997. Burlington’s lease term extends through January 2023, with one, five-year renewal option. Burlington pays $6.00 PSF of base rent plus overage rent equal to 1.5% of annual sales over $15,079,875. Sales for Burlington at the Arizona Mills Property were reported at $194 PSF, $205 PSF, $151 PSF and $223 PSF for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Burlington lease is guaranteed by Burlington Coat Factory Warehouse Corporation.

LEGOLAND Discovery Center (65,013 SF, 5.3% of NRA, 0.9% of underwritten base rent). Founded in 1999 and headquartered in Carlsbad, California, LEGOLAND Discovery Center is a chain of family amusement centers centered on the Lego construction toy system. Attractions include interactive exhibits, a Lego 4D cinema, themed rides, and creative workshops. Currently, LEGOLAND Discovery Center currently operates 20 locations in the United States. LEGOLAND Discovery Center has been a tenant at the Arizona Mills Property since April 2016 and occupies 65,013 SF on a lease that expires in December 2031, with three, five-year renewal options. Sales for LEGOLAND Discovery Center at the Arizona Mills Property were reported at $67 PSF, $65 PSF, $31 PSF and $66 PSF for 2018, 2019, 2020 and 7/31/2021 TTM, respectively.

Conn’s (40,057 SF, 3.2% of NRA, 2.6% of underwritten base rent). Conn’s operates as a specialty retailer of durable consumer goods and related services in the United States. It operates through two segments, Retail and Credit. The company’s stores offer furniture and mattresses, including furniture and related accessories for the living room, dining room, and bedroom, as well as traditional and specialty mattresses; and home appliances, such as refrigerators, freezers, washers, dryers, dishwashers, and ranges. Conn’s currently operates more than 140 retail locations in 14 states. Conn’s has been a tenant at the Arizona Mills Property since July 2013 on a lease that extends through June 2023, with four, five-year renewal options. Conn’s is not required to report sales.

A-3-15

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

Tilt (37,348 SF, 3.0% of NRA, 0.6% of underwritten base rent). Tilt features a dynamic roster of more than 150 classic and modern interactive video and redemption prize games for all skill levels. Tilt also offers an array of American and regional cuisine at the BYO Craft Kitchen & Bar, and offers beer, wine and specialty cocktails at the Taproom at Tilt Studio Bar. Tilt has been a tenant since August 2016 on a lease that extends through August 2026 with one, five-year renewal option.

The following table presents certain information relating to the tenancy at the Arizona Mills Property:

Tenant Summary(1)
							7/31/2021 TTM Sales
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF / Screen	Occ Cost %	Lease Expiration	Renewal Options
Anchor Tenants
Harkins Theaters/IMAX	NR/NR/NR	92,253	7.5%	$1,867,201	8.0%	$20.24	$3,648,494	$202,694	51.4%	7/31/2035	3 x 5 yr
Burlington(3)	NR/NR/BB+	80,426	6.5%	$525,407	2.3%	$6.53	$17,936,607	$223	4.4%	1/31/2023	1 x 5 yr
LEGOLAND Discovery Center	NR/NR/CCC+	65,013	5.3%	$213,600	0.9%	$3.29	$4,272,004	$66	6.1%	12/31/2031	3 x 5 yr
Conn’s	NR/B1/B	40,057	3.2%	$600,855	2.6%	$15.00	NAV	NAV	NAV	6/30/2023	4 x 5 yr
Tilt	NR/NR/NR	37,348	3.0%	$142,879	0.6%	$3.83	NAV	NAV	NAV	8/31/2026	1 x 5 yr
Overtime by Dick’s Sporting Goods	NR/NR/NR	34,341	2.8%	$343,410	1.5%	$10.00	NAV	NAV	NAV	1/31/2026	3 x 5 yr
Marshalls	NR/A2/A	31,315	2.5%	$360,123	1.5%	$11.50	$3,842,977	$123	12.8%	12/31/2026	3 x 5 yr
Forever 21	NR/NR/NR	30,822	2.5%	$902,076	3.9%	$29.27	$6,042,037	$196	16.7%	1/31/2023	NAP
Anchor Subtotal/Wtd. Avg.		411,575	33.3%	$4,955,550	21.3%	$12.04

Junior Anchor Tenants
Ross Dress For Less	NR/A2/ BBB+	29,734	2.4%	$416,276	1.8%	$14.00	$10,369,347	$349	5.3%	1/31/2023	NAP
American Freight	NR/NR/NR	29,390	2.4%	$337,985	1.5%	$11.50	NAV	NAV	NAV	9/16/2022	NAP
Sea Life Centre	NR/NR/CCC+	25,590	2.1%	$307,468	1.3%	$12.02	$2,434,633	$95	16.1%	12/31/2025	3 x 5 yr
Camille La Vie	NR/NR/NR	22,774	1.8%	$120,000	0.5%	$5.27	NAV	NAV	NAV	12/31/2028	NAP
dd’s(4)	NR/A2/BBB+	21,000	1.7%	$255,150	1.1%	$12.15	NAV	NAV	NAV	12/31/2031	NAP
Rainforest Cafe	NR/Caa2/NR	20,057	1.6%	$220,000	0.9%	$10.97	$2,626,274	$131	8.4%	12/31/2023	NAP
Junior Anchor Subtotal/Wtd. Avg.		148,545	12.0%	$1,656,879	7.1%	$11.15

In-Line/Pad Tenants		481,456	39.0%	$16,628,121	71.5%	$34.54
Vacant Space		193,093	15.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,234,669	100.0%	$23,240,551	100.0%	$22.31(5)

(1)	Information is based on the underwritten rent roll dated August 23, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent for Burlington includes 1.5% of gross sales in excess of $15,079,875, which equates to an additional $0.53 PSF based on 7/31/2021 TTM sales.

(4)	dd’s has an executed lease and is expected to open for operations in December 2021.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-16

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

The following table presents certain information relating to the lease rollover schedule at the Arizona Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2021	13	24,573	$53.34	2.0%	2.0%	$1,310,608	5.6%	5.6%
2022	21	133,265	$26.74	10.8%	12.8%	$3,563,348	15.3%	21.0%
2023	39	339,471	$22.00	27.5%	40.3%	$7,467,153	32.1%	53.1%
2024	17	52,615	$37.98	4.3%	44.5%	$1,998,132	8.6%	61.7%
2025	16	76,548	$27.60	6.2%	50.7%	$2,112,523	9.1%	70.8%
2026	18	154,743	$15.62	12.5%	63.3%	$2,416,955	10.4%	81.2%
2027	3	11,130	$23.76	0.9%	64.2%	$264,491	1.1%	82.3%
2028	4	26,156	$11.06	2.1%	66.3%	$289,190	1.2%	83.6%
2029	2	12,834	$30.56	1.0%	67.3%	$392,179	1.7%	85.3%
2030	7	27,174	$33.44	2.2%	69.5%	$908,834	3.9%	89.2%
2031	5	90,813	$7.16	7.4%	76.9%	$649,937	2.8%	92.0%
2032 & Beyond	4	92,254	$20.24	7.5%	84.4%	$1,867,201	8.0%	100.0%
Vacant	0	193,093	$0.00	15.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	149	1,234,669	$22.31(3)	100.0%		$23,240,551	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first debt service payment on the Arizona Mills Whole Loan is due in October 2021 and, as of September 15, 2021, the Arizona Mills Whole Loan is not subject to any forbearance, modification or debt service relief request. On March 19, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, Simon closed all of its retail properties in the United States. The Arizona Mills Property re-opened on May 18, 2020. Rent collections from April through December 2020 were approximately 94%, while collections in 2021 have been over 96% and are back at typical pre-COVID-19 levels. As of September 10, 2021, the borrower sponsor has reported that 99.0% of the expected July and August 2021 rent payments were received.

The Market. The Arizona Mills Property is located at the intersection of Interstate 10 (I-10) and US Route 60 (US 60), two of the major thoroughfares in the Phoenix metropolitan statistical area. Bordered by Mesa to the east, Scottsdale to the north and Guadalupe and Chandler to the south, the Arizona Mills Property is located approximately 4.5 miles south of Phoenix Sky Harbor Airport and approximately 3.5 miles from Arizona State University, which has an enrollment of over 70,000 students. The Arizona Mills Property is approximately 1.8 miles from the baseball spring training facility Tempe Diablo Stadium, and also benefits from an adjacent cluster of hotels including the Holiday Inn Express & Suites Tempe, Sonesta ES Suites Tempe, SpringHill Suites by Marriott Tempe at Arizona Mills Mall, Hotel Tempe/Phoenix Airport InnSuites Hotel & Suites, Sonesta Simply Suites Phoenix Tempe, Ramada by Wyndham Tempe/At Arizona Mills Mall, Tempe by the Mall Phoenix Airport Hotel and TownPlace Suites by Marriott Tempe at Arizona Mills.

The Arizona Mills Property serves the greater 2,000 square-mile Phoenix area, which includes the cities of Chandler, Glendale, Scottsdale and Tempe among others. The City of Tempe continues to grow, bringing in company headquarters such as Carvana and State Farm. The Arizona Mills Property is part of the greater Phoenix area retail market and the Tempe, AZ retail submarket. According to a third party market report, the Phoenix retail market average asking rents are $19.73 and market vacancy is 7.6%. According to a third party market report, the Tempe, AZ retail submarket average asking rents are $19.17 and vacancy is 6.5%. The Arizona Mills Property benefits from strong demographics in terms of population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the Arizona Mills Property was 19,537, 119,619 and 294,558, respectively. The estimated 2021 average household income within the same radii was $63,802, $76,801 and $85,570, respectively.

A-3-17

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Arizona Mills Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Less than 1,000 SF	$65.00	7	3.0%
1,000-1,999 SF	$55.00	7	3.0%
2,000-2,999 SF	$42.50	7	3.0%
3,000-4,999 SF	$35.00	7	3.0%
5,000-9,999 SF	$30.00	7	3.0%
Over 10,000 SF	$25.00	7	3.0%
Jewelry	$100.00	7	3.0%
Food Court	$125.00	7	3.0%
Kiosk	$750.00	7	3.0%
Restaurant	$25.00	10	10% Mid-term
ATM	$250.00	7	Flat
Major	$11.50	10	10% Mid-term
Theater	$20.00	10	10% Mid-term
Anchor	$7.50	10	10% Mid-term

The following table presents information regarding certain competitive properties to the Arizona Mills Property:

Competitive Property Summary
Property Address	Detailed Property Type	Year Built / Renovated	Size (SF)	Occ%	Major Tenants	Distance From Subject
Arizona Mills 5000 South Arizona Mills Circle Tempe, AZ	Anchored	1997 / NAP	1,234,669(1)	84.4%(1)	Harkins Theater, Burlington, LEGOLAND Discovery Center, Conn’s HomePlus, Tilt Studio, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21, Ross Dress for Less, American Freight, Sea Life Centre(1)	NAP
Arrowhead Towne Center 7700 West Arrowhead Towne Center Drive Glendale, AZ	Super Regional Mall	1993 / 2015	1,197,000	100.0%	Dick’s Sporting Goods, Dillard’s, JC Penney, Macy’s, H&M	35.7 mi
Biltmore Fashion Park 2502 East Camelback Road Phoenix, AZ	Regional Mall	1963 / 2006	622,000	100.0%	Macy’s, Saks Fifth Avenue, Arhaus, Life Time Fitness	12.4 mi
Scottsdale Fashion Square 6900 East Camelback Road Scottsdale, AZ	Super Regional Mall	1964 / 2018	1,845,000	99.9%	Dillard’s, Nordstrom, Crate & Barrel, Forever 21, H&M, Harkins Theater, Neiman Marcus	9.3 mi
Chandler Fashion Center 3101-3199 West Chandler Boulevard Chandler, AZ	Super Regional Mall	2001 / NAP	1,318,000	100.0%	Barnes & Noble, Dillard’s, Macy’s, Forever 21, Harkins Theater	9.7 mi
Kierland Commons 15220-15230 North Scottsdale Road Scottsdale, AZ	Lifestyle Center	1999 / 2005	367,075	87.7%	Arhaus, Crate & Barrel	24.3 mi
Desert Sky Mall 7535-7835 West Thomas Road Phoenix, AZ	Super Regional Mall	1980 / 2007	844,980	83.1%	Burlington, Curacao, Dillard’s, Mercado de los Cielos	21.3 mi
Village Square at Dana Park 1758 South Val Vista Drive Mesa, AZ	Community Center	2001 / 2009	366,262	82.5%	AJ’s Fine Foods, Barnes & Noble	12.6 mi

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-18

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Arizona Mills Property:

Cash Flow Analysis
	2018	2019	2020	7/31/2021 TTM	UW	UW PSF
Base Rent(1)	$22,547,536	$21,299,749	$19,222,186	$18,776,078	$19,391,064	$15.71
Contractual Rent Steps(2)	$0	$0	$0	$0	$191,943	$0.16
Income from Vacant Units	$0	$0	$0	$0	$6,660,907	$5.39
Overage Rent(3)	$515,507	$538,530	$338,376	$1,556,650	$1,964,680	$1.59
Percent In Lieu(3)	$438,206	$439,359	$857,691	$954,377	$1,692,865	$1.37
Expense Reimbursement	$11,371,247	$11,303,201	$10,415,098	$10,039,140	$9,464,363	$7.67
Net Rental Income	$34,872,496	$33,580,839	$30,833,351	$31,326,245	$39,365,821	$31.88
Temp / Specialty Leasing Income	$3,437,567	$3,505,644	$2,494,953	$2,815,844	$3,072,323	$2.49
Other Income(4)	$623,994	$625,632	$353,015	$414,783	$396,573	$0.32
(Vacancy & Credit Loss)	($72,683)	($79,354)	($5,362,228)	($1,491,485)	($6,660,907)	($5.39)
Effective Gross Income	$38,861,374	$37,632,761	$28,319,091	$33,065,387	$36,173,810	$29.30

Real Estate Taxes	$2,813,372	$2,751,446	$2,808,093	$2,575,788	$2,939,737	$2.38
Insurance	$432,436	$457,171	$529,032	$545,392	$583,936	$0.47
Other Operating Expenses	$7,904,199	$7,794,333	$5,905,025	$6,445,965	$7,122,683	$5.77
Total Operating Expenses	$11,150,007	$11,002,950	$9,242,150	$9,567,145	$10,646,356	$8.62

Net Operating Income	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$25,527,454	$20.68
Replacement Reserves	$0	$0	$0	$0	$407,441	$0.33
TI/LC	$0	$0	$0	$0	$1,234,669	$1.00
Net Cash Flow	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$23,885,344	$19.35

Occupancy %	99.8%	99.8%	82.6%	84.4%(5)	83.1%(7)
NOI DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.56x
NCF DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.27x
NOI Debt Yield(6)	27.8%	26.7%	19.1%	23.5%	25.6%
NCF Debt Yield(6)	27.8%	26.7%	19.1%	23.5%	23.9%

(1)	UW Base Rent is based on the underwritten rent roll dated August 23, 2021, with adjustments made for executed leases and tenants that have given notice to vacate.

(2)	UW Contractual Rent Steps were taken through October 2022 ($191,943).

(3)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM July 2021 sales figures.

(4)	UW Other Income includes income from ATMs, rooftop cellular antenna income, stroller rentals, beverage case rentals, sponsorships, food court digital display income and other miscellaneous income.

(5)	Represents occupancy as of August 23, 2021.

(6)	Debt service coverage ratios and debt yields are based on the Arizona Mills Whole Loan.
(7)	Represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes. Provided no event of default is continuing, in lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from the non-recourse carveout guarantor.

Insurance – Unless the Arizona Mills Property is covered by a blanket policy, the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve. Provided no event of default is continuing, in lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from the non-recourse carveout guarantor.

Replacement Reserve – The borrower is required to deposit monthly $33,953 for replacements to the Arizona Mills Property, subject to a cap of $814,882 (except such cap will not apply during a Lockbox Event Period (as defined below)). Provided no event of default is continuing, in lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from the non-recourse carveout guarantor.

TI/LC Reserve – The borrower is required to deposit monthly $154,334 for future tenant improvements and leasing commissions, subject to a cap of $3,704,007 (except such cap will not apply during a Lockbox Event Period). Provided no event of default is continuing, in lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from the non-recourse carveout guarantor.

Lockbox and Cash Management. The Arizona Mills Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Arizona Mills Property are required to be deposited directly to the lockbox account and so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred weekly to the lender-controlled cash management account and disbursed according to the Arizona

A-3-19

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$74,888,072
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	25.6%

Mills Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Arizona Mills Whole Loan.

A “Lockbox Event Period” will occur during any of (i) the period commencing upon the occurrence of an event of default and continuing until cured, (ii) anytime after any bankruptcy action by the borrower, (iii) the period commencing upon any bankruptcy action by the property manager if the property manager is an affiliate of the borrower, and continuing until cured by either (x) the discharge or dismissal of the bankruptcy action without any adverse consequences to the Arizona Mills Property within 90 days or (y) the replacement of the manager by a qualified manager within 60 days, or (iv) the period commencing when the trailing four- calendar quarter debt yield on the Arizona Mills Whole Loan is less than 15.0% for two consecutive calendar quarters until cured by the trailing four- calendar quarter debt yield on the Arizona Mills Whole Loan being greater than or equal to 15.0% for two consecutive calendar quarters. A Lockbox Event Period may not be cured more than five times during the term of the Arizona Mills Whole Loan.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises, the borrower may obtain the release of the related parcel upon the satisfaction of certain conditions, including (i) if the release occurs during the REMIC prohibition period, the borrower pays a release price of $1,000,000 and a yield maintenance premium or (ii) if the release occurs after the expiration of the REMIC prohibition period, the borrower partially defeases the Arizona Mills Whole Loan in the amount of $1,000,000.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect and such policies contain an exclusion for acts of terrorism, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Arizona Mills Property at the time with respect to the property and business interruption policies (excluding the earthquake components of such premiums) on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-20

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A-3-21

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

Walgreens
PHOTO
PHARMACY
Walgreens - Fresno (Blackstone), CA

First Midwest Bank - Joliet (2801 Jefferson), IL

DOLLAR TREE
Dollar Tree - Glenpool (Waco), OK

DOLLAR GENERAL
Dollar General - Bismarck (Lincoln), ND

CVS/pharmacy
CVS Pharmacy - Erie (Peninsula) PA

FAMILY DOLLAR
Family Dollar - South Point (Solida), OH

publix
Publix- Madison Commons - Madison (Hughes), AL

PHARMACY
Walgreens
Walgreens - Vancouver (114th), WA

First Midwest Bank - Highland (Indianapolis), IN

Walgreens
Walgreens - Broussard (Saint Nazaire), LA

Octapharma - Chicago (95th), IL

PHARMACY
Walgreens
Walgreens - Bossier City (Airline), LA

WellMed - El Paso (Yarbrough), TX

A-3-22

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

MB
WINNIPEG
CANADA
ONTARIO
NORTH DAKOTA
Grand Forks
Bismarck
26
Fargo
MINNESOTA
Duluth
Lake Superior
MICHIGAN
WISCONSIN
MINNEAPOLIS
ST. PAUL
Rochester
Watertown
Pierre
SOUTH DAKOTA
Mitchell
Wausau
Green Bay
Traverse City
Lake Michigan
Grand Rapids
Sioux Falls
Madison
MILWAUKEE
Sioux City
IOWA
Cedar Falls
Cedar Rapids
Rockford
17
11
Ames
23
CHICAGO
6
10
29
2
Ft. Wayne
NEBRASKA
OMAHA
Des Moines
Iowa City
Davenport
Grand Island
Lincoln
Peoria
INDIANA
Anderson
15
ILLINOIS
Quincy
MISSOURI
Springfield
INDIANAPOLIS
Bloomington
KANSAS
Topeka
KANSAS CITY
Columbia
ST. LOUIS
Jefferson City

TORONTO
Lake Ontario
Syracuse
VT
NH
MI
Hamilton
London
BUFFALO
Rochester
NEW YORK
Albany
MA
Springfield
DETROIT
Windsor
Lake Erie
Erie
14
Binghamton
Hartford
CT
RI
CLEVELAND
Akron
25
Warren
PENNSYLVANIA
Scranton
NJ
NEW YORK
OHIO
Canton
PITTSBURGH
State College
Harrisburg
18
Trenton
PHILADELPHIA
19
Pine Hill
7
New Albany
COLUMBUS
BALTIMORE
Dover
Atlantic City
Morgantown
8
Annapolis
DE
Athens
WV
WASH. DC
MD
Atlantic Ocean
21
Huntington
Charleston
Charlottesville
Richmond
KY
Lynchburg
Roanoke
Petersburg
Norfolk
VIRGINIA
Danville
VIRGINIA BEACH
TN
Greensboro
Durham
30
Rocky Mount
RALEIGH
Asheville
NORTH CAROLINA
CHARLOTTE
Cary

VANCOUVER
Victoria
BRITISH COLUMBIA
ALBERTA
Bellingham
CANADA
U.S.
WASHINGTON
SEATTLE
Spokane
Tacoma
Coeur d'Alene
MONTANA
Olympia
Great Falls
Helena
Vancouver
Kennewick
Missoula
PORTLAND
4
Walla Walla
Salem
Butte
Eugene
Bend
IDAHO
Pacific Ocean
OREGON
Nampa
Boise
Idaho Falls
Medford
Pocatello
Eureka
Redding
Winnemucca
Ogden
Elko
CALIFORNIA
Salt Lake City
Chico
Reno
Sparks
UTAH
Sacramento
Carson City
NEVADA
Ely
SAN FRANCISCO
Oakland
SAN JOSE
Fresno
3
St. George

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Glenpool
22
24
Broken Arrow
Santa Fe
OKLAHOMA CITY
Amarillo
Ft. Smith
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
DALLAS
FT. WORTH
Shreveport
Las Cruces
12
EL PASO
Abilene
Tyler
Midland
TEXAS
Odessa
San Angelo
Killeen
Waco
AUSTIN
SAN ANTONIO
16
HOUSTON
Galveston
CHIHUAHUA
Victoria
MEXICO
Corpus Christi
Gulf of Mexico
Laredo
McAllen
Pharr
28
Harlingen
Brownsville
MONTERREY

MISSOURI
KY
NASHVILLE
Knoxville
NC
ARKANSAS
TENNESSEE
Asheville
MEMPHIS
27
Huntsville
Chattanooga
CHARLOTTE
Little Rock
Lake Cormorant
Madison
1
Greenville
SC
ATLANTA
Columbia
BIRMINGHAM
Augusta
Bossier City
MISSISSIPPI
9
ALABAMA
Macon
Shreveport
Jackson
Columbus
Meridian
Montgomery
GEORGIA
Savannah
LOUISIANA
Purvis
20
Baton Rouge
Mobile
Tallahassee
Atlantic Ocean
Lafayette
5
Biloxi
Pensacola
FLORIDA
JACKSONVILLE
Broussard
NEW ORLEANS
Daytona Beach
ORLANDO
TAMPA
13
Gulf of Mexico
ST. PETERSBURG
Plant City
Fort Myers
MIAMI

ExchangeRight Portfolio 50

1	Publix- Madison Commons - Madison (Hughes), AL	Madison, AL
2	First Midwest Bank - Highland (Indianapolis), IN	Highland, IN
3	Walgreens - Fresno (Blackstone), CA	Fresno, CA
4	Walgreens - Vancouver (114th), WA	Vancouver, WA
5	Walgreens - Broussard (Saint Nazaire), LA	Broussard, LA
6	First Midwest Bank - Joliet (2801 Jefferson), IL	Joliet, IL
7	Walgreens - New Albany (New Albany), OH	New Albany, OH
8	Octapharma - Riverdale (Riverdale), MD	Riverdale, MD
9	Walgreens - Bossier City (Airline), LA	Bossier City, LA
10	Octapharma - Chicago (95th), IL	Chicago, IL
11	First Midwest Bank - Mundelein (Allanson), IL	Mundelein, IL
12	WellMed - El Paso (Yarbrough), TX	El Paso, TX
13	WellMed - Plant City (Alexander), FL	Plant City, FL
14	CVS Pharmacy - Erie (Peninsula) PA	Erie, PA
15	Fresenius Kidney Care - Anderson (Jackson), IN	Anderson, IN
16	WellMed - San Antonio (Military), TX	San Antonio, TX
17	First Midwest Bank - McHenry (Richmond), IL	McHenry, IL
18	Dollar General - Marietta (River), PA	Marietta, PA
19	Dollar General - Pine Hill (Erial), NJ	Pine Hill, NJ
20	Dollar General - Purvis (Old US 11), MS	Purvis, MS
21	Family Dollar - South Point (Solida), OH	South Point, OH
22	Dollar Tree - Glenpool (Waco), OK	Glenpool, OK
23	Sherwin Williams - Ames (16th), IA	Ames, IA
24	Sherwin Williams (Broken Arrow)	Broken Arrow, OK
25	Family Dollar - Warren (Youngstown), OH	Warren, OH
26	Dollar General - Bismarck (Lincoln), ND	Bismarck, ND
27	Dollar General - Lake Cormorant (Highway 301), MS	Lake Cormorant, MS
28	Dollar General - Pharr (Minnesota), TX	Pharr, TX
29	Dollar Tree Ãi Richton Park (Sauk), IL	Richton Park, IL
30	Dollar General - Rocky Mount (Goldrock), NC	Rocky Mount, NC

A-3-23

Mortgage Loan No. 3 – ExchangeRight Portfolio 50

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
				Location(3):	Various
Original Balance:	$66,940,000			General Property Type(3):	Various
Cut-off Date Balance:	$66,940,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Size:	388,591 SF
Guarantors:	David Fisher, Joshua Ungerecht and			Cut-off Date Balance PSF:	$172
	Warren Thomas			Maturity Date Balance PSF:	$172
Mortgage Rate:	3.2637%			Property Manager:	NLP Management, LLC
Note Date:	9/10/2021				(borrower-related)
First Payment Date:	11/1/2021
Maturity Date:	10/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(4)
Seasoning:	0 months			UW NOI:	$5,956,582
Prepayment Provisions:	L(24),D(93),O(3)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:	No			UW NCF DSCR:	2.60x
Additional Debt Balance:	NAP			Most Recent NOI(5):	NAP
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAP
Reserves(1)				3rd Most Recent NOI(5):	NAP
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/1/2021)
RE Taxes:	$262,209	$47,888	NAP	2nd Most Recent Occupancy(5):	NAP
Insurance:	$1,939	$646	NAP	3rd Most Recent Occupancy(5):	NAP
Replacement Reserve:	$360,000	$2,730	NAP	Appraised Value (as of)(6)(7):	$109,220,000 (Various)
Deferred Maintenance:	$76,699	$0	NAP	Appraised Value PSF:	$281
TI/LC Reserve:	$500,000	Springing	NAP	Cut-off Date LTV Ratio(7):	61.3%
Other Reserve(2):	$413,750	$0	NAP	Maturity Date LTV Ratio(7):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$66,940,000	60.4%	Purchase Price:	$107,870,658	97.3%
Borrower Equity:	$43,903,379	39.6%	Closing Costs:	$1,358,124	1.2%
			Reserves:	$1,614,597	1.5%
Total Sources:	$110,843,379	100.0%	Total Uses:	$110,843,379	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	Other reserve consists of an environmental reserve ($403,750) and a reserve related to the Dollar General - Marietta (River), PA property ($10,000).
(3)	See “The Properties” section below.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Portfolio 50 Mortgage Loan (as defined below) more severely than assumed in the underwriting of the ExchangeRight Portfolio 50 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(5)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between February 10, 2021 and August 20, 2021.
(6)	The individual appraised value as-of dates are between July 6, 2021 and August 23, 2021.
(7)	The appraiser also provided as-dark values assuming the ExchangeRight Properties are unoccupied, which aggregate as-dark value for the portfolio was $72,130,000, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 93.0%.

The Mortgage Loan. The third largest mortgage loan (the “ExchangeRight Portfolio 50 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $66,940,000 and secured by the fee interests in 30 net leased, single-tenant retail and medical office properties located in seventeen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsor. The borrower for the ExchangeRight Portfolio 50 Mortgage Loan is ExchangeRight Net-Leased Portfolio 50 DST (the “ExchangeRight Portfolio 50 Borrower”), a Delaware statutory trust. The borrower sponsor is ExchangeRight Real Estate, LLC, which has more than 14 million SF of commercial properties under management and owns more than 900 properties located in 40 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Portfolio 50 Mortgage Loan and the owners of ExchangeRight Real Estate, LLC. The ExchangeRight Portfolio 50 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Portfolio 50 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Portfolio 50 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Portfolio 50 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of

A-3-24

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

the Exchange Right Properties, other than capital expenses. The ExchangeRight Portfolio 50 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Portfolio 50 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Portfolio 50 Mortgage Loan and, upon an event of default under the ExchangeRight Portfolio 50 Mortgage Loan, the lender has the right to cause the ExchangeRight Portfolio 50 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Portfolio 50 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Portfolio 50 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Portfolio 50 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Portfolio 50 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Portfolio 50 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Portfolio 50 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Portfolio 50 Mortgage Loan is not delivered to the lender.

At any time after September 10, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Portfolio 50 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors with a person or entity affiliated with such Approved Transferee or with an Approved Replacement Guarantor (as defined below); provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee or Approved Replacement Guarantor owns not less than 51% of the beneficial ownership interests in, and controls, the ExchangeRight Portfolio 50 Borrower and ExchangeRight Portfolio 50 Master Tenant, (iii) the Approved Replacement Guarantor executes a non-recourse carveout guaranty and environmental indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty and environmental indemnity, (iv) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (v) the receipt of confirmation from each rating agency that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2021-BNK36 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by October 1, 2028 (36 months prior to the maturity date of the ExchangeRight Portfolio 50 Mortgage Loan). See “Lockbox and Cash Management” below.

In addition, to cure a Qualified Transfer Trigger Event (such event being the monthly payment date that is thirty-six (36) months prior to the loan maturity date), the ExchangeRight Portfolio 50 Borrower may elect to convert from a Delaware statutory trust to a limited liability company to effectuate a Qualified Transfer to an Approved Transferee. Provided however that, any such Approved Transferee, in addition to all other attributes set forth in the Approved Transferee definition, is required to (i) have a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000, each as determined by the lender, or an investment grade rating, (ii) in lieu of executing the replacement non-recourse carveout guaranty, and prior to any release of any guarantor, execute and deliver to the lender a full recourse guaranty, in a form reasonably acceptable to the lender, guaranteeing payment of the entire amount of the ExchangeRight Portfolio 50 Mortgage Loan, (iii) at all times own no less than 100% of the legal and beneficial ownership interests in the ExchangeRight Portfolio 50 Borrower, (iv) not be a Delaware statutory trust, and (v) cause the ExchangeRight Portfolio 50 Borrower to effectuate a conversion pursuant to the terms of the loan documents. Notwithstanding the foregoing, a conversion will not be required to cure the Qualified Transfer Trigger Event if the ExchangeRight Portfolio 50 Borrower (i) is solely owned by a person under the control of the Individual Guarantors, (ii) is no longer treated as an investment trust pursuant to Regulation Section 301.7701-4(c) of the Internal Revenue Code, (iii) is no longer subject to any operating restrictions contained in its trust agreement and (iv) has delivered to the lender other documentation and opinions reasonably requested by the lender.

“Approved Transferee” means (A) a depository institution that satisfies certain ratings criteria and is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, Approved REIT, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five properties with a minimum of 750,000 SF in the aggregate and (4) satisfies certain net worth or ratings criteria.

“Approved Replacement Guarantor” means (A) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests, (2) who either (i) possesses the experience and enjoys a reputation and standing in the business community, which in the lender’s discretion and based on underwriting and credit criteria typically applied to similar loans which are sold in the secondary market, is sufficient and comparable to others who own and operate properties similar in size, use, value and location to the ExchangeRight Property, or (ii) is at all times (y) collectively owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount not less than one percent (1%) and (z) Controlled by David Fisher, Joshua Ungerecht and Warren Thomas, (3) possesses the financial strength which in the lender’s discretion and based on underwriting and credit criteria typically applied to similar loans which are sold in the secondary market, is sufficient and comparable to others who own and operate properties similar in size, use, value and location to the Property and (4) whose approval, at the lender’s option, may be conditioned upon the lender’s receipt of rating agency confirmation.

“Approved REIT” means a real estate investment trust, or the operating partnership that such real estate investment trust controls, that (i) is a qualified transferee, (ii) is not a sanctioned entity, (iii) is at all times (a) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas, in a combined amount that is not less than 1% of all equity interests (provided, however, that if the value of such direct or indirect equity interests at the time of the transfer is at least equal to $15,000,000, such 1% requirement will be reduced to the pro rata percentage which $15,000,000 equates to (i.e., if the value of the REIT is $1,750,000,000, such percentage would be 0.857% ($15,000,000/$1,750,000,000), so that guarantor owns an equity interest equal to a value of at least $15,000,000), and (b) controlled by David Fisher, Joshua Ungerecht and Warren Thomas.

A-3-25

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

The Properties. The ExchangeRight Properties are comprised of 30 single-tenant properties including eleven discount retailers, six medical offices, six pharmacies, four bank branches, two paint stores and one grocery store, totaling 388,591 SF and located across seventeen states. No property releases are permitted. Built between 1924 and 2021, with 8 of the 30 properties built between 2019 and 2021 (inclusive), the ExchangeRight Properties range in size from 4,809 SF to 54,340 SF. The ExchangeRight Properties are net leased to the following eleven nationally recognized tenants operating in diverse segments: Walgreens, Dollar General, Publix, First Midwest Bank, WellMed, Octapharma, Dollar Tree, Family Dollar, Sherwin Williams, Fresenius Kidney Care and CVS Pharmacy. 27 of the 30 properties are leased to investment grade rated tenants. The ExchangeRight Properties have a weighted average remaining lease term of approximately 11.5 years. Leases representing 51.0% of NRA and 46.5% of the underwritten base rent expire after the maturity date of the ExchangeRight Portfolio 50 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases that grant early termination rights to Walgreens, and the Octapharma - Riverdale (Riverdale), MD lease that grants a one-time termination option to Octapharma, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Location Summary(1)
State	No. of Properties	Approx. % of SF	Approx. % of Total Annual UW Base Rent
Illinois	5	15.6%	16.9%
Alabama	1	14.0%	11.3%
Ohio	3	8.3%	8.0%
Texas	3	8.0%	7.8%
Louisiana	2	7.5%	8.8%
Indiana	2	6.8%	10.1%
Mississippi	2	5.1%	3.3%
Pennsylvania	2	5.0%	4.7%
Maryland	1	4.7%	4.3%
Oklahoma	2	3.9%	3.5%
Florida	1	3.8%	3.7%
Washington	1	3.8%	5.3%
California	1	3.8%	5.8%
New Jersey	1	3.3%	2.0%
North Carolina	1	2.3%	1.3%
North Dakota	1	2.3%	1.5%
Iowa	1	1.5%	1.6%
Total/Wtd. Avg.	30	100.0%	100.0%

(1)	Information is based on the appraisals and underwritten rent roll.

A-3-26

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options(2)
Publix- Madison Commons - Madison (Hughes), AL	2019 / NAP	54,340	14.0%	10/31/2038	$14,000,000(3)	12.8%	$733,590	$13.50	11.3%	8 x 5 yr
First Midwest Bank - Highland (Indianapolis), IN	1997 / 2005	15,838	4.1%	9/30/2030	$7,150,000	6.5%	$452,328	$28.56	7.0%	5 x 5 yr
Walgreens - Fresno (Blackstone), CA	2008 / NAP	14,740	3.8%	7/31/2033	$6,200,000	5.7%	$375,000	$25.44	5.8%	50 x 1 yr
Walgreens - Vancouver (114th), WA	2005 / NAP	14,820	3.8%	2/7/2031	$6,000,000	5.5%	$345,000	$23.28	5.3%	10 x 5 yr
Walgreens - Broussard (Saint Nazaire), LA	2008 / NAP	14,490	3.7%	1/31/2033	$5,210,000	4.8%	$302,004	$20.84	4.7%	5 x 10 yr
First Midwest Bank - Joliet (2801 Jefferson), IL	1976 / NAP	17,668	4.5%	9/30/2030	$5,070,000	4.6%	$325,166	$18.40	5.0%	5 x 5 yr
Walgreens - New Albany (New Albany), OH	2006 / NAP	14,731	3.8%	9/30/2031	$5,000,000	4.6%	$301,500	$20.47	4.7%	10 x 5 yr
Octapharma - Riverdale (Riverdale), MD	1971 / 2020	18,200	4.7%	2/29/2032	$4,900,000	4.5%	$280,800	$15.43	4.3%	3 x 5 yr
Walgreens - Bossier City (Airline), LA	2006 / NAP	14,820	3.8%	2/28/2031	$4,640,000	4.2%	$266,740	$18.00	4.1%	None
Octapharma - Chicago (95th), IL	1949 / 2020	15,025	3.9%	12/31/2031	$4,450,000	4.1%	$253,760	$16.89	3.9%	3 x 5 yr
First Midwest Bank - Mundelein (Allanson), IL	2002 / NAP	4,809	1.2%	9/30/2030	$4,290,000	3.9%	$272,597	$56.68	4.2%	5 x 5 yr
WellMed - El Paso (Yarbrough), TX	1988; 2017 / 2018	13,757	3.5%	10/31/2030	$4,000,000	3.7%	$254,394	$18.49	3.9%	2 x 5 yr
WellMed - Plant City (Alexander), FL	1998 / 2017	14,943	3.8%	7/31/2030	$3,810,000	3.5%	$238,357	$15.95	3.7%	2 x 5 yr
CVS Pharmacy - Erie (Peninsula) PA	2000 / NAP	10,282	2.6%	1/1/2031	$3,200,000	2.9%	$175,000	$17.02	2.7%	2 x 5 yr
Fresenius Kidney Care - Anderson (Jackson), IN	2011 / NAP	10,750	2.8%	2/28/2033	$3,100,000	2.8%	$200,373	$18.64	3.1%	2 x 5 yr
WellMed - San Antonio (Military), TX	1985 / 2015	8,392	2.2%	11/1/2030	$2,420,000	2.2%	$145,200	$17.30	2.2%	2 x 5 yr
First Midwest Bank - McHenry (Richmond), IL	1979 / NAP	8,045	2.1%	9/30/2030	$2,260,000	2.1%	$144,342	$17.94	2.2%	5 x 5 yr
Dollar General - Marietta (River), PA	2020 / NAP	9,129	2.3%	6/30/2036	$2,175,000	2.0%	$126,997	$13.91	2.0%	3 x 5 yr
Dollar General - Pine Hill (Erial), NJ	1924 / 1962; 1974; 2020-2021	12,928	3.3%	4/30/2031	$2,150,000	2.0%	$129,978	$10.05	2.0%	4 x 5 yr
Dollar General - Purvis (Old US 11), MS	2021 / NAP	10,795	2.8%	6/1/2036	$2,050,000	1.9%	$115,938	$10.74	1.8%	None
Family Dollar - South Point (Solida), OH	2016 / NAP	9,180	2.4%	3/31/2032	$1,900,000	1.7%	$114,126	$12.43	1.8%	6 x 5 yr
Dollar Tree - Glenpool (Waco), OK	2021 / NAP	9,120	2.3%	6/30/2031	$1,860,000	1.7%	$116,100	$12.73	1.8%	3 x 5 yr
Sherwin Williams (Broken Arrow), OK	2006 / NAP	6,000	1.5%	5/1/2031	$1,800,000	1.6%	$107,584	$17.93	1.7%	5 x 5 yr
Sherwin Williams - Ames (16th), IA	2021 / NAP	5,980	1.5%	2/1/2032	$1,800,000	1.6%	$102,175	$17.09	1.6%	2 x 5 yr
Family Dollar - Warren (Youngstown), OH	2016 / NAP	8,353	2.1%	3/31/2032	$1,725,000	1.6%	$103,844	$12.43	1.6%	6 x 5 yr
Dollar General - Lake Cormorant (Highway 301), MS	2021 / NAP	9,100	2.3%	6/30/2036	$1,700,000	1.6%	$95,103	$10.45	1.5%	5 x 5 yr
Dollar General - Bismarck (Lincoln), ND	2021 / NAP	9,026	2.3%	7/23/2036	$1,700,000	1.6%	$98,628	$10.93	1.5%	4 x 5 yr
Dollar General - Pharr (Minnesota), TX	2021 / NAP	9,124	2.3%	4/30/2036	$1,650,000	1.5%	$103,413	$11.33	1.6%	5 x 5 yr
Dollar Tree – Richton Park (Sauk), IL	2000 / 2021	15,120	3.9%	6/30/2031	$1,640,000	1.5%	$98,280	$6.50	1.5%	None
Dollar General - Rocky Mount (Goldrock), NC	2010 / NAP	9,086	2.3%	5/31/2031	$1,370,000	1.3%	$85,688	$9.43	1.3%	5 x 5 yr
Total/Weighted Average		388,591	100.0%		$109,220,000	100.00%	$6,464,006	$16.63	100.0%

Source: Appraisals and underwritten rent roll.

(1)	For the purposes of the table and loan underwriting, the Walgreens leases that grant early termination rights to Walgreens, and the Octapharma - Riverdale (Riverdale), MD lease, that grants a one-time termination option to Octapharma, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.
(2)	Where any termination right effective date has been assumed to be the lease expiration date, the Renewal Options as shown reflect periods between subsequent termination right effective dates.
(3)	The City of Madison provided an incentive to bring Publix to the market, which incentive is paid quarterly to the landlord based on a percentage of the tax revenue from Publix’s sales. The incentive began in November 2018, with a maximum term of ten years and a maximum aggregate amount of $1.9M. The lender did not underwrite these benefits and the $14,000,000 Appraised Value excludes these benefits.

A-3-27

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	Approx. % of Total Annual UW Base Rent
Walgreens	BBB / Baa2 / BBB-	5	73,601	18.9%	$1,590,244	$21.61	24.6%
Dollar General	BBB / Baa2 / NR	7	69,188	17.8%	$755,745	$10.92	11.7%
Publix	NR / NR / NR	1	54,340	14.0%	$733,590	$13.50	11.3%
First Midwest Bank	BBB- / Baa2 / NR	4	46,360	11.9%	$1,194,434	$25.76	18.5%
WellMed	A+ / A3 / NR	3	37,092	9.5%	$637,951	$17.20	9.9%
Octapharma	NR / NR / NR	2	33,225	8.6%	$534,560	$16.09	8.3%
Dollar Tree	BBB / Baa2 / NR	2	24,240	6.2%	$214,380	$8.84	3.3%
Family Dollar	BBB / Baa2 / NR	2	17,533	4.5%	$217,970	$12.43	3.4%
Sherwin Williams	BBB / Baa2 / BBB	2	11,980	3.1%	$209,758	$17.51	3.2%
Fresenius Kidney Care	BBB / Baa3 / BBB-	1	10,750	2.8%	$200,373	$18.64	3.1%
CVS Pharmacy	BBB / Baa2 / NR	1	10,282	2.6%	$175,000	$17.02	2.7%
Subtotal/Wtd. Avg.		30	388,591	100.0%	$6,464,006	$16.63	100.0%

Vacant Space		0	0	0.0%
Total/Wtd. Avg.		30	388,591	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	7	83,452	$21.96	21.5%	21.5%	$1,832,386	28.3%	28.3%
2031	10	121,932	$15.42	31.4%	52.9%	$1,879,630	29.1%	57.4%
2032 & Beyond	13	183,207	$15.02	47.1%	100.0%	$2,751,991	42.6%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	388,591	$16.63	100.0%		$6,464,006	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	For the purposes of the table and loan underwriting, the Walgreens leases that grant early termination rights to Walgreens, and the Octapharma - Riverdale (Riverdale), MD lease, that grants a one-time termination option to Octapharma, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

COVID-19 Update. The first debt service payment on the ExchangeRight Portfolio 50 Mortgage Loan is due in November 2021 and, as of September 15, 2021, the ExchangeRight Portfolio 50 Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, 100.0% of the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

A-3-28

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$6,464,006	$16.63
Less Vacancy & Credit Loss	($323,200)	($0.83)
Effective Gross Income	$6,140,806	$15.80

Management Fee	$184,224	$0.47
Total Expenses	$184,224	$0.47

Net Operating Income	$5,956,582	$15.33
CapEx	$32,762	$0.08
TI/LC	$174,971	$0.45
Net Cash Flow	$5,748,848	$14.79

Occupancy %(3)	95.0%
NOI DSCR	2.69x
NCF DSCR	2.60x
NOI Debt Yield	8.9%
NCF Debt Yield	8.6%

(1)	Historical financial information is not available because the ExchangeRight Properties were recently acquired by the borrower sponsor between February 10, 2021 and August 20, 2021.
(2)	Gross Potential Rent includes straight-line average rent over the lesser of: (i) the loan term and (ii) the remaining lease term for investment grade tenants that have rent increases occurring during the applicable term, totaling $92,897.
(3)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of October 1, 2021, the ExchangeRight Properties were 100.0% occupied.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $262,209 for real estate taxes and is required to deposit monthly 1/12th of estimated annual real estate taxes (currently $47,888). For the properties where the tenant is responsible for paying taxes directly, commencing upon any of (i) an event of default under the ExchangeRight Portfolio 50 Mortgage Loan, (ii) an event of default under a tenant lease with respect to the applicable individual property, (iii) a tenant no longer being liable to pay property taxes directly to the taxing authority, or (iv) the ExchangeRight Portfolio 50 Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due, the ExchangeRight Portfolio 50 Borrower will be required to make monthly deposits for real estate taxes with respect to the applicable individual property (or, in the case of clause (i), all of the properties) in an amount equal to 1/12th of the estimated annual amount due.

Insurance – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $1,939 for flood insurance and is required to deposit monthly 1/12th of estimated annual flood insurance premiums (currently $646). Unless waived due to a blanket policy acceptable to the lender being in place or any tenant being responsible for maintaining the required insurance, the ExchangeRight Portfolio 50 Mortgage Loan documents require that the ExchangeRight Portfolio 50 Borrower make monthly escrows of 1/12th of the estimated annual insurance premiums due.

Replacement Reserve – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $360,000 and is required to deposit $2,730 monthly for replacements.

TI/LC Reserve – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $500,000 for tenant improvements and leasing commissions. During an event of default, the ExchangeRight Portfolio 50 Borrower will be required to make monthly deposits in the amount of $14,581 for tenant improvements and leasing commissions.

Deferred Maintenance – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $76,699 (representing 125% of the estimated cost of repairs) for specified repairs at each of the Dollar General - Pine Hill (Erial), NJ, Dollar Tree – Richton Park (Sauk), IL, WellMed - El Paso (Yarbrough), TX, WellMed - San Antonio (Military), TX, WellMed - Plant City (Alexander), FL, Octapharma - Riverdale (Riverdale), MD, Fresenius Kidney Care - Anderson (Jackson), IN, Sherwin Williams (Broken Arrow), OK and CVS Pharmacy - Erie (Peninsula) PA properties.

Environmental Reserve – The ExchangeRight Portfolio 50 Borrower deposited at loan origination $403,750, representing 125% of the estimated cost of environmental remediation at each of the First Midwest Bank - Joliet (2801 Jefferson), IL, CVS Pharmacy - Erie (Peninsula) PA and Octapharma - Chicago (95th), IL properties.

Marietta Reserve – The ExchangeRight Portfolio 50 Mortgage Loan documents require an upfront reserve in the amount of $10,000 with respect to the Dollar General - Marietta (River), PA property. Such funds will be released to the borrower upon the satisfaction of certain conditions, including (i) no event of default exists and (ii) delivery by the borrower of (a) written evidence that all of the required work has been completed for the issuance of the well permit, (b) an estoppel certificate and (c) a certificate of occupancy.

A-3-29

Property Types – Various	Loan #3	Cut-off Date Balance:	$66,940,000
Property Addresses – Various	ExchangeRight Portfolio 50	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.9%

Lockbox and Cash Management. The ExchangeRight Portfolio 50 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Portfolio 50 Borrower is required to (or to cause the ExchangeRight Portfolio 50 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Portfolio 50 Borrower (or ExchangeRight Portfolio 50 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Portfolio 50 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows and Reserves”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Portfolio 50 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve and the TI/LC reserve (to the extent required) as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Portfolio 50 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Portfolio 50 Borrower or ExchangeRight Portfolio 50 Master Tenant.

A “Cash Management Period” means a period:

(i)	commencing when the debt service coverage ratio (based on net cash flow for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net cash flow for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(ii)	commencing on October 1, 2028 (36 months before the maturity date of the ExchangeRight Portfolio 50 Mortgage Loan), unless a Qualified Transfer has occurred as of such date (see “The Borrower and the Borrower Sponsor” above), and ending when a Qualified Transfer occurs.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The related single tenant at each of the following five ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: Walgreens - Bossier City (Airline), LA, Family Dollar - South Point (Solida), OH, Family Dollar - Warren (Youngstown), OH, Walgreens - Broussard (Saint Nazaire), LA, Walgreens - Fresno (Blackstone), CA. In addition, the related single tenant at the following five ExchangeRight Properties has a right of first offer (“ROFO”) to purchase the related ExchangeRight Property: First Midwest Bank - Highland (Indianapolis), IN, First Midwest Bank - Joliet (2801 Jefferson), IL, First Midwest Bank - McHenry (Richmond), IL, First Midwest Bank - Mundelein (Allanson), IL, Walgreens - New Albany (New Albany), OH. No such ROFR or ROFO will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR or ROFO will apply to subsequent purchasers of the applicable ExchangeRight Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Portfolio 50 Mortgage Loan documents require the borrower to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-30

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-31

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

A-3-32

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

President George Bush Tpke.
Baylor Scott & White Medical Center - Plano
PLANO
289
190
Dallas North Tollway
Katie Jackson Park
COLLIN COUNTY
The Arbors
Frankford Rd
Frankford Rd
Far North Dallas
Preston Rd
Campbell Rd
Hillcrest Rd
Coit Rd
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Quorum Dr
Keller Springs Rd
Keller Springs Rd
Kelly Blvd
Carrollton
Addison Airport
Addison Circle
Prestonwood Country Club
Columbian Country Club of Dallas
Millennium Tower
Arapaho Rd
The Colonnade
DALLAS COUNTY
Arapaho Rd
Spectrum Centre
Belt Line Rd
Belt Line Rd
Spring Creek Village
Pepper Square
Addison
Addison Town Center
Addison Walk
Village on the Parkway
North Dallas
Belt Line Rd
Fretz Park
Oakbrook Pkwy
Inwood Rd
Noel Rd
Montfort Dr
International Plaza I
14201 Dallas Parkway
Farmers Branch, TX 75254
Marsh Ln
Alfred J. Loos Stadium and Sports Complex
Midway Rd
Spring Valley Rd
Spring Valley Rd
Brookhaven Country Club
Brookhaven
Club Dr
Farmers Branch
Centura Tower
Galleria North
Dallas Towers
Northwood Country Club
Alpha Rd
Alpha Rd
Webb Chapel Rd
Galleria Dallas
Dallas Midtown (Under Construction)
Dallas College Brookhaven Campus
Pinnacle Tower
635
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
Anderson Bonner Park
DALLAS
LBJ Frwy
Dallas-Ft. Worth Intl. Airport 12 miles
Dallas Medical Center
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Forest Ln
Forest Ln
75
Preston Forest Village
Preston Forest Shopping Ctr.
Central Expwy
Northaven Rd
Preston Hollow
Preston Royal Village
Royal Ln
Royal Ln
Royal Ln
TOLL
Downtown Dallas 8 miles
Allen
Plano
Lewisville
Carrollton
Coppell
Richardson
Garland
Rowlett
Farmers Branch
Irving
Grand Prairie
DALLAS
Mesquite
Duncanville
DeSoto
Lancaster
Cedar Hill
Seagoville
Wilmer
Combine
Red Oak
Midlothian
Ovilla
Wylie
Sachse
Balch Springs
Hutchins
University Park
Highland Park
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY

A-3-33

Mortgage Loan No. 4 – International Plaza I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Farmers Branch, TX 75254
Original Balance:	$65,400,000			General Property Type:	Office
Cut-off Date Balance:	$65,400,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1998 / 2020
Borrower Sponsor:	Related Fund Management, LLC			Size(3):	392,201 SF
Guarantor(1):	International Plaza I Owner LLC			Cut-off Date Balance PSF(3):	$167
Mortgage Rate:	2.4350%			Maturity Date Balance PSF(3):	$167
Note Date:	8/11/2021			Property Manager:	RFM Development Manager, LLC
First Payment Date:	10/1/2021				(Manager - borrower-related); Cushman
Maturity Date:	9/1/2031				& Wakefield U.S., Inc. (Sub-manager)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI:	$8,495,329
Seasoning:	1 month			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	L(25), D(88), O(7)			UW NOI Debt Yield at Maturity:	13.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	4.84x
Additional Debt Type:	NAP			Most Recent NOI(5):	NAP
Additional Debt Balance:	NAP			2nd Most Recent NOI(5):	NAP
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAP
Reserves(2)				Most Recent Occupancy:	100.0% (10/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAP
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	NAP
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$160,000,000 (7/13/2021)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF(3):	$408
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(6):	40.9%
Free Rent Reserve	$1,699,442	$0	NAP	Maturity Date LTV Ratio(6):	40.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,400,000	40.7%	Purchase Price:	$157,500,000	98.1%
Borrower Equity:	$95,157,336	59.3%	Reserves:	$1,699,442	1.1%
			Closing Costs:	$1,357,894	0.8%
Total Sources:	$160,557,336	100.0%	Total Uses:	$160,557,336	100.0%

(1)	There is no non-recourse carveout guarantor and no environmental indemnitor (other than the borrower) for the International Plaza I Mortgage Loan (as defined below). While the borrower is obligated under the non-recourse carveout provisions in the loan agreement, no separate guaranty was executed by the borrower.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The International Plaza I Property (as defined below) is comprised of a 371,974 SF office building leased to a single tenant, Tenet Healthcare. Tenet Healthcare’s lease also encumbers an allocated 20,227 SF of amenity space available via a reciprocal easement agreement with the adjacent International Plaza II building. The lender’s underwriting and all PSF metrics as presented are based on the total area leased by Tenet Healthcare of 392,201 SF.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the International Plaza I Mortgage Loan more severely than assumed in the underwriting of the International Plaza I Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(5)	Further historical information is not available for the International Plaza I Property because the single tenant, Tenet Healthcare, had a lease commencement date of February 29, 2020. The rents for Tenet Healthcare have been partially abated for the first three years of the lease. For the first lease year, full rent was abated through February 28, 2021. In the current (second) lease year, base rent is abated on 92,201 SF through February 28, 2022. For the third lease year (March 1, 2022 - February 28, 2023), the base rent is abated on 42,201 SF. At loan origination, the lender reserved $1,699,442, which represents the full amount of outstanding rent abatements.
(6)	The appraisal also provided a “Hypothetical Go Dark” value of $82,600,000 as of July 13, 2021, which value would result in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of $211, 79.2% and 79.2%, respectively, based on the principal balance of the International Plaza I Mortgage Loan.

The Mortgage Loan. The fourth largest mortgage loan (the “International Plaza I Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $65,400,000. The International Plaza I Mortgage Loan is secured by a first priority fee mortgage encumbering a 371,974 SF suburban office property located in Farmers Branch, Texas (the “International Plaza I Property”).

The Borrower and the Borrower Sponsor. The borrower is International Plaza I Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. The borrower sponsor is Related Fund Management, LLC.

The borrowing entity and the borrower sponsor are affiliates of Related Companies, L.P. The Related Companies, L.P. is a New York City based, vertically integrated real estate firm that was founded in 1972. The firm has an extensive track record in the development, construction, acquisition, finance and management of real estate assets. Over the course of its 49-year history, Related Companies, L.P has invested in major urban markets such as Boston, Chicago, Los Angeles, Miami, New York and San Francisco.

A-3-34

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

The Property. The International Plaza I Property is a 13-story, 371,974 SF suburban office property, with a 1,133-space parking deck, located on a 4.04-acre site in Farmers Branch, Dallas County, Texas. The International Plaza I Property is part of a three-building office campus (comprised of International Plaza I, II & III). International Plaza I is 100% leased to Tenet Healthcare. Tenet Healthcare’s lease encumbers a total of 392,201 SF, which includes the entire International Plaza I Property plus an allocated 20,227 SF of amenity space available via a reciprocal easement agreement with the adjacent (and connected) International Plaza II building. The total amenity space is 41,390 SF, of which Tenet Healthcare pays rent for 48.87% or an allocated 20,227 SF. The amenities include a fitness center with locker rooms and towel service, café and bar with indoor and outdoor seating, conference centers, full-floor food hall, tenant lounges, and the Lake House, an indoor and outdoor gathering space. Other amenities include 24/7 lobby security, as well as parking deck patrol and security and surveillance cameras surrounding the International Plaza I Property.

The International Plaza I Property was originally built in 1998 and was renovated in 2020 by the previous owner and the sole tenant, Tenet Healthcare. For the renovation of its leased space, the tenant reportedly contributed $29.5 million ($75 PSF) in addition to the $29.4 million provided by the landlord.

Single Tenant.

Tenet Healthcare (392,201 SF, 100.0% of NRA, 100.0% of underwritten base rent). Tenet Healthcare (NYSE: THC), founded in 1969, is a Fortune 500 nationally diversified healthcare services company. Through an expansive care network that includes United Surgical Partners International (“USPI”) and Conifer Health Solutions (“Conifer”), the company operates 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care, imaging centers and other outpatient facilities. Tenet Healthcare owns USPI and Conifer. USPI operates the largest ambulatory platform in the country. With over 400 facilities across the United States, USPI serves over 2.7 million patients each year. Conifer provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers, and helps more than 680 unique client entities in 135 local regions across the nation. Conifer manages more than $25 billion in net patient revenue annually, supports management for more than 5.9 million people and has 110,000 employees supporting clients across multiple healthcare industries. Tenet Healthcare reported revenue of $17.6 billion, net earnings of $399 million and liquidity of $2.4 billion as of year-end 2020.

Tenet Healthcare occupies the International Plaza I Property for use as its corporate headquarters. Tenet Healthcare also operates a 2,300 SF urgent care facility on the ground floor. The tenant’s lease is on a triple net basis, commenced in February 2020 and expires in March 2036, with no termination or contraction options. Tenet Healthcare has the right to extend the term for one additional period of 10 years and following that expiration, one additional option to extend for either 5 or 10 years, at market rate upon 12 months’ prior notice. Tenet Healthcare is currently paying $23.00 PSF, which will increase to $23.52 in March 2022. The lease is structured with 2.2% - 2.3% annual rent increases. The rents for Tenet Healthcare have been fully abated for the first year of the lease and partially abated for the second and third years of the lease. In the current (second) lease year, base rent is abated on 92,201 SF through February 28, 2022. For the third lease year (March 1, 2022 - February 28, 2023), the base rent is abated on 42,201 SF. At loan origination, the lender reserved $1,699,442, which represents the full amount of outstanding rent abatements. Tenet Healthcare’s lease is guaranteed by Tenet Healthcare Corporation.

The following table presents certain information relating to the single tenant at the International Plaza I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Options
Tenet Healthcare	B+/B1/B	392,201	100.0%	$9,224,568	100.0%	$23.52	3/31/2036	Y(3)	N

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are of the parent company, Tenet Healthcare Corporation, who guarantees the lease.
(3)	Tenet Healthcare has the right to extend the term of its lease for one additional period of 10 years and following that expiration, one additional option to extend for either 5 or 10 years upon 12 months’ prior written notice.

A-3-35

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the International Plaza I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	1	392,201	$23.52	100.0%	100.0%	$9,224,568	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	392,201	$23.52	100.0%		$9,224,568	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. The first debt service payment on the International Plaza I Mortgage Loan is due in October 2021 and, as of September 15, 2021, the International Plaza I Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of August 19, 2021, the single tenant, Tenet Healthcare, was open and operating, has remained current on all rent and lease obligations, and has not requested any lease modification or rent relief.

The Market. The International Plaza I Property is located within the Dallas/Ft. Worth office market and the Quorum/Bent Tree office submarket and is 13.4 miles from Dallas, Texas. The International Plaza I Property is located at 14201 Dallas Parkway and is within 2 miles of I-635 and approximately a half mile from the Dallas North Tollway, which the International Plaza I Property fronts. The surrounding land uses include International Plaza Buildings II and III to the north, Providence Towers Executive Suites to the south, and Chase Bank to the east. There is significant development in the immediate area, consisting of office and industrial uses as well as multifamily complexes and single-family residential developments.

The Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas-Fort Worth Metroplex”) is home to over 18 Fortune 500 Companies. According to a third-party market data report, the Dallas-Fort Worth Metroplex was top in the nation for total and percent job growth and ranked second in the nation for fastest growing economy. The Dallas-Fort Worth Metroplex recently surpassed Chicago to become the second-largest financial services hub in the nation, as Bank of America, JP Morgan Chase, Liberty Mutual, Goldman Sachs, State Farm, TD Ameritrade, Charles Schwab and Fidelity Investments maintain significant operations in the area. The Dallas-Fort Worth Metroplex also contains the largest information technology (“IT”) industry base in the state. This area has a large number of corporate IT projects and the presence of numerous electronics, computing and telecommunication firms such as Microsoft, Texas Instruments, HP Enterprise Services, Dell Services, Samsung, Nokia, Cisco, Fujitsu, i2, Frontier, Alcatel, Ericsson, CA, Google, and Verizon. AT&T is headquartered at the Whitacre Tower in downtown Dallas.

According to the appraisal, as of the first quarter of 2021, the Quorum/Bent Tree office submarket contained approximately 24.3 million SF of office space, with a vacancy of 21.7% and an average asking rent of $26.22 PSF. The estimated 2020 population within a one, three and five-mile radius of the International Plaza I Property was 26,452, 127,462 and 388,420, respectively, and the estimated 2020 average household income within the same radii was $74,184, $113,710 and $105,971, respectively.

A-3-36

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

The following table presents recent sales data for comparable single-tenant office properties to the International Plaza I Property:

Comparable Office Sales
Property Name Location	Year Built / Renov.	Rentable Area (SF)	Distance from Subject (miles)	Sale Price	Sale Date	Sale Price (PSF)	Cap Rate
International Plaza I Drive Dallas, TX	1998 / 2020	392,201(1)	-	$157,500,000	Jun-2021	$402	5.39%(2)
Legacy Central IV Plano, TX	1985 / 2017	215,938	11.4	$88,500,000	Oct-20	$410	5.25%
8454 Parkwood Boulevard Plano, TX	2016 / NAP	39,324	10.4	$14,700,000	May-20	$374	6.28%
Lone Star Building Farmers TX	2012 / NAP	135,999	0.8	$35,000,000	Jun-20	$257	6.00%
Pioneer Natural Resources Headquarters Irving, TX	2019 / NAP	1,125,366	8.8	$584,200,000	Dec-19	$519	5.60%
14372 Heritage Parkway Fort Worth, TX	2019 / NAP	200,351	28.0	$64,000,000	Jul-19	$319	5.92%
USAA Campus Plano, TX	1998 / NAP	384,071	9.6	$175,000,000	Jul-19	$456	5.60%

Source: Appraisal.

(1)	Information obtained from underwritten rent roll. SF for Tenet Healthcare includes an allocated 20,227 SF of amenity space available via a reciprocal easement agreement with the adjacent International Plaza II building.

(2)	Cap Rate calculated based on the lender’s underwritten net operating income.

The following table presents recent leasing data at comparable properties to the International Plaza I Property:

Comparable Office Leases
Property Name Location	Year Built	Total NRA (SF)	Distance from Subject (miles)	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Base Rent PSF	Escalations / Free rent
International Plaza I Dallas, TX	1998	392,201(1)	-	Tenet Healthcare	Jun-19 / 17.0(1)	392,201(1)	$23.52(1)	2.2%-2.3% Annual / 36 months(2)
8454 Parkwood Boulevard Plano, TX	2016	39,324	10.4	C.H. Robinson Worldwide, Inc.	Jan-20 / 10.0	39,324	$23.50	2.5% Annual / NAP
Legacy Central IV Plano, TX	1985	215,938	11.4	Samsung Electronics America	Feb-19 / 11.0	215,938	$21.50	2.5% Annual / 12 months
5401 North Beach Street Fort Worth, TX	1994	431,579	28.1	Lockheed Martin Corporation	May-19 / 6.0	431,579	$17.25	NAP / NAP
14372 Heritage Parkway Fort Worth, TX	2019	200,351	28.0	Mercedes-Benz Financial Services USA LLC	Apr-19 / 10.3	200,351	$18.92	2.0% Annual / NAP
NetScout at One Bethany Allen, TX	2018	145,000	13.3	NetScout Systems Texas, LLC	Aug-18 / 12.0	145,000	$24.50	2.0% Annual / 0 months
Steward Health Care System Richardson, TX	1997	165,300	7.5	Steward Health Care System	Apr-18 / 10.0	165,300	$19.75	NAP / 0 months

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll. SF for Tenet Healthcare includes an allocated 20,227 SF of amenity space available via a reciprocal easement agreement with the adjacent International Plaza II building. The appraiser concluded a market rent of $24.00 PSF.
(2)	The rents for Tenet Healthcare have been fully abated for the first year of the lease and partially abated for the second and third year of the lease. In the current (second) lease year, base rent is abated on 92,201 SF through February 28, 2022. For the third lease year (March 1, 2022 - February 28, 2023), the base rent is abated on 42,201 SF.

A-3-37

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the International Plaza I Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$9,224,568	$23.52
Reimbursements	$5,298,991	$13.51
Other Income	$0	$0.00
(Vacancy & Concessions)	($726,178)	($1.85)
Effective Gross Income	$13,797,381	$35.18

Real Estate Taxes	$2,062,989	$5.26
Insurance	$91,297	$0.23
Other Operating Expenses	$3,147,766	$8.03
Total Operating Expenses	$5,302,052	$13.52

Net Operating Income	$8,495,329	$21.66
Replacement Reserves	$98,050	$0.25
TI/LC	$588,302	$1.50
Net Cash Flow	$7,808,977	$19.91

Occupancy %	95.0%(3)
NOI DSCR	5.26x
NCF DSCR	4.84x
NOI Debt Yield	13.0%
NCF Debt Yield	11.9%

(1)	Historical information is not available for the International Plaza I Property because the single tenant, Tenet Healthcare, had a lease commencement date of February 2020.

(2)	UW Gross Potential Rent is $23.52 PSF based on a rent increase that will occur in March 2022. The rents at the property have been fully abated for the first year, and partially abated for the second and third years of the lease. Base rent is abated on 92,201 SF from March 1, 2021 through February 28, 2022 and will be abated on 42,201 SF from March 1, 2022 through February 28, 2023. At origination, the lender reserved $1,699,442, which represents the full outstanding amount of rent abatements.

(3)	Represents economic occupancy. The International Plaza I Property is currently 100.0% occupied.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), ongoing monthly real estate tax reserves are required in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – In the event the International Plaza I Property is no longer covered by a blanket insurance policy, during a Cash Sweep Period, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – During a Cash Sweep Period, ongoing monthly replacement reserves are required in an amount currently estimated at $8,171.

TI/LC Reserve – During a Cash Sweep Period, ongoing monthly tenant improvement and leasing commission reserves are required in an amount equal to approximately $49,025.

Free Rent Reserve – The International Plaza I Mortgage Loan documents require an upfront reserve of $1,699,442 related to rent concessions through February 2023.

Lockbox and Cash Management. The International Plaza I Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period. Revenues from the International Plaza I Property are required to be deposited by tenants directly into the lockbox account. During a Cash Sweep Period, funds will be transferred on each business day to the lender-controlled cash management account and disbursed according to the International Plaza I Mortgage Loan documents.

A “Cash Sweep Period” will occur during (i) the period commencing upon the occurrence of an event of default and ending upon the cure of such event of default, (ii) the period commencing at such time as the debt service coverage ratio falls below 3.00x on a trailing twelve month basis (tested quarterly), and ending upon the debt service coverage ratio being at least 3.00x on a trailing twelve month basis (tested quarterly) for two consecutive calendar quarters, and (iii) a Lease Sweep Period (as defined below); provided that the borrower may avoid any cash sweep trigger by posting cash or a letter of credit in in an amount equal to the amount that would otherwise have been collected during a Cash Sweep Period.

A “Lease Sweep Period” will occur during any period (i) commencing upon the date on which Tenet Healthcare vacates or gives notice of its intent to vacate or terminate, or goes dark, and ending upon (a) the execution and delivery of a replacement lease (or assumption of all or the applicable portion

A-3-38

Office – Suburban	Loan # 4	Cut-off Date Balance:	$65,400,000
14201 Dallas Parkway	International Plaza I	Cut-off Date LTV:	40.9%
Farmers Branch, TX 75254		UW NCF DSCR:	4.84x
		UW NOI Debt Yield:	13.0%

of the existing lease)with an investment grade-rated entity, or any other entity acceptable to the lender, covering the applicable space (a “Replacement Tenant Cure”), or (b) $50.00 PSF on the affected space is swept into the excess cash reserve, (ii) commencing upon Tenet Healthcare defaulting on its lease and ending upon the cure of such event of default or a Replacement Tenant Cure, or (iii) commencing upon Tenet Healthcare or its parent becoming subject to insolvency proceedings and ending upon Tenet Healthcare or its parent no longer being subject to such proceedings and the Tenet Healthcare lease being affirmed or a Replacement Tenant Cure.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, TRIPRA will determine the acts of terrorism for which coverage is required and the borrower will not be required to spend on terrorism insurance overage more than two times the amount of the then-current insurance premium that is payable with respect to the required property and rental loss/business income insurance (exclusive of the cost of the terrorism component of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-39

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

A-3-40

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

Rexco Industrial Park

Honeywell
16,953 SF
EXP. 6/2022
VACANT
25,977 SF
SANTA MARINA I
VACANT
9,780 SF
CONDUENT
30,132 SF
EXP. 12/2022
SANTA MARINA II
AGM GROUP
1,021 SF
EXP. 10/2021
VACANT
14,750 SF
SANTA MARINA III
SANTA MARINA IV
SERRALLES
15,222 SF
EXP. 7/2026
STREET C
PR-165
HI-TECH
7,316 SF
EXP. 9/2025
DROUYN & CO.
7,853 SF
EXP. 1/2025
ANNEX III
DROUYN & CO.
18,457 SF
EXP. 6/2025
ISLANDWIDE
64,553 SF
EXP. 2/2025
BAXTER SALES & DIST. CORP.
33,476 SF
EXP. 2/2025
STREET A
BAXTER BUILDING
Honeywell
12,525 SF
EXP. 11/2026
HI-TECH
1,800 SF
EXP. 1/2022
ICE OVERSIZED
4,048 SF
EXP. 12/2026
US COLLEGE EXAM BOARD
10,676 SF
EXP. 6/2028
LIFELINK FOUNDATION
2,460 SF
EXP. 6/2023
STREET B
ANNEX II
VS PROMOCIONES (SELLER)
19,842 SF
EXP. 12/2025
BMEDIA GROUP
14,603 SF
EXP. 2/2025
ANNEX I
SPC DISTRIBUTORS
15,151 SF
EXP. 4/2021
GENERAL WAREHOUSE
PR MERCHANDISING
9,353 SF
EXP. 4/2022
INTERNATIONAL GRAPHICS
13,440 SF
EXP. 10/2025
AERONET
5,894 SF
EXP. 1/2022
HI-TECH
4,000 SF
EXP. 6/2022
MUSIC FACTORY
4,200 SF
EXP. 1/2021
DROUYN & CO.
12,103 SF
EXP. 6/2025
DROUYN & CO.
11,284 SF
EXP. 6/2025

San Juan Industrial Park

FEMA
11,480 SF
EXP. 2/2022
TRANE
41,428 SF
EXP. 2/2023
Electrolux
50,323 SF
EXP. 8/2023
CESAR CASTILLA
156,370 SF
EXP. 5/2030
FEMA
32,000 SF
EXP. 10/2021
FEMA
72,815 SF
EXP. 2/2022
HENRY SCHEIN
3,141 SF
EXP. 12/2023
CESAR CASTILLA
147,721 SF
EXP. 5/2030
GENERAL RETAIL
1,578 SF
480 SF
EXP. 8/2021

Wendy's

Wendy's
EXP. 12/2023

A-3-41

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

Cataño
Bahia de San Juan
Santurce
Laguna San Jose
Bayamón
Georgetown
Guaynabo
SAN JUAN
San Fernando
Santa Barbara
Trujillo Alto
La Muda
Caguas
Lago Loiza
MUNICIPIO DE CATAÑO
MUNICIPIO DE BAYAMON
MUNICIPIO DE GUAYNABO
MUNICIPIO DE SAN JUAN
MUNICIPIO DE TRUJILLO ALTO
MUNICIPIO DE CAGUAS
Fort Buchanan Military Reservation
Expreso JFK
Expreso Jose de Diego
Expreso Martinez Nadal
Expresso Luis A. Ferré
TREN URBANO
Ave. San Patricio
Ave. Esmeralda
Ave. Doña Felisa Rincon de Gautier
Carr. Felipe la Voz Rodriguez
Plaza San Patricio
Plaza Las Americas
Centro Medico de Puerto Rico
VA Caribbean Healthcare
Hospital Metropolitano
University of Puerto Rico-Rio Piedras
University of Puerto Rico-Bayamon Campus
Intramerican University of PR Metropolitan Campus
Polytechnic University of PR - San Juan
UPR Botanical Garden
Bosque Urbano del Nuevo Milenio
The Outlets at Montehiedra
Atlantic Ocean
Caribbean Sea
PUERTO RICO
Suarez Puerto Rico Industrial Portfolio
1 San Juan Industrial Park Caguas, PR
2 Rexco Industrial Park Guaynabo, PR
3 Wendy's Caguas, PR

A-3-42

Mortgage Loan No. 5 – Suarez Puerto Rico Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	Various, PR
Original Balance(1):	$60,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various / NAP
Borrower Sponsors:	LatAm Property Group LLC and			Size:	904,406 SF
	Cerberus Real Estate Capital Management, LLC			Cut-off Date Balance PSF(1):	$66
Guarantors(2):	NAP			Maturity Balance PSF(1):	$66
Mortgage Rate(3):	3.6560%			Property Manager:	KPM Realty Advisors, Inc. dba
Note Date:	8/24/2021				Cushman & Wakefield/Property
First Payment Date:	10/1/2021				Concepts Commercial
Maturity Date:	9/1/2026
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(6)
IO Period:	60 months			UW NOI:	$8,612,032
Seasoning:	1 month			UW NOI Debt Yield(1):	14.4%
Prepayment Provisions:	YM(25),DorYM(16),O(19)			UW NOI Debt Yield at Maturity(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.53x
Additional Debt Type(1)(4):	Subordinate Debt			Most Recent NOI:	$9,467,897 (12/31/2020)
Additional Debt Balance(1)(4):	$24,950,000			2nd Most Recent NOI:	$9,193,587 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	NAP
Reserves(5)				Most Recent Occupancy:	92.9% (8/10/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.3% (12/31/2020)
RE Taxes:	$0	$63,497	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$109,700,000 (4/6/2021)
Required Repairs Reserve:	$248,930	$0	NAP	Appraised Value PSF:	$121
Cap Ex and TI/LC Reserve:	$0	$37,684	$1,000,000	Cut-off Date LTV Ratio(1):	54.7%
Unfunded Obligations Reserve:	$50,000	$0	NAP	Maturity Date LTV Ratio(1):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$60,000,000	52.1%	Purchase Price:	$107,000,000	93.0%
Subordinate Loan Amount(1):	$24,950,000	21.7%	Closing Costs:	$7,269,841	6.3%
Borrower Equity:	$30,135,656	26.2%	Reserves:	$815,815	0.7%
Total Sources:	$115,085,656	100.0%	Total Uses:	$115,085,656	100.0%

(1)	The Suarez Puerto Rico Industrial Portfolio Mortgage Loan (as defined below) is part of the Suarez Puerto Rico Industrial Portfolio Whole Loan (as defined below), which is comprised of one senior promissory note with an original principal balance of $60,000,000, and one subordinate promissory note with an original principal balance of $24,950,000 (the “Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan”). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Cut-off Date principal balance of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, without regard to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Suarez Puerto Rico Industrial Portfolio Whole Loan are $94, $94, 10.1%, 10.1%, 2.00x, 77.4% and 77.4%, respectively.

(2)	There is no non-recourse carveout guarantor, and no environmental indemnitor (other than the single purpose entity borrowers), for the Suarez Puerto Rico Industrial Portfolio Whole Loan.

(3)	Reflects the Suarez Puerto Rico Industrial Portfolio Mortgage Loan only. The Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan bears interest at the rate of 6.75% per annum.

(4)	See "The Mortgage Loan" and "Additional Secured Indebtedness (not including trade debts)" below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Suarez Puerto Rico Industrial Portfolio Whole Loan more severely than assumed in the underwriting of the Suarez Puerto Rico Industrial Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “Suarez Puerto Rico Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Suarez Puerto Rico Industrial Portfolio Whole Loan”) in the original principal balance of $84,950,000. The Suarez Puerto Rico Industrial Portfolio Whole Loan is comprised of the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, evidenced by promissory note A in the original principal amount of $60,000,000, and the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, evidenced by promissory note B in the original principal amount of $24,950,000. The Suarez Puerto Rico Industrial Portfolio Whole Loan was originated by Morgan Stanley Bank, N.A., as to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, and Morgan Stanley Mortgage Capital Holdings LLC, as to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan. The Suarez Puerto Rico Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of two industrial properties and one leased fee property totaling 904,406 SF, which are located in Guaynabo, Puerto Rico and Caguas, Puerto Rico (the “Suarez Puerto Rico Industrial Portfolio” or the “Suarez Puerto Rico Industrial Portfolio Properties”). The Suarez Puerto Rico Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Suarez Puerto Rico Industrial Portfolio A/B Whole Loan” in the prospectus.

A-3-43

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

Suarez Puerto Rico Industrial Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$60,000,000	$60,000,000	BANK 2021-BNK36	No
B	$24,950,000	$24,950,000	Third party holder	Yes(1)
Total Whole Loan	$84,950,000	$84,950,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Suarez Puerto Rico Industrial Portfolio A/B Whole Loan” in the prospectus.

The Borrowers and the Borrower Sponsors. The borrowers are CLPG SJIP 1 LLC, CLPG SJIP 2 LLC and CLPG Rexco LLC, each a single purpose Puerto Rico limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. There is no non-recourse carveout guarantor, and no environmental indemnitor (other than the single purpose entity borrowers), for the Suarez Puerto Rico Industrial Portfolio Whole Loan. The borrower sponsors are LatAm Property Group LLC and Cerberus Real Estate Capital Management, LLC. Cerberus Real Estate Capital Management, LLC, founded in 1992, is an investment firm that manages credit, private equity and real estate assets worldwide. Cerberus Real Estate Capital Management, LLC is headquartered in New York City and has more than 785 employees working from 23 offices worldwide. LatAm Property Group LLC was founded in 2017 by Barry Breeman, Gary M. Kravetz and Mark Lipschutz and is an investment firm that specializes in real estate investments in Latin America. Since 1998, Barry Breeman has solely concentrated on the acquisition, finance, operation and disposition of real property and real estate related assets in Puerto Rico, other Caribbean islands and Central America. Prior to founding LatAm Property Group, Gary M. Kravetz served as General Counsel and Chief Compliance Officer of Jadian Capital, LP, as well as Managing Director of Tishman Speyer and General Counsel for its Emerging Markets Group.

The Properties. The Suarez Puerto Rico Industrial Portfolio Properties are comprised of two multi-tenant industrial properties and one leased fee property totaling approximately 904,406 SF, located in two cities, in Puerto Rico, including Caguas (57.2% of NRA; 65.6% of underwritten base rent), and Guaynabo (42.8% of total NRA; 34.4% of underwritten base rent). The Suarez Puerto Rico Industrial Portfolio Properties have 24 tenants, with no single tenant accounting for more than 33.6% of the Suarez Puerto Rico Industrial Portfolio NRA. The Suarez Puerto Rico Industrial Portfolio’s ten largest tenants by underwritten base rent comprise 81.3% of NRA and 89.7% of the underwritten base rent. The largest three tenants in the Suarez Puerto Rico Industrial Portfolio, Cesar Castillo, FEMA and Islandwide, comprise 53.6% of Suarez Puerto Rico Industrial Portfolio NRA and 59.1% of Suarez Puerto Rico Industrial Portfolio underwritten base rent.

San Juan Industrial Park

The San Juan Industrial Park property is comprised of two industrial warehouse buildings totaling 517,536 SF of industrial and office space situated on an approximately 37.86-acre site. The San Juan Industrial Park property is located in the Quebrada Arenas Ward of Caguas, Puerto Rico. Built in 2005, the San Juan Industrial Park property features 519 automobile parking spaces and 134 trailer parking spaces. There is a non-collateral vacant lot adjacent to the property where an additional building is expected to be developed. The San Juan Industrial Park property is currently 100.0% leased to six tenants. With respect to the San Juan Industrial Park property, industrial warehouse tenants account for 93.7% of NRA and 90.2% of underwritten base rent and office tenants account for 6.3% of NRA and 9.8% of underwritten base rent. The largest tenant, Cesar Castillo, leases 304,091 SF, and represents 33.6% of Suarez Puerto Rico Industrial Portfolio NRA and 32.4% of Suarez Puerto Rico Industrial Portfolio underwritten base rent, and has a lease expiration of May 31, 2030. The second largest tenant, FEMA, leases 116,295 SF, and represents 12.9% of Suarez Puerto Rico Industrial Portfolio NRA and 21.5% of Suarez Puerto Rico Industrial Portfolio underwritten base rent, and has 32,000 SF expiring October 30, 2021, and 84,295 SF expiring February 28, 2022, and has an ongoing right to terminate its leases as set forth below under “Tenant Summary.”

Rexco Industrial Park

The Rexco Industrial Park property is comprised of seven industrial warehouse buildings, two office buildings and four surface parking lots totaling 386,869 SF situated on an approximately 20.48-acre site. The Rexco Industrial Park property is located in Guaynabo, Puerto Rico. Built in stages between 1963 and 1983, the Rexco Industrial Park property features 800 parking spaces. The Rexco Industrial Park property is currently 83.5% leased to 17 tenants. With respect to the Rexco Industrial Park property, industrial warehouse tenants account for 75.7% of NRA and 86.0% of underwritten base rent and office tenants account for 7.8% of NRA and 14.0% of underwritten base rent. The largest tenant, Islandwide, leases 64,553 SF, represents 7.1% of Suarez Puerto Rico Industrial Portfolio NRA and 5.3% of Suarez Puerto Rico Industrial Portfolio underwritten base rent, and has a lease expiration of February 28, 2025. The second largest tenant, Drouyn Co., leases 49,697 SF, represents 5.5% of Suarez Puerto Rico Industrial Portfolio NRA and 4.9% of Suarez Puerto Rico Industrial Portfolio underwritten base rent, and has 7,853 SF expiring January 31, 2025 and 41,844 SF expiring June 30, 2025.

Wendy's

The Wendy’s property consists of a parcel of land located in Caguas, Puerto Rico, behind the San Juan Industrial Park, which is encumbered by a ground lease with Wendco of Puerto Rico, Inc. (“Wendy’s”), that commenced on January 1, 2010 and expires on December 31, 2030, with three five-year extension options (the “Ground Lease”). Wendy’s owns the improvements currently located on the Wendy’s property during the term of the Ground Lease. Wendy’s is required to pay annual ground rent in the current amount of $103,950.

A-3-44

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

The following table presents certain information relating to the three properties in the Suarez Puerto Rico Industrial Portfolio.

Portfolio Summary
Property City, State	Property Sub-Type	Year Built / Renovated	SF(1)	Occ %	ALA(2)	% of ALA(2)	% of Total UW Base Rent(3)	Appraised Value	UW NOI	% of Total UW NOI
San Juan Industrial Park Caguas, Puerto Rico	Warehouse	2005/ NAP	517,536	100.0%	$40,188,346	67.0%	64.5%	$64,300,000	$5,523,959	64.1%
Rexco Industrial Park Guaynabo, Puerto Rico	Flex	1963 -1983/ NAP	386,869	83.5%	$19,317,245	32.2%	34.4%	$44,200,000	$3,028,770	35.2%
Wendy’s Caguas, Puerto Rico	Leased Fee	2011/ NAP	1	100.0%	$494,408	0.8%	1.1%	$1,200,000	$59,303	0.7%
Total			904,406		$60,000,000	100.0%	100.0%	$109,700,000	$8,612,032	100.0%

(1)	Wendy’s is a leased fee interest and is assigned 1 SF of NRA.
(2)	Based solely on the Suarez Puerto Rico Industrial Portfolio Mortgage Loan, and excludes the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan.
(3)	% of Total UW Base Rent is based on the underwritten rent roll dated as of August 10, 2021.

The following table presents a summary regarding the major tenants at the Suarez Puerto Rico Industrial Portfolio Properties:

Tenant Summary
Tenant	Property Name	Credit Ratings (Moody’s/Fitch/ S&P)(1)	Tenant SF	Approx.% of Total Portfolio SF	Annual UW Base Rent(2)	Annual UW Base Rent PSF	App. % of Total Portfolio Annual UW Base Rent	Termination Options	Lease Expiration
Cesar Castillo	San Juan Industrial Park	NR / NR / NR	304,091	33.6%	$2,979,659	$9.80	32.4%	N	5/31/30
FEMA	San Juan Industrial Park	Aaa / AAA / AA+	116,295	12.9%	$1,974,454	$16.98	21.5%	Y(3)	(4)
Islandwide	Rexco Industrial Park	NR / NR / NR	64,553	7.1%	$484,148	$7.50	5.3%	N	2/28/25
Electrolux	San Juan Industrial Park	NR / NR / A-	50,323	5.6%	$447,875	$8.90	4.9%	N	6/30/23
Drouyn Co.	Rexco Industrial Park	NR / NR / NR	49,697	5.5%	$452,243	$9.10	4.9%	N	(5)
Trane	San Juan Industrial Park	Baa2 / NR / BBB	41,628	4.6%	$478,722	$11.50	5.2%	Y(6)	2/28/23
Baxter Sales & Dist. Corp.	Rexco Industrial Park	NR / NR / NR	33,476	3.7%	$435,188	$13.00	4.7%	N	2/28/25
Conduent	Rexco Industrial Park	NR / NR / B+	30,132	3.3%	$444,447	$14.75	4.8%	Y(7)	12/31/22
Honeywell International	Rexco Industrial Park	A2 / A / A	29,478	3.3%	$336,585	$11.42	3.7%	Y(8)	(9)
Destileria Serralles	Rexco Industrial Park	NR / NR / NR	15,222	1.7%	$219,958	$14.45	2.4%	N	7/31/26
Subtotal / Wtd. Avg.			734,895	81.3%	$8,253,278	$11.23	89.7%

Remaining Tenants			105,564	11.7%	$946,724	$8.97	10.3%
Subtotal / Wtd. Avg. Occupied			840,459	92.9%	$9,200,002	$10.94	100.0%
Vacant Space			63,947	7.1%
Total/Wtd. Avg.			904,406	100.0%

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Annual UW Base Rent is based on the underwritten rent roll dated as of August 10, 2021.

(3)	FEMA has the right to terminate its 84,295 SF lease at any time upon 120 days’ notice, without payment of a termination fee, and has the right to terminate its 32,000 SF lease at any time upon 30 days’ notice, without payment of a termination fee. In addition, if FEMA fails to occupy its space for any period, rent for such period will be reduced by the portion of costs PSF of operating rent not required to maintain the space.

(4)	FEMA leases three suites at the San Juan Industrial Park. The lease for suite M3 (32,000 SF) has an expiration date of October 30, 2021, and the leases for suite M4a (72,615 SF) and suite M4b (11,680 SF) have an expiration date of February 28, 2022.

(5)	Drouyn Co. leases four suites at the San Juan Industrial Park. The lease for suite Anx3-1 (7,853 SF) has an expiration date of January 31, 2025, and the leases for suite SM5-2 (18,457 SF), suite GW-4 (12,103 SF) and suite GW-5 (11,284 SF) have an expiration date of June 30, 2025.

(6)	Trane has the right to terminate its 41,628 SF lease at any time upon 180 days’ notice, with payment of a termination fee equal to 6 months of the monthly base rental amount in effect as of the date of the termination notice.

(7)	Conduent has the right to terminate its lease at any time upon 90 days’ notice and payment of an early termination penalty equal to two months of base rent plus operating expenses, unamortized broker commissions and unamortized tenant improvement allowances at an interest rate equal to the prime rate based on New York City plus 1%.

(8)	Honeywell International has the right to terminate its 12,525 SF lease at any time upon 4 months’ notice, with payment of a termination fee equal to the sum of (a) the unamortized portion of the leasing commissions paid by the landlord in connection with the lease, (b) the unamortized portion of the landlord’s contribution, and (c) 6 months of base rent.

(9)	Honeywell International leases two suites at the Rexco Industrial Park. The lease for suite SM1-2 (16,953 SF) has an expiration date of June 30, 2022, and the lease for suite Anx3-3 (12,525 SF) has an expiration date of November 30, 2021.

A-3-45

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

The following table presents certain information relating to the lease rollover at the Suarez Puerto Rico Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	4	47,604	$14.49	5.3%	5.3%	$689,652	7.5%	7.5%
2022	6	152,427	$14.81	16.9%	22.1%	$2,257,252	24.5%	32.0%
2023	5	104,868	$9.86	11.6%	33.7%	$1,034,490	11.2%	43.3%
2024	0	0	$0.00	0.0%	33.7%	$0	0.0%	43.3%
2025	6	182,171	$8.95	20.1%	53.9%	$1,630,655	17.7%	61.0%
2026	3	38,621	$10.99	4.3%	58.1%	$424,274	4.6%	65.6%
2027	0	0	$0.00	0.0%	58.1%	$0	0.0%	65.6%
2028	1	10,676	$7.50	1.2%	59.3%	$80,070	0.9%	66.5%
2029	0	0	$0.00	0.0%	59.3%	$0	0.0%	66.5%
2030	2	304,092	$10.14	33.6%	92.9%	$3,083,609	33.5%	100.0%
2031	0	0	$0.00	0.0%	92.9%	$0	0.0%	100.0%
2032 & Thereafter	0	0	$0.00	0.0%	92.9%	$0	0.0%	100.0%
Vacant	0	63,947	$0.00	7.1%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	27	904,406	$10.95(3)	100.0%		$9,200,002	100.0%

(1)	Information is based on the underwritten rent roll dated August 10, 2021.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of August 24, 2021, the Suarez Puerto Rico Industrial Portfolio Properties are open and operating and no underwritten tenants requested rent relief. The first debt service payment on the Suarez Puerto Rico Industrial Portfolio Whole Loan is due in October 2021 and, as of August 24, 2021, the Suarez Puerto Rico Industrial Portfolio Whole Loan is not subject to any forbearance, modification or debt service relief request.

The Market. The Suarez Puerto Rico Industrial Portfolio Properties are located in Caguas, Puerto Rico and Guaynabo, Puerto Rico within the Warehouse market in the San Juan metropolitan statistical area. The San Juan metropolitan statistical area spans 358 miles. According to the appraisals, the warehouse industrial market within the San Juan metropolitan statistical area comprises six municipalities, each of which constitutes a submarket: Carolina, Bayamón, Cataño, Guaynabo, Trujillo Alto and San Juan. Access to the San Juan Industrial Park and Wendy’s is provided by Baldorioty de Castro Expressway, the 65th Infantry Highway, De Diego Expressway, Las Américas Expressway, the Luis A Ferré Expressway, and Road PR-2. Access to the Rexco Industrial Park is provided by Road PR-2 and the De Diego Expressway. According to the appraisal, as of 2020, there was approximately 540,000 SF of vacant warehouse space in the San Juan Warehouse market.

Geographic Summary(1)
Submarket	Median Household Income	Population
Bayamón	$27,386	169,269
Carolina	$27,658	146,984
Cataño	$17,448	23,121
Guaynabo	$37,499	83,728
San Juan	$23,005	318,441

Source: Appraisal
(1)	Median Household Income and Population are as of 2019.

The following table presents certain information relating to the appraisal’s market rent conclusions for the San Juan Industrial Park Property:

Market Rent Summary
Area	Market Rent PSF
Warehouses > 140,000 SF	$10.00
Warehouses of 40,000-85,000 SF	$11.50
Warehouses < 4,000 SF	$9.00
2-Story Offices (FEMA)	$14.00
Small Office (General Retail)	$14.00

A-3-46

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Rexco Industrial Park Property:

Market Rent Summary – Warehouse Spaces
Building	Market Rent PSF
General Warehouse	$9.00
Annex I	$9.00
Annex II	$9.00
Annex III	$9.00
Santa Marina III	$9.00
Santa Marina IV	$9.00
Santa Marina V	$9.00

Market Rent Summary – Other Spaces
Building	Market Rent PSF
Occupied Santa Marina I and Vacant Santa Marina II	$16.00
Conduent at Santa Marina II (Offices)	$14.75
Individually Quoted Mezzanine	$5.75
Parking Level Warehouse Santa Marina I	$9.00
Parking Level Warehouse Santa Marina II	$5.00
Santa Marina IV Retail	$23.00
Santa Marina IV Offices	$15.00
Santa Marina I Ground Floor Small Office	$8.50
Annex III Platform Leased to ADI	$4.50
Baxter (Offices within Warehouse Building)	$13.00

The following table presents recent warehouse leasing data at comparable properties with respect to the Suarez Puerto Rico Industrial Portfolio Properties:

Comparable Warehouse Leases
Property Name/Location	Year Built	Total NRA (SF)	Occupancy	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent PSF per annum	Lease Type
Puerto Nuevo Distribution Center Building 2 Road PR5, KM. 27.4 Cataño, PR	NAV	100,645	100%	Walgreens	Aug. 2017/ 5.0	100,645	$9.00	$9.18	NNN

Puerto Nuevo Distribution Center Building 1 Road PR5, KM. 27.5 Cataño, PR	NAV	301,453	100%	Baxter	Jan. 2018/ 5.0	176,811	$11.54	$11.54	NNN

Hato Tejas Industrial Park Building 3 A Street, Hato Tejas Ward Bayamón, PR	NAV	73,645	100%	Aramak Corporation	July 2017/ 6.5	30,128	$7.50	$8.20	NNN

Palmas Industrial Park Road PR-869, KM. 1.5 Cataño, PR	2009	180,183	100%	Allied Logistics	Aug. 2019/ 5.0	80,000	$8.50	$8.63	NNN

Palmas Industrial Park Road PR-869, KM. 1.4 Cataño, PR	2009	180,183	100%	Ryder Puerto Rico, Inc.	June 2021/ 3.0	40,000	$9.42	$9.42	NNN

Amelia Industrial Park Lot P45 45 Diana Street Guaynabo, PR	NAV	NAV	NAV	Allied Logistics	Jan. 2021/ 5.0	41,222	$8.00	$8.00	NNN

Source: Appraisal.

A-3-47

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

The following table presents recent office leasing data at comparable properties with respect to the Suarez Puerto Rico Industrial Portfolio Properties:

Comparable Office Leases
Property Name/Location	Year Built	Total NRA (SF)	Occupancy	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Rent PSF per annum
Amelia Industrial Park Lot P45 45 Diana Street Guaynabo, PR	NAV	NAV	NAV	NAV	NAV	15,358	$13.00

Purico Building Road PR-165 Cataño, PR	NAV	35,000	100%	Link Active	Nov. 2019/ 10.0	35,000	$10.00

Amelia Commercial Properties 18 Diana Street, Amelia Industrial Park Guaynabo, PR	NAV	185,000	100%	Confidential	Confidential	Confidential	$12.00

Metro Office 6 Lot 6 Street 1, Metro Office Park Guaynabo, PR	NAV	41,617	85%	Yates-Bird	Aug. 2020/ 3.0	3,500	$11.00

Metro Office 15 Lot 15 Metro Office Park Guaynabo, PR	NAV	38,250	54%	Relisc	Sep. 2020/ 1.0	1,281	$14.50

Metro Office 14 Lot 14 Metro Office Park Guaynabo, PR	NAV	68,963	90%	Falcón Sánchez & Associates, PSC	Jan. 2020/ 3.0	2,472	$13.50

Source: Appraisal.

The following table presents recent retail leasing data at comparable properties with respect to the Wendy’s Property:

Comparable Retail Leases
Location	Total NRA (SM)	Tenant	Term	Lease Date	Rent per annum
Road PR-2, KM. 28.5	2,500	McDonalds	20	Jan. 2014	$99,000
Road PR-197	3,223.87	Wendy's	10	Jan. 2021	$66,120
Plaza del Mar, Road PR-2	3,018	Wendy's	20	Jan. 2019	$75,000
Río Bayamón, Road PR-177	1,601.69	Wendy's	20	May 2018	$75,000
Río Bayamón, Road PR-178	1,226.86	Church's	21	Dec. 2018	$75,000

Source: Appraisal.

A-3-48

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and Underwritten Net Cash Flow at the Suarez Puerto Rico Industrial Portfolio Properties:

Cash Flow Analysis
	2019	2020	UW	UW PSF
Gross Potential Rent	$10,103,695	$10,039,792	$9,200,002	$10.17
Expense Reimbursement	$4,061,590	$3,809,656	$4,086,975	$4.52
Other Income(1)	$0	$0	$465,040	$0.51
Contractual Rent Steps	$0	$0	$134,845	$0.15
Vacancy	$0	$0	($422,584)	($0.47)
Effective Gross Income	$14,165,285	$13,849,448	$13,464,278	$14.89

Real Estate Taxes	$717,917	$751,936	$761,964	$0.84
Insurance	$803,457	$859,955	$1,060,108	$1.17
Other Operating Expenses(2)	$3,450,324	$2,769,659	$3,030,174	$3.35
Total Operating Expenses	$4,971,698	$4,381,551	$4,852,246	$5.37

Net Operating Income	$9,193,587	$9,467,897	$8,612,032	$9.52
TI/LC	$0	$0	$498,987	$0.55
Capital Expenditures	$0	$0	$258,204	$0.29
Net Cash Flow	$9,193,587	$9,467,897	$7,854,841	$8.69

Occupancy %	98.9%	98.3%	95.4%
NOI DSCR(3)	4.13x	4.26x	3.87x
NCF DSCR(3)	4.13x	4.26x	3.53x
NOI Debt Yield(3)	15.3%	15.8%	14.4%
NCF Debt Yield(3)	15.3%	15.8%	13.1%

(1)	Other Income includes parking income, incremental insurance and signage income.

(2)	Other Operating Expenses include management fee, repairs and maintenance, and general and administrative expenses.

(3)	The debt service coverage ratios and debt yields are based on the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and exclude the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – On each due date, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance – On each due date, the borrowers are required to fund 1/12 of the annual insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the Suarez Puerto Rico Industrial Portfolio Properties is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender with paid receipts for the insurance premiums and certificates of insurance, no later than the expiration of the current policies.

Required Repairs – At origination, the borrowers deposited $248,930 into a reserve for required repairs to the Suarez Puerto Rico Industrial Portfolio Properties.

Capital Expenditures and TI/LC Reserve – On each due date, the borrowers are required to fund $37,684 into a capital expenditures and tenant improvements and leasing commissions reserve, provided that the borrowers are not required to fund such reserve at any time the funds in such reserve are at least $1,000,000.

Unfunded Obligations Reserve – On the origination date, the borrowers were required to fund $50,000 into a reserve for tenant improvements and leasing commissions due under an existing lease.

Lockbox and Cash Management. The Suarez Puerto Rico Industrial Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrowers were required to deliver tenant direction letters to all tenants of the Suarez Puerto Rico Industrial Portfolio Properties directing them to deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, with respect to the Suarez Puerto Rico Industrial Portfolio Properties, notwithstanding such tenant directions, to be deposited into such lockbox account within two business days of receipt thereof. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, and, provided no event of default exists, applied to make required deposits into the tax and insurance reserves, to pay debt service on the Suarez Puerto Rico Industrial Portfolio Whole Loan, to make required deposits into the capital expenditures and TI/LC reserve, during a Trigger Period (as defined below) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to disburse any remainder (x) if a Trigger Period exists, into an excess cash flow reserve account as additional collateral for the Suarez Puerto Rico Industrial Portfolio Whole Loan during the continuance of such Trigger

A-3-49

Property Types – Various	Loan #5	Cut-off Date Balance:	$60,000,000
Property Addresses –- Various	Suarez Puerto Rico Industrial Portfolio	Cut-off Date LTV:	54.7%
		U/W NCF DSCR:	3.53x
		U/W NOI Debt Yield:	14.4%

Period (subject to certain rights of the borrowers to use such funds for real estate investment trust distributions of up to $150,000 in any calendar year) or (y) if no Trigger Period exists, to the borrowers.

“Trigger Period” means the period of time (a) from and after any event of default under the Suarez Puerto Rico Industrial Portfolio Whole Loan, until such time as such event of default has been cured; or (b) from and after the debt yield on the Suarez Puerto Rico Industrial Portfolio Whole Loan falling below 8.50% for any calendar quarter, until such time as such debt yield is at least 9.0% for two consecutive calendar quarters. The borrowers have the right to avoid the commencement of, or end, a Trigger Period related to a decline in debt yield by either (a) partially prepaying the Suarez Puerto Rico Industrial Portfolio Whole Loan such that the debt yield threshold is satisfied, or (b) delivering to the lender cash or a letter of credit (“Debt Yield Collateral”), in each case in an amount which, if applied to the principal balance of the Suarez Puerto Rico Industrial Portfolio Whole Loan, would cause the debt yield threshold to be satisfied. Any such prepayment made prior to the due date in March 2025 must be accompanied by payment of a yield maintenance premium, and, provided no event of default is then continuing, is required to be applied pro rata to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan. The borrowers will be entitled to return of the Debt Yield Collateral if the debt yield threshold is satisfied for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Suarez Puerto Rico Industrial Portfolio Properties also secure the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan, which has a Cut-off Date principal balance of $24,950,000. The Suarez Puerto Rico Industrial Portfolio Mortgage Loan is generally senior in right of payment to the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan; however, prior to an event of default, the Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan will be entitled to receive prepayments and repayments of principal on a pro rata basis with the Suarez Puerto Rico Industrial Portfolio Mortgage Loan. The holders of the promissory notes evidencing the Suarez Puerto Rico Industrial Portfolio Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Suarez Puerto Rico Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Suarez Puerto Rico Industrial Portfolio A/B Whole Loan” in the prospectus.

Subordinate Note Summary
Subordinate Note Original Principal Balance		Subordinate Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut- off Date LTV
Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan	$24,950,000	6.75%	60	0	60	2.00x	10.1%	77.4%

Mezzanine Loan and Preferred Equity. None.

Release of Property. The borrowers have the right to obtain the release of any individual property in connection with a bona fide sale to an unrelated third party, upon either defeasance (after the defeasance lockout period) or prepayment of 115% of the allocated loan amount of such individual property (plus any additional amount needed to satisfy the debt yield test below), provided that the following conditions, among others, are satisfied: (i) no event of default is continuing, other than an event of default that would be cured by the release of such individual property, (ii) the debt yield after the partial release is not less than the greater of (x) the debt yield immediately prior to the release (provided that such debt yield is not required to be in excess of 12.0%) and (y) 10.61%, and (iii) certain REMIC related conditions are satisfied. Any such prepayment made prior to the due date in March 2025 must be accompanied by payment of a yield maintenance premium, and, provided no event of default is then continuing, must be applied pro rata to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan. Any such defeasance must be applied pro rata to the Suarez Puerto Rico Industrial Portfolio Mortgage Loan and Suarez Puerto Rico Industrial Portfolio Subordinate Companion Loan.

Real Estate Substitution. None.

Letter of Credit. The borrowers may provide a letter of credit in lieu of depositing funds into the Capital Expenditures and TI/LC Reserve, and may also provide a letter of credit to avoid or end a Trigger Period caused by a decline in debt yield.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Suarez Puerto Rico Industrial Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 30-day extended period of indemnity following restoration. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-50

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A-3-51

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

BEST
BUY

DICK'S
Clothing & Sporting Goods

PETSMART
PETSHOTEL
GROOMING

BARNES&NOBLE

JO-ANN
experience the creativity
Famous Footwear

THE COURT AT
OXFORD VALLEY
BJ's
WHOLESALE CLUB
THE HOME DEPOT
JOANN
handmade happiness
PETSMART
FITNESS
BARNES&NOBLE
BEST BUY

A-3-52

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

A-3-53

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

The Court at Oxford Valley
120, 210, 220, 310-330, 620, 640, 650,
610 and 630 Commerce Boulevard
Fairless Hills, PA 19030
Stoopville Rd.
Mt. Eyre Rd.
Trenton Mercer Airport
College of New Jersey
Ewing
Upper Ferry Rd.
WEST TRENTON
Katzenbach School for the Deaf
Parkway Ave.
Delaware Canal State Park
Garden of Reflection 9-11 Memorial
Woodside Rd.
Delaware River
MERCER COUNTY
Linton Hill Rd.
Eagle Rd.
Lindenhurst Rd.
Quarry Rd.
Lower Dowlington Rd.
Village at Newtown
Newtown
Washington Ave.
Lower Makefield Corp. Center
Woodside
Yardley
Yardley GC
YARDLEY
NJ
PA
TRENTON
Holy Family University
Newtown Technology Center
Newtown Bypass
Summit Square
Woodbourne Rd.
Lower Makefield Shopping Center
WEST TRENTON LINE
Edgewood Rd.
Yardley Morrisville Rd.
Delaware Canal State Park
Langhorne-Yardley Rd.
Swamp Rd.
SEPTA
Oxford Valley Rd.
Stony Hill Rd.
Big Oak Rd.
W. Trenton Ave.
Morrisville
Lake Luxembourg
Saint Mary Medical Center
Core Creek County Park
Woodbourne
Oxford Oaks Shopping Center
BUCKS COUNTY
Middletown Township
WOODBOURNE
W. Maple Ave.
Fallsington
Sesame Place
The Court at Oxford Valley
Trenton Rd.
Kmart Distribution Center
Oxford Valley Mall
Jefferson Bucks Hosp.
Lincoln Plaza
Oxford Point Shopping Ctr.
Fairless Hills
New Falls Rd.
Tyburn Rd.
W. Maple Ave.
Langhorne
Fairway Plaza
Oxford Valley GC
Fairless Hills Towne Center
Penn Valley Rd.
SEPTA TRENTON LINE
Old Lincoln Hwy.
Cairn University
Langhorne Shopping Center
Chickenfoot Park
Langhorne Manor
Woodbourne Rd.
Trenton Rd.
LANGHORNE
Bristol-Oxford Valley Rd.
Mill Creek Pkwy.
Van Sciver Lake
SEPTA
Hulmeville
Bellevue Ave.
New Falls Rd.
Edgely Rd.
Levittown
Bensalem Blvd.
Bensalem
Pennsylvania Turnpike
Gibson Rd.
Green Ln.
Parx Casino
Silver Lake County Park
Bucks County Community College
Byberry Rd.
Hulmeville Rd.
Bensalem Blvd.
Bristol Commerce Park
BRISTOL
Philadelphia Intl. Airport 27 miles
Croydon
Bristol
Flemington
Quakertown
PENNSYLVANIA
Hopewell
Franklin Township
Lambertville
Princeton
Harleysville
Doylestown
Pottstown
Montgomeryville
Lansdale
Newtown
Hamilton Twp.
TRENTON
Horsham
Feasterville-Trevose
Fairless Hills
Levittown
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Burlington
Conshohocken
Malvern
Wayne
Ardmore
Mount Holly
Moorestown
Media
PHILADELPHIA
NEW JERSEY
Chester Heights
Springfield
CAMDEN
Mount Laurel
Chester
Cherry Hill
Medford Township
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

A-3-54

Mortgage Loan No. 6 – The Court at Oxford Valley

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Fairless Hills, PA 19030
Original Balance:	$55,000,000			General Property Type:	Retail
Cut-off Date Balance:	$55,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1996 / NAP
Borrower Sponsors:	The Goldenberg Group and PREIT			Size:	456,286 SF
Guarantor:	Kenneth Goldenberg			Cut-off Date Balance PSF:	$121
Mortgage Rate:	3.2000%			Maturity Date Balance PSF:	$102
Note Date:	6/25/2021			Property Manager:	Goldenberg Management, Inc.
First Payment Date:	8/1/2021				(borrower-related)
Maturity Date:	7/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	36 months			UW NOI(3):	$5,931,638
Seasoning:	3 months			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	L(27),D(89),O(4)			UW NOI Debt Yield at Maturity:	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.14x (IO) 1.97x (P&I)
Additional Debt Type:	None			Most Recent NOI(3):	$4,685,498 (12/31/2020)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,646,157 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$5,895,967 (12/31/2018)
Reserves(1)				Most Recent Occupancy:	98.0% (6/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2020)
RE Taxes:	$859,197	$105,870	NAP	3rd Most Recent Occupancy:	90.5% (12/31/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,400,000 (5/26/2021)
Replacement Reserve:	$0	$5,650	$270,000	Appraised Value PSF:	$183
TI/LC Reserve:	$130,000	$22,602	$1,250,000	Cut-off Date LTV Ratio:	65.9%
Raising Cane Reserve:	$359,810	$0	NAP	Maturity Date LTV Ratio:	56.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$55,000,000	100.0%	Loan Payoff:	$51,886,307	94.3%
			Upfront Reserves:	$1,349,007	2.5%
			Return of Equity:	$1,089,230	2.0%
			Closing Costs:	$675,455	1.2%
Total Sources:	$55,000,000	100.0%	Total Uses:	$55,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact The Court at Oxford Valley Mortgage Loan (as defined below) more severely than assumed in the underwriting of The Court at Oxford Valley Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(3)	The increase reflected in UW NOI over Most Recent NOI is due to newly signed leases for 2nd Avenue (Thrift Store) (9.5% of NRA, 4.0% of underwritten rent) and Raising Canes (1.7% of NRA, 2.6% of underwritten rent).

The Mortgage Loan. The sixth largest mortgage loan (“The Court at Oxford Valley Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $55,000,000 and secured by the fee interest in an anchored retail condominium property located in Fairless Hills, Pennsylvania (“The Court at Oxford Valley Property”).

The Borrower and the Borrower Sponsors. The borrower is Oxford Valley Road Associates, a Pennsylvania limited partnership and single purpose entity with two independent directors. The borrower sponsors are The Goldenberg Group (“TGG”) and PREIT. The borrower is owned approximately 50% by entities controlled by TGG and approximately 50% by entities controlled by PREIT. The borrower sponsors developed The Court at Oxford Valley Property in 1996 and have owned and managed the property since it was built.

The Court at Oxford Valley Property previously secured a loan that was securitized in JPMC 2012-CIBX, which loan was transferred to special servicing for a non-monetary default due to PREIT’s (an affiliate of the loan guarantor’s) bankruptcy in November 2020. PREIT’s declaration of bankruptcy was pre-negotiated with its creditors and it emerged from bankruptcy within 30 days. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

TGG is owned principally by Kenneth Goldenberg, the non-recourse carveout guarantor for The Court at Oxford Valley Mortgage Loan.

Since 1987, TGG has built a reputation as one of Philadelphia’s top developers of complex real estate projects. TGG originally specialized in the development of open-air shopping centers, developing over seven million SF in properties such as the Metroplex in Plymouth Meeting, Columbus Commons IKEA shopping center in South Philadelphia, and ParkWest Town Center in West Philadelphia. More recently, TGG has expanded into the

A-3-55

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

development of high-end condominiums (The Ayer on Washington Square), high-end homes (Haverford Reserve on the Main Line), student housing (The View at Montgomery and Vantage at Temple University) and luxury apartments (1213 Walnut in Philadelphia’s Midtown Village). TGG currently owns 18 properties in Pennsylvania and has seven more under development. TGG’s headquarters are located approximately 29 miles from The Court at Oxford Valley Property. TGG is responsible for all day-to-day management decisions at The Court at Oxford Valley Property, with major decisions requiring approval from PREIT.

PREIT (NYSE: PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pennsylvania, PREIT owns and operates over 22 million SF of retail space in the eastern half of the United States, with a concentration in the Mid-Atlantic region’s top metropolitan statistical areas.

The Property. The Court at Oxford Valley Property is an anchored retail condominium property totaling 456,286 SF of rentable area located in Fairless Hills, Pennsylvania, approximately 28 miles northeast of the Philadelphia central business district. Built in 1996, The Court at Oxford Valley Property is situated on 10.38 acres. The Court at Oxford Valley Property has multiple anchors including Best Buy, Dick’s Sporting Goods, Ashley Furniture and Crunch Fitness, and is shadow anchored by two non-collateral stores, Home Depot and BJ’s Wholesale Club. The Court at Oxford Valley Property together with the Home Depot and BJ’s Wholesale Club comprise the greater The Court at Oxford development, which covers a total of 94.98 acres and contains 3,438 parking spaces, resulting in a parking ratio of 4.88 spaces per 1,000 SF of rentable area.

The Court at Oxford development was developed under a Declaration of Condominium which created eleven condominium units. Home Depot owns one condominium unit, and BJ’s Wholesale Club owns two condominium units, one of which contains their retail store and the other of which contains their gas station. The remaining eight condominium units are owned by the borrower. The collateral for The Court at Oxford Valley Mortgage Loan is a first mortgage lien on the nine condominium units and borrower’s percentage interest in the common areas.

The Court at Oxford Valley Property has a granular rent roll, with no tenant occupying more than 13.1% of the NRA or accounting for more than 15.9% of underwritten base rent. Since 2016, the Court at Oxford Valley Property’s average historical occupancy has been 97.9%, with seven tenants aggregating approximately 47% of NRA having been at the Court at Oxford Valley Property since construction. As of June 1, 2021, The Court at Oxford Valley Property was 98.0% leased and 96.4% occupied by 19 tenants (including three ground lease tenants).

Major Tenants.

Best Buy (59,620 SF; 13.1% of NRA; 15.8% of underwritten base rent). Best Buy, founded in 1966, is a provider of technology products, services and solutions in the United States, Canada, and Mexico, offering products and services to customers visiting its stores, engaging with Geek Squad agents, or using its websites or mobile applications. As of the second quarter of 2021, Best Buy had a total of 1,005 stores in the United States and 219 stores in Mexico and Canada. Best Buy has been a tenant at The Court at Oxford Valley Property since 1996 and exercised its second extension option in January 2021, effective June 2021, and has a lease expiring in May 2026, with one, 5-year renewal option remaining with a minimum seven months’ notice. Best Buy reportedly invested approximately $1.0 million into its space. Best Buy is currently paying $16.96 PSF, which will increase to $17.96 PSF during the renewal term. The lease is guaranteed by Best Buy Co. Inc. Best Buy is not required to report sales. The nearest Best Buy location is approximately 13 miles from The Court at Oxford Valley Property.

Dick’s Sporting Goods (49,381 SF; 10.8% of NRA; 9.8% of underwritten base rent). Dick’s Sporting Goods, founded in 1948, is the largest sporting goods retail company in the United States. The company sells sporting goods, fitness equipment, golf equipment, hunting and fishing gear, apparel, footwear and accessories. As of March 10th, 2020, the company operates 726 Dick’s Sporting Goods stores in 47 states. Dick’s Sporting Goods has been a tenant at The Court at Oxford Valley Property since 1996 and, in May 2020, exercised its first extension option, effective May 2021, to renew the lease until April 2026, with two, 5-year renewal options remaining, each with a minimum 9 months’ notice. The tenant currently pays a rent of $13.00 PSF, with $0.50 PSF increases during each renewal term. Sales for Dick’s Sporting Goods at The Court at Oxford Valley Property were reported at $298 PSF, $292 PSF and $258 PSF for 2018, 2019 and 2020, respectively. The nearest Dick’s Sporting Goods location is approximately 13.6 miles from The Court at Oxford Valley Property.

2nd Avenue (Thrift Store) (43,547 SF; 9.5% of NRA; 4.0% of underwritten base rent). 2nd Avenue (Thrift Store) is a for-profit thrift store that does not accept product donations at its retail locations, with product sourced, sorted and prepared offsite to maximize its retail capacity. 2nd Avenue (Thrift Store) operates nearly a dozen locations throughout the Mid-Atlantic, including two locations in Pennsylvania. 2nd Avenue (Thrift Store) executed its lease in November 2020 and opened for business upon lease commencement in June 2021. Their lease expires in May 2031 and has one, 5-year renewal option, with a minimum 180 days’ notice. 2nd Avenue (Thrift Store) pays a current base rent of $6.00 PSF, with no further increases. 2nd Avenue (Thrift Store) is not required to report sales.

A-3-56

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the tenancy at The Court at Oxford Valley Property:

Tenant Summary(1)
							2020 Sales(2)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ Cost %	Lease Exp.	Renewal Options
Anchor Tenants
Best Buy	NR/A3/BBB+	59,620	13.1%	$1,040,965	15.8%	$17.46	NAV	NAV	NAV	5/31/2026	1 x 5 yr
Dick’s Sporting Goods	NR/NR/NR	49,381	10.8%	$641,953	9.8%	$13.00	$12,751,682	$258	6.5%	4/30/2026	2 x 5 yr
2nd Avenue (Thrift Store)	NR/NR/NR	43,547	9.5%	$261,282	4.0%	$6.00	NAV	NAV	NAV	5/31/2031	1 x 5 yr
Ashley Furniture	NR/NR/NR	39,793	8.7%	$497,413	7.6%	$12.50	$4,009,479	$101	16.6%	4/30/2025	1 x 5 yr
Crunch	NR/NR/NR	37,793	8.3%	$389,556	5.9%	$10.31	$1,513,176	$40	35.8%	2/28/2031	2 x 5 yr
Jo-Ann Fabrics	NR/B2/B	36,525	8.0%	$474,825	7.2%	$13.00	NAV	NAV	NAV	1/31/2029	2 x 5 yr
Anchor Subtotal/Wtd. Avg.		266,659	58.4%	$3,305,994	50.3%	$12.40

Junior Anchor Tenants
Barnes & Noble (Pad)	NR/NR/NR	30,751	6.7%	$515,079	7.8%	$16.75	$2,870,257	$93	22.5%	1/31/2027	2 x 5 yr
PetSmart (Pad)	NR/B2/B	26,717	5.9%	$534,340	8.1%	$20.00	NAV	NAV	NAV	1/31/2024	1 x 5 yr
OfficeMax	NR/NR/NR	21,431	4.7%	$353,612	5.4%	$16.50	NAV	NAV	NAV	2/28/2024	2 x 5 yr
Junior Anchor Subtotal/ Wtd. Avg.		78,899	17.3%	$1,403,031	21.4%	$17.78

In-Line/Pad Tenants		101,739	22.3%	$1,861,333	28.3%	$18.30
Vacant Space		8,989	2.0%	$0	0.0%	$0.00
Collateral Total/Wtd. Avg.		456,286	100.0%	$6,570,358	100.0%	$14.69(4)

Non-Collateral Tenants(5)
Home Depot	A/A2/A	130,751		$188,281
BJ’s Wholesale Club	NR/Ba1/BB	116,872		$183,489

(1)	Information is based on the underwritten rent roll dated June 1, 2021.
(2)	In connection with Pennsylvania’s stay at home order, Ashley Furniture was closed for business from April through August 2020 and Crunch was closed from April through December 2020. Sales shown for Crunch are based on 2019 sales, prior to the COVID-19 pandemic.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(5)	The Non-Collateral Tenants contribute to the payment of real estate taxes and common area maintenance charges relating to The Court at Oxford Valley Property.

A-3-57

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at The Court at Oxford Valley Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	9,187	$14.00	2.0%	2.0%	$128,618	2.0%	2.0%
2023	3	27,994	$21.22	6.1%	8.1%	$594,058	9.0%	11.0%
2024	5	88,406	$17.17	19.4%	27.5%	$1,517,505	23.1%	34.1%
2025	1	39,793	$12.50	8.7%	36.2%	$497,413	7.6%	41.7%
2026	3	115,308	$16.06	25.3%	61.5%	$1,852,022	28.2%	69.9%
2027	1	30,751	$16.75	6.7%	68.3%	$515,079	7.8%	77.7%
2028	0	0	$0.00	0.0%	68.3%	$0	0.0%	77.7%
2029	2	46,936	$13.74	10.3%	78.5%	$644,825	9.8%	87.5%
2030	0	0	$0.00	0.0%	78.5%	$0	0.0%	87.5%
2031	2	81,340	$8.00	17.8%	96.4%	$650,838	9.9%	97.4%
2032 & Beyond	1	7,582	$22.42	1.7%	98.0%	$170,000	2.6%	100.0%
Vacant	0	8,989	$0.00	2.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	19	456,286	$14.69(3)	100.0%		$6,570,358	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. At the onset of the COVID-19 pandemic, eleven tenants accounting for 46.7% of the NRA temporarily closed their locations and one tenant, Romano’s Macaroni Grill, closed permanently. These closures coincided with Pennsylvania’s stay-at-home order. Of the eleven tenants that temporarily closed, all of them re-opened for business by September 2020 except for Crunch Fitness, which reopened in January 2021. During the period of store closures, approximately 76% of the tenants at The Court at Oxford Valley Property requested rent relief. The borrower sponsors successfully negotiated rent deferrals and 96.9% of that deferred rent is expected to be paid by year-end 2021. Old Navy and Famous Footwear received rental rate abatements, and Crunch Fitness restructured its lease. All tenants are current in their rent obligations, including deferred rent. As of September 1, 2021, the borrower sponsors have reported that 100% of tenants have paid their full August 2021 rent payments and have not requested any rent relief or lease modifications. As of September 15, 2021, the Court at Oxford Valley Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Market. The Court at Oxford Valley Property is located in Fairless Hills, Bucks County, Pennsylvania. Direct access to The Court at Oxford Valley Property is provided by Commerce Boulevard and Oxford Valley Road, and highway access is provided by I-95, I-295, and I-276 (the Pennsylvania Turnpike). According to the appraisal, The Court at Oxford Valley Property is situated within the Bucks County submarket of the Philadelphia MSA market. As of the end of the first quarter of 2021, the submarket reported total inventory of approximately 35.6 million SF, with a 5.4% vacancy rate and average asking rent of $16.56 PSF.

According to the appraisal, The Court at Oxford Valley Property is located within the Philadelphia-Camden-Wilmington Statistical Area, also known as Greater Philadelphia, the nation’s seventh largest metropolitan area. Greater Philadelphia benefits from its location in the heart of the Northeast Corridor and is the keystone of major north-south, east-west highway and rail networks. The major employers in Greater Philadelphia include a strong bio-science employment base and several major pharmaceutical companies. The Court at Oxford Valley Property benefits from proximity to Oxford Valley Mall located 0.25 miles west, which encompasses 1.3 million SF and is anchored by JC Penney and Macy’s. The closest grocery anchored center is Oxford Oaks Shopping Center, which is less than 1 mile north of the Court at Oxford Valley Property and is anchored by a ShopRite and Kohl’s.

According to the appraisal, within a three-, five- and ten-mile radius of The Court at Oxford Valley Property, the 2020 average household income was approximately $117,530, $118,919 and $104,346, respectively; and within the same radii, the 2020 estimated population was 83,072, 197,429 and 707,451, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Court at Oxford Valley Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Junior Box (35,000 to 60,000 SF) Space	$14.00	10	10% Midterm
Junior Anchor (20,000 to 34,999 SF) Space	$16.50	10	10% Midterm
Large In-Line (10,000 to 19,999 SF) Space	$20.50	10	10% Midterm
In-Line (5,000 to 9,999 SF) Space	$22.50	10	10% Midterm
Pad Space	$170,000($/year)	10	10% Midterm
High-Visibility Box Space	$16.50	10	10% Midterm

A-3-58

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

The following table presents information regarding certain competitive properties to The Court at Oxford Valley Property:

Competitive Property Summary
Property Address	Year Built / Renovated	Size (SF)	Occupancy	Major Tenants	Distance From Subject
The Court at Oxford Valley 120, 210, 220, 310-330, 620, 640, 650, 610 and 630 Commerce Boulevard Fairless Hills, PA	1996 / NAP	456,286(1)	98.0%(1)	Best Buy, Dick’s Sporting Goods, Ashley Furniture, Crunch	NAP
Lincoln Plaza 2424 East Lincoln Hwy Langhorne, PA	1974 / 1993	260,940	100%	Raymour & Flanigan	0.7 mi
Great Northeast Plaza 2201 Cottman Ave Philadelphia, PA	1960 / 2021	293,134	100%	Giant Food, Ashley	16.3 mi
Northeast Tower Center 4640 Roosevelt Blvd Philadelphia, PA	1980 / NAP	467,471	100%	Home Depot, Walmart	18.7 mi
Greenleaf at Cheltenham 2401 West Cheltenham Ave Cheltenham, PA	1954 / 2018	405,677	89%	Home Depot	20.7 mi
Warminster Towne Centre 918-982 West Street Road Warminster, PA	1997 / NAP	308,053	91%	Kohl’s, ShopRite, Ross	17.1 mi
Langhorne Square Shopping Center 1283-1419 East Lincoln Hwy Langhorne, PA	1966 / 1989	241,455	100%	Redner’s Market	2.2 mi

 Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-59

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Court at Oxford Valley Property:

Cash Flow Analysis
	2018	2019	2020(1)	UW	UW PSF
Base Rent(2)	$6,426,274	$6,123,151	$5,029,819	$6,570,358	$14.40
Expense Reimbursement	$2,166,013	$2,052,643	$1,884,993	$2,090,200	$4.58
Income from Vacant Units	$0	$0	$0	$169,982	$0.37
Net Rental Income	$8,592,287	$8,175,794	$6,914,812	$8,830,540	$19.35
(Vacancy & Credit Loss)	$0	$0	$0	($441,527)	($0.97)
Effective Gross Income	$8,592,287	$8,175,794	$6,914,812	$8,389,013	$18.39

Real Estate Taxes	$1,232,663	$1,210,889	$1,241,581	$1,140,215	$2.50
Insurance	$211,407	$229,292	$309,693	$299,890	$0.66
Other Operating Expenses	$1,252,250	$1,089,456	$678,040	$1,017,270	$2.23
Total Operating Expenses	$2,696,320	$2,529,637	$2,229,314	$2,457,375	$5.39

Net Operating Income	$5,895,967	$5,646,157	$4,685,498	$5,931,638	$13.00
Replacement Reserves	$0	$0	$0	$68,443	$0.15
TI/LC	$0	$0	$0	$252,612	$0.55
Net Cash Flow	$5,895,967	$5,646,157	$4,685,498	$5,610,583	$12.30

Occupancy %(3)	90.5%	90.5%	98.0%	95.0%
NOI DSCR (P&I)	2.07x	1.98x	1.64x	2.08x
NOI DSCR (IO)	3.30x	3.16x	2.63x	3.32x
NCF DSCR (P&I)	2.07x	1.98x	1.64x	1.97x
NCF DSCR (IO)	3.30x	3.16x	2.63x	3.14x
NOI Debt Yield	10.7%	10.3%	8.5%	10.8%
NCF Debt Yield	10.7%	10.3%	8.5%	10.2%

(1)	At the onset of the COVID-19 pandemic, coinciding with Pennsylvania’s stay-at-home order, eleven tenants accounting for 47.1% of the NRA temporarily closed their locations and one tenant, Romano’s Macaroni Grill, closed permanently. Of the eleven tenants that temporarily closed, all of them re-opened for business by September 2020 except for Crunch Fitness, which reopened in January 2021. During the period of store closures, approximately 76% of the tenants at The Court at Oxford Valley Property requested rent relief, which deferred rent is expected to be fully repaid by year-end 2021.
(2)	UW Base Rent is based on the underwritten rent roll dated June 1, 2021 and includes the newly signed leases for 2nd Avenue (Thrift Store) and Raising Canes ($431,282) and average rent for Best Buy over the Court at Oxford Valley Mortgage Loan term ($33,218).
(3)	In June 2018, 43,547 SF (9.5% of NRA) was vacated by Babies R US due to its bankruptcy and was backfilled by a temporary tenant for a portion of 2018. In November 2020, this space was leased to 2nd Avenue (Thrift Store), under a lease that commenced on June 1, 2021. As of June 1, 2021, The Court at Oxford Valley Property was 98.0% leased and 96.4% occupied.

Escrows and Reserves.

Real Estate Taxes – The Court at Oxford Valley Mortgage Loan documents provide for an upfront reserve of approximately $859,197 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for The Court at Oxford Valley Property (initially approximately $105,870 per month).

Insurance – In the event The Court at Oxford Valley Property is no longer covered by a blanket insurance policy acceptable to lender, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – The Court at Oxford Valley Mortgage Loan documents require ongoing monthly replacement reserve deposits of $5,650, subject to a cap of $270,000, so long as no event of default exists.

TI/LC Reserve – The Court at Oxford Valley Mortgage Loan documents provide for an upfront reserve of approximately $130,000 for tenant improvements and leasing commissions and ongoing monthly deposits in an amount equal to (i) $22,602 prior to July 1, 2023, (ii) $38,024 starting July 1, 2023, (iii) $22,602 starting July 1, 2026, and (iv) $38,024 starting July 1, 2028 continuing through the term of The Court at Oxford Valley Mortgage Loan. Ongoing TI/LC deposits will be capped at $1,250,000 so long as no event of default exists. Additionally, during a Tenant Sweep Period (as defined below), The Court at Oxford Valley Mortgage Loan documents provide for all excess cash to be swept to the TI/LC Reserve, which amounts are not subject to any cap.

Raising Cane Reserve – The Court at Oxford Valley Mortgage Loan documents require an upfront deposit of $359,810 for existing landlord obligations for the newly signed lease for Raising Cane.

Lockbox and Cash Management. The Court at Oxford Valley Mortgage Loan is structured with a hard lockbox and springing cash management during a Cash Sweep Period (as defined below). Revenues from The Court at Oxford Valley Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds are required to be transferred on each business day to the lender-controlled cash management account and disbursed according to The Court at Oxford Valley Mortgage Loan documents.

A-3-60

Retail – Anchored	Loan #6	Cut-off Date Balance:	$55,000,000
120, 210, 220, 310-330, 620, 640, 650,	The Court at Oxford Valley	Cut-off Date LTV:	65.9%
610 and 630 Commerce Boulevard		UW NCF DSCR:	1.97x
Fairless Hills, PA 19030		UW NOI Debt Yield:	10.8%

A “Cash Sweep Period” means any one or more of the following periods:

(i)	beginning upon the occurrence of an event of default and ending when such event of default is cured or waived by the lender,
(ii)	beginning when the amortizing debt service coverage ratio falls below 1.20x for two consecutive calendar quarters (tested quarterly) and ending when the amortizing debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter, and
(iii)	a Tenant Sweep Period.

A “Tenant Sweep Period” means the period commencing upon the date which is 12 months prior to the lease expiration of either Best Buy Co., Inc. or Dick’s Sporting Goods, Inc. (either, a “Triggering Tenant”), if such Triggering Tenant fails to renew the term of its lease as set forth therein and the other Triggering Tenant failed to renew its lease 12 months prior to its lease expiration.

A Tenant Sweep Period will end upon the earliest to occur of (a) either (i) a Triggering Tenant has renewed or extended the term of their respective lease, is operating in its leased space and is paying rent as agreed or (ii) one or more replacement tenants have entered into replacement leases for at least 65% of the aggregate gross leasable area of the Triggering Tenant space at a rental rate (inclusive of reimbursements) that is equal to or greater than 65% of the rent being paid by the applicable Triggering Tenant, and such replacement tenant(s) is open for business and paying rent, or (b) the date which is 12 months after the commencement of the Tenant Sweep Period.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-61

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

THE PLAZA
@ Imperial Valley
Marshalls
BEST BUY
STAPLES
Michaels
99¢
petco
dd's DISCOUNTS
ULTA BEAUTY
ROSS
DRESS FOR LESS
Burlington
BEST BUY

ROSS
DRESS FOR LESS

STAPLES
Michaels
THE ARTS & CRAFTS STORE

BEST BUY

Marshalls

PETCO

Burlington
Coat Factory

Marshalls

A-3-62

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

A-3-63

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

Plaza at Imperial Valley
520-580 Danenberg Drive
El Centro, CA 92243
Imperial County Airport
Imperial
El Centro
Imperial Valley College
Aten Rd.
Forrester Rd.
Nichols Rd.
Austin Rd.
La Brucherie Rd.
N. 8th St.
Costco
El Centro Town Center
Lincoln Ave.
Hackleman Rd.
North Park
Swarthout Field
Dogwood Rd.
Cruickshank Rd.
Cooley Rd.
Old Hwy. 111
McConnell Rd.
Evan Hewes Hwy.
Valley Plaza Regional Shopping Ctr.
Main St.
Imperial Ave.
S. 4th St.
Orange Ave.
West Park
Stark Field
Bucklin Park
Desert Gardens Park
El Centro Regional Medical Ctr.
Ross Rd.
Ross Ave.
Bowker Rd.
San Diego 109 miles
Yuma, AZ 56 miles
Imperial County Ctr.
Broken Spoke CC
Horne Rd.
Danenberg Dr.
Chick Rd.
Imperial Valley Mall
Pitzer Rd.
McCabe Rd.
Imperial County Sheriff's Office
IMPERIAL COUNTY
Clark Rd.
Correll Rd.
Heber
Heber Rd.
Wahl Rd.
Fawcett Rd.
Jasper Rd.
Meadows Rd.
Cole Rd.
Camacho Rd.
Kloke Rd.
Calexico
Nosotros Little League Field
Calexico International Airport
San Diego State Univ. Imperial Valley Campus
UNITED STATES
MEXICO
MEXICALI
Plaza Cachanilla
8
86
111
98
NEVADA
LAS VEGAS
Henderson
Boulder City
Lake Mead
Lake Mead National Recr. Area
Kingman
DEATH VALLEY NATL. PARK
SIERRA NEVADA MTS.
Ridgecrest
BAKERSFIELD
CALIFORNIA
Lancaster
Barstow
Needles
Palmdale
Victorville
Apple Valley
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
LONG BEACH
ANAHEIM
SANTA ANA
JOSHUA TREE NATL. PARK
Palm Springs
La Quinta
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Salton Sea
Poway
Pacific Ocean
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

A-3-64

Mortgage Loan No. 7 – Plaza at Imperial Valley

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	El Centro, CA 92243
Original Balance:	$49,500,000			General Property Type:	Retail
Cut-off Date Balance:	$49,500,000			Detailed Property Type:	Power Center
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007 / NAP
Borrower Sponsors:	Ronald B. Russ and Jeffrey S. Gould			Size:	367,828 SF
Guarantors:	Ronald B. Russ and Jeffrey S. Gould			Cut-off Date Balance PSF:	$135
Mortgage Rate:	3.7500%			Maturity Date Balance PSF:	$135
Note Date:	8/12/2021			Property Manager:	Russ Group, Inc.
First Payment Date:	10/1/2021				(borrower-related)
Maturity Date:	9/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$4,435,174
Seasoning:	1 month			UW NOI Debt Yield(2):	9.0%
Prepayment Provisions:	L(25),DorYM1(91),O(4)			UW NOI Debt Yield at Maturity(2):	9.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.16x
Additional Debt Type:	None			Most Recent NOI:	$4,878,568 (4/30/2021 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,898,990 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,852,562 (12/31/2019)
Reserves(1)				Most Recent Occupancy(2):	94.3% (8/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.3% (12/31/2020)
RE Taxes:	$364,339	$60,723	NAP	3rd Most Recent Occupancy:	94.6% (12/31/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$76,200,000 (7/2/2021)
Replacement Reserve:	$0	$6,130	NAP	Appraised Value PSF:	$207
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio(2):	65.0%
Capitalized Holdback(2):	$2,000,000	$0	NAP	Maturity Date LTV Ratio(2):	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,500,000	100.0%	Loan Payoff:	$39,768,607	80.3%
			Return of Equity:	$5,584,256	11.3%
			Upfront Reserves:	$3,864,339	7.8%
			Closing Costs:	$282,797	0.6%
Total Sources:	$49,500,000	100.0%	Total Uses:	$49,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most recent occupancy includes Bed Bath & Beyond (7.6% of NRA), who has given notice of intent to vacate prior to its lease expiration date in January 2024 and is currently dark in its space. Reportedly, the borrower sponsors believe that Bed Bath & Beyond elected to go dark after discovering that the borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a vacant space in the Plaza at Imperial Valley Property (as defined below) and Bed Bath & Beyond considers TJ Maxx HomeGoods directly competitive to its operations and Bed Bath & Beyond’s lease does not include an exclusivity clause. Despite being dark, Bed Bath & Beyond has continued to remain current on its rent obligations, but they were included in the underwritten vacancy. At loan origination, the lender reserved a Capitalized Holdback of $2,000,000 to account for upcoming leasing, which will be disbursed to the borrower on or before October 2023 if the borrower provides evidence that the Plaza at Imperial Valley Property has achieved a net cash flow debt yield (after accounting for the Capitalized Holdback) of not less than 9.0% and an amortizing net cash flow debt service coverage ratio (after accounting for the Capitalized Holdback) of not less than 1.54x. See “Escrows and Reserves”. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the currently funded loan amount of $47,500,000 are 9.3%, 9.3%, 62.3% and 62.3% respectively.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Plaza at Imperial Valley Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Plaza at Imperial Valley Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “Plaza at Imperial Valley Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,500,000 and secured by the fee interest in a power center retail property located in El Centro, California (the “Plaza at Imperial Valley Property”). The Plaza at Imperial Valley Mortgage Loan is refinancing a loan previously included in the UBSBB 2012-C3 securitization transaction.

A-3-65

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

The Borrower and the Borrower Sponsors. The borrower is RJFP LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Ronald B. Russ and Jeffrey S. Gould.

Ronald B. Russ is the founder and President of Russ Group. Founded in 1987, The Russ Group specializes in the management of retail properties, as well as acquisition/brokerage services for retailers. Over the years, the company has developed key relationships with many of the major big box tenants on a national basis. The Russ Group has offices located in California and Ohio and currently owns and manages 15 properties in 8 states with 3.5 million SF of NRA inclusive of the Plaza at Imperial Valley Property. The borrower sponsors developed the Plaza at Imperial Property and maintain a cost basis in the property of approximately $65,940,280. The borrower sponsors have been involved with a previous discounted payoff relating to the construction loan on the Plaza at Imperial Valley Property in 2012 and a previous foreclosure on an unrelated property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Jeffrey S. Gould has over 35 years of real estate experience, having acquired, developed and redeveloped shopping centers for his own account as well as for others, representing more than 18 million SF of retail. Mr. Gould has extensive experience with the acquisition and disposition of retail chains through the purchase of retail properties, purchase of retail operating companies and liquidations.

The Property. The Plaza at Imperial Valley Property is power center retail property totaling 367,828 SF of rentable area on a 38.97-acre site located in El Centro, California, approximately 117 miles east of San Diego. The Plaza at Imperial Valley Property was developed in 2007 and includes six one-story buildings leased to 18 national tenants and three outparcel pads that are grounded leased to Buffalo Wild Wings, Burger King and Olive Garden. The site contains 1,725 parking spaces, resulting in a parking ratio of 4.7 spaces per 1,000 SF of NRA.

The Plaza at Imperial Valley Property is anchored by Burlington Coat Factory, Marshalls, Ross Dress for Less and Best Buy. Junior anchors include Michael’s, Staples and DD’s discounts. Other national tenants at the property include Petco, Ulta Salon, Beverages and More, Kirkland’s, AT&T, Spectrum, The Vitamin Shoppe, Subway and Menchies. Seven (61.6% of NRA) anchor tenants have been in occupancy since the center was developed and six have renewed in the last three years. The nearest location for any of the anchor tenants is approximately 60 miles away in Yuma, Arizona.

The Plaza at Imperial Valley Property has a granular rent roll, with no tenant occupying more than 20.8% of NRA or accounting for more than 20.9% of underwritten base rent. As of August 1, 2021, the Plaza at Imperial Valley Property was 94.3% leased by 21 tenants and 88.0% occupied by 20 tenants. The fifth largest tenant, Bed Bath & Beyond (7.6% of NRA), gave notice of its intent to vacate prior to its lease expiration date in January 2024 and is currently dark in its space. The borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a space in the Plaza at Imperial Valley Property and Bed Bath & Beyond considers them directly competitive to their operations. Despite being dark, Bed Bath & Beyond continues to remain current on its rent obligations. The lender has included the Bed Bath & Beyond space in the underwritten vacancy. At closing, the lender reserved a Capitalized Holdback for $2,000,000 to account for the upcoming leasing. Historical occupancy at the Plaza at Imperial Valley Property was: 2016: 99.4%; 2017: 99.4%; 2018: 98.6%; 2019: 94.6% and 2020: 94.3%.

Major Tenants.

Burlington Coat Factory (76,450 SF; 20.8% of NRA; 20.9% of underwritten base rent). Burlington Coat Factory (NYSE: BURL) is a value priced department store chain. The clothing retailer, which made its name selling coats, operates nearly 700 no-frills retail stores (averaging 65,000 SF) offering off-price current, brand-name clothing in about 45 states plus Puerto Rico. Although it is one of the nation's largest coat sellers, the stores also sell a full range of products, including children's apparel, bath items, furniture, gifts jewelry, linens, and shoes. Burlington Coat Factory is an original tenant to the center, has been in occupancy since their space was completed in 2008, has exercised two renewal options in February 2019 to extend the lease for 10 years through January 2029 and has two five-year renewal options remaining at fixed rents. The tenant currently pays a rent of $14.00 PSF, which steps to $14.75 PSF in February 2024. Burlington Coat Factory is not required to report sales.

Marshalls (33,000 SF; 9.0% of NRA; 7.4% of underwritten base rent) Marshalls is part of The TJX Companies, Inc. (NYSE: TJX) brand of retail stores. The TJX Companies, Inc. is the leading off price retailer of apparel and home fashions in the United States and worldwide. As of May 1, 2021, the end of the company's first quarter, The TJX Companies, Inc. operated a total of 4,639 stores in nine countries. This includes 1,282 T.J. Maxx, 1,147 Marshalls, 843 HomeGoods, 52 Sierra and 39 Homesense stores, as well as four e-commerce sites. Marshalls is an original tenant to the center and has been in occupancy since their space was completed in 2008. Marshalls exercised its first renewal option in 2018, extending for five years through August 2023, and has three five-year renewal options remaining with 6 months’ notice at fixed rents. Marshalls currently pays $11.50 PSF, which increases by $1.00 PSF during each renewal period. Marshalls reported 2020 sales at the Plaza at Imperial Valley Property of $11,797,317, compared to the reported national average of $8,402,294, as of the second quarter of 2021. On a PSF basis, Marshalls’ historical sales at the Plaza at Imperial Valley Property were: 2015: $290 PSF; 2016: $296 PSF; 2017: $289 PSF; 2018: $315 PSF; 2019: $320 PSF; 2020: $357 PSF.

Ross Dress for Less (30,187 SF; 8.2% of NRA; 8.3% of underwritten base rent). Ross Dress for Less (NASDAQ: ROST) is the largest off-price apparel and home fashion chain the United States, with 1,896 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family. Ross Dress for Less is an original tenant to the center and has been in occupancy since their space was completed in 2009. Ross Dress for Less exercised its first renewal option in February 2019, extending for five years through January 2024, and has five five-year renewal options remaining with 6 months’ notice at fixed rents. Ross Dress for Less currently pays $14.10 PSF, which increases by $0.50 PSF during each renewal period. Ross Dress for Less is not required to report sales. Ross Dress for Less also operates a 20,022 SF DD’s discounts store at the Plaza at Imperial Valley Property (5.4% of NRA) on a lease that expires January 31, 2023.

Best Buy (30,000 SF; 8.2% of NRA; 9.5% of underwritten base rent). Best Buy (NYSE: BBY), founded in 1966, is a provider of technology products, services and solutions in the United States, Canada and Mexico, offering products and services to customers visiting its stores, engaging with Geek Squad agents, or using its websites or mobile applications. As of the second quarter of 2021, Best Buy had a total of 1,005 stores in the United States and 219 stores in Mexico and Canada. Best Buy has is an original tenant to the center and has been in occupancy since their space was completed in 2007. Best Buy exercised a renewal option in 2018, extending for five years through January 2023 and has three five-year renewal options remaining with 6 months’ notice at fixed rents. Best Buy currently pays $16.25 PSF, which increases by $1.00 PSF during each renewal period. Best Buy is not required to report sales.

A-3-66

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the tenancy at the Plaza at Imperial Valley Property:

Tenant Summary(1)
							2020 Sales(2)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (3)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ. Cost %(4)	Lease Expiration	Term. Options
Anchor Tenants
Burlington Coat Factory	NR / NR / BB+	76,450	20.8%	$1,070,300	20.9%	$14.00	NAV	NAV	NAV	1/31/2029	N
Marshalls	NR / A2 / A	33,000	9.0%	$379,500	7.4%	$11.50	$11,797,317	$357	4.3%	8/31/2023	N
Ross Dress for Less	NR / A2 / BBB+	30,187	8.2%	$425,637	8.3%	$14.10	NAV	NAV	NAV	1/31/2024	N
Best Buy	NR / A3 / BBB+	30,000	8.2%	$487,500	9.5%	$16.25	NAV	NAV	NAV	1/31/2023	N
Anchor Subtotal/Wtd. Avg.		169,637	46.1%	$2,362,937	46.0%	$13.93

Junior Anchor Tenants
Bed Bath & Beyond(5)	NR / Ba3 / B+	28,000	7.6%	$308,000	6.0%	$11.00	NAV	NAV	NAV	1/31/2024	N
Michaels	NR / B1 / B	21,360	5.8%	$320,400	6.2%	$15.00	NAV	NAV	NAV	11/30/2023	N
Staples	NR / B2 / B	20,388	5.5%	$275,238	5.4%	$13.50	NAV	NAV	NAV	9/30/2023	N
DD's discounts	NR / NR / NR	20,022	5.4%	$190,209	3.7%	$9.50	NAV	NAV	NAV	1/31/2023	N
Junior Anchor Subtotal/ Wtd. Avg.		89,770	24.4%	$1,093,847	21.3%	$12.18

In-Line/Pad Tenants		87,415	23.8%	$1,676,527	32.7%	$19.18
Vacant Space		21,006	5.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		367,828	100.0%	$5,133,310	100.0%	$14.80(6)

(1)	Information is based on the underwritten rent roll dated August 1, 2021.

(2)	Burlington Coat Factory, Ross Dress for Less, Best Buy, Bed Bath & Beyond, Michaels, Staples and DD's discounts are not required to report sales.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Occ. Cost % is calculated based on underwritten rent.

(5)	Bed Bath & Beyond gave notice of its intent to vacate prior to its lease expiration date in January 2024 and is currently dark in its space. Reportedly, the borrower sponsors believe that Bed Bath & Beyond elected to go dark after discovering that the borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a vacant space in the Plaza at Imperial Valley Property, as Bed Bath & Beyond considers TJ Maxx HomeGoods directly competitive to its operations and Bed Bath & Beyond’s lease does not include an exclusivity clause. Despite being dark, Bed Bath & Beyond continues to remain current on its rent obligations, but they were included in the underwritten vacancy. At loan origination, the lender reserved a Capitalized Holdback for $2,000,000 to account for the upcoming leasing.

(6)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-67

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at the Plaza at Imperial Valley Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	7,220	$8.50	2.0%	2.0%	$61,370	1.2%	1.2%
2023	7	135,080	$13.79	36.7%	38.7%	$1,862,122	36.3%	37.5%
2024(3)	6	94,408	$15.03	25.7%	64.4%	$1,419,384	27.7%	65.1%
2025	2	20,692	$19.99	5.6%	70.0%	$413,539	8.1%	73.2%
2026	2	8,348	$22.91	2.3%	72.2%	$191,293	3.7%	76.9%
2027	0	0	$0.00	0.0%	72.2%	$0	0.0%	76.9%
2028	1	1,172	$30.00	0.3%	72.6%	$35,160	0.7%	77.6%
2029	1	76,450	$14.00	20.8%	93.4%	$1,070,300	20.9%	98.4%
2030	1	3,452	$23.22	0.9%	94.3%	$80,143	1.6%	100.0%
2031	0	0	$0.00	0.0%	94.3%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	94.3%	$0	0.0%	100.0%
Vacant	0	21,006	$0.00	5.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	21	367,828	$14.80(4)	100.0%		$5,133,310	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	2024 includes Bed Bath & Beyond, which has given notice of its intent to vacate prior to its lease expiration date in January 2024 and is currently dark in its space. Reportedly, the borrower sponsors believe that Bed Bath & Beyond elected to go dark after discovering that the borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a vacant space in the Plaza at Imperial Valley Property, as Bed Bath & Beyond considers TJ Maxx HomeGoods directly competitive to its operations and Bed Bath & Beyond’s lease does not include an exclusivity clause. Despite being dark, Bed Bath & Beyond continues to remain current on its rent obligations, but they were included in the underwritten vacancy. At loan origination, the lender reserved a Capitalized Holdback for $2,000,000 to account for the upcoming leasing.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first debt service payment on the Plaza at Imperial Valley Mortgage Loan is due in October 2021 and, as of September 15, 2021, the Plaza at Imperial Valley Mortgage Loan is not subject to any forbearance, modification or debt service relief request. The borrower sponsor granted COVID-19 related rent abatements to three tenants which abatement periods have ended. As of August 31, 2021, the borrower sponsor has reported that 100.0% of the expected July and August 2021 rent payments were received.

The Market. The Plaza at Imperial Valley Property is located in El Centro, Imperial County, California. El Centro is the core urban area and principal city of the El Centro metropolitan statistical area, which encompasses all of Imperial County. It is home to the retail, transportation, wholesale, and agricultural industries. The area is served by major transportation routes, including Interstate 8, State Route 86 and State Route 111. Imperial County is bordered by Riverside County to the north, La Paz County in Arizona to the east, Baja California in Mexico to the south and San Diego County to the west. Additionally, the Plaza at Imperial Valley Property is located approximately 10 miles north of the Mexican border. El Centro provides businesses and retailers an opportunity to take advantage of an international population base from a Southern California location. With over 14 million vehicles and pedestrian crossings each year at the international border crossings located nearby, the Plaza at Imperial Valley Property’s location provides access to international consumers and retail shoppers purchasing products and services that are unavailable in Mexico.

According to the appraisal, as of July 2021, there were 281 existing retail buildings containing 3,378,706 SF of retail inventory within 5 miles of the Plaza at Imperial Valley Property. The current vacancy rate and market rental rate for all existing retail buildings in the 5-mile radius is 8.6% and $18.12 PSF, respectively. According to the appraisal, within a one-, three- and five-mile radius of the Plaza at Imperial Valley Property, the 2020 average household income was approximately $84,262, $65,263, and $69,151, respectively; and within the same radii, the 2020 estimated population was 2,888, 48,526 and 63,683, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Plaza at Imperial Valley Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Anchor and Junior Anchor	$13.80 - $16.20	10	10% / 5 years
In-Line Space	$21.00 - $33.00	5 – 7	3% / year
Pad Space	$85,000 - $135,000 ($/year)	20	10% / 5 years

A-3-68

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding the primary competitive properties to the Plaza at Imperial Valley Property:

Competitive Property Summary
Property Address	Year Built / Renovated	Size (SF)	Occupancy	Major Tenants	Distance From Subject
Plaza at Imperial Valley 520-580 Danenberg Drive El Centro, CA	2007 / NAP	367,828(1)	94.3%(1)	Burlington Coat Factory, Marshalls, Ross Dress for Less, Best Buy	NAP
Centro Commons 2140-2184 N Imperial Ave El Centro, CA	2015 / NAP	128,826	94%	Ross, DD's discounts, Aldi, PetSmart	3.8 mi
El Centro Town Center 2295 N Imperial Ave El Centro, CA	2003 / NAP	262,676	100%	Lowe’s, Target	3.6 mi
Calexico Retail Center 2536 Rockwood Ave Calexico, CA	2005 / NAP	214,754	98%	Walmart	5.5 mi

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for comparable properties with respect to the Plaza at Imperial Valley Property:

Anchor & Junior Anchor Rent Comparable Summary
Property Address	Tenant Name	Lease Date	Size (NRA)	Term (Years)	Initial Rent PSF	Rent Steps
Chula Vista Crossings, 1830 Main Street, Chula Vista, CA	Dollar Tree	Dec-20	10,803	10	$1.83	1.6%

14677 Palm Drive, Desert Hot Springs, CA	Grocery Outlet	Jul-20	20,000	15	$1.67	10% / 5 years

Shops at Sycamore Square, 2801 Cochran Street, Simi Valley, CA	Hobby Lobby	Sep-19	52,800	10	$0.84	10% / 5 years

Castle Park Retail Center, 1325 3rd Avenue, Chula Vista, CA	DD’s discounts	Mar-20	24,939	10	$1.42	10% midterm

Paseo Corners, 865 E H Street, Chula Vista, CA	Goodwill	Jun-19	15,170	10	$1.65	10% midterm

Chula Vista Crossings, 1810-1870 Main Street, Chula Vista, CA	Aldi	Jan-19	18,140.	15	$1.58	NAP

College Plaza, 3504-3510 College Boulevard, Oceanside, CA	Hobby Lobby	Oct-18	58,646	10	$1.25	5% / year 6

The Ontario Marketplace, 4195 Inland Empire Blvd, Ontario, CA	Sam’s Furniture	Jan-18	30,000	10	$1.42	NAP

Source: Appraisal

A-3-69

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Plaza at Imperial Valley Property:

Cash Flow Analysis
	2018	2019	2020	TTM 4/30/2021	UW	UW PSF
Base Rent(1)	$5,372,784	$5,113,421	$5,125,281	$5,130,144	$5,470,436	$14.87
Expense Reimbursement	$1,328,195	$1,305,717	$1,288,116	$1,299,161	$1,307,314	$3.55
Other Income	$2,411	$3,013	$9,196	$9,396	$9,396	$0.03
(Vacancy & Credit Loss)(2)	$0	$0	$0	$0	($814,012)	($2.21)
Effective Gross Income	$6,703,390	$6,422,151	$6,422,593	$6,438,701	$5,973,134	$16.24

Real Estate Taxes	$662,761	$688,202	$696,695	$703,514	$700,652	$1.90
Insurance	$58,756	$60,844	$64,485	$64,485	$64,485	$0.18
Other Operating Expenses	$847,957	$820,543	$762,423	$792,134	$772,823	$2.10
Total Operating Expenses	$1,569,474	$1,569,589	$1,523,603	$1,560,133	$1,537,960	$4.18

Net Operating Income	$5,133,916	$4,852,562	$4,898,990	$4,878,568	$4,435,174	$12.06
Replacement Reserves	$0	$0	$0	$0	$73,566	$0.20
TI/LC	$0	$0	$0	$0	$295,310	$0.80
Net Cash Flow	$5,133,916	$4,852,562	$4,898,990	$4,878,568	$4,066,298	$11.05

Occupancy %	98.6%	94.6%	94.3%	94.3%(3)	88.0%(2)
NOI DSCR	2.73x	2.58x	2.60x	2.59x	2.36x
NCF DSCR	2.73x	2.58x	2.60x	2.59x	2.16x
NOI Debt Yield	10.4%	9.8%	9.9%	9.9%	9.0%
NCF Debt Yield	10.4%	9.8%	9.9%	9.9%	8.2%

(1)	UW Base Rent is based on the underwritten rent roll dated August 1, 2021 and includes rent increases through August 1, 2022 ($3,169) and grossed up vacant space ($645,126).

(2)	UW vacancy includes Bed Bath & Beyond, which gave notice of its intent to vacate prior to its lease expiration date in January 2024 and is currently dark in its space. Reportedly, the borrower sponsors believe that Bed Bath & Beyond elected to go dark after discovering that the borrower sponsors are currently in discussions with TJ Maxx HomeGoods for a vacant space in the Plaza at Imperial Valley Property, as Bed Bath & Beyond considers TJ Maxx HomeGoods directly competitive to its operations and Bed Bath & Beyond’s lease does not include an exclusivity clause. Despite being dark, Bed Bath & Beyond continues to remain current on its rent obligations, but they were included in the underwritten vacancy. At loan origination, the lender reserved a Capitalized Holdback for $2,000,000 to account for the upcoming leasing. As of August 1, 2021, the Plaza at Imperial Valley Property was 94.3% leased including Bed Bath & Beyond.

(3)	Represents occupancy as of August 1, 2021.

Escrows and Reserves.

Real Estate Taxes – The Plaza at Imperial Valley Mortgage Loan documents provide for an upfront reserve of approximately $364,339 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Plaza at Imperial Valley Property (initially, approximately $60,723 per month).

Insurance – In the event the Plaza at Imperial Valley Property is no longer covered by a blanket insurance policy acceptable to the lender, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – The Plaza at Imperial Valley Mortgage Loan documents require ongoing monthly replacement reserve deposits of $6,130.

TI/LC Reserve – The Plaza at Imperial Valley Mortgage Loan documents provide for an upfront reserve of approximately $1,500,000 for tenant improvements and leasing commissions and, upon the reserve balance falling below the cap of $1,500,000, ongoing monthly deposits in an amount equal to $30,000.

Capitalized Holdback – $2,000,000 was held back at origination of the Plaza at Imperial Valley Mortgage Loan as additional collateral. Within the first two years of the securitization date, the lender is required to release so much of the holdback then remaining in escrow which, when added to the principal amount of the loan previously funded, provides for a minimum (a) amortizing net cash flow debt service coverage ratio of 1.54x and (b) net cash flow debt yield of 9.00%.

Lockbox and Cash Management. The Plaza at Imperial Valley Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period (as defined below). Revenues from the Plaza at Imperial Valley Property are required to be deposited by tenants directly into the lockbox account. During a Cash Sweep Period, funds are required to be transferred on each business day to the lender-controlled cash management account and disbursed according to the Plaza at Imperial Valley Mortgage Loan documents.

A “Cash Sweep Period” means any one or more of the following periods: (i) beginning when the amortizing debt service coverage ratio falls below 1.20x on a trailing six month basis (tested quarterly) and ending when the amortizing debt service coverage ratio is equal to or greater than 1.25x on a trailing six month basis (tested quarterly for two consecutive calendar quarters) and (ii) beginning upon the date that Burlington Coat Factory (a) vacates or gives notice of its intent to vacate, (b) gives notice of its intent to not renew (which notice is due 6 months prior to lease expiration pursuant to the lease), (c) defaults with respect to the payment of rent under its lease or (d) files for or is subject of any bankruptcy proceeding (or any lease guarantor does the

A-3-70

Retail – Power Center	Loan #7	Cut-off Date Balance:	$49,500,000
520-580 Danenberg Drive	Plaza at Imperial Valley	Cut-off Date LTV:	65.0%
El Centro, CA 92243		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	9.0%

same) until (w) with respect to clause (a), Burlington or an acceptable replacement tenant continuously operates for at least 45 consecutive days and is paying rent, (x) with respect to clause (b), Burlington renewed its lease or an acceptable replacement tenant is found and takes occupancy, (y) with respect to clause (c), the default is cured or (z) with respect to clause (d), the lease is assumed without alteration or material terms and the tenant's (or lease guarantor’s) assets are no longer subject to the jurisdiction of a bankruptcy court.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-71

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,931,496
1 Center Street	Tides Folly Beach	Cut-off Date LTV:	60.4%
Folly Beach, SC 29439		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	14.0%

A-3-72

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,931,496
1 Center Street	Tides Folly Beach	Cut-off Date LTV:	60.4%
Folly Beach, SC 29439		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	14.0%

AMTRAK
Charleston Intl. Airport 8 miles
Chevron
Daniel Island
East Cooper Medical Center
Shelmore Village
Mount Pleasant
Ashley Crossing
Ashley Landing
Bon Secours St. Francis Hospital
Village Square
Charles Towne Landing State Park
Ashley River
Pepsi Bottling Group
Drum Island
Citadel Mall
Westwood Plaza
Citadel Military Coll. of SC
South Carolina Aquarium
ARTHUR RAVENEL BRIDGE
Village Pointe
Shops of Mt. Pleasant
Savannah Hwy
CHARLESTON
Downtown
College of Charleston
USS Laffey
Patriots Point Links
St. Andrews Center
Medical Univ. of SC
The Shops at Charleston Place
Roper Hospital
US District Court
South Windermere Center
The Island House
River Rd
Stono River
USS Hobson Memorial
Charleston Harbor
Sullivan's Island
Fort Moultrie Natl. Monument
Fort Sumter Natl. Monument
Sunrise Park Beach
Merchants Village
Riverland Dr
Riverland Terrace
James Island
Stiles Point
Brownswood Rd
Maybank Hwy
James Island County Park
Whitehouse Plantation
Ft. Johnson Rd
Island Plaza
Clark Sound
Morris Island
Westchester
Pea Island
Bohicket Rd
Johns Island
Charleston Executive Airport
CHARLESTON COUNTY
Lighthouse Inlet Heritage Preserve
Long Island
Folly Beach Rd
Folly Island
Water's Edge Inn
E. Ashley Ave
Holiday Inn
Tides Folly Beach
1 Center Street
Folly Beach, SC 29439
Folly River
Folly Beach
Folly Beach County Park
Golf Club at Briar's Creek
Kiawah River
Kiawah Island
Ocean Park
Osprey Point Golf Course
The Ocean Course
Atlantic Ocean
Hickory
Cary
RALEIGH
Asheville
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
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Anderson
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Athens
COLUMBIA
Lexington
Sumter
Myrtle Beach
AUGUSTA
Orangeburg
GEORGIA
North Charleston
CHARLESTON
Folly Beach
Beaufort
Statesboro
Dublin
Vidalia
Hilton Head Island
Atlantic Ocean
SAVANNAH

A-3-73

Mortgage Loan No. 8 – Tides Folly Beach

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Folly Beach, SC 29439
Original Balance:	$46,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$45,931,496			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2018
Sponsor:	Jonathan P. Weitz			Size:	132 Rooms
Guarantors(1):	Jonathan P. Weitz and Leslie M. Muma			Cut-off Date Balance per Room:	$347,966
Mortgage Rate:	3.8140%			Maturity Date Balance per Room:	$275,644
Note Date:	9/3/2021			Property Manager:	Avocet Hospitality Group, Inc.
First Payment Date:	10/11/2021				(borrower-affiliated)
Maturity Date:	9/11/2031
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	0 months			UW NOI:	$6,415,489
Seasoning:	1 month			UW NOI Debt Yield:	14.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	17.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.27x
Additional Debt Type:	No			Most Recent NOI(4):	$6,547,190 (7/31/2021 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(4):	$3,254,668 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	$4,514,201 (12/31/2019)
Reserves(2)				Most Recent Occupancy:	82.1% (7/31/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	63.4% (12/31/2020)
RE Tax:	$256,790	$25,679	NAP	3rd Most Recent Occupancy:	82.2% (12/31/2019)
Insurance:	$169,672	$42,418	NAP	Appraised Value (as of):	$76,000,000 (8/1/2021)
FF&E:	$0	$45,702(2)	NAP	Appraised Value per Room:	$575,758
Seasonality:	$950,000	Springing(2)	$950,000	Cut-off Date LTV Ratio:	60.4%
Springing Casualty Shortfall Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	47.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$27,462,169	59.7%
			Reserves:	$1,376,462	3.0%
			Closing Costs:	$688,051	1.5%
			Return of Equity:	$16,473,318	35.8%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” below.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Tides Folly Beach Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Tides Folly Beach Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

(4)	See “Operating History and Underwritten Net Cash Flow” below for information related to the fluctuations in historical NOI.

The Mortgage Loan. The eighth largest mortgage loan (the “Tides Folly Beach Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,000,000 and secured by the fee interest in a full service hotel located in Folly Beach, South Carolina (the “Tides Folly Beach Property”).

The Borrower and the Borrower Sponsors. The borrower is 1 Center Street Property Owner, LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Jonathan P. Weitz. In addition, Leslie M. Muma serves as a non-recourse carveout guarantor for certain events related to zoning non-conformance and casualty insurance proceeds shortfalls only (see “Escrows and Reserves – Springing Casualty Shortfall Reserve” below).

Jonathan P. Weitz is the founder and president of Avocet Hospitality (“Avocet”), which he founded with his wife, Lisa Weitz, in 2006. Headquartered in Charleston, South Carolina, Avocet’s portfolio comprises three hotel properties (in addition to the Tides Folly Beach Property), including The Shepherd Hotel (Clemson, South Carolina), The Vendue (Charleston, South Carolina), and The Read House (Chattanooga, Tennessee). Leslie M. Muma co-founded Fiserv, Inc., a Fortune 500 company providing technology products and services to more than 17,000 financial institution clients worldwide.

A-3-74

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,931,496
1 Center Street	Tides Folly Beach	Cut-off Date LTV:	60.4%
Folly Beach, SC 29439		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	14.0%

The Property. The Tides Folly Beach Property is a nine-story, 132-room independent full-service hotel located in Folly Beach, South Carolina, approximately 11.5 miles south of Charleston. Built in 1985 and most recently renovated in 2018, the hotel is situated on a 2.5-acre oceanfront parcel and contains 35 king guestrooms and 97 queen/queen guestrooms, each of which contains either a private Juliette balcony or semiprivate patio with views of the Folly Beach Pier and the Atlantic Ocean. The Tides Folly Beach Property was originally built and operated as a Holiday Inn-branded full-service hotel and was completely renovated and repositioned into an independent hotel in 2008-2009.

Amenities at the Tides Folly Beach Property include private beach access, restaurant and bar with indoor/outdoor seating, oceanfront tiki bar and lounge, coffee/gift shop, outdoor swimming pool, fitness center, room service, and two dedicated meeting rooms totaling approximately 4,000 SF that can accommodate up to 300 guests. The hotel’s signature restaurant, BLU, features views of the ocean and emphasizes sustainable seafood, regional flavors and local ingredients. The restaurant also has an outdoor beach tiki bar and casual indoor bar offering signature cocktails, frozen cocktails, wine, and beer. The property includes 116 surface parking spaces resulting in a parking ratio of 0.94 spaces per room. In addition, the hotel charges a resort fee of $10 per day per room, which includes bottled water, pool towels, wireless internet, parking, and private beach access.

Since 2008, the Tides Folly Beach Property has received approximately $13.8 million ($104,545 per room) in renovations. The major renovations completed in 2009 to reposition the property totaled approximately $5.5 million ($41,667 per room) and included a complete refresh of guest rooms, public areas, and the hotel’s exterior in addition to the build out of the hotel’s signature restaurant and the reconfiguration of interior space to maximize ocean views. Since 2009, additional major renovations have included $1.5 million ($11,364 per room) in 2010 for all new guest room fixtures, furniture and equipment (“FF&E”), elevator upgrades and outdoor pool upgrades; $2.6 million ($19,697 per room) in 2011-2016 to re-paint the building’s exterior, upgrade building FF&E, and replace guestroom showers/baths; and $3.1 million ($23,485 per room) in 2017-2018 to replace the building’s roof, floors and drywall sheets following damage from Hurricane Irma (inclusive of $2.5 million of insurance proceeds).

The Market. The Tides Folly Beach Property is located in Folly Beach, within Charleston County, South Carolina, approximately 11.5 miles south of Charleston. Folly Beach is a city located on Folly Island in southeastern coastal South Carolina. Folly Beach is approximately 19 square miles in size (including land and water) with over six miles of beaches and is within the Charleston-North Charleston-Summerville metropolitan area. According to the appraisal, the surrounding area is an eclectic beach community with surf shops, restaurants, gift shops, and bars that benefits from year-round appeal and accessibility as a major drive-to destination. Further, the City of Folly Beach’s economy has had an average annual growth rate of approximately 11% since 2009. The Tides Folly Beach Property is situated at the southern terminus of Folly Beach Road (South Carolina Highway 171) at its intersection with Arctic Avenue. South Carolina Highway 171 is a 12.6-mile highway that leads north/northwest through Folly Beach’s business district and then continues on as the only road that connects Folly Island to the mainland. According to the appraisal, the demand segmentation of the Tides Folly Beach Property is approximately 90% leisure with a small amount of corporate transient business travelers or social groups that are looking for an oceanfront location.

Competition. According to the appraisal, given its size, amenity offerings, and target market, the Tides Folly Beach Property lacks any true local competitors and does not primarily compete with any properties located directly on Folly Island. The other hospitality properties on Folly Island are primarily smaller, lower quality boutique villas and inns that do not contain the same amenities as the Tides Folly Beach Property or attract the same clientele. Further, the Tides Folly Beach Property does not primarily compete with properties located in the overall greater Charleston area. Although located relatively proximate to the Tides Folly Beach Property, the greater Charleston area, including downtown Charleston, is more commercial in nature with various commercial, retail, residential and restaurant uses. Per the appraisal, the Tides Folly Beach Property competes to some degree with other regional coastal resort-type properties, such as those located in Myrtle Beach, South Carolina (approximately 108 miles northeast); however, the degree of competition is considered nominal given the relatively distant location. The Tides Folly Beach Property sits in the only commercially zoned district along the coast of Folly Beach (all other future land uses along the ocean are designated residential areas). According to the appraisal, there are currently no future hotel developments under construction or in planning on Folly Beach.

COVID-19 Update. The first debt service payment on the Tides Folly Beach Mortgage Loan is due in October 2021 and as of September 15, 2021, the Tides Folly Beach Mortgage Loan is not subject to any forbearance, modification or debt service relief request. The Tides Folly Beach Property is currently fully open and operational. For the month of July 2021, the property reported an occupancy, ADR and RevPAR of 98.1%, $360.99, and $354.20, respectively.

A-3-75

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,931,496
1 Center Street	Tides Folly Beach	Cut-off Date LTV:	60.4%
Folly Beach, SC 29439		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Tides Folly Beach Property:

Cash Flow Analysis
	2018(1)	2019(2)	2020(2)	TTM 7/31/2021(3)	UW	UW per Room
Occupancy	79.2%	82.2%	63.4%	82.1%	82.1%
ADR	$220.84	$219.11	$219.05	$246.94	$246.94
RevPAR	$174.82	$180.04	$138.92	$202.70	$202.70

Room Revenue	$8,292,659	$8,674,378	$6,711,379	$9,766,245	$9,766,245	$73,987
Food & Beverage Revenue	$3,348,715	$3,472,392	$2,477,300	$3,904,693	$3,904,693	$29,581
Other Income(4)	$74,691	$350,870	$389,378	$515,308	$515,308	$3,904
Total Revenue	$11,716,065	$12,497,640	$9,578,057	$14,186,246	$14,186,246	$107,472

Room Expense	$2,200,129	$2,188,266	$1,583,557	$1,841,952	$1,841,952	$13,954
Food & Beverage Expense	$2,364,934	$2,642,966	$1,774,313	$2,403,199	$2,403,199	$18,206
Other Departmental Expenses	$26,335	$35,403	$33,211	$62,543	$62,543	$474
Total Departmental Expenses	$4,591,398	$4,866,635	$3,391,081	$4,307,694	$4,307,694	$32,634
Gross Operating Income	$7,124,667	$7,631,005	$6,186,976	$9,878,552	$9,878,552	$74,838

Total Undistributed Expenses	$2,358,770	$2,529,740	$2,262,576	$2,671,648	$2,671,648	$20,240
Gross Operating Profit	$4,765,897	$5,101,265	$3,924,400	$7,206,904	$7,206,904	$54,598

Total Fixed Charges	$531,506	$587,064	$669,732	$659,714	$791,415	$5,996
Total Operating Expenses	$7,481,674	$7,983,439	$6,323,389	$7,639,056	$7,770,757	$58,869

Net Operating Income	$4,234,391	$4,514,201	$3,254,668	$6,547,190	$6,415,489	$48,602
FF&E	$0	$0	$0	$0	$567,450	$4,299
Net Cash Flow	$4,234,391	$4,514,201	$3,254,668	$6,547,190	$5,848,038	$44,303

NOI DSCR	1.64x	1.75x	1.26x	2.54x	2.49x
NCF DSCR	1.64x	1.75x	1.26x	2.54x	2.27x
NOI Debt Yield	9.2%	9.8%	7.1%	14.3%	14.0%
NCF Debt Yield	9.2%	9.8%	7.1%	14.3%	12.7%

(1)	The Tides Folly Beach Property closed in September 2017 to complete repairs related to damage from Hurricane Irma. The hotel reopened in phases beginning November 2017, reaching full operations by April 2018.

(2)	The decrease in Net Operating Income from 2019 to 2020 was due to the COVID-19 pandemic. Local governance resulted in the Tides Folly Beach Property being closed from March 27, 2020 through May 14, 2020.

(3)	The increase in Net Operating Income in TTM 7/31/2021 was due to an increase in occupancy and ADR and a decrease in Room Expense ratio and Food & Beverage Expense ratio. The hotel implemented operational changes in 2019, including (a) moving revenue management (which was previously outsourced to a third-party) in-house, and (b) adding a new Food & Beverage director and chef. In addition, the hotel began charging a resort fee of $10 per room per night in May 2019, causing the Other Income line item to increase.

(4)	Other Income consists of resort fee (starting in May 2019), pet fee, and miscellaneous other income.

Escrows and Reserves.

Real Estate Taxes - The borrower is required to deposit an upfront real estate tax reserve in the amount of $256,790 and ongoing monthly reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $25,679).

Insurance - The borrower is required to deposit an upfront insurance reserve in the amount of $169,672 and ongoing monthly reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $42,418).

FF&E Reserve - The borrower is required to deposit ongoing monthly FF&E reserves in an amount initially equal to $45,702, subject to the greater of (i) the then existing FF&E reserve monthly deposit and (ii) one-twelfth of 4.0% of the underwritten revenue for the prior fiscal year.

Seasonality Reserve – The borrower is required to deposit an upfront seasonality reserve in the amount of $950,000. In addition, on each monthly payment date occurring in May, June, July, August, September, October and November, the borrower is required to deposit an amount equal to $135,715 (the “Seasonality Reserve Ongoing Payment”); provided that upon receipt of the annual operating statements for the Tides Folly Beach Property, the lender may adjust the Seasonality Reserve Ongoing Payment to an amount equal to the projected shortfall in revenue to cover debt service (at a debt service coverage ratio of 1.05x), based on actual operations from the prior 12-month period. Funds in the seasonality reserve account will be used for disbursement to or for the payment of all or part of any monthly payment amount due on the monthly payment dates occurring in December, January, February and/or March if and only to the extent there is insufficient cash flow from the Tides Folly Beach Property to pay such monthly payment amount; provided that the insufficiency of the seasonality reserve funds available for disbursement will not relieve the borrower from its obligation to make any required payment.

A-3-76

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,931,496
1 Center Street	Tides Folly Beach	Cut-off Date LTV:	60.4%
Folly Beach, SC 29439		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	14.0%

Springing Casualty Shortfall Reserve – After the occurrence of a casualty in excess of 3% of the outstanding principal balance of the Tides Folly Beach Mortgage Loan, the borrower is required to deliver to the lender satisfactory documentation detailing the cost and estimated time to complete the restoration. If the borrower elects to commence restoration of the property, prior to the commencement of such restoration, the borrower is required to deposit an amount equal to the Springing Casualty Shortfall (as defined below). If at any time, the lender reasonably believes the amount of springing casualty reserve funds on deposit is insufficient, the borrower will be required to deposit such deficiency within 10 days of lender’s request (“Future Shortfalls”). Failure to deposit any Springing Casualty Shortfall or Future Shortfalls with the lender will be recourse in an amount equal to the lesser of (a) 120% of the amount the borrower failed to deposit and (b) the outstanding principal balance of the Tides Folly Beach Mortgage Loan to both Jonathan P. Weitz and Leslie M. Muma.

“Springing Casualty Shortfall” means the sum of (i) the deficiency of Net Proceeds (as defined below) to pay in full the casualty consultant’s estimated costs to complete the restoration (in the reasonable opinion of the lender); plus (ii) any operating deficits which may be incurred with respect to the property as a result of the casualty until completion of the restoration (as reasonably determined by the lender); plus (iii) any other amounts which may be due and payable by the borrower pursuant to the loan documents until completion of the restoration and commencement of the operation of the property (including, without limitation, interest, debt service, taxes, insurance and any required reserves)(with respect to this subsection (iii), to the extent such amounts are not already covered by (a) Net Proceeds, (b) Rent Loss Proceeds, (c) reserve funds on deposit, or (d) other income).

“Net Proceeds” means either (i) the net amount of all insurance proceeds payable as a result of a casualty to the property, after deduction of reasonable costs and expenses, if any, in collecting such insurance proceeds; or (ii) the net amount of any compensation paid by any governmental authority in connection with a condemnation in respect to all or any part of the property, after deduction of reasonable costs and expenses, if any, in collecting such insurance proceeds.

The Tides Folly Beach Property improvements are legally non-conforming as to height, maximum number of rooms and parking. In the event of a casualty exceeding 50% of the pre-casualty market value, the borrower would be obligated to comply with then-current zoning requirements. Absent a curative approval by the jurisdiction, the improvements could not be rebuilt as they existed pre-casualty. The loan documents provide that, if a curative approval is not obtained within the sooner to occur of 6 months from the date of the related casualty or other lease, legal or insurance-related deadlines, and the lender determines that the post-restoration LTV would be greater than 60.5% or the post-restoration DSCR would be less than 2.19x, the borrower and guarantors are required to pay the Required Casualty Paydown (available net insurance proceeds being credited against such amount). The “Required Casualty Paydown” means the amount which, when applied to the principal balance of the Tides Folly Beach Mortgage Loan, results in an LTV no greater than 60.5% and a DSCR no less than 2.19x. The borrower and guarantors have personal liability for any unpaid amounts of the Required Casualty Paydown.

Lockbox and Cash Management. The Tides Folly Beach Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to cause all credit card receipts to be deposited directly into the deposit account, and all other funds are required to be deposited within one business day after receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), a cash management account is required to be established into which all funds in the lockbox account will be required to be deposited. During the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield falling below 8.25% (tested quarterly)(unless the borrower deposits cash or a letter of credit in an amount such that, if applied to the balance of the Tides Folly Beach Mortgage Loan, would cause the net cash flow debt yield to be equal to or greater than 8.25%).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Tides Folly Beach Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-77

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

A-3-78

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

26460 CORPORATE AVENUE
26462 CORPORATE AVENUE
26464 CORPORATE AVENUE
CORPORATE AVENUE
KEECO
13,132 SF
EXP. 5/2027
AMPEX
Excellence at the Edge
15,661 SF
EXP. 7/2026
VOLY RE, LLC
28,892 SF
EXP. 8/2026
UCT
103,711 SF
EXP. 11/2027
amazon.com
131,896 SF
EXP. 2/2026

A-3-79

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

Corporate Research Center
26460, 26462 & 26464 Corporate Avenue
Hayward, CA 94545
Oakland Intl. Airport 5 miles
San Mateo 11 miles
San Jose 15 miles
San Francisco Bay
San Leandro
Castro Valley
San Lorenzo
Hayward
Union City
FREMONT
Newark
ALAMEDA COUNTY
Hayward Executive Airport
Southland Mall
Chabot College
St. Rose Hospital
Fairmont Hospital
Kaiser Permanente San Leandro Medical Center
Cal. State University-East Bay
Garin Regional Park
Dry Creek Pioneer Regional Park
Quarry Lakes Regional Park
Coyote Hills Regional Park
Ardenwood Regional Preserve
Anthony Chabot Reg. Park
Tony Lema Golf Course
San Mateo Bridge
Dumbarton Bridge
Nimitz Fwy
Alameda Creek
Union Landing
Alvarado Plaza
Patterson House
Rosemont Sq. Shopping Ctr.
Mowry Landing Shopping Ctr.
NewPark Mall
Amazon Fulfillment Center
Nordstrom Distribution
Bayfair Center

A-3-80

Mortgage Loan No. 9 – Corporate Research Center

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Location:	Hayward, CA 94545
Original Balance:	$44,500,000	General Property Type:	Mixed Use
Cut-off Date Balance:	$44,500,000	Detailed Property Type:	Industrial/Office
% of Initial Pool Balance:	3.5%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1974-2006/NAP
Borrower Sponsor:	DataCore Fund L.P.	Size:	293,292 SF
Guarantor:	DataCore Fund L.P.	Cut-off Date Balance PSF:	$152
Mortgage Rate:	2.5400%	Maturity Date Balance PSF:	$152
Note Date:	9/16/2021	Property Manager:	G&E Real Estate Management
First Payment Date:	11/1/2021	Services, Inc.
Maturity Date:	10/1/2031	Underwriting and Financial Information(2)
Original Term to Maturity:	120 months	UW NOI:	$4,933,237
Original Amortization Term:	0 months	UW NOI Debt Yield:	11.1%
IO Period:	120 months	UW NOI Debt Yield at Maturity:	11.1%
Seasoning:	0 months	UW NCF DSCR:	3.89x
Prepayment Provisions:	L(23),YM1(90),O(7)	Most Recent NOI:	$4,357,418 (6/30/2021 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing	2nd Most Recent NOI:	$4,051,037 (12/31/2020)
Additional Debt Type:	NAP	3rd Most Recent NOI:	$3,906,098 (12/31/2019)
Additional Debt Balance:	NAP	Most Recent Occupancy:	100.0% (8/1/2021)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent Occupancy:	90.1% (12/31/2020)
3rd Most Recent Occupancy:	85.7% (12/31/2019)
Reserves(1)	Appraised Value (as of):	$95,000,000 (7/13/2021)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$324
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio:	46.8%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	46.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,500,000	100.0%	Loan Payoff:	$26,119,564	58.7%
			Return of Equity:	$17,594,911	39.5%
			Closing Costs:	$785,525	1.8%
Total Sources:	$44,500,000	100.0%	Total Uses:	$44,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Corporate Research Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Corporate Research Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “Corporate Research Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,500,000 and secured by a first priority fee mortgage encumbering a 293,292 SF mixed use industrial data center and office property located in Hayward, California (the “Corporate Research Center Property”).

The Borrower and Borrower Sponsor. The borrower is GI DC Hayward, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and the non-recourse carveout guarantor is DataCore Fund L.P. The borrower is solely owned by DataCore Fund L.P., which is a partnership between the California State Teachers Retirement System (“CalSTRS”) and GI Partners. CalSTRS is the largest educator-only pension fund in the world, with more than 975,000 members. GI Partners is a multi-strategy asset manager based in San Francisco, California with data center investment experience. CalSTRS and GI Partners created DataCore Fund L.P. in 2012 as a core investment vehicle to invest in technology-advantaged real estate in the United States, including data centers, internet gateways, corporate campuses for technology tenants, and life science properties, located in primary markets and leased to industry-leading tenants. The borrower is an affiliate of the borrower under the Lightwave Corporate Center Mortgage Loan.

The Property. The Corporate Research Center Property is a mixed use industrial data center and office property comprised of three buildings totaling 293,292 SF located in Hayward, California. The Corporate Research Center Property is 100% leased to five tenants. The first building, 26460 Corporate Avenue, is a two-story, 57,685 SF office building occupied by three tenants. The second building, 26462 Corporate Avenue, is a 103,711 SF office building that is fully occupied by Ultra Clean Technology pursuant to a lease expiring on November 30, 2027. The third building, 26464 Corporate Avenue, is a 131,896 SF data center, fully leased by A100 US LLC (“A100 US”) on a ten-year term through February 28, 2026. Since 2016, the borrower sponsor has spent approximately $2.2 million on tenant improvements and building improvements, including various asphalt repairs, lobby and landscape remodeling and roof repairs.

A-3-81

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

Major Tenants.

A100 US (131,896 SF, 45.0% of NRA, 46.4% of underwritten rent). A100 US is a wholly owned subsidiary of Amazon.com Inc., a multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. Amazon.com Inc. was founded in 1994 by Jeff Bezos and has approximately 1.3 million employees globally. A100 US has occupied space at the Corporate Research Center Property since 2011, has a lease expiration date of February 28, 2026 and has three, five-year renewal options and one, four and a half-year renewal option remaining. A100 US has the right to terminate its lease effective February 28, 2023 with at least 9 months’ notice and payment of a termination fee.

Ultra Clean Technology (103,711 SF, 35.4% of NRA, 33.9% of underwritten rent). Ultra Clean Technology, founded in 1991, is a developer and supplier of subsystems, components and parts, and ultra-high purity cleaning and analytical services primarily for the semiconductor industry. Ultra Clean Technology is headquartered at the Corporate Research Center Property and has been a tenant since 2008. Ultra Clean Technology uses its space at the Corporate Research Center Property for office, research and development. Ultra Clean Technology has a lease expiration date of November 30, 2027.

The following table presents a summary regarding the tenants at the Corporate Research Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
A100 US	AA-/A1/AA	131,896	45.0%	$2,503,562	$18.98	46.4%	2/28/2026	(2)	Y(3)
Ultra Clean Technology	NR/B1/B+	103,711	35.4%	$1,828,973	$17.64	33.9%	11/30/2027	None	N
Voly Re, LLC	NR/NR/NR	28,892	9.9%	$537,391	$18.60	9.9%	8/31/2026	1 x 3 yr	N
Delta Information Systems (Ampex Data Systems)	NR/NR/NR	15,661	5.3%	$280,501	$17.91	5.2%	7/31/2026	2 x 5 yr	N
Keeco	NR/NR/NR	13,132	4.5%	$250,559	$19.08	4.6%	5/31/2027	1 x 5 yr	N
Subtotal/Wtd. Avg.		293,292	100.0%	$5,400,986	$18.42	100.0%

Vacant Space		0	0.0%	$0
Total/Wtd. Avg.		293,292	100.0%	$5,400,986

(1)	Information is based on the underwritten rent roll as of August 1, 2021.
(2)	A100 US has three, five-year renewal options and one, four and a half-year renewal option remaining.
(3)	A100 US has the right to terminate its lease effective February 28, 2023 with at least 9 months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Corporate Research Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	3	176,449	$18.82	60.2%	60.2%	$3,321,454	61.5%	61.5%
2027	2	116,843	$17.80	39.8%	100.0%	$2,079,532	38.5%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	293,292	$18.42	100.0%		$5,400,986	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

COVID-19 Update. The first debt service payment date for the Corporate Research Center Mortgage Loan is November 1, 2021 and, as of September 16, 2021, the Corporate Research Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of August 16, 2021, the borrower has reported that the Corporate Research Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. None of the tenants received rent relief.

A-3-82

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

The Market. The Corporate Research Center Property is located in Hayward, California, within the West Hayward/Castro Valley office submarket of the East Bay market. Primary access to the neighborhood is provided by Interstate 880 and CA Route 92. Major thoroughfares include Interstate 238, Hesperian Boulevard, Winton Avenue, CA Route 185, A Street, and Hathaway Avenue. The Corporate Research Center Property is in close proximity to the San Jose Central Business District and the Oakland International Airport. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the West Hayward/Castro Valley office submarket was approximately 4.1%, with average asking rents of $24.57 PSF and inventory of approximately 3.8 million SF. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the East Bay office market was approximately 9.6%, with average asking rents of $38.55 PSF and inventory of approximately 115.7 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Corporate Research Center Property was 9,529, 113,284 and 307,608, respectively. The 2021 median household income within the same one-, three- and five-mile radius was $84,822, $86,406 and $90,934, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Corporate Research Center Property:

Market Rent Summary
	Data Center	Office
Market Rent (PSF)	$30.00	$18.00
Lease Term (Months)	120	60
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum

The following table presents comparable office leases with respect to the Corporate Research Center Property:

Comparable Office Lease Summary
Property Name/Location	Tenant Name	Lease Size (SF)	Lease Term (Mos.)	Rent PSF	Lease Type
Corporate Research Center Property (subject) Hayward, CA	Ultra Clean Technology(1)	103,711(1)	120(1)	$17.64(1)	NNN(1)
1751 Harbor Bay Pkwy Alameda, CA	Exelixis	25,749	125	$24.60	NNN
44370 Christy St Fremont, CA	Bloom Energy	88,246	84	$23.28	NNN
39660 Eureka Dr Newark, CA	TYAN	28,708	62	$19.68	NNN
4050 Starboard Dr. Fremont, CA	LAM Research	52,232	48	$16.44	NNN
Hacienda Industrial Pleasanton, CA	Omron	126,790	120	$19.44	NNN
Fremont Rsrch. Center Fremont, CA	Lyncean Technologies	25,008	63	$16.20	NNN
Fremont Tech. Park Fremont, CA	CyTek BioSciences	19,209	60	$18.84	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

The following table presents comparable data center leases with respect to the Corporate Research Center Property:

Comparable Data Center Lease Summary
Property Name/Location	Tenant Name	Lease Size (SF)	Lease Term (Mos.)	Rent PSF	Lease Type
Corporate Research Center Property (subject) Hayward, CA	A100 US(1)	131,896 (1)	180(1)	$18.98(1)	NNN(1)
Confidential Northern California	Confidential	278,500	180	$31.41	NNN
Confidential Northern California	Confidential	120,000	180	$42.00	NNN
Confidential Northern California	Confidential	45,000	240	$120.00	NNN
Confidential Northern California	Confidential	90,000	240	$82.00	NNN
Confidential Northern California	Confidential	50,000	240	$82.00	NNN
Confidential West Coast	Confidential	279,840	120	$35.61	NNN
Confidential Midwest	Confidential	130,000	180	$31.20	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

A-3-83

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Corporate Research Center Property:

Cash Flow Analysis
	2017	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$4,434,565	$4,472,093	$4,151,525	$4,503,939	$4,653,966	$5,400,986	$18.42
Reimbursements	$1,130,094	$1,180,198	$1,372,842	$1,258,333	$1,454,634	$1,640,379	$5.59
Discounts Concessions	$0	$0	$0	($59,094)	($86,676)	$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($352,068)	($1.20)
Effective Gross Income	$5,564,659	$5,652,291	$5,524,366	$5,703,179	$6,021,924	$6,689,297	$22.81

Real Estate Taxes	$741,732	$770,937	$807,342	$830,273	$826,698	$826,197	$2.82
Insurance	$105,495	$104,803	$344,223	$299,343	$304,544	$340,000	$1.16
Other Operating Expenses	$458,049	$434,202	$466,703	$522,525	$533,264	$589,863	$2.01
Total Operating Expenses	$1,305,276	$1,309,942	$1,618,268	$1,652,141	$1,664,506	$1,756,060	$5.99

Net Operating Income(2)	$4,259,383	$4,342,349	$3,906,098	$4,051,037	$4,357,418	$4,933,237	$16.82
Capital Expenditures	$0	$0	$0	$0	$0	$58,658	$0.20
TI/LC	$0	$0	$0	$0	$0	$422,340	$1.44
Net Cash Flow	$4,259,383	$4,342,349	$3,906,098	$4,051,037	$4,357,418	$4,452,239	$15.18

Occupancy %	95.5%	93.9%	85.7%	90.1%	100.0%	95.0%
NOI DSCR	3.72x	3.79x	3.41x	3.53x	3.80x	4.30x
NCF DSCR	3.72x	3.79x	3.41x	3.53x	3.80x	3.89x
NOI Debt Yield	9.6%	9.8%	8.8%	9.1%	9.8%	11.1%
NCF Debt Yield	9.6%	9.8%	8.8%	9.1%	9.8%	10.0%

(1)	UW Gross Potential Rent is based on the August 1, 2021 rent roll and includes (i) rent steps through August 2022 ($76,418) and (ii) straight line rent for A100 US through its lease term ($163,766).
(2)	The increase in Gross Potential Rent and Net Operating Income between 6/30/2021 TTM and UW was mainly due to (i) contractual rent steps and straight line rent and (ii) A100 US and Delta Information Systems rent increasing.

Escrows and Reserves.

Real Estate Taxes - The Corporate Research Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Corporate Research Center Property; provided that so long as no Cash Sweep Period (as defined below) exists, the borrower will have no obligation to make such monthly real estate tax reserve deposits so long as the borrower timely pays its real estate taxes and provides the lender reasonably acceptable evidence of such payment.

Insurance - The Corporate Research Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that the borrower will have no obligation to make such monthly reserve deposits with respect to any insurance that is maintained under one or more blanket policies by the borrower or a tenant that satisfy the requirements of the loan documents; provided that (i) with respect to blanket policies maintained by the borrower, the borrower provides the lender with proof of payment thereof, and (ii) with respect to blanket policies maintained by a tenant, the following conditions are satisfied; (a) the applicable tenant continues to maintain the insurance in conformance with the terms of the loan documents; (b) the tenant timely pays the applicable insurance premiums and the borrower or the tenant provides evidence thereof; (c) the tenant’s lease remains in full force and effect and there are no continuing monetary events of default thereunder; (d) the tenant has not vacated, abandoned, gone dark or ceased operations in all or substantially all of its space, and (d) the tenant (or its lease guarantor) has not been subject to certain bankruptcy or insolvency events.

Lockbox and Cash Management. The Corporate Research Center Mortgage Loan documents provide for a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to all tenants of the Corporate Research Center Property directing them to directly deposit all rents into the lender-controlled lockbox account. In addition, the borrower is required to deposit, and cause the property manager to deposit, within two business days, all revenue from the Corporate Research Center Property received by them, notwithstanding such direction, into the lockbox account. If no Cash Sweep Period exists, all funds in the lockbox account will be disbursed to the borrower’s operating account. Upon the first occurrence of a Cash Sweep Period, the borrower is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Period exists. During the existence of a Cash Sweep Period, provided no event of default under the Corporate Research Center Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the required monthly deposits (if any) into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay (x) operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Period) and (y) lender-approved extraordinary expenses (provided that up to $100,000 annually of extraordinary expenses do not require lender approval) and capital expenditures, which disbursements under this clause (y) may not exceed $50,000 per calendar year, (iii) to pay debt service on the Corporate Research Center Mortgage Loan, and (iv) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Corporate Research Center Mortgage Loan during the existence of such Cash Sweep Period; provided, that upon the borrower’s request, provided no event of default exists, the lender is required to disburse funds in the excess cash flow reserve to pay operating expenses that are then due and owing.

A-3-84

Mixed Use– Industrial/Office	Loan #9	Cut-off Date Balance:	$44,500,000
26460, 26462 & 26464 Corporate Avenue	Corporate Research Center	Cut-off Date LTV:	46.8%
Hayward, CA 94545		UW NCF DSCR:	3.89x
		UW NOI Debt Yield:	11.1%

A “Cash Sweep Period” means a period:

(i)	Commencing upon an event of default and ending upon the cure or waiver (if applicable) of such event of default; or

(ii)	Commencing upon the debt yield of the Corporate Research Center Mortgage Loan (based on the trailing four months operating statement and rent roll) falling below 8.00% as of the end of any fiscal quarter, and ending at such time as the debt yield has equaled or exceeded 8.0% for the immediately preceding four consecutive calendar months (provided, that cash trapped for any vacant space will be capped at $15 PSF, and if the debt yield has fallen below 8.00% due to a tenant’s rent being excluded from the debt yield calculation under the loan documents because it has a lease that expires within 60 days or less or, with respect to A100 US, because it has failed to give notice of renewal of its lease, or because it has given notice of its intent to vacate, at a time when no more than nine months remain of its lease term, the cash trapped will be capped at $15 PSF of the applicable space).

Additional Secured Indebtedness (not including Trade Debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. A100 US has a right of first offer to purchase the Corporate Research Center Property or any portion thereof. The A100 US lease provides that such right will not apply to transfers in connection with any debt or equity financing, pursuant to a foreclosure or deed in lieu thereof. Further, the tenant has agreed in a subordination, non-disturbance and attornment agreement that the right of first offer will not apply in connection with a sale by the lender following a foreclosure or deed in lieu thereof; however, such waiver will not apply if such sale is to a Tenant Competitor or its affiliate. A “Tenant Competitor” means certain competitors of the tenant listed in the lease, provided that the tenant has the right to change any one or all of the entities so listed, so long as each subsequently listed entity is not principally engaged in the real estate or real estate financing business. The A100 US lease prohibits the borrower from selling or transferring the Mortgaged Property to a Tenant Competitor or an affiliate of a Tenant Competitor.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the Corporate Research Center Property, together with at least 12 months of business interruption insurance, with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, the borrower is not required to spend on terrorism insurance more than 100% of the amount of the then-current property casualty insurance premium that is payable in respect of the Corporate Research Center Property (without giving effect to the cost of terrorism and earthquake components of the property insurance or the cost of business interruption insurance) obtained as of the date the applicable new terrorism insurance is being obtained. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-85

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

A-3-86

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

A-3-87

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

Lightwave Corporate Center
9305 Lightwave Avenue
San Diego, CA 92123
USMC Air Station Miramar
Kearny Villa Rd.
San Clemente Cyn Fwy
Hickman Field
Clairemont Mesa Blvd.
Clairemont
Independence Square
Kearny Mesa
Jacob Dekema Fwy
Cabrillo Fwy
Ruffin Village
Kaiser Permanente San Diego
National University
Sharp HealthCare Corp. Office
SD Gas & Electric
Raytheon
Kyocera
Solar Turbines, Inc.
Ruffin Rd
Tierrasanta Blvd.
Tierrasanta Town Center
Tierrasanta
Santo Rd.
Santo Blvd.
Escondido Fwy
Chandler Dr.
Genesee Plaza
Balboa Ave.
Balboa Mesa Shopping Center
Hawthorne Crossings
Sunrise Towne Centre
Montgomery-Gibbs Executive Airport
Aero Dr.
YMCA of SD County Corp. Office
Stonecrest Plaza
Ashford St.
SAN DIEGO
Admiral Baker Golf Course
SAN DIEGO COUNTY
San Diego River
Mission Gorge Rd.
Allied Gardens
San Diego Mesa College
Genesse Ave.
Sharp Mem. Hospital
Linda Vista Rd.
Murray Ridge Rd.
Serra Mesa
Mission Village Dr.
Friars Road Shopping Ctr.
Zion Ave.
Kaiser Permanente Zion Medical Ctr.
Waring Rd.
Friars Rd.
Grantville
Mission Square Ctr.
Tecolote Canyon Natural Park
Mission Ctr. Rd.
Mission City
Aztec Stadium (Under Constr.)
SDSU Mission Valley Campus
Fenton Marketplace
Valley del Rio Shopping Ctr.
Stadium
Mission SD
Grantville
Fenton Parkway
Trolley
Mission Valley Fwy
College West
Tony Gwynn Stadium
Univ. of San Diego
Friars Mission Center
Rio Vista Shopping Center
Rio Vista
SD
Hazard Center
Mission Valley Center
Westfield Mission Valley
Kensington
Fairmount Ave.
Montezuma Rd.
Mission Valley
Fashion Valley
Friars Rd.
San Diego Intl. Airport 6 miles
Riverwalk Golf Club
Adams Ave.
Oceanside
Vista
Camp Pendleton Marine Corps Base
San Marcos
Escondido
Carlsbad
Cal State University San Marcos
San Pasqual Valley
Ramona
Encinitas
Rancho Bernardo
Solana Beach
Poway
Del Mar
Torrey Pines
Carmel Valley
Scripps Ranch
SAN DIEGO COUNTY
Pacific Ocean
Mira Mesa
USMC Air Station Miramar
El Capitan Reservoir
Miramar
Santee
La Jolla
Pacific Beach
SAN DIEGO
El Cajon
Ocean Beach
La Mesa
San Diego Intl. Airport
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
San Ysidro
UNITED STATES
MEXICO
TIJUANA
CLEVELAND NATIONAL FOREST

A-3-88

Mortgage Loan No. 10 – Lightwave Corporate Center

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Location:	San Diego, CA 92123
Original Balance:	$37,125,000	General Property Type:	Mixed Use
Cut-off Date Balance:	$37,125,000	Detailed Property Type:	Industrial/Office
% of Initial Pool Balance:	2.9%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1985/2007
Borrower Sponsor:	DataCore Fund L.P.	Size:	166,892 SF
Guarantor:	DataCore Fund L.P.	Cut-off Date Balance PSF:	$222
Mortgage Rate:	2.5500%	Maturity Date Balance PSF:	$222
Note Date:	9/9/2021	Property Manager:	CBRE, Inc.
First Payment Date:	11/1/2021	Underwriting and Financial Information(2)
Maturity Date:	10/1/2031	UW NOI:	$4,742,450
Original Term to Maturity:	120 months	UW NOI Debt Yield:	12.8%
Original Amortization Term:	0 months	UW NOI Debt Yield at Maturity:	12.8%
IO Period:	120 months	UW NCF DSCR:	4.62x
Seasoning:	0 months	Most Recent NOI:	$4,936,103 (6/30/2021 TTM)
Prepayment Provisions(1):	L(23),YM1(90),O(7)	2nd Most Recent NOI:	$4,817,496 (12/31/2020)
Lockbox/Cash Mgmt Status:	Hard/Springing	3rd Most Recent NOI:	$3,840,629 (12/31/2019)
Additional Debt Type:	No	Most Recent Occupancy:	100.0% (8/1/2021)
Additional Debt Balance:	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent Occupancy:	100.0% (12/31/2019)
Reserves(1)	Appraised Value (as of):	$75,000,000 (7/21/2021)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$449
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio:	49.5%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,125,000	100.0%	Loan Payoff:	$21,415,365	57.7%
			Return of Equity:	$15,156,492	40.8%
			Closing Costs:	$553,143	1.5%
Total Sources:	$37,125,000	100.0%	Total Uses:	$37,125,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Lightwave Corporate Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lightwave Corporate Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The tenth largest mortgage loan (the “Lightwave Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,125,000 and secured by a first priority fee mortgage encumbering a 166,892 SF mixed use industrial data center and office property located in San Diego, California (the “Lightwave Corporate Center Property”).

The Borrower and Borrower Sponsor. The borrower is GI DC 9305 Lightwave Avenue, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and the non-recourse carveout guarantor is DataCore Fund L.P. The borrower is solely owned by DataCore Fund L.P., which is a partnership between California State Teachers’ Retirement System (“CalSTRS”) and GI Partners. CalSTRS is the largest educator-only pension fund in the world, with more than 975,000 members. GI Partners is a multi-strategy asset manager based in San Francisco, California with data center investment experience. CalSTRS and GI Partners created DataCore Fund L.P. in 2012 as a core investment vehicle to invest in technology-advantaged real estate in the United States, including data centers, internet gateways, corporate campuses for technology tenants, and life science properties. The borrower is an affiliate of the borrower under the Corporate Research Center Mortgage Loan.

The Property. The Lightwave Corporate Center Property is a two-story mixed use industrial data center and office property comprising 166,892 SF located in San Diego, California. The Lightwave Corporate Center Property is 100% leased to NFINIT (fka American Internet Services, Inc.) and University of California, San Diego (“UCSD”). The Lightwave Corporate Center Property was built in 1985 and later renovated in 2007, and includes an operational data center facility on the first floor. The data center space comprises 84,739 SF and is leased to NFINIT through March 2027, while the office space comprises 82,153 SF and is leased to UCSD through June 2028. Since 2016, the borrower sponsor has spent approximately $4.2 million on leasing commissions, tenant improvements and building improvements, including various asphalt repairs and roof repairs.

A-3-89

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

Major Tenants.

NFINIT (84,739 SF, 50.8% of NRA, 55.6% of underwritten rent). NFINIT (fka American Internet Services, Inc.) is a data center and cloud service solutions provider based in San Diego, California. The company was founded in 1989 and offers business-ready internet technology infrastructure through six carrier-neutral data centers located throughout the Southwest. In February 2020, the company rebranded as NFINIT. NFINIT has occupied space at the Lightwave Corporate Center Property since 2008 and expanded its premises in 2012 to include a 4,089 SF mechanical building and the entire cooling tower yard. The cooling tower yard houses the tenant’s cooling towers, cogeneration plant, generators, diesel fuel storage and other mechanical devices supporting the data center equipment. NFINIT has a lease expiration of March 31, 2027 and has three, five-year renewal options remaining.

University of California, San Diego (82,153 SF, 49.2% of NRA, 44.4% of underwritten rent). UCSD is a public research university located in San Diego, California. The university was established in 1960 and is comprised of six undergraduate colleges, three graduate schools, and two professional medical schools. UCSD operates 19 organized research units, which include Qualcomm Institute, San Diego Supercomputer Center, and the Kavli Institute for Brain and Mind. UCSD has been a tenant at the Lightwave Corporate Center Property since 2018, has a lease expiration of June 30, 2028 and has two, five-year renewal options remaining.

The following table presents certain information relating to the leases at the Lightwave Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
NFINIT	NR/NR/NR	84,739	50.8%	$2,865,873	$33.82	55.6%	3/31/2027	3 x 5 yr	N
UCSD	AA-/Aa3/AA-	82,153	49.2%	$2,286,394	$27.83	44.4%	6/30/2028	2 x 5 yr	N

Subtotal/Wtd. Avg.		166,892	100.0%	$5,152,267	$30.87	100.0%

Vacant Space		0	0.0%	$0
Total/Wtd. Avg.		166,892	100.0%	$5,152,267

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

The following table presents certain information relating to the lease rollover schedule at the Lightwave Corporate Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	1	84,739	$33.82	50.8%	50.8%	$2,865,873	55.6%	55.6%
2028	1	82,153	$27.83	49.2%	100.0%	$2,286,394	44.4%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	166,892	$30.87	100.0%		$5,152,267	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

COVID-19 Update. The first debt service payment date for the Lightwave Corporate Center Mortgage Loan is November 1, 2021 and, as of September 8, 2021, the Lightwave Corporate Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of August 16, 2021, the borrower has reported that the Lightwave Corporate Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. Neither of the tenants has received rent relief.

The Market. The Lightwave Corporate Center Property is located in San Diego, California, within the Kearny Mesa office submarket of the San Diego County office market. Primary access to the neighborhood is provided by Interstate 15 and Interstate 805. Major thoroughfares include CA Route 163, CA Route 52, Clairemont Mesa Boulevard, Balboa Avenue, Kearny Villa Road, Convoy Street and Ruffin Road. The Lightwave Corporate Center Property is in close proximity to the San Diego Central Business District and the San Diego International Airport. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the Kearny Mesa office submarket was approximately 11.9%, with average asking rents of $31.09 PSF and inventory of approximately 7.1 million SF. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the San Diego County office market was

A-3-90

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

approximately 13.6%, with average asking rents of $38.64 PSF and inventory of approximately 72.5 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Lightwave Corporate Center Property was 3,885, 86,932 and 259,769, respectively. The 2021 median household income within the same one-, three- and five-mile radius was $92,614, $89,282 and $87,519, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lightwave Corporate Center Property:

Market Rent Summary
	Data Center	Office
Market Rent (PSF)	$28.80	$27.00
Lease Term (Months)	180	120
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum

The following table presents comparable office leases with respect to the Lightwave Corporate Center Property:

Comparable Office Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Term (Mos.)	Rent PSF	Lease Type
Lightwave Corporate Center Property(1) San Diego, CA	1985	166,892	UCSD	82,153	120	$27.83	NNN
Scripps Ranch Tech Park San Diego, CA	2001	60,850	CUSO Financial Services	30,245	62	$28.80	NNN

Willow Creek Corp. Center San Diego, CA	1981 / 2019	121,496	Hitachi, LTD	20,911	76	$32.40	FSG

Innovation Corp. Center San Diego, CA	2001	69,967	Northrop Grumman	69,967	84	$29.16	NNN

Scripps Corp. Center San Diego, CA	1991 / 2013	70,041	CoreLogic	32,775	13	$28.80	NNN

10150 Meanley Drive San Diego, CA	2001	60,490	CUSO Financial	30,245	62	$28.80	NNN

4830 Ruffin Road San Diego, CA	2005	66,495	Northrop Grumman	66,495	60	$26.40	NNN

Sorrento Highlands San Diego, CA	1991	49,634	Decipher Biosciences	28,384	72	$43.00	NNN

Sorrento Mesa San Diego, CA	1981	71,814	Affinity Development Grp.	37,170	36	$28.20	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

The following table presents comparable data center leases with respect to the Lightwave Corporate Center Property:

Comparable Data Center Lease Summary
Property Name/Location	Tenant	Lease SF	Lease Term (Mos.)	Rent PSF	Lease Type
Lightwave Corporate Center Property(1) San Diego, CA	NFINIT	84,739	180	$33.82	NNN
Confidential	Confidential	47,820	144	$21.02	NNN
Confidential	Confidential	120,000	180	$42.00	NNN
Confidential	Confidential	205,075	120	$20.00	NNN
Confidential	Confidential	23,800	127	$25.00	NNN
Confidential	Confidential	99,300	180	$26.00	NNN
Confidential	Confidential	130,000	180	$31.20	NNN
Confidential	Confidential	164,450	180	$19.50	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of August 1, 2021.

A-3-91

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lightwave Corporate Center Property:

Cash Flow Analysis
	2017	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,323,348	$3,593,847	$4,650,064	$4,788,557	$4,862,064	$5,152,267	$30.87
Total Recoveries	$1,270,592	$1,107,345	$1,091,189	$1,267,429	$1,335,656	$1,233,023	$7.39
Other Income	$3	$20,003	$636	$20,097	$10,002	$0	$0.00
Discounts Concessions	$0	($854,391)	($683,513)	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($319,265)	($1.91)
Effective Gross Income	$5,593,943	$3,866,805	$5,058,376	$6,076,082	$6,207,722	$6,066,026	$36.35

Real Estate Taxes	$709,355	$688,271	$715,882	$752,771	$760,003	$759,006	$4.55
Insurance	$59,623	$59,496	$22,810	$25,524	$29,798	$25,000	$0.15
Other Operating Expenses	$457,030	$389,846	$479,055	$480,292	$481,818	$539,570	$3.23
Total Operating Expenses	$1,226,008	$1,137,613	$1,217,747	$1,258,587	$1,271,619	$1,323,576	$7.93

Net Operating Income(2)	$4,367,936	$2,729,192	$3,840,629	$4,817,496	$4,936,103	$4,742,450	$28.42
Capital Expenditures	$0	$0	$0	$0	$0	$33,378	$0.20
TI/LC	$0	$0	$0	$0	$0	$275,410	$1.65
Net Cash Flow	$4,367,936	$2,729,192	$3,840,629	$4,817,496	$4,936,103	$4,433,662	$26.57

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	4.55x	2.84x	4.00x	5.02x	5.14x	4.94x
NCF DSCR	4.55x	2.84x	4.00x	5.02x	5.14x	4.62x
NOI Debt Yield	11.8%	7.4%	10.3%	13.0%	13.3%	12.8%
NCF Debt Yield	11.8%	7.4%	10.3%	13.0%	13.3%	11.9%

(1)	UW Gross Potential Rent is based on the August 1, 2021 rent roll and includes (i) rent steps through July 2022 ($136,372) and (ii) straight line rent for UCSD through its lease term ($153,834).
(2)	Net Operating Income decreased from 2017 to 2018 due to San Diego Gas & Electric lease expiration. Net Operating Income increased from 2019 to 2020 primarily due to (i) USCD free rent expiring and (ii) UCSD’s rent increasing.

Escrows and Reserves.

Real Estate Taxes - The Lightwave Corporate Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Lightwave Corporate Center Property; provided that so long as no Cash Sweep Period (as defined below) exists, the borrower will have no obligation to make such monthly real estate tax reserve deposits so long as the borrower timely pays its real estate taxes and provides the lender reasonably acceptable evidence of such payment.

Insurance - The Lightwave Corporate Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that the borrower will have no obligation to make such monthly reserve deposits with respect to any insurance that is maintained under one or more blanket policies by the borrower or a tenant that satisfy the requirements of the loan documents; provided that (i) with respect to blanket policies maintained by the borrower, the borrower provides the lender with proof of payment thereof, and (ii) with respect to blanket policies maintained by a tenant, the following conditions are satisfied; (a) the applicable tenant continues to maintain the insurance in conformance with the terms of the loan documents; (b) the tenant timely pays the applicable insurance premiums and the borrower or the tenant provides evidence thereof; (c) the tenant’s lease remains in full force and effect and there are no continuing monetary events of default thereunder; (d) the tenant has not vacated, abandoned, gone dark or ceased operations in all or substantially all of its space, and (d) the tenant (or its lease guarantor) has not been subject to certain bankruptcy or insolvency events.

Unfunded Obligations Recourse – In lieu of funding a reserve for a $410,765 tenant refurbishment allowance that will be required to be paid to the tenant UCSD, the Lightwave Corporate Center Mortgage Loan documents provide for recourse to the non-recourse carveout guarantor for losses arising from any failure of the borrower to perform its obligations for payment of such tenant refurbishment allowance.

Lockbox and Cash Management. The Lightwave Corporate Center Mortgage Loan documents provide for a hard lockbox, which is required to be established within 30 days of the origination date, and springing cash management. Within 30 days of the origination date, the borrower is required to deliver tenant direction letters to all tenants of the Lightwave Corporate Center Property directing them to directly deposit all rents into the lender-controlled lockbox account. In addition, the borrower is required to deposit, and cause the property manager to deposit, within two business days, all revenue from the Lightwave Corporate Center Property received by them, notwithstanding such direction, into the lockbox account. If no Cash Sweep Period exists, all funds in the lockbox account will be disbursed to the borrower’s operating account. Upon the first occurrence of a Cash Sweep Period, the borrower is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as a Cash Sweep Period exists. During the existence of a Cash Sweep Period, provided no event of default under the Lightwave Corporate Center

A-3-92

Mixed Use – Industrial/Office	Loan #10	Cut-off Date Balance:	$37,125,000
9305 Lightwave Avenue	Lightwave Corporate Center	Cut-off Date LTV:	49.5%
San Diego, CA 92123		UW NCF DSCR:	4.62x
		UW NOI Debt Yield:	12.8%

Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the required monthly deposits (if any) into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay (x) operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Period) and (y) lender-approved extraordinary expenses (provided that up to $100,000 annually of extraordinary expenses do not require lender approval) and capital expenditures, which disbursements under this clause (y) may not exceed $50,000 per calendar year, (iii) to pay debt service on the Lightwave Corporate Center Mortgage Loan, and (iv) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Lightwave Corporate Center Mortgage Loan during the existence of such Cash Sweep Period; provided, that upon the borrower’s request, provided no event of default exists, the lender is required to disburse funds in the excess cash flow reserve to pay operating expenses that are then due and owing.

A “Cash Sweep Period” means a period:

(i)	Commencing upon an event of default and ending upon the cure or waiver (if applicable) of such event of default; or

(ii)	Commencing upon the debt yield of the Lightwave Corporate Center Mortgage Loan (based on the trailing four months operating statement and rent roll) falling below 8.00% as of the end of any fiscal quarter, and ending at such time as the debt yield has equaled or exceeded 8.0% for the immediately preceding four consecutive calendar months (provided, that cash trapped for any vacant space will be capped at $15 PSF, and if the debt yield has fallen below 8.00% due to a tenant’s rent being excluded from the debt yield calculation under the loan documents because it has a lease that expires within 60 days or less or, with respect to NFINIT or UCSD (or any affiliate, assignee or successor of either such tenant), because it has failed to give notice of renewal of its lease, or because it has given notice of its intent to vacate, at a time when no more than six months remain of its lease term, the cash trapped will be capped at $15 PSF of the applicable space.)

Additional Secured Indebtedness (not including Trade Debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. NFINIT has both a right of first refusal and a right of first offer to purchase the Lightwave Corporate Center Property. The tenant has agreed in a subordination, non-disturbance and attornment agreement that (i) it has no right or option to purchase the Mortgaged Property or any portion thereof and to the extent it has had or acquires any such right or option, such right is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure, and (ii) its right of first refusal in its lease will not apply to any foreclosure sale or conveyance in lieu thereof, and is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the Lightwave Corporate Center Property, together with at least 12 months of business interruption insurance, with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, the borrower is not required to spend on terrorism insurance more than 100% of the amount of the then-current property casualty insurance premium that is payable in respect of the Lightwave Corporate Center Property (without giving effect to the cost of terrorism and earthquake components of the property insurance and without giving effect to the cost of business interruption insurance) obtained as of the date the applicable new terrorism insurance is being obtained. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-93

Mortgage Loan No. 11 – La Brea & San Vicente

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
				Location:	Los Angeles, CA 90019
Original Balance:		$31,500,000		General Property Type:	Retail
Cut-off Date Balance:		$31,500,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		2.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2019/NAP
Borrower Sponsor:		SKR Holdings, LLC		Size:	75,928 SF
Guarantor:		SKR Holdings, LLC		Cut-off Date Balance PSF:	$415
Mortgage Rate:		3.3450%		Maturity Date Balance PSF:	$415
Note Date:		7/9/2021		Property Manager:	CIM Management, Inc.
First Payment Date:		8/11/2021
Maturity Date:		7/11/2031
Original Term to Maturity:		120 months		Underwriting and Financial Information(3)
Original Amortization Term:		0 months		UW NOI(4):	$2,444,177
IO Period:		120 months		UW NOI Debt Yield:	7.8%
Seasoning:		3 months		UW NOI Debt Yield at Maturity:	7.8%
Prepayment Provisions:		L(27),D(86),O(7)		UW NCF DSCR:	2.21x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI(4):	$1,869,150 (4/30/2021 TTM)
Additional Debt Type:		No		2nd Most Recent NOI(4):	$1,568,729 (12/31/2020)
Additional Debt Balance:		NAP		3rd Most Recent NOI:	NAP
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	97.5% (6/14/2021)
Reserves				2nd Most Recent Occupancy:	97.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.6% (12/31/2019)
RE Taxes:	$0	Springing(1)	NAP	Appraised Value (as of):	$51,600,000 (5/6/2021)
Insurance:	$0	Springing(1)	NAP	Appraised Value PSF:	$679.59
Replacement Reserves:	$0	$1,265	$45,500(2)	Cut-off Date LTV Ratio:	61.0%
Leasing Reserve:	$0	$6,325	NAP	Maturity Date LTV Ratio:	61.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,500,000	100.0%	Loan Payoff:	$30,370,607	96.4%
			Closing Costs:	$220,314	0.7%
			Return of Equity:	$909,080	2.9%
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%

(1)	The La Brea & San Vicente Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for taxes or insurance as long as (i) no event of default is continuing, (ii) no Cash Trap Event Period has occurred and is continuing, (iii) the borrower provides proof of payment of taxes and insurance premiums, as applicable, and (iv) as it relates to insurance escrows, the La Brea & San Vicente Property (as defined below) is covered under a blanket policy acceptable to the lender. A “Cash Trap Event Period” will commence upon the earlier of: (a) the occurrence of an event of default; (b) the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x (amortizing) (tested quarterly); (c) the borrower’s filing for bankruptcy (or a similar insolvency proceeding); (d) the property manager’s filing for bankruptcy (or a similar insolvency proceeding) and the borrower failing to replace such manager within 60 days’ following borrower’s knowledge of same, provided, however, that the borrower shall have an additional 30 days to replace such manager; or (d) the commencement of a Major Tenant Event Period. A “Major Tenant Event Period” will commence upon the earlier of Target, Sprouts, Michaels, or any replacement tenant (or any tenant comprising 25% of NRA or EGI): (a) failing to renew or extend the term of its lease before the specified renewal deadline; (b) defaulting under their lease; (c) going dark for 14 consecutive days; (d) terminating their lease (or giving notice to do so); (e) or filing for bankruptcy (or a similar insolvency proceeding).

(2)	The La Brea & San Vicente Mortgage Loan documents require ongoing monthly replacement reserve deposits equal to $1,265, subject to a cap of $45,500, as long as (i) no event of default is continuing and (ii) the La Brea & San Vicente Property is being adequately maintained (as reasonably determined by lender).

(3)	The novel coronavirus pandemic is an evolving situation and could impact the La Brea & San Vicente Mortgage Loan (as defined below) more severely than assumed in the underwriting of the La Brea & San Vicente Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The increase in Net Operating Income between 4/30/2021 TTM and UW is due to Michaels lease commencing in July 2020, ownership expenses being included historically, and underwriting to the actual 2020/2021 tax bill. The increase in Net Operating Income between 2020 and 4/30/2021 TTM was due to Michaels’ lease commencing in July 2020.

The Mortgage Loan. The eleventh largest mortgage loan (the “La Brea & San Vicente Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,500,000 and secured by the fee interest in an anchored retail property located in Los Angeles, California (the “La Brea & San Vicente Property”).

The Borrower and the Borrower Sponsor. The borrower is 4918 San Vicente Boulevard (LA) Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and the non-recourse carveout guarantor is SKR Holdings, LLC (“SKR Holdings”).

SKR Holdings, which has real estate investments valued at approximately $830.3 million, is owned by Richard Ressler, Shaul Kuba and Avi Shemesh, who together founded CIM Group, which was founded in 1994 and, as of March 31, 2021, owns and operates $28.3 billion of assets.

The Property. The La Brea & San Vicente Property is an anchored retail center totaling 75,928 SF of rentable area. Built in 2019, the property is situated on a 1.6-acre parcel and, as of June 14, 2021, is 97.5% occupied by Target Corporation (“Target”), Sprouts Farmers Market (“Sprouts”) and Michaels Stores (“Michaels”). The property contains 305 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 SF of rentable area.

A-3-94

Retail – Anchored	Loan #11	Cut-off Date Balance:	$31,500,000
1302 South La Brea Avenue	La Brea & San Vicente	Cut-off Date LTV:	61.0%
Los Angeles, CA 90019		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	7.8%

Major Tenants.

Target (29,118 SF; 38.3% of NRA; 42.1% of underwritten base rent). Target has been a tenant at the La Brea & San Vicente Property since 2019 and has a lease expiring in January 2030 with 4, 5-year renewal options remaining with 6 months’ notice. Target does not have any termination options and is not required to report sales.

Sprouts (26,000 SF; 34.2% of NRA; 30.5% of underwritten base rent). Sprouts, which currently has over 360 stores, was founded in 2002 and focuses on farm fresh produce and other healthy affordable items. Sprouts has been a tenant at the La Brea & San Vicente Property since 2019 and has a lease expiring in July 2029 with 3, 5-year renewal options remaining with 6 months’ notice. Sprouts does not have any termination options and is not required to report sales.

Michaels (18,938 SF; 24.9% of NRA; 27.4% of underwritten base rent). Michaels has been a tenant at the La Brea & San Vicente Property since 2020 and has a lease expiring in July 2030 with 4, 5-year renewal options remaining with 6 months’ notice. Michaels is not required to report sales. Michaels has the right to terminate its lease with written notice to the landlord if an ownership transfer of the La Brea & San Vicente Property results in increased real estate tax expenses in excess of 20% over the prior year, however, within 30 days receipt of such notice, the landlord may nullify tenant’s termination by electing not to include the amount of such taxes above the 20% increase.

The following table presents certain information relating to the tenancy at the La Brea & San Vicente Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Anchor Tenants
Target	A/A2/A	29,118	38.3%	$1,078,590	42.1%	$37.04	N	1/31/2030	4 x 5 yr
Sprouts	NR/NR/NR	26,000	34.2%	$780,000	30.5%	$30.00	N	7/31/2029	3 x 5 yr
Total/Wtd. Avg.		55,118	72.6%	$1,858,590	72.6%	$33.72

Major Tenant
Michaels	NR/NR/NR	18,938	24.9%	$700,706	27.4%	$37.00	Y	7/31/2030	4 x 5 yr
Total/Wtd. Avg.		18,938	24.9%	$700,706	27.4%	$37.00

Occupied Collateral Total		74,056	97.5%	$2,559,296	100.0%	$34.56
Vacant Space		1,872	2.5%
Total		75,928	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include straight-lined average rent for Target totaling $59,460.

A-3-95

Retail – Anchored	Loan #11	Cut-off Date Balance:	$31,500,000
1302 South La Brea Avenue	La Brea & San Vicente	Cut-off Date LTV:	61.0%
Los Angeles, CA 90019		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	7.8%

The following table presents certain information relating to the lease rollover schedule at the La Brea & San Vicente Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	26,000	$30.00	34.2%	34.2%	$780,000	30.5%	30.5%
2030	2	48,056	$37.03	63.3%	97.5%	$1,779,296	69.5%	100.0%
2031	0	0	$0.00	0.0%	97.5%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	97.5%	$0	0.0%	100.0%
Vacant	0	1,872	$0.00	2.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	75,928	$34.56(3)	100.0%		$2,559,296	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of September 2, 2021, the loan is not subject to any forbearance, modification or debt service relief request. As of September 2, 2021, the borrower sponsor reported that all tenants were open and operating. Tenants representing approximately 97.5% of the NRA (100.0% of the occupied NRA) and 100.0% of underwritten base rent made their full rent payment for August 2021 and no tenants were granted rent relief related to COVID-19.

The Market. The La Brea & San Vicente Property is located within the southeast quadrant of South La Brea Avenue and South San Vicente Boulevard in Los Angeles, California. The property is located approximately 8.4 miles west of the Los Angeles central business district and is within one mile of Interstate 10. According to the appraisal, within a one-mile radius of the La Brea & San Vicente Property, the 2020 population was approximately 48,185 and the average household income was approximately $96,566.

According to a third-party market research report, the property is situated within the Park Mile submarket of the Los Angeles retail market. As of August 2021, the submarket reported total inventory of approximately 2.1 million SF, with a 5.4% vacancy rate and average asking rent of $27.16 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the La Brea & San Vicente Property:

Market Rent Summary
	Junior Anchor	Inline
Market Rent (PSF)	$33.00	$48.00
Lease Term (Years)	10	5
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	None	None

The table below presents certain information relating to comparable sales pertaining to the La Brea & San Vicente Property identified by the appraiser:

Comparable Sales

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Home Depot	5040 San Fernando Road San Fernando, CA	94,103	NAP(1)	$672.00
Gaju Market Place	450 S. Western Avenue Los Angeles, CA	83,427	Dec-20	$689.00
The Strand	100 5th Street Huntington Beach, CA	96,208	Oct-19	$676.00
Burbank Collection	250 N. 1st Street Burbank, CA	39,508	Jul-19	$656.00

Source: Appraisal.

(1)	According to the Appraisal, this comparable sale is a current listing; therefore, there is no Sale Date.

A-3-96

Retail – Anchored	Loan #11	Cut-off Date Balance:	$31,500,000
1302 South La Brea Avenue	La Brea & San Vicente	Cut-off Date LTV:	61.0%
Los Angeles, CA 90019		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the La Brea & San Vicente Property:

Cash Flow Analysis
	2020	4/30/2021 TTM	UW	UW PSF
Base Rent(1)	$1,936,634	$2,170,203	$2,559,296	$33.71
Grossed Up Vacant Space	$0	$0	$89,856	$1.18
Gross Potential Rent	$1,936,634	$2,170,203	$2,649,152	$34.89
Total Recoveries	$777,127	$965,469	$731,957	$9.64
Net Rental Income	$2,713,761	$3,135,672	$3,381,109	$44.53
(Vacancy & Credit Loss)	$0	$0	($89,856)	($1.18)
Effective Gross Income	$2,713,761	$3,135,672	$3,291,253	$43.35

Real Estate Taxes	$601,771	$655,416	$441,125	$5.81
Insurance	$25,691	$26,881	$31,594	$0.42
Management Fee	$76,497	$76,136	$98,738	$1.30
Other Operating Expenses	$441,074	$508,089	$275,619	$3.63
Total Operating Expenses	$1,145,032	$1,266,522	$847,076	$11.16

Net Operating Income(2)	$1,568,729	$1,869,150	$2,444,177	$32.19
Replacement Reserves	$0	$0	$11,389	$0.15
TI/LC	$0	$0	$75,928	$1.00
Net Cash Flow	$1,568,729	$1,869,150	$2,356,860	$31.04

Occupancy %	97.5%	97.5%	97.5%(3)
NOI DSCR	1.47x	1.75x	2.29x
NCF DSCR	1.47x	1.75x	2.21x
NOI Debt Yield	5.0%	5.9%	7.8%
NCF Debt Yield	5.0%	5.9%	7.5%

(1)	UW Base Rent includes straight-lined average rent for Target totaling $59,460.

(2)	The increase Net Operating Income between 2020 and 4/20/2021 TTM was due to Michaels’ lease commencing in July 2020. The increase in Net Operating Income between 4/30/2021 TTM and UW is due to Michaels lease commencing in July 2020, ownership expenses being included historically, and underwriting to the actual 2020/2021 tax bill.

(3)	The underwritten economic vacancy is 3.4%. The La Brea & San Vicente Property was 97.5% occupied as of June 14, 2021.

A-3-97

Mortgage Loan No. 12 – Raymour & Flanigan Campus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Liverpool NY 13090
Original Balance(1):	$30,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1970 / 2016-2020
Borrower Sponsors:	Neil Goldberg and Seth Goldberg			Size:	952,214 SF
Guarantor:	Neil Goldberg Family Asset Preservation Trust			Cut-off Date Balance PSF(1):	$91
Mortgage Rate:	2.9250%			Maturity Date Balance PSF(1):	$91
Note Date:	9/9/2021			Property Manager:	Raymours Furniture Company, Inc.
First Payment Date:	11/1/2021				(borrower-related)
Maturity Date:	10/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI(5):	$8,447,524
Seasoning:	0 months			UW NOI Debt Yield(1):	9.7%
Prepayment Provisions(2):	L(24),D(92),O(4)			UW NOI Debt Yield at Maturity(1):	9.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.03x
Additional Debt Type:	Pari Passu			Most Recent NOI(5):	$4,473,049 (6/30/2021)
Additional Debt Balance(1):	$57,000,000			2nd Most Recent NOI:	$4,473,047 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,353,047 (12/31/2019)
Reserves(3)				Most Recent Occupancy:	100.0% (10/1/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2020)
RE Taxes:	$216,876	$108,438	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$149,000,000 (8/4/2021)
Replacement Reserve:	$0	$13,490	$650,000	Appraised Value PSF(6):	$156
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	58.4%
Immediate Repairs:	$36,000	$0	NAP	Maturity Date LTV Ratio(1)(6):	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$87,000,000	100.0%	Loan Payoff:	$39,240,759	45.1%
			Return of Equity:	$45,599,654	52.4%
			Reserves:	$252,876	0.3%
			Closing Costs:	$1,906,710	2.2%
Total Sources:	$87,000,000	100.0%	Total Uses:	$87,000,000	100.0%

(1)	The Raymour & Flanigan Campus Mortgage Loan (as defined below) is part of the Raymour & Flanigan Campus Whole Loan (as defined below) that is evidenced by two pari passu promissory notes with an aggregate principal balance of $87,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Raymour & Flanigan Campus Whole Loan.

(2)	Defeasance of the Raymour & Flanigan Campus Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last portion of the Raymour & Flanigan Campus Whole Loan to be securitized. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in October 2021.

(3)	Monthly reserves for insurance are waived so long as the Raymour & Flanigan Campus Property (as defined below) is subject to a blanket policy acceptable to the lender. During a “Cash Sweep Period”, the borrower is required to deposit $79,351 to the TI/LC Reserve. A Cash Sweep Period will occur (i) beginning when the trailing twelve month amortizing debt service coverage ratio is below 1.20x for any calendar quarter, and ending when the trailing twelve month amortizing debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, or (ii) beginning when Raymours Furniture Company, Inc. (a) gives notice to go dark or vacate, or goes dark or vacates, and ending when Raymours Furniture Company, Inc. provides evidence that it has resumed operations or the “Raymour Replacement Criteria” has been met, (b) gives notice to terminate or terminates its lease, and ending when the Raymour Replacement Criteria has been met, (c) defaults in payment of rent, and ending when the default is cured, or (d) is (or its lease guarantor is) the subject of any bankruptcy actions, and ending when Raymours Furniture Company, Inc. (or its lease guarantor) is no longer subject to bankruptcy and the Raymours Furniture Company, Inc. lease (and guaranty) obligations remaining unaltered. Raymour Replacement Criteria means the Raymours Furniture Company, Inc. lease has been replaced by a replacement lease with a replacement tenant in occupancy and without any landlord obligations owed.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Raymour & Flanigan Campus Whole Loan more severely than assumed in the underwriting of the Raymour & Flanigan Campus Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	The increase in UW NOI from Most Recent NOI is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.

(6)	The appraisal also provided a “Hypothetical – As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively.

A-3-98

Industrial – Warehouse Distribution	Loan # 12	Cut-off Date Balance:	$30,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		UW NCF DSCR:	3.03x
Liverpool, NY 13090		UW NOI Debt Yield:	9.7%

The Mortgage Loan. The twelfth largest mortgage loan (the “Raymour & Flanigan Campus Mortgage Loan”) is part of a whole loan (the “Raymour & Flanigan Campus Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $87,000,000 and secured by a first priority fee mortgage encumbering an 952,214 SF industrial warehouse distribution center located in Liverpool, New York (the “Raymour & Flanigan Campus Property”). The Raymour & Flanigan Campus Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $30,000,000. Note A-1 with an original principal amount of $57,000,000 (the “Raymour & Flanigan Serviced Pari Passu Companion Loan”) is currently held by Bank of America, N.A. and is intended to be securitized in one or more future transactions. The Raymour & Flanigan Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust until the securitization of Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Raymour & Flanigan Campus Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$57,000,000	$57,000,000	BANA	Yes
A-2	$30,000,000	$30,000,000	BANK 2021-BNK36	No
Total	$87,000,000	$87,000,000

The Borrower and the Borrower Sponsors. The borrower is Campus FSC, LLC, a New York limited liability company structured to be bankruptcy-remote with two independent directors. The borrower sponsors are Neil Goldberg and Seth Goldberg, and the non-recourse carveout guarantor is Neil Goldberg Family Asset Preservation Trust.

The Goldberg family has owned and operated Raymours Furniture Company, Inc. (d.b.a. Raymour & Flanigan Furniture) (“Raymour & Flanigan”) since its founding in 1947. Neil Goldberg, the Chief Executive Officer and Chairman of Raymour & Flanigan, joined the family business in 1972 and was later joined by Steven Goldberg and Michael Goldberg. Seth Goldberg became President of Raymour & Flanigan in January 2021. Collectively, the family members serve as the senior executives of Raymour & Flanigan and oversee the operation of over 11.0 million SF of commercial real estate, which includes a portfolio of 80 retail, 20 industrial and 1 office property related to the furniture business, as well as 125 retail and 7 industrial properties with third party tenants. The borrower sponsors have owned the Raymour & Flanigan Campus Property for more than 20 years.

The Property. The Raymour & Flanigan Campus Property is a 952,214 SF, Class A, industrial warehouse distribution center that was constructed in 1970 on a 66.28-acre site in Liverpool, New York. The Raymour & Flanigan Campus Property is 100.0% occupied by Raymours Furniture Company, Inc. and serves as the company’s headquarters. In total, the campus has 818,475 SF (86.0%) of warehouse space and 133,739 SF (14.0%) of office/flex space and features 713 surface parking spaces. The five buildings that comprise the improvements include the Northern Distribution Center, the Field Support Center, the Customer Service and Learning Development Center, the Transportation Building and the Recycling Building.

The Northern Distribution Center building is located at 7230 Morgan Road and is comprised of 584,206 SF (551,602 SF of warehouse space and 32,604 SF of office space). The warehouse space is used as one of four main distribution hubs for Raymour & Flanigan, receiving furniture directly from foreign and domestic manufacturers, and features 44-foot clear ceiling heights and 74 elevated loading docks. The office space is used to house Raymour & Flanigan’s information technology department, which includes inventory management, e-commerce and technology security.

The Field Support Center building is located at 7248 Morgan Road and is comprised of 113,364 SF (67,258 SF of warehouse space and 46,106 SF of office space). The warehouse space is used as a film studio for filming of all television commercials and photography used for all print and media for Raymour & Flanigan, and features 16-foot clear ceiling heights and three elevated loading docks. The office space houses corporate functions including human resources, finance, accounting, marketing, operations, logistics, legal and real estate.

The Customer Service and Learning Development Center building is located at 7272 Morgan Road and is comprised of 195,835 SF (146,178 SF of warehouse space and 49,657 SF of office space). The warehouse space is used for customer service, delivering products to end users, and features 16-foot clear ceiling heights and 20 elevated loading docks. The office space is used for corporate leadership development programs and for the customer care department.

The Transportation Building is located at 4545 Morgan Place and is comprised of 18,419 SF (13,047 SF of warehouse space and 5,372 SF of office space). The Transportation Building is used by Raymour & Flanigan to service all trucks, trailers, tractors and fleet vehicles and features 16-foot clear ceiling heights and 12 drive-in doors.

The Recycling Building is located at 4563 Morgan Place and features 40,390 SF of warehouse space used to compact and process cardboard, plastic and Styrofoam used by Raymour & Flanigan’s operations for recycling and sale in the secondary market. The Recycling Building features 16-foot clear ceiling heights, two drive-in doors and 18 elevated loading docks.

The Raymour & Flanigan Campus Property is located approximately 6.0 miles from Syracuse. Primary access to the Raymour & Flanigan Campus Property is provided by Morgan Road, Factory Avenue, Liverpool Bypass/Crown Road and Henry Clay Boulevard. Regional access is provided by Interstate 90 (New York State Thruway), with direct access less than one mile from the Raymour & Flanigan Campus Property, and Interstates 81 and 690.

Single Tenant.

Raymours Furniture Company, Inc. (952,214 SF, 100.0% of NRA, 100.0% of underwritten base rent). Raymours Furniture Company, Inc. is the sole tenant at the Raymour & Flanigan Campus Property and is affiliated with the borrower sponsors. The borrower sponsors, Neil and Seth Goldberg, and various members of their family, own and control Raymour & Flanigan, the largest furniture retailer in the Northeast United States. Founded in 1947, Raymour & Flanigan is a privately held, family run American furniture retail chain headquartered in Liverpool, New York. Raymour & Flanigan operates 103 full-line showrooms, 27 outlet centers, 5 clearance centers, 15 customer service centers and 4 distribution centers, serving customers in seven states: Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island. Approximately one-third of Raymour & Flanigan’s sales are generated in the metropolitan New York market.

A-3-99

Industrial – Warehouse Distribution	Loan # 12	Cut-off Date Balance:	$30,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		UW NCF DSCR:	3.03x
Liverpool, NY 13090		UW NOI Debt Yield:	9.7%

Raymours Furniture Company, Inc. has been a tenant at the Raymour & Flanigan Campus Property for over 20 years and, in September 2021, signed a new 15-year NNN lease at a fixed annual rent of $9.50 PSF and no termination or contraction options.

The following table presents certain information relating to the sole tenant at the Raymour & Flanigan Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Exp.	Renewal Options	Term. Options
Raymours Furniture Company, Inc.	NR/NR/NR	952,214	100.0%	$9,048,156	100.0%	$9.50	9/8/2036	N	N

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Raymour & Flanigan Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032 & Beyond	1	952,214	$9.50	100.0%	100.0%	$9,048,156	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	952,214	$9.50	100.0%		$9,048,156	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. The first debt service payment on the Raymour & Flanigan Campus Whole Loan is due in November 2021 and, as of September 15, 2021, the Raymour & Flanigan Campus Whole Loan is not subject to any forbearance, modification or debt service relief request. As of August 30, 2021, the single tenant, Raymours Furniture Company, Inc., was open and operating, has remained current on all rent and lease obligations, and has not requested any lease modification or rent relief.

The Market. The Raymour & Flanigan Campus Property is located within the Northeast Outer Onondaga County industrial submarket of the Syracuse industrial market. According to the appraisal, as of the second quarter of 2021, the Northeast Outer Onondaga County industrial submarket contained approximately 10.0 million SF of industrial space, with an additional 3.8 million SF under construction. This 3.8 million SF is an Amazon Fulfillment Center expected to be completed in the fall of 2021. The vacancy rate in the Northeast Outer Onondaga County industrial submarket was 1.9% as of the second quarter of 2021, and the average asking rent was $5.57 PSF.

According to the appraisal, the estimated 2021 population within a one, three and five-mile radius of the Raymour & Flanigan Campus Property was 6,447, 54,884 and 137,475, respectively, and the estimated 2021 average household income within the same radii was $65,227, $78,628 and $75,505, respectively.

A-3-100

Industrial – Warehouse Distribution	Loan # 12	Cut-off Date Balance:	$30,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		UW NCF DSCR:	3.03x
Liverpool, NY 13090		UW NOI Debt Yield:	9.7%

The following table presents recent leasing data at comparable properties with respect to the Raymour & Flanigan Campus Property:

Comparable Industrial Leases
Property Address	Year Built	Total NRA (SF)	Distance from Subject (miles)	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Base Rent PSF	Escalations
Raymour & Flanigan Campus 7230, 7248, 7272 Morgan Road; 4545 & 4563 Morgan Place Liverpool, NY 13090	1970	952,214(1)	-	Raymours Furniture Company, Inc.	Sep-21 / 15.0(1)	952,214(1)	$9.50(1)	Flat
400 Oritani Drive Blauvelt, NY	2008	98,451	243	Amazon	Apr-20 / 10.0	70,000	$10.15	3.0% Annual
6017 Tarbel Road Syracuse, NY	1960	15,050	9.9	Thresh Enterprises	Mar-20 / 5.0	15,050	$5.95	3.0% Annual
6600 New Venture Drive Syracuse, NY	1988	88,540	11.3	Empire Telecom	Dec-19 / 5.0	88,540	$5.36	3.0% Annual
5928 Court Street Road Syracuse, NY	1975	30,000	9.8	Parksite Inc	Feb-19 / 3.0	30,000	$4.50	3.0% Annual
147 Falso Drive Syracuse, NY	1960	13,600	9.1	Tomra Pacific Inc.	Oct-17 / 10.0	13,600	$4.85	3.0% Annual
13 Jensen Drive Somerset, NJ	2007	366,896	241	Turtle Hughes	Feb-21 / 10.0	159,170	$8.50	3.0% Annual
88 Long Hill Street East Hartford, CT	1960	540,000	259	Ameriport Logistics Inc.	Sep-20 / 10.0	165,600	$6.35	3.0% Annual
3 Enterprise Drive Newburgh, NY	1985	348,673	205	United Natural Foods	Aug-20 / 10.0	180,000	$6.00	3.0% Annual
230 Riverview Drive Perth Amboy, NJ	2020	332,808	262	Home Depot	Jul-20 / 10.0	332,808	$8.78	3.0% Annual

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Raymour & Flanigan Campus Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
NDC Building Space	$8.50	10	3% per annum
FSC Building Space	$8.50	10	3% per annum
LDI/CSC Building Space	$8.00	10	3% per annum
Transportation Building Space	$7.50	10	3% per annum
Recycling Building Space	$6.00	10	3% per annum

A-3-101

Industrial – Warehouse Distribution	Loan # 12	Cut-off Date Balance:	$30,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		UW NCF DSCR:	3.03x
Liverpool, NY 13090		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Raymour & Flanigan Campus Property:

Cash Flow Analysis
	2018	2019	2020	6/30/2021 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,903,048	$4,353,047	$4,473,047	$4,473,048	$9,048,156	$9.50
Reimbursements	$2,281,884	$2,562,141	$3,412,875	$2,601,350	$2,963,500	$3.11
Other Income	$0	$0	$0	$0	$0	$0.00
(Vacancy & Concessions)	$0	$0	$0	$0	($600,583)	($0.63)
Effective Gross Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$11,411,073	$11.98

Real Estate Taxes	$1,142,427	$1,222,870	$2,179,370	$1,228,260	$1,295,087	$1.36
Insurance	$262,361	$320,155	$322,525	$322,525	$351,750	$0.37
Other Operating Expenses	$877,096	$1,019,116	$910,980	$1,050,564	$1,316,712	$1.38
Total Operating Expenses	$2,281,884	$2,562,141	$3,412,875	$2,601,349	$2,963,549	$3.11

Net Operating Income	$ 4,903,048	$4,353,047	$4,473,047	$4,473,049	$8,447,524	$8.87
Replacement Reserves	$0	$0	$0	$0	$161,876	$0.17
TI/LC	$0	$0	$0	$0	$476,108	$0.50
Net Cash Flow	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$7,809,540	$8.20

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR(3)	1.90x	1.69x	1.73x	1.73x	3.27x
NCF DSCR(3)	1.90x	1.69x	1.73x	1.73x	3.03x
NOI Debt Yield(3)	5.6%	5.0%	5.1%	5.1%	9.7%
NCF Debt Yield(3)	5.6%	5.0%	5.1%	5.1%	9.0%

(1)	UW Gross Potential Rent is based on base rent in place per lease of $9.50 PSF, which is fixed with no rent bumps. The increase in UW Gross Potential Rent from historical periods is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.

(2)	Represents economic occupancy. The Raymour & Flanigan Campus Property is currently 100.0% occupied.

(3)	Debt service coverage ratios and debt yields are based on the Raymour & Flanigan Campus Whole Loan.

A-3-102

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A-3-103

Mortgage Loan No. 13 – Norwalk Town Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Norwalk, CA 90650
Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1953/1990
Borrower Sponsors:	Hamid Hekmatravan and Javid Levian			Size:	232,987 SF
Guarantors:	Hamid Hekmatravan, Hekmat Hekmatravan, Javid Levian, Jamshid Levian, Manoochehr Levian, and Shokrollah Levian			Cut-off Date Balance PSF:	$129
Mortgage Rate:	3.3130%			Maturity Date Balance PSF:	$129
Note Date:	6/29/2021			Property Manager:	Newmark Merrill Companies, Inc.
First Payment Date:	8/11/2021
Maturity Date:	7/11/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information(6)
Prepayment Provisions:	L(27),YM1(89),O(4)			UW NOI(7):	$3,264,966
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	10.9%
Additional Debt Type:	No			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	3.04x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(7):	$2,653,704 (TTM 4/30/2021)
Reserves				2nd Most Recent NOI:	$2,727,291 (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,837,452 (12/31/2019)
RE Taxes(1)	$0	Springing	NAP	Most Recent Occupancy:	83.8% (7/1/2021)
Insurance(2)	$0	Springing	NAP	2nd Most Recent Occupancy(8):	90.8% (12/31/2020)
Replacement Reserves	$0	$5,236	$125,664	3rd Most Recent Occupancy(8):	91.8% (12/31/2019)
Leasing Reserve	$500,000	$19,416	$700,000	Appraised Value (as of):	$52,700,000 (5/25/2021)
Rent Concession Reserve Funds(3)	$32,698	$0	NAP	Appraised Value PSF:	$226
Existing TI/LC Reserve(4)	$297,050	$0	NAP	Cut-off Date LTV Ratio:	56.9%
Regency Theater Holdback Reserve(5)	$2,000,000	$0	NAP	Maturity Date LTV Ratio:	56.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$22,982,570	76.6%
			Upfront Reserves:	$2,829,748	9.4%
			Closing Costs:	$418,441	1.4%
			Return of Equity:	$3,769,241	12.6%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	The Norwalk Town Square Mortgage Loan (as defined below) documents do not require ongoing monthly tax deposits as long as (i) no event of default is continuing, (ii) no Cash Trap Event Period shall have occurred and is continuing, and (iii) the borrower provides evidence of payment. A “Cash Trap Event Period” will commence upon the occurrence of (a) an event of default, or (b) the net cash flow debt yield falling below 7.25%, tested quarterly. The borrower may avoid a cash trap triggered by the debt yield by providing to the lender the Low DY Trigger Event Collateral. “Low DY Trigger Event Collateral” means cash or letter of credit in an amount that, if applied to the principal balance, would result in Debt Yield equaling 7.25%, together with the payment of the applicable yield maintenance-based prepayment premium.
(2)	The Norwalk Town Square Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default is continuing, (ii) the Norwalk Town Square Property (as defined below) is covered under a blanket policy acceptable to the lender, and (iii) the borrower provides proof of renewal and receipts for the payment of insurance premiums no later than 10 business days prior to policy expiration.
(3)	The Norwalk Town Square Mortgage Loan documents require an upfront deposit for outstanding free rent of $16,008 for AT&T and $16,690 for JK ProRehab.
(4)	The Norwalk Town Square Mortgage Loan documents require an upfront deposit for outstanding tenant improvement costs of $75,000 for Blazin Claw, $200,000 for LA Care, and $22,050 for AT&T.
(5)	The Regency Theater Holdback will be released, net of any outstanding leasing costs in connection with the event, upon satisfaction of the following conditions, (a) no event of default is continuing, (b) the tenant, or a replacement tenant satisfactory to the landlord, has renewed its lease for a minimum term of 5 years at a rental rate equal or greater to 75% of the then current rent, and (c) the tenant is open and paying full rent. If the funds have not been fully released by the monthly payment date occurring in July 2023, the lender will apply the remaining funds to the prepayment of the Norwalk Town Square Mortgage Loan and the borrower will be responsible for any applicable yield maintenance premium.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the Norwalk Town Square Mortgage Loan more severely than assumed in the underwriting of the Norwalk Town Square Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(7)	The increase in Net Operating Income between most recent NOI and the UW NOI is primarily due to four new leases beginning after May 1, 2021, representing 8.4% of the NRA and 9.6% of underwritten rent.
(8)	Information obtained from a third party market research report.

A-3-104

Retail – Anchored	Loan #13	Cut-off Date Balance:	$30,000,000
11633 The Plaza	Norwalk Town Square	Cut-off Date LTV:	56.9%
Norwalk, CA 90650		UW NCF DSCR:	3.04x
		UW NOI Debt Yield:	10.9%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Norwalk Town Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by the fee interest in an anchored retail property located in Norwalk, California (the “Norwalk Town Square Property”). The Norwalk Town Square Mortgage Loan is refinancing a loan previously included in the WFRBS 2012-C6 securitization transaction.

The Borrowers and the Borrower Sponsors. The borrowing entity consists of two tenants-in-common, the Levian Family Norwalk SPE, LLC and the Hekmatravan Family Norwalk SPE, LLC (collectively, the “Norwalk Town Square Borrower”), both Delaware limited liability companies and single purpose entities with one independent director each. The borrower sponsors and non-recourse guarantors are Hamid Hekmatravan, Hekmat Hekmatravan, Javid Levian, Jamshid Levian, Manoochehr Levian, and Shokrollah Levian.

The Property. The Norwalk Town Square Property is an anchored retail center totaling 232,987 SF located in Norwalk, California. Built in 1953 and renovated in 1990, the property is situated on a 14.65-acre parcel and includes 1,000 parking spaces for a parking ratio of 3.41 per 1,000 SF. The Norwalk Town Square Property has primary frontage along Rosecrans Avenue and Pioneer Boulevard. The collateral improvements comprise 10, one-story buildings with a loft management office. Major tenants include Regency Theatres, Ross Dress for Less (dba DD’s Discounts), 99¢ Only Stores, Auto Zone and Grocery Outlet Bargain Market. 20 tenants totaling 44.7% of the net rentable area and 51.1% of underwritten base rent have been in occupancy for at least 10 years. As of July 1, 2021, the Norwalk Town square Property was 83.8% occupied by 42 tenants.

The Norwalk Town Square Mortgage Loan documents provide for the partial release of a designated improved portion of the Norwalk Town Square Property that includes the Regency Theatres parcel, in connection with a sale to a person other than the Norwalk Town Square Borrower, at a release price determined in the lender’s sole and absolute discretion based upon the lender’s then-current underwriting for similar loans, among other requirements. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Releases; Partial Releases; Property Additions” in the prospectus.

Major Tenants.

Regency Theatres (26,751 SF; 11.5% of NRA; 8.4% of underwritten base rent). Founded more than 25 years ago, Regency Theatres operates 28 theaters in Southern California, Nevada, Arizona, and Hawaii. The Norwalk Town Square Property location has eight screens, with 2019 sales of approximately $328,204 per screen for an approximately occupancy cost of 11.6%. Regency Theatres has been a tenant since 2012, has a lease expiration in January 2022 and has no remaining renewal options. Due to the COVID-19 pandemic, the tenant was closed from April 2020 through July 9, 2021. 50% of base rent was deferred during that time, and the tenant resumed paying full rent as of July 2021.

Ross Dress for Less (dba DD’s Discounts) (20,911 SF; 9.0% of NRA; 8.1% of underwritten base rent). DD’s Discounts is a subsidiary of Ross Dress for Less and opened its first store in 2008. DD’s Discounts operates 15 stores in California, primarily in southern California. DD’s Discounts has been a tenant at the Norwalk Town Square Property since 2004, renewed in February 2019, and has a lease expiring in January 2024, with 3, 5-year renewal options remaining. The tenant is not required to report sales. Due to the COVID-19 pandemic, the tenant received 50% base rent deferral from May to October 2020 and repaid the deferral from February to July 2021.

99¢ Only Stores (17,000 SF; 7.3% of NRA; 6.3% of underwritten base rent). Founded in 1982, 99¢ Only Stores has more than 350 stores in four states and two distribution centers in California and Texas. The stores carry an assortment of everyday household items from fresh produce to party merchandise and other basic grocery items. The tenant has been located at the Norwalk Town square Property since 1991, with the most recent renewal in 2017, a lease expiration date of January 2032, and 2, 5-year renewal options remaining.

The following table presents certain information relating to the tenancy at the Norwalk Town Square Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Anchor Tenant
Regency Theatres	NR/NR/NR	26,751	11.5%	$315,504	8.4%	$11.79	N	1/31/2022	N
Total/Wtd. Avg.		26,751	11.5%	$315,504	8.4%	$11.79

Major Tenants
Ross Dress for Less (dba DD’s Discounts)(3)	NR/A2/BBB+	20,911	9.0%	$303,210	8.1%	$14.50	N	1/31/2024	3 x 5 yr
99¢ Only Stores	NR/NR/NR	17,000	7.3%	$234,600	6.3%	$13.80	N	1/31/2032	2 x 5 yr
Auto Zone	BBB/Baa1/BBB	16,288	7.0%	$214,127	5.7%	$13.15	N	5/31/2027	1 x 5 yr
Grocery Outlet Bargain Market	NR/NR/NR	16,250	7.0%	$241,475	6.5%	$14.86	N	11/30/2029	N
Dollar Tree	NR/Baa2/BBB	11,147	4.8%	$167,205	4.5%	$15.00	N	8/31/2026	N
Total/Wtd. Avg.		81,596	35.0%	$1,160,617	31.0%	$14.22

Non-Major Tenants(4)		86,984	37.3%	$2,266,260	60.6%	$26.05
Occupied Collateral Total		195,331	83.8%	$3,742,381	100.0%	$19.16
Vacant Space		37,656	16.2%
Total/Wtd. Avg.		232,987	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through July 2022 totaling $50,144 and straight-lined average rent for Auto Zone and Bank of America totaling $18,419.

(3)	Tenant began paying co-tenancy rent (2% of gross sales plus reimbursements) in July 2021 due to a dispute over the co-tenancy language in the related lease. The co-tenancy will no longer be in effect when Norwalk Buffet and LA CARE open in September 2021.

(4)	Non-Major Tenants includes Norwalk Buffet (3.8% of NRA) and South Bay Staffing Inc. (0.3% of NRA), each of which remain closed as a result of COVID-19. Additionally, Non-Major Tenants includes JK ProRehab (2.0% of NRA), LA CARE (4.3% of NRA), Blazin Claw (1.2% of NRA) and AT&T (0.9% of NRA) each of which are new tenants with expected opening dates in Fall 2021.

A-3-105

Retail – Anchored	Loan #13	Cut-off Date Balance:	$30,000,000
11633 The Plaza	Norwalk Town Square	Cut-off Date LTV:	56.9%
Norwalk, CA 90650		UW NCF DSCR:	3.04x
		UW NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the Norwalk Town Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	4	5,900	$30.90	2.5%	2.5%	$182,299	4.9%	4.9%
2022	12	43,951	$19.01	18.9%	21.4%	$835,489	22.3%	27.2%
2023	5	21,373	$22.63	9.2%	30.6%	$483,746	12.9%	40.1%
2024	2	22,431	$16.73	9.6%	40.2%	$375,218	10.0%	50.1%
2025	3	7,495	$33.91	3.2%	43.4%	$254,174	6.8%	56.9%
2026	5	20,048	$16.57	8.6%	52.0%	$332,121	8.9%	65.8%
2027	2	17,328	$15.78	7.4%	59.5%	$273,449	7.3%	73.1%
2028	0	0	$0.00	0.0%	59.5%	$0	0.0%	73.1%
2029	2	18,000	$18.44	7.7%	67.2%	$331,934	8.9%	82.0%
2030	1	9,000	$20.04	3.9%	71.0%	$180,384	4.8%	86.8%
2031	2	12,805	$20.22	5.5%	76.5%	$258,967	6.9%	93.7%
2032 & Beyond	1	17,000	$13.80	7.3%	83.8%	$234,600	6.3%	100.0%
Vacant	3	37,656	$0.00	16.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	42	232,987	$19.16(3)	100.0%		$3,742,381	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of September 1, 2021, the loan is current and is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrower sponsor reported that all tenants were open and operating, with the exception of Norwalk Buffet (3.8% of NRA and 4.8% underwritten base rent) and South Bay Staffing Inc. (0.3% of NRA and 0.3% underwritten base rent), both of which are current on rent. In addition, four tenants with new leases have not yet opened, including JK ProRehab (2.0% of NRA), LA CARE (4.3% of NRA), Blazin Claw (1.2% of NRA), and AT&T (0.9% of NRA) with expected opening dates of November 2021, September 2021, September 2021, and Fall 2021, respectively. Tenants representing approximately 86.9% of the occupied NRA and 89.0% of underwritten rent made their full rent payment for July and August 2021. Tenants totaling 5.9% of NRA and 7.3% of underwritten base rent have ongoing lease modifications or existing rent relief.

The Market. The Norwalk Town Square Property is located within the northern portion of the City of Norwalk, California. The Norwalk Town Square Property is located approximately 15.8 miles southeast of the Los Angeles central business district and has access to major freeways including IH-5 and IH-605, which are located 1.1 and 2.1 miles from the Norwalk Town Square Property, respectively. According to the appraisal, the surrounding neighborhood is predominately residential with single-family homes as the dominate use. The Norwalk Town Square Property is the largest retail use in the neighborhood. According to a third-party market research report, within a two, five- and ten-mile radius of the Norwalk Town Square Property, the 2021 average household income was approximately $89,358, $97,566, and $92,552, respectively; and within the same radii, the 2021 estimated population was 121,333, 640,552, and 2,484,386, respectively.

According to a third-party market research report, the property is situated within the Mid-Cities submarket of the Los Angeles retail market. As of first quarter 2021, the submarket reported total inventory of approximately 49.9 million SF, with a 5.2% vacancy rate and average asking rent of $25.44 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Norwalk Town Square Property:

Market Rent Summary
	Theater Anchor	Junior Anchor	11730A (former LA Fitness)	Large Shop	Shop 5,000- 8,999 SF	Shop 2,000- 4,999 SF	Shop < 2,000 SF	Pad Space	Back Space
Market Rent (PSF)	$15.00	$15.00	$4.94	$19.80	$24.00	$33.00	$42.00	$49.20	$21.00
Lease Term (Years)	10	10	5	5	5	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10% every 5 years	10% every 5 years	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year

A-3-106

Retail – Anchored	Loan #13	Cut-off Date Balance:	$30,000,000
11633 The Plaza	Norwalk Town Square	Cut-off Date LTV:	56.9%
Norwalk, CA 90650		UW NCF DSCR:	3.04x
		UW NOI Debt Yield:	10.9%

The table below presents certain information relating to comparable sales pertaining to the Norwalk Town Square Property identified by the appraiser:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Chatsworth Plaza	21405 Devonshire Street Chatsworth, CA	67,841	97.0%	Dec-20	$236.60
Park Plaza on Maine	14503 Ramona Boulevard Baldwin Park, CA	94,093	98.0%	Mar-20	$320.96
Eastland Center	2831 East Eastland Center Drive West Covina, CA	811,437	93.0%	Dec-19	$227.68
Towne Center East	2510-2550 Cherry Avenue Signal Hill, CA	154,950	100.0%	Sep-19	$393.68
Monrovia Landing	723-737 East Huntington Drive Monrovia, CA	96,885	100.0%	Aug-19	$314.81

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Norwalk Town Square Property:

Cash Flow Analysis
	2018	2019	2020	TTM 4/30/2021	UW	UW PSF
Base Rent(1)(2)	$3,670,253	$3,342,935	$3,068,452	$3,135,006	$3,742,374	$16.06
Grossed Up Vacant Space	$0	$0	$0	$0	$330,643	$1.42
Gross Potential Rent	$3,670,253	$3,342,935	$3,068,452	$3,135,006	$4,073,017	$17.48
Percentage Rent	$54,998	$60,246	$52,767	$0	$328	$0.00
Other Income(3)	$172,310	$184,232	$180,148	$185,807	$187,642	$0.81
Total Recoveries	$1,318,886	$1,219,310	$1,200,818	$1,173,591	$1,199,878	$5.15
Net Rental Income	$5,216,447	$4,806,723	$4,502,185	$4,494,404	$5,460,865	$23.44
(Vacancy & Credit Loss)	$0	$0	$0	$0	($330,643)	($1.42)
Effective Gross Income	$5,216,447	$4,806,723	$4,502,185	$4,494,404	$5,130,222	$22.02

Real Estate Taxes	$492,140	$536,459	$560,081	$562,007	$562,006	$2.41
Insurance	$36,679	$40,242	$53,476	$50,936	$50,936	$0.22
Management Fee(4)	$225,516	$216,341	$165,147	$167,826	$192,383	$0.83
Other Operating Expenses	$1,086,297	$1,176,230	$996,190	$1,059,931	$1,059,932	$4.55
Total Operating Expenses	$1,840,632	$1,969,272	$1,774,894	$1,840,700	$1,865,257	$8.01

Net Operating Income(5)	$3,375,815	$2,837,452	$2,727,291	$2,653,704	$3,264,966	$14.01
Replacement Reserves	$0	$0	$0	$0	$62,833	$0.27
TI/LC	$0	$0	$0	$0	$191,107	$0.82
Non-Recurring Items	$0	$0	$0	$0	($50,000)	($0.21)
Net Cash Flow	$3,375,815	$2,837,452	$2,727,291	$2,653,704	$3,061,026	$13.14

Occupancy %	93.5%	91.8%	90.8%	83.8%(6)	91.9%(7)
NOI DSCR	3.35x	2.82x	2.71x	2.63x	3.24x
NCF DSCR	3.35x	2.82x	2.71x	2.63x	3.04x
NOI Debt Yield	11.3%	9.5%	9.1%	8.8%	10.9%
NCF Debt Yield	11.3%	9.5%	9.1%	8.8%	10.2%

(1)	UW Base Rent includes contractual rent steps through July 2022 totaling $50,144 and straight-lined average rent through remaining lease terms for Auto Zone and Bank of America totaling $18,419.
(2)	The UW Base Rent includes Norwalk Buffet (3.8% of NRA) and South Bay Staffing Inc. (0.3% of NRA), which remain closed as a result of COVID. Additionally, UW Base Rent includes JK ProRehab (2.0% of NRA), LA CARE (4.3% of NRA), Blazin Claw (1.2% of NRA), and AT&T (0.9% of NRA), each of which are new tenants with expected opening dates in Fall 2021.
(3)	Other Income primarily includes sign pole rent and antenna income.
(4)	The Management Fee is underwritten to the contractual fee of 3.75%.
(5)	The increase in Net Operating Income between TTM 4/30/2021 and UW is primarily due to 4 new leases beginning after May 1, 2021, representing 8.4% of the NRA and 9.6% of underwritten rent.
(6)	Occupancy % as of July 1, 2021.
(7)	The underwritten vacancy is 8.1%, which is reflective of the actual economic vacancy. The Norwalk Town Square Property was 83.8% physically occupied as of July 1, 2021.

A-3-107

Mortgage Loan No. 14 – Tomball Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Tomball, TX 77377
Original Balance:	$26,100,000			General Property Type:	Retail
Cut-off Date Balance:	$26,100,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2004/NAP
Borrower Sponsors:	Steven Jeffrey Beard, David Kayle and			Size:	141,450 SF
	Zachary Kayle			Cut-off Date Balance Per SF:	$185
Guarantors:	Steven Jeffrey Beard, David Kayle and			Maturity Date Balance Per SF:	$185
	Zachary Kayle			Property Manager:	The J. Beard Property
Mortgage Rate:	3.4500%				Management Company, LLC
Note Date:	7/20/2021				(borrower-related)
First Payment Date:	9/1/2021
Maturity Date:	8/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$2,334,758
Seasoning:	2 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	L(23),YM1(92),O(5)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.41x
Additional Debt Type:	No			Most Recent NOI:	$2,275,120 (5/31/2021 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,284,215 (12/31/2020)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,780,014 (12/31/2019)
Reserves(2)				Most Recent Occupancy:	97.5% (6/30/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.9% (12/31/2020)
RE Tax:	$350,736	$43,842	NAP	3rd Most Recent Occupancy:	97.8% (12/31/2019)
Insurance:	$11,045	$5,522	NAP	Appraised Value (as of):	$41,630,000 (6/5/2021)
Recurring Replacements:	$50,000	Springing	$50,000	Appraised Value Per SF:	$294
TI/LC:	$300,000	Springing	$300,000	Cut-off Date LTV Ratio:	62.7%
Outstanding TI/LC Reserve:	$172,273	$0	NAP	Maturity Date LTV Ratio:	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,100,000	62.6%	Purchase Price(4):	$40,105,000	96.2%
Borrower Equity:	$15,599,510	37.4%	Reserves:	$884,053	2.1%
			Closing Costs:	$710,457	1.7%
Total Sources:	$41,699,510	100.0%	Total Uses:	$41,699,510	100.0%

(1)	The sole member of the borrower or a newly formed single-purpose, bankruptcy-remote entity formed to be the sole member of the borrower is permitted to incur future mezzanine debt secured by a pledge of equity interests in the borrower (a “Tomball Town Center Permitted Future Mezzanine Loan”); provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the Tomball Town Center Mortgage Loan (as defined below) and Tomball Town Center Permitted Future Mezzanine Loan (collectively, the “Tomball Town Center Total Debt”) is less than or equal to 62.7%; (iii) the aggregate debt yield of the Tomball Town Center Total Debt is at least 8.42%; (iv) the aggregate debt service coverage ratio of the Tomball Town Center Total Debt (assuming 30 year amortization on the Tomball Town Center Mortgage Loan) is at least 1.57x; (v) the terms of the Tomball Town Center Permitted Future Mezzanine Loan would be acceptable to a prudent commercial mortgage lender; (vi) an intercreditor agreement is executed that would be acceptable to a prudent commercial mortgage lender and is acceptable to the rating agencies rating the Certificates; and (vii) if requested by the lender, a rating agency confirmation is delivered by each rating agency rating the Certificates.

(2)	If recurring replacements fall below $50,000, borrower will deposit $1,768 until the cap is met. If TI/LC fall below $300,000, borrower will deposit $11,788 a month until the cap is met.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Tomball Town Center Mortgage Loan more severely than assumed in the underwriting of the Tomball Town Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

(4)	The purchase price represents $13,655,000 for the Kroger store and $26,450,000 for the remaining portion of the property, which were sold by two different sellers.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Tomball Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,100,000 and secured by a first priority fee mortgage encumbering a 141,450 SF anchored retail shopping center located in Tomball, Texas (the “Tomball Town Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Tomball Town Center Mortgage Loan is SJBC Commercial XXI, LLC, a single-purpose Texas limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Steven Jeffrey Beard, David Kayle and Zachary Kayle. Steven Jeffrey Beard is the founder and president of The J. Beard Real Estate Company, which is a full-service commercial real estate company in the greater Houston area. The J. Beard Real Estate Company actively markets more than 200 retail, medical office and industrial properties, and a variety of land tracts, across the Houston area. David Kayle and Zachary Kayle own Outlier Capital, LLC, a Houston-based real estate investment group.

A-3-108

Retail – Anchored	Loan #14	Cut-off Date Balance:	$26,100,000
14002, 14020, 14030, 14040, 14060,	Tomball Town Center	Cut-off Date LTV:	62.7%
14080, 14090, 14094 F.M. 2920		UW NCF DSCR:	2.41x
Tomball, TX 77377		UW NOI Debt Yield:	8.9%

The Property. The Tomball Town Center Property is a 141,450 SF anchored retail shopping center on an approximately 13.49-acre site in Tomball, Texas. The Tomball Town Center Property was built in 2004 and includes six multitenant buildings, a parcel ground leased to Wells Fargo, and a Kroger Texas LP (“Kroger”) grocery building all situated on a 13.49-acre site with 633 parking spaces (4.48 per 1,000 SF). The Tomball Town Center Property is anchored by a 74,206 SF (52.5% of NRA) Kroger grocery store that has been in operation at the Tomball Town Center Property since it was constructed in 2004. Kroger signed a new 15-year lease in May 2019 that converted the tenant from a ground lease tenant to a triple net lease tenant, with a 2034 expiration. As of June 30, 2021, the Tomball Town Center Property was 97.5% leased to 26 tenants with no tenant, other than Kroger, occupying more than 3.9% of the NRA.

The following table presents a summary regarding the major tenants at the Tomball Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Most Recent Sales
							$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Kroger Texas LP	NR/Baa1/BBB	74,206	52.5%	$664,604	$8.96	26.2%	NAV	NAV	NAV	N	8 x 5 yr	5/31/2034
Wells Fargo Bank	A+/A1/BBB+	5,474	3.9%	$153,965	$28.13	6.1%	NAV	NAV	NAV	N	2 x 5 yr	11/30/2025
Berkeley Eye Center	NR/NR/NR	5,113	3.6%	$104,632	$20.46	4.1%	NAV	NAV	NAV	N	2 x 5 yr	5/31/2025
Stewart Title Company	NR/NR/NR	4,349	3.1%	$128,122	$29.46	5.0%	NAV	NAV	NAV	N	None	4/30/2025
FastMed Urgent Care	NR/NR/NR	3,531	2.5%	$85,450	$24.20	3.4%	NAV	NAV	NAV	N	2 x 5 yr	1/31/2024
Subtotal/Wtd. Avg.		92,673	65.5%	$1,136,773	$12.27	44.8%

Other Tenants		45,277	32.0%	$1,403,185	$30.99	55.2%
Vacant Space		3,500	2.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		141,450	100.0%	$2,539,958	$18.41(3)	100.0%

(1)	Information is based on the underwritten rent roll as of June 30, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Tomball Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	1	3,500	$38.00	2.5%	2.5%	$133,000	5.2%	5.2%
2022	2	4,141	$30.84	2.9%	5.4%	$127,703	5.0%	10.3%
2023	3	4,400	$28.49	3.1%	8.5%	$125,376	4.9%	15.2%
2024	3	7,053	$24.26	5.0%	13.5%	$171,079	6.7%	21.9%
2025	9	27,730	$28.64	19.6%	33.1%	$794,267	31.3%	53.2%
2026	4	8,520	$33.17	6.0%	39.1%	$282,569	11.1%	64.3%
2027	2	5,600	$27.72	4.0%	43.1%	$155,204	6.1%	70.4%
2028	0	0	$0.00	0.0%	43.1%	$0	0.0%	70.4%
2029	1	2,800	$30.77	2.0%	45.1%	$86,156	3.4%	73.8%
2030	0	0	$0.00	0.0%	45.1%	$0	0.0%	73.8%
2031	0	0	$0.00	0.0%	45.1%	$0	0.0%	73.8%
2032 & Beyond	1	74,206	$8.96	52.5%	97.5%	$664,604	26.2%	100.0%
Vacant	0	3,500	$0.00	2.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	26	141,450	$18.41(3)	100.0%		$2,539,958	100.0%

(1)	Information is based on the underwritten rent roll as of June 30, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of September 1, 2021, the Tomball Town Center Mortgage Loan is current on its debt service payments and not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrower has reported that the Tomball Town Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. All tenants that were granted COVID related rent relief have paid back their rent.

A-3-109

Retail – Anchored	Loan #14	Cut-off Date Balance:	$26,100,000
14002, 14020, 14030, 14040, 14060,	Tomball Town Center	Cut-off Date LTV:	62.7%
14080, 14090, 14094 F.M. 2920		UW NCF DSCR:	2.41x
Tomball, TX 77377		UW NOI Debt Yield:	8.9%

The Market. The Tomball Town Center Property is located in Tomball, Texas, in the Far Northwest submarket within the Houston market. Primary access is provided by Highway 249 and Highway 99/Grand Parkway and major thoroughfares include FM 2920, Huffsmith Road and Hufsmith-Kohrville Road. According to the appraisal, as of the first quarter of 2021, the Far Northwest submarket had approximately 1.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 4.4% and asking rent was $25.58 PSF. According to the appraisal, as of the first quarter of 2021, the Houston market had approximately 409.8 million SF of retail space inventory, overall vacancy in the market was approximately 6.0% and asking rent was $18.82 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Tomball Town Center Property was 1,231, 9,661 and 56,399, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Tomball Town Center Property was $139,762, $126,972 and $111,773, respectively.

The following table presents recent leasing data for grocery anchor retail tenants at comparable retail properties with respect to the Tomball Town Center Property:

Comparable Junior Anchor Retail Lease Summary
Location	Tenant	Size (SF)	Lease Date	Rent PSF	Lease Type
Tomball Town Center (subject)(1) Tomball, TX	Kroger	74,206	May 2019	$8.96	NNN
Garland, TX	Tom Thumb	63,209	Oct. 2017	$7.56	NNN
Irving, TX	El Rancho Grocery	55,645	July 2019	$12.50	NNN
Denton, TX	Albertson's	57,474	June 2019	$14.00	NNN
Odessa, TX	Albertson's	67,328	May 2019	$12.00	NNN
Austin, TX	99 Ranch Market	37,239	May 2017	$14.50	NNN
Azle, TX	Albertson's	55,922	June 2019	$7.46	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 30, 2021.

The following table presents recent leasing data for in line retail tenants at comparable retail properties with respect to the Tomball Town Center Property:

Comparable In Line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Tomball Town Center (subject)(1) Tomball, TX	2004	141,450	Wells Fargo Bank Berkeley Eye Center	5,474 5,113	Dec. 2020 June 2020	$28.13 $20.46	NNN NNN
Plaza at Lakewood Forest Tomball, TX	2002	26,439	Crust Pizza	3,671	Dec. 2019	$20.00	NNN
Tomball Parkway Plaza Tomball, TX	1984	138,605	Houston Nails	1,400	Sept. 2018	$16.77	NNN
Spring Cypress Shopping Center Tomball, TX	2007	29,352	Undisclosed	2,000	June 2021	$24.00	NNN
Four Corners Shopping Center Tomball, TX	1985	108,461	Undisclosed	1,108	June 2021	$27.00	NNN
Northpointe Crossing Tomball, TX	2017	47,908	Top Sushi	3,200	Feb. 2019	$32.00	NNN
Augusta Woods Plaza Tomball, TX	2018	32,955	Next Level Urgent Care	2,770	June 2018	$35.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of June 30, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tomball Town Center Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Mos.)	Rent Increase Projection	Lease Type
In Line Space	$30.00	60	None	NNN
In Line High Visibility Space	$35.00	60	None	NNN
Anchor Space	$9.00	120	5.0% at mid-lease	NNN
Ground Lease Space	$28.15	120	5.0% at mid-lease	NNN

A-3-110

Retail – Anchored	Loan #14	Cut-off Date Balance:	$26,100,000
14002, 14020, 14030, 14040, 14060,	Tomball Town Center	Cut-off Date LTV:	62.7%
14080, 14090, 14094 F.M. 2920		UW NCF DSCR:	2.41x
Tomball, TX 77377		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Tomball Town Center Property:

Cash Flow Analysis
	2019	2020	5/31/2021 TTM		UW	UW PSF
Gross Potential Rent(1)	$1,883,390	$2,475,380	$2,459,588		$2,651,845	$18.75
Total Recoveries	$673,810	$724,508	$742,340		$888,338	$6.28
Less Vacancy & Credit Loss	$0	$0	$0		($177,009)	($1.25)
Effective Gross Income	$2,557,200	$3,199,888	$3,201,928		$3,363,174	$23.78

Real Estate Taxes	$381,500	$510,781	$512,591		$580,066	$4.10
Insurance	$6,994	$29,209	$42,784		$64,337	$0.45
Other Expenses	$388,692	$375,683	$371,433		$384,013	$2.71
Total Expenses	$777,186	$915,673	$926,808		$1,028,416	$7.27

Net Operating Income	$1,780,014	$2,284,215	$2,275,120		$2,334,758	$16.51
Capital Expenditures	$0	$0	$0		$22,632	$0.16
TI/LC	$0	$0	$0		$114,279	$0.81
Net Cash Flow	$1,780,014	$2,284,215	$2,275,120		$2,197,847	$15.54

Occupancy %	97.8%	97.9%	97.5%	(1)	95.0%
NOI DSCR	1.95x	2.50x	2.49x		2.56x
NCF DSCR	1.95x	2.50x	2.49x		2.41x
NOI Debt Yield	6.8%	8.8%	8.7%		8.9%
NCF Debt Yield	6.8%	8.8%	8.7%		8.4%

(1)	UW Gross Potential Rent and 5/31/2021 TTM Occupancy % are based on the underwritten rent roll dated June 30, 2021, and UW Gross Potential Rent includes rent steps through July 2022.

A-3-111

Mortgage Loan No. 15 – Lake Pointe Corporate Centre

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	West Valley City, UT 84119
Original Balance:	$25,300,000			General Property Type:	Office
Cut-off Date Balance:	$25,300,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1995; 1998/2018
Borrower Sponsor:	Emanuel Shaoulian			Size:	182,121 SF
Guarantors:	Emanuel Shaoulian and The Shaoulian Revocable Living Trust			Cut-off Date Balance per SF:	$139
Mortgage Rate:	2.9660%			Maturity Date Balance per SF:	$139
Note Date:	8/12/2021			Property Manager:	Acres Property Management, LLC
First Payment Date:	10/11/2021
Maturity Date:	9/11/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions:	L(25),D(91),O(4)
Lockbox/Cash Mgmt Status(1):	Springing/Springing			Underwriting and Financial Information(8)
Additional Debt Type:	No			UW NOI:	$2,854,237
Additional Debt Balance:	NAP			UW NOI Debt Yield:	11.3%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	11.3%
Reserves				UW NCF DSCR:	3.51x
Type	Initial	Monthly	Cap	Most Recent NOI(9):	$2,721,096 (TTM 6/30/2021)
RE Taxes:	$414,062	$37,642	NAP	2nd Most Recent NOI(9):	$2,202,341 (12/31/2020)
Insurance(2) :	$0	Springing	NAP	3rd Most Recent NOI:	$2,193,246 (12/31/2019)
Immediate Repairs:	$83,250	$0	NAP	Most Recent Occupancy:	97.0% (8/9/2021)
Replacement Reserve(3) :	$500,000	Springing	$500,000	2nd Most Recent Occupancy:	98.3% (12/31/2020)
TI/LC Reserve:	$500,000	$18,867	$1,000,000	3rd Most Recent Occupancy:	96.5% (12/31/2019)
Rent Concession Reserve(4) :	$839,262	$0	NAP	Appraised Value (as of) (10):	$38,500,000 (7/26/2021)
Existing TI/LC Reserve(5) :	$1,180,484	$0	NAP	Appraised Value per SF:	$211
Cash Trap Avoidance Reserve(6) :	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.7%
Major Tenant Reserve(7):	$0	Springing	NAP	Maturity Date LTV Ratio:	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,300,000	60.1%	Purchase Price(11):	$37,250,000	88.5%
Borrower Equity	$16,769,843	39.9%	Upfront Reserves:	$3,517,058	8.4%
			Closing Costs:	$1,302,785	3.1%
Total Sources:	$42,069,843	100.0%	Total Uses:	$42,069,843	100.0%

(1)	A cash trap event period will commence upon (a) an event of default, (b) the amortizing net cash flow debt service coverage ratio being less than 1.15x tested quarterly (“DSCR Trigger Event”), or (c) Progrexion ASG (“Progrexion”), eHealth Insurance Services (“eHealth”), or any replacement tenant that makes up more than 20% of the net rentable area (each, a “Major Tenant”) either (1) fails to renew its lease on or prior to the earlier of (i) nine months and (ii) the renewal deadline under the lease, (2) goes dark, (3) vacates or fails to occupy more than 25% of its space, or (4) files bankruptcy or cancels its lease (each commencing a “Major Tenant Event Period”).

(2)	The loan documents do not require ongoing monthly insurance reserves for insurance premiums as long as (i) no event of default is continuing (ii) the policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender evidence of the renewal of the policy and (iv) the borrower provides paid receipts for the premiums no later than five business days prior to the expiration dates of the policies.

(3)	The loan documents require a monthly deposit of $3,035 into the replacement reserve in the event of an event of default or if the replacement reserve account is below $500,000.

(4)	The loan documents require an upfront rent concession reserve representing the future rent credits under existing leases with Medical Review Institute of America ($239,308), Deserve ($98,090), and Progrexion ($501,864).

(5)	The loan documents require an existing TI/LC reserve representing the tenant improvement and leasing commissions payable under existing leases with Deserve ($47,084) and Progrexion ($1,133,400).

(6)	In lieu of a cash trap event period caused solely by DSCR Trigger Event, the borrower may deposit cash or a letter of credit into the cash sweep avoidance reserve in an amount that, if applied to the outstanding principal balance of the loan, would result in a net cash flow debt service coverage ratio of 1.20x.

(7)	In lieu of a cash trap event period caused by a Major Tenant Event Period, the borrower can deposit cash or a letter of credit into the major tenant reserve in an amount equal to $35.00 PSF of the Major Tenant space that caused the Major Tenant Event Period, less the amount of funds then on deposit in the TI/LC Reserve.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the Lake Pointe Corporate Centre Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lake Pointe Corporate Centre Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the prospectus.

A-3-112

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
2850 & 2875 South Decker Lake Drive	Lake Pointe Corporate Centre	Cut-off Date LTV:	65.7%
West Valley City, UT 84119		UW NCF DSCR:	3.51x
		UW NOI Debt Yield:	11.3%

(9)	The increase from the 2nd Most Recent NOI to the Most Recent NOI was driven by several factors including (i) eHealth expanding its space by 12,194 SF in January 2020, with 3.5 months of free rent and (ii) Progrexion renewing its space at $3.31 PSF higher than its previous rent in November of 2020, an increase of $78,686 in total reimbursements and a decrease in total expenses of $232,308.

(10)	The appraiser’s adjusted its “As-Is” value to exclude the outstanding leasing costs for the property. Given all leasing costs were reserved at loan origination, the appraised value is based on the appraiser’s “Hypothetical – Escrowed Reserves” valuation, which adds back the leasing costs.

(11)	In connection with the acquisition of the Lake Pointe Corporate Centre Property, the seller provided credits of $1,557,120 in connection with outstanding leasing costs for Progrexion, Deserve, and the Medical Review Institute of America, for a net purchase price of $35,692,880.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Lake Pointe Corporate Centre Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $25,300,000 secured by a first priority fee mortgage encumbering a 182,121 SF office building (the “Lake Pointe Corporate Centre Property”), located in West Valley City, Utah. The proceeds of the Lake Pointe Corporate Centre Mortgage Loan were used to acquire the Lake Pointe Corporate Centre Property, fund upfront reserves, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Shaoulian Lake Pointe Properties LLC, a California limited liability company and single purpose entity. The borrower sponsor is Emanuel Shaoulian and the non-recourse carveout guarantors are Emanuel Shaoulian and The Shaoulian Revocable Living Trust. Emanuel Shaoulian is the owner of Shaoulian Cardiology Inc., Pacific Coast Cardiology, Shaoulian Properties, and Advanced Medical Properties, LLC.

The Property. The Lake Pointe Corporate Centre Property is a two building suburban office complex totaling 182,121 SF located in West Valley City, Utah. The buildings are situated on a 15.43-acre site and include 1,177 parking spaces for a parking ratio of 6.5 per 1,000 SF. Since December 2016, the Lake Pointe Corporate Centre Property has undergone approximately $1.26 million in capital improvements including elevator modernization, roof replacement, a lobby upgrade, and restroom renovations. As of August 9, 2021, the Lake Pointe Corporate Centre Property was 97.0% leased.

The Lake Pointe Corporate Centre Mortgage Loan documents provide for partial releases in connection with a sale of the released property to a third party. Additionally, the loan documents provide for the free release of up to 4.14-acres of surplus land area. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Releases; Partial Releases; Property Additions” in the prospectus.

Lake Pointe One

The Lake Pointe One Property is a Class A, 60,627 SF office building located in West Valley City, Utah (the “Lake Pointe One Property”). Originally constructed in 1995 and renovated in 2018, the Lake Pointe One Property is a three-story building and as of August 9, 2021 was 100.0% leased by Progrexion and ADP, Inc.

Lake Pointe Three

The Lake Pointe Three Property is a Class A 121,494 SF office building located in West Valley City, Utah (the “Lake Pointe Three Property”). Originally constructed in 1998 and renovated in 2018, the Lake Pointe Three Property is a five-story building that includes a balcony on the fifth floor as well as a fitness center and locker room with showers. As of August 9, 2021, the Lake Pointe Three Property was 95.5% leased to four tenants.

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut- off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)	Allocated Cut- off Date LTV	Parking Ratio (per 1,000 SF)
Lake Pointe One 2850 South Decker Lake Drive West Valley City, UT	$9,215,048	36.4%	100.0%	1995/2018	60,627	$15,015,000	61.4%	5.9
Lake Pointe Three 2875 South Decker Lake Drive West Valley City, UT	$16,084,952	63.6%	95.5%	1998/2018	121,494	$23,485,000	68.5%	6.7
Total/Weighted Average	$25,300,000	100.0%	97.0%		182,121	$38,500,000	65.7%	6.5

(1)	The appraisal provides individual building values based on the As-Is appraised value. The value reflected above uses the % of total value for each building and applies it to the “Hypothetical – Escrowed Reserves” valuation, given all leasing costs were reserved at loan closing.

Major Tenants.

Progrexion ASG (56,670 SF; 31.1% of NRA; 31.9% of underwritten base rent). Progrexion is a technology-enabled credit repair and credit care business. The company was founded over 20 years ago and is headquartered in Salt Lake City. Progrexion currently employs more than 2,200 people in nine locations. Progrexion initially leased one floor at the Lake Pointe One Property in 2012 and has since expanded in both the Lake Pointe One and Lake Pointe Three Properties. The tenant most recently signed a 7-year renewal in November 2020 with an October 31, 2027 expiration date. Progrexion has one, 5-year renewal option with 14 months’ notice at fair market rent.

eHealth Insurance Services (54,007 SF; 29.7% of NRA; 32.8% of underwritten base rent). eHealth Insurance Services is an online health insurance marketplace with technology that provides consumers with health insurance enrollment solutions. The company was founded in 1997 and primarily provides plans related to Medicare, Medigap, and Medicare Advantage plans, but also sells individual and small business plans as well. eHealth has partnerships with more than 180 health insurance carriers and offers more than 10,000 health insurance products online. eHealth has been located at the Lake Pointe Three Property since 2012, and has expanded several times, most recently in January 2020. All of the eHealth spaces are coterminous and expire on April 30, 2026. The tenant has one, 5-year renewal option with nine months’ notice, at the greater of 95% of fair market rent or the then-current rent.

Medical Review Institute of America (29,217 SF; 16.0% of NRA; 16.9% of underwritten base rent). The Medical Review Institute of America (“MRIOA”) provides external review resources for over 800 clients nationwide including insurance companies, employers, union groups, pharmacy benefit managers, and human resource consultants. Founded in 1983, the Lake Pointe Corporate Centre Property serves as the company’s headquarters. MRIOA has been a tenant at the Lake Pointe Three Property since 2002. The tenant most recently renewed its lease in January 2019 with a lease expiration of July 31, 2026. MRIOA has one, 5-year renewal option with 12 months’ notice at fair market rent.

A-3-113

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
2850 & 2875 South Decker Lake Drive	Lake Pointe Corporate Centre	Cut-off Date LTV:	65.7%
West Valley City, UT 84119		UW NCF DSCR:	3.51x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the Lake Pointe Corporate Centre Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Progrexion ASG	NR/NR/NR	56,670	31.1%	$1,298,735	31.9%	$22.92	N	10/31/2027	1 x 5 yr
eHealth Insurance Services	NR/NR/NR	54,007	29.7%	$1,334,821	32.8%	$24.72	N	4/30/2026	1 x 5 yr
Medical Review Institute of America	NR/NR/NR	29,217	16.0%	$686,413	16.9%	$23.49	N	7/31/2026	1 x 5 yr
SubTotal/Wtd. Avg.		139,894	76.8%	$3,319,969	81.6%	$23.73

Non-Major Tenants(2)		36,747	20.2%	$746,483	18.4%	$20.31
Occupied Collateral Total		176,641	97.0%	$4,066,452	100.0%	$23.02
Vacant Space		5,480	3.0%
Total/Wtd. Avg.		182,121	100.0%

(1)	Annual UW Rent and Annual UW Rent PSF includes contractual rent increases through June 1, 2022 of $95,332.

(2)	Includes a 2,469 SF fitness center, 379 SF management office, and a 1,128 SF break room, which do not generate any rental income.

The following table presents certain information relating to the lease rollover schedule at the Lake Pointe Corporate Centre Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	21,000	$24.00	11.5%	11.5%	$504,000	12.4%	12.4%
2023	0	0	$0.00	0.0%	11.5%	$0	0.0%	12.4%
2024	0	0	$0.00	0.0%	11.5%	$0	0.0%	12.4%
2025	1	11,771	$20.60	6.5%	18.0%	$242,483	6.0%	18.4%
2026	5	83,224	$24.29	45.7%	63.7%	$2,021,234	49.7%	68.1%
2027	2	56,670	$22.92	31.1%	94.8%	$1,298,735	31.9%	100.0%
2028	0	0	$0.00	0.0%	94.8%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	94.8%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	94.8%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	94.8%	$0	0.0%	100.0%
2032 & Beyond(2)	3	3,976	$0.00	2.2%	97.0%	$0	0.0%	100.0%
Vacant	0	5,480	$0.00	3.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	12	182,121	$23.02(3)	100.0%		$4,066,452	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Includes a 2,469 SF fitness center, 379 SF management office, and a 1,128 SF break room, which do not generate any rental income.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of September 1, 2021, the Lake Pointe Corporate Centre Property is open and operating. 100% of tenants by underwritten rent and 100% by NRA paid rent for July and August 2021. The first payment date for the Lake Pointe Corporate Centre Mortgage Loan is October 11, 2021. There have been no requests for loan modification or forbearance and no tenants have requested rent relief or modifications.

The Market. The Lake Pointe Corporate Centre Property is located approximately 6.6 miles southwest of Salt Lake City, Utah. The area consists primarily of industrial, office and hotel uses and is considered the core industrial neighborhood in the Salt Lake metropolitan area. The Lake Pointe Corporate Centre Property has access throughout the region via Interstate 215 and Interstate 15, which are located 0.8 miles and 4.0 miles, respectively, from the Lake Pointe Corporate Centre Property. The Salt Lake City International Airport is approximately 8.6 miles north, and the Lake Pointe Corporate Centre Property also has access to Utah’s light rail system (TRAX) via the Decker Lake Station located 0.3 miles to the south. Within a one-, three- and five-mile radius of the Lake Pointe Corporate Centre Property, the 2021 average household income was approximately $66,896, $69,514 and $73,637, respectively; and within the same radii, the 2021 estimated population was 11,418, 102,249 and 336,177, respectively.

According to a third-party market research report, the Lake Pointe Corporate Centre Property is situated within the West Valley/Lake Park submarket of the Salt Lake City office market. As of August 24, 2021, the submarket reported total inventory of approximately 6.7 million SF, with a 13.4% vacancy rate, 15.3% availability rate, and average asking rents of $21.05 PSF. Vacancy has increased from 9.9% as of the second quarter of 2020 and there are currently 124,410 SF under construction. The appraisal identified six comparable properties with rents ranging from $18.39 to $29.50 PSF, full service, or its equivalent.

A-3-114

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
2850 & 2875 South Decker Lake Drive	Lake Pointe Corporate Centre	Cut-off Date LTV:	65.7%
West Valley City, UT 84119		UW NCF DSCR:	3.51x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lake Pointe Corporate Centre Property:

Market Rent Summary
Market Rent (PSF)	$23.00
Lease Term (Years)	5
Lease Type (Reimbursements)	Base Year Stop
Rent Increase Projection	3.0% per annum

The table below presents certain information relating to comparable sales pertaining to the Lake Pointe Corporate Centre Property identified by the appraiser:

Comparable Sales
Property Name Address	Rentable Area (SF)	Year Built/Renovated	Occupancy	Sale Date	Sale Price (PSF)
Lake Pointe Corporate Centre (Subject) 2850 & 2875 South Decker Lake Drive West Valley City, UT	182,121	1995; 1998/2018	97%	Aug-2021	$205
Urban Grove 365 South Garden Grove Lane Pleasant Grove, UT	105,668	2018/NAP	100%	Jun-2021	$226
Vista Station 4, 7, 8 & 10 12884 South Frontrunner Boulevard Draper, UT	541,678	2016/NAP	100%	Jun-2021	$308
Danbury Office Park 8851, 8871, & 8911 South Sandy Parkway Sandy, UT	90,488	1997/NAP	90%	May-2021	$192
Parkway Center 4811-4897 West Lake Park Boulevard West Valley City, UT	246,523	2000/NAP	87%	Dec-2020	$224
Union Park 6 & 7 6955 & 6965 Union Park Center Drive Cottonwood Heights, UT	185,017	1996/NAP	92%	Nov-2019	$236
Sorenson Research Park – Building 12 4383 South Riverboat Road Salt Lake City, UT	93,275	1998/NAP	95%	Jun-2019	$184

The following table presents certain information relating to comparable office leases for the Lake Pointe Corporate Centre Property:

Comparable Building Leases

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF(1)
Lake Pointe II 2835 South Decker Lake Drive West Valley City, UT	1997/NAP	90,000	ADP	May-2020 / 5.3 Yrs	43,406	$18.39
Centrepointe Office Park, Buildings A&B 1865-1885 West 2100 South Salt Lake City, UT	2007/2016	108,789	MyLabs Sintx	Feb-2021 / 5.5 Yrs Jan-2020 / 5.0 Yrs	24,704 29,534	$21.50 $22.74
Fairbourne Station 3535 South Market Street West Valley City, UT	2020/NAP	216,400	Granger Orthodontics Wasatch Property Management Granger Pediatric Dentistry	Oct-2020 / 5.0 Yrs Oct-2020 / 7.0 Yrs Aug-2020 / 10.0 Yrs	2,804 8,911 5,165	$29.50 $28.50 $28.50
State of Utah DCFS – West Valley 2655 South Lake Erie Drive West Valley City, UT	2005/NAP	26,736	DCFS	Apr-2019 / 6.0 Yrs	18,623	$21.11
Legacy at Lake Park 4225 & 4255 Lake Park Boulevard West Valley City, UT	2000/NAP	198,465	Cranial Technologies Carboinite	Mar-2019 / 7.4 Yrs Jan-2018 / 7.0 Yrs	4,272 26,019	$23.50 $22.00
Corporate Park Buildings C&E 2737 & 2777 Corporate Park Drive Salt Lake City, UT	2000/NAP	190,142	Pillpack	Apr-2020 / 10.0 Yrs	70,363	$23.50

Source: Appraisal.

(1)     Represents full service or full service equivalent rental rate.

A-3-115

Office – Suburban	Loan #15	Cut-off Date Balance:	$25,300,000
2850 & 2875 South Decker Lake Drive	Lake Pointe Corporate Centre	Cut-off Date LTV:	65.7%
West Valley City, UT 84119		UW NCF DSCR:	3.51x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lake Pointe Corporate Centre Property:

Cash Flow Analysis
	2018	2019	2020	TTM 6/30/2021	UW	UW PSF
Base Rent(1)	$3,528,331	$3,489,062	$3,553,772	$3,772,630	$3,982,867	$21.87
Grossed Up Vacant Space	$0	$0	$0	$0	$209,625	$1.15
Gross Potential Rent	$3,528,331	$3,489,062	$3,553,772	$3,772,630	$4,192,492	$23.02
Parking/Garage/Other Income(2)	$31,650	$33,803	$11,268	$1,788	$23,760	$0.13
Other Income(3)	$0	$0	$0	$0	$33,654	$0.18
Total Recoveries	$640,230	$556,144	$334,862	$413,548	$404,685	$2.22
(Free Rent Adjustment)	($200,679)	($52,347)	($53,918)	($55,535)	$0	$0.00
Net Rental Income	$3,999,531	$4,026,661	$3,845,984	$4,132,431	$4,654,591	$25.56
(Vacancy & Credit Loss)	$0	$0	$0	$0	($209,625)	($1.15)
Effective Gross Income	$3,999,531	$4,026,661	$3,845,984	$4,132,431	$4,444,966	$24.41

Real Estate Taxes	$404,307	$398,907	$410,636	$416,492	$412,629	$2.27
Insurance	$31,929	$34,408	$37,510	$36,797	$41,427	$0.23
Management Fee	$123,948	$117,112	$140,383	$28,593	$133,349	$0.73
Other Operating Expenses	$1,239,104	$1,282,989	$1,055,114	$929,453	$1,003,325	$5.51
Total Operating Expenses	$1,799,288	$1,833,416	$1,643,643	$1,411,335	$1,590,730	$8.73

Net Operating Income(4)	$2,200,243	$2,193,246	$2,202,341	$2,721,096	$2,854,237	$15.67
Replacement Reserves	$0	$0	$0	$0	$7,795	$0.04
TI/LC	$0	$0	$0	$0	$222,308	$1.22
Non-Recurring Items	$0	$0	$0	$0	($50,000)	($0.27)
Net Cash Flow	$2,200,243	$2,193,246	$2,202,341	$2,721,096	$2,674,134	$14.68

Occupancy %	98.1%	96.5%	98.3%	94.5%	95.0%(5)
NOI DSCR	2.89x	2.88x	2.89x	3.58x	3.75x
NCF DSCR	2.89x	2.88x	2.89x	3.58x	3.51x
NOI Debt Yield	8.7%	8.7%	8.7%	10.8%	11.3%
NCF Debt Yield	8.7%	8.7%	8.7%	10.8%	10.6%

(1)	UW Base Rent and UW Base Rent PSF includes contractual rent increases through June 1, 2022 of $95,332.

(2)	Parking/Garage/Other Income includes miscellaneous income.

(3)	Other Income includes telecomm lease and license agreement income from five rooftop and/or conduit agreements with various telecomm companies.

(4)	The increase from 2020 Net Operating Income to the TTM 6/30/2021 Net Operating Income was driven by several factors including (i) eHealth expanding its space by 12,194 SF in January 2020, with 3.5 months of free rent and (ii) Progrexion renewing its space at $3.31 PSF higher than its previous rent in November of 2020, an increase of $78,686 in total reimbursements and a decrease in total expenses of $232,308.

(5)	The Lake Pointe Corporate Centre Property is 97.0% occupied as of August 9, 2021 and was underwritten to a 5.0% vacancy rate.

A-3-116

ANNEX A-4

MCDONALD’S GLOBAL HQ MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Ending Principal Balance ($)
10/1/2021	14,287,548.05
11/1/2021	14,223,062.30
12/1/2021	14,156,462.70
1/1/2022	14,091,645.66
2/1/2022	14,026,664.80
3/1/2022	13,955,715.12
4/1/2022	13,890,390.71
5/1/2022	13,822,977.45
6/1/2022	13,757,317.57
7/1/2022	13,689,578.84
8/1/2022	13,623,581.81
9/1/2022	13,557,417.98
10/1/2022	13,489,190.33
11/1/2022	13,422,686.84
12/1/2022	13,354,129.66
1/1/2023	13,287,284.83
2/1/2023	13,220,271.06
3/1/2023	13,147,480.56
4/1/2023	13,080,113.46
5/1/2023	13,010,718.40
6/1/2023	12,943,005.64
7/1/2023	12,873,275.24
8/1/2023	12,805,215.11
9/1/2023	12,736,982.98
10/1/2023	12,666,748.68
11/1/2023	12,598,166.59
12/1/2023	12,527,592.76
1/1/2024	12,458,658.98
2/1/2024	12,389,550.97
3/1/2024	12,316,665.51
4/1/2024	12,247,198.64
5/1/2024	12,175,766.40
6/1/2024	12,105,943.42
7/1/2024	12,034,165.71
8/1/2024	11,963,984.85
9/1/2024	11,893,626.62
10/1/2024	11,821,329.61

Due Date	Mortgage Loan Ending Principal Balance ($)
11/1/2024	11,750,610.84
12/1/2024	11,677,964.04
1/1/2025	11,606,882.93
2/1/2025	11,535,622.18
3/1/2025	11,458,986.00
4/1/2025	11,387,351.46
5/1/2025	11,313,816.19
6/1/2025	11,241,814.75
7/1/2025	11,167,923.51
8/1/2025	11,095,553.35
9/1/2025	11,023,000.28
10/1/2025	10,948,573.87
11/1/2025	10,875,649.33
12/1/2025	10,800,862.51
1/1/2026	10,727,564.66
2/1/2026	10,654,081.55
3/1/2026	10,575,433.01
4/1/2026	10,501,565.41
5/1/2026	10,425,863.65
6/1/2026	10,351,618.03
7/1/2026	10,275,549.53
8/1/2026	10,200,924.01
9/1/2026	10,126,109.89
10/1/2026	10,049,489.83
11/1/2026	9,974,292.98
12/1/2026	9,897,301.60
1/1/2027	9,821,720.12
2/1/2027	9,745,947.61
3/1/2027	9,665,226.01
4/1/2027	9,589,057.99
5/1/2027	9,511,124.39
6/1/2027	9,434,566.90
7/1/2027	9,356,255.44
8/1/2027	9,279,306.53
9/1/2027	9,202,163.15
10/1/2027	9,123,283.27
11/1/2027	9,045,745.56

Due Date	Mortgage Loan Ending Principal Balance ($)
12/1/2027	8,966,483.11
1/1/2028	8,888,549.11
2/1/2028	8,810,418.15
3/1/2028	8,729,070.53
4/1/2028	8,650,536.51
5/1/2028	8,570,307.44
6/1/2028	8,491,372.16
7/1/2028	8,410,753.81
8/1/2028	8,331,415.28
9/1/2028	8,251,876.24
10/1/2028	8,170,672.11
11/1/2028	8,090,726.81
12/1/2028	8,009,128.54
1/1/2029	7,928,774.96
2/1/2029	7,848,218.30
3/1/2029	7,763,164.60
4/1/2029	7,682,189.39
5/1/2029	7,599,591.90
6/1/2029	7,518,203.28
7/1/2029	7,435,204.71
8/1/2029	7,353,400.62
9/1/2029	7,271,389.78
10/1/2029	7,187,787.55
11/1/2029	7,105,358.15
12/1/2029	7,021,349.83
1/1/2030	6,938,499.78
2/1/2030	6,855,440.33
3/1/2030	6,768,120.34
4/1/2030	6,684,630.29
5/1/2030	6,599,592.94
6/1/2030	6,515,676.96
7/1/2030	6,430,226.38
8/1/2030	6,345,882.34
9/1/2030	6,261,325.14
10/1/2030	6,175,252.46
11/1/2030	0.00

A-4-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4-5
Reconciliation Detail	6
Other Required Information	7
Cash Reconciliation Detail	8
Current Mortgage Loan and Property Stratification Tables	9-11
Mortgage Loan Detail	12
NOI Detail	13
Principal Prepayment Detail	14
Historical Detail	15
Delinquency Loan Detail	16
Specially Serviced Loan Detail	17-18
Advance Summary	19
Modified Loan Detail	20
Historical Liquidated Loan Detail	21
Historical Bond / Collateral Loss Reconciliation Detail	22
Interest Shortfall Reconciliation Detail	23-24
Defeased Loan Detail	25
Supplemental Reporting	26

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor

Banc of America Merrill Lynch	Wells Fargo Bank, National	National Cooperative Bank, N.A.	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC
Commercial Mortgage Inc.	Association	2011 Crystal Drive	200 S. Biscayne Blvd.	PO Box 4839
Bank of America Tower	Three Wells Fargo, MAC D1050-084	Suite 800	Suite 3550	Greenwich, CT 06831
One Bryant Park, NY1-100-11-07	401 S. Tryon Street, 8th Floor	Arlington, VA 22202	Miami, FL 33131
New York, NY 10036	Charlotte, NC 28202
Contact:
Contact: Kathleen Luzik
Leland F. Bunch, III	Contact:	Phone Number:	Contact: General	Contact: Don Simon
Phone Number: (646) 855-3953	Investor Relations		Phone Number: (305) 229-6465	(203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Exchangeable Class Detail

Exchangeable Class / Regular Interest Breakdown
Class\ Component	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
A-4 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Exchangeable Class Summary
Class\ Component	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
A-4-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
			Fees:
Interest:			Master Servicing Fee - Wells Fargo Bank, N.A. & National	0.00
Interest paid or advanced	0.00		Cooperative Bank, N.A.
Interest reductions due to Non-Recoverability Determinations	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Excess	0.00		Surveillance LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BANK 2021-BNK36 Commercial Mortgage Pass-Through Certificates Series 2021-BNK36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/18/21
Corporate Trust Services		Record Date:	10/29/21
8480 Stagecoach Circle		Determination Date:	11/12/21
Frederick, MD 21701-4747

Supplemental Reporting

Risk Retention

Pursuant to the PSA, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “U.S. Risk Retention Special Notices” tab for the BANK 2021-BNK36 transaction, certain information provided to the Certificate Administrator regarding the Retaining Sponsor’s compliance with certain specified provisions of the Credit Risk Retention Rules. Investors should refer to the Certificate Administrator’s website for all such information.

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2021 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2021-BNK36,

Commercial Mortgage Pass-Through Certificates, Series 2021-BNK36

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: [Rialto Capital Advisors, LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: RREF IV Debt AIV, LP (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.        Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver, or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each

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Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases

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(including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related

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mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that

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would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the

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equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic

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condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount

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sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely

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by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the

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casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of

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the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or

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any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be

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assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee

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interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied

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to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an

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entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the

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Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these

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representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Velocity Industrial Portfolio

(Loan No. 33)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
None	Tomball Town Center (Loan No. 14)	None	None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
Sprague Self Storage (Loan No. 43), Lincoln MHC (Loan No. 55), Lindon Self Storage (Loan No. 65), Sunset View MHC (Loan No. 84) and Arroyo MHC (Loan No. 87)	Corporate Research Center (Loan No. 9) and Lightwave Corporate Center (Loan No. 10)	None	None
Lakeside Villa & Glacier View (Loan No. 64) and Brookville MHC (Loan No. 74)	2707 Sedgwick (Loan No. 25) and 2800 Bailey (Loan No. 27)

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Arizona Mills (Loan No. 2)

The related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

7 and 8	Arizona Mills (Loan No. 2)

Joe’s Crab Shack (“Joe’s”), a tenant at the Mortgaged Property, has an option to purchase fee simple title to its leased premises (the “Joe’s Release Parcel”) at the expiration of its lease term on August 31, 2025. Joe’s must provide written notice to the borrower at least six months prior to lease expiration, in order to exercise such option. The purchase price is required to be at the fair market value of the Joe’s Release Parcel, as determined based on appraisals obtained in accordance with the procedures set forth in the Joe’s lease, and is required to be paid in cash on the Joe’s lease expiration date.

7 and 8	ExchangeRight Portfolio 50 (Loan No. 3)

The related single tenant at each of the following Mortgaged Properties has a right of first refusal (“ROFR”) to purchase such Mortgaged Property: Family Dollar - South Point (Solida), OH, Family Dollar - Warren (Youngstown), OH, Walgreens - Bossier City (Airline), LA, Walgreens - Broussard (Saint Nazaire), LA and Walgreens - Fresno (Blackstone), CA. The related single tenant at each of the following Mortgaged Properties has a right of first offer (“ROFO”) to purchase the related Mortgaged Property: First Midwest Bank - Highland (Indianapolis), IN, First Midwest Bank - Joliet (2801 Jefferson), IL, First Midwest Bank - McHenry (Richmond), IL, First Midwest Bank - Mundelein (Allanson), IL and Walgreens - New Albany (New Albany), OH. No such ROFR or ROFO will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR or ROFO will apply to subsequent purchasers of the applicable Mortgaged Property.

8	Matteson Ground Lease (Loan No. 48)

The Phase I environmental site assessment obtained in connection with the Mortgage Loan identified a controlled recognized environmental condition related to the historical use of the Mortgaged Property as a department store with a tire, battery and accessories store (“TBA”) from July 1976 to August 1987. The TBA utilized four in-ground lifts, a 500-gallon waste oil underground storage tank (“UST”) and an oil-water separator. In addition, a gasoline service station was operated at the site from July 1976 to 1985, with three 10,000-gallon USTs. All of the USTs were removed in 1985, prior to UST

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regulations being implemented. Subsurface investigations identified contamination associated with the former TBA facility, including a benzene plume. Remedial action conducted at the property consisted of excavating approximately 657 tons of benzene-contaminated soil from an approximately 12,000 square-foot area. On May 19, 2003, the Illinois Environmental Protection Agency issued a No Further Remediation letter for the property, which included certain restrictions on the property, including limiting the property to only industrial or commercial use, prohibiting the installation of a groundwater well at the property, and requiring that all water services (potable as well as irrigation) be obtained from the public water supply system.

12	McDonald’s Global HQ (Loan No. 23)	The property condition assessment prepared in connection with the origination of the Whole Loan is dated August 28, 2020.

15	Sprague Self Storage (Loan No. 43) Lincoln MHC (Loan No. 55) Lindon Self Storage (Loan No. 65) Sunset View MHC (Loan No. 84) Arroyo MHC (Loan No. 87)

In March, 2021, Jack Evans, who owns less than 1% of the non-recourse guarantor relating to such Mortgage Loans, but controls the borrower and the non-recourse carveout guarantor in his role as manager of such entities, was named a defendant in a lawsuit relating to disputes among various individuals and entities over the ownership and control of several entities that own and/or control parcels of real property in Utah. Four causes of action name Mr. Evans and/or an entity that he controls: (i) aiding and abetting breach of fiduciary duty, (ii) civil conspiracy, (iii) tortious interference with economic relations and (iv) injunctive relief to prohibit further alleged misconduct. The plaintiff seeks compensatory damages of at least $3 million, but is also seeking punitive damages of at least 300% of all proven compensatory damages. The non-recourse guarantor is not currently a party to the lawsuit, and the complaint does not allege any wrongdoing by such guarantor. In order to mitigate against any possible change of control that could result from Mr. Evans’ removal as manager of the borrower and guarantor, the loan documents require that, if Mr. Evans is found liable under the lawsuit, each of the borrower and guarantor are required to cause Todd Pedersen (who, along with Mr. Evans, is a co-founder of the guarantor) in the borrower and guarantor to become the replacement manager until the judgment against Mr. Evans is satisfied. In addition, any unauthorized change in control of the guarantor would result in an event of default under the loan documents and could result in full recourse liability to the guarantor.

18	One North Wacker (Loan No. 1) Arizona Mills (Loan No. 2) International Plaza I (Loan No. 4)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	One North Wacker (Loan No. 1)

The related Whole Loan agreement permits no deductible for property insurance in excess of $1,500,000 (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value).

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) if four or fewer insurance companies issue the policies, then (1) at least 75% of the insurance coverage represented by the policies must be issued by insurance companies who are qualified insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the insurance company or

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Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P; or (B) if five or more insurance companies issue the Policies, then (1) at least 60% of the insurance coverage represented by the policies must be provided by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the carrier and Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P.

18	Arizona Mills (Loan No. 2)

The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

18	Arizona Mills (Loan No. 2)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) (i) if there is more than one, but less than five, insurance companies collectively issuing the policies, 75% or more of the insured amount must have a claims paying ability rating of “A-” or better with S&P and the remaining 25% (or lesser remaining amount) of which must have a claims paying ability rating of “BBB” or better with S&P or (iii) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount must have a claims paying ability rating of “A-” or better with S&P and the remaining 40% (or lesser remaining amount) a rating of “BBB” or better with S&P; and (B) “A-:X” by A.M. Best.

18	Arizona Mills (Loan No. 2)

The related Whole Loan agreement permits an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

Various out-parcels (including Joe’s Crab Shack) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	ExchangeRight Portfolio 50 (Loan No. 3)

The related Mortgage Loan documents permit the tenant at any individual Mortgaged Property to maintain the required property insurance coverage (other than flood insurance coverage, in the case of all but one of the portfolio properties), in lieu of the borrower maintaining same, so long as (i) the applicable lease affecting such individual Mortgaged Property is in full force and effect, (ii) no default exists under such applicable lease beyond any applicable notice and cure periods, (iii) the tenant maintains insurance policies on the applicable Mortgaged Property as required pursuant to the applicable lease and in compliance with the loan documents, including but not limited to the lender, at all times, being named as a mortgagee/loss payee on the

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property insurance policies, and such tenant’s lease provides (or the applicable tenant thereunder delivers written confirmation to the lender (in form and substance satisfactory to the lender)) that such lease will remain in full force and effect following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the Borrower and/or the lender, and (iv) such tenant or the borrower delivers written evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage (the foregoing clauses (i) - (iv) are referred to collectively as the “Tenant Insurance Conditions”). To the extent any of Tenant Insurance Conditions are not satisfied, the borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the applicable Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan agreement.

18	ExchangeRight Portfolio 50 (Loan No. 3)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to 5% of the allocated loan amount with respect to each individual Mortgaged Property.

18	The Court at Oxford Valley (Loan No. 6)

The Mortgaged Property is subject to a condominium regime. The Mortgage Loan documents permit the related condominium association (rather than the borrower) to maintain insurance coverage required under the Mortgage Loan documents. The condominium association maintains insurance on the common elements of the condominium, and proceeds of such insurance are generally required to be paid to the condominium association, or an insurance trustee designated for that purpose, and applied to restoration of the common elements of the condominium.

18	Raymour & Flanigan Campus (Loan No. 12)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: if five or more insurance companies issue the policies under the total insurance program, the first layer primary coverage must all be rated “A-” by S&P, and at least 60% of the total limit of insurance of the property insurance program must be provided by insurance companies with a claims paying ability of “A-” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating securities). The remaining excess insurers are required to have an insurer rating of at least A/VIII by A.M. Best.

In addition, at loan closing, Homeland Insurance Company of Delaware (who is not rated by S&P) provides insurance representing 95% of $50,000,000 excess of $100,000,000 layer. The Whole Loan documents require the borrower to replace Homeland Insurance Company of Delaware with an insurer rated “A-” or better by S&P, on or before April 1, 2022.

18	Southern Flexible Apartment Portfolio II (Loan No. 21)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of 5% of the allocated loan amount with respect to each individual Mortgaged Property or $1,000,000.

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With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) must be provided by insurance companies having a claims paying ability rating of “A” by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Whole Loan) and (B) the remaining 40% of the insurance coverage (or the remaining 25%) if such syndicate consists of four or fewer members must be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Whole Loan).

18	McDonald’s Global HQ (Loan No. 23)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) must be provided by insurance companies having a claims paying ability rating of “A” by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Whole Loan) and (B) the remaining 40% of the insurance coverage (or the remaining 25%) if such syndicate consists of four or fewer members must be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Whole Loan).

18	Matteson Ground Lease (Loan No. 48)

The borrower has a fee interest in the Mortgaged Property, which is subject to a ground lease. The Mortgage Loan documents only require the borrower to maintain certain types of insurance coverage (including property casualty insurance, loss of rents/business interruption insurance and flood insurance) to the extent the borrower owns any improvements.

Pursuant to the ground lease, the ground lessee is required to maintain insurance covering the improvements and naming the ground lessor and its mortgagee as loss payees and additional insureds. The ground lessee or its mortgagee will generally be entitled to hold insurance proceeds and disburse such proceeds to the restoration of the Mortgaged Property as the restoration progresses.

18	Tomball Self Storage (Loan No. 60)

At loan origination, the borrower’s insurance coverage with respect to wind, hail and/or named storm had a deductible of $100,000.

The Mortgage Loan documents provide a carveout for any losses in the event the borrower’s insurance policy with respect to wind, hail, and/or named storm has a deductible in excess of the greater of $25,000 or 5% of underwritten net cash flow as determined by the lender.

18	Lakeside Villa & Glacier View (Loan No. 64)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the allocated loan amount with respect to each individual Mortgaged Property or (ii) $500,000.

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28	One North Wacker (Loan No. 1)

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The borrowers and the non-recourse carveout guarantor will not have liability under non-recourse carveout provisions where the circumstance, event or condition that would otherwise give rise to such liability is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrower’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise; (iii) insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property, subject to the full recourse carveout relating to substantive consolidation as a result of violation of separateness covenants; (v) failure to pay the Whole Loan or other obligations or debts of the borrower, as a result of (i), (ii) or (iii) above; and/or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (i), (ii) or (iii) above.

28	Arizona Mills (Loan No. 2)

For so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

28	Arizona Mills (Loan No. 2)

There is no separate environmental indemnitor with respect to the Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Whole Loan agreement, no separate environmental indemnity agreement was executed by the borrower.

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28	International Plaza I (Loan No. 4)

There is no separate non-recourse carveout guarantor or environmental indemnitor under the Mortgage Loan documents. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions under the Mortgage Loan documents and any liabilities incurred under the environmental indemnity agreement.

28	International Plaza I (Loan No. 4)

The full recourse carveout for voluntary transfers is limited to the occurrence of a voluntary prohibited transfer that results in or permits a sale, transfer or encumbrance of all of the Mortgaged Property or any substantial part thereof or any direct or indirect interest in the borrower that results in change in control of the borrower, in each instance, in violation of the Mortgage Loan documents (provided there will be no recourse liability to the extent that such transfer would have been permitted but for the fact that it occurred during an event of default).

The occurrence of any prohibited transfer that does not constitute a prohibited transfer resulting in full recourse liability will instead give rise to liability for losses incurred by the lender.

28	The Court at Oxford Valley (Loan No. 6)

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower, guarantor or affiliated manager.

28	The Court at Oxford Valley (Loan No. 6)

The full recourse carveout for voluntary transfers is limited to of the occurrence of a prohibited transfer (other than by failure to provide notice or searches as required pursuant to the Mortgage Loan agreement) of all or substantially all of the Mortgaged Property or of all or any part of the direct or indirect equity interests in the borrower or any SPE component entity or of direct or indirect control of the borrower or any SPE component entity (other than (A) a foreclosure of the mortgage or a deed-in-lieu of foreclosure of the mortgage for the benefit of the lender, (B) a transfer resulting from the death or incapacity of any person, (C) a UCC foreclosure sale or an assignment in lieu of foreclosure under the loan documents evidencing and/or securing any new mezzanine loan and/or (D) a transfer resulting from a lien due to the borrower’s failure to pay property taxes, charges for labor or materials or other charges or condominium charges).

The occurrence of any prohibited transfer that does not constitute a prohibited transfer resulting in full recourse liability will instead give rise to liability for losses incurred by the lender.

28	Sprague Self Storage (Loan No. 43) Lincoln MHC (Loan No. 55)

The full recourse carveout for voluntary transfers is limited to the occurrence of (A) a transfer of the Mortgaged Property (or any portion thereof) by deed (or similar conveyance) from the borrower, (B) a change of control in the borrower or guarantor (unless otherwise consented to by the lender), (C) a transfer that results in the guarantor owning less than 51% of the direct or indirect equity interests in the borrower, or (D) dissolution of the guarantor or borrower.

The occurrence of any prohibited transfer that does not constitute a prohibited transfer resulting in full recourse liability will instead give rise to liability for losses incurred by the lender.

29	Arizona Mills (Loan No. 2)

In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises (the “Joe’s Release Parcel”) after the expiration of the REMIC prohibition period, the borrower may obtain the release of the Joe’s Release Parcel in connection with a partial defeasance of the Whole Loan for a

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release price of $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

30	One North Wacker (Loan No. 1)

In terms of annual financial statements, the related Whole Loan documents require the borrower to deliver annual unaudited operating statement of the Mortgaged Property prepared internally and certified by the borrower, detailing the revenues received and the expenses incurred for the period of calculation and containing appropriate year-to-date information.

31	One North Wacker (Loan No. 1)

The Mortgage Loan documents permit the borrower to satisfy terrorism coverage requirements through the use of a licensed captive insurance company that is an affiliate of the borrower sponsor (The Irvine Company, LLC), subject to certain conditions, including (A) the policy limits are approved by the lender in its reasonable discretion, and the deductible is no greater than that calculated by TRIPRA, (B) other than the deductible, the portion of the insurance not reinsured by TRIPRA must be reinsured by an insurance carrier rated no less than S&P “A-” (or Moody’s/ Fitch equivalents, if applicable), (C) TRIPRA is in effect and requires that the federal government must reinsure that portion of any terrorism claim above the applicable deductible and other privately reinsured amounts as set forth above, and (D) the captive insurer is not the subject of a bankruptcy or similar proceeding.

31	Arizona Mills (Loan No. 2)

If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Mortgaged Property (excluding the earthquake components of such premiums) on a stand-alone basis, and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

31	International Plaza I (Loan No. 4)

For so long as TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the then-current insurance premium that is payable with respect to the property and rental loss/business income insurance required hereunder (exclusive of the cost of terrorism components of such casualty and rental loss/business income insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase only the maximum amount of terrorism insurance available with funds equal to such amount.

32	Arizona Mills (Loan No. 2)

The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Whole Loan documents permit transfers of equity interests that result in a change in control of the borrower as long as a “Qualified Transferee” satisfying certain

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requirements set forth in such Whole Loan documents controls the borrower following such transfer.

33

One North Wacker
(Loan No. 1)

Arizona Mills
(Loan No. 2)

The Court at Oxford Valley
(Loan No. 6)

Plaza at Imperial Valley
(Loan No. 7)

Southern Flexible Apartment Portfolio II
(Loan No. 21)

Sprague Self Storage
(Loan No. 43)

Bella Road Self Storage
(Loan No. 44)

Western Skies Business Center
(Loan No. 45)

Matteson Ground Lease
(Loan No. 48)

Lincoln MHC
(Loan No. 55)

Lindon Self Storage
(Loan No. 65)

Brookville MHC
(Loan No. 74)

Sunset View MHC
(Loan No. 84)

Arroyo MHC
(Loan No. 87)

Each related borrower is a recycled Single-Purpose Entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
33	One North Wacker (Loan No. 1)

The Whole Loan documents permit property revenue to be managed and accounted for pursuant to a centralized cash management system with certain other borrower affiliates. In the absence of a cash sweep period, funds are deposited into a concentration account owned and administered by The Irvine Company LLC, TIC Acquisition and Development LLC or Irvine Management Company. All funds in the concentration account are required to be tracked so that the cash attributable to borrower is ascertainable, and borrower obligations will not be paid by funds attributable to any borrower affiliates.

33	Bella Road Self Storage (Loan No. 44)

From and after the date that is 90 days after the securitization of the Mortgage Loan, the Mortgage Loan documents permit the borrower to construct one additional building of approximately 7,000 square feet on the Mortgaged Property, subject to the satisfaction of certain conditions, including (i) the construction budget is reasonably acceptable to the lender, (ii) the borrower does not incur any indebtedness in connection with such construction, (iii) if reasonably required by the lender, receipt of

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a rating agency confirmation, (iv) if reasonably required by the lender, delivery by counsel to the borrower of a REMIC opinion, and (v) the borrower completes such construction by the earlier to occur of (a) that date that is 12 months following the commencement of the construction and (b) the date that is 24 months prior to the maturity date. In connection with the origination of the Mortgage Loan, the borrower deposited $750,000 into a reserve for the estimated costs of all work, labor and materials necessary for completing such construction. In addition, the Mortgage Loan documents include a non-recourse carveout for the timely completion of construction and the timely payment of all costs and expenses associated with such construction. Such additional building will be collateral for the Mortgage Loan.

34	Arizona Mills (Loan No. 2)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.
34	Arizona Mills (Loan No. 2)

In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises (the “Joe’s Release Parcel”) after the expiration of the REMIC prohibition period, the borrower may obtain the release of the Joe’s Release Parcel in connection with a partial defeasance of the Whole Loan for a release price of $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

34	Tomball Self Storage (Loan No. 60)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $15,000.
40	McDonald’s Global HQ (Loan No. 23)

There is an existing non-monetary default with respect to the Whole Loan, resulting from the borrower’s failure to comply with the cash management provisions in the loan documents. In accordance with the loan documents, the borrower delivered tenant direction letters at origination (October 29, 2020) instructing tenants to deposit rent payments into the established lockbox account. Subsequently, on December 14, 2020, the borrower instructed tenants to deliver rent payments directly to the borrower and not into such lockbox account, in contravention of the loan documents and without the consent of the lender. Since that time, the borrower has been making monthly debt service payments directly to the applicable master servicer instead of having rents deposited and swept from the lockbox account as required by the loan documents. The borrower has expressed concerns regarding the loan boarding process and initial administration of the free rent reserve by the applicable master servicer. The applicable master servicer believes it has addressed these concerns and, on July 28, 2021, sent the borrower a formal reservation of rights and urged compliance with the cash management procedures set forth in the loan documents. To date, the borrower has not provided any evidence that it has cured the non-compliance.

43	International Plaza I (Loan No. 4)

The northerly adjacent property was previously developed with an automotive dealership from the early 1970s until the late 1980s or early 1990s. Such former dealership was identified on the leaking petroleum storage tank (“LPST”) regulatory database. Review of regulatory information identified two separate LPST cases (one in 1989 and one in 1991) that both received regulatory closure per the Texas Commission on Environmental Quality (“TCEQ”). The 1989 LPST case listed soil contamination only, while the 1991 case listed groundwater contamination. The environmental consultant attempted to obtain information from the TCEQ regarding the potential presence of residual groundwater contamination that could be a concern to the Mortgaged Property, however, at the time the ESA was issued, no additional information had been received.

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The foregoing is considered a recognized environmental condition with respect to the Mortgaged Property. The environmental consultant recommended a review of the regulatory file information for the adjacent LPST case in order to evaluate the potential for residual sub-surface contamination on the Mortgaged Property that would be a current concern. The environmental consultant estimated the cost of such review to be $1,000.

43	The Court at Oxford Valley (Loan No. 6)

The Mortgaged Property was formerly used as a landfill and firing range. As a result, numerous environmental investigations have occurred on the Mortgaged Property since 1989 that identified contamination of soil and groundwater. In 1995, the Pennsylvania Department of Environmental Protection (the “PADEP”) approved a Landfill Closure Plan with respect to the Mortgaged Property, which proposed closure of the landfill, off-site disposal of surface waste piles, and remediation of three areas of lead-contaminated surface soils. The PADEP also required that groundwater and methane monitoring be conducted until stated otherwise. A subsequent 1999 letter prepared by the PADEP reportedly stated that the groundwater monitoring was no longer required. The ongoing methane monitoring required by the PADEP is considered a recognized environmental condition. The environmental consultant recommended continuation of the quarterly methane monitoring until otherwise stated and/or no longer required by the PADEP.

43	Raymour & Flanigan Campus (Loan No. 12)

The Phase I environmental site assessment obtained in connection with the Mortgage Loan identified a REC related to the use of a portion of the property as a truck maintenance facility since at least the early 1990s. While such facility has never used in-ground automotive lifts, operations include automotive maintenance, oil changes, tire changes and truck washing. The building is equipped with an oil/water separator (OWS) to filter waste liquid waste streams entering floor drains.

Reportedly, the OWS was formerly equipped with an underground, 300-gallon holding tank for capturing residual oil, which was reportedly closed in-place in 2005 because of its location beneath the building. The environmental consultant observed numerous 55-gallon drums of engine oil and grease being stored in the, along with a 500-gallon and a 250-gallon waste oil ASTs. Most of the observed drums of automotive oil and other products were noted to be stored upon secondary containment pallets. The property appears to utilize a waste oil burner system to dispose of waste oil when possible. A trench drain was observed beneath the pallet storing the waste oil collection drums. The environmental consultant found that the trench drain system and OWS have the potential to contribute to a release of hazardous substances to the site subsurface, should they become compromised. The lender obtained a remedial cost estimate of $454,425 to determine the worst case costs to assess the systems and their impact to soil and groundwater and to achieve regulatory closure. Additionally, little is known about the abandonment of the reported 300-gallon residual oil UST that formerly operated in connection with the OWS, and no records of subsurface sampling were available related to the OWS area. As such, the property’s approximately 30-year history of on-site truck maintenance, presence of an OWS and abandoned residual oil collection UST are considered to represent a recognized environmental condition.

43	Monte Cristo Adult Community (Loan No. 58)

Based on a review of 1937, 1942, 1946, 1950 and 1957 aerial photographs, the environmental consultant concluded that the Mortgaged Property was used for agricultural purposes, which appeared to be row-crop in nature. Based on a review of 1976,

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1984 and 1998 aerial photographs, the environmental consultant concluded that the Mortgaged Property appeared to be used for tree-crop type agricultural use. The 1960/1961, 1961/1962 and 1987 topographic maps depict orchards on the south portion of the Mortgaged Property. Based on the former agricultural operations and the current residential use, the environmental consultant recommended that the owner of the Mortgaged Property provide prior environmental reports. Pending availability, the environmental consultant recommended further investigation of the Mortgaged Property.

45	McDonald’s Global HQ (Loan No. 23)	The appraisal prepared in connection with the origination of the Whole Loan is dated September 28, 2020.

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Morgan Stanley Mortgage Capital Holdings LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Corporate Research Center (Loan No. 9)

The tenant A100 US LLC has a right of first offer to purchase the Mortgaged Property or any portion thereof. The lease provides that such right will not apply to transfers in connection with any debt or equity financing, pursuant to a foreclosure or deed in lieu thereof. Further, the tenant has agreed in a subordination, non-disturbance and attornment agreement that the right of first offer will not apply in connection with a sale by the lender following a foreclosure or deed in lieu thereof; however, such waiver will not apply if such sale is to a Tenant Competitor or its affiliate. A “Tenant Competitor” means certain competitors of the tenant listed in the lease, provided that the tenant has the right to change any one or all of the entities so listed, so long as each subsequently listed entity is not principally engaged in the real estate or real estate financing business.

The A100 US LLC lease prohibits the Mortgagor from selling or transferring the Mortgaged Property to a Tenant Competitor or an affiliate of a Tenant Competitor.

7 and 8	Lightwave Corporate Center (Loan No. 10)

The tenant NFINIT has both a right of first offer and a right of first refusal to purchase the Mortgaged Property or a substantial portion thereof. The tenant has agreed in a subordination, non-disturbance and attornment agreement that (i) it has no right or option to purchase the Mortgaged Property or any portion thereof and to the extent it has had or acquires any such right or option, such right is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure, and (ii) its right of first refusal in its lease will not apply to any foreclosure sale or conveyance in lieu thereof, and is subordinate to the lender’s deed of trust and waived and released against the lender and any purchaser at a foreclosure sale or transferee in lieu of foreclosure.

7 and 8	Newport Pavilion (Loan No. 16)

The tenant Kroger has an option under its lease to purchase its leased premises, which is exercisable at any time on or after expiration or termination of the period of time that the leased premises are exempt from ad valorem real property taxes, which the lease states will end upon full repayment of the industrial revenue bonds issued by the City of Newport, Kentucky (the “City”) to finance the acquisition, sale/leaseback, development and construction of the Newport Pavilion shopping center (the “Bonds”). The purchase price will be the fair market value of the leased premises (exclusive of the tenant’s improvements), to be determined by the landlord and tenant, or if the parties cannot agree, by an appraisal process.

In addition, Kroger has a right of first offer to purchase its leased premises if the landlord desires to sell its fee interest in such leased premises separately from any other parcel located within the shopping center of which the leased premises are a part. As of the origination date of the Mortgage Loan, the Mortgagor, as landlord under the Kroger lease, did not have a fee interest in the Mortgaged Property, as the fee interest was conveyed to the City in connection with the issuance of the Bonds, and the City in turn granted a ground leasehold interest to the owner of the Mortgaged Property (the “Ground Lease”). The right of first offer does not apply to any transfer to or by a person holding a mortgage on the landlord’s fee simple interest in the leased premises, whether through foreclosure, deed-in-

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lieu of foreclosure or otherwise. However, such right would apply to subsequent transfers.

The tenant IHOP has a right of first refusal to purchase its leased premises; however, such right does not apply in connection with a sale of the landlord’s interest in the entire shopping center owned by the landlord, or a sale together with other portions of the shopping center containing at least one or more buildings or to the sale, transfer or assignment of the landlord’s interest in the leased premises in connection with the foreclosure of any mortgage, whether by judicial or non-judicial sale, or any deed or assignment in lieu of foreclosure. However, such right would apply to subsequent transfers.

7 and 8	University Square Shopping Center (Loan No. 18)	The tenant Burger King has a right of first refusal to purchase its leased premises.
7,8 and 9	Newport Pavilion (Loan No. 16)

In connection with the issuance of the Bonds, there is a statutory lien on the Mortgagor’s interest in the Mortgaged Property, which lien secures the obligations regarding the Ground Lease and the Bonds. Such lien has been subordinated to the Mortgage Loan pursuant to a bond pledge agreement pursuant to which the holder of the Bonds, an affiliate of the Mortgagor, pledged the Bonds to the lender to secure the Mortgage Loan.

12	Load & Lock Mini Storage (Loan No. 80)	The Mortgaged Property was inspected more than six months prior to the origination date.
18	Corporate Research Center (Loan No. 9) Lightwave Corporate Center (Loan No. 10)

The Mortgage Loan documents for each such Mortgage Loan provide that the related Mortgagor is permitted to rely on blanket insurance maintained by the California State Teachers Retirement System (“CalSTRS”), an indirect owner of the related Mortgagor, and any such insurance maintained by CalSTRS will be deemed to be approved by the lender, subject to the insurance ratings requirements in the Mortgage Loan documents. In addition, with respect to each such Mortgage Loan, the related loan agreement provides (the “CalSTRS Insurance Provisions”) that insurance policies provided by CalSTRS, provided that the insurers meet the ratings requirements in such loan agreement, will be deemed to meet the other requirements set forth in the insurance provisions of the loan agreements. The insurance requirements referred to in the CalSTRS Insurance Provisions include requirements with respect to the types, scope and amount of insurance, waiver of subrogation against the lender, “no coinsurance” endorsements and other provisions, and accordingly the CalSTRS Provisions may deem such requirements satisfied even if not actually satisfied.

18	Tomball Town Center (Loan No. 14)

The Mortgage Loan documents provide that pursuant to the lease with the tenant Kroger Texas L.P. (“Kroger”), Kroger is responsible for insuring its building for property coverage, and that the lender has accepted Kroger’s property insurance coverage for closing.

18	4601 S Indiana Ave (Loan No. 71)	The threshold above which the lender has the right to hold and disburse insurance proceeds is $250,000, which is in excess of 5.00% of the original principal balance of the Mortgage Loan.
18	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 14, 16, 18, 25, 26, 27, 29, 32, 37, 41, 42, 46, 50, 62, 66, 71 and 80)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to

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obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26 and 27	University Square Shopping Center (Loan No. 18)

The use of the Mortgaged Property for retail over 100,000 square feet is a legal non-conforming use, as under current zoning ordinances, such use requires special review. The use of the Mortgaged Property for pet groomer, gas station and drive through are legal non-conforming uses, as under current zoning ordinances, such use requires design review. The zoning ordinance provides that a nonconforming building or structure, or a building or structure containing a nonconforming use which has been damaged by fire or other calamity may be restored to its condition at the time of destruction, provided that such work is started within six months of such calamity and completed within 12 months of the time the restoration is commenced, except that if restoration would affect 50 percent or more of the replacement value of the entire building or structure, the building or structure may be restored or rebuilt only if it and the land use it houses thereafter will conform with all respects to the zoning ordinance to the maximum extent feasible.

26 and 27	2707 Sedgwick (Loan No. 25) 2800 Bailey (Loan No. 27)

With respect to such Mortgage Loans, as to which the borrowers are affiliated, the Mortgaged Property securing the 2707 Sedgwick Mortgage Loan has approximately 100 violations of New York City building and housing preservation and development regulations and codes (“Violations”) and the Mortgaged Property securing the 2800 Bailey Mortgage Loan has approximately 40 Violations. The Mortgage Loan documents relating to both such Mortgage Loans require the related Mortgagor to use its best commercial efforts to discharge of record the related Violations within six months of the related origination date, provided that the lender may provide additional time to the Mortgagor to discharge such Violations provided that the Mortgagor provides satisfactory evidence to the lender that it is using its best commercial efforts to do so.

26 and 27	Kings Automall Shopping Center (Loan No. 50)

The use of the Mortgaged Property for indoor recreation is a legal non-conforming use. The applicable zoning ordinance provides that in the event that any structure that is devoted in whole or in part to a non-conforming use is damaged or destroyed, by any means, to the extent of more than 50% of the market value as established by the Warren County Auditor’s Office, such structure shall not be restored unless the structure and use conform to regulations of the applicable zoning district. When such damage or destruction is 50% or less of the market value as established by the Warren County Auditor’s Office, such structure may be repaired and reconstructed and used for the same purposes and to the same extent as it was before the damage or destruction, provided that such repair or reconstruction is commenced and completed within 24 months of the date of such damage or destruction. The Board of Zoning Appeals may impose such reasonable conditions as may be necessary to mitigate the adverse effect of the nonconformity within the district in which such use is located and upon surrounding and neighboring properties.

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28	Suarez Puerto Rico Industrial Portfolio (Loan No. 5)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan.
28	Newport Pavilion (Loan No. 16)

The non-recourse carveout guarantor, a natural person, died following the origination date. The Mortgagor has informed the lender that it is working on submitting a proposal for a replacement guarantor to the servicer of the securitization to which the Newport Pavilion Companion Loan was contributed.

28	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 14, 16, 18, 25, 26, 27, 29, 32, 37, 41, 42, 46, 50, 62, 66, 71 and 80)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation, or the lender or other indemnified parties (or, if applicable, the indemnitors) have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	Corporate Research Center (Loan No. 9) Lightwave Corporate Center (Loan No. 10)

With respect to each such Mortgage Loan, the borrower is not required to spend on terrorism insurance more than 100% of the amount of the then-current property casualty insurance premium that is payable in respect of the related Mortgaged Property (without giving effect to the cost of terrorism and earthquake components of the property insurance or the cost of business interruption insurance) obtained as of the date the applicable new terrorism insurance is being obtained.

31	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 14, 16, 18, 25, 26, 27, 29, 32, 37, 41, 42, 46, 50, 62, 66, 71 and 80)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

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All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.
40	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 14, 16, 18, 25, 26, 27, 29, 32, 37, 41, 42, 46, 50, 62, 66, 71 and 80)

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

41	Boulder Crossroads (Loan No. 41)	WJA Real Estate Opportunity Fund I, LLC, a California limited liability company, the owner of a 36.6% interest in the Mortgagor, is currently one of several debtors named in a pending Chapter 11 bankruptcy proceeding.

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Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Arizona Mills (Loan No. 2)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. The loan documents permit the borrower to enter into a so-called PACE (Property-Assessed Clean Energy) loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

8	Arizona Mills (Loan No. 2)

An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000.

8	Metro Crossing (Loan No. 22)

The Phase I environmental site assessment (ESA) obtained in connection with the loan identified a controlled recognized environmental condition (CREC) related to the subject property’s historic use as a municipal airport. The Council Bluffs, IA City Department of Public Health closure letter, dated June 15, 2007, prohibited groundwater use at the property pursuant to City Ordinance. Based on available information, including ground water testing, the 2007 Iowa Department of Natural Resources issued a no further action letter. The loan documents include a covenant requiring the borrower to comply with all environmental restrictions including those relating to groundwater.

8	Zions Bank (Loan No. 24)

The mortgaged property is comprised of the entirety of units on 5 floors and a partial floor unit on an additional floor in an 8-story building condominium regime. The related borrower has 70.3% of the voting rights in the owners’ association, and the ability to control day-to-day operations; and, further, the ability to block any decisions of the owners’ association requiring a supra-majority greater than its voting rights percentage. The loan documents provide for springing full recourse to the guarantors if the condominium regime is amended or terminated, or the property is subject to any partition, without the lender’s consent.

8	Velocity Industrial Portfolio (Loan No. 33)

(i) Fractional Land Condominium. The 1180 Church Road property, one of two constituent properties, is one of nine units within a land condominium regime (an alternative to land subdivision). The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage (there are no building maintenance responsibilities). The related borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors. (ii) Environmental Use Restrictions. The Phase I environmental site assessment (ESA) obtained in connection with the loan identified a controlled recognized environmental condition (CREC) related to the 1180 Church Road property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. The Area 7 site is one of

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12 Superfund sites identified in the region contributing to area-wide groundwater contamination. The site covers 650 acres and includes five industrial facilities that use or previously used solvents. Industrial process wastes contaminated groundwater and soil at the site. EPA added the site to the Superfund program’s National Priorities List (NPL) in 1989. Cleanup activities performed by individual facilities include soil removal, soil treatment and pumping of contaminated wells. The PRPs (including Ford Motor Co.) have completed a soils investigation, and are currently developing soil remedial alternatives for the source area properties. EPA completed a site-wide groundwater investigation in 2011, and continues to conduct groundwater studies to develop a groundwater cleanup plan. A vapor intrusion study was completed by EPA and no unacceptable risk level was found. Based on the identification of unrelated responsible parties (primarily Ford Motor Co.) and the EPA’s determination of no vapor risk, the Phase I ESA consultant recommended no further action other than ongoing compliance with due care requirements, including limiting the 1180 Church Road property to commercial and industrial uses, prohibiting the extraction or use of groundwater, providing access to regulatory authorities for any response actions and providing notice prior to alteration or demolition of on-site buildings.
12	Velocity Industrial Portfolio (Loan No. 33)

Property condition assessments for the related properties were prepared on August 12, 2020, more than 6 months prior to the loan origination date (June 28, 2021) and more than 12 months prior to the Cut-Off Date.

18	Arizona Mills (Loan No. 2)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) Property Insurance Required Deductible/ Additional Deductible. The loan documents permit a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (A) the retention amount is aggregated annually, (B) the retention amount remains pre-funded at all times during the term of the loan, and (C) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible. (ii) Liability Insurance Deductible. The loan documents permit a liability insurance deductible up to $750,000. (iii) Leased Fee Parcels. Various out-parcels (including Landry’s dba Joe’s Crab Shack) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	La Brea & San Vicente (Loan No. 11)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage generally provides for a $50,000 deductible.
18	Village At Dos Vientos (Loan No. 39)	The loan documents permit a property insurance deductible up to $50,000. The in-place coverage provides for a $50,000 deductible.
18	Walgreens – Yakima (Loan No. 51)

Borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either

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provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $100 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

18	WAG Hudson, WI (Loan No. 57)

Borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $200 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

26	Tides Folly Beach (Loan No. 8)

The property improvements are legally non-conforming, as follows: (i) number of hotel rooms (132 existing v. 10 permitted); (ii) height (93.75 feet existing v. 34 feet permitted) and (iii) parking (116 spaces existing v. 162 spaces required). Compliance with current zoning is required if there is casualty to the extent of 50% of pre-casualty market value. L&O coverage is in-place, but, absent a curative approval by the jurisdiction, the improvements could not be rebuilt as they existed pre-casualty. If proceeds are used in part or fully to pay-down the loan rather than restoring the improvements, a material shortfall could exist between the loan balance and available insurance proceeds and remaining land value. The loan documents provide that, if a curative approval is not obtained within the sooner to occur of 6 months from the date of the related casualty or other lease, legal or insurance-related deadlines, and the lender determines that the post-restoration LTV would be greater than 60.5% or the post-restoration DSCR would be less than 2.19x, the borrower and specified guarantors are required to pay the Required Casualty Paydown (available net insurance proceeds being credited against such amount). The “Required Casualty Paydown” means the amount which, when applied to the principal balance of the mortgage loan, results in an LTV no greater than 60.5% and a DSCR no less than 2.10x. The borrower and specified guarantors have personal liability for any unpaid amounts of the Required Casualty Paydown.

28	All Wells Fargo Loans (Loan Nos. 2, 8, 11, 13, 15, 17, 20, 22, 24, 28, 33, 35, 36, 39, 40, 51, 53 and 57)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the

D-2-20

exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

28	Arizona Mills (Loan No. 2)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) 20% Cap on Simon Property Group, L.P. Carveout Guaranty. The loan documents provide that, For so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. (ii) Borrower-Only on Environmental Carveout. There is no separate environmental indemnitor with respect to the loan. The loan documents provide that the SPE borrower is personally liable for losses arising out of the breach of any representations, warranty or indemnification specifically concerning environmental laws, hazardous materials and lender indemnification contained in the loan agreement.

29	Arizona Mills (Loan No. 2)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

29	Norwalk Town Square (Loan No. 13)

At any time after the permitted prepayment date, the borrower may obtain the release of that certain improved, income-producing property so designated in the loan agreement (includes the Regency Theatres parcel) , subject to certain conditions, including: (i) payment of a release amount determined by lender in its sole and absolute discretion, and based on the amount necessary for the remaining property’s (A) having an acceptable loan-to-value and/ or debt yield, as determined by a current appraisal and lender’s then-current underwritten cash flow, (B) satisfying lender’s then-current underwriting and credit criteria for similar loans secured by like properties sold in secondary markets, and (C) if the loan is included in a REMIC trust, satisfying a post-release loan-to-value ratio of not more than 125%; (ii) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (iii) a rating agency confirmation. The loan documents do not specify an allocated loan amount for the subject release parcel.

D-2-21

31	All Wells Fargo Loans (Loan Nos. 2, 8, 11, 13, 15, 17, 20, 22, 24, 28, 33, 35, 36, 39, 40, 51, 53 and 57)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

32	Arizona Mills (Loan No. 2)

The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

33	Arville Commerce Center (Loan No. 40)

The borrower is a tenancy-in-common comprised of one CA LLC and two NV LLC’s that are recycled single purpose entities that previously owned property other than the mortgaged property.  The prior owned properties consist of the following: (i) an industrial property located at 4440 Arville Street, Las Vegas, NV and (ii) an industrial property located at 2020 Pama Lane, Las Vegas, NV (collectively, the “Prior Owned Property”). Phase I environmental site assessments, prepared at or about the time of out-conveyance or in conjunction with subject financing, were provided with respect to the Prior Owned Property that indicated no recognized environmental conditions. The loan documents include borrower representations that the co-borrowers have never owned property other than the mortgaged property and the related Prior Owned Property.  Further, the loan documents provide for personal liability to each co-borrower and guarantor for losses related to the Prior Owned Property.

34	Arizona Mills (Loan No. 2)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) Partial Defeasance without Allocated Loan Amount Percentage. An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel. (ii) Defeasance-Related Fee Limitations. In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.

34	Norwalk Town Square (Loan No. 13)	At any time after the permitted prepayment date, the borrower may obtain the release of that certain improved, income-producing property so designated in the loan agreement (includes the Regency Theatres parcel) , subject to certain conditions, including: (i) payment of a release amount determined by lender in its sole and absolute discretion, and based on the amount necessary for the remaining property’s (A) having an acceptable loan-to-value and/ or debt yield, as determined by a current appraisal and lender’s then-current underwritten cash flow, (B) satisfying lender’s then-current underwriting and credit criteria for similar loans secured by like properties sold in secondary markets, and (C) if the loan is included in a REMIC trust, satisfying a post-release loan-to-value ratio of not more than 125%; (ii) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (iii) a

D-2-22

rating agency confirmation. The loan documents do not specify an allocated loan amount for the subject release parcel.

D-2-23

National Cooperative Bank, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
9

The Renee Owners Inc. a/k/a The Renee Owners, Inc.

(Loan No. 52)

Oakhurst Gardens Corp.

(Loan No. 63)

Hudson Park Co-Operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.

(Loan No. 82)

25 Indian Road Owners Corp.

(Loan No. 88)

Village Gardens Tenants Corp.

(Loan No. 89)

482 East 74th Street Apartment Corp.

(Loan No. 90)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	250 North Village Owners, Inc. (Loan No. 72) Greene Street Associates, Inc. A/K/A Greenstreet Associates, Inc. (Loan No. 83)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9

Fairfield Commons Owners Corp.

(Loan No. 30)

2400 Johnson Avenue Owners, Inc.

(Loan No. 31)

415 East 80th Street Housing Corporation

(Loan No. 38)

Waldo Gardens, Inc.

(Loan No. 49)

12 West 17th St. Tenants’ Corp.

(Loan No. 61)

Archer Cooperative, Inc.
(Loan No. 67)

111-127 Cabrini Apartments Corp.

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-24

(Loan 69)

Garden Lofts Corp.

(Loan No. 75)

NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.

(Loan No. 76)

Jackson Manor Inc.

(Loan No. 78)

Midland Manor Owners Corp.

(Loan No. 79)

35 East Tenants Corp.
(Loan No. 81)

9	94-102 Hamilton Place Housing Development Fund Corporation (Loan No. 70)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage
9	Hudson House Tenants Corporation (Loan No. 54) 60 West Broad Street, Inc. (Loan No. 56) Crescent Tenants Corp. (Loan No. 77)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
12	Oakhurst Gardens Corp. (Loan No. 63)	The property inspection for the referenced Mortgage Property was not conducted within six months of the closing date of the Mortgage Loan.
12	Netherland Gardens Corp. f/k/a Netherland Tenants Corp. Mortgage Loan (Loan No. 19) White Oak Cooperative Housing Corp. Mortgage Loan (Loan No. 73)

Certain improvements and building systems on the Mortgaged Properties securing the referenced Mortgage Loans suffered material damage as a result of Hurricane Ida. The residential occupancy of such Mortgaged Properties has, in general, continued without material disruption although the damage has impacted, without limitation, boiler equipment, sewer systems and cellar-level improvements (including laundry facilities, gym facilities and parking areas). As of the Cut-off date, the related borrowers have not received estimates for the repair and remediation costs associated with the damage, nor have the related borrowers provided a definitive assessment of insurance coverage which may be available for potential repair and remediation costs.

18

All of the Mortgage Loans secured by residential cooperative properties

(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)

The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

28	All of the Mortgage Loans secured by residential cooperative properties	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There

D-2-25

	(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)	are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30

All of the Mortgage Loans secured by residential cooperative properties
(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)

The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the Mortgage Loans secured by residential cooperative properties
	(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32

All of the Mortgage Loans secured by residential cooperative properties
(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)

All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

33

All of the Mortgage Loans secured by residential cooperative properties
(Loan Nos. 19, 30, 31, 38, 49, 52, 54, 56, 61, 63, 67, 68, 69, 70, 72, 73, 75, 76, 77, 78, 79, 81, 82, 83, 85, 86, 88, 89, 90, 91 and 92)

The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45	Oakhurst Gardens Corp. (Loan No. 63)	The date of the appraisal for the referenced Mortgaged Property is not within six months of the closing date of the Mortgage Loan.
47	The Renee Owners Inc. a/k/a The Renee Owners, Inc. (Loan No. 52) Oakhurst Gardens Corp. (Loan No. 63) Hudson Park Co-Operative Apts., Inc., a/k/a Hudson Park Cooperative Apts., Inc.	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-26

(Loan No. 82) 25 Indian Road Owners Corp. (Loan No. 88) Village Gardens Tenants Corp. (Loan No. 89) 482 East 74th Street Apartment Corp. (Loan No. 90)
47	250 North Village Owners, Inc. (Loan No. 72) Greene Street Associates, Inc. A/K/A Greenstreet Associates, Inc. (Loan No. 83)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47

Fairfield Commons Owners Corp.

(Loan No. 30)

2400 Johnson Avenue Owners, Inc.

(Loan No. 31)

415 East 80th Street Housing Corporation

(Loan No. 38)

Waldo Gardens, Inc.

(Loan No. 49)

12 West 17th St. Tenants’ Corp.

(Loan No. 61)

Archer Cooperative, Inc.

(Loan No. 67)

111-127 Cabrini Apartments Corp.

(Loan 69)

Garden Lofts Corp.

(Loan No. 75)

NW-Mad 95 Owners Corp. a/k/a N W Mad-95 Owners Corp.

(Loan No. 76)

Jackson Manor Inc.

(Loan No. 78)

Midland Manor Owners Corp.

(Loan No. 79)

35 East Tenants Corp.

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-27

(Loan No. 81)
47	94-102 Hamilton Place Housing Development Fund Corporation (Loan No. 70)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	Hudson House Tenants Corporation (Loan No. 54) 60 West Broad Street, Inc. (Loan No. 56) Crescent Tenants Corp. (Loan No. 77)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-28

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2021	$27,535,000.00
December 2021	$27,535,000.00
January 2022	$27,535,000.00
February 2022	$27,535,000.00
March 2022	$27,535,000.00
April 2022	$27,535,000.00
May 2022	$27,535,000.00
June 2022	$27,535,000.00
July 2022	$27,535,000.00
August 2022	$27,535,000.00
September 2022	$27,535,000.00
October 2022	$27,535,000.00
November 2022	$27,535,000.00
December 2022	$27,535,000.00
January 2023	$27,535,000.00
February 2023	$27,535,000.00
March 2023	$27,535,000.00
April 2023	$27,535,000.00
May 2023	$27,535,000.00
June 2023	$27,535,000.00
July 2023	$27,535,000.00
August 2023	$27,535,000.00
September 2023	$27,535,000.00
October 2023	$27,535,000.00
November 2023	$27,535,000.00
December 2023	$27,535,000.00
January 2024	$27,535,000.00
February 2024	$27,535,000.00
March 2024	$27,535,000.00
April 2024	$27,535,000.00
May 2024	$27,535,000.00
June 2024	$27,535,000.00
July 2024	$27,535,000.00
August 2024	$27,535,000.00
September 2024	$27,535,000.00
October 2024	$27,535,000.00
November 2024	$27,535,000.00
December 2024	$27,535,000.00
January 2025	$27,535,000.00
February 2025	$27,535,000.00
March 2025	$27,535,000.00
April 2025	$27,535,000.00
May 2025	$27,535,000.00
June 2025	$27,535,000.00
July 2025	$27,535,000.00
August 2025	$27,535,000.00
September 2025	$27,535,000.00
October 2025	$27,535,000.00
November 2025	$27,535,000.00
December 2025	$27,535,000.00
January 2026	$27,535,000.00
February 2026	$27,535,000.00
March 2026	$27,535,000.00
April 2026	$27,535,000.00
May 2026	$27,535,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
June 2026	$27,535,000.00
July 2026	$27,535,000.00
August 2026	$27,535,000.00
September 2026	$27,535,000.00
October 2026	$27,534,288.56
November 2026	$27,023,138.46
December 2026	$26,485,661.22
January 2027	$25,971,511.32
February 2027	$25,455,891.33
March 2027	$24,864,633.61
April 2027	$24,345,843.65
May 2027	$23,800,951.60
June 2027	$23,279,118.28
July 2027	$22,731,272.53
August 2027	$22,206,378.51
September 2027	$21,679,983.34
October 2027	$21,127,710.12
November 2027	$20,598,228.25
December 2027	$20,042,959.27
January 2028	$19,510,373.12
February 2028	$18,976,263.56
March 2028	$18,392,380.24
April 2028	$17,855,069.40
May 2028	$17,292,202.07
June 2028	$16,751,742.31
July 2028	$16,185,818.83
August 2028	$15,642,192.20
September 2028	$15,097,010.24
October 2028	$14,526,503.66
November 2028	$13,978,127.89
December 2028	$13,404,521.60
January 2029	$12,852,933.84
February 2029	$12,299,767.70
March 2029	$11,674,499.21
April 2029	$11,117,956.07
May 2029	$10,536,422.99
June 2029	$9,976,621.26
July 2029	$9,391,925.57
August 2029	$8,828,846.67
September 2029	$8,264,156.13
October 2029	$7,674,715.65
November 2029	$7,106,720.06
December 2029	$6,514,071.88
January 2030	$5,942,752.39
February 2030	$5,369,797.40
March 2030	$4,726,603.36
April 2030	$4,150,162.20
May 2030	$3,549,317.21
June 2030	$2,969,503.95
July 2030	$2,365,386.20
August 2030	$1,782,181.60
September 2030	$1,197,307.09
October 2030	$588,277.17
November 2030 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	25
Summary of Risk Factors	66
Risk Factors	68
Description of the Mortgage Pool	186
Transaction Parties	302
Credit Risk Retention	377
Description of the Certificates	381
Description of the Mortgage Loan Purchase Agreements	431
Pooling and Servicing Agreement	444
Certain Legal Aspects of Mortgage Loans	580
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	600
Pending Legal Proceedings Involving Transaction Parties	602
Use of Proceeds	603
Yield and Maturity Considerations	603
Material Federal Income Tax Considerations	625
Certain State and Local Tax Considerations	640
Plan of Distribution (Conflicts of Interest)	641
Incorporation of Certain Information by Reference	645
Where You Can Find More Information	646
Financial Information	646
Certain ERISA Considerations	646
Legal Investment	651
Legal Matters	652
Ratings	652
Index of Defined Terms	655

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,060,719,000
(Approximate)

Banc of America Merrill
Lynch Commercial Mortgage
Inc.
Depositor

BANK 2021-BNK36
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2021-BNK36

Class A-1	$27,581,000	Class X-B	$160,624,000
Class A-2	$157,181,000	Class A-S	$107,588,000
Class A-3	$10,640,000	Class A-S-1	$0
Class A-SB	$27,535,000	Class A-S-2	$0
Class A-4	$200,000,000	Class A-S-X1	$0
		Class A-S-X2	$0
Class A-4-1	$0	Class B	$53,036,000
Class A-4-2	$0	Class B-1	$0
Class A-4-X1	$0	Class B-2	$0
Class A-4-X2	$0	Class B-X1	$0
Class A-5	$425,638,000	Class B-X2	$0
		Class C	$51,520,000
Class A-5-1	$0	Class C-1	$0
Class A-5-2	$0	Class C-2	$0
Class A-5-X1	$0	Class C-X1	$0
Class A-5-X2	$0	Class C-X2	$0
Class X-A	$848,575,000

PROSPECTUS

BofA Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

September 27, 2021